                                                Filed pursuant to Rule 424(B)(5)
                                                   Registration #: 333-141648-01

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 9, 2007)

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

                                    DEPOSITOR

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2007-C6
                                 ISSUING ENTITY

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C6
 CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-3B, CLASS A-SB, CLASS A-4, CLASS A-1A,
                CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D,
                          CLASS E, CLASS F AND CLASS X

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $3,999,345,000

      We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our base prospectus dated July 9, 2007. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the
Citigroup Commercial Mortgage Trust 2007-C6, which is the issuing entity. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as
NASDAQ.

      The sponsors of the series 2007-C6 securitization transaction are LaSalle
Bank National Association, Citigroup Global Markets Realty Corp., Capmark
Finance Inc. and PNC Bank, National Association.

      The offered certificates represent the obligations of the issuing entity only and do not represent the obligations of or interests in any sponsor, the depositor or any of their affiliates. The assets of the issuing entity will include a pool of multifamily, commercial and manufactured housing community mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them. The assets of the issuing entity will also include multiple interest rate swap agreements that relate to multiple classes of series
2007-C6 certificates that are not offered by this prospectus supplement.

      The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in August 2007. The table on page S-8 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description and other select characteristics of each of those classes. Credit enhancement is being provided to the offered certificates through the subordination of various other classes, including multiple non-offered classes, of the series 2007-C6 certificates. That same table on page S-8 of this prospectus supplement also contains a list of the non-offered classes of the series 2007-C6 certificates.

      YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-50 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 19 IN THE ACCOMPANYING BASE PROSPECTUS PRIOR
TO INVESTING IN THE OFFERED CERTIFICATES.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

      Citigroup Global Markets Inc., Banc of America Securities LLC, Capmark
Securities Inc., Lehman Brothers Inc. and PNC Capital Markets LLC are the
underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates, before deducting expenses payable by us, will equal approximately 98.75% of the total principal balance of the offered certificates, plus accrued interest on the offered certificates from July 1,
2007. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. However, not every underwriter will have an obligation to purchase offered certificates from us.
See "Method of Distribution" in this prospectus supplement.

      With respect to this offering, Citigroup Global Markets Inc. is acting as lead manager and sole bookrunner. Banc of America Securities LLC, Capmark
Securities Inc., Lehman Brothers Inc. and PNC Capital Markets LLC are acting as co-managers.

                                      CITI
CAPMARK SECURITIES INC.                                  PNC CAPITAL MARKETS LLC
BANC OF AMERICA SECURITIES LLC                                   LEHMAN BROTHERS

            The date of this prospectus supplement is July 25, 2007.

                       CITIGROUP COMMERCIAL MORTGAGE TRUST
          Commercial Mortgage Pass-Through Certificates, Series 2007-C6

                                 [MAP OMITTED]

WASHINGTON
17 properties
$153,988,719
3.2% of total

NEBRASKA
3 properties
$48,946,077
1.0% of total

MISSOURI
10 properties
$53,367,104
1.1% of total

IOWA
1 property
$4,800,000
0.1% of total

ILLINOIS
54 properties
$257,593,514
5.4% of total

MINNESOTA
4 properties
$37,916,070
0.8% of total

WISCONSIN
5 properties
$39,927,495
0.8% of total

INDIANA
5 properties
$37,488,504
0.8% of total

MICHIGAN
5 properties
$48,995,946
1.0% of total

OHIO
7 properties
$58,597,683
1.2% of total

PENNSYLVANIA
18 properties
$307,391,419
6.5% of total

NEW YORK
14 properties
$78,905,708
1.7% of total

NEW HAMPSHIRE
2 properties
$9,520,000
0.2% of total

MAINE
1 property
$10,000,000
0.2% of total

MASSACHUSETTS
13 properties
$135,069,788
2.8% of total

CONNECTICUT
4 properties
$33,206,000
0.7% of total

RHODE ISLAND
1 property
$17,265,000
0.4% of total

NEW JERSEY
13 properties
$160,605,199
3.4% of total

DELAWARE
6 properties
$29,295,000
0.6% of total

MARYLAND
14 properties
$184,760,283
3.9% of total

DISTRICT OF COLUMBIA
3 properties
$57,400,000
1.2% of total

VIRGINIA
21 properties
$418,705,338
8.8% of total

NORTH CAROLINA
21 properties
$253,588,058
5.3% of total

SOUTH CAROLINA
12 properties
$62,553,920
1.3% of total

GEORGIA
37 properties
$207,828,144
4.4% of total

FLORIDA
57 properties
$392,493,796
8.3% of total

KENTUCKY
7 properties
$24,602,512
0.5% of total

ALABAMA
3 properties
$14,404,310
0.3% of total

TENNESSEE
26 properties
$79,113,863
1.7% of total

MISSISSIPPI
2 properties
$9,291,167
0.2% of total

LOUISIANA
1 property
$1,718,368
0.04% of total

ARKANSAS
5 properties
$32,541,688
0.7% of total

TEXAS
18 properties
$143,646,740
3.0% of total

OKLAHOMA
2 properties
$13,278,178
0.3% of total

KANSAS
1 property
$4,291,753
0.01% of total

NEW MEXICO
2 properties
$8,700,000
0.2% of total

ARIZONA
5 properties
$38,345,856
0.8% of total

COLORADO
2 properties
$8,500,000
0.2% of total

HAWAII
4 properties
$100,000,000
2.1% of total

SOUTHERN CALIFORNIA
39 properties
$725,955,536
15.3% of total

NORTHERN CALIFORNIA
14 properties
$201,224,983
4.2% of total

NEVADA
5 properties
$40,774,605
0.9% of total

UTAH
6 properties
$70,120,000
1.5% of total

OREGON
11 properties
$139,331,077
2.9% of total

                               [PIE CHART OMITTED]

                       % OF INITIAL MORTGAGE POOL BALANCE

Anchored Retail        35.5%
Office                 26.6%
Hospitality            10.6%
Industrial              9.7%
Multifamily             9.4%
Unanchored Retail       3.6%
Mixed Use               2.3%
Manufactured Housing    1.3%
Self Storage            0.5%
Other                   0.2%
Land                    0.1%

                              [LEGEND/KEY OMITTED]

> $151 MM of Initial Mortgage Pool Balance

$101 - $150 MM of Initial Mortgage Pool Balance

$51 - $100 MM of Initial Mortgage Pool Balance

$0 - $50 MM of Initial Mortgage Pool Balance

                                       S-2

                                TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                          ------

   The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the
      Class A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A Certificates ......................................................     S-50
   The Offered Certificates Have Uncertain Yields to Maturity .........................................................     S-50
   The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your
      Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the
      Underlying Mortgage Loans Is Faster or Slower than You Anticipated ..............................................     S-51
   The Interests of the Series 2007-C6 Controlling Class Certificateholders May Be in Conflict with the Interests
      of the Offered Certificateholders ...............................................................................     S-52
   Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties ...............     S-53
   The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying
      Mortgage Loan in the Event of Default ...........................................................................     S-54
   In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few
      Major Tenants at the Related Mortgaged Real Property ............................................................     S-54
   Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Have Unique Risks .........................     S-54
   Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective
      Borrower's Interests in Each of the Following Property Types--Retail, Office, Hospitality, Industrial and
      Multifamily .....................................................................................................     S-55
   Risks Associated with Condominium Ownership ........................................................................     S-56
   Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties
      Located in the State of California and Five Percent or More of the Initial Mortgage Pool Balance Will Be
      Secured by Mortgage Liens on Real Properties Located in the State of Virginia, Florida, Pennsylvania,
      Illinois and North Carolina .....................................................................................     S-57
   The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment
      Dates ...........................................................................................................     S-57
   The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans ........................................     S-58
   The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property
      is Riskier Than Lending on the Fee Interest in That Property ....................................................     S-58
   Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures ...............     S-59
   Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building
      Codes or with the Americans with Disabilities Act of 1990 .......................................................     S-59

                                       S-3

   Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses ........................................    S-59
   Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with
      Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which
      Presents a Greater Risk to Investors in the Event of the Bankruptcy or Insolvency of Any Such Borrower or
      Tenant ...........................................................................................................    S-60
   Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests
      in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash

   Decisions Made by the Trustee, the Master Servicers or the Special Servicer May Negatively Affect Your

   Mortgage Loans Secured by Mortgaged Real Properties Subject to Assistance and Affordable Housing Programs are

   Appraisals Performed on Mortgaged Real Properties May Not Accurately Reflect the Respective Values of Those
      Mortgaged Real Properties ........................................................................................    S-67
   Terrorism Insurance Coverage on the Mortgaged Properties May Be Expensive and/or Difficult to Obtain ................    S-67
   The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on
      the Offered Certificates .........................................................................................    S-70
   There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or
      Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real
      Properties .......................................................................................................    S-71
   The Mortgaged Real Properties that Secure Some Mortgage Loans in the Series 2007-C6 Securitization Transaction
      Also Secure One or More Related Mortgage Loans That Will Not Be Transferred to the Issuing Entity; The
      Interests of the Holders of Those Related Mortgage Loans May Conflict with Your Interests ........................    S-72
   Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Sponsor for
      the Series 2007-C6 Securitization Transaction or an Affiliate Thereof to Certain of the Underlying Mortgage

                                       S-4

   The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
      Underlying Mortgage Loans Have Been Adjusted in Consideration of Certain Financial Performance Assumptions

   Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund

                                       S-5

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties .........................    A-1-1

ANNEX A-2--Summary Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties .................    A-2-1
ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans in Loan Group No. 1 and the related Mortgaged
         Real Properties ..............................................................................................    A-3-1
ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans in Loan Group No. 2 and the related Mortgaged
         Real Properties ..............................................................................................    A-4-1
ANNEX A-5--Characteristics of the Multifamily, Manufactured Housing Community and Mixed Use Mortgaged Real
         Properties ...................................................................................................    A-5-1
ANNEX B--Description of Ten Largest Mortgage Loans and/or Groups of Cross-Collateralized Mortgage Loans ...............      B-1
ANNEX C-1--Yield Tables ...............................................................................................    C-1-1
ANNEX C-2--Decrement Tables ...........................................................................................    C-2-1

                                       S-6

        IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING
                PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

      Information about the offered certificates is contained in two separate documents:

      o     this prospectus supplement, which describes the specific terms of the offered certificates; and

      o     the accompanying base prospectus, which provides general
            information, some of which may not apply to the offered
            certificates.

      You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

      The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

      This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

      In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Citigroup Commercial Mortgage Securities Inc.

                          NOTICE TO NON-U.S. INVESTORS

      The distribution of this prospectus supplement and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

      Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2007-C6 certificates to the public in the European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                       S-7

                         SUMMARY OF OFFERING PROSPECTUS

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should carefully read this prospectus supplement and the accompanying base prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2007-C6 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement. "NAP" means not applicable.

          SERIES 2007-C6 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                         APPROX. TOTAL                                 APPROX. %
                                       PRINCIPAL BALANCE        APPROX. % OF          TOTAL CREDIT
                                          OR NOTIONAL              INITIAL             SUPPORT AT          PASS-THROUGH
                                       AMOUNT AT INITIAL        MORTGAGE POOL           INITIAL                RATE
               CLASS                        ISSUANCE              BALANCE(4)          ISSUANCE(5)(6)      DESCRIPTION(10)
------------------------------       --------------------    ------------------   -------------------   -------------------

Offered Certificates
A-1                                  $155,000,000                   3.26%              30.000%(7)             WAC Cap
A-2                                  $259,000,000                   5.45%              30.000%(7)               WAC
A-3                                  $387,000,000                   8.14%              30.000%(7)               WAC
A-3B                                 $126,300,000                   2.66%              30.000%(7)               WAC
A-SB                                 $140,000,000                   2.94%              30.000%(7)               WAC
A-4                                  $1,573,002,000                33.07%              30.000%(7)               WAC
A-1A                                 $488,932,000                  10.28%              30.000%(7)               WAC
A-M                                  $425,605,000                   8.95%              20.000%(8)               WAC
A-J                                  $248,319,000                   5.22%              11.625%(9)               WAC
B                                    $23,780,000                    0.50%               11.125%                 WAC
C                                    $71,341,000                    1.50%                9.625%                 WAC
D                                    $35,670,000                    0.75%                8.875%                 WAC
E                                    $29,725,000                    0.62%                8.250%                 WAC
F                                    $35,671,000                    0.75%                7.500%                 WAC
X                                    $4,756,049,403(3)               NAP                  NAP               Variable IO
Non-Offered Certificates(1)
A-4FL(2)                             $200,000,000                   4.21%              30.000%(7)            Floating
A-MFL(2)                             $50,000,000                    1.05%              20.000%(8)            Floating
A-JFL(2)                             $150,000,000                   3.15%              11.625%(9)            Floating
G                                    $47,560,000                    1.00%                6.500%                 WAC
H                                    $53,506,000                    1.13%                5.375%                 WAC
J                                    $65,395,000                    1.37%                4.000%                 WAC
K                                    $53,506,000                    1.13%                2.875%                 WAC
L                                    $11,890,000                    0.25%                2.625%               WAC Cap
M                                    $11,890,000                    0.25%                2.375%               WAC Cap
N                                    $17,835,000                    0.37%                2.000%               WAC Cap
O                                    $11,891,000                    0.25%                1.750%               WAC Cap
P                                    $5,945,000                     0.12%                1.625%               WAC Cap
Q                                    $5,946,000                     0.13%                1.500%               WAC Cap
S                                    $71,340,403                    1.50%                0.000%               WAC Cap

                                                              WEIGHTED
                                                              AVERAGE
                                                                LIFE                                    RATINGS(16)
                                         INITIAL              (YEARS)            PRINCIPAL            FITCH/MOODY'S/
               CLASS               PASS-THROUGHRATE(11)       (13)(14)         WINDOW(14)(15)             S&P
------------------------------    ---------------------     ------------     ------------------       ---------------

Offered Certificates
A-1                                      5.6220%                3.68             8/07-4/12              AAA/Aaa/AAA
A-2                                      5.8888%                4.90             4/12-8/12              AAA/Aaa/AAA
A-3                                      5.8888%                6.51             9/13-6/14              AAA/Aaa/AAA
A-3B                                     5.8888%                9.33             4/16-2/17              AAA/Aaa/AAA
A-SB                                     5.8888%                7.19             8/12-2/17              AAA/Aaa/AAA
A-4                                      5.8888%                9.73             2/17-6/17              AAA/Aaa/AAA
A-1A                                     5.8888%                9.23             8/07-6/17              AAA/Aaa/AAA
A-M                                      5.8888%                9.86             6/17-6/17              AAA/NR/AAA
A-J                                      5.8888%                9.87             6/17-7/17              AAA/ NR/AAA
B                                        5.8888%                9.94             7/17-7/17              AA+/ NR/AA+
C                                        5.8888%                9.94             7/17-7/17               AA/ NR/AA
D                                        5.8888%                9.94             7/17-7/17              AA-/ NR/AA-
E                                        5.8888%                9.94             7/17-7/17               A+/ NR/A+
F                                        5.8888%                9.94             7/17-7/17                A/ NR/A
X                                        0.0225%                NAP                 NAP                AAA/ Aaa/AAA
Non-Offered Certificates(1)
A-4FL(2)                            LIBOR + 0.29%(12)           NAP                 NAP                 AAA/Aaa/AAA
A-MFL(2)                            LIBOR + 0.35%(12)           NAP                 NAP                 AAA/ NR/AAA
A-JFL(2)                            LIBOR + 0.42%(12)           NAP                 NAP                 AAA/ NR/AAA
G                                        5.8888%                NAP                 NAP                  A-/ NR/A-
H                                        5.8888%                NAP                 NAP                BBB+/ NR/BBB+
J                                        5.8888%                NAP                 NAP                 BBB/ NR/BBB
K                                        5.8888%                NAP                 NAP                BBB-/ NR/BBB-
L                                        5.4090%                NAP                 NAP                 BB+/ NR/BB+
M                                        5.4090%                NAP                 NAP                  BB/ NR/BB
N                                        5.4090%                NAP                 NAP                 BB-/ NR/BB-
O                                        5.4090%                NAP                 NAP                  B+/ NR/B+
P                                        5.4090%                NAP                 NAP                   B/ NR/B
Q                                        5.4090%                NAP                 NAP                  B-/ NR/B-
S                                        5.4090%                NAP                 NAP                  NR/NR/NR

(footnotes begin on next page)

                                       S-8

(1)   The non-offered classes of the series 2007-C6 certificates will also include the class Y and R certificates. Those classes of series 2007-C6 certificates will not have principal balances, notional amounts or pass-through rates.

(2)   The class A-4FL, A-MFL and A-JFL certificates are the floating rate classes of the series 2007-C6 certificates. The assets of the trust will include multiple interest rate swap agreements that relate to the floating rate classes of the series 2007-C6 certificates. Each of the floating rate classes of the series 2007-C6 certificates will represent undivided interests in, among other things, a real estate mortgage investment conduit regular interest, which REMIC regular interest will have the same alphabetic or alphanumeric designation (i.e., Class A-4FL, A-MFL and
      A-JFL, as applicable) as that class, together with the rights and obligations under the related swap agreement. For so long as it is in effect, the swap agreement with respect to each floating rate class of series 2007-C6 certificates will provide, among other things, that amounts payable by the issuing entity as interest with respect to the corresponding REMIC regular interest will be exchanged for floating amounts payable as interest by the swap provider under that swap agreement, with regularly scheduled payments with respect to any floating rate class of series 2007-C6 certificates to be made between the issuing entity and the swap counterparty on a net basis. The swap agreement with respect to each floating rate class of series 2007-C6 certificates will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of that class of series 2007-C6 certificates outstanding from time to time. The total principal balance of a floating rate class of series 2007-C6 certificates at any time will equal the total principal balance of the corresponding
      REMIC regular interest. The respective REMIC regular interests that correspond to the floating rate classes of the series 2007-C6 certificates will, in each case, accrue interest at a pass-through rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans. If interest distributions with respect to the
      REMIC regular interest corresponding to any floating rate class of series
      2007-C6 certificates are less than the applicable amount payable to the swap counterparty under the related swap agreement for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the related swap counterparty under the swap agreement and, accordingly, in the amount of interest payable on that class of series
      2007-C6 certificates, thereby resulting in an effective pass-through rate for that class of series 2007-C6 certificates below the applicable
      LIBOR-based rate.

(3)   Notional amount. The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, A-3, A-3B,
      A-SB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K,
      L, M, N, O, P, Q and S certificates outstanding from time to time. In general, the total principal balance of each such class of series 2007-C6 certificates will constitute a separate component of the total notional amount of the class X certificates. The class X certificates do not have principal balances and do not entitle holders to distributions of principal.

(4)   The initial mortgage pool balance will equal $4,756,049,404, subject to a variance of plus or minus 5%.

(5)   Structural credit enhancement is provided for the offered certificates through the subordination of more junior classes - or of REMIC regular interests corresponding to more junior classes - of series 2007-C6 certificates. The approximate percentage of total credit support at initial issuance shown in the foregoing table with respect to each class of offered certificates represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all more subordinate classes of the series 2007-C6 certificates.

(6)   Credit support provided by or to a floating rate class of series 2007-C6 certificates is, for purposes of the foregoing table, based on payments to the corresponding REMIC regular interest.

(7)   Presented on an aggregate basis for the class A-1, A-2, A-3, A-3B, A-SB,
      A-4, A-4FL and A-1A certificates.

(8)   Presented on an aggregate basis for the class A-M and A-MFL certificates.

(9)   Presented on an aggregate basis for the class A-J and A-JFL certificates.

(10)  In the case of any particular class of series 2007-C6 certificates shown in the foregoing table:

      (a)   "Fixed" refers to a pass-through rate that remains fixed at the initial pass-through rate for the subject class;

      (b)   "WAC" refers to a variable pass-through rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans;

      (c)   "WAC Cap" refers to a variable pass-through rate equal to the lesser of (i) the initial pass-through rate for the subject class and (ii)
            the weighted average from time to time of certain net interest rates on the underlying mortgage loans;

                                       S-9

      (d)   "Variable IO" refers to a variable pass-through rate equal to the weighted average from time to time of certain strip rates at which interest accrues on the respective components of the total notional amount of a class of interest-only certificates; and

      (e)   "Floating" refers to an adjustable pass-through rate that is subject to adjustment monthly based on an independent interest rate index.

      See "Description of the Offered Certificates--General" and
      "--Payments--Calculation of Pass-Through Rates" in this prospectus supplement.

(11)  Unless a class of series 2007-C6 certificates is identified as having a
      "Fixed" or "WAC Cap" pass-through rate, then the initial pass-through rate specified for that class in the table above is approximate.

(12)  The initial value of LIBOR will be calculated two LIBOR business days prior to the date of initial issuance of the series 2007-C6 certificates.

(13)  The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors.

(14)  Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
      Mortgage Loans and the Mortgaged Real Properties--Payment and Other Terms"
      below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other maturity assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

(15)  The principal window for any class of offered certificates (other than the class X certificates) is the period during which the holders of those certificates will receive payments of principal. The distribution date in the last month of the principal window for any class of offered certificates (other than the class X certificates) would be the final principal distribution date for that class.

(16)  The ratings shown in the foregoing table for the offered certificates are those of Fitch, Inc., Moody's Investors Service, Inc. and Standard &
      Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the foregoing table. See "Ratings" in this prospectus supplement for a discussion of those ratings and the limitations thereof.

      The governing document for purposes of issuing the series 2007-C6 certificates and forming the issuing entity will be a pooling and servicing agreement to be dated as of July 1, 2007. Except as described under
"--Transaction Participants--Ala Moana Portfolio Mortgagee of Record, Master
Servicer and Special Servicer," and "--Transaction Participants--CGM AmeriCold
Portfolio Mortgagee of Record, Master Servicer and Special Servicer" below, the series 2007-C6 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series
2007-C6 certificates. The parties to the series 2007-C6 pooling and servicing agreement will include us, a trustee, a certificate administrator, three (3)
master servicers and a special servicer. See "The Series 2007-C6 Pooling and
Servicing Agreement" in this prospectus supplement. A copy of the series 2007-C6 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities
Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2007-C6 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2007-C6 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. Upon filing with the SEC, those current reports on
Form 8-K and their exhibits will be available to the public for inspection. See
"Available Information" in the accompanying base prospectus.

                                      S-10

                                           TRANSACTION PARTICIPANTS

ISSUING ENTITY ...................................   The Citigroup Commercial Mortgage Trust 2007-C6 will be the issuing entity for the series 2007-C6 securitization transaction. See
                                                     "Transaction Participants--The Issuing Entity" in each of this prospectus supplement and the accompanying base prospectus.

DEPOSITOR ........................................   We are Citigroup Commercial Mortgage Securities Inc., the depositor for the series 2007-C6 securitization transaction. We are a Delaware corporation. Our address is 388 Greenwich Street, New York, New York
                                                     10013 and our telephone number is (212) 816-6000. We are a wholly-owned subsidiary of Citigroup Financial Products Inc. and an affiliate of (a) Citigroup Global Markets Inc., one of the underwriters, and (b) Citigroup Global Markets Realty Corp., one of
                                                     the sponsors. See "Transaction Participants--The Depositor" in each of this prospectus supplement and the accompanying base prospectus.

SPONSORS .........................................   LaSalle Bank National Association, Citigroup Global Markets Realty
                                                     Corp., Capmark Finance Inc. and PNC Bank, National Association will be the sponsors for the series 2007-C6 securitization transaction.
                                                     Citigroup Global Markets Realty Corp. is our affiliate and an affiliate of Citigroup Global Markets Inc., one of the underwriters.
                                                     LaSalle Bank National Association is also the certificate
                                                     administrator. PNC Bank, National Association is an affiliate of (a)
                                                     PNC Capital Markets LLC, one of the underwriters, and (b) Midland
                                                     Loan Services, Inc., one of the master servicers. Capmark Finance
                                                     Inc. is (a) an affiliate of Capmark Securities Inc., one of the underwriters, and (b) also a master servicer. See "Transaction
                                                     Participants--The Sponsors" in this prospectus supplement and
                                                     "Transaction Participants--The Sponsor" in the accompanying base prospectus.

                                                     Each of the underlying mortgage loans was originated, acquired or co-originated by one of the sponsors or an affiliate of a sponsor. We will acquire the underlying mortgage loans from the sponsors.
                                                     Accordingly, they are from time to time referred to in this prospectus supplement as mortgage loan sellers.

INITIAL TRUSTEE ..................................   Wells Fargo Bank, N.A., a national banking association, will act as the initial trustee on behalf of the series 2007-C6
                                                     certificateholders. See "Transaction Participants--The Trustee" in
                                                     this prospectus supplement. Following the transfer of the underlying mortgage loans to the issuing entity, the trustee, on behalf of the series 2007-C6 certificateholders, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under "--Transaction Participants--Ala Moana Portfolio Mortgagee of
                                                     Record, Master Servicer and Special Servicer" and "--Transaction
                                                     Participants--CGM AmeriCold Portfolio Mortgagee of Record, Master
                                                     Servicer and Special Servicer" below.

                                      S-11

INITIAL CERTIFICATE ADMINISTRATOR ................   LaSalle Bank National Association, a national banking association with corporate trust offices located in Chicago, Illinois, will act as the initial certificate administrator on behalf of the series
                                                     2007-C6 certificateholders. See "Transaction Participants--The
                                                     Certificate Administrator" in this prospectus supplement. The certificate administrator will be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the series 2007-C6 certificateholders, as described under "Description of the Offered Certificates" in this prospectus supplement. The certificate administrator will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration.

INITIAL MASTER SERVICERS .........................   Midland Loan Services, Inc., a Delaware corporation, will act as the initial master servicer under the series 2007-C6 pooling and servicing agreement with respect to the underlying mortgage loans being sold to us by Citigroup Global Markets Realty Corp. and PNC
                                                     Bank, National Association, as well as two (2) underlying mortgage loans (identified in Annex A-1 to this prospectus supplement as being secured by the IAC - Oregon Industrial Portfolio and the IAC - CA &
                                                     WA Industrial Portfolio) being sold to us by Lasalle Bank National
                                                     Association, for inclusion in the series 2007-C6 securitization transaction; provided that most servicing functions with respect to the CGM AmeriCold Portfolio underlying mortgage loan are being performed pursuant to a pooling and servicing agreement for a separate securitization transaction. Midland Loan Services, Inc. is an affiliate of PNC Bank, National Association, one of the sponsors, and PNC Capital Markets LLC, one of the underwriters. See
                                                     "Transaction Participants--The Servicers--Midland Loan Services, Inc."
                                                     in this prospectus supplement.

                                                     Capmark Finance Inc., a California corporation, will act as the initial master servicer under the series 2007-C6 pooling and servicing agreement with respect to the underlying mortgage loans being sold to us by them for inclusion in the series 2007-C6 securitization transaction. Capmark Finance Inc. is (a) an affiliate of Capmark Securities Inc., one of the underwriters, and (b) also one of the sponsors. See "Transaction Participants--The Servicers--Capmark
                                                     Finance Inc." in this prospectus supplement.

                                      S-12

                                                     Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans (with the exception of the two (2)
                                                     underlying mortgage loans identified on Annex A-1 to this prospectus supplement as being secured by the IAC - Oregon Industrial Portfolio and the IAC - CA & WA Industrial Portfolio) being sold to us by
                                                     LaSalle Bank National Association for inclusion in the series 2007-C6 securitization transaction; provided that most servicing functions with respect to the Ala Moana Portfolio underlying mortgage loan are being performed pursuant to a pooling and servicing agreement for a separate securitization transaction.

                                                     As indicated below under "--Transaction Participants--Ala Moana
                                                     Portfolio Mortgagee of Record, Master Servicer and Special Servicer,"
                                                     and "--Transaction Participants--CGM AmeriCold Portfolio Mortgagee of
                                                     Record, Master Servicer and Special Servicer": (a) Wachovia Bank,
                                                     National Association is the master servicer for the Ala Moana
                                                     Portfolio underlying mortgage loan pursuant to the pooling and servicing agreement for the series CD 2006-CD3 commercial mortgage securitization transaction; and (b) Midland Loan Services, Inc. is the master servicer for the CGM AmeriCold Portfolio underlying mortgage loan pursuant to the pooling and servicing agreement for the series CD 2007-CD4 commercial mortgage securitization transaction.

INITIAL SPECIAL SERVICER .........................   CWCapital Asset Management LLC, a Massachusetts limited liability company, will act as the initial special servicer with respect to the underlying mortgage loans, except as otherwise disclosed under
                                                     "--Transaction Participants--Ala Moana Portfolio Mortgagee of Record,
                                                     Master Servicer and Special Servicer," and "--Transaction
                                                     Participants--CGM AmeriCold Portfolio Mortgagee of Record, Master
                                                     Servicer and Special Servicer" below. See "Transaction
                                                     Participants--The Servicers--CWCapital Asset Management LLC" in this prospectus supplement.

ALA MOANA PORTFOLIO MORTGAGEE OF
RECORD, MASTER SERVICER AND SPECIAL
SERVICER .........................................   The assets of the issuing entity will include a mortgage loan that is secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Ala Moana Portfolio. The Ala Moana
                                                     Portfolio underlying mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the series CD 2006-CD3 Commercial Mortgage Pass-Through Certificates,
                                                     which provides that:

                                                     o     LaSalle Bank National Association, a national banking
                                                           association, which is the initial trustee under the series CD
                                                           2006-CD3 pooling and servicing agreement, will, in that
                                                           capacity, be the mortgagee of record for the Ala Moana
                                                           Portfolio underlying mortgage loan;

                                      S-13

                                                     o     Wachovia Bank, National Association, a national banking
                                                           association, which is one of the initial master servicers under the series CD 2006-CD3 pooling and servicing agreement, will, in that capacity, be the initial master servicer for the Ala
                                                           Moana Portfolio underlying mortgage loan; and

                                                     o     J.E. Robert Company, Inc., a Virginia corporation, which is the initial special servicer under the series CD 2006-CD3 pooling and servicing agreement, will, in that capacity, be the initial special servicer for the Ala Moana Portfolio underlying
                                                           mortgage loan.

                                                     Notwithstanding the foregoing, references in this prospectus supplement to the trustee, the certificate administrator, a master servicer and the special servicer will mean the trustee, the certificate administrator, the applicable master servicer and the special servicer under the series 2007-C6 pooling and servicing agreement unless the context clearly indicates otherwise.

CGM AMERICOLD PORTFOLIO MORTGAGEE OF
RECORD, MASTER SERVICER AND SPECIAL
SERVICER .........................................   The assets of the issuing entity will include a mortgage loan that is secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the CGM AmeriCold Portfolio. The CGM
                                                     AmeriCold Portfolio underlying mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the series CD 2007-CD4 Commercial Mortgage Pass-Through
                                                     Certificates, which provides that:

                                                     o     Wells Fargo Bank, National Association, a national banking association, which is the initial trustee under the series CD
                                                           2007-CD4 pooling and servicing agreement, will, in that
                                                           capacity, be the mortgagee of record for the CGM AmeriCold
                                                           Portfolio underlying mortgage loan;

                                                     o     Midland Loan Services, Inc., a Delaware corporation, which is the initial master servicer of the CGM AmeriCold Portfolio underlying mortgage loan under the series CD 2007-CD4 pooling and servicing agreement, will, in that capacity, be the initial master servicer for the CGM AmeriCold Portfolio underlying mortgage loan; and

                                                     o     LNR Partners, Inc., a Florida corporation, which is the initial special servicer under the series CD 2007-CD4 pooling and
                                                           servicing agreement, will, in that capacity, be the initial special servicer for the CGM AmeriCold Portfolio underlying mortgage loan.

                                      S-14

                                                     Notwithstanding the foregoing, references in this prospectus supplement to the trustee, the certificate administrator, a master servicer and the special servicer will mean the trustee, the certificate administrator, the applicable master servicer and the special servicer under the series 2007-C6 pooling and servicing agreement unless the context clearly indicates otherwise.

                                            RELEVANT DATES AND PERIODS

CUT-OFF DATE .....................................   References in this prospectus supplement to the "cut-off date" mean, individually and collectively, as the context may require:  (a) with respect to each of the underlying mortgage loans having their first due dates in or prior to July 2007, the related due date of the subject underlying mortgage loan in July 2007; and (b) with respect to each of the underlying mortgage loans having their first due dates after July 2007, the later of the related date of origination of the subject underlying mortgage loan and July 1, 2007.

                                                     All payments and collections received on each underlying mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

                                                     One (1) underlying mortgage loan, representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, will not have a monthly debt service payment in August 2007.
                                                     At the time of initial issuance of the series 2007-C6 certificates, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month's interest on the cut-off date principal balance of that underlying mortgage loan. For purposes of calculating distributions on the series 2007-C6 certificates, that supplemental interest payment will be treated as if it was made by the related borrower.

                                      S-15

                                                     In addition, five (5) underlying mortgage loans, representing 1.5% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1 representing 1.1% of the initial loan group
                                                     no. 1 balance and one (1) mortgage loan is in loan group no. 2 representing 4.6% of the initial loan group no. 2 balance, have a due date in August 2007 (and each month thereafter) that is subsequent to the determination date in such month. In the case of each of those five (5) mortgage loans, the applicable master servicer has agreed, to the extent necessary, to advance the amount of the monthly payment due each month and not to receive interest thereon except to the extent that the delinquency extends beyond the actual due date. The maturity date for each of those five (5) underlying mortgage loans occurs before the determination date in the applicable calendar month, and the applicable master servicer has agreed to make up, without reimbursement, any interest shortfall resulting from such maturity date being less than a full month after the prior due date.
                                                     For purposes of calculating distributions on the series 2007-C6 certificates, any such "make-up payments" will be treated as if they were made by the respective borrowers.

ISSUE DATE .......................................   The date of initial issuance of the offered certificates will be on or about July 31, 2007.

DISTRIBUTION FREQUENCY/
DISTRIBUTION DATE ................................   Payments on the offered certificates are scheduled to occur monthly, commencing in August 2007. During any given month, the distribution date will be the fourth business day following the related determination date.

DETERMINATION DATE ...............................   The sixth day of each month or, if such sixth day is not a business day, the next succeeding business day, commencing in August 2007.

RECORD DATE ......................................   The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD ................................   Amounts available for payment on the series 2007-C6 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period:

                                                     o     will relate to a particular distribution date;

                                                     o     will be approximately one month long;

                                      S-16

                                                     o     will begin when the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date; and

                                                     o     will generally end at the close of business on the
                                                           determination date immediately preceding the related
                                                           distribution date.

                                                     However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the collection period for any such mortgage loan will end earlier or later, as the case may be, than the determination date in each month.

                                                     With respect to any distribution date, references in this prospectus supplement to "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.

INTEREST ACCRUAL PERIOD ..........................   The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

RATED FINAL DISTRIBUTION DATE ....................   The rated final distribution date with respect to the offered certificates will be the distribution date in December 2049.

                                      DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS ...................   We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess thereof--or, solely in the case of the class X certificates, $10,000 initial notional amount--and in any greater whole dollar denominations.

                                                     You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository
                                                     Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under
                                                     "Description of the Offered Certificates--Registration and
                                                     Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying base prospectus.

                                      S-17

PAYMENTS

A. GENERAL .......................................   The certificate administrator will make payments of interest and, except in the case of the class X certificates, principal with respect to the following classes of series 2007-C6 certificates and
                                                     REMIC regular interests, sequentially as follows:

                                                          1st ........................            A-1, A-2, A-3,
                                                                                            A-3B, A-SB, A-4, A-4FL(1),
                                                                                                    A-1A and X
                                                          2nd ........................           A-M and A-MFL(2)
                                                          3rd ........................           A-J and A-JFL(3)
                                                          4th ........................                  B
                                                          5th ........................                  C
                                                          6th ........................                  D
                                                          7th ........................                  E
                                                          8th ........................                  F
                                                          9th ........................                  G
                                                          10th .......................                  H
                                                          11th .......................                  J
                                                          12th .......................                  K
                                                          13th .......................                  L
                                                          14th .......................                  M
                                                          15th .......................                  N
                                                          16th .......................                  O
                                                          17th .......................                  P
                                                          18th .......................                  Q
                                                          19th .......................                  S
                                                           ____________________

                                                           (1)   Refers to the Class A-4FL REMIC regular interest.

                                                           (2)   Refers to the Class A-MFL REMIC regular interest.

                                                           (3)   Refers to the Class A-JFL REMIC regular interest.

                                                     For purposes of allocating payments on certain classes of the offered certificates and the class A-4FL REMIC regular interest, the mortgage pool will be divided into:

                                                     o     a loan group no. 1 consisting of 268 underlying mortgage loans that represent 89.7% of the initial mortgage pool balance and are secured by a variety of property types; and

                                                     o     a loan group no. 2 consisting of 50 underlying mortgage loans that represent 10.3% of the initial mortgage pool balance and are secured by multifamily properties and manufactured housing community properties.

                                                     Interest payments with respect to the class A-1, A-2, A-3, A-3B,
                                                     A-SB, A-4, A-1A and X certificates and the class A-4FL REMIC regular interest are to be made concurrently:

                                                     o     in the case of the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates and the class A-4FL REMIC regular interest, on a pro rata basis in accordance with the respective interest
                                                           entitlements evidenced by those

                                      S-18

                                                           classes of series 2007-C6 certificates and that REMIC regular interest, from funds attributable to loan group no. 1;

                                                     o     in the case of the class A-1A certificates, from funds
                                                           attributable to loan group no. 2; and

                                                     o     in the case of the class X certificates, from funds
                                                           attributable to loan group no. 1 and/or loan group no. 2;

                                                     provided that, if the foregoing would result in a shortfall in the interest payments on any of the class A-1, A-2, A-3, A-3B, A-SB, A-4,
                                                     A-1A and X certificates and/or the class A-4FL REMIC regular interest, then payments of interest will be made on those classes of series 2007-C6 certificates and that REMIC regular interest, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the "available funds"
                                                     referred to above in this sentence do not include amounts
                                                     attributable to any mortgage loan not held by the issuing entity.

                                                     The class Y and R certificates do not bear interest and do not entitle their respective holders to payments of interest.

                                                     Payments with respect to the REMIC regular interest corresponding to any floating rate class of series 2007-C6 certificates will be deposited in the applicable subaccount of the certificate
                                                     administrator's floating rate account, from which payments will be made to the holders of that class of series 2007-C6 certificates and/or the swap counterparty. Payments under the interest rate swap agreement related to any floating rate class of series 2007-C6 certificates will also be deposited in the applicable subaccount of the certificate administrator's floating rate account.

                                                     Allocation of principal payments among the A-1, A-2, A-3, A-3B, A-SB,
                                                     A-4 and A-1A classes and the class A-4FL REMIC regular interest also takes into account loan groups and is described under
                                                     "--Payments--Payments of Principal" below. The class X, Y and R certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                                                     See "Description of the Offered Certificates--Payments--Priority of
                                                     Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST ..........................   Each class of series 2007-C6 certificates (other than the class Y and
                                                     R certificates) and each REMIC regular interest that corresponds to a floating rate class of series 2007-C6 certificates will bear interest. In each case, that interest will accrue during each applicable interest accrual period based upon--

                                      S-19

                                                     o     the pass-through rate applicable for the particular class of series 2007-C6 certificates or the particular REMIC regular interest, as the case may be, for that interest accrual period,

                                                     o     the total principal balance or notional amount, as the case may be, of the particular class of series 2007-C6 certificates or the particular REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date,
                                                           and

                                                     o     the assumption that each year consists of twelve 30-day months
                                                           (or, in the case of a floating rate class of series 2007-C6 certificates, for so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

                                                     Interest payments with respect to the REMIC regular interest corresponding to any floating rate class of series 2007-C6 certificates will be applied to make any payments due to the swap counterparty and/or, together with any payments received by the issuing entity under the related interest rate swap agreement, to make payments on that class of series 2007-C6 certificates.

                                                     On each distribution date, subject to (i) available funds from collections and advances on the underlying mortgage loans and (ii)
                                                     the payment priorities described under "--Payments--General" above, the holders of each class of offered certificates will generally be entitled to receive:

                                                     o     all interest accrued with respect to that class of offered certificates during the related interest accrual period, as described above in this "--Payments--Payments of Interest"
                                                           subsection; plus

                                                     o     any interest that the holders of such class of offered
                                                           certificates were entitled to receive on all prior distribution dates, to the extent not previously received; minus

                                                     o     such class' allocable share of any shortfalls in interest
                                                           collections due to prepayments on the underlying mortgage
                                                           loans, to the extent that such interest shortfalls are not offset by certain payments made by the master servicers; minus

                                                     o     except in the case of the class X certificates, such class'
                                                           allocable share of any reduction in interest paid on any

                                      S-20

                                                           underlying mortgage loan as a result of a modification that allows the reduction in accrued but unpaid interest to be added to the principal balance of the subject mortgage loan.

                                                     See "Description of the Offered Certificates--Payments--Payments of
                                                     Interest" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL .........................   Subject to (i) available funds from collections and advances on the underlying mortgage loans and (ii) the payment priorities described under "-- Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that particular class.

                                                     The total payments of principal to be made with respect to the class
                                                     A-1, A-2, A-3, A-3B, A-SB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL,
                                                     B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates on any distribution date will, in general, be a function of--

                                                     o     the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicers and/or the trustee; and

                                                     o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the
                                                           underlying mortgage loans that are received during the related collection period.

                                                     In the case of each floating rate class of series 2007-C6
                                                     certificates, however, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which any corresponding payments of principal will be made to the holders of that class of series 2007-C6 certificates.

                                      S-21

                                                     If a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise available for distribution, prior to being deemed reimbursed out of payments and other collections of interest otherwise available for distribution. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

                                                     The certificate administrator is required to make payments of principal to the holders of the various classes of the series 2007-C6 principal balance certificates (in the case of each floating rate class of the series 2007-C6 certificates, through the corresponding
                                                     REMIC regular interest) in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2.

                                                     On any distribution date, subject to the discussion under
                                                     "--Payments--Amortization, Liquidation and Payment Triggers" below, amounts allocable to distributable principal of loan group no. 1 will be applied to make distributions of principal, first, with respect to the class A-SB certificates, until the total principal balance of that class is paid down to the applicable scheduled principal balance thereof set forth on Annex E to this prospectus supplement, and thereafter with respect to the following classes of series 2007-C6 principal balance certificates and the following REMIC regular interests in the following order (in each case until the related total principal balance is reduced to zero):

                                                     1.    class A-1,

                                                     2.    class A-2,

                                                     3.    class A-3,

                                                     4.    class A-3B,

                                                     5.    class A-SB,

                                      S-22

                                                     6.    class A-4 and class A-4FL(1), pro rata by total principal
                                                           balance,

                                                     7.    class A-1A,

                                                     8.    class A-M and class A-MFL(2), pro rata by total principal
                                                           balance,

                                                     9.    class A-J and class A-JFL(3), pro rata by total principal
                                                           balance,

                                                     10.   class B,

                                                     11.   class C,

                                                     12.   class D,

                                                     13.   class E,

                                                     14.   class F, and

                                                     15.   classes G, H, J, K, L, M, N, O, P, Q and S, in that order.

                                                     _________________

                                                     (1)   Refers to class A-4FL REMIC regular interest.

                                                     (2)   Refers to class A-MFL REMIC regular interest.

                                                     (3)   Refers to class A-JFL REMIC regular interest.

                                                     On any distribution date, subject to the discussion under
                                                     "--Payments--Amortization, Liquidation and Payment Triggers" below, amounts allocable to distributable principal of loan group no. 2 will be applied to make distributions of principal, first, with respect to the class A-1A certificates, until the total principal balance of that class is reduced to zero, second, with respect to the class A-SB certificates, until the total principal balance of that class is paid down to the applicable scheduled principal balance thereof set forth on Annex E to this prospectus supplement, and thereafter with respect to the following classes of series 2007-C6 principal balance certificates and the following REMIC regular interests in the following order (in each case until the related total principal balance is reduced to zero):

                                                     1.    class A-1,

                                                     2.    class A-2,

                                                     3.    class A-3,

                                                     4.    class A-3B,

                                                     5.    class A-SB,

                                                     6.    class A-4 and class A-4FL(1), pro rata by total principal
                                                           balance,

                                                     7.    class A-M and class A-MFL(2), pro rata by total principal
                                                           balance,

                                                     8.    class A-J and class A-JFL(3), pro rata by total principal
                                                           balance,

                                                     9.    class B,

                                      S-23

                                                     10.   class C,

                                                     11.   class D,

                                                     12.   class E,

                                                     13.   class F, and

                                                     14.   classes G, H, J, K, L, M, N, O, P, Q and S, in that order.

                                                     ____________________

                                                     (1)   Refers to class A-4FL REMIC regular interest.

                                                     (2)   Refers to class A-MFL REMIC regular interest.

                                                     (3)   Refers to class A-JFL REMIC regular interest.

                                                     The class X, Y and R certificates do not have principal balances and do not entitle their holders to payments of principal.

                                                     See "Description of the Offered Certificates--Payments--Payments of
                                                     Principal" in this prospectus supplement.

D. AMORTIZATION, LIQUIDATION AND
   PAYMENT TRIGGERS ..............................   Because of losses on the underlying mortgage loans and/or
                                                     default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class A-M, A-MFL, A-J,
                                                     A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates could be reduced to zero at a time when the class A-1, A-2, A-3,
                                                     A-3B, A-SB, A-4, A-4FL and A-1A certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, and in any event on the final distribution date, any payments of principal on the outstanding class A-1, A-2, A-3, A-3B,
                                                     A-SB, A-4, A-4FL and A-1A certificates will be made among those classes of series 2007-C6 certificates (in the case of the class
                                                     A-4FL certificates, through the class A-4FL REMIC regular interest)
                                                     on a pro rata basis, rather than sequentially, in accordance with their respective total principal balances.

                                                     Also, specified parties may terminate the issuing entity and cause the retirement of the series 2007-C6 certificates, as and when described under "--Description of the Offered Certificates--Optional
                                                     Termination" below.

E. PAYMENTS OF PREPAYMENT PREMIUMS
   AND YIELD MAINTENANCE CHARGES .................   If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the certificate administrator will pay that amount, net of any liquidation, workout or other fee payable in connection with the receipt thereof, in the proportions described under "Description of the Offered
                                                     Certificates--Payments--Payments of Prepayment Premiums and Yield
                                                     Maintenance Charges" in this prospectus supplement, to--

                                                     o     the holders of the class X certificates; and/or

                                      S-24

                                                     o     the holders of any of the class A-1, A-2, A-3, A-3B, A-SB, A-4,
                                                           A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan; and/ or

                                                     o     the applicable subaccount of the certificate administrator's floating rate account in respect of the REMIC regular interest corresponding to a floating rate class of series 2007-C6
                                                           certificates, if principal payments are being made on that
                                                           REMIC regular interest with respect to the loan group that includes the prepaid mortgage loan.

                                                     For so long as the swap agreement related to a floating rate class of series 2007-C6 certificates is in effect and no payment default has occurred thereunder, prepayment premiums and/or yield maintenance charges allocable to the corresponding REMIC regular interest will be payable to the swap counterparty. Otherwise, they will be payable to the holders of that class of series 2007-C6 certificates.

F. FEES AND EXPENSES .............................   The amounts available for distribution on the series 2007-C6 certificates on any distribution date will generally be net of the following fees and expenses:

            TYPE / RECIPIENT                                        AMOUNT/SOURCE                                     FREQUENCY
-----------------------------------       ------------------------------------------------------------------        -------------

FEES

Master Servicing Fee / Master             Payable with respect to each and every mortgage loan held                    Monthly
Servicers                                 by the issuing entity, including the Ala Moana Portfolio
                                          underlying mortgage loan and the CGM AmeriCold
                                          Portfolio underlying mortgage loan, each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been
                                          acquired as foreclosure property (in whole or in part) on
                                          behalf of the issuing entity. With respect to each such
                                          mortgage loan, the master servicing fee will:  (a) generally be calculated on the same interest accrual basis as is
                                          applicable to the accrual of interest with respect to that mortgage loan; (b) accrue on the same principal amount as
                                          interest accrues or is deemed to accrue on that mortgage
                                          loan; (c) accrue at an annual rate that ranges, on a loan-by-
                                          loan basis, from 0.01% to 0.145% per annum; and (d) be
                                          payable (i) monthly from amounts allocable as interest with respect to that mortgage loan and/or (ii) if the subject
                                          mortgage loan and any related foreclosure property has been liquidated on behalf of the issuing entity, out of general collections on the mortgage pool. Master servicing fees
                                          with respect to any underlying mortgage loan will include
                                          the primary servicing fees payable by the applicable master servicer to any sub-servicer with respect to that mortgage loan.

Primary Servicing Fee on the Ala          The applicable master servicer under the series CD 2006-
Moana Portfolio underlying                CD3 pooling and servicing agreement will be entitled to
mortgage loan /CD 2006-CD3                receive a primary servicing fee calculated at the rate of
Master Servicer                           0.01% per annum for primary servicing the Ala Moana
                                          Portfolio underlying mortgage loan, which will be payable

                                      S-25

            TYPE / RECIPIENT                                        AMOUNT/SOURCE                                    FREQUENCY
-----------------------------------       ------------------------------------------------------------------     -----------------

                                          in a manner similar to that described in clause (d) above.

Primary Servicing Fee on the              The applicable master servicer under the series CD 2007-
CGM AmeriCold Portfolio                   CD4 pooling and servicing agreement will be entitled to
underlying mortgage loan/CD               receive a primary servicing fee calculated at the rate of
2007-CD4 Master Servicer                  0.01% per annum for primary servicing the CGM
                                          AmeriCold Portfolio underlying mortgage loan, which will
                                          be payable in a manner similar to that described in clause
                                          (d) above.

Special Servicing Fee / Special           Payable with respect to each mortgage loan (other than the                   Monthly
Servicer                                  Ala Moana Portfolio underlying mortgage loan and the
                                          CGM AmeriCold Portfolio underlying mortgage loan) held
                                          by the issuing entity that is being specially serviced or as to which the corresponding mortgaged real property has been
                                          acquired as foreclosure property (in whole or in part) on
                                          behalf of the issuing entity. With respect to each such
                                          mortgage loan, the special servicing fee will:  (a) generally be calculated on the same interest accrual basis as is
                                          applicable to the accrual of interest with respect to that mortgage loan; (b) accrue on the same principal amount as
                                          interest accrues or is deemed to accrue from time to time on that mortgage loan; (c) accrue at a special servicing fee rate of
                                          0.25% per annum; and (d) be payable monthly from
                                          general collections on the mortgage pool.

Workout Fee / Special Servicer            Payable with respect to each specially serviced mortgage                  Time to time
                                          loan (other than, if applicable, the Ala Moana Portfolio
                                          underlying mortgage loan and the CGM AmeriCold
                                          Portfolio underlying mortgage loan) held by the issuing
                                          entity that the special servicer successfully works out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of principal and interest, other than default interest and post-
                                          ARD additional interest, received on the subject mortgage
                                          loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

Liquidation Fee / Special                 Subject to the exceptions (including as regards the Ala                   Time to time
Servicer                                  Moana Portfolio underlying mortgage loan and the CGM
                                          AmeriCold Portfolio underlying mortgage loan) described
                                          under "The Series 2007-C6 Pooling and Servicing
                                          Agreement--Servicing and Other Compensation and
                                          Payment of Expenses--Principal Special Servicing
                                          Compensation--The Liquidation Fee" in this prospectus
                                          supplement, payable with respect to:  (a) each specially
                                          serviced mortgage loan--or any replacement mortgage loan
                                          substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b)
                                          any specially serviced mortgage loan or foreclosure
                                          property as to which the special servicer receives any
                                          liquidation proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such specially serviced
                                          mortgage loan or foreclosure property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds.

Special Servicing Fee, Workout            Comparable to the corresponding fees under the series                   From time to time
Fee and Liquidation Fee on the            2007-C6 pooling and servicing agreement and, to the extent
Ala Moana Portfolio underlying            earned with respect to the Ala Moana Portfolio loan
mortgage loan/CD 2006-CD3                 combination, payable out of collections thereon.(1)
Special Servicer

Special Servicing Fee, Workout            Comparable to the corresponding fees under the series                   From time to time
Fee and Liquidation Fee on the            2007-C6 pooling and servicing agreement and, to the extent
CGM AmeriCold Portfolio                   earned with respect to the CGM AmeriCold Portfolio loan
underlying mortgage loan/ CD              combination, payable out of collections thereon.(1)
2007-CD4 Special Servicer

                                      S-26

            TYPE / RECIPIENT                                        AMOUNT/SOURCE                                    FREQUENCY
-----------------------------------       ------------------------------------------------------------------     -----------------

Trustee and Certificate                   Payable out of general collections on the mortgage pool and,                 Monthly
Administrator Fee / Trustee and           for any distribution date, will equal one month's interest at
Certificate Administrator                 0.00048% per annum with respect to each and every
                                          mortgage loan held by the issuing entity, including the Ala
                                          Moana Portfolio underlying mortgage loan and the CGM
                                          AmeriCold Portfolio underlying mortgage loan, each
                                          specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property on behalf of the issuing entity.
EXPENSES

Servicing Advances / Trustee,             To the extent of funds available, the amount of any                       Time to time
Master Servicers or Special               servicing advances.(2)(4)
Servicer

Interest on Servicing Advances /          At a rate per annum equal to a published prime rate, accrued              Time to time
Master Servicers, Special                 on the amount of each outstanding servicing advance.(3)(4)
Servicer or Trustee

P&I Advances / Master                     To the extent of funds available, the amount of any P&I                   Time to Time
Servicers and Trustee                     advances.(1)

Interest on P&I Advances /                At a rate per annum equal to a published prime rate, accrued              Time to Time
Master Servicers and Trustee              on the amount of each outstanding P&I advance.(3)(4)

Indemnification Expenses /                Amount to which such party is entitled to indemnification                 Time to time
Depositor, Trustee, Certificate           under the series 2007-C6 pooling and servicing
Administrator, Master Servicers           agreement.(5)
or Special Servicer and any
affiliate, director, officer,
employee or agent of the
Depositor, Trustee, Certificate
Administrator, Master Servicers
or Special Servicer

Servicing Advances, Interest on           Comparable to corresponding expenses under the series                  From time to time.
Servicing Advances and                    2007-C6 pooling and servicing agreement and, to the extent
Indemnification Expenses/Parties          related to the Ala Moana Portfolio underlying mortgage
to CD 2006-CD3 Pooling and                loan, payable out of collections thereon.(1)
Servicing Agreement and Related
Persons

Servicing Advances, Interest on           Comparable to corresponding expenses under the series                  From time to time.
Servicing Advances and                    2007-C6 pooling and servicing agreement and, to the extent
Indemnification Expenses/Parties          related to the CGM AmeriCold Portfolio underlying
to CD 2007-CD4 Pooling and                mortgage loan, payable out of collections thereon.(1)
Servicing Agreement and Related
Persons

                                      S-27

_____________________

(1)   See "Description of the Mortgage Pool--The Loan Combinations--The Ala Moana Portfolio Loan Combination" and "--The
      Loan Combinations-- The CGM AmeriCold Portfolio Loan Combination," "Servicing of the Ala Moana Portfolio Mortgage
      Loan" and "Servicing of the CGM AmeriCold Portfolio Mortgage Loan".

2)    Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(3)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first out of general collections of principal on the mortgage pool.

(4)   If any underlying mortgage loan is part of a loan combination that includes a subordinate non-trust mortgage loan
      (see "--The Underlying Mortgage Loans and the Mortgaged Real Properties--Loan Combinations" below), then collections on that subordinate non-trust mortgage loan will be available to make the subject payment/reimbursement to the extent provided under the related co-lender agreement.

(5)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the series 2007-C6 pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 2007-C6 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C6 pooling and servicing agreement.

                                                     The foregoing fees and expenses will generally be payable prior to distribution on the offered certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates. In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates. Further information with respect to the foregoing fees and expenses, as well as information regarding other fees and expenses, is set forth under
                                                     "Description of the Offered Certificates--Fees and Expenses" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH LOSSES
ON THE UNDERLYING MORTGAGE LOANS
AND DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES ...........................   As and to the extent described under "Description of the Offered
                                                     Certificates--Reductions of Certificate Principal Balances in
                                                     Connection with Realized Losses and Additional Trust Fund Expenses"
                                                     in this prospectus supplement, losses on the underlying mortgage loans and default-related and/or otherwise unanticipated expenses of the issuing entity will generally be allocated to reduce the respective total principal balances of the following classes of series 2007-C6 principal balance certificates (in the case of a floating rate class of series 2007-C6 certificates,

                                      S-28

                                                     through the corresponding REMIC regular interest), sequentially in the following order:

                                                            REDUCTION ORDER                      CLASS
                                                     -------------------------      -------------------------------
                                                     1st................                           S
                                                     2nd................                           Q
                                                     3rd................                           P
                                                     4th................                           O
                                                     5th................                           N
                                                     6th................                           M
                                                     7th................                           L
                                                     8th................                           K
                                                     9th................                           J
                                                     10th...............                           H
                                                     11th...............                           G
                                                     12th...............                           F
                                                     13th...............                           E
                                                     14th...............                           D
                                                     15th...............                           C
                                                     16th...............                           B
                                                     17th...............            A-J and A-JFL, pro rata by total
                                                                                           principal balance
                                                     18th...............            A-M and A-MFL, pro rata by total
                                                                                           principal balance
                                                     19th...............               A-1, A-2, A-3, A-3B, A-SB,
                                                                                     A-4, A-4FL and A-1A, pro rata
                                                                                       by total principal balance

                                                     Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to a floating rate class of the series 2007-C6
                                                     certificates, such losses, expenses and shortfalls may be allocated to the corresponding REMIC regular interest in reduction of the total principal balance of the corresponding REMIC regular interest and/or the amount of its interest entitlement. Any decrease in the total principal balance of the REMIC regular interest corresponding to a floating rate of series 2007-C6 certificates will result in a corresponding decrease in the total principal balance of that class of series 2007-C6 certificates, and any interest shortfalls suffered by the REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates (for whatever reason) will reduce the amount of interest distributed on that class of series 2007-C6 certificates.

                                                     See "Description of the Offered Certificates--Reductions of
                                                     Certificate Principal Balances in Connection with Realized Losses and
                                                     Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE PAYMENTS ....................   As and to the extent, and subject to the exceptions and limitations, described under "The Series 2007-C6 Pooling and Servicing
                                                     Agreement--Advances--Advances of Delinquent

                                      S-29

                                                     Monthly Debt Service Payments" in this prospectus supplement, each master servicer will be required to make (with respect to each mortgage loan serviced by that master servicer and, in the case of
                                                     Wachovia Bank, National Association, the Ala Moana Portfolio
                                                     underlying mortgage loan, and in the case of Midland Loan Services,
                                                     Inc., the CGM AmeriCold Portfolio underlying mortgage loan), for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments --
                                                     other than balloon payments -- and assumed monthly debt service payments, in each case net of related master servicing fees (and, in the case of each of the Ala Moana Portfolio underlying mortgage loan and the CGM AmeriCold Portfolio underlying mortgage loan, further net of any related servicing fee under the related pooling and servicing agreement for the separate securitization pursuant to which it is being serviced), that:

                                                     o     were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period;
                                                           and

                                                     o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

                                                     In addition, the trustee must make any of those advances that a master servicer is required, but fails, to make. As described under
                                                     "The Series 2007-C6 Pooling and Servicing
                                                     Agreement--Advances--Advances of Delinquent Monthly Debt Service
                                                     Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at a published prime rate.

                                                     Notwithstanding the foregoing, none of the master servicers nor the trustee will be required to make any advance that it determines, or that the special servicer determines, will not be recoverable from proceeds of the related underlying mortgage loan.

                                                     See "The Series 2007-C6 Pooling and Servicing Agreement--Advances" in
                                                     this prospectus supplement and "Description of the Governing
                                                     Documents--Advances" in the accompanying base prospectus.

REPORTS TO CERTIFICATEHOLDERS ....................   On each distribution date, the certificate administrator will provide or make available to the registered holders of the series 2007-C6 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The certificate administrator's report will detail, among other things, the payments made to the series
                                                     2007-C6 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                                      S-30

                                                     Upon reasonable prior notice, you may also review at the office of the certificate administrator, the trustee, the custodian, the master servicers and/or the special servicer during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

                                                     See "Description of the Offered Certificates--Reports to
                                                     Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION .............................   Specified parties to the transaction may terminate the issuing entity by purchasing all of the mortgage loans and any foreclosure properties held by the issuing entity, but only when the outstanding total principal balance of the series 2007-C6 certificates with principal balances is less than 1.0% of the initial total principal balance of the series 2007-C6 certificates with principal balances.

                                                     In addition, following the date on which the total principal balance of the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-4FL, A-1A, A-M, A-MFL,
                                                     A-J, A-JFL, B, C, D, E, F, G, H, J and K certificates are reduced to zero, the issuing entity may also be terminated, with the consent of
                                                     100% of the remaining series 2007-C6 certificateholders (other than the class R certificateholders) and subject to such additional conditions as may be set forth in the series 2007-C6 pooling and servicing agreement, in connection with the exchange of all the remaining series 2007-C6 certificates for all the mortgage loans and foreclosure properties held by the issuing entity at the time of the exchange.

                                                     See "Description of the Offered Certificates--Termination" in this prospectus supplement.

                            THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL ..........................................   In this section, "--The Underlying Mortgage Loans and the Mortgaged
                                                     Real Properties," we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                                     o     "Risk Factors;"

                                                     o     "Description of the Mortgage Pool;"

                                                     o     Annex A-1--Characteristics of the Underlying Mortgage Loans and
                                                           the Mortgaged Real Properties;

                                      S-31

                                                     o     Annex A-2--Summary Characteristics of the Underlying Mortgage
                                                           Loans and the Mortgaged Real Properties;

                                                     o     Annex A-3--Summary Characteristics of the Underlying Mortgage
                                                           Loans in Loan Group No. 1 and the related Mortgaged Real
                                                           Properties;

                                                     o     Annex A-4--Summary Characteristics of the Underlying Mortgage
                                                           Loans in Loan Group No. 2 and the related Mortgaged Real
                                                           Properties;

                                                     o     Annex A-5--Characteristics of the Multifamily and Manufactured
                                                           Housing Community Mortgaged Real Properties; and

                                                     o     Annex B--Description of Ten Largest Mortgage Loans and/or
                                                           Groups of Cross-Collateralized Mortgage Loans.

                                                     For purposes of calculating distributions on various classes of the offered certificates and the class A-4FL REMIC regular interest, the pool of mortgage loans backing the series 2007-C6 certificates will be divided into a loan group no. 1 and a loan group no. 2.

                                                     Loan group no. 1 will consist of 268 mortgage loans, with an initial loan group no. 1 balance of $4,267,116,678 and representing approximately 89.7% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans.

                                                     Loan group no. 2 will consist of 50 mortgage loans, with an initial loan group no. 2 balance of $488,932,725 and representing
                                                     approximately 10.3% of the initial mortgage pool balance, that are secured by multifamily properties and manufactured housing community properties.

                                                     When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that--

                                                     o     All numerical information provided with respect to the
                                                           underlying mortgage loans is provided on an approximate basis.

                                                     o     References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans; references to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 1; and references to the
                                                           initial loan group

                                      S-32

                                                           no. 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 2. We will transfer each of the underlying mortgage loans, at its
                                                           respective cut-off date principal balance, to the issuing
                                                           entity. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this prospectus supplement.

                                                     o     All weighted average information provided with respect to the underlying mortgage loans reflects a weighting based on their respective cut-off date principal balances.

                                                     o     When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group
                                                           no. 2 balance, the percentages are based on the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

                                                     o     Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per square foot of mortgaged real
                                                           property, in which cases, each related pari passu non-trust mortgage loan, if any, is taken into account), statistical information presented in this prospectus supplement with
                                                           respect to each underlying mortgage loan that is part of a loan combination (see "--The Underlying Mortgage Loans and the
                                                           Mortgaged Real Properties" below) excludes the related
                                                           non-trust mortgage loan(s).

                                                     o     If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement as set forth on Annex A-1 to this prospectus
                                                           supplement.

                                                     o     The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

                                                     o     Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying
                                                           mortgage loan or mortgaged real property, as

                                      S-33

                                                           the case may be, identified by that name on Annex A-1 to this prospectus supplement. Whenever we identify a particular
                                                           underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on
                                                           Annex A-1 to this prospectus supplement.

                                                     o     Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, and the initial mortgage pool balance may be as much as 5% larger or smaller than indicated.

LOAN COMBINATIONS ................................   Six (6) underlying mortgage loans are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all: (a) obligations of the same borrower(s); and (b)
                                                     secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. One or more (but not all) of the mortgage loans in each such loan combination will be transferred to the issuing entity. The other mortgage loan(s) in each such loan combination will not be transferred to the issuing entity, and each is sometimes referred to in this prospectus supplement as a non-trust mortgage loan.

                                                     The following underlying mortgage loans are each part of a loan combination:

                                                           % OF                              ORIGINAL               ORIGINAL
                                                          INITIAL       % OF INITIAL      PRINCIPAL BALANCE      PRINCIPAL BALANCE
     MORTGAGED PROPERTY NAME                              MORTGAGE       LOAN GROUP          OF RELATED             OF RELATED
   (AS IDENTIFIED ON ANNEX A-1        CUT-OFF DATE          POOL          NO. 1/2       PARI PASSU NON-TRUST        SUBORDINATE
 TO THIS PROSPECTUS SUPPLEMENT)     PRINCIPAL BALANCE     BALANCE         BALANCE             LOANS(1)          NON-TRUST LOANS(2)
--------------------------------    -----------------   -----------   ---------------   --------------------    ------------------

1. DDR Southeast Portfolio .....      $442,500,000          9.3%           10.4%           $442,500,000                NAP
2. CGM AmeriCold Portfolio .....      $145,000,000          3.0%            3.4%           $180,000,000                NAP
3. Greensboro Corporate Center .      $130,000,000          2.7%            3.0%                NAP                $ 10,000,000
4. Ala Moana Portfolio .........      $100,000,000          2.1%            2.3%           $1,100,000,000          $300,000,000
5. 600 West Chicago ............      $ 66,250,000          1.4%            1.6%           $198,750,000                NAP
6. Bear Creek Apartments .......      $  6,345,689          0.1%            1.3%                NAP                $    405,000

----------

(1)   Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the underlying mortgage loan that is part of the subject loan combination.

(2)   Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata (but subordinate) basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

                                      S-34

                                                     See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each of the above-discussed loan combinations, and see
                                                     "The Series 2007-C6 Pooling and Servicing Agreement--The Series
                                                     2007-C6 Controlling Class Representative and the Serviced Non-Trust
                                                     Loan Noteholders" and "Description of the Mortgage Pool--The Loan
                                                     Combinations" in this prospectus supplement for a description of certain rights of the holders of the respective mortgage loans in those loan combinations that will not be included in the series
                                                     2007-C6 securitization transaction. See also the description of the
                                                     DDR Southeast Pool underlying mortgage loan, the CGM AmeriCold
                                                     Portfolio underlying mortgage loan, the Greensboro Corporate Center underlying mortgage loan and the Ala Moana Portfolio underlying mortgage loan on Annex B to this prospectus supplement and the discussion under "Risk Factors--The Mortgaged Real Properties that
                                                     Secure Some Mortgage Loans in the series 2007-C6 Securitization
                                                     Transaction Also Secure One or More Related Mortgage Loans That Will
                                                     Not Be Transferred to the Issuing Entity; The Interests of the
                                                     Holders of Those Related Mortgage Loans May Conflict with Your
                                                     Interests" in this prospectus supplement.

ACQUISITION OF MORTGAGE LOANS ....................   On or prior to the date of initial issuance of the offered certificates, we will acquire the underlying mortgage loans from the sponsors and will transfer those mortgage loans to the issuing entity.

                                                     Following the date of initial issuance of the series 2007-C6 certificates, no party will have the ability to add mortgage loans to the assets of the issuing entity. However, substitutions of underlying mortgage loans as to which there exists a material uncured breach of certain representations and warranties or a material uncured document defect or omission may occur under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions," "--Assignment of the
                                                     Mortgage Loans; Repurchases and Substitutions" and "--Repurchase or
                                                     Substitution of Cross-Collateralized Mortgage Loans" in this prospectus supplement.

PAYMENT AND OTHER TERMS

A. General .......................................   Each of the mortgage loans that we intend to transfer to the issuing entity is the obligation of a borrower to repay a specified sum with interest.

                                      S-35

                                                     Repayment of each of the mortgage loans that we intend to transfer to the issuing entity is secured by a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. That mortgage lien will generally be a first priority lien, except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement. However, four
                                                     (4) of the underlying mortgage loans that are part of a loan combination, representing 15.8% of the initial mortgage pool balance and 17.7% of the initial loan group no. 1 balance, respectively, are pari passu in right of payment to one or more other mortgage loans that are not assets of the issuing entity.

                                                     All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

B. Mortgage Rates ................................   Each of the mortgage loans that we intend to transfer to the issuing entity currently accrues interest at the annual rate(s) specified with respect to that loan on Annex A-1 to this prospectus supplement.
                                                     Except as otherwise described below with respect to the mortgage loans that have anticipated repayment dates, the mortgage rate for each mortgage loan that we intend to transfer to the issuing entity is, in the absence of default, fixed for the entire term of the loan.

C. Balloon Loans .................................   Three hundred nine (309) of the mortgage loans that we intend to transfer to the issuing entity, representing 97.4% of the initial mortgage pool balance, of which 259 mortgage loans are in loan group
                                                     no. 1, representing 97.0% of the initial loan group no. 1 balance, and 50 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, each provide for:

                                                     o     an amortization schedule that is significantly longer than its remaining term to stated maturity or for no amortization prior to stated maturity; and

                                                     o     a substantial balloon payment of principal on its maturity date.

                                      S-36

                                                     Seventy (70) of the 309 balloon mortgage loans that we intend to transfer to the issuing entity, representing 48.8% of the initial mortgage pool balance, of which 63 mortgage loans are in loan group
                                                     no. 1, representing 49.9% of the initial loan group no. 1 balance, and seven (7) mortgage loans are in loan group no. 2, representing
                                                     39.4% of the initial loan group no. 2 balance, provide for payments of interest only until maturity. One hundred forty-five (145) other balloon mortgage loans that we intend to transfer to the issuing entity, representing 37.1% of the initial mortgage pool balance, of which 122 mortgage loans are in loan group no. 1, representing 36.0%
                                                     of the initial loan group no. 1 balance, and 23 mortgage loans are in loan group no. 2, representing 47.3% of the initial loan group no. 2 balance, provide for payments of interest only for periods ending prior to maturity that range from the first payment to the first 72 payments following origination.

D. ARD Loans .....................................   Eight (8) of the mortgage loans that we intend to transfer to the issuing entity, representing 2.6% of the initial mortgage pool balance, and 2.9% of the initial loan group no. 1 balance, each provides incentives to the related borrower to pay the subject mortgage loan in full by a specified date prior to maturity. We consider that date to be the anticipated repayment date for each of those mortgage loans. There can be no assurance, however, that these incentives will result in any of those mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, may (but need not) include:

                                                     o     the calculation of interest at an annual rate in excess of the initial mortgage rate, which additional interest will be
                                                           deferred, may be compounded, will be payable only after the outstanding principal balance of the mortgage loan is paid in full and, if collected, will be distributed with respect to the class Y certificates; and

                                                     o     the application of all or a portion of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                      S-37

                                                     Two (2) of the eight (8) mortgage loans with anticipated repayment dates that we intend to transfer to the issuing entity, representing
                                                     1.0% of the initial mortgage pool balance and 1.1% of the initial loan group no. 1 balance, provide for payments of interest only up to the related anticipated repayment date. Five (5) of the mortgage loans with anticipated repayment dates that we intend to transfer to the issuing entity, representing 1.4% of the initial mortgage pool balance and 1.5% of the initial loan group no. 1 balance, provide for payments of interest only for periods ending prior to the anticipated repayment date that range from the first 24 payments to the first 60 payments following origination.

E. Fully Amortizing Loans ........................   One (1) mortgage loan that we intend to transfer to the issuing entity, representing 0.04% of the initial mortgage pool balance and
                                                     0.05% of the initial loan group no. 1 balance, has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its respective maturity date. This mortgage loan does not provide for any of the repayment incentives associated with a mortgage loan that has an anticipated repayment date.

DELINQUENCY STATUS/LOSS INFORMATION ..............   None of the mortgage loans that we intend to transfer to the issuing entity was more than 30 days delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage loan. Further, none of the mortgage loans that we intend to transfer to the issuing entity have experienced any losses of principal or interest (through forgiveness of debt or
                                                     restructuring) since origination.

PREPAYMENT RESTRICTIONS ..........................   Except as described below, all of the mortgage loans that we intend to transfer to the issuing entity currently (as of the cut-off date)
                                                     provide for a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part, and which lock-out period will be followed by one or both of:

                                                     o     a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through full or partial defeasance; or

                                                     o     a prepayment consideration period, during which voluntary
                                                           prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

                                      S-38

                                                     Notwithstanding the foregoing prepayment restrictions, several of the underlying mortgage loans allow for exceptions to their standard prepayment restrictions, including, but not limited to: (i) partial prepayments up to a specified amount or a specified percentage of the original or outstanding loan amount; (ii) partial prepayments in connection with the release of a particular parcel of the related mortgaged real property; and (iii) a required repayment of the subject mortgage loan, in whole or in part, if a specified condition is not satisfied by a designated date. These prepayments may be permitted or required notwithstanding that a prepayment lock-out period is otherwise in effect and may not be accompanied by prepayment consideration. See the footnotes to Annex A-1 of this prospectus supplement. For example:

                                                     o     one of the mortgage loans (loan number 1) that we intend to transfer to the issuing entity, representing 9.3% of the
                                                           initial mortgage pool balance and 10.4% of the initial loan group no. 1 balance, may be prepaid from time to time up to an amount equal to 10% of the original principal balance of the mortgage loan in the aggregate without any prepayment premium or yield maintenance charge;

                                                     o     one of the mortgage loans (loan number 4) that we intend to transfer to the issuing entity, representing 2.6% of the
                                                           initial mortgage pool balance and 25.2% of the initial loan group no. 2 balance, permits the mortgage loan borrower to prepay up to $11.5 million of the principal balance at any time before the maturity of the loan in connection with the partial release of the individual mortgaged properties;

                                                     o     one of the mortgage loans (loan number 5) that we intend to transfer to the issuing entity, representing 2.5% of the
                                                           initial mortgage pool balance and 2.8% of the initial loan group no. 1 balance, may be prepaid beginning on March 1, 2012, and during each subsequent calendar year, in an amount up to 1%
                                                           of the original principal balance of the mortgage loan without any prepayment premium or yield maintenance charge; and

                                                     o     with respect to one of the mortgage loans (loan number 319)
                                                           that we intend to transfer to the issuing entity, representing
                                                           0.02% of the initial mortgage pool balance and 0.03% of the initial loan group no. 1 balance, if the sole tenant does not receive the regulatory approval from the Federal Deposit
                                                           Insurance Corporation to commence occupancy of the related mortgaged property and does not provide a tenant estoppel to lender evidencing such regulatory approval by October 31, 2007, then the entire unpaid principal amount of the

                                      S-39

                                                           mortgage loan will be due and payable no later than November
                                                           30, 2007, and in connection with such prepayment, no prepayment premium, yield maintenance charge or defeasance payment is required.

                                                     Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults (including, if applicable, as a result of the exercise of related purchase options by other creditors), casualties and condemnations in respect of the mortgaged real properties and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Furthermore, prepayment premiums and/or yield maintenance charges may not be payable in connection with prepayments of this type.

                                                     The prepayment terms of each of the mortgage loans that we intend to transfer to the issuing entity are set forth in Annex A-1 to this prospectus supplement. See also "Description of the Mortgage
                                                     Pool--Terms and Conditions of the Underlying Mortgage
                                                     Loans--Prepayment Provisions" in this prospectus supplement.

DEFEASANCE .......................................   Two hundred fifty-eight (258) of the mortgage loans that we intend to transfer to the issuing entity, representing 76.8% of the initial mortgage pool balance, of which 216 mortgage loans are in loan group
                                                     no. 1, representing 76.0% of the initial loan group no. 1 balance, and 42 mortgage loans are in loan group no. 2, representing 83.9% of the initial loan group no. 2 balance, permit the related borrower to defease the mortgage loan and obtain a release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations or certain other government-related securities as substitute collateral, but prohibit voluntary prepayments during the defeasance period. All of the mortgage loans prohibit defeasance prior to the second anniversary of the date of initial issuance of the series 2007-C6 certificates.

ADDITIONAL STATISTICAL INFORMATION ...............   Set forth below is selected statistical information regarding the mortgage pool, loan group no. 1 and loan group no. 2, respectively.

A. GENERAL CHARACTERISTICS .......................   The mortgage pool, loan group no. 1 and loan group no. 2,
                                                     respectively, will have the following general characteristics as of the cut-off date:

                                      S-40

                                                             MORTGAGE         LOAN GROUP            LOAN GROUP
                                                               POOL              NO. 1                 NO. 2
                                                          --------------     --------------        ------------

      Initial mortgage pool/loan group balance ...        $4,756,049,404     $4,267,116,678        $488,932,725
      Number of mortgage loans ...................                   318                268                  50
      Number of mortgaged real properties ........                   501                400                 101

      Highest cut-off date principal balance .....         $ 442,500,000     $  442,500,000        $123,150,000
      Lowest cut-off date principal balance ......         $   1,082,009     $    1,082,009        $  1,098,016
      Average cut-off date principal balance .....         $  14,956,130     $   15,922,077        $  9,778,655
      Highest mortgage rate ......................                6.9000%            6.9000%             6.2800%
      Lowest mortgage rate .......................                5.0200%            5.0200%             5.2250%
      Weighted average mortgage rate .............                5.7313%            5.7214%             5.8177%

      Longest original loan term to maturity or
       anticipated repayment date ................            180 months         180 months          120 months
      Shortest original loan term to maturity or
       anticipated repayment date ................             60 months          60 months           60 months
      Weighted average original loan term to
       maturity or anticipated repayment date ....            112 months         112 months          117 months

      Longest remaining loan term to maturity or
       anticipated repayment date ................            177 months         177 months          120 months
      Shortest remaining loan term to maturity or
       anticipated repayment date ................             50 months          50 months           50 months
      Weighted average remaining loan term to
      maturity or anticipated repayment date .....            110 months         109 months          114 months

      Highest underwritten net cash flow debt
       service coverage ratio ....................                  2.98x              2.98x               2.17x
      Lowest underwritten net cash flow debt
      service coverage ratio .....................                  1.10x              1.10x               1.14x
      Weighted average underwritte net cash flow
       debt service coverage ratio ...............                  1.41x              1.41x               1.34x

      Highest cut-off date loan-to-value ratio ...                  81.7%              81.7%               80.1%
      Lowest cut-off date loan-to-value ratio ....                  31.9%              31.9%               32.2%
      Weighted average cut-off date
       loan-to-value ratio .......................                  72.0%              71.6%               75.5%
      Highest maturity date/ARD
       loan-to-value ratio(1) ....................                  81.3%              81.3%               79.9%
      Lowest maturity date/ARD
       loan-to-value ratio(1) ....................                  27.1%              31.9%               27.1%
      Weighted average maturity date/ARD
       loan-to-value ratio(1) ....................                  68.4%              68.1%               71.2%

      ________________

      (1)   Excludes fully amortizing loans.

                                                     When reviewing the foregoing table, please note the following:

                                                     o     The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. The initial loan group no. 1 balance and the initial loan group no. 2 balance may each also vary.

                                                     o     With respect to one (1) mortgage loan that we intend to
                                                           transfer to the issuing entity (loan number 4), representing
                                                           2.6% of the initial mortgage pool balance and 25.2% of the initial loan group no. 2 balance, the calculation of
                                                           underwritten net cash flow for the related mortgaged real
                                                           property--which is, in turn, used in the calculation of
                                                           underwritten net cash flow debt service coverage ratios--was based on various assumptions regarding projected increased rental income from property renovation as of 2011. See
                                                           "Description of the

                                      S-41

                                                           Ten Largest Mortgage Loans and/or Groups of
                                                           Cross-Collateralized Mortgage Loans--The Hyde Park Apartment
                                                           Portfolio" on Annex B to this prospectus supplement for more information. In the case of eight (8) mortgage loans that we intend to transfer to the issuing entity (loan numbers 27, 32,
                                                           34, 35, 43, 61, 81 and 280), representing 3.8% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 3.7% of the initial loan group
                                                           no. 1 balance, and one (1) mortgage loan is in loan group no.
                                                           2, representing 4.6% of the initial loan group no. 2 balance, respectively, the debt service coverage information, and in the case of two (2) of those eight (8) mortgage loans (loan numbers
                                                           27 and 280), representing 0.8% of the initial mortgage pool balance, and 0.9% of the initial loan group no. 1 balance, the cut-off date loan-to-value ratio and maturity date/ARD
                                                           loan-to-value ratio information, presented in the foregoing table (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback, letter of credit or guaranty and/or (b) reflects an application of that cash holdback, letter of credit or guaranty to pay down the subject mortgage loan. In addition, in the case of five (5)
                                                           mortgage loans (loan numbers 4, 42, 133, 151 and 239),
                                                           representing 3.5% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1,
                                                           representing 1.0% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing
                                                           25.2% of the initial loan group no. 2 balance, respectively, the "as-stabilized" appraised value was used to calculate the loan-to-value ratios.

                                                     o     In the case of each mortgage loan that is part of a loan
                                                           combination, the loan-to-value and debt service coverage
                                                           information presented in the foregoing table takes into account each non-trust mortgage loan that is part of the related loan combination and that is pari passu in right of payment with the related underlying mortgage loan, but does not take into
                                                           account any related subordinate non-trust mortgage loans in a loan combination.

B. GEOGRAPHIC CONCENTRATION ......................   The table below shows the number of, and the respective percentages of the initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group no. 2 balance secured by, mortgaged real properties located in the indicated states or regions:

                                      S-42

                                            NUMBER OF       % OF INITIAL       % OF INITIAL      % OF INITIAL
                                            MORTGAGED         MORTGAGE           LOAN GROUP       LOAN GROUP
      State/Region                         PROPERTIES       POOL BALANCE       NO. 1 BALANCE     NO. 2 BALANCE
                                         ---------------   ---------------   ----------------   ---------------

      California                               53               19.5%               20.9%             7.6%
         Southern California                   39               15.3%               16.3%             6.3%
         Northern California                   14                4.2%                4.6%             1.3%
      Virginia                                 21                8.8%                9.6%             1.4%
      Florida                                  57                8.3%                8.8%             3.5%
      Pennsylvania                             18                6.5%                6.2%             8.6%
      Illinois                                 54                5.4%                3.1%            25.8%
      North Carolina                           21                5.3%                5.7%             2.3%
      Georgia                                  37                4.4%                4.7%             1.1%
      Maryland                                 14                3.9%                4.3%              --
      New Jersey                               13                3.4%                3.4%             2.9%
      Washington                               17                3.2%                3.4%             1.5%
      Other                                    196              31.4%               29.8%            45.3%

                                                     The reference to "Other" in the foregoing table, insofar as it relates to the entire mortgage pool, includes 32 other states and the
                                                     District of Columbia. No more than 3.1% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other jurisdictions. Northern California includes areas with zip codes of 93309 and above, and Southern California includes areas with zip codes of 93003 and below.

C. PROPERTY TYPES ................................   The table below shows the number of, and the respective percentages of the initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group no. 2 balance secured by, mortgaged real properties predominantly operated for each indicated
                                                     purpose:

                                              NUMBER OF      % OF INITIAL
                                              MORTGAGED        MORTGAGE         % OF INITIAL LOAN      % OF INITIAL LOAN
             PROPERTY TYPES                   PROPERTIES     POOL BALANCE      GROUP NO. 1 BALANCE    GROUP NO. 2 BALANCE
      ------------------------               ------------   --------------    ---------------------   --------------------

      Retail                                     174            39.1%                 43.6%                   --
      Anchored                                    99            26.9%                 30.0%                   --
      Regional Mall                                3             3.8%                  4.3%                   --
      Shadow Anchored                             18             3.0%                  3.3%                   --
      Unanchored                                  23             2.7%                  3.0%                   --
      Anchored, Single Tenant                     18             1.8%                  2.0%                   --
      Unanchored, Single Tenant                   13             0.9%                  1.0%                   --
      Office                                      84            26.6%                 29.7%                   --
      Suburban                                    54            15.2%                 17.0%                   --
      CBD                                          9             6.0%                  6.7%                   --
      Medical Office                              21             5.4%                  6.1%                   --
      Hospitality                                 41            10.6%                 11.9%                   --
      Limited Service                             32             7.4%                  8.2%                   --
      Full Service                                 6             2.7%                  3.0%                   --
      Extended Stay                                3             0.5%                  0.6%                   --
      Industrial                                  76             9.7%                 10.9%                   --
      Multifamily                                 88             9.4%                  0.5%                 87.3%
      Conventional                                86             9.1%                  0.3%                 85.7%
      Student Housing                              1             0.2%                   --                   1.6%
      Live/Work                                    1             0.2%                  0.2%                   --
      Mixed Use                                   13             2.3%                  2.6%                   --
      Manufactured Housing                        15             1.3%                   --                  12.7%
      Self Storage                                 7             0.5%                  0.6%                   --
      Other                                        1             0.2%                  0.2%                   --
      Land                                         2             0.1%                  0.2%                   --

                                      S-43

                                                     With respect to each of the 18 mortgaged real properties identified in the foregoing table as "Shadow Anchored," none of the relevant anchor tenants is on any portion of the particular property that is subject to the lien of the related mortgage instrument.

D. ENCUMBERED INTERESTS ..........................   The table below shows the number of, and the respective percentages of the initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group no. 2 balance secured by, mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

                                                       NUMBER OF    % OF INITIAL
                                                       MORTGAGED      MORTGAGE       % OF INITIAL LOAN    % OF INITIAL LOAN
                    ENCUMBERED INTERESTS              PROPERTIES    POOL BALANCE    GROUP NO. 1 BALANCE  GROUP NO. 2 BALANCE
      --------------------------------------------   ------------  --------------   -------------------  -------------------

      Fee Simple .................................      489(1)         94.8%              94.2%                  100.0%
      Leasehold ..................................        9(2)          2.6%               2.9%                     --%
      Fee Simple in part and Leasehold in part ...        3(2)          2.6%               2.9%                     --%
      _____________

      (1)   Three hundred eighty-eight (388) of these mortgaged real properties secure mortgage loans in loan group no. 1 and 101 of these mortgaged real properties secure mortgage loans in loan group no. 2.

      (2) All of these mortgaged real properties secure mortgage loans in loan group no. 1.

                                                     It should be noted that each mortgage loan secured by overlapping fee and leasehold interests is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "Fee Simple" in the chart above.

REMOVAL OF UNDERLYING MORTGAGE LOANS

A. REPURCHASE OR SUBSTITUTION DUE
   TO BREACH OF REPRESENTATION OR
   WARRANTY, A DOCUMENT DEFICIENCY
   OR EARLY DEFEASANCE ...........................   As of the date of initial issuance of the offered certificates, and subject to certain exceptions, each sponsor will make with respect to each underlying mortgage loan contributed by it the representations and warranties generally described under "Description of the Mortgage
                                                     Pool--Representations and Warranties; Repurchases and Substitutions"
                                                     in this prospectus supplement. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document defect or omission with respect to any underlying mortgage loan (as discussed under "Description of the
                                                     Mortgage Pool--Assignment of the Mortgage Loans;

                                      S-44

                                                     Repurchases and Substitutions" in this prospectus supplement), then the sponsor that contributed the affected mortgage loan will be required, under certain circumstances, to (1) repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b)
                                                     all unpaid interest, other than post-ARD additional interest and default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2007-C6 pooling and servicing agreement, or (2) until the second anniversary of the date of initial issuance of the series 2007-C6 certificates, substitute a qualified substitute mortgage loan and pay the shortfall amount equal to the difference between the amounts set forth in clause (1) above and the stated principal balance of such qualified substitute mortgage loan as of the date of substitution. See
                                                     "Description of the Mortgage Pool--Terms and Conditions of the
                                                     Underlying Mortgage Loans--Defeasance Loans," "--Representations and
                                                     Warranties; Repurchases and Substitutions," "--Assignment of the
                                                     Mortgage Loans; Repurchases and Substitutions" and "--Repurchase or
                                                     Substitution of Cross-Collateralized Mortgage Loans" in this prospectus supplement. No yield maintenance charge or other prepayment penalty will be paid in connection with any repurchase described above.

B. FAIR VALUE OPTION .............................   The largest single holder or beneficial owner, as applicable, of certificates of the series 2007-C6 controlling class (which is described under "The Series 2007-C6 Pooling and Servicing
                                                     Agreement--The Series 2007-C6 Controlling Class Representative and
                                                     the Serviced Non-Trust Loan Noteholders--Series 2007-C6 Controlling
                                                     Class" in this prospectus supplement) and the special servicer will each have an assignable option to purchase any mortgage loan held by the issuing entity that meets the requisite default criteria, at a price generally equal to either: (1) the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan,
                                                     (d) all unpaid interest accrued on advances made by the applicable master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2007-C6 pooling and servicing agreement; or (2) following the determination thereof, the fair value of that mortgage loan. In addition, the holder of the CGM AmeriCold Portfolio mortgage loan that is not transferred to the issuing entity will have a fair value purchase option solely as to the CGM AmeriCold Portfolio underlying mortgage loan. See "The Series 2007-C6 Pooling and Servicing
                                                     Agreement--Fair Value Purchase Option" in this prospectus supplement.

                                      S-45

C. OTHER PURCHASE OPTIONS ........................   The following third parties or their designees will have the option to purchase one or more underlying mortgage loans from the issuing entity, at no less than the outstanding principal balance thereof plus accrued interest, generally after such mortgage loan has become a specially serviced mortgage loan or otherwise under various default scenarios:

                                                     o     in the case of each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender,
                                                           intercreditor or similar agreement, the holder of any (or a designated) pari passu or subordinate non-trust mortgage loan included in that loan combination may be granted the right to purchase the subject underlying mortgage loan from the issuing entity to the extent and under various default scenarios as described under "Description of the Mortgage Pool--The Loan
                                                           Combinations" in this prospectus supplement; and

                                                     o     a mezzanine lender with respect to the borrower under an
                                                           underlying mortgage loan may be entitled to purchase a
                                                           defaulted mortgage loan from the issuing entity upon the
                                                           occurrence of a default thereunder or upon the transfer to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see "Description of the
                                                           Mortgage Pool--Additional Loan and Property
                                                           Information--Additional and Other Financing" in this prospectus supplement).

                                LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES ..................   The certificate administrator or its agent will make elections to treat designated portions of the assets of the issuing entity as one or more real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

                                                     The offered certificates will be treated as regular interests in a
                                                     REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                      S-46

                                                     For federal income tax reporting purposes, the class A-1 and class
                                                     A-2 certificates will not be issued with original issue discount, the class A-3, class A-3B, class A-SB, class A-4, class A-1A and class
                                                     A-M certificates will be issued with a de minimis amount of original issue discount, and the other classes of offered certificates will be issued with more than a de minimis amount of original issue discount.
                                                     If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. Some of the offered certificates may be treated as having been issued at a premium.

                                                     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series
                                                     2007-C6 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                                                     o     any underlying mortgage loan with an anticipated repayment date will be paid in full on that date,

                                                     o     no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                                                     o     there will be no extension of maturity for any mortgage loan held by the issuing entity.

                                                     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax
                                                     Consequences" in each of this prospectus supplement and the accompanying base prospectus.

ERISA ............................................   We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                                     o     Title I of the Employee Retirement Income Security Act of 1974,
                                                           as amended, or

                                                     o     section 4975 of the Internal Revenue Code of 1986, as amended,

                                                     will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to
                                                     Citigroup Global Markets Inc. by the U.S. Department of Labor.

                                      S-47

                                                     If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section
                                                     4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the
                                                     Internal Revenue Code of 1986, as amended.

LEGAL INVESTMENT .................................   The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment" in this prospectus supplement and in the accompanying base prospectus.

INVESTMENT CONSIDERATIONS ........................   The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                                     In addition, if you are contemplating the purchase of class X certificates, you should be aware that--

                                                     o     the yield to maturity on the class X certificate will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

                                                     o     a faster than anticipated rate of payments and other
                                                           collections of principal on the underlying mortgage loans could result in a lower anticipated yield with respect to the class X certificates; and

                                                     o     an extremely rapid rate of prepayments and/or other
                                                           liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with
                                                           respect to the class X certificates.

                                      S-48

                                                     The yield on the other offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

                                                     In addition, the pass-through rate for, and yield on, the class X certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class.

                                                     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying base prospectus.

                                      S-49

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

      You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

THE CLASS A-M, A-J, B, C, D, E AND F CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-3B, A-SB, A-4 AND A-1A
CERTIFICATES

      If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series
2007-C6 certificates, including the A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A and X classes, and some or all of the REMIC regular interests corresponding to the floating rate classes of the series 2007-C6 certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2007-C6 certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the series
            2007-C6 certificates,

      o     the order in which the principal balances of the respective classes of the series 2007-C6 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

      o     the characteristics and quality of the mortgage loans backing the offered certificates.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

      The yields on your offered certificates will depend on--

      o     the price you paid for your offered certificates, and

      o     the rate, timing and amount of payments on your offered
            certificates.

      The rate, timing and amount of payments on your offered certificates will depend on:

                                      S-50

      (a)   the pass-through rate for, and other payment terms of, your offered certificates;

      (b)   the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

      (c)   the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

      (d)   the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      (e)   the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;
            and

      (f)   servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

      In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-3B, A-SB and
A-4 certificates should be concerned with the factors described in clauses (b)
through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, A-2, A-3,
A-3B, A-SB, A-4 and A-4FL certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

      See "Description of the Mortgage Pool," "The Series 2007-C6 Pooling and
Servicing Agreement," "Servicing of the Ala Moana Portfolio Mortgage Loan," and
"Servicing of the CGM AmeriCold Portfolio Mortgage Loan," and "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER
OR SLOWER THAN YOU ANTICIPATED

      If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

      Holders of the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other

                                      S-51

collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-3B, A-SB, A-4 and
A-4FL certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

      If you purchase a class X certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. A payment of principal in reduction of the total principal balance of any class of series 2007-C6 principal balance certificates will result in a reduction in the total notional amount of the class X certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by--

      o     the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under "Description of the
            Mortgage Pool--Representations and Warranties; Repurchases and
            Substitutions" and "--Assignment of the Mortgage Loans; Repurchases
            and Substitutions" in this prospectus supplement; and

      o     the sale of defaulted underlying mortgage loans from the issuing entity in accordance with a fair value or other purchase option.

      Prior to investing in the class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

      You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

      The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class.

THE INTERESTS OF THE SERIES 2007-C6 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE
IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

      The holders or beneficial owners of series 2007-C6 certificates representing a majority interest in the controlling class of series 2007-C6 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "The Series 2007-C6 Pooling and
Servicing Agreement--The Series 2007-C6 Controlling Class Representative and the
Serviced Non-Trust Loan Noteholders" in this prospectus supplement; and (b)
replace the special servicer under the series 2007-C6 pooling and servicing agreement, subject to any limitations, and satisfaction of the conditions, described under "The Series 2007-C6 Pooling and Servicing Agreement--Replacement
of the Special Servicer" in this prospectus supplement, and further subject (in the case of a loan combination serviced under the series 2007-C6 pooling and servicing agreement) to any rights in that regard of the holder(s) of a related non-trust mortgage loan or group of related non-trust mortgage loan(s). Among other things, the series 2007-C6 controlling class representative may direct the special servicer under the series 2007-C6 pooling and servicing agreement to take, or to refrain from taking,

                                      S-52

certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties held by the issuing entity (exclusive of the underlying mortgage loans or any related foreclosure property serviced and/or administered under other pooling and servicing agreements) that the series 2007-C6 controlling class representative may consider advisable, subject (in the case of a loan combination serviced under the series 2007-C6 pooling and servicing agreement) to any rights in that regard of the holder(s) of a related non-trust mortgage loan or group of related non-trust mortgage loan(s).

      In the absence of significant losses on the underlying mortgage loans, the series 2007-C6 controlling class will be a non-offered class of series 2007-C6 certificates. The series 2007-C6 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2007-C6 controlling class representative will exercise its rights and powers on behalf of the series
2007-C6 controlling class certificateholders, and it will not be liable to any other class of series 2007-C6 certificateholders for so doing.

REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE
MORTGAGED REAL PROPERTIES

      The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

      o     retail;

      o     office;

      o     hospitality;

      o     industrial;

      o     multifamily;

      o     mixed use;

      o     manufactured housing communities;

      o     self storage;

      o     health club; and

      o     land.

      The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

      o     the successful operation and value of the related mortgaged real property, and

      o     the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "--The Various Types of

                                      S-53

Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER AN UNDERLYING MORTGAGE LOAN IN THE EVENT OF DEFAULT

      All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the special servicer may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See
"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your
Offered Certificates Will Be Nonrecourse" in the accompanying base prospectus.

IN SOME CASES, PAYMENTS ON AN UNDERLYING MORTGAGE LOAN ARE DEPENDENT ON A SINGLE
TENANT OR ON ONE OR A FEW MAJOR TENANTS AT THE RELATED MORTGAGED REAL PROPERTY

      In the case of 262 mortgaged real properties, securing 45.1% of the initial mortgage pool balance, and 50.3% of the initial loan group no. 1 balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 93 of those properties, securing 13.3% of the initial mortgage pool balance and 14.8% of the initial loan group no. 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% or nearly 100% of the property.
Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends Upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance--The Successful Operation of a
Multifamily or Commercial Property Depends on Tenants," "--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily
Mortgage Loan Depends Upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy
Adversely Affects Property Performance" in the accompanying base prospectus.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER-AFFILIATED ENTITIES HAVE
UNIQUE RISKS

      If a mortgaged real property is leased in whole or substantial part to the borrower under the underlying mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the underlying mortgage loan as it can directly interrupt the cash flow from the mortgaged real property if the borrower's or its affiliate's financial condition worsens.

      Certain mortgaged real properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged real property or the master leased premises. Such master lease arrangements present additional risks, such as potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the

                                      S-54

mortgaged real property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged real property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

FIVE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON THE RESPECTIVE BORROWER'S INTERESTS IN EACH OF THE FOLLOWING
PROPERTY TYPES--RETAIL, OFFICE, HOSPITALITY, INDUSTRIAL AND MULTIFAMILY

      One hundred seventy-four (174) of the mortgaged real properties, securing
39.1% of the initial mortgage pool balance and 43.6% of the initial loan group
no. 1 balance, are primarily used for retail purposes. We consider 138 of the subject retail properties (which include regional malls), securing 35.5% of the initial mortgage pool balance and 39.6% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and 36 of the subject retail properties, securing 3.6% of the initial mortgage pool balance and 4.0%
of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks--Retail Properties"
in the accompanying base prospectus.

      Eighty-four (84) of the mortgaged real properties, securing 26.6% of the initial mortgage pool balance and 29.7% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under "Risk Factors--The Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates May Present Special Risks--Office Properties" in the accompanying base prospectus.

      Forty-one (41) of the mortgaged real properties, collectively securing
10.6% of the initial mortgage pool balance and 11.9% of the initial loan group
no. 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Hospitality properties may be operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under "Risk Factors--The
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates May Present Special Risks
--Hospitality Properties" in the accompanying base prospectus.

      Seventy-six (76) of the mortgaged real properties, securing 9.7% of the initial mortgage pool balance and 10.9% of the initial loan group no. 1 balance, respectively, are primarily used for industrial purposes. A number of factors may adversely affect the value and successful operation of an industrial property as discussed under "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks--Industrial Properties" in the
accompanying base prospectus.

      Eighty-eight (88) of the mortgaged real properties, securing 9.4% of the initial mortgage pool balance, of which two (2) mortgaged real properties secure mortgage loans in loan group no. 1, representing 0.5% of the initial loan group
no. 1 balance, and 86 mortgaged real properties secure mortgage loans in loan group no. 2, representing 87.3% of the initial loan group no. 2 balance, respectively, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property as discussed under "Risk Factors--The Various Types of
Multifamily and Commercial Properties that

                                      S-55

May Secure Mortgage Loans Underlying a Series of Offered Certificates May
Present Special Risks --Multifamily Rental Properties" in the accompanying base prospectus.

      One (1) of the underlying mortgage loans that we intend to transfer to the issuing entity, representing 3.0% of the initial mortgage pool balance and 3.4%
of the initial loan group no. 1 balance, respectively, is secured by mortgaged real properties identified on Annex A-1 to this prospectus supplement as the CGM
AmeriCold Portfolio, which mortgaged real properties consist of industrial properties utilized as refrigerated distribution/warehouse facilities, which we refer to below as "cold storage facilities." Significant factors determining the value of such cold storage facilities are the quality and mix of tenants, building design and the location of the property. Since tenants frequently incur transportation costs which are significantly greater than warehousing costs, location is a major factor. A cold storage facility requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. In certain locations, tenants depend upon shipping products in pooled shipments with products of other tenants going to the same markets. In these cases, the mix of tenants in a cold storage facility can significantly influence the cost of delivering products to markets. Cold storage facilities are often located near or adjacent to tenants' processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants' commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities. Cold storage facilities may be adversely affected by reduced demand for cold storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Aspects of building site design and adaptability affect the value of a cold storage facility. Site characteristics which are valuable to such a property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility's revenues and operating expenses.

      In general, if the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property, then the overall performance of the mortgage pool will be materially more dependent on the factors that affect the operations at and value of that property type. See "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

      Eight (8) mortgage loans that we intend to transfer to the issuing entity
(loan numbers 46, 72, 153, 171, 173, 221, 251 and 270), representing 0.4%, 0.3%,
0.2%, 0.2%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance, are each secured in whole or in part by the related borrower's interest in a commercial or residential condominium project. See "Risk
Factors--Lending on Condominium Units Creates Risks for Lenders That Are Not
Present When Lending on Non-Condominiums" in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

                                      S-56

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATE OF CALIFORNIA AND FIVE
PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY MORTGAGE
LIENS ON REAL PROPERTIES LOCATED IN THE STATE OF VIRGINIA, FLORIDA,
PENNSYLVANIA, ILLINOIS AND NORTH CAROLINA

      The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent
5.0% or more of the initial mortgage pool balance:

                                                   % OF INITIAL      % OF INITIAL        % OF INITIAL
                                     NUMBER OF       MORTGAGE      LOAN GROUP NO. 1    LOAN GROUP NO. 2
             STATE                  PROPERTIES     POOL BALANCE        BALANCE             BALANCE
--------------------------------   ------------   --------------   ----------------   ------------------

California .....................        53             19.5%            20.9%                7.6%
     Southern California(1) ....        39             15.3%            16.3%                6.3%
     Northern California(1) ....        14              4.2%             4.6%                1.3%
Virginia .......................        21              8.8%             9.6%                1.4%
Florida ........................        57              8.3%             8.8%                3.5%
Pennsylvania ...................        18              6.5%             6.2%                8.6%
Illinois .......................        54              5.4%             3.1%               25.8%
North Carolina .................        21              5.3%             5.7%                2.3%

(1)   Northern California includes areas with zip codes of 93309 and above, and
      Southern California includes areas with zip codes of 93003 and below.

      If the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction, then the overall performance of the mortgage pool will be materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex
A-1 to this prospectus supplement contains the address for each mortgaged real property.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

      Three hundred nine (309) of the mortgage loans that we intend to transfer to the issuing entity, representing 97.4% of the initial mortgage pool balance, of which 259 mortgage loans are in loan group no. 1, representing 97.0% of the initial loan group no. 1 balance, and 50 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, respectively, are balloon loans. In addition, eight (8) mortgage loans that we intend to transfer to the issuing entity, representing 2.6% of the initial mortgage pool balance and 2.9% of the initial loan group no. 1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Seventy (70) of those 309 balloon loans, representing 48.8%
of the initial mortgage pool balance, of which 63 mortgage loans are in loan group no. 1, representing 49.9% of the initial loan group no. 1 balance, and seven (7) mortgage loans are in loan group no. 2, representing 39.4% of the initial loan group no. 2 balance, respectively, provide for payments of interest-only through maturity; and 145 of those 309 balloon loans, representing
37.1% of the initial mortgage pool balance, of which 122 mortgage loans are in loan group no. 1, representing 36.0% of the initial loan group no. 1 balance, and 23 mortgage loans are in loan group no. 2, representing 47.3% of the initial loan group no. 2 balance, respectively, provides for payments of interest only for periods ending prior to maturity that range from the first payment to the first 72 payments following origination. Two (2) of the eight (8) mortgage loans with anticipated repayment dates that we intend to transfer to the issuing entity, representing 1.0% of the initial mortgage pool balance and 1.1% of the initial loan group no. 1 balance, provide for payments of interest only up to the related anticipated repayment date; and five (5) of the eight (8) mortgage loans with anticipated repayment dates, representing 1.4% of the initial

                                      S-57

mortgage pool balance, and 1.5% of the initial loan group no. 1 balance, provides for interest only payments for the first 24 payments to the first 60 payments following origination (which ends prior to the related anticipated repayment date). The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of
the Underlying Mortgage Loans" in this prospectus supplement and "Risk
Factors--The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased
Risk of Default Associated with Balloon Payments" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS

      The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly among all the mortgage loans. The
10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that will be transferred to the issuing entity represent 29.0% of the initial mortgage pool balance, the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 1 represent
31.1% of the initial loan group no. 1 balance, and the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 2 represent 62.9% of the initial loan group no. 2 balance. See
"Description of the Mortgage Pool--General" and "--Cross-Collateralized Mortgage
Loans and Multiple Property Mortgage Loans" in, and Annex B to, this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

      Nine (9) mortgage loans, representing 2.6% of the initial mortgage pool balance and 2.9% of the loan group no. 1 balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property.
In addition, three (3) mortgage loans, representing 2.6% of the initial mortgage pool balance, and 2.9% of the initial loan group no. 1 balance, are each secured by a mortgage lien on the related borrower's leasehold interest on a portion of the mortgaged real property and the fee simple interest in the other portion of that property (or, in the case of one (1) of these three (3) mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and the borrower's fee simple interest in the remaining subject mortgaged real properties).

      Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement and "Risk Factors--Lending on Ground Leases Creates Risks
for Lenders That Are

                                      S-58

Not Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

      Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure.
This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES MAY NOT COMPLY WITH ALL APPLICABLE ZONING
LAWS AND/OR LOCAL BUILDING CODES OR WITH THE AMERICANS WITH DISABILITIES ACT OF
1990

      Some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to transfer to the issuing entity do not have outstanding building code violations.
See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990
May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the accompanying base prospectus.

      Further, some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated or expire by their terms, then the related mortgaged real property or properties may no longer be in compliance.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

      Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged properties or the owners thereof are subject or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

      Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.
Such properties may have restrictions related to renovations, construction or other restrictions may not be permitted to be converted to alternative uses because of such restrictions.

                                      S-59

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER, AFFILIATED
BORROWERS OR BORROWERS WITH RELATED PRINCIPALS OR ARE OCCUPIED, IN WHOLE OR IN
PART, BY THE SAME TENANT OR AFFILIATED TENANTS, WHICH PRESENTS A GREATER RISK TO
INVESTORS IN THE EVENT OF THE BANKRUPTCY OR INSOLVENCY OF ANY SUCH BORROWER OR
TENANT

      Forty-one (41) separate groups of mortgage loans that we intend to transfer to the issuing entity have borrowers that, in the case of each of those groups, are the same or under common control. The three (3) largest of these separate groups represent 4.0%, 3.0%, and 2.5%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans"
and "--Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

      In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to transfer to the issuing entity. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm's-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the subject mortgage loans. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Tenant Bankruptcy Adversely Affects Property Performance,"
"--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of
Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair
Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying base prospectus.

      Bally Total Fitness Corp., which is a tenant at multiple mortgaged real properties securing the underlying mortgage loans (for example, the property identified on Annex A-1 to this prospectus supplement as Columbia Park), has publicly announced that, absent a financial restructuring, it does not expect to attain operating cash flow sufficient for its anticipated business needs, and as of July 6th, was in the process of soliciting consents to its prepackaged plan of reorganization.

SOME OF THE MORTGAGED REAL PROPERTIES ARE OR MAY BE ENCUMBERED BY ADDITIONAL
DEBT AND THE OWNERSHIP INTERESTS IN SOME BORROWERS HAVE BEEN OR MAY BE PLEDGED
TO SECURE DEBT WHICH, IN EITHER CASE, MAY REDUCE THE CASH FLOW AVAILABLE TO THE
SUBJECT MORTGAGED REAL PROPERTY

      As discussed under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement, six (6) underlying mortgage loans, representing 18.7% of the initial mortgage pool balance, of which five (5)
mortgage loans are in loan group no. 1, representing 20.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 1.3% of the initial loan group no. 2 balance, are each part of a loan combination that also includes one or more other mortgage loans that will not be transferred to the issuing entity, but which are obligations of the same borrower(s) as, secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties as, and cross-defaulted with, the subject underlying mortgage loan.

      In the case of one (1) mortgage loan, secured by mortgaged real property identified on Annex A-1 to this prospectus supplement as Hilton Garden
Inn-Detroit and representing 0.4% of the initial mortgage pool balance

                                      S-60

and 0.5% of the initial loan group no. 1 balance, the related mortgaged real property has been additionally encumbered by the lien of a mortgage that secures a subordinate mortgage loan.

      In the case of five (5) mortgage loans, secured by mortgaged real properties identified on Annex A-1 to this prospectus supplement as Wachovia
Capitol Center, IonBond Inc., Stonefield Villa Apartments, 1515 Garnet Mine Road
and Pavillion Center, respectively, and representing 3.1% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 3.3% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 1.4% of the initial loan group no. 2 balance, respectively, the related borrower or a permitted transferee under the loan documents has a right to obtain subordinate financing which is secured by a junior mortgage on the related mortgaged real property generally subject to certain debt service coverage ratio and loan-to-value ratio requirements.

      The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the issuing entity's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

      1.    refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

      2.    reduced cash flow could result in deferred maintenance at the particular real property;

      3.    if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

      4.    if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan held by the issuing entity.

See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for more information regarding these underlying mortgage loans.

      In addition, with respect to each of eight (8) mortgage loans that we intend to transfer to the issuing entity (loan numbers 13, 16, 18, 28, 63, 68,
90 and 152), which mortgage loans collectively represent 5.4% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no.
1, representing 5.9% of the initial loan group no. 1 balance, and one (1)
mortgage loan is in loan group no. 2, representing 1.6% of the initial loan group no. 2 balance, respectively, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as indicated under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

      Further, with respect to each of 37 mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent
32.4% of the initial mortgage pool balance, of which 35 mortgage loans are in loan group no. 1, representing 32.6% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 30.7% of the initial loan group no. 2 balance, the equity holders of the borrower have a right to obtain mezzanine financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as indicated under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement.

      It is also possible that, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred without our knowledge, or may in the future incur, mezzanine debt.

                                      S-61

      Mezzanine debt is secured by the principal's direct or indirect ownership interest in the related borrower. While a mezzanine debt lender has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

      Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement and
"Risk Factors--Additional Secured Debt Increases the Likelihood that a Borrower
Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender,
Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights" in
the accompanying base prospectus.

BORROWER SPONSORSHIP MAY AFFECT PERFORMANCE

       The abilities, capacities and characteristics of the direct and indirect principals controlling the related borrowers for each of the underlying mortgage loans may have an impact on performance of the related mortgaged real properties and on payment and performance under each of the related mortgage loans. Certain of the mortgage loans that we intend to include in the trust may have direct or indirect principals of the related borrowers that were, or for which affiliates were, parties to foreclosure proceedings, deed-in-lieu of foreclosure transactions, criminal proceedings or convictions or other material proceedings.

CONFLICTING RIGHTS OF TENANTS MAY ADVERSELY AFFECT A MORTGAGED REAL PROPERTY

      With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. In addition, a mortgaged real property may be subject to several leases, each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. Furthermore, certain leases of space at a related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

CERTAIN BORROWER COVENANTS MAY AFFECT THAT BORROWER'S AVAILABLE CASH FLOW

      Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE
ENTITIES

      The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In

                                      S-62

addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

      In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.

      In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

      See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks
and/or Hinder Recovery" in the accompanying base prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

      Certain of the mortgage loans that we intend to transfer to the issuing entity have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Forty (40) mortgage loans that we intend to transfer to the issuing entity (loan numbers 5, 22, 41, 42, 48, 50, 57, 59,
63, 65, 71, 76, 77, 80, 86, 88, 94, 95, 97, 106, 109, 115, 123, 129, 149, 150,
158, 172, 178, 185, 203, 206, 212, 217, 219, 222, 237, 263, 282 and 285),
representing 12.0% of the initial mortgage pool balance, of which 36 mortgage loans are in loan group no. 1, representing 12.6% of the initial loan group no.
1 balance, and four (4) mortgage loans are in loan group no. 2, representing
6.7% of the initial loan group no. 2 balance, are owned by tenant-in-common borrowers. In addition, one (1) of the underlying mortgage loans (loan number
112), representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance) permits the related borrower to convert into a tenant-in-common structure in the future. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals. See "Risk Factors--The Borrower's Form of
Entity May Cause Special Risks and/or Hinder Recovery" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

      In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives.
See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your
Investment" in the accompanying base prospectus.

                                      S-63

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

      Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation.
For example, in the case of the Ala Moana Portfolio underlying mortgage loan, which represents 2.1% of the initial mortgage pool balance and 2.3% of the initial loan group no. 1 balance, the expansion space intended to be occupied by
Nordstrom is currently under construction. For example, with respect to the Hyde
Park Apartment Portfolio, which represents 2.6% of the initial mortgage pool balance and 25.2% of the initial loan group no. 2 balance, the mortgaged real properties are currently undergoing renovations. All apartment units comprising the Hyde Park Apartment Portfolio are expected to be renovated by 2011, one-third each year. As the units undergo renovations, they will be unoccupied and no income will be collected from such units during renovations. No assurance can be given that the entire renovation process will be successfully completed or completed on time.

      See "Risk Factors--Redevelopment and Renovation of the Mortgaged
Properties May Have Uncertain and Adverse Results" in the accompanying base prospectus.

DECISIONS MADE BY THE TRUSTEE, THE MASTER SERVICERS OR THE SPECIAL SERVICER MAY
NEGATIVELY AFFECT YOUR INTERESTS

      You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. Those decisions are generally made, subject to the express terms of the series 2007-C6 pooling and servicing agreement, by the master servicers, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the issuing party and/or its assets, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

OBLIGATED PARTIES MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION
OF A DEFECTIVE MORTGAGE LOAN

      LaSalle Bank National Association, Citigroup Global Markets Realty Corp.,
PNC Bank, National Association and Capmark Finance Inc. will each be required to deliver or cause the delivery of various loan documents and make various representations and warranties in connection with its sale of mortgage loans to us, as generally described in "Description of the Mortgage Pool--Assignment of
the Mortgage Loans; Repurchases and Substitutions" and "--Representations and
Warranties; Repurchases and Substitutions," respectively. A breach by a sponsor with respect to its document delivery obligations or its representations and warranties that materially and adversely affects the value of any underlying mortgage loan or the interests of the series 2007-C6 certificateholders therein, may result in an obligation on the part of that entity to repurchase or replace that underlying mortgage loan that is the subject of such breach. Neither we nor any of our affiliates (except for Citigroup Global Markets Realty Corp. in its capacity as a mortgage loan seller, but only with respect to underlying mortgage loans transferred by it to us) are obligated to repurchase or replace any underlying mortgage loan in connection with either a material breach of any sponsor's representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that any sponsor will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

                                      S-64

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

      We have not reunderwritten the underlying mortgage loans. Instead, we have relied on the representations and warranties made by the sponsors, and the sponsors' respective obligations to repurchase, cure or substitute an underlying mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the subject underlying mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the underlying mortgage loans. If we had reunderwritten the underlying mortgage loans, it is possible that the reunderwriting process may have revealed problems with one or more of the underlying mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

      Certain of the underlying mortgage loans may be secured by mortgaged real properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the underlying mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of that property.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

      The issuing entity could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the series 2007-C6 securitization transaction. Any potential environmental liability could reduce or delay payments on the offered certificates.

      A third-party environmental consultant conducted a Phase I environmental study for all of the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity. The resulting environmental reports were prepared:

      o     in the case of 494 mortgaged real properties, securing 98.2% of the initial mortgage pool balance (of which 394 mortgaged real properties secure mortgage loans in loan group no. 1, representing
            98.5% of the initial loan group no. 1 balance, and 100 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.4% of the initial loan group no. 2 balance), during the 12-month period preceding the cut-off date, and

                                      S-65

      o     in the case of seven (7) mortgaged real properties, securing 1.8% of the initial mortgage pool balance (of which six (6) mortgaged real properties secure mortgage loans in loan group no. 1, representing
            1.5% of the initial loan group no. 1 balance, and one (1) mortgaged real property secures a mortgage loans in loan group no. 2, representing 4.6% of the initial loan group no. 2 balance), prior to the 12-month period preceding the cut-off date.

      The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

      The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

      For a further discussion regarding the above-referenced environmental assessments and the responses to the findings of those reports, as well as a discussion of certain environmental matters with respect to certain of the mortgaged real properties, see "Description of the Mortgage Pool--Additional
Loan and Property Information--Environmental Reports" in this prospectus supplement.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Lending on
Income-Producing Real Properties Entails Environmental Risks" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

      There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

      See "Risk Factors--Environmental Liabilities Will Adversely Affect the
Value and Operation of the Contaminated Property and May Deter a Lender from
Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations"
in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

      Professional engineers or architects inspected all but one (1) of the mortgaged real properties for the underlying mortgage loans. Four hundred ninety-one (491) of the mortgaged real properties, securing 97.7% of the initial mortgage pool balance, of which 391 mortgaged real properties secure mortgage loans in loan group no. 1, representing 98.0% of the initial loan group no. 1 balance, and 100 mortgaged real properties secure mortgage loans in loan group
no. 2, representing 95.4% of the initial loan group no. 2 balance, were inspected during the 12-month period preceding the cut-off date, and nine (9) of the mortgaged real properties, securing 2.2% of the initial mortgage pool balance, of which eight (8) mortgaged real properties secure mortgage loans in loan group no. 1, representing 1.9% of the initial loan group no. 1 balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing 4.6% of the initial loan group no. 2 balance, were inspected prior to the 12-month period preceding the cut-off date. One (1) mortgaged real property, securing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, is secured by land and therefore required no property condition assessment. The scope of those inspections included an assessment of:

      o     the general condition of the exterior walls, roofing, interior construction, mechanical and electrical systems; and

                                      S-66

      o     the general condition of the site, buildings and other improvements located at each mortgaged real property.

      There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged real properties since that inspection.

      In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT ACCURATELY REFLECT THE
RESPECTIVE VALUES OF THOSE MORTGAGED REAL PROPERTIES

      Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. Different appraisers may reach different conclusions regarding the value of a mortgaged real property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties securing the underlying mortgage loans.

      As indicated under "--The Underwritten Net Cash Flow Debt Service Coverage
Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans
Have Been Adjusted in Consideration of Certain Financial Performance Assumptions
or a Cash Holdback or a Guaranty or Based on a Stabilized Appraised Value" below and under "Description of the Mortgage Pool--Additional Loan and Property
Information--Appraisals and Market Studies," in some cases, an appraisal contained an "as is" value, with an "as of" date consistent with the date that the appraisal was prepared, and a "stabilized" value, with a specified future
"as of" date. There can be no assurance that the relied-upon assumptions related to a "stabilized" value are valid or will occur.

TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY BE EXPENSIVE AND/OR
DIFFICULT TO OBTAIN

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers 85% of the losses from covered certified acts of terrorism on commercial risks in the
United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses

                                      S-67

resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005
now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism Risk Insurance
Extension Act of 2005 will expire on December 31, 2007.

      The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the deductible and co-payment provisions under the Terrorism Risk Insurance Extension Act of 2005 still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      With respect to each of the mortgaged real properties securing the mortgage loan that we intend to transfer to the issuing entity, the related borrower is required under the related mortgage loan documents to maintain comprehensive fire and extended perils casualty insurance, which may be provided under a blanket insurance policy. Generally, but not in all cases, the mortgage loans specifically require terrorism insurance, but in the case of some mortgage loans, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

      Set forth below are examples of limitations on borrowers' obligations to maintain insurance against acts of terrorism with respect to certain underlying mortgage loans:

      o     In the case of the underlying mortgage loan that is secured by the portfolio of mortgaged real properties identified on Annex A-1 of this prospectus supplement as DDR Southeast Pool, which mortgage loan represents 9.3% of the initial mortgage pool balance and 10.4%
            of the initial loan group no. 1 balance, the borrower is only required to obtain terrorism insurance (a) so long as the Terrorism
            Risk Insurance Extension Act is in effect, up to the amount of
            $375,000 for the year of 2007, and thereafter, increasing by the consumer price index each year during the term of the mortgage loan on a compounded basis, and (b) in the event that the Terrorism Risk
            Insurance Extension Act is no longer in effect, terrorism insurance is required so long as terrorism insurance coverage is commercially available in an amount not to exceed 150% of the portion of the annual insurance premium allocated to terrorism coverage in such prior year's "special causes of loss" policy (as calculated annually) up to the premium cap referred to in the immediately preceding clause (a).

      o     In the case of the underlying mortgage loan that is secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as CGM AmeriCold Portfolio, which mortgage loan represents 3.0% of the initial mortgage pool balance and 3.4% of the initial loan group no. 1 balance, terrorism insurance is only required up to such amount that can be purchased for premium not in excess of $250,000.

      o     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Greensboro Corporate Center, which mortgage loan represents 3.0%
            of the initial mortgage pool balance and 2.7% of the initial loan group no. 1 balance, the borrower is not required to pay insurance premiums solely with respect to terrorism coverage in excess of
            $225,000, provided that, if such premiums exceed $225,000, the mortgage

                                      S-68

            lender, at its option, may obtain the terrorism coverage with the borrower paying up to $225,000 of the premium and the mortgage lender paying any excess above such amount.

      o     In the case of the underlying mortgage loan that is secured by the portfolio of mortgaged real properties identified on Annex A-1 of this prospectus supplement as Hyde Park Apartment Portfolio, which mortgage loan represents 2.6% of the initial mortgage pool balance and 25.2% of the initial loan group no. 2 balance, the related borrower is not required to pay any terrorism insurance premium in excess of an amount equal to the lesser of: (a) at origination, 25%
            of the insurance premiums payable solely with respect to the all-risk insurance carried by the borrower for the mortgaged real properties for the next succeeding 12-month period, and (b) after the first anniversary of the origination date of the mortgage loan,
            135% of the aggregate insurance premiums payable with respect to the terrorism insurance carried by the borrower in accordance with the loan documents (either as stand alone coverage or allocated under an all-risk policy) for the immediately prior 12-month period;
            provided, however, that if the insurance premiums payable with respect to such terrorism coverage exceed the amounts required under clauses (a) or (b) above, as applicable, the lender may, at its option (but is not in any event be obligated to) (i) purchase such terrorism insurance coverage, with the borrower paying the portion of such premium up the amounts required under clauses (a) or (b)
            above, as applicable, and lender paying any excess thereof; or (ii)
            modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to the required terrorism coverage to the amount required under clauses (a) or (b) above, as applicable.

      o     In the case of the underlying mortgage loan that is secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Ala Moana Portfolio, which mortgage loan represents 2.1% of the initial mortgage pool balance and 2.3% of the initial loan group no. 1 balance, the borrower is only required to obtain terrorism insurance provided it is commercially available and can be obtained at a commercially reasonable cost.

      o     In the case of the underlying mortgage loan that is secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Moreno Valley Mall, which mortgage loan represents 1.9% of the initial mortgage pool balance and 2.1%
            of the initial loan group no. 1 balance, the borrower is only required to obtain terrorism insurance provided it is commercially available and can be obtained at a commercially reasonable cost.

      o     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriot - Pasadena, which mortgage loan represents
            1.6% of the initial mortgage pool balance and 1.8% initial loan group no. 1 balance, the borrower is only required to obtain terrorism insurance in such amount that may be purchased for premium not in excess of $150,000.

      o     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Columbia Park, which mortgage loan represents 1.5% of the initial mortgage pool balance and 1.7% initial loan group no. 1 balance, the borrower is only required to obtain terrorism insurance in such amount that may be purchased for premium not in excess of 100% of the borrower's annual cost for the prior year of general all-risk insurance allocated to the mortgaged property, with a maximum deductible of $50,000.

      With respect to those mortgage loans included in the series 2007-C6 securitization transaction that do not specifically require coverage for acts of terrorism, the related mortgage loan documents may permit the lender to require such insurance as is reasonable. However, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

                                      S-69

      In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the series
2007-C6 securitization transaction. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

      In the case of certain mortgage loans that we intend to transfer to the issuing entity, the requirement that terrorism insurance be obtained was waived.
In the case of certain other mortgage loans that we intend to transfer to the issuing entity, the borrower was not required to maintain terrorism insurance for the related mortgaged real property.

      If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated
exclusions or to otherwise effectively decrease the scope of coverage available.
In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2007-C6 certificates.

THE ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON THE OFFERED CERTIFICATES

      The borrowers under the mortgage loans that we intend to transfer to the issuing entity are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool--Additional Loan and
Property Information--Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

      Eighty-four (84) mortgaged real properties, securing 26.3% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. Seventy-nine (79) of those
84 mortgaged real properties secure mortgage loans in loan group no. 1, representing 28.0% of the initial loan group no. 1 balance, and five (5) of those 84 mortgaged real properties secure mortgage loans in loan group no. 2, representing 12.4% of the initial loan group no. 2 balance. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the seismic report has concluded that probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to reduce that percentage below 20%.

      In addition, the southern and eastern coasts of the continental United
States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Sixty-seven (67) mortgaged real properties, securing
9.3% of the initial mortgage pool balance, are located in high windstorm risk areas. Sixty-one (61) of those 67 mortgaged real properties secure mortgage loans in loan group no. 1, representing

                                      S-70

9.6% of the initial loan group no. 1 balance, and six (6) of those 67 mortgaged real properties secure mortgage loans in loan group no. 2, representing 6.2% of the initial loan group no. 2 balance.

      Set forth below are examples of limitations on borrowers' obligations to maintain insurance against windstorms with respect to certain underlying mortgage loans:

      o     In the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as DDR Southeast Pool, representing 9.3% of the initial mortgage pool balance and 10.4% of the initial loan group no. 1 balance, if the special causes of loss policy required under the mortgage loan documents excludes coverage for wind damage, the borrower must maintain separate coverage for such risk. In addition, if any mortgaged real property is located in the State of
            Florida, or within 25 miles of the ocean coast of the states of
            Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina,
            Hawaii or South Carolina, windstorm insurance must be maintained in an amount equal to $100,000,000 per occurrence with a maximum deductible of 5% of insured values or such deductibles commercially available. If commercially available, a minimum of 12 months general business income coverage specifically relating to wind damage is required with an extended period of indemnity endorsement for an additional 6 months.

      o     In the case of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as the Ala Moana Portfolio,
            representing 2.1% of the initial mortgage pool balance and 2.3% of the initial loan group no. 1 balance, the borrower is allowed to have a sub-limit for windstorm coverage equal to not less than the product of (A) the probable maximum loss (as set forth in a windstorm probable maximum loss report), and (B) the replacement costs of the improvements.

      The standard fire and extended perils casualty insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood or mold damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged real property in a heavily flooded area, such as was experienced in New Orleans,
Louisiana in 2005 as a result of Hurricane Katrina.

THERE MAY BE RESTRICTIONS ON THE ABILITY OF A BORROWER, A LENDER OR ANY
TRANSFEREE THEREOF TO TERMINATE OR RENEGOTIATE PROPERTY MANAGEMENT AGREEMENTS
THAT ARE IN EXISTENCE WITH RESPECT TO SOME OF THE MORTGAGED REAL PROPERTIES

      In the case of some of the mortgage loans that we intend to transfer to the issuing entity, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner).
Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject

                                      S-71

mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

THE MORTGAGED REAL PROPERTIES THAT SECURE SOME MORTGAGE LOANS IN THE SERIES
2007-C6 SECURITIZATION TRANSACTION ALSO SECURE ONE OR MORE RELATED MORTGAGE
LOANS THAT WILL NOT BE TRANSFERRED TO THE ISSUING ENTITY; THE INTERESTS OF THE
HOLDERS OF THOSE RELATED MORTGAGE LOANS MAY CONFLICT WITH YOUR INTERESTS

      Six (6) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans (a) are described under "Description of the Mortgage
Pool--The Loan Combinations" in and/or on Annex B to this prospectus supplement and (b) collectively represent 18.7% of the initial mortgage pool balance (with five (5) of those mortgage loans in loan group no. 1, representing 20.7% of the loan group no. 1 balance and one (1) of those mortgage loans in loan group no.
2, representing 1.3% of the initial loan group no. 2 balance), are each part of a loan combination that includes one or more additional mortgage loans (not included among the assets of the issuing entity) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including foreclosures and workouts, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause).
In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2007-C6 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2007-C6 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a separate securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative, or other comparable party or a servicer from that separate securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2007-C6 certificateholders for so doing. See "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "The Series 2007-C6 Pooling and Servicing Agreement--The
Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" and "--Replacement of the Special Servicer" and "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

      Some provisions contained in the co-lender, intercreditor or similar agreement for a loan combination restricting another lender's actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain Aspects of Co-Lender, Intercreditor
and Similar Agreements

                                      S-72

Executed in Connection with Mortgage Loans Underlying Your Offered Certificates
May be Unenforceable" in the accompanying base prospectus.

      In addition, (i) the Ala Moana Portfolio underlying mortgage loan, which represents 2.1% of the initial mortgage pool balance and 2.3% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the series CD 2006-CD3 Mortgage Trust, Series CD
2006-CD3 Commercial Mortgage Pass-Through Certificates, which is the governing document for the securitization of an Ala Moana Portfolio non-trust mortgage loan, and (ii) the CGM AmeriCold Portfolio underlying mortgage loan, which represents 3.0% of the initial mortgage pool balance and 3.4% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the Series CD 2007-CD4 Commercial Mortgage
Trust, CD 2007-CD4 Commercial Mortgage Pass-Through Certificates, which is the governing document for the securitization of a CGM AmeriCold Portfolio non-trust mortgage loan. See "Servicing of the Ala Moana Portfolio Loan Combination" and
"Servicing of the CGM AmeriCold Portfolio Mortgage Loan" in this prospectus supplement for certain information regarding the servicing of the Ala Moana
Portfolio underlying mortgage loan and the CGM AmeriCold Portfolio underlying mortgage loan, respectively. As a result, the holders of the offered certificates will have limited ability to control the servicing of that underlying mortgage loan and the parties with control over the servicing of that underlying mortgage loan may have interests that conflict with your interests.

CONFLICTS OF INTEREST MAY EXIST IN CONNECTION WITH CERTAIN PREVIOUS OR EXISTING
RELATIONSHIPS OF A SPONSOR FOR THE SERIES 2007-C6 SECURITIZATION TRANSACTION OR
AN AFFILIATE THEREOF TO CERTAIN OF THE UNDERLYING MORTGAGE LOANS, RELATED
BORROWERS OR RELATED MORTGAGED REAL PROPERTIES

      Certain of the underlying mortgage loans may have been refinancings of debt previously held by a sponsor for the series 2007-C6 securitization transaction or an affiliate thereof, or a sponsor or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans that we intend to transfer to the issuing entity. In addition, a sponsor and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the series 2007-C6 securitization transaction. Further, a sponsor and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the series 2007-C6 securitization transaction.

      In the foregoing cases, the relationship of a sponsor or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the series 2007-C6 securitization transaction or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related sponsor or its affiliates in a manner similar to those described above.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION MAY REDUCE ITS BENEFITS

      The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in
Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

      o     the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

                                      S-73

      o     a full or partial termination of the applicable
            cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Substitution and Release of Real Property Collateral" in
this prospectus supplement.

      If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying base prospectus.

      In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

BANKRUPTCY PROCEEDINGS MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

      We are not aware of any mortgage loans that we intend to transfer to the issuing entity where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there can be no assurances that any borrower, controlling principal, guarantor or tenant will not in the future be a party to a bankruptcy proceeding.

LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

      There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. See "Risk Factors--Litigation and Other Legal Proceedings May
Adversely Affect a Borrower's Ability to Repay Its Mortgage Loan" in the
accompanying base prospectus.

      A principal of the borrower under the underlying mortgage loans secured by the mortgaged properties identified on Annex A-1 of this prospectus supplement as Woodside Corporate Park, NNN--Lenox Park (Buildings A & B), Culver Medical
Plaza and NNN--Lenox Park (Building G), which in the aggregate represent 1.8% of the initial mortgage pool balance and 2.0% of the initial loan group no. 1 balance, is Triple Net Properties, LLC. Triple Net Properties LLC's affiliate,
Triple Net Property Realty, Inc., is the property manager for the related mortgaged real properties. Triple Net Properties LLC has advised the related mortgage loan seller that the SEC has opened an investigation regarding certain of its activities (and activities of certain of its affiliates).

      In recent filings with the SEC, T REIT, Inc., an affiliate of Triple Net
Properties LLC, indicated that the information disclosed in connection with securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net Properties, LLC contained certain errors. T REIT, Inc. reported that these errors included the following:
(i) the prior performance tables included in the offering documents were stated
to be presented on a GAAP basis but generally were not; (ii) a number of prior performance data figures were themselves erroneous, even as presented on a tax or cash basis; and (iii) with

                                      S-74

respect to certain programs sponsored by Triple Net Properties, LLC, where
Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the performance tables resulting in an overstatement of Triple Net Properties, LLC's program and aggregate portfolio operating results. As discussed in T REIT, Inc.'s most recent Form 10-Q quarterly filing with the SEC, Triple Net Properties, LLC is engaged in preliminary settlement negotiations with the SEC staff regarding this matter. We cannot assure you that T REIT, Inc. or Triple Net Properties, LLC will be able to settle with the SEC with respect to these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of T REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or securityholders were to assert claims related to the foregoing, it would not have a material adverse effect on your investment.

THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE
RATIOS FOR CERTAIN OF THE UNDERLYING MORTGAGE LOANS HAVE BEEN ADJUSTED IN
CONSIDERATION OF CERTAIN FINANCIAL PERFORMANCE ASSUMPTIONS OR A CASH HOLDBACK OR
A GUARANTY OR BASED ON A STABILIZED APPRAISED VALUE

      With respect to one (1) mortgage loan that we intend to transfer to the issuing entity (loan number 4), representing 2.6% of the initial mortgage pool balance and 25.2% of the initial loan group no. 2 balance, the calculation of underwritten net cash flow for the related mortgaged real property--which is, in turn, used in the calculation of underwritten net cash flow debt service coverage ratios--was based on various assumptions regarding projected increased rental income from property renovation as of 2011. See "Description of the Ten
Largest Mortgage Loans and/or Groups of Cross-Collateralized Mortgage Loans--The
Hyde Park Portfolio Loan" on Annex B to this prospectus supplement for more information regarding this calculation. With respect to eight (8) mortgage loans that we intend to transfer to the issuing entity (loan numbers 27, 32, 34, 35,
43, 61, 81 and 280), representing 3.8% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 3.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no.
2, representing 4.6% of the initial loan group no. 2 balance, the underwritten net cash flow debt service coverage ratios have been, and with respect to two
(2) of those eight (8) mortgage loans (loan numbers 27 and 280), representing
0.8% of the initial mortgage pool balance and 0.9% of the initial loan group no.
1 balance, the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio have been, calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback, letter of credit or guaranty which serves as additional collateral or otherwise covers losses to a limited extent and/or (b) reflects an application of that cash holdback, letter of credit or guaranty to pay down the subject mortgage loan, with (if applicable) a corresponding reamortization of the monthly debt service payment. The unadjusted underwritten net cash flow debt service coverage ratios, cut-off date loan-to-value ratios and maturity date/ARD loan-to-value ratios for these eight (8) mortgage loans are set forth in the footnotes to Annex A-1 to this prospectus supplement. With respect to five (5)
mortgage loans that we intend to transfer to the issuing entity (loan numbers 4,
42, 133, 151 and 239), representing 3.5% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 1.0% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group
no. 2, representing 25.2% of the initial loan group no. 2 balance, respectively, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have been calculated using the "as-stabilized" appraised value rather than the "as-is" appraised value. The "as-is" loan-to-value ratios for these five (5)
mortgage loans are set forth in the footnotes to Annex A-1 to this prospectus supplement. If the related cash holdbacks, guaranty, financial performance assumptions or stabilized appraised values were not taken into account in calculating debt service coverage ratios and/or loan-to-value ratios for any of the 13 underlying mortgage loans referred to above in this paragraph then: (a)
the underwritten net cash flow debt service coverage ratios for the mortgage pool would range from 0.85x to 2.98x, with a weighted average of 1.38x; (b) the cut-off date loan-to-value ratios of the mortgage pool would range from 31.9% to
107.9%, with a weighted average of 72.9%; (c) the maturity date/ARD loan-to-value ratios of the mortgage pool would range from 27.1% to 107.9%, with a weighted average of 69.4%; (d) the underwritten net cash flow debt service coverage ratios for loan group no. 1 would range from 1.00x to 2.98x, with a weighted average of 1.41x and the

                                      S-75

underwritten net cash flow debt service coverage ratios for loan group no. 2 would range from 0.85x to 2.17x, with a weighted average of 1.15x; (e) the cut-off date loan-to-value ratios of loan group no. 1 would range from 31.9% to
89.0%, with a weighted average of 71.8% and the cut-off date loan-to-value ratios of loan group no. 2 would range from 32.2% to 107.9%, with a weighted average of 82.9%; and (f) the maturity date/ARD loan-to-value ratios of loan group no. 1 would range from 31.9% to 89.0%, with a weighted average of 68.3%
and the maturity date/ARD loan-to-value ratios of loan group no. 2 would range from 27.1% to 107.9%, with a weighted average of 78.6%. Weighted average underwritten net cash flow debt service coverage ratio, cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio information for the mortgage pool (or portions thereof that contain any of those 13 underlying mortgage loans) set forth in this prospectus supplement reflect the respective adjustments referenced above.

               CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

      From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying base prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The assets of the issuing entity, which we collectively refer to as the
"trust fund" in this prospectus supplement, will primarily consist of a pool of multifamily, commercial and manufactured housing community mortgage loans. Upon initial issuance of the series 2007-C6 certificates, we intend to include the
318 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an
Initial Mortgage Pool Balance of $4,756,049,404. However, the actual Initial
Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

      For purposes of calculating distributions on certain classes of the offered certificates and the class A-4FL REMIC regular interest, the pool of mortgage loans backing the series 2007-C6 certificates will be divided into a loan group no. 1 and a loan group no. 2.

      Loan group no. 1 will consist of 268 mortgage loans, with an Initial Loan
Group No. 1 Balance of $4,267,116,678 and representing approximately 89.7% of the Initial Mortgage Pool Balance, that are secured by the various property types that constitute collateral for those mortgage loans.

                                      S-76

      Loan group no. 2 will consist of 50 mortgage loans, with an Initial Loan
Group No. 2 Balance of $488,932,725 and representing approximately 10.3% of the
Initial Mortgage Pool Balance, that are secured by multifamily properties, manufactured housing community properties and mixed-use properties with a multifamily component.

      The "Initial Mortgage Pool Balance" will equal the total cut-off date principal balance of the underlying mortgage loans; the "Initial Loan Group No.
1 Balance" will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1; and the "Initial Loan Group No. 2 Balance"
will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to that mortgage loan on or before that date, whether or not those payments were received. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the issuing entity. The cut-off date principal balance of each mortgage loan that we intend to transfer to the issuing entity is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,082,009 to $442,500,000, and the average of those cut-off date principal balances is $14,956,130.

      Each of the mortgage loans that we intend to transfer to the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.
However, four (4) of the underlying mortgage loans that are part of a Loan
Combination, representing 15.8% of the Initial Mortgage Pool Balance, are pari passu in right of payment with one or more related Non-Trust Loans.

      You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

      We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:

      o     All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

      o     Except as described in the next sentence, all weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances.

      o     When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
            Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
            Balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

      o     Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per square foot of mortgaged real property, in which cases, each Pari Passu Non-Trust Loan is taken into account), statistical information

                                      S-77

            presented in this prospectus supplement with respect to each underlying mortgage loan in a Loan Combination excludes the related
            Non-Trust Loan(s).

      o     If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement as set forth on Annex A-1 to this prospectus supplement.

      o     The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no.
            2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

      o     Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

      o     Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on Annex A-1 to this prospectus supplement.

      o     Statistical information regarding the underlying mortgage loans may change prior to the Issue Date due to changes in the composition of the mortgage pool prior to that date, and the Initial Mortgage Pool
            Balance may be as much as 5% larger or smaller than indicated.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

      General. The mortgage pool will include two (2) mortgage loans, representing 0.1% of the Initial Mortgage Pool Balance and 0.8% of the Initial
Loan Group No. 2 Balance, that are, in each case, cross-collateralized and cross-defaulted with one or more other underlying mortgage loans.

      The mortgage pool will also include 20 mortgage loans, representing 25.3%
of the Initial Mortgage Pool Balance, of which 16 mortgage loans are in loan group no. 1, representing 24.2% of the Initial Loan Group No. 1 Balance, and
four (4) mortgage loans are in loan group no. 2, representing 35.6% of the
Initial Loan Group No. 2 Balance, that are, in each case, without regard to any cross-collateralization with any other underlying mortgage loan, secured by two or more mortgaged real properties.

      The amount of the mortgage lien encumbering any particular one of the related mortgaged real properties may be less than the full amount of the subject Multiple Property Mortgage Loan or Crossed Group, as the case may be, generally to minimize mortgage recording tax. The mortgage amount may be an amount based on the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same Multiple Property Mortgage Loan or Crossed
Group, as the case may be.

      The following table identifies the various individual Multiple Property
Mortgage Loans and Crossed Groups that we will include in the trust fund.

                                      S-78

      Cross-Collateralized Mortgage Loan Groups and Multiple Property Mortgage
      Loans

                                             MULTIPLE PROPERTY
                                                  MORTGAGE                       CUT-OFF         % OF INITIAL     % OF INITIAL LOAN
                                                   LOAN/                      DATE PRINCIPAL        MORTGAGE         GROUP NO. 1/2
         LOAN/PORTFOLIO NAME(S)                CROSSED GROUP     LOAN GROUP       BALANCE         POOL BALANCE          BALANCE
-----------------------------------------    -----------------   ----------   --------------     -------------    -----------------

1.    DDR Southeast Pool                     Multiple Property       1          $442,500,000         9.3%                10.4%
2.    CGM AmeriCold Portfolio                Multiple Property       1          $145,000,000         3.0%                 3.4%
3.    Hyde Park Apartment Portfolio          Multiple Property       2          $123,150,000         2.6%                25.2%
4.    Ala Moana Portfolio                    Multiple Property       1          $100,000,000         2.1%                 2.3%
5.    Northmeadow Business Park              Multiple Property       1          $70,000,000          1.5%                 1.6%
6.    IAC - CA & WA Industrial Portfolio     Multiple Property       1          $49,000,000          1.0%                 1.1%
7.    BCBG Portfolio                         Multiple Property       1          $37,220,000          0.8%                 0.9%
8.    Southeast Apartment Portfolio          Multiple Property       2          $37,000,000          0.8%                 7.6%
9.    IAC - Oregon Industrial Portfolio      Multiple Property       1          $35,000,000          0.7%                 0.8%
10.   Prologis Industrial                    Multiple Property       1          $32,450,000          0.7%                 0.8%
11.   2, 4 & 6 Omni Way                      Multiple Property       1          $23,050,000          0.5%                 0.5%
12.   VDR Retail Portfolio                   Multiple Property       1          $21,000,000          0.4%                 0.5%
13.   TownePlace Suites - Miami              Multiple Property       1          $17,635,000          0.4%                 0.4%
14.   NNN - Lenox Park (Buildings A & B)     Multiple Property       1          $17,300,000          0.4%                 0.4%
15.   KFC - Florida Portfolio                Multiple Property       1          $12,700,000          0.3%                 0.3%
16.   Magnolia Office Portfolio              Multiple Property       1          $12,000,000          0.3%                 0.3%
17.   Cambridge and Windgate                 Multiple Property       2          $9,750,000           0.2%                 2.0%
18.   Northlake and Atlanta Business Park    Multiple Property       1          $8,250,000           0.2%                 0.2%
19.   Barclay's Portfolio                    Multiple Property       1          $8,100,000           0.2%                 0.2%
20.   Bennett Edge Park Village Glen         Multiple Property       2          $4,292,208           0.1%                 0.9%
21.   Hoopes Place Apartments                  Crossed Group         2          $2,313,185           0.05%                0.5%
22.   Lenox Garden Apartments                  Crossed Group         2          $1,395,888           0.03%                0.3%

      For a discussion regarding the possible release and/or substitution of any mortgaged real property securing a Multiple Property Mortgage Loan or a Crossed
Group, see "--Substitution and Release of Real Property Collateral" below.

SUBSTITUTION AND RELEASE OF REAL PROPERTY COLLATERAL

      Property Releases. Certain of the underlying mortgage loans, Multiple
Property Mortgage Loans and Crossed Groups that we intend to include in the trust fund entitle the related borrowers to obtain a release of one or more of the corresponding mortgaged real properties or a portion of the mortgaged real property from the related lien and/or a corresponding termination of the related cross-collateralization arrangement, subject, in each case, to the fulfillment of one or more of the following conditions, among others:

      o     the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 100% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

      o     the satisfaction of debt service coverage and/or, in certain cases, loan-to-value tests for the property or properties that will remain as collateral for the subject mortgage loan(s); and/or

      o     in certain cases, receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      The following paragraphs describe examples of underlying mortgage loans as to which the related borrower may obtain a release of one or more portions of the related mortgaged real property other than by partially defeasing the subject mortgage loans with U.S. Treasury obligations or other non-callable government securities.

      In the case of the DDR Southeast Pool Mortgage Loan, which represents 9.3%
of the Initial Mortgage Pool Balance and 10.4% of the Initial Loan Group No. 1
Balance, the loan documents provide for the release of a

                                      S-79

specified parcel of the mortgaged property in connection with the exercise of an option to purchase by a specified tenant at such mortgaged real property upon payment of the allocated loan amount.

      In the case of the CGM AmeriCold Portfolio Mortgage Loan, which represents
3.0% of the Initial Mortgage Pool Balance and 3.4% of the Initial Loan Group No.
1 Balance, during the period when defeasance is prohibited, the loan documents permit the release of certain individual properties securing the mortgage loan in connection with payment of a specified release amount and yield maintenance payment in the case in which an event of default or a non-monetary default for which the lender has given notice to the borrower exists and can not be cured except if the applicable individual property were released. Such release is subject to the following conditions, among others: (i) no event of default shall exist after the release; and (ii) the management agreement shall be amended to drop the released property from the list of properties being managed thereunder.
In addition, the loan documents provide for the release of unimproved areas of any individual property constituting the mortgaged real property which, among other things, generate no rents, are not necessary for the operation of the remainder of such individual property, and would not materially and adversely affect the value of, or cash flow from, the remainder of such individual property. Such release must satisfy certain conditions including, without limitation, the following: (i) certification that the proposed use of the release parcel shall not be incompatible with the remaining property and shall not have a material adverse impact on the income and expense of the remaining property; (ii) the delivery of an endorsement to the lender's title insurance policy insuring that the lender will continue to have a first lien against the remaining property; and (iii) receipt by the lender of an appraisal of the remaining property showing that the value of such property before and after any construction of improvements on the released property shall be equal to the greater of 100% of the value of the property prior to release or 100% of the allocated loan amount of the property on the date of release.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Greensboro
Corporate Center, which mortgage loan represents 2.7% of the Initial Mortgage
Pool Balance and 3.0% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of a significant specified non-income producing portion of the related mortgaged real property (that is improved by roads, roadway parking, landscaping and other similar improvements)
and/or the release of transferable development rights not required for the existing improvements on the related mortgaged real property, in either case without required prepayment or partial defeasance of the related mortgage loan, subject to satisfaction of conditions set forth in the loan documents, including
(i) the related borrower establishes to the lender's reasonable satisfaction that the partial release will not adversely affect net operating income and that the debt service coverage ratio for the remaining property is at least equal to the greater of the debt service coverage ratio for the related mortgaged real property calculated immediately prior to the partial release and the debt service coverage ratio calculated at the time of origination of the related mortgage loan, and (ii) the related borrower establishes to the lender's reasonable satisfaction that the appraised value of the remaining related mortgaged real property is sufficient to satisfy a loan-to-value ratio not in excess of the lesser of 80% or the loan-to-value ratio for the related mortgaged real property calculated immediately prior to the partial release.

      In the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Hyde Park Apartment Portfolio, which mortgage loan represents 2.6% of the
Initial Mortgage Pool Balance and 25.2% of the Initial Loan Group No. 2 Balance,
the borrower may, on any date after the origination date of the mortgage loan, obtain the release of one or more individual properties securing the loan, subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) payment of (x) the aggregate allocated loan amounts of the individual properties being released, (y) a release fee equal to 0.75% of the related allocated loan amounts of each of the individual properties being released, and (z) any other amounts due and payable with respect to each of the individual properties being released; (ii) the aggregate allocated loan amounts of the properties released may not exceed $11,500,000; and (iii) no event of default has occurred and is continuing. In addition, on any date on or after
August 1, 2009, the borrower may obtain the partial release of any of the related mortgaged real properties from the lien of the mortgage, subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) payment

                                      S-80

of an amount equal to 110% of the allocated loan amount of the release property;
(ii) a debt service coverage ratio of not less than 1.10x; (iii) a loan-to-value ratio for the remaining property not greater than the loan-to-value ratio of the mortgaged property as of the closing date of the mortgage loan; and (iv) a rating agency confirmation in connection with the release. Lastly, on any date after September 25, 2007, the borrower may obtain a release of one or more related mortgaged real properties having an aggregate allocated loan amount in excess of $15,000,000 by a transfer to a third party transferee subject to the satisfaction of certain terms and conditions, including, but not limited to, the following: (i) the third party transferee must assume a portion of the Hyde Park
Apartment Portfolio underlying mortgage loan in an amount equal to the aggregate
Hyde Park Apartment Portfolio loan amount(s) allocated for the released property(s), (ii) after giving effect to such release(s), the debt service coverage ratio is greater than or equal to 1.10x and (iii) after giving effect to such release(s), the loan-to-value ratio for the remaining properties is not greater than the loan-to-value ratio as of the origination date of the mortgage loan.

      In the case of the Ala Moana Portfolio Mortgage Loan, which represents
2.1% of the Initial Mortgage Pool Balance and 2.3% of the Initial Loan Group No.
1 Balance, the related loan documents provide for the release of one or more portions or one or more acquired portions of the related mortgaged real property from the lien of the mortgage, subject to the satisfaction of certain conditions in the loan documents, including, among other things, that: (i) the borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that the portion of the related mortgaged real property being released is not necessary for the borrower's operation or use of the related mortgaged real property for its then current use and may be readily separated from the related mortgaged real property without a material diminution in the value of the related mortgaged real property, provided, however, that this condition will not apply to the release of an acquired portion; (ii) no event of default has occurred and is continuing; and (iii) the borrower delivers to the lender evidence that the portion being released has been legally subdivided from the remainder of the related mortgaged real property, after giving effect to such transfer, each of the portion being released and the remaining related mortgaged real property conforms to and is in compliance in all material respects with applicable legal requirements, and the portion being released is not necessary for the remaining related mortgaged real property to comply with any zoning, building, land use or parking requirements.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Moreno Valley
Mall, which mortgage loan represents 1.9% of the Initial Mortgage Pool Balance and 2.1% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower at its option to acquire and add to the mortgaged collateral one or more parcels of land, together with improvements thereon, constituting an integral part of the shopping center at the related mortgaged property, and the related loan documents also permit the borrower to obtain a release of one or more portions of the related mortgaged property, including, but not limited to, any such acquired property, without required prepayment or partial defeasance of the related mortgage loan, subject to satisfaction of certain conditions in the loan documents, including, among other things, that : (i) the borrower delivers to the lender evidence that would be satisfactory to a prudent lender acting reasonably that the portion of the related mortgaged property being released is not necessary for the borrower's operation or use of the related mortgaged real property for its then current use and may be readily separated from the related mortgaged real property without a material diminution in the value of the related mortgaged real property, provided, however, that this condition will not apply to the release of an acquired parcel; (ii) no event of default has occurred and is continuing; and (iii) the borrower delivers to the lender evidence that the portion being released has been legally subdivided from the remainder of the related mortgaged real property and is not necessary (or if necessary a reciprocal easement agreement is executed to permit the owner of the remaining related mortgaged property to continue to use the released parcel to the extent necessary) for the remaining related mortgaged real property to comply with applicable zoning, building, land use, parking or other applicable legal requirements.

      With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Northmeadow
Business Park, which mortgage loan represents 1.5% of the Initial Mortgage Pool
Balance and 1.6% of the Initial Loan Group No. 1 Balance, the loan documents permit the

                                      S-81

partial release of certain specified individual parcels of the related mortgaged real property, subject to satisfaction of the following conditions, among others: (1) the borrower pays a partial release price in an amount equal to the greater of (a) an amount that is required to be prepaid such that, after giving effect to the applicable partial release, the debt service coverage ratio for the remaining property based on the operation of the property during three full calendar months immediately preceding the date of determination is no less than debt service coverage ratio for said three calendar month period prior to giving effect to the applicable partial release, all as determined in good faith by the lender or (b) the amount as set forth in the loan document for the applicable released property; (2) no event of default shall have occurred at the time of borrower's request; (3) the borrower shall have paid the applicable yield maintenance premium; (4) the remaining property continues to be in compliance with all requirements of law; (5) the released parcel shall not be conveyed to any affiliate of the borrower or the borrower's special-purpose entity owner;
and (6) the lender shall have received such utility and access easements as it may reasonably require. In addition, with respect to two of the individual parcels that do not constitute separate legally described parcels of land, the following conditions shall also be satisfied: (1) the delivery of an endorsement to the lender's title insurance policy amending the legal description of the original property and insuring the lender's continued first-priority lien in the remaining property; (2) after release, the remaining property shall have a legal description reasonably satisfactory to the lender and shall be self-contained;
and (3) the borrower shall have delivered an ALTA survey of the remaining property reasonably satisfactory to the lender and the title insurer.

      In the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as the KFC - Florida Portfolio, which mortgage loan represents 0.3% of the
Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance,
following the expiration of the applicable lockout period, the loan documents permit the release of up to three of the seven individual properties securing the mortgage loan in connection with payment of a specified release amount. Such release must satisfy certain conditions including, without limitation, the following: (i) no event of default shall then exist; (ii) after the completion of the contemplated release, the subject mortgage loan must have a loan-to-value ratio at or below eighty percent (80%); and (iii) immediately after the completion of the contemplated release, the aggregate debt service coverage ratio for the subject mortgage loan shall be at least 1.20x.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Cambridge
Commons, which mortgage loan represents 0.2% of the Initial Mortgage Pool
Balance and 0.2% of the Initial Loan Group No. 1 Balance, the loan documents provide for the release of any of the parcels designated as "Tract 3", "Tract
5", "Tract 6", respectively, and a portion of "Tract 4". At the closing of any conveyance triggered by the related borrower's decision to exercise its right to sell or otherwise convey any of the release parcels, the related borrower must
(i) with respect to Tract 3, deposit with the mortgage lender $775,000 or effect a partial defeasance (as specified in loan documents); (ii) with respect to
Tract 5, deposit with the mortgage lender $155,250 or effect a partial defeasance (as specified in the related loan documents); (iii) with respect to
Tract 6, deposit with the mortgage lender $1; and (iv) with respect to Tract 4, so long as Tract 3 has been previously sold, deposit with the mortgage lender
$1.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Northlake and
Atlantic Business Parks, which mortgage loan represents 0.2% of the Initial
Mortgage Pool Balance and 0.2% of the Initial Loan Group No. 1 Balance, the loan documents permit the partial release of certain specified individual parcels of the related mortgaged property, subject to satisfaction of the following conditions, among others: (1) the borrower pays a partial release price in an amount equal to the greater of (a) an amount that is required to be prepaid such that, after giving effect to the applicable partial release, the debt service coverage ratio for the remaining property based on the operation of the property during three full calendar months immediately preceding the date of determination is no less than debt service coverage ratio for said three calendar month period prior to giving effect to the applicable partial release, all as determined in good faith by the lender or (b) the amount as set forth in the loan document for the applicable released property; (2) no event of default has occurred at the time of borrower's request; (3) the borrower has paid

                                      S-82

the applicable yield maintenance premium; (4) the remaining property continues to be in compliance with all requirements of law; (5) the released parcel is not conveyed to any affiliate of the borrower or the borrower's special-purpose entity owner; and (6) the lender has received such utility and access easements as it may reasonably require. In addition, with respect to two of the individual parcels that do not constitute separate legally described parcels of land, the following conditions must also be satisfied: (1) the delivery of an endorsement to the lender's title insurance policy amending the legal description of the original property and insuring the lender's continued first-priority lien in the remaining property; (2) after release, the remaining property has a legal description reasonably satisfactory to the lender and shall be self-contained;
and (3) the borrower has delivered an ALTA survey of the remaining property reasonably satisfactory to the lender and the title insurer.

      In addition to the releases described above, some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property.

      Property Substitution. Certain of the underlying mortgage loans that we intend to include in the trust fund entitle the related borrowers to substitute one or more of the related mortgaged real properties or a portion of the related mortgaged real property with one or more properties that did not initially constitute part of the security for the related mortgage loan. The following paragraphs describe examples of mortgage loans that permit property substitutions.

      In the case of the DDR Southeast Pool Mortgage Loan, which represents 9.3%
of the Initial Mortgage Pool Balance and 10.4% of the Initial Loan Group No. 1
Balance, the borrower may obtain the release of a related mortgaged real property from lien of the mortgage by substituting another property of like or better kind acquired by borrower for the released property, subject to the satisfaction of certain conditions, including, but not limited to, the following: (a) no more than 35 mortgaged real properties may be substituted during the term of the mortgage loan; (b) the aggregate allocated loan amount of the substituted property combined with the allocated loan amounts of any properties that have been substituted previously will not exceed 50% of the original amount of the mortgage loan; (c) the debt service coverage ratio for the related mortgaged real properties after giving effect to the substitution is at least 1.20x; (d) the loan-to-value ratio for the substitute property (based on the allocated loan amount for such substitute property) is less than or equal to the loan to value ratio for the substituted property (based on the allocated loan amount for such substituted property); (e) no event of default has occurred and is continuing; and (f) the mortgage lender has received the approvals, opinions, documents and information in connection with the substitution as the rating agencies may reasonably request.

      In the case of the CGM AmeriCold Portfolio Mortgage Loan, which represents
3.0% of the Initial Mortgage Pool Balance and 3.4% of the Initial Loan Group No.
1 Balance, prior to the permitted prepayment date, the related loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) the allocated loan amount of the substituted property, when taken together with all the allocated loan amounts of all other substituted properties, does not exceed
30% of the original mortgage loan balance; (ii) no event of default shall exist after giving effect to the substitution; (iii) after giving effect to the substitution, the debt service coverage ratio determined at the time of substitution shall not be less than the greater of the debt service coverage ratio at closing and the debt service coverage ratio for the 12 calendar months prior to the substitution; provided that the borrower may defease a portion of the loan in order to satisfy such debt service coverage ratio, (iv) (A) the loan-to-value ratio of the substitute property is not greater than the lesser of the loan-to-value ratio of the substituted property (1) as of the closing date and (2) immediately prior to the substitution, or (B) after giving effect to such substitution, the loan-to-value ratio for the property (excluding the substituted property and including the substitute property) is not greater than the lesser of (1) the loan-to-value ratio as of the closing date and (2) the loan-to-value ratio as of the date immediately preceding such substitution; (v)
the borrower has obtained written confirmation from each rating agency that such action will not result in the downgrade,

                                      S-83

withdrawal or qualification of the ratings assigned by such rating agency to the series 2007-C6 certificates; (vi) the borrower shall execute and deliver all appropriate loan documents with respect to the substitute property; and (vii)
the borrower shall have delivered title insurance in an amount equal to 125% of the substitute property's allocated loan amount with applicable endorsements.

      In the case of the Ala Moana Portfolio Mortgage Loan, which represents
2.1% of the Initial Mortgage Pool Balance and 2.3% of the Initial Loan Group No.
1 Balance, the related loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no event of default has occurred and is continuing; (ii)
simultaneously with the substitution, the borrower will acquire fee simple or leasehold interest to a parcel of real property reasonably equivalent in use, value and condition to the parcel being released as established by a letter of value; and (iii) the parcel to be released is vacant, non-income-producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Moreno Valley
Mall, which mortgage loan represents 1.9% of the Initial Mortgage Pool Balance and 2.1% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no event of default has occurred and is continuing; (ii) simultaneously with the substitution, the borrower will acquire fee simple or leasehold interest to a parcel of real property reasonably equivalent in use, value and condition to the parcel being released as established by a letter of value; and (iii) the parcel to be released is vacant, non-income-producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas.

      In the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as IAC - CA & WA Industrial Portfolio, which mortgage loan represents 1.0% of the Initial Mortgage Pool Balance and 1.1% of the Initial Loan Group No. 1
Balance, the borrower may obtain the release of a mortgaged real property from the lien of the mortgage by substituting another parcel of like or better kind, subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) the ratio of the amount (based on the rental income for the fully leased mortgaged properties less certain expenses) that would be generated from the substituted property (during the 12 month period commencing on the first day of the calendar month following the month during which the calculation is made) (the "IAC California &Washington Net Underwritable Cash
Flow") to the aggregate payments of principal and interest on the mortgage loan during such period, cannot be less than the greater of (x) such ratio for the released property on the origination date of the mortgage loan and (y) the ratio for the released property on the date immediately preceding the date of the substitution; (ii) the IAC California & Washington Net Underwritable Cash Flow
for the substituted property does not show a downward trend over the 3 consecutive years prior immediately preceding the date of substitution; and
(iii) a rating agency confirmation.

      In the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Prologis Industrial, which mortgage loan represents 0.7% of the Initial
Mortgage Pool Balance and 0.8% of the Initial Loan Group No. 1 Balance, the
borrower may obtain the release of a mortgaged real property from lien of the mortgage by substituting another property of like or better kind acquired by the borrower for the released property, subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) payment of a fee equal to 1.00% of the allocated loan amount for the substituted property; (ii) a rating agency confirmation; (iii) a debt service coverage ratio for all of the subject mortgage loan (including the substitute property) of not less than the greater of (x) the debt service coverage ratio for the subject mortgage loan as of the closing date and (y) the debt service coverage ratio for the subject mortgage loan as of the date immediately prior to the substitution; (iv) the net operating income for the substitute

                                      S-84

property does not show a downward trend over the 3 years prior to the date of the substitution; and (v) no event of default shall have occurred and be continuing.

      In the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as IAC - Oregon Industrial Portfolio, which mortgage loan represents 0.7% of the
Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group No. 1 Balance,
the borrower may obtain the release of a mortgaged real property from the lien of the mortgage by substituting another parcel of like or better kind, subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) the ratio of the amount (based on the rental income of the mortgaged properties had they been fully leased less certain expenses) that will be generated from the substituted property (during the 12 month period commencing on the first day of the calendar month following the month during which the calculation is made) (the "IAC Oregon Net Underwritable Cash Flow") to the aggregate payments of principal and interest on the mortgage loan during such period cannot be less than the greater of (x) such ratio for the released property on the origination date of the mortgage loan and (y) the ratio for the released property on the date immediately preceding the date of the substitution; (ii) the IAC Oregon Net Underwritable Cash Flow for the
substituted property does not show a downward trend over the 3 consecutive years prior immediately preceding the date of substitution; and (iii) a rating agency confirmation.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as IAC 1850
Arthur, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group No. 1 Balance, the borrower may obtain the release of the related mortgaged real property from the lien of the mortgage by substituting another property of like or better kind acquired by the borrower for the released property, subject to the satisfaction of certain conditions, including, but not limited to, the following: (i) a loan-to-value ratio of the substituted property of not greater than the lesser of (a) the loan-to-value ratio for the released property on the origination date of the mortgage loan and
(b) the loan-to-value ratio for the released property on the date immediately preceding the date of the substitution; (ii) the ratio of the amount (based on the fully leased rental income from the substituted property less certain expenses) that would be generated from the improvements with respect to the substituted property during the 12-month period commencing on the first day of the calendar month following the month during which the calculation is made (the
"1850 Arthur Net Underwritable Cash Flow") to aggregate payments of principal and interest on the mortgage loan for such period is not less than the greater of (a) the ratio for the released property on the origination date of the mortgage loan and (b) the ratio for the released property on the date immediately preceding the date of substitution; (iii) the IAC 1850 Arthur Net
Underwritable Cash Flow for the substituted property does not show a downward trend over the 3 consecutive years prior immediately preceding the date of substitution; (iv) a rating agency confirmation; and (v) no event of default then exists.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

      Forty-one (41) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 99 mortgage loans, and representing a total of 30.7% of the Initial Mortgage Pool Balance, of which 83 mortgage loans are in loan group no. 1, representing 32.3% of the Initial Loan Group No.
1 Balance, and 16 mortgage loans are in loan group no. 2, representing 16.9% of the Initial Loan Group No. 2 Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling project sponsor or principal in common.

      The table below shows each group of mortgaged real properties that: (a)
are owned by the same or affiliated borrowers; and (b) secure in total two or more mortgage loans that may or may not be cross-collateralized and that represent in the aggregate at least 1.0% of the Initial Mortgage Pool Balance.
See Annex A-1 to this prospectus supplement for identification of additional affiliated borrower groupings.

                                      S-85

                                                           CUT-OFF DATE                % OF INITIAL    % OF INITIAL
                                                            PRINCIPAL                    MORTGAGE     LOAN GROUP NO.
                   LOAN/PORTFOLIO NAME(S)                    BALANCE      LOAN GROUP   POOL BALANCE    1/2 BALANCE
--------------------------------------------------------   ------------   ----------   ------------   --------------

1   Ala Moana Portfolio                                    $100,000,000       1            2.1%            2.3%
    Moreno Valley Mall                                     $ 88,000,000       1            1.9%            2.1%

2   Crossroads Marketplace                                 $ 63,000,000       1            1.3%            1.5%
    Gateway at Burbank                                     $ 31,600,000       1            0.7%            0.7%
    Blue Oaks Marketplace                                  $ 28,500,000       1            0.6%            0.7%
    Creekside Place                                        $ 18,600,000       1            0.4%            0.4%

3   Fifty West Corporate Center                            $ 56,000,000       1            1.2%            1.3%
    Herndon Square Office Park                             $ 47,500,000       1            1.0%            1.1%
    International Towers Building                          $ 15,200,000       1            0.3%            0.4%

4   Residence Inn - Rosslyn                                $ 46,000,000       1            1.0%            1.1%
    Courtyard by Marriott - Washington Convention Center   $ 34,000,000       1            0.7%            0.8%
    Residence Inn - DuPont Circle                          $ 17,400,000       1            0.4%            0.4%

5   IAC - CA & WA Industrial Portfolio                     $ 49,000,000       1            1.0%            1.1%
    IAC - Oregon Industrial Portfolio                      $ 35,000,000       1            0.7%            0.8%
    IAC 1850 Arthur                                        $  5,750,000       1            0.1%            0.1%

6   Woodside Corporate Park                                $ 40,000,000       1            0.8%            0.9%
    NNN - Lenox Park (Buildings A & B)                     $ 17,300,000       1            0.4%            0.4%
    Culver Medical Plaza                                   $ 14,120,000       1            0.3%            0.3%
    NNN - Lenox Park (Building G)                          $ 12,000,000       1            0.3%            0.3%

7   Northmeadow Business Park                              $ 70,000,000       1            1.5%            1.6%
    Northlake and Atlanta Business Park                    $  8,250,000       1            0.2%            0.2%

8   Miracle Mile SC                                        $ 59,600,000       1            1.3%            1.4%
    Oakmont- Raceway Shopping Center                       $  8,700,000       1            0.2%            0.2%

9   Alderwood Plaza                                        $ 30,350,000       1            0.6%            0.7%
    Top Foods - Puyallup, WA                               $ 15,000,000       1            0.3%            0.4%
    Barclay's Portfolio                                    $  8,100,000       1            0.2%            0.2%

SIGNIFICANT UNDERLYING MORTGAGE LOANS

      Set forth on Annex B to this prospectus supplement are summary descriptions (including a presentation of selected loan and property information) of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

      The following table shows certain characteristics of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund, by cut-off date principal balance.

                                                                                                  CUT-OFF DATE
                                                                                                   PRINCIPAL
                                                                                    CUT-OFF DATE    BALANCE
                                 LOAN    LOAN  PROPERTY                               PRINCIPAL     PER SF/
      MORTGAGE LOAN NAME         SELLER  GRP    TYPE           CITY       LOCATION    BALANCE      UNIT/ROOM
------------------------------  -------  ----  ----------  -------------  --------  ------------  ------------

DDR Southeast Pool(1)           LaSalle  1     Retail      Various        Various   $442,500,000      $121

CGM AmeriCold Portfolio(1)      CGM      1     Industrial  Various        Various   $145,000,000       77

Greensboro Corporate Center(1)  CGM      1     Office      McLean         VA        $130,000,000      296

Hyde Park Apartment Portfolio   LaSalle  2     Multifamiy  Chicago        IL        $123,150,000    129,495

Wachovia Capitol Center         LaSalle  1     Office      Raleigh        NC        $120,300,000      215

Ala Moana Portfolio(1)          LaSalle  1     Various     Honolulu       HI        $100,000,000      603

Moreno Valley Mall              CGM      1     Retail      Moreno Valley  CA        $ 88,000,000      186

3535 Market Street              CGM      1     Office      Philadelphia   PA        $ 85,000,000      195

                                                % OF
                                               INITIAL           CUT-OFF
                                % OF INITIAL    LOAN              DATE
                                  MORTGAGE      GROUP     U/W    LOAN-TO
                                    POOL       NO. 1/2    NCF     VALUE
      MORTGAGE LOAN NAME          BALANCE      BALANCE   DSCR     RATIO
------------------------------  ------------   -------   -----   -------

DDR Southeast Pool(1)               9.3%        10.4%    1.49x    63.40%

CGM AmeriCold Portfolio(1)          3.0          3.4     1.83     77.92

Greensboro Corporate Center(1)      2.7          3.0     1.10     67.71

Hyde Park Apartment Portfolio       2.6         25.2     1.61     78.43

Wachovia Capitol Center             2.5          2.8     1.35     77.61

Ala Moana Portfolio(1)              2.1          2.3     1.81     51.51

Moreno Valley Mall                  1.9          2.1     1.31     74.58

3535 Market Street                  1.8          2.0     1.24     73.91

                                      S-86

                                                                                                    CUT-OFF DATE
                                                                                                     PRINCIPAL
                                                                                    CUT-OFF DATE      BALANCE
                                 LOAN    LOAN   PROPERTY                              PRINCIPAL       PER SF/
      MORTGAGE LOAN NAME         SELLER  GRP     TYPE           CITY      LOCATION    BALANCE        UNIT/ROOM
------------------------------  -------  ----  -----------  ------------  --------  ------------    ------------

Courtyard by Marriot--
Pasadena                        Capmark   1    Hospitality  Pasadena        CA      $   75,000,000    238,854
Columbia Park                   Capmark   1    Retail       North Bergen    NJ      $   71,000,000        256
                                                                                    --------------

                TOTAL/WTD. AVG.                                                     $1,379,950,000

                                                % OF
                                               INITIAL           CUT-OFF
                                % OF INITIAL    LOAN              DATE
                                  MORTGAGE      GROUP     U/W    LOAN-TO
                                    POOL       NO. 1/2    NCF     VALUE
      MORTGAGE LOAN NAME          BALANCE      BALANCE   DSCR     RATIO
------------------------------  ------------   -------   -----   -------

Courtyard by Marriot--              1.6          1.8     1.45     80.04
Pasadena                            1.5          1.7     1.55     76.34
Columbia Park                   ---------                -----   -------

                                  29.0%                  1.49x    69.98%

____________________________

(1)   In the case of each of the DDR Southeast Pool Mortgage Loan, the CGM
      AmeriCold Portfolio Mortgage Loan, the Greensboro Corporate Center
      Mortgage Loan and the Ala Moana Portfolio Mortgage Loan, the Cut-off Date
      Principal Balance Per SF/Unit, U/W NCF DSCR and Cut-off Date Loan-to-Value
      Ratio were calculated based on the balance of the subject underlying mortgage loan and the mortgage loan(s) in the related loan combination with which that mortgage loan is pari passu in right of payment but not with respect to any mortgage loan that is subordinate to the subject underlying mortgage loan.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

      Due Dates. Subject, in some cases, to a next business day convention:

      o     one hundred ninety-nine (199) of the mortgage loans that we intend to include in the trust fund, representing 54.2% of the Initial
            Mortgage Pool Balance, of which 159 mortgage loans are in loan group
            no. 1, representing 52.0% of the Initial Loan Group No. 1 Balance, and 40 mortgage loans are in loan group no. 2, representing 73.1% of the Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

      o     one hundred thirteen (113) of the mortgage loans that we intend to include in the trust fund, representing 35.0% of the Initial
            Mortgage Pool Balance, of which 104 mortgage loans are in loan group
            no. 1, representing 36.5% of the Initial Loan Group No. 1 Balance, and nine (9) mortgage loans are in loan group no. 2, representing
            22.3% of the Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the sixth day of each month;

      o     one (1) of the mortgage loans that we intend to include in the trust fund, representing 9.3% of the Initial Mortgage Pool Balance and
            10.4% of the Initial Loan Group No. 1 Balance, provides for scheduled payments of principal and/or interest to be due on the fifth day of each month; and

      o     five (5) of the mortgage loans that we intend to include in the trust fund, representing 1.5% of the Initial Mortgage Pool Balance, of which four (4) mortgage loans are in loan group no. 1,
            representing 1.1% of the Initial Loan Group No. 1 Balance, and one
            (1) mortgage loan is in loan group no. 2, representing 4.6% of the
            Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

      Five (5) underlying mortgage loans, representing 1.5% of the Initial
Mortgage Pool Balance of which four (4) underlying mortgage loans are in loan group no. 1, representing 1.1% of the Initial Loan Group No. 1 Balance, and one
(1) underlying mortgage loan is in loan group no. 2, representing 4.6% of the
Initial Loan Group No. 2 Balance, have a due date in August 2007 (and each month thereafter) that is subsequent to the determination date in such month. In the case of each of those underlying mortgage loans, the applicable master servicer has agreed, to the extent necessary, to advance the amount of the monthly payment due each month and not to receive interest thereon except to the extent that the delinquency extends beyond the actual due date. The maturity date for each

                                      S-87

of those underlying mortgage loans occurs before the determination date in the applicable calendar month, and the applicable master servicer has agreed to make up, without reimbursement, any interest shortfall resulting from such maturity date being less than a full month after the prior due date. For purposes of calculating distributions on the series 2007-C6 certificates, any such "make-up payments" will be treated as if they were made by the respective borrowers.

      Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date.

      The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement.
As of the cut-off date, those mortgage rates ranged from 5.0200% per annum to
6.9000% per annum, and the weighted average of those mortgage rates was 5.7313%
per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 1 ranged from 5.0200% per annum to 6.9000% per annum, and the weighted average of those mortgage rates was 5.7214% per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 2 ranged from 5.2250% per annum to 6.2800% per annum, and the weighted average of those mortgage rates was 5.8177% per annum.

      Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

      Three hundred sixteen (316) of the underlying mortgage loans, representing
99.1% of the Initial Mortgage Pool Balance, of which 266 mortgage loans are in loan group no. 1, representing 99.0% of the Initial Loan Group No. 1 Balance and
50 mortgage loans are in loan group no. 2, representing 100.0% of the Initial
Loan Group No. 2 Balance, will accrue interest on an Actual/360 Basis. Two (2)
of the underlying mortgage loans, representing 0.9% of the Initial Mortgage Pool
Balance and 1.0% of the Initial Loan Group No. 1 Balance, will accrue interest on a 30/360 Basis.

      Balloon Loans. Three hundred nine (309) of the mortgage loans that we intend to include in the trust fund, representing 97.4% of the Initial Mortgage
Pool Balance, of which 259 mortgage loans are in loan group no. 1, representing
97.0% of the Initial Loan Group No. 1 Balance and 50 mortgage loans are in loan group no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, are in
each case characterized by:

      o     an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated maturity; and

      o     a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

      Seventy (70) of the balloon mortgage loans that we intend to include in the trust fund, representing 48.8% of the Initial Mortgage Pool Balance, of which 63 mortgage loans are in loan group no. 1, representing 49.9% of the
Initial Loan Group No. 1 Balance, and seven (7) mortgage loans are in loan group
no. 2, representing 39.4% of the Initial Loan Group No. 2 Balance, provide for payments of interest only until maturity. Another 145 of the balloon mortgage loans that we intend to include in the trust fund, representing 37.1% of the
Initial Mortgage Pool Balance, of which 122 mortgage loans are in loan group no.
1, representing 36.0% of the Initial Loan Group No. 1 Balance and 23 mortgage loans are in loan group no. 2, representing 47.3% of the Initial Loan Group No.
2 Balance, provide for payments of interest only for periods ending prior to maturity and ranging from the first payment to the first 72 payments following origination and prior to amortization.

                                      S-88

      ARD Loans. Eight mortgage loans that we intend to include in the trust fund, representing 2.6% of the Initial Mortgage Pool Balance and 2.9% of the
Initial Loan Group No. 1 Balance, are each characterized by the following features:

      o     A maturity date that is generally 30 years following origination.

      o     The designation of an anticipated repayment date that is generally seven to ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

      o     The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is no earlier than three (3) months prior to the related anticipated repayment date.

      o     Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

      o     From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

      o     The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

      o     From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

      Five (5) of the ARD Loans that we intend to include in the trust fund, representing 1.4% of the Initial Mortgage Pool Balance and 1.5% of the Initial
Loan Group No. 1 Balance, provide for payments of interest only for the first 24 to 60 payments following origination. Two (2) of the ARD Loans that we intend to include in the trust fund, representing 1.0% of the Initial Mortgage Pool
Balance and 1.1% of the Initial Loan Group No. 1 Balance, provide for payments of interest only until the related anticipated repayment date.

      In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

      Fully Amortizing Loans. One (1) mortgage loan that we intend to transfer to the issuing entity, representing 0.04% of the Initial Mortgage Pool Balance and 0.05% of the Initial Loan Group No. 1 Balance, has a payment schedule that provides for its payment in full or substantially in full by its maturity date.
This

                                      S-89

mortgage loan does not provide for any of the repayment incentives associated with a mortgage loan that has an anticipated repayment date.

      Prepayment Provisions.

      General. As indicated on Annex A-1 to this prospectus supplement, all of the mortgage loans that we intend to transfer to the issuing entity currently
(as of the cut-off date) provide for a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part, and which lock-out period will be followed by one or both of:

      o     a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance;
            or

      o     a prepayment consideration period, during which voluntary
            prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

      Notwithstanding the foregoing prepayment restrictions, several of the underlying mortgage loans allow for exceptions to their standard prepayment restrictions, including, but not limited to: (i) partial prepayments up to a specified amount or a specified percentage of the original or outstanding loan amount; (ii) partial prepayments in connection with the release of a particular parcel of the related mortgaged real property; and (iii) a required repayment of the subject mortgage loan, in whole or in part, if a specified condition is not satisfied by a designated date. These prepayments may be permitted or required notwithstanding that a prepayment lock-out period is otherwise in effect and may not be accompanied by prepayment consideration. See the footnotes to Annex A-1 of this prospectus supplement. For example:

      o     one of the underlying mortgage loans, secured by a portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as DDR Southeast Pool, which mortgage loan represents
            9.3% of the Initial Mortgage Pool Balance and 10.4% of the Initial
            Loan Group No. 1 Balance, may be prepaid from time to time in an amount up to 10% of the original outstanding principal balance of the mortgage loan in the aggregate without any prepayment premium or yield maintenance charge;

      o     in connection with the partial release of individual mortgaged properties, one of the underlying mortgage loans, secured by a portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Hyde Park Apartment Portfolio, which mortgage loan represents 2.6% of the Initial Mortgage Pool Balance and 25.2% of the Initial Loan Group No. 2 Balance, permits the mortgage loan borrower to prepay up to $11,500,000 of the principal balance at any time before the maturity of the loan;

      o     one of the underlying mortgage loans, secured by a mortgaged real property identified on Annex A-1 to this prospectus supplement as
            Wachovia Capitol Center, which mortgage loan represents 2.5% of the
            Initial Mortgage Pool Balance and 2.8% of the Initial Loan Group No.
            1 Balance, may be prepaid beginning on March 1, 2012, and during each subsequent calendar year, in an amount up to 1% of the original principal balance of the mortgage loan without any prepayment premium or yield maintenance charge; and

      o     in the case of the underlying mortgage loans secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Regions Bank, which mortgage loan represents 0.02% of the Initial Mortgage Pool Balance and 0.03% of the Initial Loan
            Group No. 1 Balance, if the sole tenant does not receive the regulatory approval by the Federal Deposit Insurance

                                      S-90

            Corporation to commence occupancy of the related mortgaged property and does not provide a tenant estoppel to lender evidencing such regulatory approval by October 31, 2007, then the entire unpaid principal amount of the mortgage loan will be due and payable no later than November 30, 2007. In connection with such prepayment, no fee or defeasance payment is required.

      The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this prospectus supplement.

      Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

      Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults (including, if applicable, as a result of the exercise of related purchase options by other creditors) and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

      The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

      o     lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

      o     mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

      Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, except as otherwise described under "--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions--General" above, the initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust fund. With respect to 258 underlying mortgage loans for which the initial prepayment lock-out period is currently in effect, collectively representing 76.8% of the Initial Mortgage Pool Balance, of which 216 mortgage loans are in loan group no. 1, representing 76.0% of the
Initial Loan Group No. 1 Balance, and 42 mortgage loans are in loan group no. 2, representing 83.9% of the Initial Loan Group No. 2 Balance, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. See "--Terms and Conditions of the
Underlying Mortgage Loans--Defeasance Loans" below.

      Set forth below is information regarding the remaining terms of the prepayment lock-out period and any defeasance period for the underlying mortgage loans:

      o     the maximum remaining prepayment lock-out period and, if applicable, defeasance period as of the cut-off date is 174 months with respect to the entire mortgage pool, 174 months with respect to loan group
            no. 1 and 118 months with respect to loan group no. 2,

                                      S-91

      o     the minimum remaining prepayment lock-out period and, if applicable, defeasance period as of the cut-off date is 21 months with respect to the entire mortgage pool, 21 months with respect to loan group
            no. 1 and 24 months with respect to loan group no. 2, and

      o     the weighted average remaining prepayment lock-out period and, if applicable, defeasance period as of the cut-off date is 86 months with respect to the entire mortgage pool, 85 months with respect to loan group no. 1 and 96 months with respect to loan group no. 2.

      Four (4) underlying mortgage loans, collectively representing 1.5% of the
Initial Mortgage Pool Balance of which three (3) mortgage loans are in Loan
Group No. 1, representing 1.0% of the Initial Loan Group No. 1 Balance, and one
(1) mortgage loan is in Loan Group No. 2, representing 5.5% of the Initial Loan
Group No. 2 Balance, respectively, provide in each such case for a period following the initial prepayment lock-out period during which the related borrower may either prepay the subject mortgage loan with prepayment consideration or defease the subject mortgage loan. These four (4) mortgage loans are not included in the 260 underlying mortgage loans referred to above that have defeasance periods after their initial prepayment lock-out periods.

      Prepayment Consideration. Sixty (60) of the mortgage loans that we intend to include in the trust fund, representing 23.2% of the Initial Mortgage Pool
Balance, of which 52 mortgage loans are in loan group no. 1, representing 24.0%
of the Initial Loan Group No. 1 Balance, and 8 mortgage loans are in loan group
no. 2, representing 16.1% of the Initial Loan Group No. 2 Balance, each provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at origination or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula or a yield maintenance formula plus an additional specified percentage of the principal amount prepaid, that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

      In the case of four (4) of the 60 mortgage loans referred to above, representing 1.5% of the Initial Mortgage Pool Balance of which three (3)
mortgage loans are in Loan Group No. 1, representing 1.0% of the Initial Loan
Group No. 1 Balance, and one (1) mortgage loan is in Loan Group No. 2, representing 5.5% of the Initial Loan Group No. 2 Balance, respectively, the related loan documents provide that during all or part of their respective prepayment consideration periods, the related borrower may elect to defease the mortgage loan.

      Prepayment consideration received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2007-C6 certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans.
See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the accompanying base prospectus.

      Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

      Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust fund, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. Those open prepayment periods range between 2 and 39 payments up to and including the related stated maturity date or, in the case of an ARD
Loan, up to and including the related anticipated repayment date.

                                      S-92

      Defeasance Loans. Two hundred fifty-eight (258) of the mortgage loans that we intend to include in the trust fund, representing 76.8% of the Initial
Mortgage Pool Balance, of which 216 mortgage loans are in loan group no. 1, representing 76.0% of the Initial Loan Group No. 1 Balance, and 42 mortgage loans are in loan group no. 2, representing 83.9% of the Initial Loan Group No.
2 Balance, each permit the related borrower to deliver U.S. Treasury obligations or certain other government-related securities as substitute collateral for all or a portion of the related mortgaged real property, but prohibit voluntary prepayments during the defeasance period.

      Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

      o     will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

      o     will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

      For purposes of determining the defeasance collateral for an ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

      Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral.

      No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.

      Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

      o     prohibit the borrower from doing so without the consent of the holder of the mortgage.

      See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance
Provisions" in the accompanying base prospectus.

      All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

      o     transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied;

      o     a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

                                      S-93

      o     transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

      o     transfers of ownership interests in the related borrower for estate-planning purposes;

      o     transfers of non-controlling ownership interests in the related borrower;

      o     involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

      o     changes of ownership among existing partners or members of the related borrower;

      o     issuance by a related borrower of new partnership or membership interests; or

      o     other transfers similar to the foregoing.

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this prospectus supplement.

      Delinquency and Loss Information. None of the mortgage loans that we intend to include in the trust fund are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date. Further, none of the mortgage loans that we intend to include in the trust fund were 30 days or more delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage loan. None of the mortgage loans that we intend to include in the trust have experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

      Tenant Matters. Described and listed below are certain special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:

      o     Two hundred sixty-two (262) of the mortgaged real properties, securing 45.1% of the Initial Mortgage Pool Balance, and 50.3% of
            the Initial Loan Group No. 1 Balance, are each a commercial property that is leased, in whole or in part, to one or more tenants that, in each case, occupies 25% or more of the net rentable area of the particular property.

      o     Ninety-three (93) of those mortgaged real properties, securing 13.3%
            of the Initial Mortgage Pool Balance and 14.8% of the Initial Loan
            Group No. 1 Balance, are each a commercial property that is leased, in whole or in part, to a tenant that occupies 100% or nearly 100%
            of the net rentable area of the particular property.

      o     There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

      o     Certain of the multifamily rental properties are properties that have material concentrations of student tenants or that constitute a student housing facility.

      o     Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
            under its Section 8 program or otherwise. Certain of the mortgaged real properties are subject to state private housing finance laws which grant the related state authority broad powers including, without limitation, to consent to changes

                                      S-94

            to the loan documents and prohibit the sale of the property without the consent of the state authority.

      o     Certain of the multifamily rental properties are subject to rent stabilization laws limiting the amount of rent that may be charged by the related borrower.

      o     With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or third parties, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated or in connection with a prohibited use or other specified event. This may impede the lender's ability to sell the related mortgaged real property at foreclosure, or, upon
            foreclosure, this may affect the value and/or marketability of the related mortgaged real property.

      o     With respect to certain of the underlying mortgage loans, one or more tenants (which may include significant tenants) have lease expiration dates or early termination options that occur prior to the maturity date of the related underlying mortgage loan.
            Additionally, underlying mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

      o     Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations or upon notice.

      o     With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. For example, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Regions Bank, which property secures a mortgage loan representing 0.02% of the Initial Mortgage Pool
            Balance an 0.03% of the Initial Loan Group No. 1 Balance, the single tenant, Regions Bank, is not opened for business. As of the date of the closing of the mortgage loan, Regions Bank was paying rent under its lease, but in order to start occupying the property Regions Bank must obtain certain approvals from the Federal Deposit Insurance
            Corporation. If Regions Bank has not received its regulatory approvals and provided a tenant estoppel to lender evidencing such regulatory approvals by October 31, 2007, then the entire unpaid principal amount on the mortgage loan will be due and payable no later than November 30, 2007. In connection with such prepayment, no prepayment fee or defeasance payment shall be required. We cannot assure you that Regions Bank will obtain the necessary approvals or that the loan will not be prepaid.

      Ground Leases. Nine (9) of the mortgage loans that we intend to include in the trust fund, collectively representing 2.6% of the Initial Mortgage Pool
Balance and 2.9% of the Initial Loan Group No. 1 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property.
Three (3) of the mortgage loans that we intend to include in the trust fund, collectively representing 2.6% of the Initial Mortgage Pool Balance and 2.9% of
the Initial Loan Group No. 1 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in certain portions of the corresponding mortgaged real property and on the borrower's fee simple interest in the remainder of the mortgaged real property (or, in the case of one (1) of these three (3) mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged

                                      S-95

real properties and borrower's fee simple interest in the remaining subject mortgaged real properties). With respect to all of these mortgage loans, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 10 years after the stated maturity date of the related mortgage loan, and the related ground lessor has agreed to give, or the related ground lease provides that the ground lessor must give, the holder of each leasehold mortgage loan we intend to include in the trust fund notice of, and the right to cure, any curable default or breach by the ground lessee.

      Additional and Other Financing.

      Additional Secured Debt. In the case of each of the underlying mortgage loans described under "--The Loan Combinations" below, the related mortgaged real property or properties also secure one or more related mortgage loans that are not included in the trust fund. See "--The Loan Combinations" below for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each such loan combination.

      As indicated under "Risk Factors--Some of the Mortgaged Real Properties
Are or May Be Encumbered by Additional Debt and the Ownership Interests in some
Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May
Reduce the Cash Flow Available to the Subject Mortgaged Real Property" in this prospectus supplement, in the case of four (4) mortgage loans, representing 2.9%
of the Initial Mortgage Pool Balance, of which three (3) mortgage loans are in loan group no. 1, representing 3.1% of the Initial Loan Group No. 1 Balance, and
one (1) mortgage loan is in loan group no. 2, representing 1.4% of the Initial
Loan Group No. 2 Balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                                                  MAXIMUM     MINIMUM
                                MORTGAGE LOAN    COMBINED    COMBINED
                                 CUT-OFF DATE    LTV RATIO     DSCR
   MORTGAGED PROPERTY NAME        BALANCE        PERMITTED   PERMITTED
------------------------------  -------------    ---------   ---------
Wachovia Capitol Center(1)      $120,300,000        80%        1.10x
1515 Garnet Mine Road(1)        $  9,500,000        90%        1.10x
Stonefield Village Apartments   $  6,635,000        85%        1.10x
IonBond, Inc.                   $  1,498,518        50%        1.10x

_______________
      (1)   At borrower's option, either future secured debt or future mezzanine debt is permitted, subject to satisfaction of certain conditions.

      In addition to the foregoing, in the case of one (1) mortgage loan, secured by the mortgaged property identified on Annex A-1 of this prospectus supplement as Pavillion Center, and representing 0.2% of the Initial Mortgage
Pool Balance and 0.2% of the Initial Loan Group No. 1 Balance, the related borrower is not prohibited by the loan documents from incurring any additional debt secured by the mortgaged property. However, the related borrower has agreed that it will not incur any additional debt secured by the mortgaged real property after to the occurrence of any of the following events: (a) the outstanding balance of all debt of the borrower exceeds 40% of the market value of the assets of the borrower and (b) the combined debt service coverage ratio of all assets of borrower falls below 2.0x (each, an "SPE Trigger Event").
Within 90 days of the occurrence of an SPE Trigger Event, the borrower must transfer the mortgaged real property to a special purpose entity satisfactory to lender. If borrower fails to timely transfer the mortgaged real property to a special purpose entity, then (at the lender's sole discretion) either (a) the
Pavillion Center mortgage loan will become full recourse to the borrower or (b)
an event of default will exist.

      Mezzanine Debt. As indicated under "Risk Factors--Some of the Mortgaged
Real Properties Are or May Be Encumbered by Additional Debt and the Ownership
Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in
Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real
Property" in this prospectus supplement, in the case of eight (8) mortgage loans that we intend to include in

                                      S-96

the trust fund, representing 5.4% of the Initial Mortgage Pool Balance, of which seven (7) mortgage loans are in loan group no. 1, representing 5.9% of the
Initial Loan Group No. 1 Balance, and one (1) mortgage loans are in loan group
no. 2, representing 1.6% of the Initial Loan Group No. 2 Balance, one or more of the principals of the related borrower have incurred mezzanine debt as indicated
below.

                                    MORTGAGE LOAN    ORIGINAL
                                     CUT-OFF DATE   MEZZANINE       AGGREGATE    MATURITY DATE OF     INTEREST RATE
     MORTGAGED PROPERTY NAME         BALANCE       DEBT BALANCE   DEBT BALANCE    MEZZANINE LOAN   ON MEZZANINE LOAN(1)
----------------------------------  -------------  ------------  --------------  ----------------  --------------------

Culver Center                       $  64,000,000   $8,000,000     $72,000,000        5/4/17              10.5%
City Crescent                       $  57,750,000   $7,700,000     65,450,000         7/6/12              6.15%
IAC - CA & WA Industrial Portfolio  $  49,000,000  $38,275,000     $87,275,000        7/1/12              5.72%
IAC - Oregon Industrial Portfolio   $  35,000,000  $28,725,000     $63,725,000        7/1/12              5.72%
University Shopping Center          $  16,800,000   $4,918,250     $21,718,250      9/28/07(2)            13.0%
South Jordan Market Place           $  15,650,000      (3)       $23,650,000(3)        (4)                 0.0%
South Jordan Town Center            $  12,700,000      (3)       $20,700,000(3)        (4)                 0.0%

The Oaks of McCandless                 $8,000,000   $1,128,700     $9,128,700        3/16/17              11.5%

__________________

(1)   This table does not reflect interest rates applicable in cases of default.

(2)   Borrower may extend maturity date of mezzanine loan to March 28, 2008.

(3)   The mezzanine borrower, which is the sole member of each mortgage borrower, may borrow up to $8,000,000 from the mezzanine lender under a note and loan agreement with a current unpaid principal balance of
      $6,500,511. The aggregate debt balance shown for each of these underlying mortgage loans is the sum of the cut-off date balance and $8,000,000.

(4)   The maturity date is the earlier of the mezzanine borrower's transfer of its sole membership interests in both mortgage borrowers to the mezzanine lender and November 25, 2007.

      Certain of the above-referenced mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above-
referenced underlying mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

      o     has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable
            non-consolidation opinion letter by counsel;

      o     has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral);

      o     has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default; and

      o     may have certain consent and/or approval rights with respect to actions to be taken by the holder of the related underlying mortgage loan.

      The table below identifies, by mortgage loan name set forth on Annex A-1 to this prospectus supplement, those 37 mortgage loans, collectively representing 32.4% of the Initial Mortgage Pool Balance, of which 35 mortgage loans are in loan group no. 1, representing 32.6% of the Initial Loan Group No.
1 Balance and two (2)

                                      S-97

mortgage loans are in loan group no. 2, representing 30.7% of the Initial Loan
Group No. 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions that may include any one or more of the following:

      o     consent of the mortgage lender;

      o     satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related underlying mortgage loan and the subject mezzanine debt may not exceed a specified percentage and/or debt service coverage tests, which provide that the combined debt service coverage ratio of the related underlying mortgage loan and the subject mezzanine loan may not be less than a specified amount;

      o     subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

      o     confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                                                   MAXIMUM          MINIMUM
                                                            MORTGAGE LOAN       COMBINED LTV        COMBINED
                  MORTGAGE LOAN NAME                     CUT-OFF DATE BALANCE  RATIO PERMITTED   DSCR PERMITTED
-------------------------------------------------------  --------------------  ---------------  ----------------

DDR Southeast Pool                                           $442,500,000            75%             1.10x
Hyde Park Apartment Portfolio                                $123,150,000            90%             1.10x
Wachovia Capitol Center                                      $120,300,000            80%             1.10x
Ala Moana Portfolio                                          $100,000,000          64.5%             1.45x
Moreno Valley Mall                                           $88,000,000             70%         1.30x/1.15x(7)
Columbia Park                                                $71,000,000             90%             1.05x
Miracle Mile SC                                              $59,600,000             85%             1.05x
Fifty West Corporate Center                                  $56,000,000             80%             1.20x
Herndon Square Office Park                                   $47,500,000             80%             1.20x
Residence Inn - Rosslyn(1)                                   $46,000,000             80%             1.75x
Renaissance Club Sport - Walnut Creek(1)                     $43,879,983             80%             1.45x
Courtyard by Marriott - Washington Convention Center(1)      $34,000,000             80%             1.75x
Alderwood Plaza                                              $30,350,000             85%             1.15x
Forest Ridge Apartments                                      $26,775,000             85%             1.25x
2, 4 & 6 Omni Way                                            $23,050,000             90%             1.05x
Regency Court                                                $22,700,000             85%             1.10x
Gateway Plaza                                                $20,720,000             80%             1.10x
Residence Inn - DuPont Circle(1)                             $17,400,000             80%             1.45x
Bursca Business Park                                         $17,000,000             85%             1.05x
International Towers Building                                $15,200,000             80%             1.20x
Windsor Commerce Center                                      $13,176,000             80%             1.20x
1556 20th Street                                             $12,700,000             85%             1.10x
Riverbirch Corner Shopping Center                            $12,080,000             85%             1.07x
Bald Mountain                                                $11,000,000             85%             1.07x
Quality Inn & Suites - Dulles, VA                            $10,979,388             90%             1.10x
1515 Garnet Mine Road(2)                                      $9,500,000             90%             1.10x
Ransley Square                                                $9,000,000             90%(3)          1.20x(3)
Metro Plaza                                                   $8,091,000             90%             1.10x
2308 Broadway                                                 $7,350,000             85%             1.10x
580 Howard Street                                             $7,200,000             85%             1.10x
Regal Theatre                                                 $6,984,285             85%             1.07x
Village on the Green                                          $6,200,000             90%(4)          1.15x(4)
Hampton Inn - Victoria                                        $5,800,000             (5)              (5)
Holiday Inn Express & Suites - Grand Prairie                  $5,240,140             (5)              (5)

                                      S-98

                                                                                   MAXIMUM          MINIMUM
                                                            MORTGAGE LOAN       COMBINED LTV        COMBINED
                  MORTGAGE LOAN NAME                     CUT-OFF DATE BALANCE  RATIO PERMITTED   DSCR PERMITTED
-------------------------------------------------------  --------------------  ---------------  ----------------

La Quinta Inn & Suites                                       $5,094,903              (6)              (6)
Centennial Area Learning Center                              $4,500,000              80%             1.20x
2345 West Ryan Road                                          $2,120,929              85%             1.07x

__________________

      (1)   At borrower's option, either future mezzanine debt or future unsecured debt is permitted, subject to the satisfaction of certain conditions.

      (2)   At borrower's option, either future secured debt or future mezzanine debt is permitted, subject to satisfaction of certain conditions.

      (3)   Permitted on or after February 13, 2009.

      (4)   Permitted after first two (2) years of the loan term.

      (5)   Subject to lender's approval.

      (6)   Subject to prevailing industry standards.

      (7)   Prior to the October, 2008 monthly payment date, the minimum combined DSCR permitted is 1.30x, and thereafter it is 1.15x.

      While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender.

      Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, the lender may determine the debt service coverage ratio on the basis of a market-based constant reasonably determined by the lender.

      A mezzanine lender is often entitled to purchase the related underlying mortgage loan under certain actual or reasonably foreseeable default scenarios and/or to cure defaults thereunder.

      In addition, in the case of some of the other mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

      Additional Unsecured Debt. The borrowers with respect to 12 mortgage loans that we intend to include in the trust fund, representing 6.7% of the Initial
Mortgage Pool Balance and 7.5% of the Initial Loan Group No. 1 Balance, have incurred or are permitted to incur additional unsecured debt. The 12 mortgage loans referred to above are set forth in the table below.

                                                  MORTGAGE LOAN    AMOUNT OF       MAXIMUM        MINIMUM      MAXIMUM AMOUNT OF
                                                  CUT-OFF DATE     UNSECURED      COMBINED        COMBINED      UNSECURED DEBT
               MORTGAGE LOAN NAME                    BALANCE     DEBT INCURRED  LTV PERMITTED  DSCR PERMITTED      PERMITTED
------------------------------------------------  -------------  -------------  -------------  --------------  -----------------

Ala Moana Portfolio                               $100,000,000        NAP            NAP            NAP           $112,500,000
Residence Inn - Rosslyn(1)                        $ 46,000,000        NAP            80%            1.75          $  9,000,000
Renaissance Club Sport - Walnut Creek(1)          $ 43,879,983        NAP            70%            1.40          $  5,000,000
Courtyard  by Marriott -  Washington  Convention  $ 34,000,000        NAP            80%            1.75          $  7,000,000
Center(1)
Country Club Village (2)                          $ 20,200,000        NAP            NAP            NAP                    NAP
Salishan Spa & Golf Resort                        $ 19,750,000    $5,500,000         NAP            NAP                    NAP
Residence Inn - DuPont Circle(1)                  $ 17,400,000        NAP            80%            1.45          $  3,000,000
Westport Warehouse                                $ 11,987,730    $2,000,000         NAP            NAP                    NAP
29 Orangewood Place                               $ 10,000,000        NAP            80%            NAP           $  1,000,000
Country Suites - Lake Norman                      $  7,831,907        NAP            NAP            NAP               $300,000
Midtown Business Center                           $  5,000,000        NAP            80%            NAP           $  1,000,000
Hampton Inn Greenwood                             $  3,664,022        NAP            NAP            NAP           $    500,000

                                      S-99

________________________

      (1)   At borrower's option, either future mezzanine debt or future unsecured debt is permitted under the terms of the mortgage loan, subject to satisfaction of certain conditions.

      (2)   Borrower is permitted to incur additional unsecured debt provided that any such debt must be repaid in full not more than 180 days from the origination date of the mortgage loan, subject to satisfaction of certain conditions.

      Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

      Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      Except as disclosed under this "--Additional and Other Financing"
subsection and "Risk Factors--Some of the Mortgaged Real Properties Are or May
Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers
Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the
Cash Flow Available to the Subject Mortgaged Real Property" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding. Such debt may be outstanding despite our inability to confirm its existence.

      Environmental Reports. A third-party environmental consultant conducted a
Phase I environmental study for all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting
Environmental Reports were prepared:

      o     in the case of 494 mortgaged real properties, securing 98.2% of the
            Initial Mortgage Pool Balance (of which 394 mortgaged real properties secure mortgage loans in loan group no. 1, representing
            98.5% of the Initial Loan Group No. 1 Balance, and 100 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.4% of the Initial Loan Group No. 2 Balance), during the 12-month period preceding the cut-off date; and

      o     in the case of seven (7) mortgaged real properties, securing 1.8% of the Initial Mortgage Pool Balance (of which six (6) mortgaged real properties secure mortgage loans in loan group no. 1, representing
            1.5% of the Initial Loan Group No. 1 Balance and one (1) mortgaged real properties secure mortgage loans in loan group no. 2, representing 4.6% of the Initial Loan Group No. 2 Balance), respectively, prior to the 12-month period preceding the cut-off date.

      The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

      The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or

                                      S-100

radon. Where these substances were suspected or present, and depending upon the amount and/or condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to effect such recommendations, including:

      o     that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

      o     the establishment of an operation and maintenance plan to address the issue; or

      o     an abatement or removal program and, where appropriate, a
            notification program.

      In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

      1.    to carry out the specific remedial measures prior to closing; or

      2.    to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve or letter of credit in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

      3.    to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures; or

      4.    to obtain environmental insurance (in the form of a lender's environmental insurance property policy or other form of
            environmental insurance); or

      5.    to establish and implement an operations and maintenance plan or other monitoring program to address the condition as recommended by the environmental consultant; or

      6.    to furnish a "no further action" letter or other evidence that the applicable governmental authorities have no intention of taking any action or requiring any further remedial action in respect of such environmental condition; or

      7.    to have such environmental condition investigated further, and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; or

      8.    to establish that a separate responsible party having financial resources estimated to be adequate to take the remedial measures is required to take such measures or is liable for the failure to take such measures by the applicable governmental authority or applicable environmental law or regulation; or

      9.    to take no further remedial action or investigation because the environmental consultant's estimate of the cost of cleanup, remedial action or other response under environmental laws was less than 2%
            of the original principal amount of the mortgage loan.

      However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse

                                      S-101

environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the issuing entity.

      In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     the responsible party or parties with respect to that condition had already been identified; or

      o     the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

      o     the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

      o     the property had been accepted into a state-funded remediation program; or

      o     a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

      However, there can be no assurance that the responsible party or parties, in each case, are financially able to correct or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

      In some cases, the environmental report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports generally indicated that:

      o     the subject mortgaged real property had not been affected;

      o     the potential for the problem to affect the subject mortgaged real property was limited;

      o     the party or parties responsible for remediating the potential environmental problems had been identified; or

      o     there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

      In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able to correct or will actually correct the problem.

                                      S-102

      See "Risk Factors--Lending on Income-Producing Real Properties Entails
Environmental Risks" in this prospectus supplement for a discussion of certain environmental conditions identified at specific mortgaged real properties securing mortgage loans that we intend to include in the trust fund.

      The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports"
subsection and has not been independently verified by:

      o     us;

      o     any of the sponsors;

      o     any of the underwriters;

      o     the master servicers;

      o     the special servicer;

      o     the certificate administrator;

      o     the trustee; or

      o     the affiliates of any of these parties.

      There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

      The series 2007-C6 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation.
This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2007-C6 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

      Property Condition Assessments. All except for one (1) of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund were inspected by professional engineers or architects. Four hundred ninety-one (491) of those mortgaged real properties, securing 97.7% of the
Initial Mortgage Pool Balance, of which 391 mortgaged real properties secure mortgage loans in loan group no. 1, representing 98.0% of the Initial Loan Group
No. 1 Balance, and 100 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.4% of the Initial Loan Group No. 2 Balance, were inspected during the 12-month period preceding the cut-off date, and nine (9) of those mortgaged real properties securing mortgage loans representing 2.2% of the
Initial Mortgage Pool Balance, of which eight (8) mortgaged real properties secure mortgage loans in loan group no. 1, representing 1.9% of the Initial Loan
Group No. 1 Balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing 4.6% of the Initial Loan Group No. 2 Balance, were inspected prior to the 12 month period preceding the cut-off date. In the case of the one (1) mortgaged real property referred to above as an exception, securing a mortgage loan representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group No. 1 Balance, is secured by land and therefore required no property condition assessment. These inspections included an assessment of the general condition of the

                                      S-103

mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and the general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

      The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

      o     carry out necessary repairs or replacements; or

      o     establish reserves, generally in the amount ranging from 100% to
            125% of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

      There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

      Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement. For 495 mortgaged real properties, securing 99.2% of the Initial
Mortgage Pool Balance, of which 394 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.1% of the Initial Loan Group No. 1
Balance, and 101 mortgaged real properties secure mortgage loans in loan group
no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, the
appraisal was conducted within 12 months of the cut-off date. For six (6)
mortgaged real properties, securing 0.8% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group No. 1 Balance, the appraisal was conducted prior to the 12-month period preceding the cut-off date. The "appraisal date"
shown on Annex A-1 with respect to any underlying mortgage loan reflects the "as of" date for the appraised value. In the cases where the "appraisal date" set forth in Annex A-1 to this prospectus supplement is a date occurring after the cut-off date, the appraised value for the related mortgaged real property is a
"stabilized" value (as described in the next paragraph) as of such future date.

      In some cases, an appraisal contained an "as is" value, with an "as of"
date consistent with the date that the appraisal was prepared, and a
"stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date contained in the analysis of the related appraiser is set forth in Annex A-1. In certain cases, stabilized values were used even when specified conditions have not been met. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged real property or the amount that would be realized upon a sale. See "Risk Factors--The Underwritten Net Cash Flow
Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Adjusted in Consideration of Certain
Financial Performance Assumptions or a Cash Holdback or a Guaranty or Based on a
Stabilized Appraised Value" in this prospectus supplement.

      Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property.
Neither we

                                      S-104

nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

      In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

      The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

      Zoning and Building Code Compliance. Each sponsor has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The sponsors may have considered--

      o     legal opinions or zoning consultants' reports,

      o     certifications from, and/or discussions with, government officials,

      o     information contained in appraisals, surveys and site plan,

      o     title insurance endorsements,

      o     representations by the related borrower contained in the related mortgage loan documents, or

      o     property condition assessments undertaken by independent licensed engineers, in determining whether the mortgaged real properties were in compliance.

      In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed.
Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related sponsor conducted an analysis as to:

      o     whether the extent of the nonconformity is material;

      o     whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

      o     whether the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements is remote; and/or

      o     whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

                                      S-105

      There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

      Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

      o     except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

            1.    the outstanding principal balance of the mortgage loan, and

            2.    replacement cost or the full insurable replacement cost of the improvements located on the insured property;

      o     if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management
            Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

            1.    the outstanding principal balance of the related mortgage
                  loan,

            2.    the full insurable value of the insured property, and

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968;

      o     comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to
            $1,000,000 per occurrence;

      o     business interruption or rent loss insurance either in an amount ranging from 100% to 125% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

      o     if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, windstorm insurance.

      In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.
Eighty-four (84) mortgaged real properties, securing 26.3% of the Initial
Mortgage Pool Balance, of which 79 of those mortgaged real properties secure mortgage loans in loan group no. 1, representing 28.0% of the Initial Loan Group
No. 1 Balance, and five (5) of those mortgaged real properties secure mortgage loans in loan group no. 2, representing 12.4% of the Initial Loan Group No. 2
Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss ("PML")
for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. Earthquake insurance was obtained for all of the mortgaged properties for which the seismic study showed a PML of greater than 20%.

      In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other

                                      S-106

properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

THE LOAN COMBINATIONS

      General. The mortgage pool will include six (6) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of an aggregate debt evidenced by two (2) or more promissory notes, one or more of which we intend to include in the trust fund and one or more of which we will not include in the trust fund. In the case of any Loan Combination, the related promissory note(s) that we include in the trust fund will be treated as evidencing a single mortgage loan, and each related promissory note that is not included in the trust fund will be treated as evidencing a separate mortgage loan. The aggregate debt constituting any Loan Combination is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The promissory notes evidencing a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted.

      The allocation of payments to the respective mortgage loans comprising a
Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected by virtue of relevant provisions contained in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan
Combination.

                                      S-107

      The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

--------------------------------------------------------------------------------------------
                                                                         % OF        % OF
                                         CUT-OFF DATE   % OF INITIAL   INITIAL     INITIAL
                                           PRINCIPAL      MORTGAGE    LOAN GROUP  LOAN GROUP
         LOAN NAME           LOAN GROUP     BALANCE     POOL BALANCE    NO. 1       NO. 2
--------------------------------------------------------------------------------------------

DDR Southeast Pool               1       $442,500,000       9.3%        10.4%        NAP
--------------------------------------------------------------------------------------------
CGM AmeriCold Portfolio          1       $145,000,000       3.0%         3.4%        NAP
--------------------------------------------------------------------------------------------
Greensboro Corporate Center      1       $130,000,000       2.7%         3.0%        NAP
--------------------------------------------------------------------------------------------
Ala Moana Portfolio              1       $100,000,000       2.1%         2.3%        NAP
--------------------------------------------------------------------------------------------
600 West Chicago                 1       $ 66,250,000       1.4%         1.6%        NAP
--------------------------------------------------------------------------------------------
Bear Creek Apartments            2       $  6,345,689       0.1%         NAP         1.3%
--------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                 RELATED PARI           SUBORDINATE
                             PASSU/NON-TRUST LOANS    NON-TRUST LOANS
                              AGGREGATE ORIGINAL     AGGREGATE ORIGINAL  APPLICABLE POOLING &
         LOAN NAME             PRINCIPAL BALANCE     PRINCIPAL BALANCE   SERVICING AGREEMENT
---------------------------------------------------------------------------------------------

DDR Southeast Pool               $442,500,000               NAP             CGCMT 2007-C6
---------------------------------------------------------------------------------------------
CGM AmeriCold Portfolio          $180,000,000               NAP              CD 2007-CD4
---------------------------------------------------------------------------------------------
Greensboro Corporate Center           NAP               $10,000,000         CGCMT 2007-C6
---------------------------------------------------------------------------------------------
Ala Moana Portfolio             $1,100,000,000          $300,000,000         CD 2006-CD3
---------------------------------------------------------------------------------------------
600 West Chicago                 $198,750,000               NAP             CGCMT 2007-C6
---------------------------------------------------------------------------------------------
Bear Creek Apartments                 NAP                 $405,000          CGCMT 2007-C6
---------------------------------------------------------------------------------------------

                                      S-108

      The DDR Southeast Pool Loan Combination.

      General. The DDR Southeast Pool Mortgage Loan, representing 9.3% of the
Initial Mortgage Pool Balance and 10.4% of the Initial Loan Group No. 1 Balance,
has a cut-off date principal balance of $442,500,000. The DDR Southeast Pool
Mortgaged Properties also secure two (2) other mortgage loans that are pari passu in right of payment of principal and interest with the DDR Southeast Pool
Mortgage Loan (the "DDR Southeast Pool Pari Passu Non-Trust Loans" and, together with the DDR Southeast Pool Mortgage Loan, the "DDR Southeast Pool Loan
Combination"). The DDR Southeast Pool Pari Passu Non-Trust Loans have aggregate principal balances as of the cut-off date and current holders as listed in the table below:

PARI PASSU NON- TRUST LOAN   AGGREGATE PRINCIPAL BALANCE     CURRENT HOLDER
--------------------------------------------------------------------------------
       A-2                      $221,250,000                 WBCMT 2007-C32

       A-3                      $221,250,000             German American Capital
                                                               Corporation

      The holders of the DDR Southeast Pool Loan Combination notes (the "DDR
Southeast Pool Pari Passu Noteholders") have entered into a co-lender agreement that sets forth their respective rights (the "DDR Southeast Pool Co-Lender
Agreement"). The DDR Southeast Pool Co-Lender Agreement provides that expenses, losses and shortfalls relating to the DDR Southeast Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, to the DDR Southeast Pari
Passu Pool Noteholders.

      Servicing. The DDR Southeast Pool Co-Lender Agreement generally provides that the DDR Southeast Pool Loan Combination will be serviced by the applicable master servicer and the special servicer according to the Servicing Standards pursuant to the DDR Southeast Pool Co-Lender Agreement and the series 2007-C6 pooling and servicing agreement.

      Distributions. Under the terms of the DDR Southeast Pool Co-Lender
Agreement, any payment (whether of principal or interest or prepayment under the
DDR Southeast Pool Pari Passu Non-Trust Loans and the DDR Southeast Pool
Mortgage Loan, or any proceeds relating to a DDR Southeast Pool Mortgaged
Property), will be applied to the DDR Southeast Pool Mortgage Loan and the DDR
Southeast Pool Pari Passu Non-Trust Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

      Consultation and Consent. Any decision to be made with respect to the DDR
Southeast Pool Loan Combination that requires the approval of a "controlling holder" or otherwise requires approval under the DDR Southeast Pool Co-Lender
Agreement will require approval of the series 2007-C6 controlling class representative after consultation with the controlling class representative of each of the DDR Southeast Pool Non-Trust Loans (to the extent any such loans are included in a securitization) or, if such loans are not included in a securitization, the related DDR Southeast Pool Pari Passu Noteholders, as applicable. In addition, and only with respect to the DDR Southeast Pool Loan
Combination, the 2007-C6 controlling class representative is required to consult with, but is not obligated to follow the advice of, the controlling class representative of each of the DDR Southeast Pool Non-Trust Loans (to the extent that any of such loans are included in a securitization) or, if such loan or loans are not included in a securitization, the related DDR Southeast Pool Pari
Passu Noteholders, as applicable, prior to the termination of the special servicer and/or appointment of a successor special servicer solely as to the DDR
Southeast Pool Loan Combination. See "The Series 2007-C6 Pooling and Servicing
Agreement-The Series 2007-C6 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" in this prospectus supplement.

                                      S-109

      The CGM AmeriCold Portfolio Loan Combination.

      General. The CGM AmeriCold Portfolio Mortgage Loan, representing 3.0% of the Initial Mortgage Pool Balance and 3.4% of the Initial Loan Group No. 1
Balance, has a cut-off date principal balance of $145,000,000. The CGM AmeriCold
Portfolio Mortgage Loan is collectively evidenced by four (4) promissory notes, each currently held by Citigroup Global Markets Realty Corp. The CGM AmeriCold
Portfolio Mortgage Loan consists of one (1) of two (2) mortgage loans, together referred to as the CGM AmeriCold Portfolio Loan Combination, that are all: (a)
obligations of the same borrowers; (b) secured by the same mortgage instrument(s) encumbering the CGM AmeriCold Portfolio Mortgaged Properties; (c)
cross-defaulted with each other; and (d) entitled to payments of interest and principal on a pro rata and pari passu basis.

      The CGM AmeriCold Portfolio Pari Passu Non-Trust Loan has the same interest rate and maturity date as the CGM AmeriCold Portfolio Mortgage Loan.
The CGM AmeriCold Portfolio Pari Passu Non-Trust Loan has an unpaid principal balance as of the cut-off date of $180,000,000, and the entire CGM AmeriCold
Portfolio Loan Combination has an unpaid principal balance as of the cut-off date of $325,000,000.

      The CGM AmeriCold Portfolio Pari Passu Non-Trust Loan will not be transferred to the issuing entity. The CGM AmeriCold Portfolio Pari Passu
Non-Trust Loan was included in a commercial mortgage securitization involving the issuance of the CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series CD 2007-CD4.

      Servicing. The CGM AmeriCold Portfolio Loan Combination will be serviced under the series CD 2007-CD4 pooling and servicing agreement by the applicable master servicer and the special servicer thereunder and in accordance with the
CGM AmeriCold Portfolio Co-Lender Agreement. See "Servicing of the CGM AmeriCold
Portfolio Mortgage Loan" in this prospectus supplement.

      Payments. Pursuant to the CGM AmeriCold Portfolio Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the CGM AmeriCold
Portfolio Loan Combination in accordance with the related loan documents, collections on the CGM AmeriCold Portfolio Loan Combination will be allocated
(after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

      o     first, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
            AmeriCold Portfolio Pari Passu Non-Trust Loan, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest
            (other than Default Interest) on the respective principal balances of such mortgage loans (net of related master servicing fees), until all such interest is paid in full;

      o     second, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
            AmeriCold Portfolio Pari Passu Non-Trust Loan, on a pari passu basis, their respective pro rata portions (based on balance) of any payments and other collections of principal with respect to the CGM
            AmeriCold Portfolio Loan Combination;

      o     third, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
            AmeriCold Portfolio Pari Passu Non-Trust Loan, on a pari passu basis, their respective pro rata portions (based on balance) of any prepayment consideration on the CGM AmeriCold Portfolio Loan
            Combination, to the extent actually paid by the borrower;

      o     fourth, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
            AmeriCold Portfolio Pari Passu Non-Trust Loan, their respective pro rata portions (based on balance) of any late payment charges and
            Default Interest (after application as provided in the series CD
            2007-CD4 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective principal balances;

                                      S-110

      o     fifth, following a payment application trigger event with respect to the CGM AmeriCold Portfolio Loan Combination, on a pari passu basis, their respective pro rata portions of any unpaid excess interest accrued with respect to any replacement notes representing the CGM
            AmeriCold Portfolio Pari Passu Non-Trust Loan; and

      o     sixth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (by balance) to the CGM AmeriCold
            Portfolio Mortgage Loan and the CGM AmeriCold Portfolio Pari Passu
            Non-Trust Loan.

      CGM AmeriCold Portfolio Co-Lender Agreement. The respective rights of the
CGM AmeriCold Portfolio Pari Passu Non-Trust Loan Noteholder and the issuing entity, as holder of the promissory note for the CGM AmeriCold Portfolio
Mortgage Loan, will be governed by a co-lender agreement (the "CGM AmeriCold
Portfolio Co-Lender Agreement").

      Rights of the CGM AmeriCold Portfolio Controlling Party. With respect to the CGM AmeriCold Portfolio Loan Combination, the series CD 2007-CD4 special servicer will, in general, not be permitted to take, or consent to the applicable series CD 2007-CD4 master servicer's taking, any of the following actions, among others, under the series CD 2007-CD4 pooling and servicing agreement with respect to the CGM AmeriCold Portfolio Loan Combination, as to
which the CGM AmeriCold Portfolio Controlling Party has objected within 15 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

      o     any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related mortgaged real properties following a default,

      o     any modification, extension, amendment or waiver of a monetary term
            (including the timing of payments, but excluding the waiver of default charges) or any material non monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the CGM AmeriCold Portfolio Loan Combination,

      o     any proposed sale of an REO Property for less than the outstanding principal balance of, together with accrued interest on, the CGM
            AmeriCold Portfolio Loan Combination,

      o     any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the CGM AmeriCold Portfolio Loan
            Combination,

      o     any determination to bring a CGM AmeriCold Portfolio Mortgaged
            Property securing a specially serviced mortgage loan in the CGM
            AmeriCold Portfolio Loan Combination or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a CGM AmeriCold Portfolio
            Mortgaged Property securing a specially serviced mortgage loan in the CGM AmeriCold Portfolio Loan Combination or a related REO
            Property,

      o     any release of collateral for a mortgage loan in the CGM AmeriCold
            Portfolio Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan,

      o     any acceptance of substitute or additional collateral for the mortgage loans in the CGM AmeriCold Portfolio Loan Combination, other than in accordance with the terms of such mortgage loan,

                                      S-111

      o     any waiver of a "due on sale" or "due on encumbrance" clause with respect to any mortgage loan in the CGM AmeriCold Portfolio Loan
            Combination,

      o     any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the CGM AmeriCold Portfolio
            Loan Combination,

      o     any adoption or approval of a plan in bankruptcy of a related borrower,

      o     any replacement of the property manager or, if applicable, the franchise in respect of a CGM AmeriCold Portfolio Mortgaged
            Property, if lender approval is required by the loan documents,

      o     any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the CGM
            AmeriCold Portfolio Loan Combination not expressly required by the terms of the loan documents or under applicable law,

      o     any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender's approval is required by the loan documents, and

      o     any approval of a material capital expenditure, if lender's approval is required by the loan documents;

provided that, if the series CD 2007-CD4 special servicer determines that immediate action is necessary to protect the interests of the series CD 2007-CD4 certificateholders and the series 2007-C6 certificateholders, as a collective whole, then the special servicer may take any such action without waiting for the response of the CGM AmeriCold Portfolio Controlling Party.

      The CGM AmeriCold Portfolio Controlling Party is currently the series CD
2007-CD4 controlling class representative.

      Purchase Option. If and for so long as the CGM AmeriCold Portfolio Loan
Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, then the issuing entity, as holder of the promissory note for the CGM AmeriCold Portfolio
Mortgage Loan, and the CGM AmeriCold Portfolio Pari Passu Non-Trust Loan
Noteholder (or their respective designees) will each have the option to purchase the entire remaining portion of the CGM AmeriCold Portfolio Loan Combination
(with preference to be given to the first such party to exercise such option) at a price at least equal to the sum of (i) the unpaid principal balance of the CGM
AmeriCold Portfolio promissory notes to be purchased, together with all accrued unpaid interest on those notes (other than Default Interest) to but not including the date of such purchase, (ii) all other sums (in addition to principal and interest) then due and owing under the terms of such CGM AmeriCold
Portfolio promissory notes (excluding, however, default interest and prepayment premiums), (iii) all expenses (including amounts incurred by and owing to the related holders of the CGM AmeriCold Portfolio promissory notes, the series CD
2007-CD4 master servicer and the series CD 2007-CD4 special servicer, if any)
associated with the subject purchase, and (iv) to the extent related or allocable to such CGM AmeriCold Portfolio promissory notes, any amount in respect of servicing compensation, debt service advances (without duplication of amounts payable under clause (i) above), servicing advances (including the amount of any servicing advance that has been previously reimbursed as a nonrecoverable advance out of general collections of principal on the mortgage pool for a securitization trust holding a CGM AmeriCold Portfolio promissory note (but only to the extent such amounts have not been reimbursed to such trust)), and advance interest on all such advances, which are, at the time of purchase, payable or reimbursable to the holders of the CGM AmeriCold Portfolio promissory notes, the series CD 2007-CD4 master servicer or the series CD
2007-CD4 special servicer or any other person under (x) any servicing agreement,
(y) the CGM AmeriCold Portfolio

                                      S-112

Co-Lender Agreement and/or (z) with respect to any such amount in respect of advance interest on debt service advances, any securitization agreement governing a securitization trust holding a CGM AmeriCold Portfolio promissory note; provided that no liquidation fee to any servicer or special servicer will be due and payable if such CGM AmeriCold Portfolio promissory notes are purchased within 60 days of the transfer of such CGM AmeriCold Portfolio promissory notes to the series CD 2007-CD4 special servicer). In any event, however, that price will not include any default interest, late payment charges or prepayment consideration. Any holder of a promissory note evidencing a mortgage loan that is part of the CGM AmeriCold Portfolio Loan Combination will be entitled to appoint a representative to exercise the purchase option described in this paragraph, which representative will, in the case of the issuing entity, be the 2007-C6 controlling class representative pursuant to the series 2007-C6 pooling and servicing agreement.

      Furthermore, the CGM AmeriCold Portfolio Pari Passu Non-Trust Loan
Noteholder or its designee will have a fair value purchase option with respect to the CGM AmeriCold Portfolio Mortgage Loan as described under "The Series
2007-C6 Pooling and Servicing Agreement--Fair Value Purchase Option."

      Termination of Special Servicer. The CGM AmeriCold Portfolio Controlling
Party may terminate an existing series CD 2007-CD4 special servicer with respect to, but solely with respect to, the CGM AmeriCold Portfolio Loan Combination, with or without cause, and appoint a successor to any series CD 2007-CD4 special servicer with respect to, but solely with respect to, the CGM AmeriCold
Portfolio Loan Combination that has resigned or been terminated, subject to receipt by the series CD 2007-CD4 trustee of, among other things, items comparable to those described in clauses 1. and 2. of the first paragraph under the heading "The Series 2007-C6 Pooling and Servicing Agreement--Replacement of
the Special Servicer."

      The Greensboro Corporate Center Loan Combination.

      General. The Greensboro Corporate Center Mortgage Loan has a cut-off date principal balance of $130,000,000, which represents 2.7% of the Initial Mortgage
Pool Balance and 3.0% of the Initial Loan Group No. 1 Balance. The Greensboro
Corporate Center Mortgage Loan is evidenced by a promissory note currently held by Citigroup Global Markets Realty Corp. The Greensboro Corporate Center
Mortgage Loan is one of two mortgage loans, together referred to as the
Greensboro Corporate Center Loan Combination, that are both: (a) obligations of the same borrowers; (b) secured by the same mortgage instrument(s) encumbering the Greensboro Corporate Center Mortgaged Properties; and (c) cross-defaulted with each other. The Greensboro Corporate Center Mortgage Loan is senior in right of payment of interest and principal to the Greensboro Corporate Center
Subordinate Non-Trust Loan as described in further detail below under
"--Payments".

      The Greensboro Corporate Center Subordinate Non-Trust Loan (a) is
evidenced by a separate promissory note held by Citigroup Global Markets Realty
Corp., (b) has the same maturity date as the Greensboro Corporate Center
Mortgage Loan, (c) bears interest at a rate of 9.129% per annum, and (d) has an unpaid principal balance of $10,000,000 as of the cut-off date, and the entire
Greensboro Corporate Center Loan Combination has an unpaid principal balance as of the cut-off date of $140,000,000.

      The Greensboro Corporate Center Subordinate Non-Trust Loan will not be transferred to the issuing entity. It is expected that the Greensboro Corporate
Center Subordinate Non-Trust Loan will be transferred to a third-party institutional investor or included in a separate commercial mortgage securitization transaction. However, the Greensboro Corporate Center Subordinate
Non-Trust Loan will be serviced, along with the Greensboro Corporate Center
Mortgage Loan, under the series 2007-C6 pooling and servicing agreement by the applicable master servicer and the special servicer and in accordance with the
Greensboro Corporate Center Co-Lender Agreement, generally as if the Greensboro
Corporate Center Subordinate Non-Trust Loan was a mortgage loan in the trust fund.

      Greensboro Corporate Center Co-Lender Agreement. The respective rights of the Greensboro Corporate Center Subordinate Non-Trust Loan Noteholder and the
issuing entity, as holder of the promissory note for the

                                      S-113

Greensboro Corporate Center Mortgage Loan, will be governed by a co-lender agreement (the "Greensboro Corporate Center Co-Lender Agreement").

      Priority of Payments. Pursuant to the Greensboro Corporate Center
Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Greensboro Corporate Center Loan Combination in accordance with the related mortgage loan documents, unless (i) a monetary event of default has occurred, (ii) a non-monetary event of default has occurred so as to cause the
Greensboro Corporate Center Loan Combination to become specially serviced mortgage loans or (iii) the Greensboro Corporate Center Mortgaged Property has
become REO Property, collections on the Greensboro Corporate Center Loan
Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the
Greensboro Corporate Center Mortgage Loan and the Greensboro Corporate Center
Subordinate Non-Trust Loan generally in the following manner:

      o     first, to the Greensboro Corporate Center Mortgage Loan, in an
            amount equal to all accrued and unpaid interest (other than default interest) on the unpaid principal balance thereof (net of related master servicing fees);

      o     second, to the Greensboro Corporate Center Mortgage Loan, in an
            amount equal to the sum of (i) the Greensboro Corporate Center
            Mortgage Loan's pro rata share (based on the outstanding principal balance of the Greensboro Corporate Center Mortgage Loan compared to the outstanding principal balance of the Greensboro Corporate Center
            Loan Combination) of principal payments received, if any, with respect to the Greensboro Corporate Center Loan Combination, and
            (ii) to the extent not previously offset by payments pursuant to this subclause (ii) of this clause second, any principal of the
            Greensboro Corporate Center Mortgage Loan forgiven as part of a workout or restructuring;

      o     third, to the Greensboro Corporate Center Subordinate Non-Trust
            Loan, in an amount equal to all accrued and unpaid interest (other than default interest) on the unpaid principal balance thereof;

      o     fourth, to the Greensboro Corporate Center Subordinate Non-Trust
            Loan, in an amount equal to the sum of (i) the Greensboro Corporate
            Center Subordinate Non-Trust Loan's pro rata share (based on the outstanding principal balance of the Greensboro Corporate Center
            Subordinate Non-Trust Loan compared to the outstanding principal balance of the Greensboro Corporate Center Loan Combination) of
            principal payments received, if any, with respect to the Greensboro
            Corporate Center Loan Combination, and (ii) to the extent not previously offset by payments pursuant to this subclause (ii) of this clause fourth, any principal of the Greensboro Corporate Center
            Subordinate Non-Trust Loan forgiven as part of a workout or restructuring;

      o     fifth, pro rata, either: (I) if any prepayment premium is calculated as a percentage of the principal amount prepaid, then to (A) the
            Greensboro Corporate Center Mortgage Loan in an amount equal to the
            Greensboro Corporate Center Mortgage Loan's pro rata share (based on the outstanding principal balance of the Greensboro Corporate Center
            Mortgage Loan compared to the outstanding principal balance of the
            Greensboro Corporate Center Loan Combination) of any prepayment premium, to the extent actually paid by the borrower, and (B) the
            Greensboro Corporate Center Subordinate Non-Trust Loan in an amount equal to the Greensboro Corporate Center Subordinate Non-Trust
            Loan's pro rata share (based on the outstanding principal balance of the Greensboro Corporate Center Subordinate Non-Trust Loan compared to the outstanding principal balance of the Greensboro Corporate
            Center Loan Combination) of any prepayment premium, to the extent actually paid by the borrower, or (II) if any prepayment premium is calculated according to a yield maintenance or spread maintenance formula, then to (A) the Greensboro Corporate Center Mortgage Loan in an amount equal to the portion of such

                                      S-114

            prepayment premium calculated at the interest rate for, and based on the prepaid portion of, the Greensboro Corporate Center Mortgage
            Loan, to the extent actually paid by the borrower, and (B) to the
            Greensboro Corporate Center Subordinate Non-Trust Loan in an amount equal to the portion of such prepayment premium calculated at the interest rate for, and based on the prepaid portion of, the
            Greensboro Corporate Center Subordinate Non-Trust Loan, to the
            extent actually paid by the borrower;

      o     sixth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through fifth, such amount will be paid as follows: (A) first, to the Greensboro Corporate Center Subordinate Non-Trust Loan, any
            unreimbursed cure payments made by the holder thereof pursuant to the Greensboro Corporate Center Co-Lender Agreement, and (B) second, any remaining amounts to the Greensboro Corporate Center Mortgage
            Loan and Greensboro Corporate Center Subordinate Non-Trust Loan in
            accordance with their respective initial percentage interests.

      Pursuant to the Greensboro Corporate Center Co-Lender Agreement, if (i) a
monetary event of default has occurred which has not been cured by the
Greensboro Corporate Center Subordinate Non-Trust Loan Noteholder, (ii) a
non-monetary event of default has occurred so as to cause the Greensboro
Corporate Center Loan Combination to become specially serviced mortgage loans or
(iii) the Greensboro Corporate Center Mortgaged Property has become REO
Property, collections on the Greensboro Corporate Center Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Greensboro Corporate Center Mortgage
Loan and the Greensboro Corporate Center Subordinate Non-Trust Loan generally in the following manner:

      o     first, to the Greensboro Corporate Center Mortgage Loan, in an
            amount equal to all accrued and unpaid interest (other than default interest) on the unpaid principal balance thereof (net of related master servicing fees);

      o     second, to the Greensboro Corporate Center Mortgage Loan, as payments of principal, in an amount equal to the unpaid principal balance thereof (calculated without giving effect to any reduction for an amount previously forgiven in connection with a workout or restructuring), until such amount has been paid in full;

      o     third, to the Greensboro Corporate Center Subordinate Non-Trust
            Loan, in an amount equal to all accrued and unpaid interest (other than default interest) on the unpaid principal balance thereof;

      o     fourth, to the Greensboro Corporate Center Subordinate Non-Trust
            Loan, as payments of principal, in an amount equal to the unpaid principal balance thereof (calculated without giving effect to any reduction for an amount previously forgiven in connection with a workout or restructuring), until such amount has been paid in full;

      o     fifth, to the Greensboro Corporate Center Subordinate Non-Trust Loan
            up to the amount of any unreimbursed cure payments made by the
            Greensboro Corporate Center Subordinate Non-Trust Loan pursuant to the Greensboro Corporate Center Co-Lender Agreement;

      o     sixth, to the Greensboro Corporate Center Mortgage Loan in an amount equal to either (I) if any prepayment premium is calculated as a percentage of the principal amount prepaid, then the Greensboro
            Corporate Center Mortgage Loan's pro rata share (based on the outstanding principal balance of the Greensboro Corporate Center
            Mortgage Loan compared to the outstanding principal balance of the
            Greensboro Corporate Center Loan Combination) of any prepayment premium, to the extent actually paid by the borrower, or (II) if any prepayment premium is

                                      S-115

            calculated according to a yield maintenance or spread maintenance formula, then the portion of such prepayment premium calculated at the interest rate for, and based on the prepaid portion of, the
            Greensboro Corporate Center Mortgage Loan, to the extent actually paid by the borrower;

      o     seventh, to the Greensboro Corporate Center Subordinate Non-Trust
            Loan in an amount equal to either (I) if any prepayment premium is calculated as a percentage of the principal amount prepaid, then the
            Greensboro Corporate Center Subordinate Non-Trust Loan's pro rata share (based on the outstanding principal balance of the Greensboro
            Corporate Center Subordinate Non-Trust Loan compared to the outstanding principal balance of the Greensboro Corporate Center
            Loan Combination) of any prepayment premium, to the extent actually paid by the borrower, or (II) if any prepayment premium is calculated according to a yield maintenance or spread maintenance formula, then the portion of such prepayment premium calculated at the interest rate for, and based on the prepaid portion of, the
            Greensboro Corporate Center Subordinate Non-Trust Loan, to the
            extent actually paid by the borrower;

      o     eighth, in each case to the extent actually paid by the borrower and not payable to the applicable master servicer, the special servicer or the trustee pursuant to the Greensboro Corporate Center Co-Lender
            Agreement or the series 2007-C6 pooling and servicing agreement, first, to the Greensboro Corporate Center Mortgage Loan, any default interest accrued and not previously paid on the Greensboro Corporate
            Center Mortgage Loan, and second, to the Greensboro Corporate Center
            Subordinate Non-Trust Loan, any default interest accrued and not previously paid on the Greensboro Corporate Center Non-Trust Loan;
            and

      o     ninth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through eighth, such amount shall be paid to the Greensboro
            Corporate Center Mortgage Loan and the Greensboro Corporate Center
            Subordinate Non-Trust Loan in accordance with their respective initial percentage interests.

      Rights of the Greensboro Corporate Center Controlling Party. With respect to the Greensboro Corporate Center Loan Combination, subject to the second following paragraph, the Greensboro Corporate Center Controlling Party will be entitled to advise the applicable master servicer and the special servicer with respect to the following actions thereof; and the applicable master servicer
(or, if the Greensboro Corporate Center Loan Combination constitute specially serviced mortgage loans or REO Property, the special servicer) the special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions, among others, under the series
2007-C6 pooling and servicing agreement with respect to the Greensboro Corporate
Center Loan Combination, as to which the Greensboro Corporate Center Controlling
Party has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

      o     any voting on or adoption or approval of a plan in a bankruptcy of the borrower;

      o     any adoption or implementation of a business plan or budget submitted by the borrower with respect to the Greensboro Corporate
            Center Mortgaged Property;

      o     the execution, termination or renewal of any lease (if lender approval is provided for in the mortgage loan documents);

      o     the release of any escrow held in conjunction with the Greensboro
            Corporate Center Loan Combination to the borrower not expressly required by the terms of the mortgage loan documents or under applicable law;

                                      S-116

      o     (A) any modification, waiver or amendment of the provisions in the mortgage loan documents regarding the deposit of and distribution of funds in any reserve, escrow or lockbox accounts or (B) any change in any ancillary mortgage loan documents except for non-economic loan terms that are required to be changed upon the satisfaction of certain conditions specified in the mortgage loan documents and with respect to which the lender has no discretion;

      o     any renewal or replacement of the then existing insurance policies
            (to the extent that the lender's approval is required under the mortgage loan documents) or any waiver, modification or amendment of any material insurance requirements under the mortgage loan documents;

      o     the waiver of any notice provisions relating to prepayment;

      o     any action to bring the Greensboro Corporate Center Mortgaged
            Property into compliance with applicable environmental laws;

      o     any transfer of the Greensboro Corporate Center Mortgaged Property
            or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower and, in each case, any documents executed in connection therewith, to the extent the lender's approval is required under the applicable mortgage loan documents;

      o     any acceptance of substitute or additional collateral for the
            Greensboro Corporate Center Loan Combination (other than in accordance with the terms of the mortgage loan documents) or any release of collateral for the Greensboro Corporate Center Loan
            Combination (other than as permitted without lender's consent in accordance with the terms of the mortgage loan documents or upon satisfaction of the Greensboro Corporate Center Loan Combination);

      o     any waiver of or determination not to enforce any "due-on-sale" or
            "due-on-encumbrance" clause;

      o     any acceptance of an assumption agreement releasing the borrower or any guarantor or other obligor from liability;

      o     the incurrence of additional indebtedness by the borrower or indebtedness secured by the Greensboro Corporate Center Mortgaged
            Property, if lender's approval is required by the mortgage loan documents by any beneficial owner of the borrower;

      o     any termination or replacement of the property manager or any approval, termination or modification of the property management agreement (in each case if approval is required under the terms of the mortgage loan documents);

      o     any release of the borrower or any guarantor from liability with respect to the Mortgage Loans or any material modification to, waiver of any material provision of, or material release of, any guaranty or indemnity agreement;

      o     the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Greensboro Corporate
            Center Loan Combination (instead of rebuilding the Greensboro
            Corporate Center Mortgaged Property) if such repayment would not result in the payment in full of all amounts due and payable to the
            Greensboro Corporate Center Controlling Party;

      o     any amendment to the special purpose entity provisions in the mortgage loan documents;

                                      S-117

      o     the subordination of the related mortgage to any other interest in the Greensboro Corporate Center Mortgaged Property;

      o     approval of any plans and specifications submitted to the lender for approval under the terms and provisions of the mortgage loan documents;

      o     waiver of any of the extension conditions set forth in the mortgage loan documents;

      o     waiver of any material event of default or any event that, with notice or the passage of time, would constitute a material event of default; and

      o     approving any renovation plans and specifications, renovation agreements or architects agreements (and any material amendments, modifications or waivers thereto), change orders, architects, general contractors, contractors and subcontractors in each case to the extent the lender's approval is required under the mortgage loan documents.

      With respect to the Greensboro Corporate Center Loan Combination, subject to the following paragraph, the special servicer will, in general, not be permitted to take, or consent to the applicable master servicer's taking, any of the following actions, among others, under the series 2007-C6 pooling and servicing agreement with respect to the Greensboro Corporate Center Loan
Combination, as to which the Greensboro Corporate Center Controlling Party has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

      o     if the Greensboro Corporate Center Loan Combination constitute specially serviced mortgage loans, any proposed modification or waiver of any monetary terms of either mortgage loan in the
            Greensboro Corporate Center Loan Combination or waiver or
            modification of either such mortgage loan that would result in the extension of the stated maturity of such mortgage loan, a reduction in the mortgage rate or scheduled payment of such mortgage loan or any waiver of or modification relating to timing of any payment of principal and interest (other than default interest) or a
            forgiveness of interest on or principal of such mortgage loan, or any acceptance of a discounted payoff;

      o     any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Greensboro
            Corporate Center Mortgaged Property or any acquisition of the
            Greensboro Corporate Center Mortgaged Property by deed-in-lieu of foreclosure or any other enforcement action under the mortgage loan documents;

      o     following an event of default, if the Greensboro Corporate Center
            Loan Combination constitute specially serviced mortgage loans, any exercise of remedies, including the acceleration of the Greensboro
            Corporate Center Loan Combination or initiation of any proceedings, judicial or otherwise, under the mortgage loan documents;

      o     any proposed sale of any Greensboro Corporate Center REO Property
            (other than upon termination of the trust established under the series 2007-C6 pooling and servicing agreement); and

      o     any action to bring any Greensboro Corporate Center Loan REO
            Property into compliance with applicable environmental laws.

      Notwithstanding the two preceding paragraphs, if the applicable master servicer or the special servicer determines that immediate action is necessary to protect the interests of the series 2007-C6 certificateholders and the
Greensboro Corporate Center Subordinate Non-Trust Loan Noteholder (as a
collective whole), then the

                                      S-118

applicable master servicer or the special servicer, as the case may be, may take any such action without waiting for the Greensboro Corporate Center Controlling
Party's response so long as it has made good faith efforts to contact the
Greensboro Corporate Center Controlling Party. Further notwithstanding the two preceding paragraphs, no advice, direction or objection from or by the
Greensboro Corporate Center Controlling Party may (and the applicable master servicer or the special servicer, as the case may be, is required to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to violate any applicable law, any provision of the Greensboro
Corporate Center Co-Lender Agreement or the series 2007-C6 pooling and servicing agreement, including, without limitation, the Servicing Standard. Furthermore, neither the applicable master servicer nor the special servicer will be obligated to seek approval from the Greensboro Corporate Center Controlling
Party for any actions to be taken by such servicer to which the Greensboro
Corporate Center Controlling Party has objected if: (i) such servicer has notified the Greensboro Corporate Center Controlling Party in writing of various actions that such servicer proposes to take with respect to the Greensboro
Corporate Center Loan Combination and upon receipt of such objection from the
Greensboro Corporate Center Controlling Party shall have notified in writing the
Greensboro Corporate Center Controlling Party within ten (10) business days after receipt of such objection that such servicer continues to propose to take such action; and (ii) for 60 days following the first such notice, the
Greensboro Corporate Center Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the applicable servicing standard.

      Under the Greensboro Corporate Center Co-Lender Agreement, following the preparation of any required appraisal following an Appraisal Trigger Event under the series 2007-C6 pooling and servicing agreement and the Greensboro Corporate
Center Co-Lender Agreement, the Greensboro Corporate Center Controlling Party
will have the right to direct the special servicer to hire an appraiser reasonably satisfactory to the Greensboro Corporate Center Controlling Party to
prepare a second appraisal of the Greensboro Corporate Center Mortgaged Property
at the expense of the Greensboro Corporate Center Controlling Party. If the
appraised value of the Greensboro Corporate Center Mortgaged Property determined by the second appraisal does not differ from that used in determining the
Appraisal Reduction Amount by more than 10%, the first appraisal shall be utilized to determine the allocation of the Appraisal Reduction Amount to the principal balance of the Greensboro Corporate Center Subordinate Non-Trust Loan.
If the appraised value of the Greensboro Corporate Center Mortgaged Property determined by the second appraisal differs from that used in determining the
Appraisal Reduction Amount by more than 10%, the special servicer will be required to direct the appraisers to jointly appoint a third appraiser, at the expense of the Greensboro Corporate Center Subordinate Non-Trust Loan
Noteholder, to reconcile the differences between the appraised values determined under each appraisal; provided that the appraised value of the Greensboro
Corporate Center Mortgaged Property set forth in the first appraisal will be used to calculate any Appraisal Reduction Amount until the determination of the third appraiser is rendered. The determination of the third appraiser will be the final and binding determination of the appraised value of the Greensboro
Corporate Center Mortgaged Property for purposes of the Greensboro Corporate
Center Co-Lender Agreement until the preparation of a new appraisal, if any, is required in accordance with the terms of the Greensboro Corporate Center
Co-Lender Agreement and the terms of the series 2007-C6 pooling and servicing agreement.

      In addition, subject to the satisfaction of certain conditions specified in the Greensboro Corporate Center Co-Lender Agreement, within ten business days after receipt by the Greensboro Corporate Center Subordinate Non-Trust Loan
Noteholder of notice indicating that it is no longer the Greensboro Corporate
Center Controlling Party, the Greensboro Corporate Center Subordinate Non-Trust
Loan Noteholder may elect to post with the holder of the Greensboro Corporate
Center Mortgage Loan cash, letters of credit in form and substance satisfactory to such holder and the rating agencies, or U.S. government securities that have maturities of not more than 30 days meeting rating agency criteria as "eligible investments" or "permitted investments" in an amount which, when added to and for this purpose considered a part of the appraised value of the Greensboro
Corporate Center Mortgaged Property, will cause the Greensboro Corporate Center
Subordinate Non-Trust Loan Noteholder to remain the Greensboro Corporate Center
Controlling Party. Upon providing written notice of its intent to exercise that option, the Greensboro Corporate Center Subordinate Non-Trust Loan Noteholder
will be required to

                                      S-119

post any such reserve collateral as quickly as practicable (but in no event more than three business days following the receipt of the above notice). Upon the posting of such reserve collateral, the Greensboro Corporate Center Subordinate
Non-Trust Loan Noteholder will be entitled to exercise all of the rights of the
Greensboro Corporate Center Controlling Party under the Greensboro Corporate
Center Co-Lender Agreement; provided, however, that such posting of such reserve collateral will not prevent the Greensboro Corporate Center Subordinate
Non-Trust Loan Noteholder from losing its status as the Greensboro Corporate
Center Controlling Party again (provided that the reserve collateral will be taken into account in determining the Greensboro Corporate Center Mortgaged
Property's value when calculating whether the Greensboro Corporate Center
Subordinate Non-Trust Loan Noteholder is no longer the Greensboro Corporate
Center Controlling Party), in which event the foregoing provisions described in this paragraph will again apply and the Greensboro Corporate Center Subordinate
Non-Trust Loan Noteholder will again be entitled to post reserve collateral.
Notwithstanding the foregoing, if the appraised value of the Greensboro
Corporate Center Mortgaged Property has increased such that the Greensboro
Corporate Center Subordinate Non-Trust Loan Noteholder is the Greensboro
Corporate Center Controlling Party without regard to any such reserve collateral, then the holder of the Greensboro Corporate Center Mortgage Loan will release the then remaining reserve collateral upon the written request of the Greensboro Corporate Center Subordinate Non-Trust Loan Noteholder and the
Greensboro Corporate Center Subordinate Non-Trust Loan Noteholder's payment of any costs and expenses in connection with the release.

      Cure Rights. The Greensboro Corporate Center Subordinate Non-Trust Loan
Noteholder (or its designee) will have the right to cure an event of default on the Greensboro Corporate Center Loan Combination (i) within 10 days of receipt of notice of the subject event of default, if such default is a monetary default or (ii) within the later of (A) 10 days after the expiration of the applicable grace period for the subject event of default and (B) 30 days of receipt of notice of the subject event of default, if such default is a non-monetary default; provided that (1) a cure event may not exceed three consecutive months and (2) no more than six cure events are permitted during the term of the
Greensboro Corporate Center Loan Combination. Under certain circumstances specified in the Greensboro Corporate Center Co-Lender Agreement, the 30-day
cure period may be extended for an additional 45 days for a total of up to 75 days.

      Purchase Option. In the event that the Greensboro Corporate Center Loan
Combination become specially serviced mortgage loans and either (i) a monetary event of default has occurred, (ii) a non-monetary event of default has occurred so as to cause the Greensboro Corporate Center Loan Combination to become specially serviced mortgage loans or (iii) the Greensboro Corporate Center
Mortgaged Property has become REO Property, then the Greensboro Corporate Center
Subordinate Non-Trust Loan Noteholder will have the option to purchase the
Greensboro Corporate Center Mortgage Loan at a price generally equal to the unpaid principal balance of the Greensboro Corporate Center Mortgage Loan, together with all accrued and unpaid interest on the Greensboro Corporate Center
Mortgage Loan (other than default interest) to but not including the date of such purchase, any unreimbursed servicing advances and advance interest thereon and additional trust fund expenses allocable to the Greensboro Corporate Center
Loan Combination pursuant to the series 2007-C6 pooling and servicing agreement, if any servicer is entitled to a liquidation fee in connection with such purchase under the terms of the series 2007-C6 pooling and servicing agreement, the amount of such liquidation fee, any unpaid servicing compensation in respect of the Greensboro Corporate Center Mortgage Loan for which the borrower is contractually obligated to make payment to the applicable master servicer, and the amount of any unreimbursed advance interest on any debt service advance made to the beneficial owners of the Greensboro Corporate Center Mortgage Loan by the
trustee, the applicable master servicer or the special servicer allocable to the
Greensboro Corporate Center Mortgage Loan pursuant to the series 2007-C6 pooling and servicing agreement (but exclusive of any prepayment consideration and late payment charges).

      Termination of Special Servicer. The Greensboro Corporate Center
Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the Greensboro Corporate Center Loan Combination,
with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the Greensboro Corporate Center Loan
Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses 1 and 2 of the first paragraph under the heading "The

                                      S-120

Series 2007-C6 Pooling and Servicing Agreement--Replacement of the Special
Servicer" in this prospectus supplement.

      The Ala Moana Portfolio Loan Combination.

      General. The Ala Moana Portfolio Mortgage Loan, representing 2.1% of the
Initial Mortgage Pool Balance and 2.3% of the Initial Loan Group No. 1 Balance,
has a cut-off date principal balance of $100,000,000. The Ala Moana Portfolio
Mortgaged Properties also secure multiple Non-Trust Loans (the "Ala Moana
Portfolio Non-Trust Loans"), including: (i) six (6) Non-Trust Loans (the "Ala
Moana Portfolio Pari Passu Non-Trust Loans") that are pari passu in right of payment of principal and interest with the Ala Moana Portfolio Mortgage Loan and senior in right of payment of principal and interest relative to the other Ala
Moana Portfolio Non-Trust Loans; and (ii) 14 subordinate Non-Trust Loans (the
"Ala Moana Portfolio Subordinate Non-Trust Loans" and, together with the Ala
Moana Portfolio Mortgage Loan and the Ala Moana Portfolio Pari Passu Non-Trust
Loans, the "Ala Moana Portfolio Loan Combination"). The Ala Moana Portfolio
Subordinate Non-Trust Loans are subordinate to both the Ala Moana Portfolio
Mortgage Loan and the Ala Moana Portfolio Pari Passu Non-Trust Loans. The Ala
Moana Portfolio Non-Trust Loans have aggregate principal balances as of the
Cut-off Date and current holders as listed in the table below:

                                              AGGREGATE
                NON-TRUST LOAN            PRINCIPAL BALANCE   CURRENT HOLDER(S)
      ----------------------------------  -----------------  ------------------
                      A-3                   $300,000,000         CD 2006-CD3
                      A-1                    $96,000,000        CGCMT 2006-C5
      B-1A, B-2A, B-1B, B-2B, B-1C, B-2C    $115,000,000        CGCMT 2006-C5
                      A-5                   $200,000,000       COBALT 2006-C1
                      E-1                    $25,000,000       COBALT 2006-C1
                   A-6, A-7                 $404,000,000         CD 2007-CD4
                      A-8                   $100,000,000       COBALT 2007-C2
           C-1, C-2, D-1, D-2, E-2,
                   F-1, F-2                 $160,000,000      Multiple holders

      Each of the loans in the Ala Moana Portfolio Loan Combination has the same maturity date. Each of the Ala Moana Portfolio Pari Passu Non-Trust Loans has
the same interest rate as the Ala Moana Portfolio Mortgage Loan. Each Ala Moana
Portfolio Subordinate Non-Trust Loan has the same interest rate of 5.5215% per annum.

      For the purpose of the information presented in this prospectus supplement with respect to the Ala Moana Portfolio Loan Combination, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Ala Moana Portfolio Mortgage Loan and the Ala
Moana Portfolio Pari Passu Non-Trust Loans (collectively, the "Ala Moana
Portfolio Note A Loans"), but excludes the Ala Moana Portfolio Subordinate
Non-Trust Loans.

      Servicing. The Ala Moana Portfolio Loan Combination will be serviced pursuant to the terms of the series CD 2006-CD3 Mortgage Trust, CD 2006-CD3 pooling and servicing agreement and the Ala Moana Portfolio Co-Lender Agreement
(and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Ala Moana Portfolio Loan Combination will be effected in accordance with the series CD 2006-CD3 pooling and servicing agreement and the
Ala Moana Portfolio Co-Lender Agreement). The master servicer or the trustee, as applicable, under the series CD 2006-CD3 pooling and servicing agreement will be obligated to make any required property protection advances with respect to the
Ala Moana Portfolio Loan Combination unless the master servicer, the special servicer or the trustee, as applicable, under the series CD 2006-CD3 pooling and servicing agreement determines that such an advance would not be recoverable from collections on the Ala Moana Portfolio Loan Combination. The CD 2006-CD3
pooling and servicing agreement governs the securitization of one of the Ala
Moana Portfolio Pari Passu Non-Trust Loans.

                                      S-121

      Distributions. If no monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing (or if it is being cured by the holder of a portion of the Ala Moana Portfolio Loan
Combination), all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

        (i)     to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Pari Passu Non-Trust Loan or
                the Ala Moana Portfolio Mortgage Loan up to the amount of any unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala Moana Portfolio Co-Lender Agreement or the
                series CD 2006-CD3 pooling and servicing agreement;

        (ii)    to the master servicer, the applicable accrued and unpaid
                servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the Ala Moana Portfolio Co-Lender Agreement or the series CD
                2006-CD3 pooling and servicing agreement;

        (iii)   pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note A-1, Note A-2, Note
                A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an
                amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (iv)    pro rata and pari passu, to each of Note A-1, Note A-2, Note
                A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 an
                amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio
                Loan Combination in accordance with their respective percentage interests;

        (v)     pro rata and pari passu, to each of Note A-1, Note A-2, Note
                A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an
                amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (vi)    in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note (a) pro rata to Note B-1A and Note B-2A then (b) pro rata to Note B-1B and
                Note B-2B and then (c) pro rata to Note B-1C and Note B-2C;

        (vii)   (a) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1A and
                Note B-2A, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, then (b) pro rata
                (based on their respective interest rates and principal
                balances) and pari passu, to each of Note B-1B and Note B-2B, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, and then (c) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1C and Note B-2C, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (viii)  (a) pro rata and pari passu, to each of Note B-1A and Note B-2A, in an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana
                Portfolio Loan Combination in accordance with their respective percentage interests, then (b) pro rata and pari passu, to each of Note B-1B and Note B-2B, in an amount equal to their pro rata

                                      S-122

                portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in
                accordance with their respective percentage interests, and then
                (c) pro rata and pari passu, to each of Note B-1C and Note B-2C, in an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana
                Portfolio Loan Combination in accordance with their respective percentage interests;

        (ix)    (a) pro rata and pari passu, to each of Note B-1A and Note B-2A, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related
                interest rate from the date such realized loss was allocated until reimbursed, then (b) pro rata and pari passu, to each of
                Note B-1B and Note B-2B, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed, and then (c) pro rata and pari passu, to each of Note B-1C and Note B-2C, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (x)     in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata and pari passu to Note C-1 and Note C-2;

        (xi)    pro rata (based on their respective principal balances) and pari passu, to each of Note C-1 and Note C-2, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (xii)   pro rata and pari passu, to each of Note C-1 and Note C-2 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio
                Loan Combination in accordance with their respective percentage interests;

        (xiii)  pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (xiv)   in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata and pari passu to Note D-1 and Note D-2;

        (xv)    pro rata (based on their respective principal balances) and pari passu, to each of Note D-1 and Note D-2, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (xvi)   pro rata and pari passu, to each of Note D-1 and Note D-2 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio
                Loan Combination in accordance with their respective percentage interests;

        (xvii)  pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (xviii) in connection with the exercise of its cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, to Note E-1;

        (xix)   to Note E-1, in an amount equal to the accrued and unpaid
                interest thereon at the related net interest rate;

                                      S-123

        (xx)    to Note E-1, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the
                Ala Moana Portfolio Loan Combination in accordance with its percentage interest;

        (xxi)   to Note E-1, in an amount equal to any realized loss allocated to Note E-1, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (xxii)  in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata and pari passu to Note E-2 and Note F-1;

        (xxiii) pro rata (based on their respective principal balances) and pari passu, to each of Note E-2 and Note F-1, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (xxiv)  pro rata and pari passu, to each of Note E-2 and Note F-1 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio
                Loan Combination in accordance with their respective percentage interests;

        (xxv)   pro rata and pari passu, to each of Note E-2 and Note F-1, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (xxvi)  in connection with the exercise of its cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, to Note F-2;

        (xxvii) to Note F-2, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (xxviii) to Note F-2, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the
                Ala Moana Portfolio Loan Combination in accordance with its percentage interest;

        (xxix)  to Note F-2, in an amount equal to any realized losses allocated to Note F-2, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (xxx)   any interest accrued at the default rate on the mortgage loan principal balance, in each case up to an amount calculated based on their respective principal balances (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note
                A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to
                Note B-1A and Note B-2A, then (c) pro rata and pari passu to
                Note B-1B and Note B-2B, then (d) pro rata and pari passu to
                Note B-1C and Note B-2C, then (e) pro rata and pari passu to
                Note C-1 and Note C-2, then (f) pro rata and pari passu to Note
                D-1 and Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and Note F-1 and then (i) to Note F-2;

        (xxxi)  to each note, their respective percentage interests of any penalty charges to the extent actually paid by the borrower and not payable to any servicer or the trustee (if any) pursuant to the Ala Moana Portfolio Co-Lender Agreement or the series CD
                2006-CD3 pooling and servicing agreement, (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note
                A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to
                Note B-1A and Note B-2A, then (c) pro rata and pari passu to
                Note B-1B and Note B-2B, then (d) pro rata and pari passu to

                                      S-124

                Note B-1C and Note B-2C, then (e) pro rata and pari passu to
                Note C-1 and Note C-2, then (f) pro rata and pari passu to Note
                D-1 and Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and Note F-1 and then (h) to Note F-2;
                and

        (xxxii) any remaining amounts, in each case in accordance with their respective percentage interests (a) pro rata and pari passu to
                Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note
                A-7 and Note A-8, then (b) pro rata and pari passu to Note B-1A and Note B-2A, then (c) pro rata and pari passu to Note B-1B and
                Note B-2B, then (d) pro rata and pari passu to Note B-1C and
                Note B-2C, then (e) pro rata and pari passu to Note C-1 and Note
                C-2, then (f) pro rata and pari passu to Note D-1 and Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note
                E-2 and Note F-1 and then (h) to Note F-2.

      If a monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan
Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

        (i)     to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Pari Passu Non-Trust Loan or
                the Ala Moana Portfolio Mortgage Loan up to the amount of any unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala Moana Portfolio Co-Lender Agreement or the
                series CD 2006-CD3 pooling and servicing agreement;

        (ii)    to the master servicer, the applicable accrued and unpaid
                servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the Ala Moana Portfolio Co-Lender Agreement or the series CD
                2006-CD3 pooling and servicing agreement;

        (iii)   pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note A-1, Note A-2, Note
                A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 in an
                amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (iv)    pro rata and pari passu, to each of Note A-1, Note A-2, Note
                A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an
                amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

        (v)     pro rata and pari passu, to each of Note A-1, Note A-2, Note
                A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an
                amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (vi)    in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note (a) pro rata to Note B-1A and Note B-2A then (b) pro rata to Note B-1B and
                Note B-2B and then (c) pro rata to Note B-1C and Note B-2C;

                                      S-125

        (vii)   (a) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1A and
                B-2A in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, then (b) pro rata
                (based on their respective interest rates and principal
                balances) and pari passu, to each of Note B-1B and B-2B in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, and then (c) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1C and B-2C in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (viii)  (a) pro rata and pari passu, to each of Note B-1A and Note B-2A, in an amount equal to all payments received on account of
                principal with respect to the Ala Moana Portfolio Loan
                Combination until their principal balances are reduced to zero, then (b) pro rata and pari passu, to each of Note B-1B and Note
                B-2B, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan
                Combination until their principal balances are reduced to zero, and then (c) pro rata and pari passu, to each of Note B-1C and
                Note B-2C, in an amount equal to all payments received on
                account of principal with respect to the Ala Moana Portfolio
                Loan Combination until their principal balances are reduced to zero;

        (ix)    (a) pro rata and pari passu, to each of Note B-1A and B-2A, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed, then (b) pro rata and pari passu, to each of Note B-1B and B-2B, in an amount equal to any realized loss allocated to those
                Notes, together with any interest thereon at the related
                interest rate from the date such realized loss was allocated until reimbursed, and then (c) pro rata and pari passu, to each of Note B-1C and B-2C, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (x)     in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata and pari passu to Note C-1 and Note C-2;

        (xi)    pro rata (based on their respective principal balances) and pari passu, to each of Note C-1 and C-2 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (xii)   pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

        (xiii)  pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (xiv)   in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata and pari passu to Note D-1 and Note D-2;

        (xv)    pro rata (based on their respective principal balances) and pari passu, to each of Note D-1 and Note D-2 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (xvi)   pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

                                      S-126

        (xvii)  pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (xviii) in connection with the exercise of its cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, to Note E-1;

        (xix)   to Note E-1 in an amount equal to the accrued and unpaid
                interest thereon at the related net interest rate;

        (xx)    to Note E-1 in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio
                Loan Combination until its principal balance is reduced to zero;

        (xxi)   to Note E-1, in an amount equal to any realized loss allocated to Note E-1, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (xxii)  in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata and pari passu to Note E-2 and F-1;

        (xxiii) pro rata (based on their respective principal balances) and pari passu, to each of Note E-2 and F-1 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (xxiv)  pro rata and pari passu, to each of Note E-2 and Note F-1, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

        (xxv)   pro rata and pari passu, to each of Note E-2 and Note F-1, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (xxvi)  in connection with the exercise of its cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, to Note F-2;

        (xxvii) to Note F-2, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

        (xxviii) to Note F-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio
                Loan Combination until its principal balance is reduced to zero;

        (xxix)  to Note F-2, in an amount equal to any realized losses allocated to Note F-2, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

        (xxx)   any interest accrued at the default rate on the mortgage loan principal balance, in each case up to an amount calculated based on their respective principal balances (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note
                A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to
                Note B-1A and Note B-2A then (c) pro rata and pari passu to Note
                B-1B and Note B-2B, then (d) pro rata and pari passu to Note
                B-1C and Note B-2C, then (e) pro rata and pari passu to Note C-1 and Note C-2, then (f) pro rata and pari passu to Note D-1 and
                Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and Note F-1, and then (h) to Note F-2;

                                      S-127

        (xxxi)  to each Note, their respective percentage interests of any penalty charges to the extent actually paid by the borrower and not payable to any servicer or the trustee (if any) pursuant to the Ala Moana Portfolio Co-Lender Agreement or the series
                CD-2006-CD3 pooling and servicing agreement, (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5,
                Note A-6, Note A-7 and Note A-8 then (b) pro rata and pari passu to Note B-1A and Note B-2A, then (c) pro rata and pari passu to
                Note B-1B and Note B-2B, then (d) pro rata and pari passu to
                Note B-1C and Note B-2C, then (e) pro rata and pari passu to
                Note C-1 and Note C-2, then (f) pro rata and pari passu to Note
                D-1 and Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and Note F-1, and then (i) to Note F-2;
                and

        (xxxii) any remaining amounts, in each case in accordance with their respective percentage interests (a) pro rata and pari passu to
                Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note
                A-7 and Note A-8, then (b) pro rata and pari passu to Note B-1A and Note B-2A, then (c) pro rata and pari passu to Note B-1B and
                Note B-2B, then (d) pro rata and pari passu to Note B-1C and
                Note B-2C, then (e) pro rata and pari passu to Note C-1 and Note
                C-2, then (f) pro rata and pari passu to Note D-1 and Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note
                E-2 and Note F-1, and then (i) to Note F-2.

      Ala Moana Portfolio Controlling Holder. The term "Ala Moana Portfolio
Controlling Holder" will mean, as of any date of determination, (i) the holder(s) of the most subordinate Ala Moana Portfolio Subordinate Loan(s)
(initially Note F-2, then Note E-2 and F-1 (taken as a whole), then Note E-1, then Note D-1 and D-2 (taken as a whole), then Note C-1 and C-2 (taken as a whole), then Note B-1C, B-2C, B-1B, B-2B, B-1A and B-2A (taken as a whole)) as to which no control appraisal event, as described below, exists, or (ii) if a control appraisal event, as described below, has occurred and is continuing with respect to each Ala Moana Portfolio Subordinate Loan, Note A-1, A-2, A-3, A-4,
A-5, A-6, A-7 and A-8 (taken as a whole). If the Ala Moana Portfolio Controlling
Holder is the holder of Note B-1C, B-2C, B-1B, B-2B, B-1A and B-2A (taken as a whole) or the consent of any holder thereof is required under the Ala Moana
Portfolio Co-Lender Agreement, then unless a control appraisal event has occurred with respect to Note B-1C, B-2C, B-1B, B-2B, B-1A and B-2A (taken as a whole), the Note B Controlling Holder will be entitled to exercise all rights of the Ala Moana Portfolio Controlling Holder.

      If the borrower or an affiliate thereof owns more than 50% of the principal balance of any class (Note B-1A and B-2A (taken as a whole), Note B-1B and B-2B (taken as a whole), Note B-1C and B-2C (taken as a whole), Note C-1 and
C-2 (taken as a whole), Note D-1 and D-2 (taken as a whole), Note E-1, Note E-2 and F-1 (taken as a whole) or Note F-2) (as to which a control appraisal event has not occurred and is not continuing), then (i) such class will not qualify as the Ala Moana Portfolio Controlling Holder and (ii)(a) if such class is Note
B-1A and B-2A, then Note A-1, A-2, A-3, A-4, A-5, A-6 A-7 and A-8 (taken as a whole) will become the Ala Moana Portfolio Controlling Holder and (b) if such class is any other class of subordinate notes, then the next most junior class as to which (x) a control appraisal event has not occurred and is not continuing and (y) more than 50% of the related principal balance is not owned by the borrower or an affiliate thereof will become the Ala Moana Portfolio Controlling
Holder.

      The term "Note B Controlling Holder" will mean, as of any date of determination, the holder(s) of the most subordinate of Note B-1C, B-2C, B-1B,
B-2B, B-1A or B-2A (initially Note B-1C and B-2C (taken as a whole), then Note
B-1B and B-2B (taken as a whole) and then Note B-1A and B-2A (taken as a whole))
as to which no control appraisal event, as described below, exists and at least
50% of the principal balance of that Ala Moana Portfolio Subordinate Non-Trust
Loan and each Ala Moana Portfolio Subordinate Non-Trust Loan subordinate to that
Note is not held by the related borrower or an affiliate thereof.

      For purposes of the foregoing, a control appraisal event will be deemed to have occurred with respect to an Ala Moana Portfolio Subordinate Non-Trust Loan if and so long as (a)(1) the initial principal balance of the Ala Moana
Portfolio Subordinate Non-Trust Loan minus (2) the sum of (x) any payments of principal allocated

                                      S-128

to, and received on, the subject Ala Moana Portfolio Subordinate Non-Trust Loan,
(y) any Appraisal Reduction Amount allocated to the subject Ala Moana Portfolio
Subordinate Non-Trust Loan and (z) any losses realized with respect to the subject Ala Moana Portfolio Subordinate Non-Trust Loan, is less than (b) 25% of
(1) the initial principal balance of the subject Ala Moana Portfolio Subordinate
Non-Trust Loan, minus (2) any payments of principal allocated to, and received on, the subject Ala Moana Portfolio Subordinate Non-Trust Loan; provided that the holder of an Ala Moana Portfolio Subordinate Non-Trust Loan can avoid such a control appraisal event by posting cash collateral or a standby letter of credit satisfying the requirements, including with respect to the amount thereof and the ratings of any letter of credit provider, set forth in the Ala Moana
Portfolio Co-Lender Agreement. For purposes of determining a control appraisal event, each note with the same priority will be considered one Ala Moana
Portfolio Subordinate Non-Trust Loan.

      The Ala Moana Portfolio Co-Lender Agreement permits the Ala Moana
Portfolio Controlling Holder to act through a representative.

      Rights of the Ala Moana Portfolio Controlling Holder.

      A. Consultation and Consent. The applicable master servicer or special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement will be required to notify the Ala Moana Portfolio Controlling Holder in writing and receive the written approval of the Ala Moana Portfolio
Controlling Holder prior to taking any of the following actions (collectively,
"Ala Moana Portfolio Major Decisions"):

      1.    reinstating the Ala Moana Portfolio Loan Combination, or waiving any default or event of default under the Ala Moana Portfolio Loan
            Combination prior to or after acceleration of the indebtedness;

      2.    consenting to (a) any sale or transfer of the related mortgaged real property, the related borrower, or any interest in any of them or
            (b) any modification of the provisions of the related mortgage loan documents with regard to any matter restricted pursuant to the foregoing clause (a);

      3.    entering into any material amendment, modification, renewal, replacement, consolidation or supplement to the related loan documents or material waiver of the terms thereof, including, without limitation, amending or modifying any provisions of the related loan documents relating to financial terms, transfers, cash management, the timing, matter or method of payments or the application thereof, waiving or extending fees and costs of collection;

      4.    converting or exchanging the Ala Moana Portfolio Loan Combination into or for any other indebtedness;

      5.    accelerating the maturity of the Ala Moana Portfolio Loan
            Combination or commencing the pursuit of remedies, including any foreclosure upon or comparable conversion of the ownership of the related mortgaged real property;

      6.    consenting to any release of the related borrower, any guarantor or other obligor from liability with respect to the Ala Moana Portfolio
            Loan Combination or any change of the borrower or sponsor thereof;

      7.    making any determination not to enforce a "due-on-sale" or
            "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

      8.    consenting to the adoption or approval of a plan in a bankruptcy or reorganization of the Ala Moana Portfolio Loan Combination;

                                      S-129

      9.    consenting to any material change in the standards contained in the related loan documents for alterations, construction of
            improvements, leasing and budget approvals, if any, at the related mortgaged real property;

      10.   consenting to any change in the property manager for any portion of the related mortgaged real property or any material amendment or modification or termination of any property management agreement;

      11.   consenting to any replacement of the then existing insurance policies or any waiver, modification or amendment of any material insurance requirements under the related loan documents;

      12.   consenting to the waiver of any of the special purpose entity covenants of the related borrower;

      13.   appointing a property manager after foreclosure, or receipt of an assignment-in-lieu of foreclosure, or authorizing the sale of the related mortgaged real property following foreclosure;

      14.   consenting to the modification of any reciprocal easement agreement;

      15.   consenting to any material modification to any existing membership program or similar program at the related mortgaged real property, or consenting to any new membership or similar program at the related mortgaged real property;

      16.   consenting to any zoning reclassification of any portion of the related mortgaged real property;

      17.   approving any (i) material lease, (ii) modification to any material lease, or (iii) termination of any material lease, if lender's approval is required under the related loan documents;

      18.   making any decisions with respect to any casualty and condemnation affecting all or any portion of the related mortgaged real property, including, without limitation, release, application, settlement disposition of insurance and condemnation proceeds or reconstruction or restoration of the related mortgaged real property;

      19.   making any decisions with respect to the operation, maintenance or disposition of the related mortgaged real property following the acquisition of the related mortgaged real property by foreclosure, deed-in-lieu or otherwise (e.g. any transfer of all or any portion of the related mortgaged real property, incurring financing, engaging any property manager or leasing agent, decisions with respect to operating and capital expenses, etc.);

      20.   consenting to the related borrower or any beneficial owner of the related borrower incurring any additional indebtedness except as expressly permitted under the related loan documents;

      21.   approving any asset status report delivered by the special servicer under the series CD 2006-CD3 pooling and servicing agreement;

      22.   entering into, or materially modifying, any intercreditor agreement with a mezzanine lender; or

      23.   replacing the special servicer under the series CD 2006-CD3 pooling and servicing agreement in accordance with the Ala Moana Portfolio
            Co-Lender Agreement.

      The applicable master servicer or special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement must provide written notice and request for approval of any Ala Moana Portfolio Major
Decision and the Ala Moana Portfolio Controlling Holder will have five (5)
business days after receipt of such notice within which to approve or reject such Ala Moana Portfolio Major Decision. If the Ala Moana

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Portfolio Controlling Holder has been provided with all reasonably requested information and fails to respond within five (5) business days after receipt of such first notice, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement may deliver a second notice and request for approval of such Ala Moana Portfolio
Major Decision to the Ala Moana Portfolio Controlling Holder. If the Ala Moana
Portfolio Controlling Holder fails to approve or reject such Ala Moana Portfolio
Major Decision within five (5) business days after receipt of such second notice, such Ala Moana Portfolio Major Decision will be deemed to have been approved by the Ala Moana Portfolio Controlling Holder.

      Notwithstanding the foregoing, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement may not comply with any advice, direction or objection of the Ala Moana Portfolio Controlling Holder if such master servicer or special servicer, as the case may be, has determined that such advice, direction or objection would require or cause such master servicer or the special servicer, as the case may be, to violate any law of any applicable jurisdiction, any provision of the Ala Moana Portfolio Co-Lender Agreement, the related loan documents, the series CD 2006-CD3 pooling and servicing agreement (including the
REMIC provisions), or such master servicer's or special servicer's, as the case may be, obligation to act in accordance with the applicable servicing standard.
In addition, the special servicer under the series CD 2006-CD3 pooling and servicing agreement will not be obligated to seek approval from the Ala Moana
Portfolio Controlling Holder for any actions to be taken by such special servicer if such special servicer has notified the Ala Moana Portfolio
Controlling Holder in writing of various actions that such special servicer proposes to take with respect to the workout or liquidation of the Ala Moana
Portfolio Loan Combination and for 60 days following the first such notice, the
Ala Moana Portfolio Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that such special servicer considers to be consistent with the applicable servicing standard. In such event, the special servicer under the series CD 2006-CD3 pooling and servicing agreement may proceed with the proposed action without the consent of the Ala Moana Portfolio Controlling Holder provided that such action is in accordance with the applicable servicing standard.

      B.  Removal and Replacement of the Special Servicer. The Ala Moana
Portfolio Controlling Holder, at its expense, may remove the special servicer under the series CD 2006-CD3 pooling and servicing agreement with respect to the
Ala Moana Portfolio Loan Combination at any time for any reason whatsoever or no reason, upon prior notice to such special servicer and the other noteholders of the Ala Moana Portfolio Loan Combination. Upon any such termination, the Ala
Moana Portfolio Controlling Holder shall be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in the series CD 2006-CD3 pooling and servicing agreement.

      C.  Cure Rights. In the event that the borrower under the Ala Moana
Portfolio Loan Combination commits a monetary default by failing to make any payment of principal or interest on the Ala Moana Portfolio Loan Combination by the end of the applicable grace period or a non-monetary default beyond the applicable notice and grace periods, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement must provide notice of such default to the holder of each
Ala Moana Portfolio Subordinate Loan. The holder of each Ala Moana Portfolio
Subordinate Non-Trust Loan will have the right, but not the obligation, to cure such monetary default within five (5) business days after receiving the monetary default notice or within 30 days after receiving the non-monetary default notice. The holder of each Ala Moana Portfolio Subordinate Non-Trust Loan will have no right to exercise its cure rights with respect to the Ala Moana
Portfolio Loan Combination unless such holder is also simultaneously exercising its cure rights with respect to each Ala Moana Portfolio Subordinate Non-Trust
Loan with a higher priority. At the time a cure payment is made, the holder of the Ala Moana Portfolio Subordinate Non-Trust Loan effecting the cure must pay or reimburse the holders of the Ala Moana Portfolio Note A Loans, all securitization master servicers, special servicers and trustees, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the holders of the
Ala Moana Portfolio Note A Loans (including, without limitation, any interest on advances but excluding default interest and late payment charges) during the period of time from the expiration of such grace period until the cure payment is

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made or a cure is otherwise effected. So long as a monetary default exists for which a permitted cure payment is made or non-monetary default exists for which the holder(s) of an Ala Moana Portfolio Subordinate Non-Trust Loan are pursuing a cure in accordance with the time limit and terms described above, such default will not be treated as an event of default under the Ala Moana Portfolio Loan
Combination (including for purposes of treating the Ala Moana Portfolio Loan
Combination as a specially serviced mortgage loan), provided, that, such limitation will not prevent the holders of the Ala Moana Portfolio Note A Loans from sending notices of the default to, or making any demands on, the borrower or any related guarantor or from collecting default interest, late charges or any other similar or applicable amounts from the borrower or guarantor.

      In the event that more than one holder of an Ala Moana Portfolio
Subordinate Non-Trust Loan desires to cure the default specified in the cure option notice, the holder of an Ala Moana Portfolio Subordinate Non-Trust Loan with the lowest payment priority with respect to the other holders of any Ala
Moana Portfolio Subordinate Loans (i.e. first, the Note F-1 and Note F-2 holders, second, the Note E-1 and Note E-2 holders, third, the Note D-1 and Note
D-2 holders, fourth, the Note C-1 and Note C-2 holders, fifth, the Note B-1C and
Note B-2C holders, sixth, the Note B-1B and Note B-2B holders, and seventh, the
Note B-1A and Note B-2A holders) will have the exclusive right to cure the default specified in the cure option notice with respect to the Ala Moana
Portfolio Loan Combination.

      Notwithstanding the foregoing, the right of the holders of the Ala Moana
Portfolio Subordinate Loans collectively to cure a monetary default or non-monetary default will be limited as follows: (A) there may not be more than nine (9) cure events during the term of the Ala Moana Portfolio Loan
Combination, (B) no single cure event may exceed three (3) consecutive months and (C) there may not be more than six (6) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual "cure event" shall mean the exercise by the holder of an Ala Moana
Portfolio Subordinate Non-Trust Loan of its cure rights, whether for one month or consecutive months in the aggregate.

      D.  Purchase Option. Upon the occurrence of (i) a monetary event of default or (ii) a non-monetary event of default under the Ala Moana Portfolio
Loan Combination which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan, the special servicer under the series CD
2006-CD3 pooling and servicing agreement is required to deliver notice thereof to the holders of the Ala Moana Portfolio Subordinate Loans and the holders will have the right, by written notice to such special servicer and the holders of the Ala Moana Note A Loans, delivered within ninety (90) business days after receipt of notice from such special servicer to purchase the Ala Moana Portfolio
Note A Loans in whole but not in part at the Ala Moana Portfolio Defaulted
Mortgage Loan Purchase Price. Upon the delivery of the purchase notice to the holders of the Ala Moana Portfolio Note A Loans, the holders of the Ala Moana
Note A Loans (and, where applicable, the applicable holders of the Ala Moana
Portfolio Subordinate Loans) must sell, and the holder(s) of the Ala Moana
Portfolio Subordinate Loan(s) that exercised such purchase option must purchase, the Ala Moana Portfolio Note A Loans (including, without limitation, any participations therein) (and, where applicable, the applicable Ala Moana
Portfolio Subordinate Loans) at the Ala Moana Portfolio Defaulted Mortgage Loan
Purchase Price (and, where applicable, the purchase price for the Ala Moana
Portfolio Subordinate Loans, as discussed below), on a date not more than sixty
(60) business days after the date of the purchase notice. The right of the holders of the Ala Moana Portfolio Subordinate Loans to purchase the Ala Moana
Portfolio Note A Loans will automatically terminate (a) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Ala Moana Portfolio Mortgaged Properties, (b) upon the cure of the applicable event of default or (c) the modification of the Ala Moana Portfolio
Loan Combination.

      In the event that more than one holder of an Ala Moana Portfolio
Subordinate Non-Trust Loan elects to purchase the Ala Moana Portfolio Note A
Loans, the holder of an Ala Moana Portfolio Subordinate Non-Trust Loan with the lowest payment priority with respect to the other holders of any Ala Moana
Portfolio Subordinate Loans (i.e. first, the Note F-1 and Note F-2 holders, second, the Note E-1 and Note E-2 holders, third, the Note D-1 and Note D-2 holders, fourth, the Note C-1 and Note C-2 holders, fifth, the Note B-1C and
Note B-2C holders, sixth, the Note B-1B and Note B-2B holders, and seventh, the
Note B-1A and Note B-2A holders) will have the

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exclusive right to purchase the Ala Moana Portfolio Note A Loans, provided that such holder must also concurrently purchase each Ala Moana Portfolio Subordinate
Non-Trust Loan with a higher priority at a price generally equal to the principal balance of such Ala Moana Portfolio Subordinate Non-Trust Loan plus accrued interest. A holder of an Ala Moana Portfolio Subordinate Non-Trust Loan may not purchase the Ala Moana Portfolio Note A Loans without concurrently purchasing the Ala Moana Portfolio Subordinate Loans with a higher priority.

      The "Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price" shall mean the sum, without duplication, of: (a) the outstanding principal balance of each loan in the Ala Moana Portfolio Loan Combination being purchased (the "Ala
Moana Portfolio Defaulted Loans") as of the date of purchase; (b) accrued and unpaid interest on such Ala Moana Portfolio Defaulted Loans at the applicable interest rate, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase; (c) any unreimbursed advances and interest thereon and any interest on any advances for principal and interest; (d) any unreimbursed servicing advances and any expenses incurred in enforcing the related loan documents, including, without limitation, fees and expenses payable or reimbursable to the applicable master servicer, the special servicer and/or the trustee under the series CD 2006-CD3 pooling and servicing agreement, including, without limitation, earned and unpaid special servicing fees, and any liquidation fees and workout fees (unless such purchase is consummated within 90 days after notice) required to be paid pursuant to the series CD 2006-CD3 pooling and servicing agreement; and (e) any unreimbursed costs allocable to the Ala Moana Portfolio Defaulted Loans.

      The 600 West Chicago Loan Combination.

      General. The 600 West Chicago Mortgage Loan, representing 1.4% of the
Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group No. 1 Balance,
has a cut-off date principal balance of $66,250,000. The 600 West Chicago
Mortgaged Properties also secure 3 other mortgage loans that are pari passu in right of payment of principal and interest with the 600 West Chicago Mortgage
Loan (the "600 West Chicago Pari Passu Non-Trust Loans" and, together with the
600 West Chicago Mortgage Loan, the "600 West Chicago Loan Combination"). The
600 West Chicago Pari Passu Non-Trust Loans have aggregate principal balances as of the Cut-off Date and current/expected holders as listed in the table below:

PARI PASSU NON-TRUST LOAN  AGGREGATE PRINCIPAL BALANCE   CURRENT/EXPECTED HOLDER
--------------------------------------------------------------------------------
           A-1                     $66,250,000                CGCMT 2007-C6

           A-2                     $64,750,000                 MLMT 2007-C1

           A-3                     $67,000,000                     TBD

           A-4                     $67,000,000                     TBD

      The holders of the 600 West Chicago Loan Combination (the "600 West
Chicago Pari Passu Loan Noteholders") have entered into a co-lender agreement that sets forth their respective rights (the "600 West Chicago Co-Lender
Agreement"). The 600 West Chicago Co-Lender Agreement provides that expenses, losses and shortfalls relating to the 600 West Chicago Loan Combination will be allocated, on a pro rata and pari passu basis, to the 600 West Chicago Pari
Passu Noteholders.

      Servicing. The 600 West Chicago Co-Lender Agreement generally provides that the 600 West Chicago Loan Combination will be serviced by the applicable master servicer and the special servicer according to the Servicing Standards pursuant to the 600 West Chicago Co-Lender Agreement and the series 2007-C6 pooling and servicing agreement.

      Distributions. Under the terms of the 600 West Chicago Co-Lender
Agreement, any payment (whether of principal or interest or prepayment under the
600 West Chicago Pari Passu Non-Trust Loans and the 600 West

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Chicago Mortgage Loan, or any proceeds relating to the 600 West Chicago
Mortgaged Property) will be applied to the 600 West Chicago Mortgage Loan and the 600 West Chicago Pari Passu Non-Trust Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

      Consultation and Consent. Any decision to be made with respect to the 600
West Chicago Loan Combination that requires the approval of a "controlling holder" or otherwise requires approval under the 600 West Chicago Co-Lender
Agreement will require approval of the 2007-C6 controlling class representative after consultation with the controlling class of the 600 West Chicago Non-Trust
Loans (to the extent that any such loans are included in a securitization) or, if such loan or loans are not included in a securitization, the related 600 West
Chicago Pari Passu Noteholders, provided that, the termination of the special servicer and appointment of a successor special servicer solely with respect to the 600 West Chicago Loan Combination must be consented to by (i) a majority of the holders of the series 2007-C6 controlling class and (ii) (a) a majority of the holders of the controlling class of each of the 600 West Chicago Non-Trust
Loans (to the extent that any of such loans are included in a securitization) or
(b) if such loan or loans are not included in a securitization, the majority of the holders of each of the 600 West Chicago Non-Trust Loans, as applicable. See
"The Series 2007-C6 Pooling and Servicing Agreement--The Series 2007-C6
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders" in
this prospectus supplement.

      The MezzCap Loan Combination.

      General. One (1) underlying mortgage loan, which represents 0.1% of the
Initial Mortgage Pool Balance and 1.3% of the Initial Loan Group No. 2 Balance,
is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bear Creek Apartments. The related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related Subordinate Non-Trust Loan. The aggregate debt consisting of the Bear Creek Apartments underlying mortgage loan and the related
Subordinate Non-Trust Loan, which two mortgage loans constitute a Loan
Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the Bear Creek Apartments underlying mortgage loan in the trust fund. The related Subordinate Non-Trust
Loan was sold immediately after origination to Mezz Cap Finance, LLC, and will not be included in the trust fund. We refer to this Loan Combination as the
"MezzCap Loan Combination."

      In the case of the MezzCap Loan Combination, the related underlying mortgage loan and related Subordinate Non-Trust Loan are cross-defaulted. Such
Subordinate Non-Trust Loan has the same maturity date and prepayment structure as the related underlying mortgage loan. For purposes of the information presented in this prospectus supplement with respect to the underlying mortgage loan that is part of the MezzCap Loan Combination, unless the context clearly indicates otherwise, the loan-to-value ratio and debt service coverage ratio information reflects only that underlying mortgage loan and does not take into account the related Subordinate Non-Trust Loan.

      In the case of the MezzCap Loan Combination, The issuing entity, as the holder of the related underlying mortgage loan, and the holder of the related
Subordinate Non-Trust Loan are parties to an intercreditor agreement, which we refer to as the related Co-Lender Agreement. The servicing and administration of the underlying mortgage loan (and, to the extent described below, the related
Subordinate Non-Trust Loan) that is part of the MezzCap Loan Combination will be performed by a master servicer or the special servicer on behalf of the issuing entity (and, in the case of the related Subordinate Non-Trust Loan, on behalf of the holder of that loan). The applicable master servicer or the special servicer will be required to collect payments with respect to the related Subordinate
Non-Trust Loan following the occurrence of certain events of default with respect to the MezzCap Loan Combination set forth in the related Co-Lender
Agreement. The following describes certain provisions of the Co-Lender Agreement for the MezzCap Loan Combination.

      Priority of Payments. The right of the holder of the Subordinate Non-Trust
Loan that is part of the MezzCap Loan Combination to receive payments of interest, principal and other amounts are subordinated to the

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right of the holder of the related underlying mortgage loan to receive such amounts. So long as an A/B Material Default has not occurred or, if an A/B
Material Default has occurred but is no longer continuing with respect to the
MezzCap Loan Combination, the borrower under the MezzCap Loan Combination will be required to make separate payments of principal and interest to the holder of the related underlying mortgage loan and the holder of the related Subordinate
Non-Trust Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the issuing entity as the holder of the related underlying mortgage loan. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material Default. If an A/B Material Default occurs and is continuing with respect to the MezzCap Loan Combination, then all amounts tendered by the borrower on the related Subordinate Non-Trust Loan will be subordinated to all payments due with respect to the related underlying mortgage loan and the amounts with respect to the MezzCap Loan Combination will be paid in the following manner:

      o     first, to the applicable master servicer, the special servicer, the trustee or the certificate administrator, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

      o     second, to the applicable master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

      o     third, to the issuing entity, in an amount equal to interest (other than default interest) due with respect to the related underlying mortgage loan;

      o     fourth, to the issuing entity, in an amount equal to the principal balance of the related underlying mortgage loan until paid in full;

      o     fifth, to the issuing entity, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related underlying mortgage loan;

      o     sixth, to the holder of the related Subordinate Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the related Subordinate Non-Trust Loan;

      o     seventh, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to interest (other than default interest) due with respect to the related Subordinate Non-Trust Loan;

      o     eighth, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to the principal balance of the related Subordinate
            Non-Trust Loan until paid in full;

      o     ninth, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Non-Trust Loan;

      o     tenth, to the issuing entity and the holder of the related
            Subordinate Non-Trust Loan, in that order, in an amount equal to any unpaid default interest accrued on the related underlying mortgage loan and the related Subordinate Non-Trust Loan, respectively;

      o     eleventh, to the issuing entity and the holder of the related
            Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances, any amounts actually collected that represent late payment charges, other than a prepayment premium or default interest, that are not payable to the applicable master servicer, the special servicer, the trustee or the certificate administrator;
            and

                                      S-135

      o     twelfth, any excess, to the issuing entity and the holder of the related Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances.

      Notwithstanding the foregoing, amounts payable with respect to the
Subordinate Non-Trust Loan that is part of the MezzCap Loan Combination will not be available to cover all costs and expenses associated with the related underlying mortgage loan. Unless an A/B Material Default exists with respect to the MezzCap Loan Combination, payments of principal and interest with respect to the related Subordinate Non-Trust Loan will be made directly by the borrower to the holder of the related Subordinate Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund Expenses. For example, a Servicing
Transfer Event could occur with respect to the MezzCap Loan Combination, giving rise to special servicing fees, at a time when no A/B Material Default exists.
In addition, following the resolution of all Servicing Transfer Events (and presumably all A/B Material Defaults) with respect to the MezzCap Loan
Combination, workout fees would be payable with respect to the related underlying mortgage loan. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to the
Subordinate Non-Trust Loan that is part of the MezzCap Loan Combination will be payable solely out of funds allocable thereto to the extent provided by the related Co-Lender Agreement. However, special servicing compensation earned with respect to the underlying mortgage loan that is part of the MezzCap Loan
Combination, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to that underlying mortgage loan and/or general collections on the mortgage pool if collections allocable to the related Subordinate Non-Trust Loan are unavailable or insufficient to cover such items.

      If, after the expiration of the right of the holder of the Subordinate
Non-Trust Loan that is part of the MezzCap Loan Combination to purchase the related underlying mortgage loan (as described below), the related underlying mortgage loan or the subject Subordinate Non-Trust Loan is modified in connection with a workout so that, with respect to either the related underlying mortgage loan or the subject Subordinate Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the MezzCap Loan Combination, then payments to the issuing entity, as the holder of the related underlying mortgage loan, will be made as if the workout did not occur and the payment terms of the related underlying mortgage loan will remain the same such that the holder of the related Subordinate
Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related underlying mortgage loan or the related Subordinate Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the related Subordinate Non-Trust Loan).

      So long as an A/B Material Default has not occurred with respect to the
MezzCap Loan Combination, the applicable master servicer will have no obligation to collect payments with respect to the related Subordinate Non-Trust Loan. A separate servicer of the related Subordinate Non-Trust Loan will be responsible for collecting amounts payable in respect of the related Subordinate Non-Trust
Loan. That servicer will have no servicing duties or obligations with respect to the related underlying mortgage loan or the related mortgaged real property. If an A/B Material Default occurs with respect to the MezzCap Loan Combination, the applicable master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default) collect and distribute payments for both the related underlying mortgage loan and the related Subordinate
Non-Trust Loan according to the sequential order of priority provided for in the related Co-Lender Agreement.

      Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of the Subordinate Non-Trust Loan that is part of the MezzCap Loan Combination to purchase the related underlying mortgage loan (as discussed in the next paragraph and under "--Purchase Option"
below), the holder of that Subordinate Non-Trust Loan has no voting, consent or other rights with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the MezzCap Loan Combination.

                                      S-136

      In the case of the MezzCap Loan Combination, the ability of the applicable master servicer or the special servicer, as applicable, to enter into certain amendments, deferrals, extensions, increases or waivers of terms or provisions of the related Subordinate Non-Trust Loan, the related underlying mortgage loan or the related loan documents is limited by the rights of the holder of the related Subordinate Non-Trust Loan to approve modifications and other actions as contained in the related Co-Lender Agreement; provided that the consent of the holder of the related Subordinate Non-Trust Loan will not be required in connection with any modification or other action with respect to the MezzCap
Loan Combination after the expiration of the right of the holder of the
Subordinate Non-Trust Loan to purchase the related underlying mortgage loan. The holder of the related Subordinate Non-Trust Loan that is part of the MezzCap
Combination may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject Subordinate Non-Trust Loan or the related loan documents without the prior written consent of the issuing entity, as holder of the related underlying mortgage loan, acting through the applicable master servicer and/or the special servicer as specified in the series 2007-C6 pooling and servicing agreement.

      Purchase Option. In the case of the MezzCap Loan Combination, upon the occurrence of any one of certain defaults that are set forth in the related
Co-Lender Agreement, the holder of the related Subordinate Non-Trust Loan will have the right to purchase the related underlying mortgage loan at a purchase price determined under the related Co-Lender Agreement and generally equal to the sum of (a) the outstanding principal balance of the related underlying mortgage loan, (b) accrued and unpaid interest on the outstanding principal balance of the related underlying mortgage loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to the related mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the MezzCap Loan Combination by the applicable master servicer or the special servicer in accordance with its duties and related to an event of default, (e) any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the related underlying mortgage loan, (f) any related master servicing fees, primary servicing fees, special servicing fees, certificate administrator's fees and trustee's fees payable under the series 2007-C6 pooling and servicing agreement but excluding any "success" or similar fees or termination compensation, and (g) out-of-pocket expenses incurred by the trustee, the certificate administrator, the special servicer or the applicable master servicer with respect to the MezzCap Loan Combination together with advance interest thereon.

      Cure Rights. The holder of the related Subordinate Non-Trust Loan does not have any rights to cure any defaults with respect to the MezzCap Loan
Combination.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

      On or before the Issue Date, we will acquire the subject mortgage loans pursuant to one or more mortgage loan purchase agreements. On the Issue Date, we will transfer the subject mortgage loans, without recourse, to the trustee for the benefit of the series 2007-C6 certificateholders. In connection with such transfer, the applicable mortgage loan seller is required to deliver or cause to be delivered to the trustee or to a document custodian appointed by the trustee, among other things, the following documents with respect to each mortgage loan that we intend to include in the trust fund (as to each such mortgage loan, the
"Mortgage File"):

      (a)   the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

      (b)   the original or a copy of the mortgage instrument, together with an original or a copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

                                      S-137

      (c)   the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such assignment of leases is a document separate from the related mortgage instrument), in each case (unless not yet returned by the applicable recording office)
            with evidence of recording indicated thereon or certified by the applicable recorder's office;

      (d)   an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

      (e)   an original assignment of any related assignment of leases (if such assignment of leases is a document separate from the related mortgage instrument) in favor of the trustee or in blank and
            (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee)
            in recordable form;

      (f)   originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

      (g)   the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or specimen version of, or a marked commitment for, the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

      (h)   any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to us of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller (unless not yet returned by the applicable filing office);

      (i)   an original assignment in favor of the trustee or in blank of any financing statement filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

      (j)   any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

      (k)   copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan;

      (l)   the original or a copy of any ground lease and ground lessor estoppel; and

      (m)   environmental insurance policy or guaranty relating to such mortgage loan;

provided that, except in the case of the items described in clauses (a), (b),
(g) and (l) of this sentence, which are to be delivered on the Issue Date, each mortgage loan seller is permitted up to 30 days following the Issue Date to deliver the Mortgage File for each of the underlying mortgage loans that it is contributing to the series 2007-C6 securitization transaction; and provided, further, that, in the case of each Outside Serviced Mortgage Loan, the applicable mortgage loan seller will only be required to deliver, and the related Mortgage File will only consist of, the original promissory note evidencing that mortgage loan, a copy of the related co-lender agreement and a copy of the agreement governing servicing of that mortgage loan.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2007-C6 certificateholders and,

                                      S-138

in the case of a Serviced Loan Combination, also for the benefit of the related
Serviced Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the certificate administrator, the applicable master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      The above loan documents, among others, with respect to each Outside
Serviced Mortgage Loan (with the exception of the related original promissory note) have been delivered to the trustee for a commercial mortgage securitization that includes a related Pari Passu Non-Trust Loan.

      The trustee may appoint at the trustee's expense one or more custodians to hold all or a portion of the Mortgage Files as agent for the trustee. Neither the applicable master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2007-C6 pooling and servicing agreement. The trustee may enter into agreements to appoint a custodian which is not the trustee, provided that such agreement: (i) is consistent with the series 2007-C6 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2007-C6 pooling and servicing agreement; (ii) provides that if the trustee no longer acts in the capacity of trustee under the series 2007-C6 pooling and servicing agreement, the successor trustee or its designee, as applicable, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted to the trustee under the series
2007-C6 pooling and servicing agreement. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2007-C6 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2007-C6 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth therein. See
"Transaction Participants--The Trustee" in this prospectus supplement.

      As discussed above, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents required to be part of the Mortgage File for any underlying mortgage loan is found during the course of such review to be missing or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series 2007-C6 certificateholders therein, then the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us to the trustee) to: (1) repurchase the affected mortgage loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan (other than any Default Interest and/or Post-ARD Additional Interest) to but not including the due date in the collection period in which the purchase is to occur plus any accrued and unpaid interest on monthly debt service advances, (c) all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator or the trust fund in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c) above or clause (e) below), and (e) any other Additional
Trust Fund Expenses in respect of such underlying mortgage loan (including any
Additional

                                      S-139

Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "The Series 2007-C6 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses--Principal Special Servicing Compensation--The Liquidation Fee"); or
(2) substitute a Qualified Substitute Mortgage Loan for such mortgage loan and pay a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated
Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal
Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure.
The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series 2007-C6 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date. No yield maintenance charge or other prepayment penalty will be paid in connection with the repurchase described above.

      The series 2007-C6 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement will require the trustee or the related mortgage loan seller to cause each of the assignments described in clauses (d),
(e) and (i) of the first paragraph of this "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" section to be submitted for recording or filing, as applicable, in the appropriate public records within a specified time period.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

      In the related mortgage loan purchase agreement, the applicable mortgage loan seller will represent and warrant with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the Issue Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

        (i)     the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the
                applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this
                prospectus supplement) was true and correct in all material respects as of the cut-off date;

        (ii)    as of the date of its origination, the subject mortgage loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for thereunder complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan, including those pertaining to usury;

        (iii)   immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan, with the exception of agreements
                regarding servicing of the mortgage loans as provided in the series 2007-C6 pooling and servicing agreement, subservicing agreements permitted thereunder and a servicing rights purchase agreement between the applicable master servicer and the
                applicable mortgage loan seller;

                                      S-140

        (iv)    the proceeds of the subject mortgage loan have been fully
                disbursed (except to the extent that a portion of such proceeds are being held in escrow or reserve accounts) and there is no requirement for future advances thereunder by the lender;

        (v)     each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed by the mortgagor in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be
                unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are
                enforceable to the extent necessary and customary for the
                practical realization of the principal rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization,
                moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

        (vi)    as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense,
                counterclaim or right to rescission with respect to such
                mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any
                provisions requiring the payment of Default Interest, late fees,
                Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

        (vii)   each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the
                applicable mortgage loan seller to the trustee constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary exceptions and limitations set forth in clause (v) above);

        (viii)  the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property subject to the exceptions and limitations set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet
                delinquent and accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c)
                the exceptions (general and specific) and exclusions set forth in the related title insurance policy (or a binding commitment for such policy), or appearing of record, none of which,
                individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the
                security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real
                property, (d) other matters to which like properties are
                commonly subject, none of which, individually or in the
                aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants
                (whether under ground leases, space

                                      S-141

                leases or operating leases) at the related mortgaged real
                property to remain following a foreclosure or similar proceeding
                (provided that such tenants are performing under such leases),
                (f) if the subject mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan, and (g) if the subject mortgage loan is part of a Loan Combination, the lien of the mortgage for the related Non-Trust Loan(s);

        (ix)    all real estate taxes and governmental assessments or
                installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient (together with, in the case of taxes and governmental assessments not presently due, future escrow payments required under the related mortgage instrument) to cover such payments has been established; provided that for purposes of this
                representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority;

        (x)     to the applicable mortgage loan seller's actual knowledge as of the cut-off date, and to the applicable mortgage loan seller's actual knowledge based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any
                material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such mortgaged real property as security for the subject mortgage loan, and to the applicable mortgage loan seller's actual knowledge as of the cut-off date there was no proceeding pending for the total or partial
                condemnation of such mortgaged real property;

        (xi)    as of the date of its origination, all insurance coverage
                required under each related mortgage instrument was in full force and effect with respect to the related mortgaged real property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage
                lending institutions lending on the security of property
                comparable to the related mortgaged real property in the
                jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any
                co-insurance provisions, and, as of the cut-off date, to the mortgage loan seller's actual knowledge, such insurance coverage was in full force and effect with respect to each related
                mortgaged real property;

        (xii)   as of the Issue Date, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

        (xiii)  one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the
                18-month period preceding the origination of the subject
                mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s)
                prepared in connection with the assessment(s), updates or
                transaction screens referenced herein, has no actual knowledge and has received no notice of any material and

                                      S-142

                adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such
                report(s).

      In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us for inclusion in the series
2007-C6 securitization transaction, any of which representations and warranties may be made to such mortgage loan seller's knowledge, may cover facts as of a date prior to the Issue Date (such as the date of origination of the subject mortgage loan) and/or be subject to certain identified exceptions. Those other representations and warranties will cover a variety of topics, including: (a)
the existence of title insurance; (b) the filing of uniform commercial code financing statements; (c) the existence of, and exceptions to, due-on-sale and due-on-encumbrance provisions in the underlying mortgage loans; (d) the absence of any state or federal bankruptcy proceeding involving the borrower under any underlying mortgage loan; (e) the type of permitted real property collateral releases; (f) compliance with zoning ordinances, building codes and land laws;
(g) in the case of a leasehold mortgage loan, the presence of lender protections in the ground lease and/or ground lessor estoppel; and (h) REMIC eligibility of the subject underlying mortgage loan.

      In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series 2007-C6 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the
applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date.

      The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series 2007-C6 certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

      If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and
(c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other
Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all

                                      S-143

of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for all of the remaining related Crossed Loans, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, and (iii) the trustee and certificate administrator receive an opinion of counsel to the effect that such repurchase or substitution will not adversely affect the tax status of any REMIC created under the series 2007-C6 pooling and servicing agreement. If the conditions set forth in clauses (i), (ii) and (iii) of the prior sentence are satisfied, then the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

      To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties must forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.

      Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach of representations and warranties regarding mortgage loans with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

      o     the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released, and to the extent not covered by the applicable release price required under the related loan documents, the related mortgage loan seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator or the issuing entity in connection with such release,

      o     the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause any REMIC created under the series 2007-C6 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of any such REMIC under the Internal Revenue Code, and

      o     the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

                                      S-144

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the series 2007-C6 securitization transaction as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the series 2007-C6 securitization transaction prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this prospectus supplement may vary.

      A copy of the series 2007-C6 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2007-C6 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2007-C6 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

      The issuing entity with respect to the series 2007-C6 certificates will be the Citigroup Commercial Mortgage Trust 2007-C6, a common law trust created under the laws of the State of New York pursuant to the series 2007-C6 pooling and servicing agreement. The Citigroup Commercial Mortgage Trust 2007-C6 is
sometimes referred to in this prospectus supplement as the "trust" and its assets are sometimes collectively referred to in this prospectus supplement as the "trust fund." We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2007-C6 certificates being issued to us or at our direction.

      The issuing entity's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity will be created pursuant to the series
2007-C6 pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the series 2007-C6 pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the issuing entity is December 31.

      The issuing entity will not have any directors, officers or employees. The trustee, the certificate administrator, the master servicers and the special servicer will be responsible for administration of the trust fund, in each case to the extent of its duties expressly set forth in the series 2007-C6 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

                                      S-145

      Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

THE DEPOSITOR

      We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the series 2007-C6 securitization transaction. We are a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. In addition, we are an affiliate of Citigroup Global Markets
Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters. Our principal executive offices are located at 388 Greenwich
Street, New York, New York 10013. We are only engaged in the securitization of commercial and multifamily mortgage loans and have been since we were organized in 2003. See "Transaction Participants--The Depositor" in the accompanying base prospectus.

THE SPONSORS

      General. LaSalle Bank National Association ("LaSalle Bank"), Citigroup
Global Markets Realty Corp. ("CGMRC"), PNC Bank, National Association ("PNC
Bank") and Capmark Finance Inc. ("Capmark") will act as co-sponsors with respect to the series 2007-C6 securitization transaction.

      We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut-off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                   TOTAL CUT-OFF      % OF INITIAL      % OF INITIAL    % OF INITIAL
                    NUMBER OF      DATE PRINCIPAL       MORTGAGE         LOAN GROUP      LOAN GROUP
  SPONSOR        MORTGAGE LOANS       BALANCE         POOL BALANCE     NO. 1 BALANCE    NO. 2 BALANCE
-------------    --------------    --------------    --------------    -------------    -------------

LaSalle Bank          118          $1,911,069,414         40.2%             39.0%           50.9%
CGMRC                 119           1,880,640,687         39.5              41.0            26.9
Capmark                29             593,819,754         12.5              12.7            10.6
PNC Bank               52             370,519,549          7.8               7.3            11.7
                 ------------------------------------------------------------------------------------
TOTAL                 318          $4,756,049,404        100.0%            100.0%          100.0%

      Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

      One (1) of the underlying mortgage loans that is being sold to us by
LaSalle Bank National Association was originated by Suburban Capital Market,
Inc. and reunderwritten by LaSalle Bank, National Association in connection with the purchase of that underlying mortgage loan.

      LaSalle Bank National Association. LaSalle Bank National Association
("LaSalle Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated all of the mortgage loans it is selling to us for inclusion in the series 2007-C6 securitization, which represent 40.1% of the
Initial Mortgage Pool Balance, with the exception of the DDR Southeast Pool
Mortgage Loan, which was co-originated with Wachovia Bank, National Association, and the Mill Creek Shopping Center Mortgage Loan, which was originated by
Suburban Capital Markets, Inc.

      LaSalle Bank is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street,
Suite 3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle Bank offers a variety of banking services to customers including commercial and retail

                                      S-146

banking, trust services and asset management. LaSalle Bank's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the
Currency. LaSalle Bank is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of
September 30, 2006, LaSalle had total assets of approximately $72.9 billion.
LaSalle is also acting as certificate administrator, certificate registrar and authenticating agent for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity.

      On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corporation. Completion of each transaction is subject to regulatory approvals and various other closing conditions. For a more detailed description of this matter, see "--The Certificate Administrator"
below.

      LaSalle Bank's Commercial Mortgage Securitization Program. LaSalle Bank
has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle Bank originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle Bank has participated include the "LDP" program in which J.P. Morgan Commercial Mortgage Securities Corp. acted as depositor and the "HQ" and "IQ" programs in which Morgan Stanley Capital I Inc. acted as depositor.

      Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2006, LaSalle Bank originated commercial mortgage loans with an aggregate original principal balance of approximately $15.6 billion that were included in approximately 37 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle
Bank also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2006, LaSalle Bank originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $7.9 billion. LaSalle Bank selected from its existing portfolio the mortgage loans it is selling to the Depositor.

      In addition, LaSalle Bank has been active as an originator of small, multifamily, manufactured housing community and mixed-use residential and commercial mortgage loans having principal balances of up to approximately $5 million, and beginning in 2005 has securitized approximately $1.8 million in aggregate principal balance of such loans in private transactions. No such loans are included in this offering.

      Servicing. LaSalle Bank services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

      Underwriting Standards. LaSalle Bank generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
LaSalle Bank will comply in all respects with the underwriting criteria.

      Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged real property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The

                                      S-147

borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements
(which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

      o     Appraisals. In connection with the origination or securitization of each of the mortgage loans, LaSalle Bank obtains an appraisal by an independent appraiser that, generally, is a Member of the Appraisal
            Institute. Each appraisal complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial
            Institutions Reform, Recovery, and Enforcement Act of 1989, as
            amended. In general, the appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties.

      o     Environmental Assessments. For each mortgaged real property, LaSalle
            Bank obtains an environmental site assessment except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy. LaSalle Bank generally requires the environmental site assessments within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, a "Phase I" environmental site assessment is performed in accordance with industry practice and in some cases, a
            "Phase II" environmental site assessment is also performed. In certain cases where the assessment discloses the existence of or potential for adverse environmental conditions, LaSalle Bank requires the related borrowers to establish operations and maintenance plans, monitor the mortgaged real property, abate or remediate the condition and/or provide additional security such as letter of credit, reserves or stand-alone secured creditor impaired property policies.

      o     Property Condition Assessments. For each mortgaged real property,
            LaSalle Bank requires a licensed engineer, architect or consultant to inspect the related mortgaged real property to assess the condition of the structure, exterior walls, roofing, interior structures and mechanical and electrical systems. LaSalle Bank generally requires engineering reports by licensed engineers, architects or consultants to be prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan.
            In certain case where material deficiencies are noted in such reports, the related borrower is required to establish reserves for replacement or repair or to remediate the deficiency.

      o     Seismic Review Process. LaSalle Bank generally requires prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material to obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property is estimated to have PML in excess of 20% of the estimated replacement cost will either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

      o     Zoning and Building Code Compliance. LaSalle Bank generally takes steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, are in compliance in all material respects with, or are legally

                                      S-148

            existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances. Evidence of such compliance may be in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. LaSalle Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of
LaSalle Bank there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, LaSalle Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and the annexes hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. LaSalle Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle Bank may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Citigroup Global Markets Realty Corp. CGMRC, a New York corporation, is our affiliate and an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC was organized in 1979 and its executive offices are located at 388 Greenwich Street, New York, New York 10013.

      CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $822 million, $1.23 billion, $1.91 billion, $3.24 billion and $5.76 billion of commercial mortgage loans in public offerings during the fiscal years 2002, 2003, 2004, 2005 and 2006, respectively.

                                      S-149

      For further information about CGMRC and its affiliates, the general character if its business, its securitization program and a general discussion of CGMRC's procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see "Transaction Participants--The Sponsor" in the accompanying base prospectus.

      PNC Bank, National Association. PNC Bank, National Association ("PNC
Bank"), a national banking association, is a sponsor and one of the mortgage loan sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

      PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2006, PNC Bank had total consolidated assets representing 88% of PNC Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United
States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and
its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of
PNC Bank is located in Pittsburgh, Pennsylvania.

      PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

      PNC Bank's Commercial Real Estate Securitization Program. PNC Bank and a
predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland
Loan Services, Inc., which acquired the businesses and operations of Midland
Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC
Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

      PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

      As of June 30, 2007, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $14.4 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $14.0 billion in approximately 46 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $2.2 billion of such loans were included in securitizations in which we acted as the depositor. In its fiscal year ended
December 31, 2006, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, and approximately $2.8 billion in commercial and multifamily mortgage loans were included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year
1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

                                      S-150

      The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

      Servicing. Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization.
Midland Loan Services, Inc. will act as one of the master servicers in this transaction. See "Transaction Participants--The Servicers" in this prospectus supplement for more information.

      PNC Bank's Underwriting Guidelines and Processes. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      1.    LOAN ANALYSIS. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged real property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process.
Generally, a member of the PNC Bank underwriting team (or someone on its behalf)
visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

      (a)   Property Analysis. PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC
            Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

      (b)   Cash Flow Analysis. PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

      (c)   Appraisal and LTV Ratio. For each mortgaged real property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform,

                                      S-151

            Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the mortgaged real property and must include an estimate of the then current market value of the property in its then current condition, although in certain cases, PNC Bank may also obtain a value on an "as
            stabilized" basis. PNC Bank then determines the LTV Ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based upon the value set forth in the appraisal.

      (d)   Evaluation of Borrower. PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste
            requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

      (e)   Environmental Site Assessment. Prior to origination, PNC Bank either
            (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged real property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged real property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, that would require cleanup, remedial action or other response estimated to cost a material amount, PNC Bank either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or
            (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D)
            obtain an environmental insurance policy for the mortgaged real property, (E) provide or obtain an indemnity agreement or a guarantee with respect to such condition or circumstance, or (F)
            receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required. Certain of the mortgage loans may also have other environmental insurance policies.

      (f)   Physical Assessment Report. Prior to origination, PNC Bank obtains a physical assessment report ("PAR") for each mortgaged real property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the property is reported to be in satisfactory physical condition and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, PNC Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow or obtain a letter of credit in lieu of an escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than 12 months.

      (g)   Title Insurance Policy. The borrower is required to provide, and PNC
            Bank reviews, a commitment for, and a policy of, title insurance for each mortgaged real property. The title

                                      S-152

            insurance policy must generally meet the following requirements: (1)
            the policy must be written by a title insurer licensed to do business in a jurisdiction where the mortgaged real property is located; (2) the policy must be in an amount equal to the original principal balance of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged real property is located; and (5) the legal description of the mortgaged real property in the title policy must conform to that shown on the survey of the mortgaged real property, where a survey has been required.

      (h)   Property Insurance. The borrower is required to provide, and PNC
            Bank reviews, certificates of required insurance with respect to the mortgaged real property. Such insurance generally may include: (1)
            commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightening, explosion, smoke, wind storm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged real property is located in a flood hazard area, flood insurance; and (5) such other coverage as
            PNC Bank may require based on the specific characteristics of the mortgaged real property.

      2.    LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from
PNC Bank. The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

      3.    DEBT SERVICE COVERAGE RATIO AND LTV RATIO. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      4.    ESCROW REQUIREMENTS. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need

                                      S-153

for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

      Capmark Finance Inc. Capmark Finance Inc. ("Capmark"), a California
corporation, is a sponsor of this transaction, one of the mortgage loan sellers and one of the master servicers. Capmark is an affiliate of Capmark Securities
Inc., one of the underwriters.

      Capmark performs a number of commercial mortgage banking activities, including originating, financing, servicing and selling commercial mortgage loans, as well as, through its affiliates, issuing, purchasing and selling commercial mortgage-backed securities. The majority of Capmark's securitization activities relate to its commercial mortgage loan origination business. Capmark has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. Capmark originates or purchases commercial and multifamily mortgage loans with the primary intent to sell the loans in the secondary market or to an affiliate for final sale or securitization. Capmark originates mortgage loans through its own mortgage banking network and, on occasion, buys mortgage loans from originators or sellers nationwide. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations. In its capacity as sponsor, Capmark participates in a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. Capmark participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the mortgage loans to be included in a particular transaction.
As such, Capmark relies upon securitization, transactions with government sponsored entities such as Fannie Mae and Freddie Mac, sales of participations and other structured facilities and whole loan sales as material funding sources. Other than the securitization of commercial mortgage loans, Capmark or one of its affiliates has securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the total volume of
United States domestic commercial mortgage loan securitizations for the first two calendar quarters of 2007 as well as for the prior three calendar years
(including mortgage loans sold to an affiliate of Capmark, as depositor, from unaffiliated originators for inclusion in commercial mortgage loan securitizations where an affiliate of Capmark was acting as depositor) and the volume of fixed rate and floating rate mortgage loans originated by Capmark contributed to those securitizations:

                                                        YEARS (AMTS IN $ BILLIONS)
                                              -----------------------------------------------
                                                                                  1ST AND 2ND
                                               2004       2005         2006      QUARTER 2007
                                              -------   ---------    --------    -------------

Originated by Capmark                          $1.5       $2.8         $3.6          $1.0
Originated by Unaffiliated Originators         $1.6       $1.0         $1.1          $0.0
                                              -------   ---------    --------    -------------
TOTAL COMMERCIAL MORTGAGE LOANS SECURITIZED    $3.1       $3.8         $4.7          $1.0

      Capmark does not outsource to third parties credit underwriting decisions or originating duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports as well as certain due diligence functions.

      GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of
Capmark Financial Group Inc. ( "Capmark Financial Group "), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

                                      S-154

      Underwriting Standards

      (a)   General. All of the mortgage loans sold to the depositor by Capmark, whether originated or purchased by Capmark or an affiliate of Capmark, were generally originated in accordance with the underwriting criteria described below. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      (b)   Loan Analysis. In connection with the origination of mortgage loans,
Capmark conducts a review of the related mortgaged property, which may include an analysis of the appraisal, environmental report, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches.
Generally, borrowers are required to be single-purpose entities.

      Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

      (c)   Loan Approval. Prior to commitment, all mortgage loans must be approved by Capmark's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      (d)   Debt Service Coverage Ratio and LTV Ratio. Capmark evaluates DSCRs and LTV ratios when underwriting a mortgage loan. DSCRs are calculated based on
Underwritten Net Cash Flow. See also Annex A-1 to this prospectus supplement.

      (e)   Escrow Requirements. Capmark may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for Capmark), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

      Mortgage loans originated by Capmark generally conform to the above described underwriting guidelines. Each lending situation is unique and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines above are applied to a specific mortgage loan. There can be no assurance that each mortgage loan originated or purchased by Capmark conforms in its entirety to the guidelines described above.

THE SERVICERS

      General. The parties primarily responsible for servicing the underlying mortgage loans will be the master servicers and the special servicer. The obligations of the master servicers and the special servicer are set forth in the series 2007-C6 pooling and servicing agreement, and are described under "The
Series 2007-C6 Pooling and Servicing Agreement" below in this prospectus supplement. In addition, as permitted under the series 2007-C6 pooling and servicing agreement, the master servicers and the special servicer may each delegate their respective servicing obligations to one or more sub-servicers.
With respect to most of the underlying mortgage loans, the

                                      S-155

applicable master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions, however, with respect to certain underlying mortgage loans or groups of underlying mortgage loans for which a master servicer or the special servicer, as the case may be, has entered or will enter into a sub-servicing agreement, such servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See "The Series 2007-C6 Pooling and
Servicing Agreement--Sub-Servicers" in this prospectus supplement.

      Midland Loan Services, Inc. Midland Loan Services, Inc ("Midland") will act as master servicer under the series 2007-C6 pooling and servicing agreement with respect to those mortgage loans acquired by us from Citigroup Global
Markets Realty Corp. and PNC Bank, National Association for inclusion in the series 2007-C6 securitization, although its duties with respect to the CGM
AmeriCold Portfolio Mortgage Loan under the series 2007-C6 pooling and servicing agreement are limited. In addition, Midland will act as master servicer with respect to two mortgage loans being sold to us by LaSalle Bank National
Association (identified in Annex A-1 to this prospectus supplement as being secured by IAC - CA & WA Portfolio and IAC - Oregon Industrial Portfolio).
Furthermore, Midland is also the master servicer for the CGM AmeriCold Portfolio
Mortgage Loan pursuant to the series CD 2007-CD4 pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

      Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, which is one of the sponsors. Midland is an affiliate of PNC Capital
Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas
66210.

      Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and
Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

      Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland's
Enterprise!(R) Loan Management System. Furthermore, Midland's disaster recovery plan is reviewed annually.

      Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the
Servicing Standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

                                      S-156

      From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2007-C6 pooling and servicing agreement.

      Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

      As of March 31, 2007, Midland was servicing approximately 24,500 commercial and multifamily mortgage loans with a principal balance of approximately $228.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately
16,750 of such loans, with a total principal balance of approximately $142.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

      Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which
Midland has acted as master and/or primary servicer from 2004 to 2006.

PORTFOLIO GROWTH -                   CALENDAR YEAR END
 MASTER/PRIMARY               (APPROXIMATE AMOUNTS IN BILLIONS)
------------------            ---------------------------------
                              2004         2005         2006
                              ----         ----         ----
CMBS                           $70         $104         $139
Other                          $28         $ 32         $ 61
                              ----         ----         ----
TOTAL                          $98         $136         $200

      Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, National Association, prior to their inclusion in the trust fund.

      Capmark Finance Inc. Capmark Finance Inc. ("Capmark") will act as master servicer under the series 2007-C6 pooling and servicing agreement with respect to those mortgage loans acquired by us from Capmark for inclusion in the series
2007-C6 securitization. Capmark's servicing offices are located at 116 Welsh
Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

      Capmark is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995.
As of December 31, 2006, Capmark was the master servicer and/or primary servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the
United States from 2004 to 2006 in respect of which Capmark has acted as master and/or primary servicer.

                    YEARS (AMTS IN $ BILLIONS)
                   ---------------------------
                   2004       2005       2006
                   -----      -----      -----
CMBS (US)          100.2      122.4      135.3
Other               97.0      102.8      131.5
                   -----      -----      -----
TOTAL              197.2      225.2      266.8
                   =====      =====      =====

                                      S-157

      Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB.
These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

      No securitization transaction involving commercial mortgage loans in which
Capmark was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

      GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

      Capmark Servicer Ireland (formerly known as GMAC Commercial Mortgage
Servicing (Ireland) Limited) opened in January 2000 and is headquartered in
Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for
Capmark's portfolio in the United States.

      CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

      Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing
India Private Limited report to the same managing director of Capmark.

      From time to time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

      Wachovia Bank, National Association. Wachovia Bank, National Association
("Wachovia") will act as master servicer under the series 2007-C6 pooling and servicing agreement with respect to all those mortgage loans acquired by us from
LaSalle Bank National Association for inclusion in the series 2007-C6 securitization (other than the loans identified in Annex A-1 to this prospectus supplement as being secured by IAC - CA & WA Portfolio and IAC - Oregon
Industrial Portfolio), although its duties with respect to the Ala Moana
Portfolio Mortgage Loan under the series 2007-C6 pooling and servicing agreement are limited. However, Wachovia also is the master servicer of the Ala Moana
Portfolio Loan Combination pursuant to the series CD 2006-CD3 pooling and servicing agreement and as such, will be responsible for servicing the Ala Moana
Portfolio Loan Combination.

      Wachovia is a national banking association organized under the laws of the
United States of America and is a wholly owned subsidiary of Wachovia
Corporation. Wachovia's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

      Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on McCracken
Financial Solutions software. Wachovia reports to trustees in the CMSA format.
The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated.

                                      S-158

            COMMERCIAL AND MULTIFAMILY               AS OF DECEMBER     AS OF DECEMBER   AS OF DECEMBER    AS OF JUNE
                  MORTGAGE LOANS                        31, 2004           31, 2005         31, 2006        30, 2007
--------------------------------------------------   --------------     --------------   --------------    ----------

By Approximate Number........................           15,531              17,641           20,725           22,736
By Approximate  Aggregate Unpaid Principal Balance
(in Billions)................................           $141.3              $182.5           $262.1           $309.4

      Within this portfolio, as of June 30, 2007, are approximately 19,060 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $242.7 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of June 30, 2007 were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands
and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

      Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                                            SECURITIZED MASTER    OUTSTANDING      OUTSTANDING
                                            SERVICED PORTFOLIO      ADVANCE        ADVANCES AS
                  DATE                            (UPB)*         (P&I AND PPA)*     % OF UPB
----------------------------------------    ------------------   ---------------   -----------

December 31, 2004.......................     $113,159,013,933    $ 129,858,178        0.1%
December 31, 2005.......................     $142,222,662,628    $ 164,516,780        0.1%
December 31, 2006.......................     $201,283,960,215    $ 162,396,491        0.1%

*     "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

      Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                                            FITCH                S&P
                                            ------             ------
      Primary Servicer..................    CPS2+              Strong
      Master Servicer...................     CMS2              Strong

      The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by
Moody's and "F1+" by Fitch.

      Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation.

                                      S-159

      Wachovia may perform any of its obligations under the series 2007-C6 pooling and servicing agreement or the series CD 2006-CD3 pooling and servicing agreement, as applicable, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

      o     provision of Strategy and Strategy CS software;

      o     identification, classification, imaging and storage of documents;

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance;

      o     entry of rent roll information and property performance data from operating statements;

      o     tracking and reporting of flood zone changes;

      o     tracking, maintenance and payment of rents due under ground leases;

      o     abstracting of insurance requirements contained in loan documents;

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

      o     abstracting of leasing consent requirements contained in loan documents;

      o     legal representation;

      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

      o     maintenance and storage of letters of credit;

      o     tracking of anticipated repayment dates for loans with such terms;

      o     reconciliation of deal pricing, tapes and annexes prior to securitization;

      o     entry of new loan data and document collection;

      o     initiation of loan payoff process and provision of payoff quotes;

      o     printing, imaging and mailing of statements to borrowers;

      o     performance of property inspections;

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

      o     review of financial spreads performed by sub-servicers;

                                      S-160

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

      o     performance of UCC searches and filing of UCCs.

      Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described in, and within the time required by, the series 2007-C6 pooling and servicing agreement, the series CD
2006-CD3 pooling and servicing agreement or other relevant servicing agreement, as applicable. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

      Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion,
Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer under the series 2007-C6 pooling and servicing agreement or the series CD 2006-CD3 pooling and servicing agreement, as applicable, documents will be maintained in a manner consistent with the servicing standards described in the series 2007-C6 pooling and servicing agreement or the series CD 2006-CD3 pooling and servicing agreement, as applicable.

      There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      The information set forth in this section titled "Transaction
Participants--The Servicers" regarding Wachovia has been provided by it.

      CWCapital Asset Management LLC. CWCapital Asset Management LLC ("CWCAM"),
a Massachusetts limited liability company, will initially be appointed as special servicer of the underlying mortgage loans under the series 2007-C6
Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 701 Thirteenth Street, NW, Suite 1000, Washington, DC 20005 and its
telephone number is (202) 715-9500. CWCAM and its affiliates are involved in the real estate investment, finance and management business, including:

      o     originating commercial and multifamily real estate loans;

      o     investing in high yielding real estate loans and other commercial real estate debt instruments; and

      o     investing in, surveilling and managing as special servicer, unrated and non investment grade rated securities issued pursuant to commercial mortgage-backed securities ("CMBS") and commercial real estate collateralized debt obligations ("CRE CDO") transactions.

      CWCAM was organized in June 2005. In July of 2005, it acquired Allied
Capital Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. ("CMAE") and the special servicing operations of
CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the non-offered series 2007-C6 certificates. CWCAM is a wholly owned subsidiary of CW Financial Services LLC.
CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of CWCAM and its

                                      S-161

affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

      Because CWCAM was not formed until June 2005, CWCAM did not serve as special servicer for any CMBS pools as of December 31, 2004. As of December 31,
2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3,670 loans secured by properties throughout the United
States with a then current face value in excess of $32 billion. As of December
31, 2006, CWCAM acted as special servicer with respect to 94 domestic and 2
Canadian CMBS pool containing approximately 11,100 loans secured by properties throughout the United States and Canada with a then current face value in excess of $108.7 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates.

      CWCAM has three offices (Washington, D.C., Rockville, Maryland and
Needham, Massachusetts) and CWCAM provides special servicing activities for investments in over 88 markets throughout the United States. As of December 31,
2006, CWCAM had 57 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, within the CMBS pools described in the preceding paragraph, 162 assets were actually in special servicing. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage
Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

      Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and
CRIIMI MAE Services L.P., operations that it has acquired. These policies and procedures for the performance of its special servicing obligations among other things in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

      CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2007-C6 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

      CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans backing the series 2007-C6 certificates or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the series 2007-C6 certificateholders.

      CWCAM is not an affiliate of the depositor, any sponsor, the issuing entity, any series 2007-C6 master servicer or the series 2007-C6 trustee. There are no specific relationships involving or relating to this transaction or the underlying mortgage loans between CWCAM or any of its affiliates, on the one hand, and the depositor, any sponsor, any series 2007-C6 master servicer or the issuing entity, on the other hand, that currently exist or

                                      S-162

that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between CWCAM or any of its affiliates, on the one hand, and the depositor, any sponsor, any series
2007-C6 master servicer or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the Offered Certificates.

      No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer. From time to time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

      The information set forth herein regarding the Special Servicer has been provided by CWCAM.

      LNR Partners, Inc. LNR Partners, Inc. ("LNR Partners"), a Florida
corporation and a subsidiary of LNR Property Holdings Ltd. ("LNR"), is the special servicer pursuant to the series CD 2007-CD4 pooling and servicing agreement and, as such, will be the special servicer for the CGM AmeriCold
Portfolio Mortgage Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its
telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

      o     investing in high-yielding real estate loans, and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
            ("CMBS").

      LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series CD 2007-CD4 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR
Partners and its affiliates has increased from 46 in December 1998 to 193 as of
March 31, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of
December 31, 2003, with a then current face value in excess of $79 billion; (d)
134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 144 domestic CMBS pools as of March 31, 2007 with a then current face value in excess of $217 billion. Additionally, LNR Partners has resolved over $17.6 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1

                                      S-163

billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.2 billion for the three months ended March 31, 2007.

      LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in
England and Germany. As of March 31, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 24,000 assets in the 50 states, the District of
Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value in excess of $277 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series
2007-C6 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR
Partners does not service any assets other than commercial real estate assets.

      LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

      LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

      There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series CD 2007-CD4 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the CGM AmeriCold
Portfolio Mortgage Loan. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties with respect to the CGM AmeriCold Portfolio Mortgage Loan and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2007-C6 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR
Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.
Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

                                      S-164

      LNR Partners will not have primary responsibility for custody services of original documents evidencing the CGM AmeriCold Portfolio Mortgage Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the CGM AmeriCold Portfolio Mortgage
Loan. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by
LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

      There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the CGM
AmeriCold Portfolio Mortgage Loan, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR
Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2007-C6 certificateholders.

      LNR Partners is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicers, the trustee, the certificate administrator or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

      LNR Securities Holdings, LLC, an affiliate of LNR Partners, acquired an interest in one or more classes of the series CD 2007-CD4 certificates.
Otherwise, except for LNR Partners acting as special servicer for the CGM
AmeriCold Portfolio Mortgage Loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      J.E. Robert Company, Inc. J.E. Robert Company, Inc. ("JER"), a Virginia
corporation, is the special servicer of the Ala Moana Portfolio Loan Combination pursuant to the series CD 2006-CD3 pooling and servicing agreement. The principal offices of JER are located at 1650 Tysons Boulevard, Suite 1600,
McLean, Virginia, and its telephone number is 703-714-8000.

      JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

                                      S-165

      o     equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

      o     investing in high-yielding real estate loans; and

      o     investing in, and managing as special servicer, unrated,
            non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

      In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

      JER has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of "CSS1" from Fitch. JER is also on S&P's Select
Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked
"STRONG" by S&P. The ratings of JER as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

      The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 21 as of December 31, 2006. JER
acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; (c) 17 commercial mortgage loan securitizations containing over
1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion; and (d) 21 commercial mortgage loan securitizations containing over 3,000 mortgage loans as of December 31,
2006, with an aggregate outstanding principal balance in excess of $37.6 billion.

      Since its inception in 1981 and through December 31, 2006, JER as special servicer has resolved approximately 1,790 mortgage loans, with an aggregate principal balance of approximately $2.2 billion. Over the past three years, from
2004 through 2006, JER in its capacity as special servicer has resolved over
$485 million of U.S. commercial and multifamily mortgage loans. As of December
31, 2006, JER was administering approximately nine (9) assets as special servicer with an outstanding principal balance of approximately $50 million.
Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the certificates.

      All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. JER will service the Ala Moana
Portfolio Loan Combination in accordance with the procedures set forth in the series CD 2006-CD3 pooling and servicing agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the
Servicing Standard. JER is not aware of any unique factors involved in servicing the Ala Moana Portfolio Loan Combination.

      JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO

                                      S-166

Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of any related subordinate companion loan if in connection with a loan combination).
The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the series CD 2006-CD3 pooling and servicing agreement.

      JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

      JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the series CD 2006-CD3 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the certificates. JER does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements.
JER has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

      JER will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the series CD 2006-CD3 pooling and servicing
Agreement, JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or REO property. To the extent that JER has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and JER's policies, procedures and processes.

      From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the certificateholders.

      JER is not an affiliate of the depositor, the sponsor(s), the trust, the master servicers, the trustee, the certificate administrator or any originator of any underlying mortgage loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between JER, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years.

      No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

      The information set forth in this prospectus supplement concerning JER has been provided by it.

                                      S-167

THE TRUSTEE

      Wells Fargo Bank, N.A. ("Wells Fargo"), will act as trustee and custodian under the series 2007-C6 pooling and servicing agreement, on behalf of the certificateholders. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, over 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States.
Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor and servicers may maintain banking and other commercial relationships with Wells
Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette
Avenue, Minneapolis, Minnesota 55479-0113.

      Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells
Fargo was acting as trustee on over 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

      In its capacity as trustee on commercial mortgage securitizations, Wells
Fargo is generally required to make an advance if the related master servicer(s)
or special servicer fails to make a required advance. In the past three years,
Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

      Wells Fargo Bank's assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to
Item 1122 of Regulation AB, discloses that it was not in compliance with the
1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells
Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

      Wells Fargo is acting as custodian of the mortgage loan files pursuant to the series 2007-C6 pooling and servicing agreement. In that capacity, Wells
Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells
Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.
Wells Fargo maintains its commercial document custody facilities in Minneapolis,
Minnesota. As of December 31, 2006, Wells Fargo was acting as custodian of more than 43,000 commercial mortgage loan files.

      Wells Fargo has served as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor, including for mortgage loans included in the Trust. The terms of the custodial agreement are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loans files. The terms of the series 2007-C6 pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

                                      S-168

      There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that is material to the certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      In addition to having express duties under the series 2007-C6 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-C6 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-C6 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-C6 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE CERTIFICATE ADMINISTRATOR

      LaSalle Bank National Association ("LaSalle Bank"), will act as certificate administrator under the series 2007-C6 pooling and servicing agreement, on behalf of the series 2007-C6 certificateholders. LaSalle Bank's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603, Attention: Global Securities and Trust
Services--Citigroup Commercial Mortgage Trust 2007-C6 or at such other address as the LaSalle Bank may designate from time to time. LaSalle Bank is a national banking association formed under the federal laws of the United States of
America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

      On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within
LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions. A copy of the contract between ABN AMRO Bank N.V.
and Bank of America Corporation was filed on Form 6-K with the Securities and
Exchange Commission on April 25, 2007. The contract provides that the sale of
LaSalle Bank is subject to regulatory approvals and other customary closing conditions.

      The contract referenced above was entered into by ABN AMRO Bank N.V.
without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior
Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval.
On May 4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO
Bank N.V. and ABN AMRO Holding N.V. in the U.S. District Court for the Southern
District of New York (Manhattan) seeking, among other things, an injunction prohibiting ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle Bank or selling LaSalle Bank to any third party other than as provided for in the contract referenced above, monetary damages and specific performance. On July 13, 2007, the Dutch Supreme Court ruled that the sale of
LaSalle Bank to Bank of America Corporation does not require shareholder approval. ABN AMRO Bank N.V. has indicated that it intends to complete the sale of LaSalle Bank to Bank of America Corporation.

      LaSalle Bank has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since 1994, LaSalle Bank has served as trustee or paying agent on over 700 commercial

                                      S-169

mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of June 30, 2007, LaSalle Bank served as trustee or paying agent in over 470 commercial mortgage-backed security transactions.

      LaSalle Bank and CGMRC are parties to a custodial agreement whereby
LaSalle Bank, for consideration, provides custodial services to CGMRC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle Bank is currently providing custodial services for most of the mortgage loans to be sold by CGMRC to us in connection with the series 2007-C6 securitization transaction. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      Using information set forth in this prospectus supplement, the certificate administrator will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicers, the certificate administrator will calculate the amount of principal and interest to be paid to each class of series 2007-C6 certificates on each distribution date.
In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicers, the certificate administrator will perform distribution calculations, remit distributions on the distribution date to series 2007-C6 certificateholders and prepare a monthly statement to series
2007-C6 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the certificate administrator will be able to conclusively rely on the information provided to it by the master servicers, and the certificate administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

      The depositor may maintain other banking relationships in the ordinary course of business with the paying agent. The long-term unsecured debt of
LaSalle Bank is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch.

      There are no legal proceedings pending against LaSalle Bank, or to which any property of LaSalle Bank is subject, that is material to the certificateholders, nor does LaSalle Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Citigroup Global Markets Realty Corp. (one of the sponsors) and Citigroup
Global Markets Inc. (one of the underwriters) are affiliated with us and each other.

      LaSalle Bank National Association is one of the sponsors and also is the certificate administrator.

      PNC Bank, National Association (one of the sponsors), PNC Capital Markets
      LLC (one of the underwriters) and Midland Loan Services, Inc. (one of the master
servicers) are affiliated with each other.

      Capmark Finance Inc. (one of the sponsors and also a master servicer) and
Capmark Securities Inc. (one of the underwriters) are affiliated with each other.

      We, the sponsors, the master servicers, the special servicer and our and/or their respective affiliates may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee, the certificate administrator and their affiliates. See also
"Transaction Participants--The Trustee" and "Transaction Participants--The
Certificate Administrator" in this prospectus supplement.

                                      S-170

               THE SERIES 2007-C6 POOLING AND SERVICING AGREEMENT

GENERAL

      The parties to the series 2007-C6 pooling and servicing agreement will consist of us, the trustee, the certificate administrator, the master servicers and the special servicer. The series 2007-C6 pooling and servicing agreement will govern, among other things:

      o     the issuance of the series 2007-C6 certificates;

      o     the formation of the issuing entity;

      o     the transfer of the initial trust assets to the issuing entity;

      o     the retention of the trust assets on behalf of the series 2007-C6 certificateholders; and

      o     the servicing and administration of the underlying mortgage loans
            (other than the Ala Moana Portfolio Mortgage Loan and the CGM
            AmeriCold Portfolio Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO
            Properties acquired by the special servicer on behalf of the series
            2007-C6 certificateholders and, if and when applicable, the Serviced
            Non-Trust Loan Noteholders as a result of foreclosure or other similar action.

      In general, most of the servicing and administrative responsibilities for each of the Ala Moana Portfolio Mortgage Loan and the CGM AmeriCold Portfolio
Mortgage Loan are governed by a pooling and servicing agreement other than the series 2007-C6 pooling and servicing agreement. Each such underlying mortgage loan is part of a Loan Combination that also includes a Non-Trust Loan that has been previously securitized. Accordingly, the Ala Moana Portfolio Mortgage Loan
is being serviced pursuant to the pooling and servicing agreement for the series
CD 2006-CD3 commercial mortgage securitization transaction and the CGM AmeriCold
Portfolio Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the series CD 2007-CD4 commercial mortgage securitization transaction. We refer to the Ala Moana Portfolio Mortgage Loan and the CGM
AmeriCold Portfolio Mortgage Loan collectively as the Outside Serviced Mortgage
Loans and to the related Loan Combinations as the Outside Serviced Loan
Combinations. Notwithstanding the foregoing, Wachovia will have certain limited master servicing obligations with respect to the Ala Moana Portfolio Mortgage
Loan and Midland will have certain limited master servicing obligations with respect to the CGM AmeriCold Portfolio Mortgage Loan, in each case under the series 2007-C6 pooling and servicing agreement.

      The following summaries describe some of the material provisions of the series 2007-C6 pooling and servicing agreement. In addition, see "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions," "--Representations and Warranties; Repurchases and
Substitutions" and "Description of the Offered Certificates" in this prospectus supplement and "Description of the Governing Documents" in the accompanying base prospectus.

OVERVIEW OF SERVICING

      The series 2007-C6 pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

      o     any and all applicable laws,

      o     the express terms of the series 2007-C6 pooling and servicing agreement,

                                      S-171

      o     the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

      o     to the extent consistent with the foregoing, the Servicing Standard.

      In general, each master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Outside Serviced
Mortgage Loans) for which it is the applicable master servicer and any related
Serviced Non-Trust Mortgage Loan--

      o     as to which no Servicing Transfer Event has occurred, or

      o     that has been worked-out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, an Outside Serviced Mortgage Loan) and any related Serviced
Non-Trust Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing
Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the issuing entity (other than any REO Property that relates to an Outside Serviced Mortgage Loan).

      Despite the foregoing, the series 2007-C6 pooling and servicing agreement will require the applicable master servicer to continue to receive information
(which information, with respect to each Outside Serviced Mortgage Loan, will be received from the applicable master servicer under the applicable other pooling and servicing agreement) and prepare all reports to the certificate administrator required to be received or prepared with respect to any specially serviced mortgage loans in the trust fund and, otherwise, to render other incidental services with respect to any such specially serviced mortgage loans.
In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Mortgage Loans) in the trust fund. None of the master servicers or the special servicer will have responsibility for the performance by another servicer of its respective obligations and duties under the series 2007-C6 pooling and servicing agreement.

      Each master servicer will transfer servicing of an underlying mortgage loan for which it is responsible under the series 2007-C6 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer
Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all
Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

      In general, subject to the discussion under "--The Series 2007-C6
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
below, the applicable master servicer and/or, if a Servicing Transfer Event exists, the special servicer will be responsible for servicing and administering each Serviced Loan Combination under the series 2007-C6 pooling and servicing agreement and the related co-lender or intercreditor agreement on behalf of the issuing entity, as holder of the related underlying mortgage loan, and the related Serviced Non-Trust Loan Noteholders generally as if the entire Serviced
Loan Combination were a mortgage loan in the trust fund. A Servicing Transfer
Event with respect to any mortgage loan that is part of a Serviced Loan
Combination will generally result in a transfer of servicing of the entire such
Serviced Loan Combination to the special servicer; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a
Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing
Transfer Event with respect to the related mortgage loan in the trust fund through the exercise of cure rights as set forth in the related Co-Lender
Agreement, then the existence of that Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the

                                      S-172

related mortgage loan in the trust fund, or the transfer to special servicing of the applicable Serviced Loan Combination (provided that a separate Servicing
Transfer Event may occur with respect thereto).

SUB-SERVICERS

      Some of the mortgage loans that we intend to include in the trust fund are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicers. In general, neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

      Pursuant to the series 2007-C6 pooling and servicing agreement, the master servicers and the special servicer may enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2007-C6 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (i) is materially consistent with the series 2007-C6 pooling and servicing agreement, requires the sub-servicer to comply with all of the applicable conditions of the series
2007-C6 pooling and servicing agreement, and, provides for certain material events of default with respect to the sub-servicer; (ii) provides that if a master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2007-C6 pooling and servicing agreement (including by reason of an Event of Default), the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the subject master servicer or the special servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause (except that the sub-servicing agreements with any of certain designated sub-servicers may only be terminated for cause);
(iii) provides that the trustee, for the benefit of the series 2007-C6 certificateholders and, in the case of a sub-servicing agreement relating to a
Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), shall each be a third-party beneficiary under such agreement; (iv) permits any purchaser of an underlying mortgage loan to terminate such agreement with respect to such purchased mortgage loan at its option and without penalty; (v)
does not permit the sub-servicer to enter into or consent to certain modifications, extensions, waivers or amendments or otherwise take certain actions on behalf of the applicable master servicer or the special servicer without the consent of the subject master servicer or special servicer, as the case may be; and (vi) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2007-C6 pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement shall, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan
(or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer shall relate only to specially serviced mortgage loans and shall terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

      References in the series 2007-C6 pooling and servicing agreement, and under this "The Series 2007-C6 Pooling and Servicing Agreement" section, to actions taken or to be taken by a master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the applicable master servicer or the special servicer, as the case may be; and, in connection therewith, all amounts advanced by any sub-servicer to satisfy the obligations of the applicable master servicer or the special servicer under the series 2007-C6 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the applicable master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, such advances will be recoverable by such sub-servicer in the same manner and out of the same funds as if such sub-servicer were the applicable master servicer or the special servicer, as the case may be. The series 2007-C6 pooling and servicing agreement provides that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2007-C6 pooling and servicing agreement, such interest to be allocable between the applicable master servicer or the special servicer, as the case may be, and such sub-servicer as they may agree. For purposes of the series
2007-C6 pooling and servicing

                                      S-173

agreement, the applicable master servicer and the special servicer each will be deemed to have received any payment when a sub-servicer retained by it receives such payment.

      The series 2007-C6 pooling and servicing agreement requires the master servicers and the special servicer, for the benefit of the trustee, of the series 2007-C6 certificateholders and, in the case of a Serviced Loan
Combination, of the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2007-C6 pooling and servicing agreement provides that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will each remain obligated and liable to the trustee, the series 2007-C6 certificateholders and the Serviced Non-Trust Loan Noteholders for the performance of their respective obligations and duties under the series 2007-C6 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans and the master servicers and the special servicer will each be responsible (without right of reimbursement) for all compensation of each sub-servicer retained by
it.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the master servicing fee.

      The master servicing fee will be earned with respect to each and every mortgage loan in the trust fund, including:

      o     each such mortgage loan that is a specially serviced mortgage loan, if any;

      o     each such mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

      o     each such mortgage loan, if any, that has been defeased; and

      o     each Outside Serviced Mortgage Loan.

      In the case of each mortgage loan in the trust fund, the master servicing fee will:

      o     be calculated on generally the same interest accrual basis (i.e., an
            Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

      o     accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis;

      o     accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

      o     be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO
            Property, from general collections on the other mortgage loans and
            REO Properties in the trust fund.

      For purposes of this prospectus supplement, master servicing fees include primary servicing fees payable to the sub-servicers retained by the master servicers.

      In addition, a separate servicing fee will be paid to the applicable other master servicer with respect to each Outside Serviced Mortgage Loan pursuant to the applicable other pooling and servicing agreement that governs the servicing thereof.

                                      S-174

      Subject to certain conditions, each master servicer is entitled, under the series 2007-C6 pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor
(other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If an initial master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the departing master servicer under the series 2007-C6 pooling and servicing agreement. We make no representation or warranty regarding whether, following any resignation or termination of any entity acting as one of the initial master servicers, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

      After the occurrence, and during the continuance, of an A/B Material
Default, master servicing fees are payable with respect to the MezzCap Loan
Combination out of collections on the entire such loan combination.

      Prepayment Interest Shortfalls. The series 2007-C6 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans during any collection period (other than out of insurance proceeds, condemnation proceeds or liquidation proceeds), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o     the amount of the subject Prepayment Interest Shortfall; and

      o     the sum of--

            1.    the master servicing fees (in each case calculated for this purpose only at a rate of 0.01% per annum) received by the applicable master servicer during such collection period on the underlying mortgage loans serviced by that master
                  servicer, and

            2.    all Prepayment Interest Excesses received by the applicable master servicer during such collection period on the
                  underlying mortgage loans;

provided that if a Prepayment Interest Shortfall occurs as a result of a master servicer's allowing the borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b) pursuant to applicable law or court order or (c) at the request or with the consent of the special servicer or the series 2007-C6 controlling class representative), then the amount in clause 1. of the second bullet of this sentence will be replaced with the sum of (x) all master servicing fees payable to that master servicer with respect to the underlying mortgage loans for the subject collection period, inclusive of any portion thereof payable to a third-party primary servicer and inclusive of any excess servicing strip and (y) any investment income earned on the related principal prepayment during such collection period while on deposit in that master servicer's collection account. Any Prepayment Interest Excesses received by a master servicer not otherwise applied as described in the prior sentence will be applied, to the extent necessary, to cover any Prepayment
Interest Shortfall related to a loan serviced by that master servicer not otherwise offset by the payments described in the prior sentence.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

      Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Total
Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of Prepayment

                                      S-175

Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover Prepayment
Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the series 2007-C6 certificates, in reduction of the interest payable thereon, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

      The master servicers will not cover any interest shortfalls similar to
Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the underlying mortgage loans (other than the Outside Serviced
Mortgage Loans) will be:

      o     the special servicing fee;

      o     the liquidation fee; and

      o     the workout fee.

      The Special Servicing Fee. The special servicing fee will be earned with respect to any underlying mortgage loan (other than the Outside Serviced
Mortgage Loans):

      o     that is being specially serviced by the special servicer; or

      o     as to which the corresponding mortgaged real property has become an
            REO Property.

      In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

      o     be calculated on generally the same interest accrual basis (i.e., an
            Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

      o     accrue at a special servicing fee rate of 0.25% per annum;

      o     accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

      o     generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the applicable master servicer's collection account from time to time.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Mortgage Loans) as to which, following a period of special servicing and resolution of all applicable Servicing Transfer Events, servicing thereof has been returned to the applicable master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

                                      S-176

      The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

      If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans
(other than the Outside Serviced Mortgage Loans) that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

      Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

      The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to:
(a) any specially serviced mortgage loan in the trust fund (or any Qualified
Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than an Outside Serviced Mortgage Loan, for which it obtains a full, partial or discounted payoff; and (b) any specially serviced mortgage loan or REO Property in the trust fund (or any Qualified Substitute
Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than an Outside Serviced Mortgage Loan or any related REO
Property, as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan (other than an Outside
Serviced Mortgage Loan) repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described under "Description of the Mortgage Pool--Assignment of the Mortgage
Loans; Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

      Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, Substitution Shortfall
Amounts or proceeds received in connection with:

      o     the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, so long as the repurchase occurs within the required cure period (as that cure period may be extended), as described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
            and Substitutions" and "--Representations and Warranties;
            Repurchases and Substitutions" in this prospectus supplement;

      o     the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class
            Certificateholder, as described under "--Fair Value Purchase Option"
            below;

      o     the purchase of an underlying mortgage loan that is part of a Loan
            Combination by any of the related Serviced Non-Trust Loan
            Noteholders, in each case pursuant to the purchase option in the related Co-Lender Agreement described under "Description of the
            Mortgage Pool--The Loan Combinations" in this prospectus supplement, so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable;

                                      S-177

      o     the purchase of any mortgage loan out of the trust fund by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement, in each case so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable; or

      o     the purchase of all of the mortgage loans and REO Properties in the trust fund by the special servicer or the Majority Controlling Class
            Certificateholder in connection with the termination of the issuing entity, all as described under "Description of the Offered
            Certificates--Termination" in this prospectus supplement.

      Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

      After the occurrence, and during the continuance, of an A/B Material
Default, special servicing fees and, except in connection with a purchase of the related underlying mortgage loan by the related Serviced Non-Trust Loan
Noteholder, pursuant to the purchase option in the related Co-Lender Agreement, as described under "Description of the Mortgage Pool--The Loan Combinations" in
this prospectus supplement, workout fees and liquidation fees, earned with respect to the MezzCap Loan Combination may be paid out of collections on the entire such Loan Combination.

      Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the underlying mortgage loans it is responsible for servicing.

      In addition, the following items collected (and, in the case of an Outside
Serviced Mortgage Loan, passed through to the issuing entity) on any particular mortgage loan in the trust fund will be allocated between the master servicers and the special servicer as additional compensation in accordance with the series 2007-C6 pooling and servicing agreement:

      o     any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series 2007-C6 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances), each as provided in the series 2007-C6 pooling and servicing agreement; and

      o     any modification fees, assumption fees, assumption application fees, earn out fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

      Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, in any Serviced Loan
Combination-specific custodial account or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Accounts" below and
"Description of the Offered Certificates" in this prospectus supplement. Each master servicer:

      o     will generally be entitled to retain any interest or other income earned on those funds; and

      o     will generally be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

No master servicer will be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any accounts maintained by such master

                                      S-178

servicer so long as those institutions or trust companies meet certain eligibility requirements set forth in the series 2007-C6 pooling and servicing agreement.

      The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Accounts"
below. The special servicer:

      o     will be entitled to retain any interest or other income earned on those funds; and

      o     will generally be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2007-C6 pooling and servicing agreement.

      Payment of Expenses. The master servicers and the special servicer will each be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2007-C6 pooling and servicing agreement. The master servicers and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2007-C6 pooling and servicing agreement.

      The series 2007-C6 pooling and servicing agreement will permit a master servicer to pay, and will permit the special servicer to direct a master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties on deposit in that master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series 2007-C6 pooling and servicing agreement, each master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the subject master servicer will be required) to pay directly out of its collection account some servicing expenses that, if advanced by the subject master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property (other than in the case of an Outside
Serviced Mortgage Loan or any related REO Property). This is only to be done, however, when the applicable master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C6 certificateholders
(and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust
Loan Noteholders), as a collective whole. Each master servicer will be able to conclusively rely on any such determination made by the special servicer.

TRUSTEE AND CERTIFICATE ADMINISTRATOR COMPENSATION

      The trustee and the certificate administrator will be entitled to receive monthly, out of general collections with respect to the mortgage pool, their respective allocated portions of the trust administration fee. With respect to each distribution date, the trust administration fee will equal the aggregate of, with respect to each and every mortgage loan in the trust fund, one month's interest accrued at 0.00048% per annum on the Stated Principal Balance of the subject mortgage loan outstanding immediately prior to that distribution date
(calculated on the same interest accrual basis--i.e., an Actual/360 Basis or a
30/360 Basis--as is applicable to the accrual of interest with respect to the subject mortgage loan).

      In addition, the certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account, its Post-ARD
Additional Interest account and its interest reserve account in Permitted
Investments. See "--Accounts" below. In general, the certificate administrator will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The certificate administrator will not be obligated, however, to cover

                                      S-179

any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the certificate administrator's distribution account, Post-ARD Additional Interest account or interest reserve account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2007-C6 pooling and servicing agreement at the time of the deposit.

ADVANCES

      Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of any master servicer, the special servicer, the trustee or the certificate administrator in connection with the servicing of a mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) or in connection with the administration of any REO Property in the trust fund, will generally be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

      The special servicer will generally be required to give the applicable master servicer not less than five business days' notice (or two business days'
notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made by that master servicer on a specially serviced mortgage loan or REO Property in the trust fund (other than, if applicable, an
Outside Serviced Mortgage Loan or any related REO Property), before the date on which that master servicer is required to make any servicing advance with respect to that mortgage loan or REO Property. The special servicer may, however, itself make servicing advances with respect to specially serviced mortgage loans and REO Properties (other than, if applicable, an Outside
Serviced Mortgage Loan or any related REO Property) on an emergency basis.

      If a master servicer is required under the series 2007-C6 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

      o     if any of certain officers of the trustee has actual knowledge of the failure, to give the defaulting master servicer notice of the failure; and

      o     if the failure continues for five more business days after such notice, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by a master servicer or the trustee), would not be ultimately recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property.
The trustee may conclusively rely on the determination of the applicable master servicer, and the applicable master servicer and the trustee will be required to act in accordance with the determination of the special servicer, that any servicing advance with respect to an underlying mortgage loan or REO Property is not recoverable from expected collections on the subject mortgage loan or REO
Property (but in the absence of such determination can make its own determination that any advance is not recoverable). If a master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by a master servicer or the trustee), is not recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time as more particularly described in this prospectus supplement. See "--Advances--Special
Considerations Regarding Nonrecoverable Advances" below.

                                      S-180

      Advances of Delinquent Monthly Debt Service Payments. Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees (and, in the case of an Outside Serviced Mortgage Loan, further net of servicing fees payable to the applicable other master servicer under the applicable other pooling and servicing agreement), that:

      o     were due or deemed due, as the case may be, during the related collection period (or, in the case of an underlying mortgage loan that has a due date that is after the determination date in each month, during the calendar month in which such distribution date occurs) with respect to the underlying mortgage loans that are serviced by such master servicer or otherwise as to which such master servicer is the applicable master servicer; and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

      Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any such underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal:

      o     the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

      o     with respect to each class of series 2007-C6 certificates with principal balances to which any portion of the subject Appraisal
            Reduction Amount is allocated, one month's interest (calculated on a
            30/360 Basis) on the portion of the subject Appraisal Reduction
            Amount allocated to that class at the applicable pass-through rate
            (or, in the case of a Floating Rate Class, the pass-through rate for the corresponding REMIC regular interest).

      Appraisal Reduction Amounts attributable to any underlying mortgage loan will be allocated to the following classes of the series 2007-C6 certificates, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, in the following order: first, to the S, Q, P, O, N,
M, L, K, J, H, G, F, E, D, C and B classes, in that order; second to the A-J and
A-JFL classes, on a pro rata basis by balance; third, to the A-M and A-MFL classes, on a pro rata basis by balance; and then to the A-1, A-2, A-3, A-3B,
A-SB, A-4, A-4FL and A-1A classes, on a pro rata basis by balance.

      With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2007-C6 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2007-C6 certificates.

      If a master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See
"Transaction Participants--The Trustee" in this prospectus supplement.

      The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. None of the master servicers or the trustee will be obligated to make any

                                      S-181

monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable (together with interest thereon) out of collections on that mortgage loan. The trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer under the series
2007-C6 pooling and servicing agreement with respect to any underlying mortgage loan; the applicable master servicer and the trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer or the special servicer under (i) the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana Portfolio Mortgage Loan or any related
REO Property and (ii) the series CD 2007-CD4 pooling and servicing agreement with respect to the CGM AmeriCold Portfolio Mortgage Loan or any related REO
Property; and the applicable master servicer and the trustee will be required to act in accordance with any determination of nonrecoverability made by the special servicer of which they have been notified with respect to any underlying mortgage loan or REO Property under the series 2007-C6 pooling and servicing agreement (other than an Outside Serviced Mortgage Loan or any related REO
Property). If either a master servicer or the trustee makes any monthly debt service advance with respect to any underlying mortgage loan that it or the special servicer subsequently determines will not be recoverable (together with interest thereon) out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described below, out of general collections on the mortgage loans and any REO
Properties in the trust fund on deposit in the master servicers' collection accounts from time to time. See "--Advances--Special Considerations Regarding
Nonrecoverable Advances" below.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      o     each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an
REO Property. Assumed monthly debt service payments for an ARD Loan will not include Post-ARD Additional Interest or accelerated amortization payments.

      None of the master servicers nor the trustee will be required to make any monthly debt service advance with respect to any of the Non-Trust Mortgage
Loans. None of the master servicers nor the trustee will be required to advance
Post-ARD Additional Interest or Default Interest.

      Interest on Advances. The master servicers, the special servicer and the trustee will each be entitled to receive interest on advances made by them. That interest will accrue on the amount of each advance, and compound annually, generally for so long as the advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any advance will generally be payable:

                                      S-182

      o     first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that advance was reimbursed; and

      o     then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default
            Interest referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicers' collection accounts.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently received and collected on the underlying mortgage loan as to which those advances were made will be applied to reimburse the issuing entity for that payment prior to being applied as additional compensation to the applicable master servicer or the special servicer.

      To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series 2007-C6 certificates.

      Special Considerations Regarding Nonrecoverable Advances. In making a recoverability determination with respect to any advance in accordance with the series 2007-C6 pooling and servicing agreement, the applicable master servicer, the special servicer and the trustee may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

      If any of the master servicers, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it (or, if applicable, in the case of the applicable master servicer and the trustee, that the applicable master servicer or the special servicer under (i) the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana Portfolio Mortgage Loan or (ii) the series CD 2007-CD4 pooling and servicing agreement with respect to the CGM AmeriCold Portfolio
Mortgage Loan, or the special servicer, in the case of any other underlying mortgage loan or related REO Property) has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans that would otherwise be included in the Total
Available P&I Funds for the related distribution date (and thereby reducing the payments of principal on the series 2007-C6 certificates), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

      Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the applicable master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, as an accommodation to avoid interest shortfalls to the series 2007-C6 certificateholders, elect to obtain reimbursement for such nonrecoverable advance (together with accrued and unpaid interest thereon) over a period of time (not to exceed

                                      S-183

more than 12 months without the consent of the series 2007-C6 controlling class representative), and the unreimbursed portion of such advance will accrue interest at the prime rate described under "--Advances--Interest on Advances"
above. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer, the special servicer or the trustee as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable advance over time, or not to do so, benefits some classes of series 2007-C6 certificateholders to the detriment of other classes of series 2007-C6 certificateholders will not, with respect to any master servicer or the special servicer, constitute a violation of the Servicing Standard or, with respect to the trustee, constitute a violation of any fiduciary duty to the series 2007-C6 certificateholders and/or contractual duty under the series 2007-C6 pooling and servicing agreement. In the event that a master servicer, the special servicer or the trustee, as applicable, elects not to recover such nonrecoverable advances over time, that master servicer or the trustee, as applicable, will be required to give Fitch, Moody's and S&P at least 15 days' notice prior to any such reimbursement, unless that master servicer, the special servicer or the trustee, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2007-C6 pooling and servicing agreement.

THE SERIES 2007-C6 CONTROLLING CLASS REPRESENTATIVE AND THE SERVICED NON-TRUST
LOAN NOTEHOLDERS

      Series 2007-C6 Controlling Class. As of any date of determination, the controlling class of series 2007-C6 certificateholders will be the holders of the most subordinate class of series 2007-C6 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance.
However, if no class of series 2007-C6 certificates, exclusive of the class X, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C6 certificateholders will be the holders of the most subordinate class of series 2007-C6 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the series 2007-C6 controlling class, the class A-1, A-2, A-3,
A-3B, A-SB, A-4, A-4FL and A-1A certificates will represent a single class, the class A-M and A-MFL certificates will represent a single class and the class A-J and A-JFL certificates will represent a single class.

      Selection of the Series 2007-C6 Controlling Class Representative. The
series 2007-C6 controlling class certificateholders entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class, will be entitled to:

      o     select a representative having the rights and powers described under
            "--The Series 2007-C6 Controlling Class Representative and the
            Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series
            2007-C6 Controlling Class Representative and the Serviced Non-Trust
            Loan Noteholders" below and elsewhere in this prospectus supplement;
            or

      o     replace an existing series 2007-C6 controlling class representative.

      The certificate administrator will be required to notify promptly all the certificateholders of the series 2007-C6 controlling class that they may select a series 2007-C6 controlling class representative upon:

      o     the receipt by the certificate administrator of written requests for the selection of a successor series 2007-C6 controlling class representative from series 2007-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class;

      o     the resignation or removal of the person acting as series 2007-C6 controlling class representative; or

                                      S-184

      o     a determination by the certificate administrator that the series
            2007-C6 controlling class has changed.

The notice will explain the process for selecting a series 2007-C6 controlling class representative. The appointment of any person (other than the initial series 2007-C6 controlling class representative) as a series 2007-C6 controlling class representative will not be effective until that person provides the certificate administrator and the master servicer with:

      1.    written confirmation of its acceptance of its appointment;

      2.    an address and telecopy number for the delivery of notices and other correspondence; and

      3.    a list of officers or employees of the person with whom the parties to the series 2007-C6 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

      Resignation and Removal of the Series 2007-C6 Controlling Class
Representative. The series 2007-C6 controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the series 2007-C6 controlling class. The certificateholders entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class, will be entitled to remove any existing series
2007-C6 controlling class representative by giving written notice to the certificate administrator and to the existing series 2007-C6 controlling class representative.

      Rights and Powers of the Series 2007-C6 Controlling Class Representative
and the Serviced Non-Trust Loan Noteholders.

      Rights to Consent and Give Direction. The special servicer will be required to prepare a report, referred to as an "Asset Status Report," for each mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan)
that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each
Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. The preparation, revision and/or modification of any Asset Status Report will be subject to the rights of the applicable Loan-Specific Controlling Party to object to and/or direct various servicing actions with respect to the subject underlying mortgage loan. Each Asset Status Report will be delivered to the series 2007-C6 controlling class representative and any related Serviced Non-Trust Loan
Noteholders, among others, by the special servicer.

      The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund (other than an
Outside Serviced Mortgage Loan) and take such actions consistent with the
Servicing Standard, the terms of the series 2007-C6 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status Report unless that action would be required in order to act in accordance with the Servicing Standard.

      No direction of any Loan-Specific Controlling Party in connection with any
Asset Status Report may (a) require or cause any master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2007-C6 pooling and servicing agreement, including a master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of any REMIC created under the series 2007-C6 pooling and servicing agreement,
(b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Internal Revenue Code, or
(c) expand the scope of a master servicer's, the trustee's, the certificate administrator's or the special servicer's responsibilities under the series
2007-C6 pooling and servicing agreement.

                                      S-185

      The "Loan-Specific Controlling Party" will be: (a) in the case of the Ala
Moana Portfolio Loan Combination, the Ala Moana Portfolio Controlling Party; (b)
in the case of the CGM AmeriCold Portfolio Loan Combination, the CGM AmeriCold
Portfolio Controlling Party; (c) in the case of the DDR Southeast Pool Loan
Combination, the series 2007-C6 controlling class representative; (d) in the case of the 600 West Chicago Loan Combination, the series 2007-C6 controlling class representative; (e) in the case of the Greensboro Corporate Center Loan
Combination, the Greensboro Corporate Center Controlling Party; (f) in the case of the MezzCap Loan Combination, the series 2007-C6 controlling class representative; and (g) in the case of all other underlying mortgage loans that are not Outside Serviced Mortgage Loans, the series 2007-C6 controlling class representative.

      In addition, except in the case of the DDR Southeast Pool Loan
Combination, the 600 West Chicago Loan Combination, the Greensboro Corporate
Center Loan Combination and the Outside Serviced Loan Combinations, the series
2007-C6 controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take (and may not consent to the applicable master servicer's taking) any of the following actions as to which the series 2007-C6 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and receiving the information reasonably necessary to make an informed decision with respect thereto:

      1.    any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

      2.    any modification of a monetary term (other than late payment charge and Default Interest provisions) or material non-monetary term of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

      3.    any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the issuing entity) for less than the related Purchase Price;

      4.    any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

      5.    any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by specific conditions with no lender discretion in the related mortgage loan documents and/or applicable law;

      6.    any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause or consent to any transfer or encumbrance where lender discretion is permitted;

      7.    any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents);

      8.    any change in the property manager for mortgage loans over $5 million; and

      9.    any change in franchise for hospitality mortgage loans;

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2007-C6 certificateholders (as a collective whole), then the special servicer may take (or consent to the applicable master servicer's taking) any such action without waiting for the instruction of the series 2007-C6 controlling class representative.

                                      S-186

      Furthermore, the series 2007-C6 controlling class representative may generally direct the special servicer to take, or to refrain from taking, such other actions with respect to any underlying mortgage loan (other than the DDR
Southeast Pool Mortgage Loan, the Greensboro Corporate Center Mortgage Loan, the
600 West Chicago Mortgage Loan or an Outside Serviced Mortgage Loan) as the
series 2007-C6 controlling class representative may deem advisable or as to which provision is otherwise made in the series 2007-C6 pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may
(and the special servicer or the applicable master servicer must disregard any such direction or objection that would) require or cause the special servicer or the applicable master servicer to violate any applicable law, any provision of the series 2007-C6 pooling and servicing agreement or any underlying mortgage loan or, if applicable, any related Co-Lender Agreement or the REMIC provisions of the Internal Revenue Code, including the special servicer's or the applicable master servicer's obligation to act in accordance with the Servicing Standard, or materially expand the scope of the special servicer's or the applicable master servicer's responsibilities under the series 2007-C6 pooling and servicing agreement or cause the special servicer or the applicable master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the applicable master servicer, as the case may be, is not in the best interests of the series 2007-C6 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s).

      See "Description of the Mortgage Pool--The Loan Combinations" for a
description of rights and powers similar to those described in the prior two paragraphs that the Loan-Specific Controlling Party for any of the DDR Southeast
Pool Loan Combination, the 600 West Chicago Loan Combination, the Greensboro
Corporate Center Loan Combination and the Outside Serviced Loan Combinations may
exercise with respect to the related mortgage loans.

      When reviewing the rest of this "The Series 2007-C6 Pooling and Servicing
Agreement" section, it is important that you consider the effects that the rights and powers of the applicable Loan-Specific Controlling Party discussed above could have on the actions of the special servicer.

      In the case of the MezzCap Loan Combination, the related Serviced
Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the purchase option period described under "Description of the Mortgage
Pool--The Loan Combinations" in this prospectus supplement.

      If the trustee is requested to take any action in its capacity as holder of the promissory note for an Outside Serviced Mortgage Loan pursuant to the applicable other pooling and servicing agreement under which that mortgage loan is being serviced, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that pooling and servicing agreement, then the trustee is required to notify, and act in accordance with the instructions of the series 2007-C6 controlling class representative.

      Certain Liability Matters. In general, any and all expenses of the series
2007-C6 controlling class representative are to be borne by the holders of the series 2007-C6 controlling class in proportion to their respective percentage interests in the series 2007-C6 controlling class, and not by the issuing entity. However, if a claim is made against the series 2007-C6 controlling class representative by a borrower with respect to the series 2007-C6 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under "Description of the Governing Documents--Matters Regarding
the Master Servicer, the Special Servicer, the Manager and Us" in the
accompanying base prospectus) the special servicer (on behalf of, and at the expense of, the issuing entity) will assume the defense of the claim against the series 2007-C6 controlling class representative, but only if in the sole judgment of the special servicer--

      1.    the series 2007-C6 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

                                      S-187

      2.    there is no potential for the special servicer or the issuing entity to be an adverse party in the action as regards the series 2007-C6 controlling class representative.

      The series 2007-C6 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2007-C6 controlling class representative does not have any duties or liability to the holders of any class of series 2007-C6 certificates other than the series
2007-C6 controlling class. It may act solely in the interests of the certificateholders of the series 2007-C6 controlling class and will have no liability to any other series 2007-C6 certificateholders for having done so. No series 2007-C6 certificateholder may take any action against the series 2007-C6 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2007-C6 controlling class.

      A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers described under "Description of the Mortgage
Pool--Loan Combinations" in this prospectus supplement and "--The Series 2007-C6
Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of the Series 2007-C6 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above with respect to the applicable Serviced Loan Combination will be entitled to substantially the same limitations on liability to which the series 2007-C6 controlling class representative is entitled.

REPLACEMENT OF THE SPECIAL SERVICER

      Series 2007-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class may terminate an existing special servicer under the series 2007-C6 pooling and servicing agreement and appoint a successor thereto. However, any such termination of an existing special servicer under the series 2007-C6 pooling and servicing agreement and/or appointment of a successor thereto will be subject to, among other things, receipt by the trustee of:

      1.    written confirmation from each of Fitch, Moody's and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 2007-C6 certificates (provided that such confirmation need not be obtained from Fitch if the proposed successor special servicer is rated at least "CSS2" by Fitch);

      2.    the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C6 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2007-C6 pooling and servicing agreement against the proposed special servicer.

      In addition, the right of the series 2007-C6 controlling class certificateholders to replace a special servicer for a Serviced Loan Combination will be subject to such consent, approval and other rights of the holder(s) of the related Non-Trust Loan(s) or any securities backed thereby or the representative(s) of such holder(s) as may be described under "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement. For example, for so long as it is the applicable Loan-Specific Controlling Party, the Greensboro Corporate Center Subordinate Non-Trust Loan Noteholder will have a similar right to replace the special servicer for the Greensboro Corporate
Center Loan Combination.

      Subject to the foregoing, however, any series 2007-C6 certificateholder or any affiliate of a series 2007-C6 certificateholder may be appointed as special servicer.

      If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer's responsibilities and rights under the series 2007-C6 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts

                                      S-188

that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the applicable master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2007-C6 pooling and servicing agreement and the series 2007-C6 certificateholders, among others, of any termination of the special servicer and appointment of a new special servicer.

      Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and the appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense. Furthermore, the
terminated special servicer will be entitled to all amounts due and payable to it under the series 2007-C6 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Workout Fee" above).

      The special servicer for an Outside Serviced Loan Combination may be replaced with or without cause, if and as described under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement.

      If the special servicer for any Serviced Loan Combination is different from the special servicers for the rest of the mortgage loans serviced under the series 2007-C6 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2007-C6 CERTIFICATES

      If the certificates of the series 2007-C6 controlling class are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled to:

      o     receive all notices described under "--The Series 2007-C6
            Controlling Class Representative and the Serviced Non-Trust Loan
            Noteholders" and/or "--Replacement of the Special Servicer" above;
            and

      o     exercise directly all rights described under "--The Series 2007-C6
            Controlling Class Representative and the Serviced Non-Trust Loan
            Noteholders" and/or "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the subject class.

      Beneficial owners of series 2007-C6 controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the subject class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Upon receipt of any request for a waiver in respect of a due-on-sale
(including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect

                                      S-189

interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans (other than the Outside
Serviced Mortgage Loans) or a request by a borrower for a determination with respect to an underlying mortgage loan (other than the Outside Serviced Mortgage
Loans) which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, (a) in the case of a mortgage loan other than a specially serviced mortgage loan, the applicable master servicer must analyze that request, prepare all written materials in connection with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement (except that the subject master servicer may not waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the special servicer) or (b) in the case of any other mortgage loan, the applicable master servicer must promptly forward the request to the special servicer, who, if otherwise permitted pursuant to the series 2007-C6 pooling and servicing agreement, is to analyze that request, prepare all written materials in connection with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable
Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement. With respect to all mortgage loans in the trust fund (other than the Outside Serviced Mortgage Loans), the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless (a) in the case of a mortgage loan other than a specially serviced mortgage loan, the applicable master servicer (with the consent of the special servicer) has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard or (b) in the case of any other mortgage loan, the special servicer has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. None of the master servicers nor the special servicer may exercise any waiver in respect of a due-on-encumbrance provision of: (1) any underlying mortgage loan (a) with respect to which the aggregate of the Stated Principal Balance of that mortgage loan and the Stated
Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (b) with respect to which the aggregate of the Stated
Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% (or, with respect to S&P, 2%)
of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) that is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Fitch, Moody's and S&P that such action would not result in a downgrade, qualification or withdrawal of the ratings then assigned by that rating agency to the series 2007-C6 certificates; or (2) any underlying mortgage loan with respect to which the related loan-to-value ratio
(calculated to include the existing indebtedness secured by any encumbrance and the proposed additional debt) would be equal to or greater than 85% and the related debt service coverage ratio (calculated to include the existing indebtedness secured by any encumbrance and the proposed additional debt) would be 1.2:1 or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series 2007-C6 certificates. In addition, none of the master servicers nor the special servicer may exercise any waiver of a due-on-sale provision of any of the underlying mortgage loans (a) with respect to which the aggregate of the Stated Principal
Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or
$20,000,000 with respect to Moody's), (b) with respect to which the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated
Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) that is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by

                                      S-190

Stated Principal Balance), without receiving prior written confirmation from each of Fitch, Moody's and S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series 2007-C6 certificates; provided that, if the subject mortgage loan does not meet any of the thresholds set forth in clauses (a), (b)
and (c) of this sentence, the special servicer may waive such requirement without approval by Fitch, Moody's or S&P in accordance with the Servicing
Standard. Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional Trust Fund Expenses. If the special servicer, in accordance with the Servicing Standard, determines with respect to any underlying mortgage loan (other than an Outside Serviced Mortgage
Loan) that by its terms permits transfer, assumption or further encumbrance of that mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the applicable master servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale," "transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

      Notwithstanding the foregoing, if the applicable master servicer rejects a borrower's request in connection with a "due-on-sale" or "due-on-encumbrance"
clause under a mortgage loan as to which it is reviewing such request in the circumstances specified under the series 2007-C6 pooling and servicing agreement, the special servicer will be given the opportunity to review and, subject to the provisions of the proceeding paragraph regarding "due-on-sale"
and "due-on-encumbrance" provisions, determine to approve such borrower's request.

      In addition, except in the case of the Outside Serviced Mortgage Loans, any master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans and are not related to REO Properties)
(without the special servicer's consent) or the special servicer (with respect to specially serviced mortgage loans and REO Properties in the trust fund), without any rating agency confirmation as provided in the prior paragraph, may grant a borrower's request for consent (or, in the case of an REO Property, may consent) to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to such easement or right-of-way, provided that the subject master servicer or the special servicer, as applicable, has determined in accordance with the
Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the related underlying mortgage loan, and will not materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

CERTAIN LITIGATION MATTERS

      The management, prosecution, defense and/or settlement of claims and litigation relating to any underlying mortgage loan brought against the issuing entity or any party to the series 2007-C6 pooling and servicing agreement will generally be handled by the applicable master servicer and/or the special servicer, as more specifically provided for in the series 2007-C6 pooling and servicing agreement. In connection with handling such matters, the applicable master servicer and the special servicer will be required to seek the consent of the applicable Loan-Specific Controlling Party with respect to material decisions and settlement proposals.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      Subject to the following discussion in this "--Modifications, Waivers,
Amendments and Consents" section, and further subject to the discussion under
"--The Series 2007-C6 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" above, the applicable master servicer (to the extent provided in the penultimate paragraph of this "--Modifications, Waivers,
Amendments and Consents" section and in connection with certain waivers of
Default Interest and late payment charges) and the special servicer may, on behalf of the trustee, except in the case of the Outside Serviced Mortgage
Loans, agree to any modification, waiver or

                                      S-191

amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this "--Modifications, Waivers, Amendments and
Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series 2007-C6 certificateholder.

      All modifications, waivers or amendments of any underlying mortgage loan serviced under the series 2007-C6 pooling and servicing agreement must be in writing and must be considered and effected in accordance with the Servicing
Standard; provided, however, that neither the applicable master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any underlying mortgage loan serviced under the series 2007-C6 pooling and servicing agreement if that modification, waiver or amendment (a) would constitute a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b) and (b) is not otherwise permitted as described in this "--Modifications, Waivers, Amendments and Consents" section.

      Except as discussed in the next paragraph and except for waivers of
Default Interest and late payment charges, neither the applicable master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) that would:

      (a)   affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation)
            payable thereunder;

      (b)   affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

      (c)   except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO
            Property;

      (d)   if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or $35,000,000 (or, in the case of Moody's, $20,000,000), or is one of the ten largest mortgage loans in the trust fund by
            Stated Principal Balance as of such date, permit the transfer or transfers of (A) the related mortgaged real property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series 2007-C6 certificates;

      (e)   allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance,
            individually or in the aggregate with all other underlying mortgage

                                      S-192

            loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% (or with respect to S&P, 2%) of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, or is one of the ten largest mortgage loans in the trust fund by Stated Principal
            Balance as of such date, or with respect to S&P only, has (together with the debt secured by that additional lien) an aggregate loan-to-value ratio that is equal to or greater than 85% or an aggregate debt service coverage ratio that is less than 1.2:1, without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series
            2007-C6 certificates; or

      (f)   in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

      Notwithstanding the foregoing, but subject to the discussion in the following paragraph, and further subject to the discussion under "--The Series
2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above, the special servicer may, except in the case of an Outside
Serviced Mortgage Loan, (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (3)
forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (4) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (5) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that, among any other conditions specified in the series 2007-C6 pooling and servicing agreement, (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series 2007-C6 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section
1.860G-2(b) and (2) cause any REMIC created under the series 2007-C6 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue
Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the startup day under the REMIC provisions of the Internal
Revenue Code.

      In no event, however, may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final distribution date or, in connection with any extension of maturity, reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan,
(b) the highest fixed pass-through rate of any class of series 2007-C6 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; or
(2) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease. In the case of the MezzCap Loan Combination, the related Serviced Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the purchase option period described under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, if the direct or indirect equity interests in any borrower are pledged to secure a mezzanine loan, then the special

                                      S-193

servicer's ability to modify the terms of the related underlying mortgage loan may be limited by the related intercreditor agreement.

      Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be generally consistent with the allocation and payment priorities in the related loan documents and the related co-lender or intercreditor agreement, such that neither the issuing entity, as holder of the promissory note(s) for the underlying mortgage loan in that Serviced Loan Combination, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the loan documents and the related co-lender or intercreditor agreement.

      The special servicer or the applicable master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series 2007-C6 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification"
pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the applicable master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

      The special servicer must notify, among others, the applicable master servicer, any related sub-servicers, the trustee, the certificate administrator, the series 2007-C6 controlling class representative and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it (including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the applicable master servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under "Description of the
Offered Certificates--Reports to Certificateholders; Available Information."

      For any non-specially serviced mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan), subject to the discussion under "--The
Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above, the applicable master servicer, without the consent of the special servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

      1.    approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the series 2007-C6 pooling and servicing agreement) with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series 2007-C6 pooling and servicing agreement;

      2.    approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

      3.    approving annual budgets for the related mortgaged real property;
            provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to

                                      S-194

            any property manager if such management fee is no more than the management fee in effect on the cut-off date);

      4.    subject to other restrictions herein regarding principal
            prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

      5.    approving modifications, consents or waivers (other than those described in the third paragraph of this "--Modifications, Waivers,
            Amendments and Consents" section) in connection with a defeasance permitted by the terms of the subject underlying mortgage loan if the applicable master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any
            REMIC created under the series 2007-C6 pooling and servicing agreement to fail to qualify as a REMIC or result in a "prohibited transaction" under the REMIC provisions of the Internal Revenue
            Code;

      6.    approving certain consents with respect to non-material
            rights-of-way and easements and consent to subordination of the subject underlying mortgage loan to non-material rights-of-way or easements; and

      7.    approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, (B) the related mortgage loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the subject mortgaged real property does not secure a Loan Combination.

      Notwithstanding anything to the contrary described in this prospectus supplement, neither the applicable master servicer nor the special servicer, as applicable, may take the following action unless, in the case of any underlying mortgage loan (other than an Outside Serviced Mortgage Loan), to the extent permitted by the related loan documents, it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by any such rating agency to the series 2007-C6 certificates:

      (a)   with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

      (b)   with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hotel property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

REQUIRED APPRAISALS

      The special servicer must obtain, within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund (other than the Outside Serviced Mortgage Loans), and deliver to the trustee, the certificate administrator and the applicable master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2007-C6 pooling and servicing agreement, unless an appraisal had previously been obtained within

                                      S-195

the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

      Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause an internal valuation of the mortgaged real property to be performed.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in certain cases with respect to an underlying mortgage loan that is part of a Serviced Loan
Combination, certain control issues. See "--Advances--Advances of Delinquent
Monthly Debt Service Payments" in this prospectus supplement above and
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund (other than, if applicable, an Outside
Serviced Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, a new appraisal, an update of the prior required appraisal or other valuation, as applicable.
Based thereon, the appropriate party under the series 2007-C6 pooling and servicing agreement is to redetermine and report to the trustee, the certificate administrator and the applicable master servicer, the new Appraisal Reduction
Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when all Appraisal Trigger Events have ceased to exist with respect to the subject mortgage loan in accordance with the definition of "Appraisal
Trigger Event." Each Outside Serviced Mortgage Loan will be subject to similar but not identical provisions upon the occurrence of an appraisal reduction event as provided in the related pooling and servicing agreement.

      The cost of each required appraisal, and any update of that appraisal, obtained by the special servicer, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

MAINTENANCE OF INSURANCE

      The applicable master servicer (with respect to mortgage loans in the trust fund, other than the Outside Serviced Mortgage Loans) and the special servicer (with respect to REO Properties in the trust fund, other than an REO
Property related to an Outside Serviced Mortgage Loan) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the Servicing Standard and to the extent that the issuing entity has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the applicable master servicer must exercise such discretion in a manner consistent with the Servicing Standard (and, to the extent consistent with that standard, may take into account the insurance in place at the closing of the related underlying mortgage loan). The cost of any such insurance coverage obtained by either the applicable master servicer or the special servicer shall be a servicing advance to be paid by the applicable master servicer. In addition to the foregoing, none of the master servicers will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy providing such coverage was (x) in effect either at the time of origination of the related mortgage loan or at the time of initial issuance of the certificates or (y)
required by the related loan documents and is available at commercially reasonable rates.

                                      S-196

      The special servicer must also cause to be maintained for each REO
Property in the trust fund (other than any REO Property relating to an Outside
Serviced Mortgage Loan) no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

      Notwithstanding the foregoing, the applicable master servicer or special servicer, as applicable, will not be required to maintain and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series 2007-C6 controlling class representative and, in the case of the any Serviced Loan Combination, subject to the discussion under "--The Series
2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of the Series 2007-C6 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above, has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located; provided, however, that the series 2007-C6 controlling class representative will not have more than three business days to respond to the special servicer's request for consultation; and provided, further, that upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series 2007-C6 controlling class representative, the special servicer will not be required to do so; and provided, further, that, during the period that the special servicer is evaluating such insurance under the series 2007-C6 pooling and servicing agreement, the applicable master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

      If the applicable master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO
Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series 2007-C6 pooling and servicing agreement and
(ii) provides protection equivalent to the individual policies otherwise required, the applicable master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as appropriate, must, if there has not been maintained on the related mortgaged real property or REO
Property a hazard insurance policy complying with the requirements of the series
2007-C6 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for a particular type of individual policy.

FAIR VALUE PURCHASE OPTION

      Within 60 days after any of the underlying mortgage loans (other than an
Outside Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the special servicer must determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained in the series 2007-C6 pooling and servicing agreement may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual

                                      S-197

knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing
Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the certificate administrator, the applicable master servicer, each rating agency and the Majority Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file; and, in any event, the special servicer must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal.
Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

      In the event any of the underlying mortgage loans becomes a Defaulted
Mortgage Loan, each of the special servicer and the Majority Controlling Class
Certificateholder will have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the issuing entity at a price (the
"Option Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series 2007-C6 pooling and servicing agreement, if the special servicer has not yet determined the fair value of the Defaulted
Mortgage Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee, the certificate administrator and the applicable master servicer of such transfer, which notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s)
and shall be acknowledged in writing by the transferee. In general, the Majority
Controlling Class Certificateholder shall have the right to exercise its
Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option, except that, if the Purchase Option is not exercised by the Majority Controlling Class Certificateholder or any assignee thereof within
60 days of the fair value determination, then the special servicer will have the right to exercise its Purchase Option prior to any exercise by the Majority
Controlling Class Certificateholder, and the special servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, the Majority Controlling Class
Certificateholder will again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the special servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage
Loan will automatically terminate (a) once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the issuing entity, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure, (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (d) removal of such
Defaulted Mortgage Loan from the trust fund.

                                      S-198

      If an Outside Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, the related fair value will be determined pursuant to substantially similar but not identical provisions by, or based on information from, the special servicer under the applicable other pooling and servicing agreement that governs the servicing thereof; however, the Purchase Option will be exercisable as set forth in this prospectus supplement by the indicated parties. Notwithstanding the foregoing, if the CGM AmeriCold Portfolio Mortgage Loan becomes a Defaulted
Mortgage Loan, then for 30 days following the 15-day period during which the special servicer may exercise the Purchase Option with respect to the CGM
AmeriCold Portfolio Mortgage Loan, but prior to the Majority Controlling Class
Certificateholder again being able to exercise that Purchase Option, the related
Non-Trust Loan Noteholder or its designee will be entitled to exercise the
Purchase Option as to the CGM AmeriCold Portfolio Mortgage Loan.

      The series 2007-C6 pooling and servicing agreement will specify the procedure for exercising a Purchase Option.

      If the special servicer or the Majority Controlling Class
Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days)
after the trustee has received the applicable written notice, whether the Option
Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to the series 2007-C6 pooling and servicing agreement or an appraisal obtained by the trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the applicable master servicer and shall constitute, and be reimbursable as, servicing advances.

      Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2007-C6 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

      Notwithstanding the foregoing, any Serviced Non-Trust Loan Noteholder will have the right to purchase the related underlying mortgage loan from the issuing entity at a par purchase price in certain default situations, as described above under "Description of the Mortgage Pool--The Loan Combinations." In addition, the holders of a mezzanine loan may have the right to purchase the related underlying mortgage loan from the issuing entity if certain defaults occur on that mortgage loan or if that mortgage loan is transferred to special servicing.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      If a default on an underlying mortgage loan (other than an Outside
Serviced Mortgage Loan) has occurred, then, subject to the discussion under
"--The Series 2007-C6 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

                                      S-199

      o     work out the mortgage loan;

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage instrument;

      o     obtain a deed in lieu of foreclosure; and/or

      o     otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

      The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2007-C6 certificateholders and, in the case of any mortgaged real property that secures a Serviced Loan Combination, the related
Serviced Non-Trust Loan Noteholder(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

      o     the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity; and

      o     either--

            1.    the report indicates that--

                  (a)   the particular real property is in compliance with
                        applicable environmental laws and regulations, and

                  (b)   there are no circumstances or conditions present at the
                        particular real property that have resulted in any
                        contamination for which investigation, testing,
                        monitoring, containment, clean-up or remediation could
                        be required under any applicable environmental laws and
                        regulations; or

            2.    the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with
                  applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above,
                  would maximize the recovery for the series 2007-C6
                  certificateholders and, in the case of any mortgaged real
                  property that secures a Serviced Loan Combination, the related
                  Serviced Non-Trust Loan Noteholder(s) as a collective whole, on a present value basis, than not taking those actions.

      See, however, "--The Series 2007-C6 Controlling Class Representative and
the Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series 2007-C6
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above.

      The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section, will generally be payable out of general collections on the mortgage pool.

      If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section has been satisfied with respect to any mortgaged real

                                      S-200

property securing an underlying mortgage loan (exclusive of an Outside Serviced
Mortgage Loan), then the special servicer may, subject to the discussion under
"--The Series CD 2007-CD4 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The
Series CD 2007-CD4 Controlling Class Representative and the Serviced Non-Trust
Loan Noteholders" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

      If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the applicable master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer, the master servicers and/or the trustee will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2007-C6 certificateholders, for:

      o     any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

      o     any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

      o     any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      In addition, amounts otherwise payable on the series 2007-C6 certificates may be further reduced by interest payable to the master servicers, the special servicer, and/or the trustee on servicing expenses and advances and on monthly debt service advances.

REO PROPERTIES

      If title to any mortgaged real property (other than a mortgaged real property securing an Outside Serviced Mortgage Loan) is acquired by the special servicer on behalf of the issuing entity, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

      o     the IRS grants an extension of time to sell the property; or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the issuing entity or its assets or cause any REMIC created under the series 2007-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

      Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the issuing entity in a commercially reasonable manner. Neither the trustee, the certificate administrator nor any of their affiliates may bid for or purchase from the issuing entity any REO Property.

      Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property on behalf of the issuing entity, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

                                      S-201

      Sales of REO Properties by the special servicer on behalf of the issuing entity will be subject to the approval of the applicable Loan-Specific
Controlling Party, as and to the extent described under "--The Series 2007-C6
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above.

      The special servicer may retain an independent contractor to operate and manage any REO Property held by the issuing entity.

      In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

      o     would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

      The special servicer must review the operation of each REO Property held by the issuing entity and consult with the certificate administrator, or any person appointed by the certificate administrator to act as tax administrator, to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer's determination as to how each REO
Property is to be managed is to be based on the Servicing Standard. The special servicer could determine that it would not be consistent with the Servicing
Standard to manage and operate the property in a manner that would avoid the imposition of:

      o     a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

      o     a tax on prohibited transactions under section 860F of the Internal
            Revenue Code.

      To the extent that income the issuing entity receives from an REO Property is subject to:

      o     a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

      o     a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

      The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2007-C6 certificateholders. See "Federal
Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicers' collection accounts.

                                      S-202

ACCOUNTS

      General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicers on behalf of the respective borrowers and the issuing entity for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2007-C6 pooling and servicing agreement will consist of:

      o     the master servicers' collection accounts;

      o     the custodial account maintained by the applicable master servicer specifically with respect to each Serviced Loan Combination;

      o     the special servicer's REO account;

      o     the certificate administrator's distribution account;

      o     the certificate administrator's interest reserve account;

      o     the applicable master servicer's late payment date loan reserve account;

      o     the certificate administrator's Post-ARD Additional Interest account; and

      o     the certificate administrator's floating rate account.

      Each of the primary transaction accounts must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds deposited in each of the primary transaction accounts are to relate solely to the series 2007-C6 securitization transaction.

      In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2007-C6 pooling and servicing agreement or other third party.

      The funds held in any of the primary transaction accounts may be held as cash or, at the election of the party that maintains the account, invested in
Permitted Investments. Any interest or other income earned on funds in any of the primary transaction accounts will be paid to the party that maintains the account as additional compensation, subject to the limitations set forth in the series 2007-C6 pooling and servicing agreement. If any losses are incurred as a result of the investment of funds in any of the primary transaction accounts, which investments were made for the benefit of the party maintaining the account, then the party maintaining the account will be required to deposit therein funds sufficient to offset those losses. However, none of the master servicers, the special servicer or the certificate administrator will be required to cover any losses resulting from the bankruptcy or insolvency of the depository institution holding any of the primary transaction accounts so long as that institution met certain eligibility requirements set forth in the series
2007-C6 pooling and servicing agreement at the time of the deposit and as of 30 days prior to the date of such bankruptcy or insolvency.

      Each master servicer may maintain its collection account and each of its
Serviced Loan Combination-specific custodial accounts as subaccounts of a single account, and the certificate administrator may maintain the distribution account, the interest reserve account and the Post-ARD Additional Interest account as subaccounts of a single account. However, this prospectus supplement discusses the primary transaction accounts as separate accounts.

                                      S-203

      Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the issuing entity therefrom, will be distributable to the applicable series 2007-C6 certificateholders on the distribution date relating to the collection period in which those collections were received.

      There will be no independent verification of the above-referenced transaction accounts or account activity.

      Collection Account and Serviced Loan Combination-Specific Custodial
Accounts. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. Under the series
2007-C6 pooling and servicing agreement, the master servicers must deposit or cause to be deposited in their collection accounts within two business days following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C6 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicers with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date (or, with respect to a
Qualified Substitute Mortgage Loan, monthly debt service payments due on or before the due date in the month of substitution), which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the underlying mortgage loans, including principal prepayments;

      o     all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

      o     all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

      o     any amounts required to be deposited by the master servicers in connection with losses incurred with respect to Permitted
            Investments of funds held in the collection account;

      o     any amounts required to be deposited by the master servicers or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under "--Maintenance of Insurance"
            above;

      o     any amount required to be transferred to the master servicers'
            collection accounts from any REO account maintained by the special servicer or from a Serviced Loan Combination-specific custodial account;

      o     all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as a result of any person or entity exercising a purchase option with respect thereto;

                                      S-204

      o     any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment of the
            Mortgage Loans; Repurchases and Substitutions" and
            "--Representations and Warranties; Repurchases and Substitutions" in
            this prospectus supplement;

      o     any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the issuing entity as contemplated under
            "Description of the Offered Certificates--Termination" in this prospectus supplement;

      o     any amounts paid by the master servicers to cover Prepayment
            Interest Shortfalls;

      o     any and all monthly remittances to the issuing entity with respect to each Outside Serviced Mortgage Loan or any related REO Property;

      o     any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which a master servicer, the special servicer or the trustee, as applicable, has been previously reimbursed out of the collection account; and

      o     any cure payments by a Serviced Non-Trust Loan Noteholder or a mezzanine lender;

provided that Default Interest and late payment charges will be deposited in each master servicer's collection account only to the extent necessary to reimburse parties to the series 2007-C6 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances), each as provided in the series 2007-C6 pooling and servicing agreement.

      Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in that master servicer's collection account.

      Notwithstanding the foregoing, amounts received in respect of a Serviced
Loan Combination are generally required to be deposited into a separate custodial account maintained by the applicable master servicer before being transferred to that master servicer's collection account. The deposits to each
Serviced Loan Combination-specific custodial account will be comparable to deposits to the collection account, but will relate solely to the related
Serviced Loan Combination.

      The master servicers may make withdrawals from its collection account and each Serviced Loan Combination-specific custodial account to pay any fees and expenses of the issuing entity described under "Description of the Offered
Certificates--Fees and Expenses" in this prospectus supplement that are not payable out of any other primary transaction account maintained under the series
2007-C6 pooling and servicing agreement; provided that no payments or other collections on any Serviced Non-Trust Loan will be available to cover any such fees or expenses that do not relate and are not allocable to the Serviced Loan
Combination that includes such Serviced Non-Trust Loan or that are not permitted under the related Co-Lender Agreement.

      No later than the business day prior to each distribution date, the applicable master servicer will withdraw from each Serviced Loan
Combination-specific custodial account and deposit in its collection account all payments and other collections on or allocable to the underlying mortgage loan included in the related Serviced Loan Combination that are then on deposit in such Serviced Loan Combination-specific custodial account and were received as of the end of the related collection period, exclusive of any portion of such payments and other collections that represent monthly debt service payments due on a due date subsequent to the end of the related collection period or are payable to cover any fees and expenses of the issuing entity as contemplated by the preceding paragraph.

                                      S-205

      The master servicers will make monthly withdrawals from their collection accounts to remit to the certificate administrator for deposit in the certificate administrator's distribution account (or, in the case of Post-ARD
Additional Interest, the certificate administrator's Post-ARD Additional
Interest account), on the business day preceding each distribution date, an aggregate amount (the "Master Servicer Remittance Amount") equal to all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in their collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following:

      1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

      2.    payments and other collections received after the end of the related collection period; and

      3.    amounts that are payable or reimbursable from the collection account to pay fees and expenses of the issuing entity, as contemplated by the second preceding paragraph.

      Only a master servicer and its sub-servicers will have access to funds in the collection account and Serviced Loan Combination-specific custodial accounts maintained by or on behalf of that master servicer.

      In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

      o     the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

      o     the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or
            remittance, and

      o     the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer will be required to make the payment, reimbursement or remittance from its collection account within a specified number of days following a written request from the requesting master servicer.
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

      REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an
REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account--the REO account--for the retention of revenues and other proceeds derived from that property. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO
Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection

                                      S-206

account (or, if the subject REO Property relates to a Serviced Loan Combination, into the related Serviced Loan Combination-specific custodial account) the total of all amounts received with respect to each REO Property held by the issuing entity during that collection period, net of:

      o     any withdrawals made out of those amounts as described in the preceding sentence; and

      o     any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series
2007-C6 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the issuing entity as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      Notwithstanding the foregoing, any amounts received by the issuing entity with respect to any REO Property relating to an Outside Serviced Mortgage Loan will be deposited into the applicable master servicer's collection account instead of the special servicer's REO account.

      Only the special servicer and its sub-servicers will have access to funds in the special servicer's REO Account. The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

      Distribution Account and Post-ARD Additional Interest Account. The
certificate administrator must establish and maintain: (a) an account--the distribution account--in which it will hold funds (other than Post-ARD
Additional Interests) pending their payment on the series 2007-C6 certificates
(exclusive of the class Y certificates) and from which it will make those payments; and (b) a second account--the Post-ARD Additional Interest--in which it will hold amounts representing Post-ARD Additional Interest pending their payment on the class Y certificates and from which it will make those payments.

      On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account an amount equal to the sum of the following:

      o     the applicable portion of the Master Servicer Remittance Amount, exclusive of any portion thereof that represents Post-ARD Additional
            Interest (which will be remitted to the certificate administrator for deposit in the Post-ARD Additional Interest account);

      o     the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the such master servicer with respect to the underlying mortgage loans that it is servicing for that distribution date; and

      o     the aggregate amount deposited by such master servicer in its collection account for such distribution date in connection with
            Prepayment Interest Shortfalls.

      In addition, for each distribution date occurring in March, and for the final distribution date if the final distribution date occurs in February or, if such year is not a leap year, in January, the certificate administrator must, on or before that distribution date, transfer from its interest reserve account to its distribution account the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360
Basis.

      See "--Advances--Advances of Delinquent Monthly Debt Service Payments" and
"--Servicing and Other Compensation and Payment of Expenses" above.

                                      S-207

      The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

      o     to pay the trustee and itself, the monthly trust administration fee, as described under "--Trustee and Certificate Administrator
            Compensation" above;

      o     to pay itself the investment earnings on Permitted Investments of funds in the distribution account;

      o     to pay the trustee, itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing
            Documents--Rights, Protections, Indemnities and Immunities of the
            Trustee" in the accompanying base prospectus (with the certificate administrator being entitled to similar reimbursements and indemnities as the trustee);

      o     to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2007-C6 pooling and servicing agreement and the administration of the trust fund;

      o     to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax
            Consequences--REMICs--Prohibited Transactions Tax and Other Taxes"
            in the accompanying base prospectus and "--REO Properties" above;

      o     to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Accounts--Interest Reserve Account" below;

      o     to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

      o     to clear and terminate the distribution account at the termination of the series 2007-C6 pooling and servicing agreement.

      On each distribution date, all amounts on deposit in the distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, and the Post-ARD
Additional Interest account will represent the "Total Available Funds" for that date. On each distribution date, the certificate administrator will apply the
Total Available Funds to make payments on the series 2007-C6 certificates.

      For any distribution date, the Total Available Funds will consist of the following separate components:

      o     the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as described under
            "Description of the Offered Certificates--Payments--Payments of
            Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement;

      o     the portion of those funds that represent Post-ARD Additional
            Interest collected on the ARD Loans in the trust fund during the related collection period, which will be distributed as described

                                      S-208

            under "Description of the Offered Certificates--Payments--Payments
            of Post-ARD Additional Interest" below; and

      o     the remaining portion of those funds, which we refer to as the
            "Total Available P&I Funds," and which will distributed as described under "Description of the Offered Certificates--Payments--Priority
            of Payments" in this prospectus supplement.

      Only the certificate administrator will have access to funds in the distribution account and the Post-ARD Additional Interest account.

      Interest Reserve Account. The certificate administrator must maintain an account--the interest reserve account--in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. During January, except in a leap year, and February of each calendar year, beginning in 2008, the certificate administrator will withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360
Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, the interest reserve amount for each of those mortgage loans will, for each distribution date in those months, equal one day's interest accrued at the related Net Mortgage Rate on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

      During March of each calendar year, beginning in 2008, the certificate administrator will withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Total Available P&I Funds for the distribution date during the month of transfer.

      Only the certificate administrator will have access to funds in the interest reserve account.

      Floating Rate Account. The certificate administrator must maintain an account--the floating rate account--in which it will hold payments allocable to the REMIC regular interests corresponding to the Floating Rate Classes and payments from the swap counterparty under the related interest rate swap agreements, and from which it will make payments on the Floating Rate
Certificates and payments due to the swap counterparty under the interest rate swap agreements. There will be a separate subaccount of the floating rate account established in connection with each Floating Rate Class. Only the certificate administrator will have access to funds in the floating rate account.

                                      S-209

                   [FLOW CHART OF FLOW OF FUNDS APPEARS HERE]

                                      S-210

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans (other than an Outside
Serviced Mortgage Loan) becomes specially serviced; and the expense of that inspection will be payable as an Additional Trust Fund Expense.

      In addition, beginning in 2008, with respect to each mortgaged real property securing an underlying mortgage loan (other than an Outside Serviced
Mortgage Loan) with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the applicable master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer
(with respect to each such mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required (in the case of a master servicer, at its expense) to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year, provided that a master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the applicable master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the subject mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment of the subject mortgaged real property, any material change in its condition or value or any visible waste committed on it.

      The special servicer or the applicable master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property that secures an underlying mortgage loan (other than an Outside Serviced Mortgage
Loan) and to cause annual operating statements to be prepared for each REO
Property in the trust fund (other than the REO Property related to an Outside
Serviced Mortgage Loan). Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

      Copies of the inspection reports and operating statements referred to above are required to be available for review by series 2007-C6 certificateholders during normal business hours at the offices of the special servicer or the applicable master servicer, as applicable. See "Description of the Offered Certificates--Reports to Certificateholders, Available Information"
in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

      No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the issuing entity), beginning in 2008, each of the master servicers, the special servicer, the trustee and the certificate administrator must deliver or cause to be delivered, as applicable, to us and the certificate administrator, among others:

      o     a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, which report shall contain (a) a statement by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, used the servicing criteria in
            Item 1122(d) of Regulation AB of the Securities Act to assess compliance with the applicable servicing criteria, (c) such master

                                      S-211

            servicer's, the special servicer's, the trustee's or the certificate administrator's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending
            December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on such master servicer's, the special servicer's, the trustee's or the certificate
            administrator's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending
            December 31st of the preceding calendar year; and

      o     as to each annual assessment report delivered by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm--made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board--that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

      o     a statement of compliance signed by an officer of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, to the effect that (i) a review of the activities of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, during the preceding calendar year--or, in the case of the first such certification, during the period from the Issue Date to December 31,
            2007, inclusive--and of its performance under the series 2007-C6 pooling and servicing agreement, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, has fulfilled its obligations under the series 2007-C6 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2007-C6 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

      Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicers, the special servicer, the trustee and the certificate administrator will be made available to series 2007-C6 certificateholders, at their expense, upon written request to the certificate administrator.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default (each, an "Event of Default") under the series
2007-C6 pooling and servicing agreement:

      o     any master servicer fails to (a) deposit into its collection account any amount required to be so deposited, or (b) or remit to a
            Serviced Non-Trust Loan Noteholder any amount required to be so remitted, and, in each case, the subject failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

      o     any master servicer fails to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable distribution date;

                                      S-212

      o     any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the applicable master servicer for deposit into, the applicable master servicer's collection account, any amount required to be so deposited or remitted;

      o     any master servicer fails to timely make any servicing advance required to be made by it under the series 2007-C6 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the subject master servicer by the trustee or any other party to the series 2007-C6 pooling and servicing agreement;

      o     any failure on the part of any master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2007-C6 pooling and servicing agreement, which failure continues unremedied for 30 days (or such shorter period as is provided for in the series
            2007-C6 pooling and servicing agreement) after the date on which written notice of that failure, requiring the same to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the series
            2007-C6 pooling and servicing agreement or to the subject master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2007-C6 pooling and servicing agreement), by the series 2007-C6 certificateholders entitled to at least 25% of the series 2007-C6 voting rights or the holder of an affected Serviced Non-Trust Loan; provided, however, that with respect to any such failure which is not curable within such 30-day or other period, the subject master servicer or the special servicer, as the case may be, will generally have an additional cure period of 30 days to effect the cure thereof so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

      o     any breach on the part of any master servicer or the special servicer of any representation or warranty contained in the series
            2007-C6 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C6 certificateholders or the holder of an affected Serviced Non-Trust
            Loan, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the series 2007-C6 pooling and servicing agreement or to the subject master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2007-C6 pooling and servicing agreement), by the series 2007-C6 certificateholders entitled to at least 25% of the series 2007-C6 voting rights or the holder of an affected Serviced Non-Trust Loan; provided, however, that with respect to any such breach which is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

      o     a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against any master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days; provided, however, that the subject master servicer or the special servicer, as applicable, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or

                                      S-213

            order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the above-referenced 60-day period;

      o     any master servicer or the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

      o     any master servicer or the special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its
            obligations;

      o     any master servicer or the special servicer, as the case may be, receives actual knowledge that either Fitch or Moody's has (a)
            qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2007-C6 certificates or (b) placed one or more classes of series 2007-C6 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such
            "watch status" placement shall not have been withdrawn by Fitch or
            Moody's, as the case may be, within 60 days of the date that the subject master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the subject master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

      o     any master servicer or the special servicer is no longer listed on
            S&P's Select Servicer List as a U.S. Commercial Mortgage Master
            Servicer or a U.S. Commercial Mortgage Special Servicer, as
            applicable, and the subject master servicer or the special servicer, as the case may be, is not reinstated to that list within 60 days after its removal from the applicable list; or

      o     any master servicer fails to be rated at least "CMS3" by Fitch or the special servicer fails to be rated at least "CSS3" by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

      The series 2007-C6 pooling and servicing agreement may provide for additional events of default, including those that relate solely to a Serviced
Non-Trust Loan or securities backed thereby.

      If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to any master servicer or the special servicer, then--within the later of 60 days after the occurrence of that event and five (5) days after such officer's receipt of that notice--the trustee will transmit by mail to us, all the series 2007-C6 certificateholders,
Fitch, Moody's and S&P notice of that occurrence, unless the default has been cured.

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" occurs with respect to a master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2007-C6 certificateholders entitled to not less than 25% of the series 2007-C6 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2007-C6 pooling and servicing agreement and in and to the trust fund other than any rights the defaulting party may have as a series 2007-C6 certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series 2007-C6 pooling and servicing agreement and will continue to be entitled to the benefits of any provisions for compensation, reimbursement or indemnity as and to the extent provided in the series 2007-C6 pooling and servicing agreement. Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2007-C6

                                      S-214

pooling and servicing agreement, all authority and power of the defaulting party under the series 2007-C6 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2007-C6 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the underlying mortgage loans and the Serviced Non-Trust Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2007-C6 pooling and servicing agreement in connection with an Event of Default on the part of a master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

      Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the departing master servicer or special servicer, as the case may be, under the series 2007-C6 pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C6 pooling and servicing agreement.

      The holders of series 2007-C6 certificates entitled to at least 51% of the series 2007-C6 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C6 pooling and servicing agreement, rather than have the trustee act as that successor.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Fitch, Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer.

      In general, the series 2007-C6 certificateholders entitled to at least 66
2/3% of the series 2007-C6 voting rights allocated to the classes of series
2007-C6 certificates affected by any Event of Default may waive the Event of
Default. However, some events of default may only be waived by all of the holders of the series 2007-C6 certificates. Further, some events of default may only be waived with the consent of the trustee. Upon any waiver of an Event of
Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C6 pooling and servicing agreement. The series 2007-C6 pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to a Serviced Loan Combination and no other mortgage loan in the trust fund in circumstances where a default of a master servicer or the special servicer remains unremedied and affects the related
Serviced Non-Trust Loan(s), including the circumstances contemplated in clause
(b) of the first bullet under "--Events of Default" above. If the special servicer for a Serviced Loan Combination is different from the special servicer(s) for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement or the accompanying base prospectus are intended to mean the applicable special servicer or all such special servicers together, as the context may require.

                                      S-215

      No series 2007-C6 certificateholder will have the right under the series
2007-C6 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under or with respect to the series 2007-C6 pooling and servicing agreement:

      o     that holder previously has given to the trustee written notice of default;

      o     except in the case of a default by the trustee, series 2007-C6 certificateholders entitled to not less than 25% of the series
            2007-C6 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2007-C6 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require;
            and

      o     the trustee for 60 days has neglected or refused to institute any such suit, action or proceeding, as the case may be.

      See "Description of the Governing Documents--Rights, Protections,
Indemnities and Immunities of the Trustee" in the accompanying base prospectus for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

SECURITIES BACKED BY A SERVICED NON-TRUST LOAN

      One or more of the Serviced Non-Trust Loans may be included in a separate commercial mortgage securitization. If so, some servicing actions with respect to a Serviced Loan Combination that includes a securitized Non-Trust Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by the applicable rating agencies, which may include S&P, Moody's, Fitch or any other nationally recognized statistical rating organization, to the securities backed by that
Non-Trust Loan. As a result, any such servicing action may be delayed, and it is possible that the master servicer or special servicer, as applicable, may be prevented from taking a servicing action with respect to any Serviced Loan
Combination that includes a securitized Non-Trust Loan that it otherwise would have taken if it were not required to obtain the aforementioned rating confirmation.

THIRD-PARTY BENEFICIARIES

      The mortgage loan sellers and the Non-Trust Loan Noteholders will be third-party beneficiaries of the series 2007-C6 pooling and servicing agreement.
Accordingly, the series 2007-C6 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

               SERVICING OF THE ALA MOANA PORTFOLIO MORTGAGE LOAN

      The series CD 2006-CD3 pooling and servicing agreement initially governs the servicing and administration of the Ala Moana Portfolio Loan Combination and
any related REO Property. The series CD 2006-CD3 pooling and servicing agreement is the governing document for the series CD 2006-CD3 securitization, which closed prior to the Issue Date. Under the series CD 2006-CD3 pooling and servicing agreement, the master servicer with respect to the Ala Moana Portfolio
Loan Combination is Wachovia Bank, National Association, the trustee is LaSalle
Bank National Association, and the initial special servicer is J.E. Robert
Company, Inc. and the initial series CD 2006-CD3 controlling class representative is an affiliate of the series CD 2006-C3 special servicer. The master servicers, special servicer and trustee under the series 2007-C6 pooling and servicing agreement will not have any obligation or authority to supervise the series CD 2006-CD3 master servicer, the series CD 2006-CD3 special servicer or the series CD 2006-CD3 trustee or to make servicing advances with respect to the Ala Moana Portfolio Loan Combination.

                                      S-216

      The series CD 2006-CD3 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2007-C6 securitization and the servicing arrangements under the series CD
2006-CD3 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2007-C6 pooling and servicing agreement. In that regard--

      o     one or more parties to the series CD 2006-CD3 pooling and servicing agreement will be responsible for making servicing advances with respect to the Ala Moana Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Ala Moana
            Portfolio Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Ala Moana Portfolio Mortgage Loan;

      o     the mortgage loans that form the Ala Moana Portfolio Loan
            Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical)
            to the Servicing Standard under the series 2007-C6 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Ala
            Moana Portfolio Controlling Holder or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Ala Moana Portfolio
            Loan Combination);

      o     the mortgage loans that form the Ala Moana Portfolio Loan
            Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the series
            2007-C6 pooling and servicing agreement, in which case the party serving as the special servicer under the series CD 2006-CD3 pooling and servicing agreement will be entitled to (among other things)
            special servicing fees, workout fees and/or liquidation fees with respect to the Ala Moana Portfolio Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-C6 pooling and servicing agreement with respect to other underlying mortgage loans. The special servicing fee under the series CD
            2006-CD3 pooling and servicing agreement is calculated at 0.25% per annum;

      o     any modification, extension, waiver or amendment of the payment terms of the Ala Moana Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related
            Co-Lender Agreement, such that neither the trust as holder of the
            Ala Moana Portfolio Mortgage Loan nor any holder of a related
            Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related
            Co-Lender Agreement;

      o     in the case of the Ala Moana Portfolio Loan Combination, the master servicer and special servicer under the series CD 2006-CD3 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Ala Moana
            Portfolio Controlling Holder under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan Combinations (see "The
            Series 2007-C6 Pooling and Servicing Agreement--The Series 2007-C6
            Controlling Class Representative and the Serviced Non-Trust Loan
            Noteholders--Rights and Powers of The Series 2007-C6 Controlling
            Class Representative and the Serviced Non-Trust Loan Noteholders"),
            subject to the discussion under "Description of the Mortgage
            Pool--The Loan Combinations--The Ala Moana Portfolio Loan
            Combination--Rights of the Ala Moana Portfolio Controlling
            Holder--Consultation and Consent" in this prospectus supplement, and except that some of the

                                      S-217

            servicing actions as to which the Ala Moana Portfolio Controlling
            Holder for the Ala Mona Portfolio Loan Combination has consent rights may be different in some respects;

      o     in connection with the foregoing bullet, in the case of the Ala
            Moana Portfolio Loan Combination, the special servicer under the series CD 2006-CD3 pooling and servicing agreement will not be obligated to seek approval from the Ala Moana Portfolio Controlling
            Holder for any action to be taken by the special servicer under the series CD 2006-CD3 pooling and servicing agreement if the special servicer under the series CD 2006-CD3 pooling and servicing agreement has notified the Ala Moana Portfolio Controlling Holder in writing of various actions that the special servicer under the series CD 2006-CD3 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the Ala Moana
            Portfolio Loan Combination and for 60 days following the first such notice, the Ala Moana Portfolio Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series CD
            2006-CD3 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

      o     in the case of the Ala Moana Portfolio Loan Combination, the Ala
            Moana Portfolio Controlling Holder will have the right to replace the special servicer with respect to the Ala Moana Portfolio Loan
            Combination under the series CD 2006-CD3 pooling and servicing agreement at any time for any reason whatsoever or no reason, upon prior notice to the special servicer under the series CD 2006-CD3 pooling and servicing agreement and the other noteholders of the Ala
            Moana Portfolio Loan Combination;

      o     in general, the respective parties to the series CD 2006-CD3 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C6 pooling and servicing agreement; and

      o     if the Ala Moana Portfolio Mortgage Loan becomes no longer subject to the series CD 2006-CD3 pooling and servicing agreement, then the
            Ala Moana Portfolio Loan Combination will be serviced and
            administered under one or more successor servicing agreements entered into with the master servicer under the series CD 2006-CD3 pooling and servicing agreement and, if applicable, the special servicer under the series CD 2006-CD3 pooling and servicing agreement, on terms substantially similar to those in the series CD
            2006-CD3 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Ala Moana Portfolio Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the Ala Moana Portfolio
            Mortgage Loan unless the holders of all mortgage loans comprising the Ala Moana Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from
            Fitch, Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2007-C6
            certificates.

             SERVICING OF THE CGM AMERICOLD PORTFOLIO MORTGAGE LOAN

      The series CD 2007-CD4 pooling and servicing agreement initially governs the servicing and administration of the CGM AmeriCold Portfolio Loan Combination
and any related REO Property. The series CD 2007-CD4 pooling and servicing agreement is the governing document for the series CD 2007-CD4 securitization, which closed prior to the Issue Date. Under the series CD 2007-CD4 pooling and servicing agreement, the master servicer with respect to the CGM AmeriCold
Portfolio Loan Combination is Midland Loan Services, Inc., the trustee is Wells
Fargo Bank, N.A., the certificate administrator is LaSalle Bank National
Association and the initial special servicer is LNR Partners, Inc. and the initial series CD 2007-CD4 controlling

                                      S-218

class representative is American Capital Strategies, Ltd. The master servicers, special servicer and trustee under the series 2007-C6 pooling and servicing agreement will not have any obligation or authority to supervise the series CD
2007-CD4 master servicer, the series CD 2007-CD4 special servicer or the series
CD 2007-CD4 trustee or to make servicing advances with respect to the CGM
AmeriCold Portfolio Loan Combination.

      The series CD 2007-CD4 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2007-C6 securitization and the servicing arrangements under the series CD
2007-CD4 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2007-C6 pooling and servicing agreement. In that regard--

      o     one or more parties to the series CD 2007-CD4 pooling and servicing agreement will be responsible for making servicing advances with respect to the CGM AmeriCold Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the
            CGM AmeriCold Portfolio Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement)
            will have any right or duty to make advances of delinquent debt service payments on the CGM AmeriCold Portfolio Mortgage Loan;

      o     the mortgage loans that form the CGM AmeriCold Portfolio Loan
            Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical)
            to the Servicing Standard under the series 2007-C6 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the CGM
            AmeriCold Portfolio Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the CGM
            AmeriCold Portfolio Loan Combination);

      o     the mortgage loans that form the CGM AmeriCold Portfolio Loan
            Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the series
            2007-C6 pooling and servicing agreement, in which case the party serving as the special servicer under the series CD 2007-CD4 pooling and servicing agreement will be entitled to (among other things)
            special servicing fees, workout fees and/or liquidation fees with respect to the CGM AmeriCold Portfolio Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-C6 pooling and servicing agreement with respect to other underlying mortgage loans. The special servicing fee under the series CD 2007-CD4 pooling and servicing agreement is calculated at
            0.25% per annum;

      o     any modification, extension, waiver or amendment of the payment terms of the CGM AmeriCold Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related
            Co-Lender Agreement, such that neither the issuing entity as holder of the CGM AmeriCold Portfolio Mortgage Loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement;

      o     in the case of the CGM AmeriCold Portfolio Loan Combination, the master servicer and special servicer under the series CD 2007-CD4 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the CGM
            AmeriCold Portfolio Controlling Party under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan Combinations
            (see "The Series 2007-C6 Pooling and Servicing Agreement--The Series
            2007-C6 Controlling Class

                                      S-219

            Representative and the Serviced Non-Trust Loan Noteholders--Rights
            and Powers of The Series 2007-C6 Controlling Class Representative
            and the Serviced Non-Trust Loan Noteholders"), subject to the discussion under "Description of the Mortgage Pool--The Loan
            Combinations--The CGM AmeriCold Portfolio Loan Combination--Rights
            of the CGM AmeriCold Portfolio Controlling Party" in this prospectus supplement, and except that some of the servicing actions as to which the CGM AmeriCold Portfolio Controlling Party has consent rights may be different in some respects;

      o     in connection with the foregoing bullet, in the case of the CGM
            AmeriCold Portfolio Loan Combination, the special servicer under the series CD 2007-CD4 pooling and servicing agreement will not be obligated to seek approval from the CGM AmeriCold Portfolio
            Controlling Party for any action to be taken by the special servicer under the series 2007-CD4 pooling and servicing agreement if the special servicer under the series 2007-CD4 pooling and servicing agreement has notified the CGM AmeriCold Portfolio Controlling Party in writing of various actions that the special servicer under the series CD 2007-CD4 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the CGM AmeriCold
            Portfolio Loan Combination and for 60 days following the first such notice, the CGM AmeriCold Portfolio Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series CD
            2007-CD4 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

      o     in the case of the CGM AmeriCold Portfolio Loan Combination, the CGM
            AmeriCold Portfolio Controlling Party will have the right to replace the special servicer with respect to the CGM AmeriCold Portfolio
            Loan Combination under the series CD 2007-CD4 pooling and servicing agreement at any time for any reason whatsoever or no reason, upon prior notice to the special servicer under the series CD 2007-CD4 pooling and servicing agreement and the other noteholders of the CGM
            AmeriCold Portfolio Loan Combination;

      o     in general, the respective parties to the series CD 2007-CD4 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C6 pooling and servicing agreement; and

      o     if the CGM AmeriCold Portfolio Mortgage Loan becomes no longer subject to the series CD 2007-CD4 pooling and servicing agreement, then the CGM AmeriCold Portfolio Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the applicable master servicer under the series CD
            2007-CD4 pooling and servicing agreement and, if applicable, the special servicer under the series CD 2007-CD4 pooling and servicing agreement, on terms substantially similar to those in the series CD
            2007-CD4 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the CGM AmeriCold Portfolio Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the issuing entity as the holder of the CGM
            AmeriCold Portfolio Mortgage Loan unless the holders of all mortgage loans comprising the CGM AmeriCold Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from Fitch, Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2007-C6 certificates.

                                      S-220

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The series 2007-C6 certificates will be issued, on or about July 31, 2007, under the series 2007-C6 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity, collectively referred to in this prospectus supplement from time to time as the "trust fund," will include:

      o     the underlying mortgage loans;

      o     any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for the underlying mortgage loans;

      o     our rights under our mortgage loan purchase agreements with the respective mortgage loan sellers;

      o     the swap agreements with respect to the Floating Rate Certificates;

      o     any REO Properties acquired by the special servicer on behalf of the issuing entity with respect to defaulted mortgage loans; and

      o     those funds or assets as from time to time are deposited in the various primary transaction accounts described under "The Series
            2007-C6 Pooling and Servicing Agreement--Accounts" in this prospectus supplement, except for any such funds or assets held on behalf of a borrower.

      The series 2007-C6 certificates will include the following classes:

      o     the X, A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A, A-M, A-J, B, C, D, E
            and F classes, which are the classes of series 2007-C6 certificates that are offered by this prospectus supplement, and

      o     the A-4FL, A-MFL, A-JFL, G, H, J, K, L, M, N, O, P, Q, S, R and Y
            classes, which are the classes of series 2007-C6 certificates that--

            1.    will be retained or privately placed by us, and

            2.    are not offered by this prospectus supplement.

      The Floating Rate Certificates will, in the case of each class thereof, represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, which
REMIC regular interest will have the same alphabetic or alphanumeric designation as the subject Floating Rate Class, the rights and obligations under an interest rate swap agreement and the applicable subaccount of the certificate administrator's floating rate account. For so long as it is in effect, the swap agreement related to each Floating Rate Class will provide, among other things, that amounts payable as interest by the issuing entity with respect to the corresponding REMIC regular interest will be exchanged for amounts payable as interest by the swap counterparty under the swap agreement, with payments to be made between the issuing entity and the swap counterparty on a net basis. The swap agreement related to each Floating Rate Class will provide for the calculation of interest at a LIBOR-based rate accruing on a notional amount equal to the total principal balance of the subject Floating Rate Class outstanding from time to time. The total principal balance of each Floating Rate
Class at any time will equal the total principal balance of the corresponding
REMIC regular interest.

                                      S-221

      The class A-1, A-2, A-3, A-3B, A-SB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J,
A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates are the series 2007-C6 certificates that will have principal balances and are sometimes referred to as the "series 2007-C6 principal balance certificates." The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below. On any particular distribution date, the total principal balance of a class of series 2007-C6 principal balance certificates may be increased by an amount equal to any Mortgage Deferred Interest allocated to that class in reduction of the interest payable thereon on such distribution date.

      Notwithstanding the foregoing, in the case of each Floating Rate Class, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the corresponding REMIC regular interest before actually being distributed to the holders of the applicable Floating Rate Certificates. In addition, any reduction in the total principal balance of a Floating Rate Class on any given distribution date, without a corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the corresponding REMIC regular interest in connection with those losses and expenses. Furthermore, on any particular distribution date, the total principal balance of the REMIC regular interest corresponding to a Floating Rate Class (and, accordingly, the total principal balance of that Floating Rate Class) may be increased by an amount equal to any Mortgage Deferred Interest allocated to that REMIC regular interest in reduction of the interest payable thereon on such distribution date.

      The class X certificates will not have principal balances and are sometimes referred to as the series 2007-C6 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series
2007-C6 interest-only certificates will have a total notional amount.

      The total notional amount of the class X certificates will be equal to the total principal balance of the series 2007-C6 principal balance certificates outstanding from time to time. In general, the total principal balance of each class of series 2007-C6 principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

      The class R and Y certificates will not have principal balances or notional amounts.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount of that class, and the denominator of which will be the original total principal balance or notional amount of that class.
Certificate factors will be reported monthly in the certificate administrator's distribution date statement.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

                                      S-222

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

      o     all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      o     all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

      The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying base prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

PAYMENTS

      General. For purposes of allocating payments on certain classes of the offered certificates and the class A-4FL REMIC regular interest, the pool of mortgage loans backing the series 2007-C6 certificates will be divided into loan group no. 1 and loan group no. 2, respectively, as described under "Description of the Mortgage Pool--General" in this prospectus supplement.

      On each distribution date, the certificate administrator will, subject to the available funds, make all payments required to be made on the series 2007-C6 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only

                                      S-223

upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

      In order for a series 2007-C6 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business of the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date).
Otherwise, that certificateholder will receive its payments by check mailed to
it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      All payments with respect to the REMIC regular interest corresponding to a
Floating Rate Class will be made to the applicable subaccount of the certificate administrator's floating rate account.

      Payments of Interest. All of the classes of the series 2007-C6 certificates (other than the R and Y classes) and all of the REMIC regular interests corresponding to the Floating Rate Classes will bear interest.

      With respect to each interest-bearing class of the series 2007-C6 certificates and with respect to each REMIC regular interest corresponding to a
Floating Rate Class, that interest will accrue during each applicable interest accrual period based upon--

      o     the pass-through rate applicable for that particular class of series
            2007-C6 certificates or that particular REMIC regular interest, as the case may be, for that interest accrual period,

      o     the total principal balance or notional amount, as the case may be, of that particular class of series 2007-C6 certificates or that particular REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date, and

      o     the assumption that each year consists of twelve 30-day months (or, in the case of a Floating Rate Class, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

      However, if on any distribution date interest distributions with respect to the REMIC regular interest corresponding to any Floating Rate Class are less than the applicable amount payable to the swap counterparty under the related swap agreement, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the related swap agreement and, accordingly, in the amount of interest payable on the applicable Floating Rate
Certificates on the subject distribution date.

      On each distribution date, subject to the Total Available P&I Funds for that date and the priority of payments described under "--Payments--Priority of
Payments" below, the total amount of interest distributable with respect to each interest-bearing class of the REMIC Regular Certificates and each REMIC regular interest corresponding to any Floating Rate Class will equal--

      o     the total amount of interest accrued during the related interest accrual period with respect to that class of series 2007-C6 certificates or that REMIC regular interest, as the case may be, reduced (to not less than zero) by

      o     that class's or that REMIC regular interest's allocable share, if any, of--

                                      S-224

            1.    any Net Aggregate Prepayment Interest Shortfall for that
                  distribution date, and

            2.    except in the case of the class X certificates, the aggregate amount of any Mortgage Deferred Interest added to the
                  principal balances of the underlying mortgage loans during the related collection period.

      If the full amount of interest distributable with respect to any interest-bearing class of the REMIC Regular Certificates or with respect to the
REMIC regular interest corresponding to any Floating Rate Class is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable with respect to that class of series 2007-C6 certificates or that
REMIC regular interest, as the case may be, on future distribution dates, subject to the Total Available P&I Funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below. However, no interest will accrue on any of that unpaid interest.

      The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the REMIC
Regular Certificates and the respective REMIC regular interests corresponding to the Floating Rate Classes, on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2007-C6 certificates and each such REMIC regular interest, as the case may be, for the related interest accrual period (in each case reduced by any Mortgage Deferred
Interest allocated to the subject class of series 2007-C6 certificates or the subject REMIC regular interest, as the case may be, for that distribution date).
Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to a Floating Rate Class, any such shortfalls allocated to the corresponding REMIC regular interest will result in a dollar-for-dollar reduction in the interest distributable on that Floating Rate Class.

      On each distribution date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan during the related collection period will be allocated among the respective classes of series
2007-C6 principal balance certificates (exclusive of the Floating Rate
Certificates) and the respective REMIC regular interests corresponding to the
Floating Rate Classes, in reverse order of seniority (based on the priority of payments described under "--Payments--Priority of Payments" below and, in the case of the class A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A certificates and the class A-4FL REMIC regular interest, on a pro rata basis in accordance with accrued interest for the related interest accrual period and, in the case of the class A-M certificates and the class A-MFL REMIC regular interest, on a pro rata basis in accordance with accrued interest for the related interest accrual period and, in the case of the class A-J certificates and the class A-JFL REMIC regular interest on a pro rata basis in accordance with interest accrued during the related interest accrual period), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject interest-bearing class(es) of series 2007-C6 certificates and/or the subject REMIC regular interest (in each case calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate Prepayment
Interest Shortfall). No portion of any Mortgage Deferred Interest will be allocated to the class X certificates.

      Any distributions of interest allocated to the REMIC regular interest corresponding to a Floating Rate Class will be deposited in the applicable subaccount of the certificate administrator's floating rate account and will thereafter be distributed to the holders of the applicable Floating Rate
Certificates and/or the swap counterparty, as applicable.

      Calculation of Pass-Through Rates. The table under "Summary of prospectus supplement--Introduction to the Transaction" in this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the series 2007-C6 certificates. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2007-C6 certificates.

      The pass-through rates for the class A-1, L, M, N, O, P, Q and S certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

                                      S-225

      o     the initial pass-through rate for the subject class of series
            2007-C6 certificates set forth in the table under "Summary of prospectus supplement--Introduction to the Transaction" in this prospectus supplement, and

      o     the Weighted Average Pool Pass-Through Rate for the related distribution date.

      The pass-through rates for the class A-2, A-3, A-3B, A-SB, A-4, A-1A, A-M,
A-J, B, C, D, E, F, G, H, J and K certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool
Pass-Through Rate for the related distribution date.

      The pass-through rate applicable to the class A-4FL, A-MFL and A-JFL REMIC regular interests for each interest accrual period will, in each case, equal the
Weighted Average Pool Pass-Through Rate for the related distribution date.

      For so long as the related swap agreement is in effect and there is no continuing default thereunder, the pass-through rate applicable to each Floating
Rate Class for each interest accrual period will equal LIBOR plus 0.29% in the case of the class A-4FL certificates, LIBOR plus 0.35% in the case of the class
A-MFL certificates and LIBOR plus 0.42% in the case of the class A-JFL certificates. However, the pass-through rate with respect to a Floating Rate
Class may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC regular interest. In addition, if there is a continuing default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to a Floating Rate Class will also convert to a per annum rate equal to the pass-through rate on the corresponding REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for the subject Floating Rate Class will also convert to those of the corresponding REMIC regular interest. "LIBOR" is an independent interest rate index that will be determined monthly as provided in the series 2007-C6 pooling and servicing agreement.

      As described under "--General" above, the total notional amount of the class X certificates from time to time consists of multiple components. The pass-through rate for the class X certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. For purposes of accruing interest during any interest accrual period on any particular component of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, the applicable class X strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during that interest accrual period for the class of series 2007-C6 principal balance certificates whose total principal balance comprises the subject component (or, in the case of a Floating Rate Class, the pass-through rate in effect during that interest accrual period for the corresponding REMIC regular interest).

      The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date by reason of any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by a master servicer or the special servicer.

      The class R and Y certificates will not be interest-bearing and, therefore, will not have pass-through rates.

      Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of each class of series 2007-C6 principal balance certificates (in the case of a
Floating Rate Class, through the corresponding REMIC regular interest) will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject

                                      S-226

to available funds, the total payments of principal to be made on the series
2007-C6 principal balance certificates on any distribution date (in the case of the Floating Rate Certificates, through the respective REMIC regular interests)
will generally equal the Total Principal Distribution Amount for that distribution date.

      The "Total Principal Distribution Amount" for any distribution date will be an amount generally equal to:

      1.    the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO
            Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by a master servicer or the trustee, as applicable, for such distribution date; plus

      2.    the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period; plus

      3.    with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total
            Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause 1. above; plus

      4.    the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause 1., 2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by a master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
            1. above; plus

      5.    if the subject distribution date is subsequent to the initial distribution date, the excess, if any, of (a) the Total Principal
            Distribution Amount for the immediately preceding distribution date, over (b) the total payments of principal made with respect to the series 2007-C6 principal balance certificates on the immediately preceding distribution date; plus

      6.    any amounts that were used to reimburse Nonrecoverable Advances
            (including interest on such Nonrecoverable Advances) from principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

      7.    the amount of any reimbursements of Nonrecoverable Advances
            (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such distribution date where such principal collections would have otherwise been included in the Total
            Principal Distribution Amount for such distribution date pursuant to any of clauses 1. through 4. above;

                                      S-227

provided that, for the final distribution date, the Total Principal Distribution
Amount will be no less than the total Stated Principal Balance of the mortgage pool immediately prior to that distribution date.

      On each distribution date, after all required payments of interest have been made with respect to the class X, A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A certificates and the class A-4FL REMIC regular interest on that date, the certificate administrator will be required to apply any and all remaining Total
Available P&I Funds to make payments of principal with respect to the class A-1,
A-2, A-3, A-3B, A-SB, A-4 and A-1A certificates and the class A-4FL REMIC regular interest on that date. In general:

      o     except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates, until the total principal balance of the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates and the class A-4FL REMIC regular interest is reduced to zero;

      o     except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates or to the applicable subaccount of the certificate administrator's floating rate account with respect to the class A-4FL REMIC regular interest, until the total principal balance of the class A-1A certificates is reduced to zero;

      o     on any given distribution date, beginning with the distribution date in August 2012, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class
            A-SB certificates must be paid down to the class A-SB Planned
            Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3, A-3B or
            A-4 certificates or with respect to the class A-4FL REMIC regular interest;

      o     payments of principal will be made with respect to the class A-4 certificates and the class A-4FL REMIC regular interest on a pro rata basis by total principal balance; and

      o     except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates or to the applicable sub-account of the certificate admininstrator's floating rate account with respect to the class A-4FL REMIC regular interest certificates until the total principal balance of the class A-1, A-2, A-3, A-3B and A-SB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-SB certificates (other than as described in the second preceding bullet) until the total principal balance of the class A-1, A-2, A-3 and A-3B certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3B certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3
            certificates until the total principal balance of the class A-1 and
            A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

      Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date in connection with the termination of the issuing entity, assuming that any two or more of the A-1, A-2, A-3, A-3B, A-SB, A-4,
A-4FL and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A certificates and the class A-4FL REMIC regular interest will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2007-C6 certificates and that REMIC regular interest then outstanding.

                                      S-228

      The "Class A-SB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex E to this prospectus supplement. Such principal balances were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, following retirement of the class A-1,
A-2, A-3 and A-3B certificates, there can be no assurance that the total principal balance of the class A-SB certificates will not be less than) the principal balance that is specified for such distribution date on Annex E to this prospectus supplement.

      Following the retirement of the class A-1, A-2, A-3, A-3B, A-SB, A-4,
A-4FL and A-1A certificates, the holders of the class A-M and A-MFL certificates will, on a collective basis, subject to the available funds and the priority of payments described under "--Payments--Priority of Payments" below, be entitled to receive (in the case of the class A-MFL certificates, through the class A-MFL
REMIC regular interest) payments of principal on each distribution date up to the lesser of:

      o     the total principal balance of the subject classes of series 2007-C6 principal balance certificates outstanding immediately prior to the subject distribution date; and

      o     the excess, if any, of (a) the Total Principal Distribution Amount
            for the subject distribution date, over (b) the total principal balance of the class A-1, A-2, A-3, A-3B, A-SB, A-4 and A-1A certificates and the class A-4FL REMIC regular interest outstanding immediately prior to the subject distribution date.

Such payments of principal will be allocated to the class A-M certificates and, through the class A-MFL REMIC regular interest, to the class A-MFL certificates on a pro rata basis in accordance with the respective total principal balances of the class A-M and A-MFL certificates outstanding immediately prior to the subject distribution date.

      Following the retirement of the class A-1, A-2, A-3, A-3B, A-SB, A-4,
A-4FL, A-1A, A-M and A-MFL certificates, the holders of the class A-J and A-JFL certificates will, on a collective basis, subject to the available funds and the priority of payments described under "--Payments--Priority of Payments" below, be entitled to receive (in the case of the class A-JFL certificates, through the class A-JFL REMIC regular interest) payments of principal on each distribution date up to the lesser of:

      o     the total principal balance of the subject classes of series 2007-C6 principal balance certificates outstanding immediately prior to the subject distribution date; and

      o     the excess, if any, of (a) the Total Principal Distribution Amount
            for the subject distribution date, over (b) the total principal balance of the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A and A-M certificates and the class A-4FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date.

Such payments of principal will be allocated to the class A-J certificates and, through the class A-JFL REMIC regular interest, to the class A-JFL certificates on a pro rata basis in accordance with the respective total principal balances of the class A-J and A-JFL certificates outstanding immediately prior to the subject distribution date.

      Following the retirement of the class A-1, A-2, A-3, A-3B, A-SB, A-4,
A-4FL, A-1A, A-M, A-MFL, A-J and A-JFL certificates, the holders of the class B,
C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will, in the case of each of those classes, subject to the available funds and the priority of payments described under

                                      S-229

"--Payments--Priority of Payments" below, be entitled to receive payments of principal on each distribution date up to the lesser of:

      o     the total principal balance of the subject class of series 2007-C6 principal balance certificates outstanding immediately prior to the subject distribution date; and

      o     the excess, if any, of (a) the Total Principal Distribution Amount
            for the subject distribution date, over (b) the total principal balance of all other classes of series 2007-C6 principal balance certificates that, as described under "--Payments--Priority of
            Payments" below, are senior in right of payment to the subject class of series 2007-C6 principal balance certificates (with each Floating
            Rate Class being deemed to have the same seniority as the
            corresponding REMIC regular interest), outstanding immediately prior to the subject distribution date.

      Notwithstanding the foregoing, on the final distribution date in connection with a termination of the issuing entity, subject to the Total
Available P&I Funds for that final distribution date and the priority of payments described under "--Payments--Priority of Payments" below, the holders of each class of series 2007-C6 principal balance certificates (in the case of a
Floating Rate Class, through the corresponding REMIC regular interest) will be entitled to payments of principal, up to the total principal balance of that class of series 2007-C6 principal balance certificates outstanding immediately prior to that final distribution date.

      Payments of principal with respect to the REMIC regular interest corresponding to a Floating Rate Class will be deposited into the applicable subaccount of the certificate administrator's floating rate account, from which they will be distributed to the holders of the applicable Floating Rate
Certificates.

      If a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i)
first, out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute part of the Total Available P&I
Funds, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute part of the Total
Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement contemplated by clause (i) of the prior sentence. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

      If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2007-C6 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest). In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the issuing entity out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the issuing entity for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2007-C6 principal balance certificates (in the case of a Floating Rate Class, through the corresponding
REMIC regular interest). For purposes of determining the

                                      S-230

respective portions of the Total Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2007-C6 principal balance certificates (in the case of a Floating Rate Class, through the corresponding
REMIC regular interest) will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

      The class X, R and Y certificates do not have principal balances and do not entitle their respective holders to payments of principal.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2007-C6 principal balance certificates or any REMIC regular interest that corresponds to a Floating Rate Class may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2007-C6 principal balance certificates or any REMIC regular interest that corresponds to a
Floating Rate Class, then, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the holder(s)
of that class or REMIC regular interest, as the case may be, will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below and elsewhere in this prospectus supplement, in the case of any class of series
2007-C6 principal balance certificates or any REMIC regular interest that corresponds to a Floating Rate Class, as the case may be, for any distribution date, mean the total amount payable with respect to that class or that REMIC regular interest, as the case may be, as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class or that REMIC regular interest, as the case may be, on all prior distribution dates as discussed under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      Priority of Payments. On each distribution date, the certificate administrator will apply the Total Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Total Available P&I Funds:

ORDER OF         RECIPIENT
PAYMENT      CLASS OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
--------   ---------------------   ------------------------------------------------------------------------------------------

  1st               X*             From the entire Total Available P&I Funds, interest up to the total interest payable on that class, based on entitlement

                 A-1, A-2,         From the portion of the Total Available P&I Funds attributable to the mortgage loans in
             A-3, A-3B, A-SB,      loan group no. 1, interest up to the total interest payable on those classes and that
             A-4 and A-4FL(1)*     REMIC regular interest, pro rata based on entitlement

                   A-1A*           From the portion of the Total Available P&I Funds attributable to the mortgage loans in loan group no. 2, interest up to the total interest payable on that class

  2nd      A-1, A-2, A-3, A-3B,    Principal up to the Loan Group No. 1 Principal Distribution Amount (and, if the class A-1A
               A-SB, A-4 and       certificates are retired, any remaining portion of the Loan Group No. 2 Principal
                A-4FL(1)**         Distribution Amount), first to the class A-SB certificates, until the total principal balance of that class is reduced to the applicable Class A-SB Planned Principal Balance, and then to (a) the class A-1 certificates, (b) the class A-2 certificates, (c) the class
                                   A-3 certificates, (d) the class A-3B certificates, (e) the class A-SB certificates and (f)
                                   the class A-4 certificates and the class A-4FL REMIC regular interest, pro rata by total principal balance, in that order, in each case until retired

                                      S-231

ORDER OF         RECIPIENT
PAYMENT      CLASS OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
--------   ---------------------   ------------------------------------------------------------------------------------------

                  A-1A**           Principal up to the Loan Group No. 2 Principal Distribution Amount (and, if the class A-4 certificates are retired, any remaining portion of the Loan Group No. 1 Principal
                                   Distribution Amount), to the class A-1A certificates, until retired

  3rd            A-1, A-2,         Reimbursement up to the loss reimbursement amounts for those classes and that REMIC
           A-3, A-3B, A-SB, A-4,   regular interest, pro rata based on entitlement, without regard to loan groups
             A-4FL(1) and A-1A
-----------------------------------------------------------------------------------------------------------------------------
  4th             A-M and          Interest up to the total interest payable on the class A-M certificates and the class
                 A-MFL(1)          A-MFL REMIC regular interest (on a pro rata basis by balance)

  5th             A-M and          Principal up to the total principal payable on the class A-M certificates and the class
                 A-MFL(1)          A-MFL REMIC regular interest (on a pro rata basis by balance)

  6th             A-M and          Reimbursement up to the loss reimbursement amounts for the class A-M certificates and the
                 A-MFL(1)          class A-MFL REMIC regular interest (on a pro rata basis by balance)
-----------------------------------------------------------------------------------------------------------------------------
  7th             A-J and          Interest up to the total interest payable on the class A-J certificates and the class
                 A-JFL(1)          A-JFL REMIC regular interest (on a pro rata basis by balance)
  8th
                  A-J and          Principal up to the total principal payable on the class A-J certificates and the class
                 A-JFL(1)          A-JFL REMIC regular interest (on a pro rata basis by balance)
  9th
                  A-J and          Reimbursement up to the loss reimbursement amounts for the class A-J certificates and the
                 A-JFL(1)          class A-JFL REMIC regular interest (on a pro rata basis by balance)
-----------------------------------------------------------------------------------------------------------------------------
  10th               B             Interest up to the total interest payable on that class
  11th               B             Principal up to the total principal payable on that class
  12th               B             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  13th               C             Interest up to the total interest payable on that class
  14th               C             Principal up to the total principal payable on that class
  15th               C             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  16th               D             Interest up to the total interest payable on that class
  17th               D             Principal up to the total principal payable on that class
  18th               D             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  19th               E             Interest up to the total interest payable on that class
  20th               E             Principal up to the total principal payable on that class
  21st               E             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  22nd               F             Interest up to the total interest payable on that class
  23rd               F             Principal up to the total principal payable on that class
  24th               F             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------

                                      S-232

ORDER OF         RECIPIENT
PAYMENT      CLASS OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
--------   ---------------------   ------------------------------------------------------------------------------------------

  25th               G             Interest up to the total interest payable on that class
  26th               G             Principal up to the total principal payable on that class
  27th               G             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  28th               H             Interest up to the total interest payable on that class
  29th               H             Principal up to the total principal payable on that class
  30th               H             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  31st               J             Interest up to the total interest payable on that class
  32nd               J             Principal up to the total principal payable on that class
  33rd               J             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  34th               K             Interest up to the total interest payable on that class
  35th               K             Principal up to the total principal payable on that class
  36th               K             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  37th               L             Interest up to the total interest payable on that class
  38th               L             Principal up to the total principal payable on that class
  39th               L             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  40th               M             Interest up to the total interest payable on that class
  41st               M             Principal up to the total principal payable on that class
  42nd               M             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  43rd               N             Interest up to the total interest payable on that class
  44th               N             Principal up to the total principal payable on that class
  45th               N             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  46th               O             Interest up to the total interest payable on that class
  47th               O             Principal up to the total principal payable on that class
  48th               O             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  49th               P             Interest up to the total interest payable on that class
  50th               P             Principal up to the total principal payable on that class
  51st               P             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  52nd               Q             Interest up to the total interest payable on that class
  53rd               Q             Principal up to the total principal payable on that class
  54th               Q             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  55th               S             Interest up to the total interest payable on that class
  56th               S             Principal up to the total principal payable on that class
  57th               S             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
  58th               R             Any remaining Total Available P&I Funds
-----------------------------------------------------------------------------------------------------------------------------

____________________
*     If the portion of the Total Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A and X classes and the class A-4FL REMIC regular interest, as set forth in the table above, is insufficient for that purpose, then the Total Available
      P&I Funds will be applied to pay interest on all those classes and that
      REMIC regular interest, pro rata based on entitlement.

**    For purposes of receiving distributions of principal from the Loan Group
      No. 1 Principal Distribution Amount, the holders of the class A-1, A-2,
      A-3, A-3B, A-SB and A-4 certificates and the class A-4FL REMIC regular interest will have a prior right, relative to the holders of the class
      A-1A certificates, to any available funds attributable to

                                      S-233

      loan group no. 1; and, for purposes of receiving distributions of principal from the Loan Group No. 2 Principal Distribution Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates and the class A-4FL REMIC regular interest, to any available funds attributable to loan group no. 2. However, notwithstanding the foregoing table, if any two or more of the A-1, A-2, A-3, A-3B, A-SB, A-4, A-4FL and
      A-1A classes are outstanding as of the Senior Principal Distribution
      Cross-Over Date, or if all or any two or more of those classes are outstanding on the final distribution date for the series 2007-C6 certificates, then payments of principal on the outstanding class A-1,
      A-2, A-3, A-3B, A-SB, A-4 and A-1A certificates and the class A-4FL REMIC regular interest will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

(1)   Refers to class REMIC regular interest with that designation. Interest, principal and loss reimbursement amounts in respect of the REMIC regular interest corresponding to a Floating Rate Class will be paid to the applicable subaccount of the certificate administrator's floating rate account for distribution to the holders of the applicable Floating Rate
      Certificates and/or the swap counterparty on the subject distribution date.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of any class A-1, A-2,
A-3, A-3B, A-SB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are (and/or to the applicable subaccount of the certificate administrator's floating rate account if the REMIC regular interest corresponding to a Floating
Rate Class is) then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

      o     the amount of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

      o     a fraction, which in no event may be greater than 1.0 or less than
            0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2007-C6 principal balance certificates or that REMIC regular interest, as the case may be, for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2007-C6 principal balance certificates or that REMIC regular interest, as the case may be, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

      The certificate administrator will thereafter pay any remaining portion of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X certificates.

      For so long as the swap agreement relating to a Floating Rate Class remains in effect and there is no continuing event of default thereunder, prepayment consideration allocated to the corresponding REMIC regular interest will be payable to the swap counterparty. If the swap agreement relating to a
Floating Rate Class is no longer in effect or there is a continuing event of default thereunder, prepayment consideration allocated to the corresponding
REMIC regular interest will be payable to the holders of the applicable Floating
Rate Certificates.

                                      S-234

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

      o     the collectability of any prepayment premium or yield maintenance charge.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

      Payments on the Floating Rate Certificates. All distributions allocable to the REMIC regular interest corresponding to a Floating Rate Class, as well as all payments by the swap counterparty under the swap agreement, will be deposited in the applicable subaccount of the certificate administrator's floating rate account. Payments on a Floating Rate Class, as well as payments to the swap counterparty under the related swap agreement, will be made out of amounts on deposit in the applicable subaccount of the certificate administrator's floating rate account.

      Payments of Post-ARD Additional Interest. The holders of the class Y certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust fund.

TREATMENT OF REO PROPERTIES

      Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the series 2007-C6 certificates and/or the REMIC regular interests corresponding to the Floating Rate Classes,

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the series 2007-C6 certificates and/or the REMIC regular interests corresponding to the Floating Rate Classes, and

      o     the amount of all fees payable to the applicable master servicer, the special servicer, the trustee and the certificate administrator under the series 2007-C6 pooling and servicing agreement.

      In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool
Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds derived from an REO Property administered under the series 2007-C6 pooling and servicing agreement will be applied--

      o     first, to pay, or to reimburse the applicable master servicer, the special servicer, the trustee and/or the certificate administrator for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property,
            and

      o     thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

      To the extent described under "The Series 2007-C6 Pooling and Servicing
Agreement--Advances--Advances of Delinquent Monthly Debt Service Payments" above in this prospectus supplement, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect

                                     S-235

to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C6 principal balance certificates
(exclusive of the Floating Rate Certificates) and the REMIC regular interests corresponding to the Floating Rate Classes.

      On each distribution date, following the payments to be made to the series
2007-C6 certificateholders on that distribution date, the certificate administrator will allocate to the respective classes of the series 2007-C6 principal balance certificates and REMIC regular interests identified in the following table, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class(es) and/or
REMIC regular interest, the aggregate of all Realized Losses and Additional
Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total
Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date exceeds the total principal balance of the series 2007-C6 principal balance certificates (exclusive of the Floating
Rate Certificates) and the REMIC regular interests corresponding to the Floating
Rate Classes, following all distributions made to series 2007-C6 certificateholders on that distribution date.

      ORDER OF ALLOCATION                      CLASS
      -------------------     ---------------------------------------
              1st                                S
              2nd                                Q
              3rd                                P
              4th                                O
              5th                                N
              6th                                M
              7th                                L
              8th                                K
              9th                                J
             10th                                H
             11th                                G
             12th                                F
             13th                                E
             14th                                D
             15th                                C
             16th                                B
             17th             A-J and A-JFL*, pro rata based on total
                                  outstanding principal balances
             18th             A-M and A-MFL*, pro rata based on total
                                  outstanding principal balances
             19th                      A-1, A-2, A-3, A-3B,
                                    A-SB, A-4, A-4FL* and A-1A,
                                      pro rata based on total
                                  outstanding principal balances

____________________
*     Refers to REMIC regular interest with that alphabetic or alphanumeric designation. However, any reduction in the total principal balance of the
      REMIC regular interest corresponding to a Floating Rate Class, as described above, will result in a dollar-for-dollar reduction in the total principal balance of that Floating Rate Class.

                                      S-236

      The allocation of Realized Losses and Additional Trust Fund Expenses, if
any, to a class of series 2007-C6 principal balance certificates or a REMIC regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

      The Realized Loss with respect to a defaulted mortgage loan, or related
REO Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

      o     the outstanding principal balance of the subject mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with all accrued and unpaid interest on such mortgage loan to but not including the due date in the collection period in which the final recovery
            determination was made (exclusive, however, of any portion of that interest that represents Default Interest, Post-ARD Additional
            Interest, prepayment premiums and yield maintenance charges); over

      o     all payments and proceeds, if any, received in respect of such mortgage loan or, to the extent allocable thereto, in respect of any related REO Property, as the case may be, during the collection period in which such final recovery determination was made, which payments or proceeds represent a recovery of principal of or interest on such mortgage loan (exclusive, however, of any portion of that interest that represents Default Interest, Post-ARD
            Additional Interest, prepayment premiums and yield maintenance charges).

      A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

      If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD
Additional Interest, also will be treated as a Realized Loss.

      Realized Losses may include advances (and interest accrued thereon) that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the
Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

      Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and liquidation fees paid to the special servicer;

      o     any interest paid to a master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and/or Default
            Interest actually collected on the related underlying mortgage loan as provided in the series 2007-C6 pooling and servicing agreement;

      o     the cost of certain property inspections by the special servicer at the expense of the issuing entity;

      o     the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with (a) the servicing of the underlying mortgage loans, (b) the administration of the trust fund, (c) certain amendments to the series 2007-C6 pooling and servicing agreement and (d) the recording of the series 2007-C6 pooling and servicing agreement;

      o     to the extent not otherwise covered by a servicing advance, the cost of any appraiser or other expert in real estate matters retained under the series 2007-C6 pooling and servicing agreement;

                                      S-237

      o     any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

            1.    any reimbursements to and indemnifications of the trustee and various related persons and entities described under
                  "Description of the Governing Documents--Rights, Protections,
                  Indemnities and Immunities of the Trustee" in the accompanying base prospectus, and any comparable reimbursements to and
                  indemnifications of the certificate administrator and various related persons and entities,

            2.    any reimbursements to and indemnifications of the master
                  servicers, the special servicer, us and various related
                  persons and entities described under "Description of the
                  Governing Documents--Matters Regarding the Master Servicer,
                  the Special Servicer, the Manager and Us" in the accompanying base prospectus,

            3.    the cost of recording the series 2007-C6 pooling and servicing agreement; and

            4.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
                  Income Tax Consequences--REMICs--Prohibited Transactions Tax
                  and Other Taxes" in the accompanying base prospectus;

      o     rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower; and

      o     any amounts expended on behalf of the issuing entity to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under
            "The Series 2007-C6 Pooling and Servicing Agreement--Realization
            Upon Defaulted Mortgage Loans" in this prospectus supplement.

      In the case of each Outside Serviced Loan Combination, any expenses under the related other pooling and servicing agreement that are similar to Additional
Trust Fund Expenses described above and that relate to such Outside Serviced
Loan Combination could adversely affect the amounts available for payments on the series 2007-C6 certificates and, to the extent paid out of amounts otherwise distributable to the issuing entity with respect to the related Outside Serviced
Mortgage Loan, should be considered Additional Trust Fund Expenses.

                                      S-238

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the recipient, general purpose, source and frequency of payments for those fees and expenses:

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    TYPE / RECIPIENT                AMOUNT                  GENERAL PURPOSE                SOURCE(1)               FREQUENCY
--------------------------------------------------------------------------------------------------------------------------------
FEES(2)
--------------------------------------------------------------------------------------------------------------------------------

Master Servicing Fee /   With respect to each and            Compensation         First, out of recoveries         Monthly
Master Servicers(3)      every underlying mortgage                                of interest with respect
                         loan, including the Ala                                  to the subject mortgage
                         Moana Portfolio Mortgage                                 loan and then, if the
                         Loan and the CGM AmeriCold                               subject mortgage loan and
                         Portfolio Mortgage Loan,                                 any related REO Property
                         each specially serviced                                  has been liquidated, out
                         mortgage loan and each                                   of general collections on
                         mortgage loan, if any, as                                the mortgage pool.
                         to which the corresponding
                         mortgaged real property has
                         become an REO Property, the
                         master servicing fee will:
                         (a) generally be calculated
                         on the same interest
                         accrual basis (i.e., an
                         Actual/360 Basis or a
                         30/360 Basis) as is
                         applicable to the accrual
                         of interest on the subject
                         mortgage loan; and
                         (b) accrue (at an annual
                         rate that ranges, on a
                         loan-by-loan basis, from
                         0.01% to 0.145% per annum)
                         on the same principal
                         amount on which interest
                         accrues or is deemed to
                         accrue from time to time
                         with respect to the subject
                         mortgage loan. Master
                         servicing fees with respect
                         to any underlying mortgage
                         loan will include the
                         primary servicing fees
                         payable by a master
                         servicer to any
                         sub-servicer retained
                         thereby with respect to the
                         subject mortgage loan.(4)
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Primary Servicing Fee    The applicable master               Compensation         First, out of recoveries         Monthly
on the Ala Moana         servicer under the series                                of interest with respect
Portfolio Mortgage       CD 2006-CD3 pooling and                                  to the Ala Moana Portfolio
Loan/CD 2006-CD3         servicing agreement will be                              Mortgage Loan and then, if
Master Servicer(4)       entitled to receive a                                    the Ala Moana Portfolio
                         primary servicing fee                                    Mortgage Loan and any
                         calculated at the rate of                                related REO Property has
                         0.01% per annum for primary                              been liquidated, out of
                         servicing the Ala Moana                                  general collections on the
                         Portfolio Mortgage Loan.                                 mortgage pool.
--------------------------------------------------------------------------------------------------------------------------------

                                      S-239

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    TYPE / RECIPIENT                AMOUNT                  GENERAL PURPOSE                SOURCE(1)               FREQUENCY
--------------------------------------------------------------------------------------------------------------------------------

Primary Servicing Fee    The applicable master               Compensation         First, out of recoveries         Monthly
on the CGM AmeriCold     servicer under the series                                of interest with respect
Portfolio Mortgage       CD 2007-CD4 pooling and                                  to the CGM AmeriCold
Loan/CD 2007-CD4         servicing agreement will be                              Portfolio Mortgage Loan
Master Servicer(4)       entitled to receive a                                    and then, if the CGM
                         primary servicing fee                                    AmeriCold Portfolio
                         calculated at the rate of                                Mortgage Loan and any
                         0.01% per annum for primary                              related REO Property has
                         servicing the CGM AmeriCold                              been liquidated, out of
                         Portfolio Mortgage Loan                                  general collections on the
                                                                                  mortgage pool.
-------------------------------------------------------------------------------------------------------------------------------
Additional Master        o    Prepayment Interest            Compensation         Interest payments made by      Time to time
Servicing Compensation   Excesses on underlying                                   the related mortgagor
/ Master Servicers       mortgage loans that are the                              intended to cover interest
                         subject of a principal                                   accrued on the subject
                         prepayment in full or in part                            principal prepayment with
                         after their due date in any                              respect to the subject
                         collection period.                                       mortgage loan during the
                                                                                  period from and after the
                                                                                  related due date.
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                         o    All interest and               Compensation         Interest and investment          Monthly
                         investment income earned on                              income related to the
                         amounts on deposit in the                                subject accounts (net of
                         master servicers'                                        investment losses).
                         collection accounts and the
                         Serviced Loan
                         Combination-specific
                         custodial accounts
                         maintained by the master
                         servicers.
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                         o    All interest and               Compensation         Interest and investment          Monthly
                         investment income earned on                              income related to the
                         amounts on deposit in the                                subject accounts (net of
                         servicing accounts, reserve                              investment losses).
                         accounts and the defeasance
                         account maintained by the
                         master servicers, to the
                         extent not otherwise
                         payable to the borrowers.
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Special Servicing Fee    With respect to each                Compensation         General collections on the       Monthly
/ Special Servicer       underlying mortgage loan                                 mortgage pool.(9)
                         that is being specially
                         serviced or as to which the
                         related mortgaged real
                         property has become an REO
                         Property, the special
                         servicing fee will:
                         (a) generally be calculated
                         on the same interest
                         accrual basis (i.e., an
                         Actual/360 Basis or a
                         30/360 Basis) as is
                         applicable to the accrual
                         of interest on the subject
                         mortgage loan; and
                         (b) accrue at 0.25%
--------------------------------------------------------------------------------------------------------------------------------

                                      S-240

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    TYPE / RECIPIENT                AMOUNT                  GENERAL PURPOSE                SOURCE(1)               FREQUENCY
--------------------------------------------------------------------------------------------------------------------------------

                         per annum on the same
                         principal amount on which
                         interest accrues or is deemed
                         to accrue from time to time
                         with respect to the subject
                         mortgage loan.(5)
--------------------------------------------------------------------------------------------------------------------------------
Workout Fee / Special    With respect to each                Compensation         Collections of interest        Time to time
Servicer                 underlying mortgage loan                                 (other than Default
                         that has been worked-out                                 Interest and Post-ARD
                         following a Servicing                                    Additional Interest) and
                         Transfer Event and has not                               principal received on the
                         been returned to special                                 subject mortgage loan.(9)
                         servicing as a result of a
                         new Servicing Transfer
                         Event, the workout fee will
                         equal 1.0% of each
                         collection of interest
                         (other than Default
                         Interest and Post-ARD
                         Additional Interest) and
                         principal received on the
                         subject mortgage loan for
                         so long as it remains a
                         worked-out mortgage loan.(5)
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Liquidation Fee /        With respect to any                 Compensation         Out of the full, partial       Time to time
Special Servicer         specially serviced mortgage                              or discounted payoff
                         loan in the trust fund for                               obtained from the related
                         which the special servicer                               borrower and/or
                         obtains a full, partial or                               liquidation proceeds in
                         discounted payoff and with                               respect of the related
                         respect to any specially                                 specially serviced
                         serviced mortgage loan or                                mortgage loan or related
                         REO Property in the trust                                REO Property, as the case
                         fund for which the special                               may be.(9)
                         servicer receives any
                         liquidation proceeds, the
                         liquidation fee will equal
                         1.0% of the related payment
                         or proceeds.(5)(6)
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Special Servicing Fee,   Comparable to the                   Compensation         Out of the full, partial       From time to
Workout Fee and          corresponding fees under                                 or discounted payoff               time
Liquidation Fee on the   the series 2007-C6 pooling                               obtained from the related
Ala Moana Portfolio      and servicing agreement.                                 borrower and/or
Mortgage Loan/CD                                                                  liquidation proceeds in
2006-CD3 Special                                                                  respect of the Ala Moana
Servicer                                                                          Portfolio Mortgage Loan if
                                                                                  it is a specially serviced
                                                                                  mortgage loan or any
                                                                                  related REO Property.
                                                                                  (5)(9)
--------------------------------------------------------------------------------------------------------------------------------
Special Servicing Fee,   Comparable to the                   Compensation         Out of the full, partial       From time to
Workout Fee and          corresponding fees under                                 or discounted payoff               time
Liquidation Fee on the   the series 2007-C6 pooling                               obtained from the related
CGM AmeriCold            and servicing agreement.                                 borrower and/or
Portfolio Mortgage                                                                liquidation proceeds in
Loan/CD 2007-CD4                                                                  respect of the CGM
Special Servicer                                                                  AmeriCold Portfolio
                                                                                  Mortgage Loan if it is a
                                                                                  specially serviced
                                                                                  mortgage loan or any
                                                                                  related REO Property.
                                                                                  (5)(9)
--------------------------------------------------------------------------------------------------------------------------------

                                      S-241

--------------------------------------------------------------------------------------------------------------------------------
    TYPE / RECIPIENT                AMOUNT                  GENERAL PURPOSE                SOURCE(1)               FREQUENCY
--------------------------------------------------------------------------------------------------------------------------------

Additional Special       All interest and investment         Compensation         Interest and investment          Monthly
Servicing Compensation   income earned on amounts on                              income related to the
/ Special Servicer       deposit in the special                                   subject accounts (net of
                         servicer's REO Account.                                  investment losses).
--------------------------------------------------------------------------------------------------------------------------------
Additional Servicing     o    Late payment charges and       Compensation         Late payment charges and       Time to time
Compensation / Master    Default Interest actually                                Default Interest actually
Servicers and/or         collected with respect to                                collected in respect of
Special Servicer(7)      any mortgage loan in the                                 the underlying mortgage
                         trust fund, but only to the                              loans.
                         extent such late payment
                         charges and Default
                         Interest are not otherwise
                         allocable to reimburse the
                         parties to the series
                         2007-C6 pooling and
                         servicing agreement for, or
                         to offset, certain expenses
                         of the issuing entity
                         (including interest on
                         advances), each as provided
                         in the series 2007-C6
                         pooling and servicing
                         agreement.
                         -------------------------------------------------------------------------------------------------------
                         o    All assumption fees,           Compensation         Related payments made by       Time to time
                         assumption application fees,                             mortgagors with respect to
                         modification fees, consent                               the subject mortgage loans.
                         fees, extension fees and
                         similar fees actually
                         collected on the underlying
                         mortgage loans and Serviced
                         Non-Trust Loans.
--------------------------------------------------------------------------------------------------------------------------------
Trustee and              With respect to each                Compensation         General collections on the       Monthly
Certificate              distribution date, an                                    mortgage pool.
Administrator Fee /      amount equal to the
Trustee and              aggregate of, with respect
Certificate              to each and every mortgage
Administrator            loan in the trust fund
                         (including the Ala Moana
                         Portfolio Mortgage Loan and
                         the CGM AmeriCold Portfolio
                         Mortgage Loan), one month's
                         interest accrued at
                         0.00048% per annum on the
                         Stated Principal Balance of
                         the subject mortgage loan
                         outstanding immediately
                         prior to such distribution
                         date (calculated on the
                         same interest accrual
                         basis--i.e., an Actual/360
                         Basis or a 30/360 Basis--as
                         is applicable to the
                         accrual of interest with
                         respect to the subject
                         mortgage loan).
--------------------------------------------------------------------------------------------------------------------------------

                                      S-242

--------------------------------------------------------------------------------------------------------------------------------
    TYPE / RECIPIENT                AMOUNT                  GENERAL PURPOSE                SOURCE(1)               FREQUENCY
--------------------------------------------------------------------------------------------------------------------------------

Additional Certificate   All interest and investment         Compensation         Interest and investment          Monthly
Administrator            income earned on amounts on                              income related to the
Compensation /           deposit in the certificate                               subject accounts (net of
Certificate              administrator's                                          investment losses).
Administrator            distribution account and
                         interest reserve account.
--------------------------------------------------------------------------------------------------------------------------------
EXPENSES
--------------------------------------------------------------------------------------------------------------------------------
Servicing Advances /     To the extent of funds        Reimbursement of expenses  Amounts that represent (a)     Time to time
Master Servicers,        available, the amount of                                 payments made by the
Special Servicer or      any servicing advances.(13)                              related borrower to cover
Trustee                                                                           the item for which such
                                                                                  servicing advance was made
                                                                                  or (b) liquidation
                                                                                  proceeds, condemnation
                                                                                  proceeds, insurance
                                                                                  proceeds and, if
                                                                                  applicable, REO revenues
                                                                                  (in each case, if
                                                                                  applicable, net of any
                                                                                  liquidation fee or workout
                                                                                  fee payable therefrom)
                                                                                  received in respect of the
                                                                                  particular mortgage loan
                                                                                  or related REO Property,
                                                                                  provided that if a master
                                                                                  servicer, special servicer
                                                                                  or certificate
                                                                                  administrator determines
                                                                                  that a servicing advance
                                                                                  is not recoverable out of
                                                                                  collections on the related
                                                                                  underlying mortgage, then
                                                                                  such reimbursement will be
                                                                                  paid out of general
                                                                                  collections on the
                                                                                  mortgage pool.(10)(12)
--------------------------------------------------------------------------------------------------------------------------------
Interest on Servicing    The amount of interest         Payment of interest on    First, out of Default            Monthly
Advances / Master        calculated at a rate per         servicing advances      Interest and late payment
Servicers, Special       annum equal to the prime                                 charges on the related
Servicer or Trustee      rate as published in the                                 mortgage loan, and then,
                         "Money Rates" section of                                 after or at the same time
                         The Wall Street Journal,                                 that advance is
                         accrued on the amount of                                 reimbursed, out of general
                         each outstanding servicing                               collections on the
                         advance.(13)                                             mortgage pool.(10)(12)
--------------------------------------------------------------------------------------------------------------------------------
P&I Advances / Master    To the extent of funds          Reimbursement of P&I     Amounts that represent         Time to time
Servicers and Trustee    available, the amount of         advances made with      late collections of
                         any P&I advances.              respect to the mortgage   interest and principal
                                                                 pool             (net of related master
                                                                                  servicing fees) received
                                                                                  in respect of the related
                                                                                  underlying mortgage loan
                                                                                  or REO Property as to
                                                                                  which such P&I advance was
                                                                                  made, provided that if a
                                                                                  master servicer or
                                                                                  certificate administrator
                                                                                  determines that a P&I
--------------------------------------------------------------------------------------------------------------------------------

                                      S-243

--------------------------------------------------------------------------------------------------------------------------------
    TYPE / RECIPIENT                AMOUNT                  GENERAL PURPOSE                SOURCE(1)               FREQUENCY
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                  advance is not recoverable
                                                                                  out of collections on the
                                                                                  related underlying
                                                                                  mortgage, then out of
                                                                                  general collections on the
                                                                                  mortgage pool.(10)(12)
--------------------------------------------------------------------------------------------------------------------------------
Interest on P&I          The amount of interest         Payment of interest on    First, out of Default            Monthly
Advances / Master        calculated at a rate per            P&I advances         Interest and late payment
Servicers and Trustee    annum equal to the prime                                 charges on the related
                         rate as published in the                                 mortgage loan and then,
                         "Money Rates" section of                                 after or at the same time
                         The Wall Street Journal,                                 that advance is
                         accrued on the amount of                                 reimbursed, out of general
                         each outstanding P&I                                     collections on the
                         advance.                                                 mortgage pool.(10)(12)
--------------------------------------------------------------------------------------------------------------------------------
Cost of property         To the extent of funds           Payment of expenses     Out of general collections     Time to time
inspections incurred     available, the amount of                                 on the mortgage pool.(12)
by special servicer      the outstanding expenses.
(other than interest
on servicing advances
or P&I advances,
special servicing
fees, workout fees and
liquidation fees)
--------------------------------------------------------------------------------------------------------------------------------
Reimbursement of costs   To the extent of funds        Reimbursement of expenses  General collections on the     Time to time
and expenses for         available, the costs and                                 mortgage pool.(12)
environmental testing    expenses in connection with
and the remediation of   environmental testing and
adverse environmental    the remediation of adverse
conditions at any        environmental condition at
mortgaged real           any mortgaged real property
property / Special       that secures a defaulted
Servicer                 mortgage loan in the trust
                         fund (such costs and
                         expenses will be incurred
                         only if the Special
                         Servicer has determined to
                         acquire title or possession
                         of the related mortgaged
                         real property).
--------------------------------------------------------------------------------------------------------------------------------
Cost of an independent   To the extent of funds           Payment of expenses     General collections on the     Time to time
appraiser or other       available, the cost of such                              mortgage pool.(12)
expert in real estate    independent appraiser or
matters                  other expert in real estate
                         matters.
--------------------------------------------------------------------------------------------------------------------------------
Fees of an independent   To the extent of funds           Payment of expenses     General collections on the     Time to time
contractor retained to   available, the amount of                                 mortgage pool.(12)
manage an REO Property   the fees of such
                         independent contractor.
--------------------------------------------------------------------------------------------------------------------------------
Servicing expenses,      To the extent of funds          Payment of servicing     General collections on the     Time to time
that would, if           available, the amount of              expenses           mortgage pool.(12)
advanced by a master     such servicing expense.
servicer or special
servicer, constitute
--------------------------------------------------------------------------------------------------------------------------------

                                      S-244

--------------------------------------------------------------------------------------------------------------------------------
    TYPE / RECIPIENT                AMOUNT                  GENERAL PURPOSE                SOURCE(1)               FREQUENCY
--------------------------------------------------------------------------------------------------------------------------------

nonrecoverable
servicing advances
--------------------------------------------------------------------------------------------------------------------------------
Amounts payable or       Amounts (other than normal    Payment or reimbursement   General collections on the     Time to time
reimbursable to a        monthly payments)               or amounts payable by    mortgage pool.
Serviced Non-Trust       specifically payable or          the issuing entity
Loan Noteholder          reimbursable to such party
                         by the issuing entity in
                         its capacity as holder of
                         any underlying mortgage
                         loan that is part of a
                         Serviced Loan Combination,
                         pursuant to the terms of
                         the related co-lender or
                         intercreditor agreement.
--------------------------------------------------------------------------------------------------------------------------------
Indemnification of       Any cost or expenses in            Indemnification       General collections on the     Time to time
expenses in connection   connection with any actions                              mortgage pool.(12)
with the termination     taken by any party to the
and removal of a         series 2007-C6 pooling and
master servicer or the   servicing agreement with
special servicer as a    respect to the termination
result of an Event of    and removal of a master
Default / the            servicer or special
applicable party to      servicer following an Event
the series 2007-C6       of Default (if not paid by
pooling and servicing    the defaulting party within
agreement                90 days after notice of
                         such costs and expenses).
--------------------------------------------------------------------------------------------------------------------------------
Cost of transferring     The cost of transferring         Payment of expenses     General collections on the     Time to time
mortgage files and       mortgage files and related                               mortgage pool.
related documents to a   documents to a successor
successor trustee        trustee.
/Trustee
--------------------------------------------------------------------------------------------------------------------------------
Cost of opinions or      To the extent of funds           Payment of expenses     General collections on the     Time to time
advice of counsel /      available, the cost of such                              mortgage pool.(12)
Party incurring such     opinions of counsel or
expense                  advice of counsel.
--------------------------------------------------------------------------------------------------------------------------------
Payment of any           The amount of any federal,      Payment of taxes and     General collections on the     Time to time
federal, state and       state and local taxes             related expenses       mortgage pool.
local taxes imposed on   imposed on the issuing
the issuing entity,      entity, its assets and/or
its assets and/or        transactions, together with
transactions, together   all incidental costs and
with all incidental      expenses.
costs and expenses,
that are required to
be borne by the trust
/ Party incurring such
expense
--------------------------------------------------------------------------------------------------------------------------------

                                      S-245

--------------------------------------------------------------------------------------------------------------------------------
    TYPE / RECIPIENT                AMOUNT                  GENERAL PURPOSE                SOURCE(1)               FREQUENCY
--------------------------------------------------------------------------------------------------------------------------------

Tax-Related Expenses /   The amount of any                Payment of expenses     General collections on the     Time to time
Tax Administrator        professional fees or                                     mortgage pool.
                         expenses related to audits
                         or any administrative or
                         judicial proceedings with
                         respect to the issuing
                         entity that involve the IRS
                         or state tax authorities.
--------------------------------------------------------------------------------------------------------------------------------
Funds necessary for      To the extent of funds           Payment of expenses     Amounts on deposit in the      Time to time
the proper operation,    available, the amount of                                 account established by the
management, leasing,     the expenses for the proper                              special servicer for the
maintenance and          operation, management,                                   retention of revenues and
disposition of any       leasing, maintenance and                                 other proceeds derived
administered REO         disposition of such REO                                  from such REO Property.(12)
Property/ Special        Property.
Servicer
--------------------------------------------------------------------------------------------------------------------------------
The cost or expenses     The amount of such cost or       Indemnification of      General collections on the     Time to time
incurred in connection   expenses.                             expenses           mortgage pool, to the
with determining the                                                              extent of amounts
identity of the series                                                            otherwise payable with
2007-C6 controlling                                                               respect to the series
class representative                                                              2007-C6 controlling class.
--------------------------------------------------------------------------------------------------------------------------------
The cost of recording    The amount of recording          Payment of expenses     General collections on the     Time to time
the series 2007-C6       costs.                                                   mortgage pool.
pooling and servicing
agreement
--------------------------------------------------------------------------------------------------------------------------------
Cost of obtaining        The amount of rating agency      Payment of expenses     General collections on the     Time to time
rating confirmations     fees and expenses.                                       mortgage pool.(12)
from the rating
agencies, to the
extent not otherwise
payable by a borrower
or a party to the
series 2007-C6 pooling
and servicing agreement
--------------------------------------------------------------------------------------------------------------------------------
Indemnification          Any loss, liability or             Indemnification       General collections on the     Time to time
Expenses/ Trustee,       reasonable "out-of-pocket"                               mortgage pool.(11)(12)
Certificate              expense arising out of, or
Administrator and any    incurred in connection with
affiliate, director,     the series 2007-C6 pooling
officer, employee or     and servicing agreement,
agent of the Trustee     the underlying mortgage
or Certificate           loans or the series 2007-C6
Administrator            certificates (provided that
                         such loss, liability or
                         expense constitutes an
                         "unanticipated expense"
                         within the meaning of
                         Treasury regulations
                         section 1.860G-1(b)(3)(ii)).
--------------------------------------------------------------------------------------------------------------------------------

                                      S-246

--------------------------------------------------------------------------------------------------------------------------------
    TYPE / RECIPIENT                AMOUNT                  GENERAL PURPOSE                SOURCE(1)               FREQUENCY
--------------------------------------------------------------------------------------------------------------------------------

Indemnification          Any loss, liability or             Indemnification       General collections on the     Time to time
Expenses/ the            reasonable expense incurred                              mortgage pool.(11)(12)
Depositor, the Master    in connection with the
Servicers or the         series 2007-C6 pooling and
Special Servicer and     servicing agreement or the
any affiliate,           series 2007-C6 certificates.
director, officer,
employee or agent of
the Depositor, a
Master Servicer or the
Special Servicer
--------------------------------------------------------------------------------------------------------------------------------
Servicing Advances,      Comparable to corresponding        Indemnification       Collections on the Ala         From time to
Interest on Servicing    expenses under the series                                Moana Portfolio Mortgage          time.
Advances, Interest on    2007-C6 pooling and                                      Loan.
Delinquency Advances     servicing agreement.(13)
for Related Non-Trust
Loans, Servicing
Expenses and
Indemnification
Expenses/Parties to CD
2006-CD3 Pooling and
Servicing Agreement
and Related Persons
--------------------------------------------------------------------------------------------------------------------------------
Servicing Advances,      Comparable to corresponding        Indemnification       Collections on the CGM         From time to
Interest on Servicing    expenses under the series                                AmeriCold Portfolio Loan           time
Advances, Servicing      2007-C6 pooling and                                      Combination.
Expenses and             servicing agreement.(13)
Indemnification
Expenses/Parties to CD
2007-CD4 Pooling and
Servicing Agreement
and Related Persons
--------------------------------------------------------------------------------------------------------------------------------

                                      S-247

__________________________
(1)   Unless otherwise specified, the fees and expenses shown in this table are paid or reimbursed (or retained by a master servicer, the special servicer, the trustee or certificate administrator in some cases involving amounts owed to any of them) prior to distributions on the certificates.

(2)   If the trustee succeeds to the position of master servicer or special servicer, it will be entitled to receive the same fees and expense reimbursements of the departing master servicer or special servicer, as the case may be, described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2007-C6 pooling and servicing agreement. See "Description of the Governing Documents--Amendment" in the
      accompanying base prospectus.

(3)   The master servicing fee for each mortgage loan will include the excess servicing strip, which may be pledged or transferred to a third party, as described under "The Series 2007-C6 Pooling and Servicing
      Agreement--Servicing and Other Compensation and Payment of Expenses--The
      Master Servicing Fee" in this prospectus supplement.

(4)   The applicable master servicer under the series CD 2006-CD3 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the Ala Moana Portfolio Mortgage Loan under the series CD
      2006-CD3 pooling and servicing agreement. The applicable master servicer under the series CD 2007-CD4 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the CGM AmeriCold
      Portfolio Mortgage Loan under the series CD 2007-CD4 pooling and servicing agreement. See "Servicing of the Ala Moana Portfolio Mortgage Loan" and
      "Servicing of the CGM AmeriCold Portfolio Mortgage Loan" in this prospectus supplement.

(5)   No special servicing fee, workout fee or liquidation fee will be payable with respect to the Ala Moana Portfolio Mortgage Loan or the CGM AmeriCold
      Portfolio Mortgage Loan under the series 2007-C6 pooling and servicing agreement. Instead, such fees will be payable with respect to (i) the Ala
      Moana Portfolio Mortgage Loan under the series CD 2006-CD3 pooling and servicing agreement and (ii) the CGM AmeriCold Portfolio Mortgage Loan under the series CD 2007-CD4 pooling and servicing agreement. See
      "Servicing of the Ala Moana Portfolio Mortgage Loan" and "Servicing of the
      CGM AmeriCold Portfolio Mortgage Loan" in this prospectus supplement.

(6)   Circumstances as to when a liquidation fee is not payable are set forth under "The Series 2007-C6 Pooling and Servicing Agreement--Servicing and
      Other Compensation and Payment of Expenses--Principal Special Servicing
      Compensation--The Liquidation Fee" in this prospectus supplement.

(7)   Allocable between the master servicers and the special servicer as provided in the series 2007-C6 pooling and servicing agreement.

(8)   Expenses incurred by the issuing entity in connection with the payment of the subject fee may be offset by Default Interest and late payment charges received on the related underlying mortgage loan.

(9)   If the subject underlying mortgage loan is part of a Loan Combination, the subject fee may, to the extent permitted by the related co-lender agreement, be paid out of or offset by amounts otherwise payable to the holder of a related Subordinate Non-Trust Mortgage Loan, if any.

(10)  See "The Series 2007-C6 Pooling and Servicing Agreement--Advances" in this prospectus supplement for a more detailed discussion regarding reimbursement of, and payment of interest on, advances.

(11)  In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C6 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 2007-C6 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series
      2007-C6 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance the reimbursement of which has otherwise been provided for under the series 2007-C6 pooling and servicing agreement, or (d) allocable overhead. For further information, see
      "Description of the Governing Documents--Rights, Protections, Indemnities
      and Immunities of the Trustee" and "--Matters Regarding the Master
      Servicers, the Special Servicer, the Manager and Us" in the accompanying base prospectus.

(12)  If the subject underlying mortgage loan is part of a Serviced Loan
      Combination, the subject expense may, to the extent permitted by the related co-lender agreement, be paid out of or offset by amounts otherwise payable to the holder of a related Subordinate Non-Trust loan.

(13)  See "Description of the Mortgage Pool--The Loan Combinations" and
      "Servicing of the Ala Moana Portfolio Mortgage Loan," and "Servicing of
      the CGM AmeriCold Portfolio Mortgage Loan" in this prospectus supplement.

                                      S-248

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicers and the special servicer, and in any event delivered to the certificate administrator, the certificate administrator will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the certificate administrator, a distribution date statement substantially in the form of Annex D to this prospectus supplement.

      Monthly, the special servicer will deliver or cause to be delivered to the applicable master servicer the following reports, among others, with respect to the specially serviced mortgage loans and any REO Properties in the trust fund, providing the required information (as of the end of the preceding calendar month): (i) a CMSA property file; (ii) a CMSA comparative financial status report; (iii) a CMSA financial file; (iv) a CMSA special servicer loan file; (v)
a CMSA historical loan modification and corrected mortgage loan report; (vi) a
CMSA REO status report; (vii) a CMSA loan level reserve/LOC report; and (viii) a
CMSA delinquent loan status report.

      Monthly, the master servicers will be required to furnish to the certificate administrator the CMSA loan periodic update file providing the required information for the mortgage loans as of the related determination date.

      Monthly (beginning in November 2007), each master servicer will be required to deliver or cause to be delivered to the certificate administrator
(in electronic format acceptable to that master servicer and the certificate administrator) the following reports, among others, with respect to the applicable portion of the mortgage pool: (A) the most recent CMSA historical loan modification and corrected mortgage loan report and CMSA REO status report received from the special servicer; (B) a CMSA property file, a CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the special servicer and the applicable master servicer); (C) a CMSA loan level reserve/LOC report, a CMSA delinquent loan status report and a CMSA advance recovery report, each with the required information as of such determination date (in each case combining the reports prepared by the special servicer and the applicable master servicer); and (D) a
CMSA servicer watch list with the required information as of such determination date.

      Each master servicer will be entitled, absent manifest error, to conclusively rely on the reports to be provided by the special servicer as described above. The certificate administrator will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicers. In the case of information or reports to be furnished by a master servicer to the certificate administrator, to the extent that such information is based on reports to be provided by the special servicer and to the extent that such reports are to be prepared and delivered by the special servicer, that master servicer will have no obligation to provide such information or reports until it has received such information or reports from the special servicer, and that master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's failure to timely provide any report.

      In addition, the special servicer with respect to each specially serviced mortgage loan and REO Property, and the applicable master servicer with respect to each non-specially serviced mortgage loan, will each prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Reports to
Certificateholders; Available Information--Other Information" below, the applicable master servicer and the special servicer will make available to the certificate administrator, the series 2007-C6 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), in each case upon request, all of the operating statement analysis reports so prepared or updated; provided, that if the requesting party is a certificateholder,

                                      S-249

certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), a master servicer or the special servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies. See "The series 2007-C6 Pooling and Servicing
Agreement--Inspections; Collection of Operating Information" in this prospectus supplement.

      Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2007-C6 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally and as adopted by the master servicers and the special servicer.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates.
Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrators' internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee, the certificate administrator and the series 2007-C6 certificate registrar are required to recognize as certificateholders only those persons in whose names the series
2007-C6 certificates are registered on the books and records of the certificate registrar.

      Information Available Electronically. On each distribution date, the certificate administrator will make available to Privileged Persons via its internet website, which is currently located at "www.etrustee.net," (i) the monthly distribution date statement, (ii) the CMSA loan periodic update file,
CMSA loan setup file, CMSA bond file and CMSA collateral summary file, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the related prospectus supplement, the accompanying base prospectus and the series
2007-C6 pooling and servicing agreement, and (v) any other items at our request.
In addition, on or prior to each distribution date, the certificate administrator will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports, (ii) the CMSA property file and
(iii) any other items at the request of the Depositor. The certificate administrator will provide access to such restricted reports, upon request, to each Privileged Person.

      The certificate administrator will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source.

      The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or 15(d)
of the Exchange Act (to the extent filed by or furnished to the certificate administrator) will be made available on the website of the certificate administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See "Description of the
Certificates--Incorporation of Certain Documents by Reference; Reports Filed
with the SEC" in the accompanying base prospectus.

      The certificate administrator will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written request, a copy of any and all of the information (in its possession or delivered by us to the certificate

                                      S-250

administrator) that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Such information will be delivered electronically by the certificate administrator.
Requests for this information should be made to the certificate administrator at its corporate trust office at LaSalle Bank National Association: 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securities and Trust Services - Citigroup Commercial Mortgage Trust 2007-C6,
Series 2007-C6.

      In connection with providing access to its internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series 2007-C6 pooling and servicing agreement.

      The master servicers and the special servicer may, but are not required to, each make available on or prior to the distribution date in each month to any interested party via its internet website (i) the monthly distribution date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series 2007-C6 pooling and servicing agreement, the accompanying base prospectus and the related prospectus supplement and (iii) any other items at our request. In addition, the master servicers and the special servicer may, but are not required to, each make available each month via its internet website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any Privileged Person, with the use of a password provided by the applicable master servicer, the Restricted
Servicer Reports, the CMSA financial file and the CMSA property file. Any
Restricted Servicer Report or Unrestricted Servicer Report that is not available on the applicable master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related distribution date, will be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the applicable master servicer, upon request, to any person otherwise entitled to access such report on the applicable master servicer's internet website.

      In connection with providing access to a master servicer's or the special servicer's internet website, that master servicer or the special servicer, as applicable, may require registration and the acceptance of a disclaimer.

      Other Information. The series 2007-C6 pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses 1, 2
(other than monthly distribution date statements, the related prospectus supplement and the accompanying base prospectus), 3, 5, 6, 8, 9, 10, 11 and 12), the special servicer (with respect to the items in clauses 3, 7, 8 (with respect to specially serviced mortgage loans), 9 and 10) and the certificate administrator (with respect to the items in clauses 2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days' prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the applicable master servicer, the special servicer or the certificate administrator, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), originals or copies of, among other things, the following items:

      1.    the series 2007-C6 pooling and servicing agreement, including exhibits, and any amendments to the series 2007-C6 pooling and servicing agreement;

      2.    the related prospectus supplement and the accompanying base prospectus, all monthly distribution date statements delivered, or otherwise electronically made available, to series 2007-C6 certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described under the heading "--Reports to Certificateholders;
            Available Information--Certificateholder Reports" above, by the subject master servicer since the date of initial issuance of the offered certificates;

                                      S-251

      3.    all statements of compliance delivered to the certificate
            administrator by the applicable master servicer and/or the special servicer (in the case of a master servicer and the special servicer, only with respect to statements of compliance delivered by that party) since the Issue Date, as described under "The Series 2007-C6
            Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

      4.    all assessment of compliance reports and attestation reports delivered to the certificate administrator with respect to a master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series
            2007-C6 Pooling and Servicing Agreement--Evidence as to Compliance"
            in this prospectus supplement;

      5.    the most recent inspection report with respect to each mortgaged real property for an underlying mortgage loan (other than the Ala
            Moana Portfolio Mortgage Loan and the CGM AmeriCold Portfolio
            Mortgage Loan) prepared by the subject master servicer or received by the subject master servicer from the special servicer and any environmental assessments prepared, in each case as described under
            "The Series 2007-C6 Pooling and Servicing Agreement--Inspections;
            Collection of Operating Information" in this prospectus supplement;

      6.    the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan (other than the Ala Moana Portfolio Mortgage Loan and the CGM AmeriCold
            Portfolio Mortgage Loan) collected or otherwise received by the subject master servicer as described under "The Series 2007-C6
            Pooling and Servicing Agreement--Inspections; Collection of
            Operating Information" in this prospectus supplement;

      7.    any and all modifications, waivers and amendments of the terms of an underlying mortgage loan (other than the Ala Moana Portfolio
            Mortgage Loan and the CGM AmeriCold Portfolio Mortgage Loan) entered into by the special servicer and the asset status report prepared pursuant the series 2007-C6 pooling and servicing agreement;

      8.    all of the servicing files with respect to the underlying mortgage loans that the subject master servicer is servicing (other than the
            Ala Moana Portfolio Mortgage Loan and the CGM AmeriCold Portfolio
            Mortgage Loan), exclusive of any items therein that may not be disclosed by reason of contract or applicable law;

      9.    any and all officers' certificates and other evidence delivered by a master servicer or the special servicer, as the case may be (and only with respect to officer's certificates delivered by that party), to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal;

      10.   all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the subject master servicer or the special servicer (and only with respect to those items maintained by that party);

      11.   all reports and files received by the applicable master servicer with respect to the Ala Moana Portfolio Mortgage Loan under the related co-lender agreement or the series CD 2006-CD3 pooling and servicing agreement; and

      12.   all reports and files received by the applicable master servicer with respect to the CGM AmeriCold Portfolio Mortgage Loan under the related co-lender agreement or the series CD 2007-CD4 pooling and servicing agreement.

                                      S-252

Copies of any and all of the foregoing items will be available from the master servicers, the special servicer or the certificate administrator, as the case may be, upon request. However, the applicable master servicer, the special servicer or the certificate administrator, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

      In connection with providing access to or copies of the items described above, the certificate administrator, a master servicer or the special servicer, as applicable, may require:

      o     in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C6 pooling and servicing agreement or otherwise reasonably acceptable to the certificate administrator, the applicable master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), confirmation executed by the requesting person or entity, in the form attached to the series 2007-C6 pooling and servicing agreement or otherwise reasonably acceptable to the certificate administrator, the applicable master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates (or a licensed or registered investment adviser representing a prospective purchaser), is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

      In addition, any holder of an offered certificate will be deemed, by virtue of its acceptance of that certificate, to keep confidential any information received by it from the certificate administrator, the applicable master servicer or the special servicer as described above.

VOTING RIGHTS

      The voting rights for the series 2007-C6 certificates will be allocated among the respective classes of those certificates as follows:

      o     96.0% of the voting rights will be allocated among the holders of the various classes of series 2007-C6 certificates that have principal balances, pro rata in accordance with those principal balances;

      o     4.0% of the voting rights will be allocated among the holders of the class X certificates, pro rata in accordance with their respective total notional amounts; and

      o     0.0% of the voting rights will be allocated among the holders of the class R and Y certificates.

provided that, solely for the purpose of determining the voting rights of the classes of series 2007-C6 certificates specified in the first bullet, Appraisal
Reduction Amounts (determined as set forth herein) will be treated as Realized
Losses with respect to the calculation of the total principal balances of such certificates (but Appraisal Reduction Amounts will not reduce the total principal balance of any class for purposes of determining the series 2007-C6 controlling class, the series 2007-C6 controlling class representative or the
Majority Controlling Class Certificateholder).

                                      S-253

      Voting rights allocated to a class of series 2007-C6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

      The obligations created by the series 2007-C6 pooling and servicing agreement will terminate following the earliest of:

      1.    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund;
            and

      2.    the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the Majority Controlling Class
            Certificateholder, the special servicer, or a master servicer, in that order of preference.

      Written notice of termination of the series 2007-C6 pooling and servicing agreement will be given to each series 2007-C6 certificateholder. The final payment with respect to each series 2007-C6 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2007-C6 certificate registrar or at any other location specified in the notice of termination.

      Any purchase by the Majority Controlling Class Certificateholder, the
special servicer or a master servicer of all the mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

      o     the sum of--

            1.    the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO
                  Properties, together with--

                  (a)   all unpaid and unadvanced interest, other than Default
                        Interest and Post-ARD Additional Interest, on those
                        mortgage loans up to, but not including their respective
                        due dates in the related collection period, and

                  (b)   all unreimbursed advances for those mortgage loans,
                        together with any interest on those advances owing to
                        the parties that made them, and

            2.    the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser selected by the
                  master servicers and approved by the certificate
                  administrator; minus

      o     if the purchaser is a master servicer or the special servicer, the aggregate amount of unreimbursed advances made by that servicer, together with any interest accrued and payable to that servicer in respect of unreimbursed advances in accordance with the series
            2007-C6 pooling and servicing agreement and any unpaid master servicing fees or special servicing fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the applicable master servicer or the special servicer, as the case may be, in connection with such purchase).

      That purchase will result in early retirement of the then outstanding series 2007-C6 certificates. However, the right of the Majority Controlling
Class Certificateholder, the special servicer or a master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, be

                                      S-254

less than 1.0% of the initial total principal balance of all the series 2007-C6 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C6 certificateholders, will constitute part of the Total Available P&I Funds for the final distribution date.

      In addition, following the date on which the total principal balance of the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL,
B, C, D, E, F, G, H, J and K certificates are reduced to zero, the issuing entity may also be terminated, with the consent of 100 percent of the remaining series 2007-C6 certificateholders (other than the class R certificateholders)
and subject to such additional conditions as may be set forth in the series
2007-C6 pooling and servicing agreement, in connection with the exchange of all the remaining series 2007-C6 certificates for all the mortgage loans and foreclosure properties held by the issuing entity at the time of the exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor, and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

      o     the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

                                      S-255

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity of the class
X certificates will be extremely sensitive to, and the yield to maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

      Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-C6 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-C6 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan included in the trust fund will be paid in full on its anticipated repayment date.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      The yield to investors on the class X certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. A payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of any class of series 2007-C6 principal balance certificates may result in a reduction in the total notional amount of the class X certificates. If you are considering the purchase of class X certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

      In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X certificates will vary with

                                      S-256

changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2007-C6 principal balance certificates.

      Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

      o     the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      A reduction of the total principal balance of a class of series 2007-C6 principal balance certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense will result in a reduction in the total notional amount of the class X certificates.

      Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

      In addition, if a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute part of the Total Available P&I
Funds, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise that would otherwise constitute part of the Total Available P&I Funds. As a result, the Total
Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the

                                      S-257

amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

      The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates and the class A-4FL REMIC regular interest. As a result, the holders of the class A-1, A-2, A-3, A-3B, A-SB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class
A-1, A-2, A-3, A-3B, A-SB, A-4 and A-4FL certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1.
Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans included in the trust fund:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including--

            1.    provisions that require the payment of prepayment premiums and yield maintenance charges,

            2.    provisions that impose prepayment lock-out periods, and

            3.    amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

      o     the general supply and demand for commercial and multifamily rental space and manufactured housing community pads of the type available at the related mortgaged real properties in the areas in which those properties are located;

      o     the quality of management of the mortgaged real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors," "Description of the Mortgage Pool," "The Series
2007-C6 Pooling and Servicing Agreement," "Servicing of the Ala Moana Portfolio
Mortgage Loan" and "Servicing of the CGM AmeriCold Portfolio Mortgage Loan" in
this prospectus supplement and "Description of the Governing Documents" and
"Yield and Maturity Considerations" in the accompanying base prospectus.

                                      S-258

      The rate of prepayment on the mortgage loans included in the trust fund is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

      A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      o     the overall rate of prepayment or default on the underlying mortgage loans.

      Unpaid Interest. If the portion of the Total Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Total Available P&I Funds on those subsequent distribution dates and the priority of payments described under
"Description of the Offered Certificates--Payments--Priority of Payments" in
this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

                                      S-259

PREPAYMENT MODELS

      Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

      The yield to investors on the class X certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the Mortgage Loans. If you are contemplating an investment in the class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage
Loans could result in your failure to fully recover your initial investment.

      The table set forth on Annex C-1 to this prospectus supplement shows pre-tax corporate bond equivalent yields for the class X certificates based on the Maturity Assumptions (except to the extent otherwise indicated in Annex
C-1), and further assuming the specified purchase prices and the indicated
prepayment scenarios. Those assumed purchase prices are, in each case--

      o     expressed as a percentage of the initial total notional amount of the class X certificates, and

      o     exclusive of accrued interest.

      The yields set forth in the table on Annex C-1 to this prospectus supplement with respect to the class X certificates were calculated by:

      o     determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class X certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

            1.    each of the assumed purchase prices for the class X
                  certificates, plus

            2.    accrued interest at the initial pass-through rate for the
                  class X certificates from and including July 1, 2007 to but excluding an assumed settlement date of July 31, 2007; and

      o     converting those monthly discount rates to corporate bond equivalent rates.

      Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on their class X certificates. Consequently, they do not purport to reflect the return on any investment on the class X certificates when reinvestment rates are considered.

      There can be no assurance that--

      o     the Mortgage Loans will prepay in accordance with the assumptions used in preparing the table on Annex C-1 to this prospectus supplement,

                                      S-260

      o     the Mortgage Loans will prepay as assumed at any of the rates shown in the table on Annex C-1 to this prospectus supplement,

      o     the Mortgage Loans will not experience losses,

      o     the Mortgage Loans will not be liquidated during any applicable prepayment lockout period or during any other period that
            prepayments are assumed not to occur,

      o     the cash flows on the class X certificates will correspond to the cash flows shown in this prospectus supplement, or

      o     the purchase price of the class X certificates will be as assumed.

It is unlikely that the Mortgage Loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of those Mortgage Loans will so prepay at the same rate. Actual yields to maturity for investors in the class X certificates may be materially different than those indicated with respect to that class in the table on Annex C-1 to this prospectus supplement.
Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any of the class X certificates.

WEIGHTED AVERAGE LIVES

      The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

      o     multiply the amount of each principal payment on the certificate by the number of years or any fraction thereof from the assumed settlement date to the related distribution date;

      o     sum the results; and

      o     divide the sum by the total amount of the reductions in the principal balance of the certificate.

      Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

      As described in this prospectus supplement, the Total Principal
Distribution Amount for each distribution date will be allocated among the respective classes of the series 2007-C6 certificates (in the case of a Floating
Rate Class, through the corresponding REMIC regular interest) as described under
"Description of the Offered Certificates--Payments--Payments of Principal" and
"--Payments--Priority of Payments" in this prospectus supplement. Because of the order in which the Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2007-C6 certificates with principal balances.

                                      S-261

      The tables set forth in Annex C-2 to this prospectus supplement show with respect to each class of offered certificates with principal balances--

      o     the weighted average life of that class, and

      o     the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Maturity
            Assumptions.

      We make no representation that--

      o     the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the
            CPRs shown or at any other particular prepayment rate,

      o     all the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

      o     mortgage loans in the trust fund that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                LEGAL PROCEEDINGS

      There are no legal proceedings pending against us, the sponsors, the trustee, the certificate administrator, the issuing entity, any master servicer or the special servicer, or to which any property of the foregoing parties are subject, that is material to the series 2007-C6 certificateholders, nor do we have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

      o     purchase the mortgage loans that we will include in the issuing entity, and

      o     pay expenses incurred in connection with the issuance of the series
            2007-C6 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      Upon the issuance of the offered certificates, Thacher Proffitt & Wood
LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C6 pooling and servicing agreement, the series CD 2006-CD3 pooling and servicing agreement and the series
CD 2007-CD4 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created by the issuing entity in compliance with the terms of the series 2007-C6 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G of the
Internal Revenue Code. In addition, in the opinion of Thacher Proffitt & Wood
LLP: (i) the portion of the trust fund consisting of the Post-ARD Additional
Interest collected on any ARD Loan will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the class Y certificates will evidence beneficial ownership interests in that grantor trust; and (ii) with respect to each Floating Rate Class, the

                                      S-262

corresponding REMIC regular interest, the related interest rate swap agreement and the applicable subaccount of the certificate administrator's floating rate account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the applicable Floating Rate Certificates will represent undivided beneficial ownership interests in that grantor trust.

      The assets of REMIC I will generally include--

      o     the underlying mortgage loans,

      o     any REO Properties acquired on behalf of the series 2007-C6 certificateholders,

      o     the master servicers' collection accounts,

      o     the master servicers' Serviced Loan Combination-specific custodial accounts (exclusive of amounts on deposit therein allocable to the related Serviced Non-Trust Loan(s)),

      o     the special servicer's REO account, and

      o     the certificate administrator's distribution account and interest reserve account.

      For federal income tax purposes,

      o     the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A, A-M, A-J, B, C, D,
            E, F, X, G, H, J, K, L, M, N, O, P, Q and S certificates and the class A-4FL, A-MFL and A-JFL REMIC regular interests will evidence or be, as the case may be, the regular interests in, and will generally be treated as debt obligations of, a REMIC;

      o     the class R certificates will evidence the sole class of residual interests in each REMIC created by the issuing entity in compliance with the terms of the series 2007-C6 pooling and servicing agreement;

      o     each Floating Rate Class will represent undivided beneficial ownership interests in the grantor trust consisting of the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable subaccount of the certificate administrator's floating rate account; and

      o     the class Y certificates will represent undivided beneficial ownership interests in the grantor trust consisting of any Post-ARD
            Additional Interest collected on any ARD Loan.

      For federal income tax purposes, the class X certificates will evidence multiple regular interests in a REMIC.

DISCOUNT AND PREMIUM

      For federal income tax reporting purposes, the class A-1 and class A-2 certificates will not be issued with original issue discount, the class A-3, class A-3B, class A-SB, class A-4, class A-1A and class A-M certificates will be issued with a de minimis amount of original issue discount, and the other classes of offered certificates will be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                      S-263

      The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC Regular Certificates. The Treasury Department has
not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

      Some of the offered certificates may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of an interest in these offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the accompanying base prospectus.

      When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2007-C6 certificates for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

      o     the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

      o     no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan in the trust fund.

      However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

PREPAYMENT CONSIDERATION

      Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after a master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed

                                      S-264

amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B)
of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

      Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

      In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

      1.    the borrower pledges substitute collateral that consist solely of
            Government Securities;

      2.    the mortgage loan documents allow that substitution;

                                      S-265

      3.    the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

      4.    the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

      Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

      In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2007-C6 certificateholders.

      See "The Series 2007-C6 Pooling and Servicing Agreement--REO Properties"
in this prospectus supplement and "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying base prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                                      S-266

                              ERISA CONSIDERATIONS

      If you are--

      o     a fiduciary of a Plan, or

      o     any other person investing "plan assets" of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying base prospectus.

      If a Plan acquires a series 2007-C6 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan
Asset Regulations" in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the
Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans and entities whose underlying assets include plan assets by reason of a Plan's investment in such entity, but this exception will be tested immediately after each acquisition of a series 2007-C6 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C6 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C6 certificates.

      If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Internal
Revenue Code will not apply to transactions involving the issuing entity's underlying assets. However, if the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

      The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by Prohibited
Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

      o     the servicing and operation of pools of real estate loans, such as the mortgage pool, and

      o     the purchase, sale and holding of mortgage pass-through
            certificates, such as the offered certificates, that are
            underwritten by an Exemption-Favored Party.

      The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                                      S-267

      o     second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's, S&P, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as
            DBRS, Inc.);

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group (other than an underwriter);

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates,

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the
                  issuing entity must represent not more than the fair market value of the obligations, and

            3.    the sum of all payments made to and retained by a master
                  servicer, the special servicer or any sub-servicer must
                  represent not more than reasonable compensation for that
                  person's services under the series 2007-C6 pooling and
                  servicing agreement and reimbursement of that person's
                  reasonable expenses in connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of Fitch and S&P (and, as an additional condition, in the case of the class A-1, A-2, A-3, A-3B, A-SB,
A-4, A-1A and X certificates, Moody's). In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the
Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

      The Underwriter Exemption also requires that the issuing entity meet the following requirements:

      o     the trust fund must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

                                      S-268

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the series 2007-C6 certificates, based on the outstanding principal balance of the loan and the fair market value of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

      If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the certificate administrator, a master servicer, the special servicer, any sub-servicer, any person or entity responsible for the servicing and administration of an Outside Serviced Mortgage
            Loan, any provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

      o     the continued holding of an offered certificate by a Plan.

      However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

      o     the continued holding of offered certificates by a Plan.

      Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

                                      S-269

      Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

EXEMPT PLANS

      A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

      Persons who have an ongoing relationship with the Ohio State Teachers
Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as DDR Southeast Pool. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold offered certificates.

      Similarly, persons who have ongoing relationships with the Oregon Public
Employees Retirement Fund, which is a governmental plan, should note that this plan owns equity interests in the borrowers with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 1556 20th Street, Northwest Medical Center and
2308 Broadway, respectively. Such persons should consult with counsel regarding whether these relationships would affect their ability to purchase and hold offered certificates.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

      o     the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

      o     the investment is appropriate for Plans generally or for any particular Plan.

                                      S-270

                                LEGAL INVESTMENT

      The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

      Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

      o     are legal investments for them; or

      o     are subject to investment, capital or other restrictions.

      In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

      o     prudent investor provisions;

      o     percentage-of-assets limits; and

      o     provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

      See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments of the offered certificates shown in the table below. As indicated in the table below, not every underwriter is obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about July 31, 2007, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 98.75% of the total principal balance of the offered certificates, plus accrued interest on the offered certificates from July 1, 2007.

                                      S-271

               CITIGROUP GLOBAL     BANC OF AMERICA         CAPMARK          LEHMAN BROTHERS     PNC CAPITAL
  CLASS          MARKETS INC.       SECURITIES LLC      SECURITIES INC..          INC.           MARKETS LLC
----------     ----------------     ---------------     ----------------     ---------------     -----------

Class A-1       $  155,000,000            $--                 $--                  $--               $--
Class A-2       $  259,000,000            $--                 $--                  $--               $--
Class A-3       $  387,000,000            $--                 $--                  $--               $--
Class A-SB      $  140,000,000            $--                 $--                  $--               $--
Class A-SB      $  140,000,000            $--                 $--                  $--               $--
Class A-4       $1,573,002,000            $--                 $--                  $--               $--
Class A-1A      $  488,932,000            $--                 $--                  $--               $--
Class A-M       $  425,605,000            $--                 $--                  $--               $--
Class A-J       $  248,319,000            $--                 $--                  $--               $--
Class B         $   23,780,000            $--                 $--                  $--               $--
Class C         $   71,341,000            $--                 $--                  $--               $--
Class D         $   35,670,000            $--                 $--                  $--               $--
Class E         $   29,725,000            $--                 $--                  $--               $--
Class F         $   35,671,000            $--                 $--                  $--               $--
Class X         $4,756,049,403            $--                 $--                  $--               $--

      With respect to this offering--

      o     Citigroup Global Markets Inc. is lead manager and sole bookrunning manager; and

      o     Capmark Securities Inc., PNC Capital Markets LLC, Banc of America
            Securities LLC and Lehman Brothers Inc. will act as co-managers.

      Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

      The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

      The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

      Each underwriter has represented to and agreed with us that:

      o     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered
            certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

                                      S-272

      o     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United
            Kingdom.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented to and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 2007-C6 certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the series 2007-C6 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2007-C6 certificates to the public in that Relevant
Member State at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of the foregoing, the expression an "offer of series
2007-C6 certificates to the public" in relation to any series 2007-C6 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2007-C6 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2007-C6 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

      We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the
Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

      We expect that delivery of the offered certificates will be made against payment therefor on or about July 31, 2007, which may be more than three business days following the expected date of pricing of the offered certificates. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of
1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers of the offered certificates should take this into account on re-trade.

                                  LEGAL MATTERS

      Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Thacher Proffitt & Wood LLP, New
York, New York.

                                      S-273

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows by Fitch, Moody's and S&P:

                   CLASS       FITCH      MOODY'S      S&P
                  -------     -------    ---------    -----
                    A-1         AAA         Aaa        AAA
                    A-2         AAA         Aaa        AAA
                    A-3         AAA         Aaa        AAA
                    A-3B        AAA         Aaa        AAA
                    A-SB        AAA         Aaa        AAA
                    A-4         AAA         Aaa        AAA
                    A-1A        AAA         Aaa        AAA
                    A-M         AAA         NR         AAA
                    A-J         AAA         NR         AAA
                     B          AA+         NR         AA+
                     C          AA          NR         AA
                     D          AA-         NR         AA-
                     E          A+          NR         A+
                     F           A          NR          A
                     X          AAA         Aaa        AAA

      The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The rated final distribution date for the offered certificates is the distribution date in December 2049.

      The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the issuing entity,

      o     whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

      o     the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls,

      o     whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

      o     the yield to maturity that investors may experience.

                                      S-274

      Also, a security rating does not represent any assessment of the possibility that the holders of the class X certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

      In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X certificates. The ratings of the class X certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to tine.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch, Moody's or S&P.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

      See "Rating" in the accompanying base prospectus.

                                      S-275

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

      "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "600 WEST CHICAGO CO-LENDER AGREEMENT" means the Co-Lender Agreement for the 600 West Chicago Loan Combination.

      "600 WEST CHICAGO LOAN COMBINATION" means, collectively, the 600 West
Chicago Mortgage Loan and the 600 West Chicago Non-Trust Loans.

      "600 WEST CHICAGO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the 600 West
Chicago Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $66,250,000.

      "600 WEST CHICAGO MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the 600 West Chicago.

      "600 WEST CHICAGO NON-TRUST LOAN" means any of the three (3) mortgage loans secured by the 600 West Chicago Mortgaged Property that are not included in the trust fund, as described under "Description of the Mortgage Pool-The Loan
Combinations-The 600 West Chicago Loan Combination" in this prospectus supplement.

      "600 WEST CHICAGO PARI PASSU NOTEHOLDER" means the holder of a promissory note for the 600 West Chicago Loan Combination.

      "600 WEST CHICAGO PARI PASSU NON-TRUST LOAN" means any 600 West Chicago
Non-Trust Loan that is pari passu in right of payment with the 600 West Chicago
Mortgage Loan, as and to the extent described under "Description of the Mortgage
Pool-The Loan Combinations-The 600 West Chicago Loan Combination" in this prospectus supplement.

      "A/B MATERIAL DEFAULT" means, with respect to the MezzCap Loan
Combination, one of the following events: (a) either of the related underlying mortgage loan or Subordinate Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) an event of default caused by a bankruptcy action having been filed by or against the related borrower.

      "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

      "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

      o     arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

      o     is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

      o     is not included in the calculation of a Realized Loss; and

                                      S-276

      o     is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 2007-C6 pooling and servicing agreement that has no recourse to the issuing entity for reimbursement.

      We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

      "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the trust administration fee rate, plus the applicable master servicing fee rate plus (in the case of an Outside Serviced Mortgage Loan) 0.01% per annum. The master servicing fee rate will include any applicable primary servicing fee rate payable by a master servicer to any sub-servicer retained by it.

      "ALA MOANA PORTFOLIO CO-LENDER AGREEMENT" means, the Co-Lender Agreement for the Ala Moana Portfolio Loan Combination.

      "ALA MOANA PORTFOLIO LOAN COMBINATION" means, collectively, the Ala Moana
Portfolio Mortgage Loan and the Ala Moana Portfolio Non-Trust Loans.

      "ALA MOANA PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Ala
Moana Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $100,000,000.

      "ALA MOANA PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Ala Moana
Portfolio.

      "ALA MOANA PORTFOLIO NON-TRUST LOAN" means any of the various mortgage loans secured by the Ala Moana Portfolio Mortgaged Properties that are not included in the trust fund, as described under "Description of the Mortgage
Pool--The Loan Combinations--The Ala Moana Portfolio Loan Combination" in this prospectus supplement.

      "ALA MOANA PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for an Ala Moana Portfolio Non-Trust Loan.

      "ALA MOANA PORTFOLIO NOTE A LOANS" means, collectively, (i) the Ala Moana
Portfolio Mortgage Loan and (ii) the Ala Moana Portfolio Pari Passu Non-Trust
Loans.

      "ALA MOANA PORTFOLIO PARI PASSU NON-TRUST LOAN" means any Ala Moana
Portfolio Non-Trust Loan that is pari passu in right of payment with the Ala
Moana Portfolio Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The Ala Moana Portfolio Loan
Combination" in this prospectus supplement.

      "ALA MOANA PORTFOLIO SUBORDINATE NON-TRUST LOAN" means any Ala Moana
Portfolio Non-Trust Loan that is subordinate in right of payment to the Ala
Moana Portfolio Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The Ala Moana Portfolio Loan
Combination" in this prospectus supplement.

      "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the allocated loan amounts stated in the related mortgage loan document or, if it is not specified in the related mortgage loan document, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

                                      S-277

      "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan or Non-Trust
Loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date (or, in the case of a mortgage loan with an initial interest-only period, 12 times the amount of the monthly debt service due under that mortgage loan as of the related due date on which amortization is scheduled to begin or, in the case of a mortgage loan that is interest-only up to the related maturity date or, if applicable, any related anticipated repayment date, the product of (a) the principal balance of that mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).

      "APPRAISAL REDUCTION AMOUNT" means, for any underlying mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) as to which an
Appraisal Trigger Event has occurred, an amount that:

      o     will be determined shortly following either--

            A.    the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Series 2007-C6
                  Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, or

            B.    if no such appraisal or other valuation is required, the date on which the applicable master servicer obtained knowledge of the relevant Appraisal Trigger Event, and

monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the underlying mortgage loan; and

      o     will generally equal the excess, if any, of "x" over "y" where--

            X.    "x" is equal to the sum (without duplication) of:

                  1.    the Stated Principal Balance of the underlying mortgage
                        loan;

                  2.    to the extent not previously advanced by or on behalf of
                        the applicable master servicer or the trustee, all
                        unpaid interest accrued on the mortgage loan through the
                        most recent due date prior to the date of determination
                        at a per annum rate equal to the related Net Mortgage
                        Rate (exclusive of any portion thereof that constitutes
                        Post-ARD Additional Interest);

                  3.    all accrued but unpaid master servicing fees and special
                        servicing fees and all accrued but unpaid Additional
                        Trust Fund Expenses with respect to the underlying
                        mortgage loan;

                  4.    all related unreimbursed advances made by or on behalf
                        of the applicable master servicer, the special servicer
                        or the trustee with respect to the underlying mortgage
                        loan, together with interest on those advances, and if
                        and to the extent known, all interest on any delinquency
                        advances on a securitized Pari Passu Non-Trust Loan
                        serviced under the series 2007-C6 pooling and servicing
                        agreement; and

                  5.    all currently due and unpaid real estate taxes and
                        unfunded improvement reserves and assessments, insurance
                        premiums and, if applicable, ground rents with respect
                        to the related mortgaged real property, and

            Y.    "y" is equal to the sum of:

                                      S-278

                  1.    90% of the resulting appraised value (net of any prior
                        liens and estimated liquidation expenses) of the related
                        mortgaged real property or REO Property, which value may
                        be subject to reduction by the special servicer based on
                        its review of the related appraisal and other relevant
                        information (without implying any duty to do so); and

                  2.    all escrows, reserves and letters of credit held for the
                        purposes of reserves (provided such letters of credit
                        may be drawn upon for reserve purposes under the related
                        mortgage loan documents) held with respect to the
                        underlying mortgage loan.

      If, however, the appraisal or other valuation referred to above in clause
A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the applicable Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the
Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

      Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana Portfolio Loan Combination, and under the series CD
2007-CD4 pooling and servicing agreement with respect to the CGM AmeriCold
Portfolio Loan Combination, will be calculated in a manner similar to that described above.

      Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows--

      o     with respect to the Ala Moana Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series CD 2006-CD3 pooling and servicing agreement, first, to the
            Ala Moana Portfolio Subordinate Non-Trust Loan(s) in reverse priority (as described under "Descriptions of the Mortgage Pool--The
            Loan Combinations--The Ala Moana Portfolio Loan Combination), up to
            the amount of the outstanding principal balance of the related Ala
            Moana Portfolio Subordinate Non-Trust Loan(s), up to the outstanding principal balances of those Non-Trust Loans, and then, on a pro rata basis by balance, among the Ala Moana Portfolio Note A Loans;

      o     with respect to the CGM AmeriCold Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series CD 2007-CD4 pooling and servicing agreement, on a pro rata basis by balance, among the mortgage loans in that Loan Combination;

      o     with respect to each other Loan Combination, any resulting Appraisal
            Reduction Amount will be allocated, first, to the related
            Subordinate Non-Trust Loan(s), if any, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the related Subordinate
            Non-Trust Loan(s), and then, to the subject underlying mortgage loan
            (or, if applicable, on a pro rata basis by balance, to the subject underlying mortgage loan and any related Pari Passu Non-Trust
            Loan(s)).

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan), any of the following events:

                                      S-279

      o     the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

      o     the mortgaged real property securing the mortgage loan becomes an
            REO Property;

      o     the mortgage loan has been modified by the special servicer to reduce the amount of any monthly debt service payment (other than a balloon payment);

      o     a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

      o     the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

      o     the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the applicable master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan
            (acceptable to the special servicer and the series 2007-C6 controlling class representative) within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal
            Trigger Event will occur immediately).

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan):

      o     with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly debt service payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer),
            and

      o     with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension,

so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

      Appraisal Trigger Events or the equivalent with respect to each Outside
Serviced Mortgage Loan will be as set forth in, and appraisals of the related mortgaged real property properties will be conducted under, the applicable other pooling and servicing agreement (or other successor servicing agreement) that governs the servicing thereof. Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

      "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex
A-1 to this prospectus supplement.

                                      S-280

      "ARD" means anticipated repayment date.

      "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the
Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans"
in this prospectus supplement.

      "ASSET STATUS REPORT" means the report designated as such, and described under, "The Series 2007-C6 Pooling And Servicing Agreement--The Series 2007-C6
Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of the Series 2007-C6 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement.

      "CBD" means central business district.

      "CAPMARK" means Capmark Finance Inc.

      "CGM AMERICOLD PORTFOLIO CO-LENDER AGREEMENT" means the Co-Lender
Agreement for the CGM AmeriCold Portfolio Loan Combination.

      "CGM AMERICOLD PORTFOLIO CONTROLLING PARTY" means the holder of the CGM
AmeriCold Portfolio Pari Passu Non-Trust Loan included in the series CD 2007-CD4 securitization transaction or its designee, which designee, pursuant to the series CD 2007-CD4 pooling and servicing agreement, will be the series CD
2007-CD4 controlling class representative.

      "CGM AMERICOLD PORTFOLIO LOAN COMBINATION" means, collectively, the CGM
AmeriCold Portfolio Mortgage Loan and the CGM AmeriCold Portfolio Pari Passu
Non-Trust Loan.

      "CGM AMERICOLD PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the CGM
AmeriCold Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $145,000,000.

      "CGM AMERICOLD PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as CGM
AmeriCold Portfolio.

      "CGM AMERICOLD PORTFOLIO NOTE A LOANS" means, collectively, (i) the CGM
AmeriCold Portfolio Mortgage Loan and (ii) the CGM AmeriCold Portfolio Pari
Passu Non-Trust Loan.

      "CGM AMERICOLD PORTFOLIO PARI PASSU NON-TRUST LOAN" means the mortgage loan secured by the CGM AmeriCold Portfolio Mortgaged Properties that is not included in the trust fund and that is pari passu in right of payment with the
CGM AmeriCold Portfolio Mortgage Loan, as and to the extent described under
"Description of the Mortgage Pool--The Loan Combinations--The CGM AmeriCold
Portfolio Loan Combination" in this prospectus supplement.

      "CGM AMERICOLD PORTFOLIO PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the CGM AmeriCold Portfolio Pari Passu
Non-Trust Loan.

      "CGMRC" means Citigroup Global Markets Realty Corp.

      "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. THERE CAN BE NO
ASSURANCE THAT THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES ON ANY
DISTRIBUTION DATE WILL BE EQUAL TO THE SCHEDULED PRINCIPAL BALANCE THAT IS
SPECIFIED FOR THAT DISTRIBUTION DATE ON ANNEX E TO THIS PROSPECTUS SUPPLEMENT.

                                      S-281

      "CLEARSTREAM" means Clearstream Banking Luxembourg.

      "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

      "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

      "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with another mortgage loan in the trust fund.

      "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized and cross-defaulted with each other.

      "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--The Underwritten
Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for
Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of
Certain Financial Performance Assumptions or a Cash Holdback or a Guaranty or
Based on a Stabilized Appraised Value" in this prospectus supplement:

      o     with respect to any underlying mortgage loan (other than a Crossed
            Loan or the Ala Moana Portfolio Mortgage Loan, the DDR Southeast
            Pool Mortgage Loan, the 600 West Chicago Mortgage Loan or the CGM
            AmeriCold Portfolio Mortgage Loan), the ratio of--

            1.    the cut-off date principal balance of the mortgage loan, to

            2.    the Appraised Value of the related mortgaged real property or properties;

      o     with respect to any Crossed Loan, the ratio of--

            1.    the total cut-off date principal balance for all of the
                  underlying mortgage loans in the applicable Crossed Group, to

            2.    the total Appraised Value for all of the mortgaged real
                  properties related to the applicable Crossed Group; and

      o     with respect to each of the Ala Moana Portfolio Mortgage Loan, the
            DDR Southeast Pool Mortgage Loan, the 600 West Chicago Mortgage Loan
            and the CGM AmeriCold Portfolio Mortgage Loan, the ratio of--

            1.    the total cut-off date principal balance of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s), to

            2.    the total Appraised Value of the related mortgaged real
                  property or properties.

      "CWCAM" means CWCapital Asset Management LLC.

                                      S-282

      "CY ENDED" means calendar year ended.

      "DDR SOUTHEAST POOL CO-LENDER AGREEMENT" means the Co-Lender Agreement for the DDR Southeast Pool Loan Combination.

      "DDR SOUTHEAST POOL LOAN COMBINATION" means, collectively, the DDR
Southeast Pool Mortgage Loan and the DDR Southeast Pool Non-Trust Loans.

      "DDR SOUTHEAST POOL MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the DDR
Southeast Pool Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $442,500,000.

      "DDR SOUTHEAST POOL MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the DDR
Southeast Pool.

      "DDR SOUTHEAST POOL NON-TRUST LOAN" means any of the two (2) mortgage loans secured by the DDR Southeast Pool Mortgaged Properties that are not included in the trust fund, as described under "Description of the Mortgage
Pool-The Loan Combinations-The DDR Southeast Pool Loan Combination" in this prospectus supplement.

      "DDR SOUTHEAST POOL PARI PASSU NOTEHOLDER" means the holder of a promissory note for the DDR Southeast Pool Loan Combination.

      "DDR SOUTHEAST POOL PARI PASSU NON-TRUST LOAN" means any DDR Southeast
Pool Non-Trust Loan that is pari passu in right of payment with the DDR
Southeast Pool Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool-The Loan Combinations-The DDR Southeast Pool Loan
Combination" in this prospectus supplement.

      "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

      o     accrues on a defaulted mortgage loan solely by reason of the subject default; and

      o     is in excess of all interest at the related mortgage rate set forth on Annex A-1 to this prospectus supplement and any Post-ARD
            Additional Interest accrued on the mortgage loan.

      "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan (i) that (A)
is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or (B) is delinquent in respect of its balloon payment unless the applicable master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan
(acceptable to the special servicer and the series 2007-C6 controlling class representative) within 60 days after the due date of such balloon payment
(provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a
Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the applicable master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

      "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal

                                      S-283

balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

      "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

      "DSCR" means debt service coverage ratio.

      "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

      "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the May
2007 monthly debt service payment, multiplied by 12.

      "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

      "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the May 2007 monthly debt service payment, multiplied by 12.

      "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

      "EVENT OF DEFAULT" has the meaning assigned to that term under "The Series
2007-C6 Pooling and Servicing Agreement--Events of Default" in this prospectus supplement.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXEMPTION-FAVORED PARTY" means any of the following--

      o     Citigroup Global Markets Inc.,

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with Citigroup Global Markets Inc., and

      o     any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

                                      S-284

      "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower.
Those expenses generally include:

      o     salaries, wages and benefits;

      o     the costs of utilities;

      o     repairs and maintenance;

      o     marketing;

      o     insurance;

      o     management;

      o     landscaping;

      o     security, if provided at the mortgaged real property;

      o     real estate taxes;

      o     general and administrative expenses;

      o     ground lease payments; and

      o     other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

      In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

      "FITCH" means Fitch, Inc. and its successors in interest.

      "FLOATING RATE CERTIFICATES" means the class A-4FL, A-MFL and A-JFL certificates, collectively.

      "FLOATING RATE CLASS" means a class of Floating Rate Certificates.

      "FSMA" means the Financial Services and Markets Act 2000.

      "GAAP" means generally accepted accounting principles in the United
States.

      "GOVERNMENT SECURITIES" means "government securities" within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

      "GREENSBORO CORPORATE CENTER CO-LENDER AGREEMENT" means the Co-Lender
Agreement for the Greensboro Corporate Center Loan Combination.

      "GREENSBORO CORPORATE CENTER CONTROLLING PARTY" means: (1) the Greensboro
Corporate Center Subordinate Non-Trust Loan Noteholder, unless such noteholder is the borrower or an affiliate thereof or (a) the

                                      S-285

original principal balance of the Greensboro Corporate Center Subordinate
Non-Trust Loan less the sum of (i) any payments of principal received on the
Greensboro Corporate Center Subordinate Non-Trust Loan (whether as prepayments or otherwise), (ii) any Appraisal Reduction Amount in respect of the Greensboro
Corporate Center Loan Combination and (iii) any Realized Loss allocated to the
Greensboro Corporate Center Subordinate Non-Trust Loan, is less than (b) 25% of the original principal balance of the Greensboro Corporate Center Subordinate
Non-Trust Loan as reduced by any payments of principal received on the
Greensboro Corporate Center Subordinate Non-Trust Loan (whether as prepayments or otherwise); and (2) the holder of the Greensboro Corporate Center Mortgage
Loan or its designee in all other circumstances.

      Notwithstanding the foregoing, following an Appraisal Trigger Event, in addition to the appraisal obtained from an independent appraiser selected by the special servicer pursuant to the series 2007-C6 pooling and servicing agreement, the Greensboro Corporate Center Controlling Party will have the right to request that a second appraisal be prepared at the expense of the Greensboro Corporate
Center Controlling Party, as described under "Description of the Mortgage
Pool--The Loan Combinations--The Greensboro Corporate Center Loan
Combination--Rights of the Greensboro Corporate Center Controlling Party".

      Further notwithstanding the foregoing, the Greensboro Corporate Center
Subordinate Non-Trust Loan Noteholder will have the option to post eligible collateral with the holder of the Greensboro Corporate Center Mortgage Loan so as to remain the Greensboro Corporate Center Controlling Party, as described under "Description of the Mortgage Pool--The Loan Combinations--The Greensboro
Corporate Center Loan Combination--Rights of the Greensboro Corporate Center
Controlling Party".

      "GREENSBORO CORPORATE CENTER LOAN COMBINATION" means, collectively, the
Greensboro Corporate Center Mortgage Loan and the Greensboro Corporate Center
Subordinate Non-Trust Loan.

      "GREENSBORO CORPORATE CENTER MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the
Greensboro Corporate Center Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $130,000,000.

      "GREENSBORO CORPORATE CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Greensboro
Corporate Center.

      "GREENSBORO CORPORATE CENTER SUBORDINATE NON-TRUST LOAN" means the mortgage loan secured by the Greensboro Corporate Center Mortgaged Property that is not included in the trust fund and that is subordinate in right of payment to the Greensboro Corporate Center Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The Greensboro
Corporate Center Loan Combination" in this prospectus supplement.

      "GREENSBORO CORPORATE CENTER SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Greensboro Corporate Center
Subordinate Non-Trust Loan.

      "INITIAL LOAN GROUP NO. 1 BALANCE" has the meaning given to that term under "Description of the Mortgage Pool--General" in this prospectus supplement.

      "INITIAL LOAN GROUP NO. 2 BALANCE" has the meaning given to that term under "Description of the Mortgage Pool--General" in this prospectus supplement.

      "INITIAL MORTGAGE POOL BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

      "INTEREST DIFFERENTIAL (MONTHLY)" means the product obtained by multiplying:

                                      S-286

      1.    the prepaid amount, multiplied by

      2.    the excess, if any, of the mortgage rate over the Yield Maintenance
            Interest Rate, multiplied by

      3.    the present value factor using the following formula:

            1-(1+r/12)-n
            ------------
                 r

            where:

            r =   Yield Maintenance Interest Rate

            n =   the number of monthly interest periods remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.

      "INTEREST DIFFERENTIAL (MONTHLY LS)" means an amount equal to the present value of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date or open date, as applicable, discounted at the Yield Maintenance Interest Rate.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "ISSUE DATE" means the date of initial issuance for the series 2007-C6 certificates, which will be on or about July 31, 2007.

      "LASALLE BANK" means LaSalle Bank National Association and its successors in interest.

      "LNR" has the meaning given to that term under "Transaction
Participants--The Servicers--LNR Partners, Inc." in this prospectus supplement.

      "LNR PARTNERs" has the meaning given to that term under "Transaction
Participants--The Servicers--LNR Partners, Inc." in this prospectus supplement.

      "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan or Non-Trust Loan, the principal balance remaining after giving effect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or Non-Trust Loan or, in the case of an
ARD Loan or any Non-Trust Loan having an anticipated repayment date, the anticipated repayment date, assuming no prior prepayments or defaults.

      "LOAN COMBINATION" means any group of two or more mortgage loans described under "Description of the Mortgage Pool--The Loan Combinations--General" in this prospectus supplement.

      "LOAN GROUP NO. 1 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 1.

      "LOAN GROUP NO. 2 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 2.

                                      S-287

      "LOAN-SPECIFIC CONTROLLING PARTY" has the meaning assigned thereto under
"The Series 2007-C6 Pooling and Servicing Agreement--The Series 2007-C6
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders" in
this prospectus supplement.

      "LOC" means letter of credit.

      "MAJOR TENANT" means any of the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

      "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series 2007-C6 certificates (other than any holder -- or, if applicable, beneficial owner -- that is an affiliate of us or a mortgage loan seller)
entitled to greater than 50% of the voting rights allocated to the series
2007-C6 controlling class; provided, however, that, if there is no single holder
-- or, if applicable, beneficial owner -- of series 2007-C6 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single holder --
or, if applicable, beneficial owner -- of series 2007-C6 certificates with the largest percentage of voting rights allocated to the series 2007-C6 controlling class. With respect to determining the Majority Controlling Class
Certificateholder, the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-4FL and A-1A certificates will be treated as a single class of series 2007-C6 certificates, the class A-M and A-MFL certificates will be treated as a single class of series
2007-C6 certificates and the class A-J and A-JFL certificates will be treated as a single class of series 2007-C6 certificates, with the subject voting rights allocated among the holders -- or, if applicable, beneficial owners -- of those series 2007-C6 certificates in proportion to the respective total principal balances thereof as of such date of determination.

      "MASTER SERVICER REMITTANCE AMOUNT" has the meaning given to that term under "The Series 2007-C6 Pooling and Servicing Agreement--Accounts" in this prospectus supplement.

      "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2007-C6 certificates and the underlying mortgage loans:

      o     the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement, the Initial Mortgage Pool Balance is
            $4,756,049,404, the Initial Loan Group No. 1 Balance is
            $4,267,116,678 and the Initial Loan Group No. 2 Balance is
            $488,932,725;

      o     the initial total principal balance or notional amount, as the case may be, of, and pass-through rate for, each class of series 2007-C6 certificates, exclusive of the class R and Y certificates, and each of the class A-4FL, A-MFL and A-JFL REMIC regular interests is as described in this prospectus supplement;

      o     there are no delinquencies or losses with respect to the underlying mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged real properties;

      o     each of the underlying mortgage loans provides for monthly debt service payments to be due on the respective dates of each month and accrues interest on the respective bases described in this prospectus supplement;

                                      S-288

      o     there are no breaches of any mortgage loan seller's representations and warranties regarding the underlying mortgage loans that are being sold by it;

      o     monthly debt service payments on the mortgage loans are timely received on the respective payment date of each month, and amortization, if applicable, is assumed to occur prior to
            prepayment;

      o     in the case of mortgage loans that have their first payment date in
            September 2007, there will be an interest reserve deposit to fund one month's interest on such mortgage loans for distribution in
            August 2007;

      o     the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement identified as DDR Southeast Pool, Hyde Park Apartment Portfolio,
            Wachovia Capitol Center and Regions Bank do not provide for any of the exceptions to their normal prepayment provisions as described under "Description of the Mortgage Pool--Terms and Conditions of the
            Underlying Mortgage Loans--Prepayment Provisions--General" in this prospectus supplement;

      o     no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period, in each case if any;

      o     each ARD Loan is paid in full on its anticipated repayment date;

      o     except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

      o     all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

      o     no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under
            "Description of the Offered Certificates--Termination;"

      o     no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

      o     there are no Additional Trust Fund Expenses;

      o     payments on the offered certificates are made on the 10th day of each month, commencing in August 2007; and

      o     the offered certificates are settled on July 31, 2007.

      "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV RATIO"
each generally means, subject to the discussion under "Risk Factors--The
Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value
Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in
Consideration of Certain Financial Performance Assumptions or a Cash Holdback or
a Guaranty or Based on a Stabilized Appraised Value" in this prospectus supplement:

                                      S-289

      o     with respect to any underlying mortgage loan (other than a Crossed
            Loan or the Ala Moana Portfolio Mortgage Loan, the DDR Southeast
            Pool Mortgage Loan, the 600 West Chicago Mortgage Loan and the CGM
            AmeriCold Portfolio Mortgage Loan), the ratio of--

            1.    the related Loan Balance at Maturity/ARD for the particular mortgage loan, to

            2.    the Appraised Value of the related mortgaged real property or properties;

      o     with respect to any Crossed Loan, the ratio of--

            1.    the total Loan Balance at Maturity/ARD for all of the
                  underlying mortgage loans in the applicable Crossed Group, to

            2.    the total Appraised Value for all of the mortgaged real
                  properties related to the applicable Crossed Group; and

      o     with respect to each of the Ala Moana Portfolio Mortgage Loan, the
            DDR Southeast Pool Mortgage Loan, the 600 West Chicago Mortgage Loan
            and the CGM AmeriCold Portfolio Mortgage Loan, the ratio of--

            1.    the sum of the Loan Balance at Maturity/ARD for that
                  underlying mortgage loan and the aggregate Loan Balance at
                  Maturity/ARD for the related Pari Passu Non-Trust Loan(s), to

            2.    the Appraised Value of the related mortgaged real property or properties.

      "MIDLAND" means Midland Loan Services, Inc.

      "MONTHLY AMOUNT" shall be calculated as:

      1.    the mortgage rate minus

      2.    the Yield Maintenance Interest Rate, such result divided by 12 and the quotient thereof then multiplied by

      3.    the prepaid amount.

      "MOODY'S" means Moody's Investors Service, Inc. and its successors in interest.

      "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate (other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

      "MORTGAGE FILE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

      "MULTIPLE PROPERTY MORTGAGE LOAN" means any underlying mortgage loan that, without regard to any cross-collateralization with any other underlying mortgage loan, is individually secured by two or more mortgaged real properties.

      "NAP" means not applicable.

                                      S-290

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

      o     the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

      o     the total payments made by the master servicers to cover those
            Prepayment Interest Shortfalls.

      "NET MORTGAGE PASS-THROUGH RATE" means:

      o     in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to the Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates; and

      o     in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to the product of (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which the subject distribution date occurs, multiplied by (b) the Stated Principal
            Balance of that mortgage loan immediately prior to the subject distribution date, multiplied by (c) 1/360, multiplied by (d) the
            Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates, and the denominator of which fraction is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date.

      Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to its interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to its distribution account during that month. In addition, if any Outside Serviced Mortgage Loan accrues interest on an
Actual/360 Basis and if the outside servicing fee for that Outside Serviced
Mortgage Loan is calculated on a 30/360 Basis, then (for purposes of calculating the Net Mortgage Rate used to determine the related Net Mortgage Pass-Through
Rate) the outside servicing fee rate will be converted to an Actual/360 Basis equivalent rate each month.

      "NET MORTGAGE RATE" means, for any underlying mortgage loan, the related actual or deemed mortgage rate minus the Administrative Fee Rate.

      "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI generally does not reflect (i.e., does not deduct for) accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real

                                      S-291

property. NOI was not necessarily determined in accordance with GAAP. Moreover,
NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

      "NOI DSCR" means:

      o     with respect to any underlying mortgage loan (other than a Crossed
            Loan, the Ala Moana Portfolio Mortgage Loan, the DDR Southeast Pool
            Mortgage Loan, the 600 West Chicago Mortgage Loan and the CGM
            AmeriCold Portfolio Mortgage Loan), for any specified 12-month period, the ratio of--

            1.    the NOI for the corresponding mortgaged real property or
                  properties for that 12-month period, to

            2.    the Annual Debt Service for the underlying mortgage loan;

      o     with respect to any Crossed Loan, for any specified 12-month period, the ratio of--

            1.    the total NOI for all of the mortgaged real properties related to the applicable Crossed Group for that 12-month period, to

            2.    the total Annual Debt Service for all of the underlying
                  mortgage loans in the applicable Crossed Group; and

      o     with respect to each of the Ala Moana Portfolio Mortgage Loan, the
            DDR Southeast Pool Mortgage Loan Mortgage Loan, the 600 West Chicago
            Mortgage Loan and the CGM AmeriCold Portfolio Mortgage Loan, for any
            specified 12-month period, the ratio of--

            1.    the NOI for the corresponding mortgaged real property or
                  properties for that 12-month period, to

            2.    the sum of the Annual Debt Service for that underlying
                  mortgage loan and the aggregate Annual Debt Service for the related Pari Passu Non-Trust Loan(s).

      "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series 2007-C6 pooling and servicing agreement, not to be ultimately recoverable (together with any accrued and unpaid interest thereon) out of payments or other collections on that mortgage loan or related REO Property (or, in the case of an underlying mortgage loan that is part of a Loan Combination, on or with respect to that Loan
Combination).

      "NON-TRUST LOAN" means any mortgage loan in a Loan Combination that is not being transferred to the trust.

      "NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Non-Trust Loan.

      "NRSF," "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

      "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the

                                      S-292

particular property that was physically occupied as of the "Occupancy as of
Date" specified in Annex A-1 to this prospectus supplement, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the 12-month period ending on the "Occupancy as of
Date" specified in Annex A-1 to this prospectus supplement. Occupancy
Percentages presented in this prospectus supplement may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period or that is leased to an affiliate of the related borrower pursuant to a master lease.

      "OPTION PRICE" has the meaning given to that term under "The Series
2007-C6 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

      "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

      o     the actual mortgage loan rate; and

      o     the actual monthly debt service payment;

provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date or any related anticipated repayment date, the term "Original Amortization Term" is not applicable and Annexes to this prospectus supplement will indicate "Interest
Only."

      "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

      "OUTSIDE SERVICED LOAN COMBINATION" means any of the Ala Moana Portfolio
Loan Combination and the CGM AmeriCold Portfolio Loan Combination.

      "OUTSIDE SERVICED MORTGAGE LOAN" means any of the Ala Moana Portfolio
Mortgage Loan and the CGM AmeriCold Portfolio Mortgage Loan.

      "PADS" means, in the case of a mortgaged real property operated as a manufactured housing community, the number of pads, which are referred to in
Annex A-1 to this prospectus supplement as "Pads."

      "PARI PASSU NON-TRUST LOAN" means any Non-Trust Loan that is pari passu in right of payment with the underlying mortgage loan that is part of the same Loan
Combination.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties;

                                      S-293

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record;

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked-up commitment;

      o     other matters to which like properties are commonly subject;

      o     the rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases);

      o     if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan; and

      o     if the mortgage loan is part of a Loan Combination, the lien of the mortgage instrument for the related Non-Trust Loan.

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o     repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

      o     money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

      o     any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the

                                      S-294

underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

      "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Internal
Revenue Code.

      "PLAN ASSET REGULATIONS" means the regulations issued by the United States
Department of Labor, as modified by Section 3(42) of ERISA, concerning whether a
Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal
Revenue Code, if the Plan acquires an "equity interest" in that entity.

      "PNC BANK" means PNC Bank, National Association.

      "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that constitutes Default
Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower (without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that would have constituted Default Interest and/or Post-ARD Additional Interest).

      "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

      o     "LO(y)" means that the original duration of the lock-out period is y payments;

      o     "DEFEASANCE(y)" means that the original duration of the defeasance period is y payments;

      o     "Grtrx%UPBorYM(y)" means that, for a period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

                                      S-295

      o     "Grtrx%UPBorz%UPB+YM(y)" means that, for a period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge plus z% of the principal amount prepaid and
            x% of the principal amount prepaid;

      o     "(i) GRTRX%UPBORYMOR(ii)DEFEASANCE(y)" means that, for a period of y payments, the relevant prepayment charge will equal (i) the greater of the applicable yield maintenance charge and x% of the principal amount prepaid, or (ii) defeasance;

      o     "FREE(y)" means that the underlying mortgage loan is freely prepayable for a period of y payments;

      o     "YM(y)" means that, for a period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge; and

      o     "X%(y)" means that, for a period of y payments, the relevant prepayment charge will equal x% of the principal amount prepaid.

      "PRESENT VALUE" or "PV" means a yield maintenance charge that is equal to the excess, if any, of:

      1.    the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date, the open date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance
            Interest Rate;

      over

      2.    the amount of principal being prepaid.

      "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related
Crossed Group.

      "PRIVILEGED PERSON" means any certificateholder, Serviced Non-Trust Loan
Noteholder, certificate owner, any party to the series 2007-C6 pooling and servicing agreement, any person identified to the certificate administrator or the applicable master servicer, as applicable, as a prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person), any rating agency, any mortgage loan seller, any underwriter, any of our designees or a designee of any party to the series
2007-C6 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person) will be considered a
"Privileged Person" or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the certificate administrator or the applicable master servicer, as applicable, a certification in the form required by the series 2007-C6 pooling and servicing agreement.

      "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

      "PURCHASE OPTION" has the meaning given to that term under "The Series
2007-C6 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

      "PURCHASE PRICE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

                                      S-296

      "PV YIELD DIFFERENTIAL" means a yield maintenance charge that is equal to the present value (as determined by the factor described in the related loan documents) of the excess, if any, of:

      1.    the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount,

      over

      2.    the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount if such amount were invested at the Yield Maintenance
            Interest Rate.

      "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

      o     have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

      o     have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

      o     have the same due date as the deleted mortgage loan;

      o     accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis);

      o     have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

      o     have a loan-to-value ratio not higher than the lower of the original loan-to-value ratio of the deleted mortgage loan and the
            then-current loan-to-value ratio of the deleted mortgage loan;

      o     comply in all material respects, as of the date of substitution, with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

      o     have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

      o     have a debt service coverage ratio (calculated to include the additional debt from any encumbrance) not lower than the higher of the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and the then-current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

      o     be determined by an opinion of counsel to be a "qualified
            replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code;

      o     not have a maturity date after the date two years prior to the rated final distribution date;

                                      S-297

      o     not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series 2007-C6 certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

      o     have a date of origination that is not more than 12 months prior to the date of substitution;

      o     have been approved by the series 2007-C6 controlling class representative (or, if there is no series 2007-C6 controlling class representative then serving, by the series 2007-C6
            certificateholders representing a majority of the series 2007-C6 voting rights allocated to the controlling class); and

      o     not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series 2007-C6 pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series
            2007-C6 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2007-C6 pooling and servicing agreement.

      In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series 2007-C6 principal balance certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee.

      "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

      "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

      "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

      "RELEVANT MEMBER STATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

      "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM"
means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the

                                      S-298

Original Amortization Term less the Seasoning of the loan, calculated as of the cut-off date; and (b) with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization
Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining
Amortization Term and "Stated Remaining Amortization Term" are not applicable, and the Annexes to this prospectus supplement will indicate "Interest Only."

      "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

      "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

      "REMIC REGULAR CERTIFICATE" means any series 2007-C6 certificate except a class R certificate, a class Y certificate or a Floating Rate Certificate.

      "REO PROPERTY" means any mortgaged real property that is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan (or, if applicable, a Serviced Loan Combination) or, in the case of an Outside Serviced
Loan Combination, any mortgaged real property that is acquired under the applicable other pooling and servicing agreement in similar circumstances.

      "RESTRICTED GROUP" means, collectively, the following persons and entities:

      o     the trustee;

      o     the certificate administrator;

      o     the Exemption-Favored Parties;

      o     us;

      o     swap counterparty;

      o     each master servicer;

      o     the special servicer;

      o     any sub-servicers;

      o     any person or entity responsible for servicing an Outside Serviced
            Mortgage Loan or any related REO Property;

      o     the mortgage loan sellers;

      o     each borrower, if any, with respect to underlying mortgage loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series 2007-C6 certificates; and

      o     any and all affiliates of any of the aforementioned persons.

      "RESTRICTED SERVICER REPORTS" means, collectively, the following reports, among others:

                                      S-299

      o     CMSA servicer watch list;

      o     CMSA operating statement analysis report;

      o     CMSA NOI adjustment worksheet; and

      o     CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

      "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

      o     for the multifamily rental properties, gross rental and other revenues; and

      o     for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. and its successors in interest.

      "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SENIOR NON-TRUST LOAN" means any Non-Trust Loan that is senior in right of payment to the underlying mortgage loan that is part of the same Loan
Combination.

      "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

      o     the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-4FL and A-1A
            certificates, or any two or more of those classes, remain
            outstanding, and

      o     the total principal balance of the class A-M, A-MFL, A-J, A-JFL, B,
            C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal
            Balances in Connection with Realized Losses and Additional Trust
            Fund Expenses" in this prospectus supplement.

      "SERVICED LOAN COMBINATION" means any Loan Combination other than the Ala
Moana Portfolio Loan Combination and the CGM AmeriCold Portfolio Loan
Combination.

      "SERVICED NON-TRUST LOAN" means any Non-Trust Loan that is part of a
Serviced Loan Combination.

                                      S-300

      "SERVICED NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Serviced Non-Trust Loan.

      "SERVICING STANDARD" means, with respect to any mortgage loan, Servicing
Standard No. 1 or Servicing Standard No. 2, as applicable.

      "SERVICING STANDARD NO. 1" means, in general, with respect to each master servicer (other than Capmark) and the special servicer, to service and administer the mortgage loans (including any Serviced Non-Trust Loans) and any
REO Properties for which that party is responsible under the series 2007-C6 pooling and servicing agreement:

      o     in the same manner in which, and with the same care, skill, prudence and diligence with which, the subject master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar
            foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or (ii) held in its own portfolio, whichever standard is higher;

      o     with a view to (i) the timely collection of all scheduled payments of principal and interest due on each such mortgage loan or, if any such mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and (ii) the best interests (as determined by the subject master servicer or special servicer, as applicable, in its reasonable judgment) of the series 2007-C6 certificateholders and the trust fund and, in the case of a Serviced
            Loan Combination, the related Serviced Non-Trust Loan Noteholder(s)
            (as a collective whole), but taking into account the subordinate nature of any related Subordinate Non-Trust Loan(s); and

      o     without regard to:

            1.    any relationship that the subject master servicer or the
                  special servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan
                  seller or any other party to the transaction pursuant to which the series 2007-C6 certificates will be issued or any
                  affiliate thereof;

            2.    the ownership of any series 2007-C6 certificate (or other
                  interest in any underlying mortgage loan or Non-Trust Loan) or any interest in a mezzanine loan by the subject master
                  servicer or the special servicer, as the case may be, or by any of its affiliates;

            3.    the right of the subject master servicer or the special
                  servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series 2007-C6 pooling and servicing agreement;

            4.    the obligation of the subject master servicer to make
                  advances;

            5.    the ownership, servicing or management by the subject master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

            6.    any obligation of the subject master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a mortgage loan seller;

                                      S-301

            7.    any obligation of the subject master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

            8.    any debt (including any mezzanine debt) the subject master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that
                  borrower;

      "SERVICING STANDARD NO. 2" means, with respect to Capmark, the obligation to service and administer the mortgage loans which it is responsible for servicing under the series 2007-C6 pooling and servicing agreement:

      o     in the best interests (as determined by such master servicer in its good faith and reasonable judgment) of and for the benefit of the holders of the series 2007-C6 certificates (as a collective whole)
            and the trust fund and, in the case of a Loan Combination, the holder of the related Non-Trust Loan(s) (also as a collective whole), in accordance with applicable law, the terms of the pooling and servicing agreement and the related Co-Lender Agreement, and to the extent consistent with the foregoing, further as follows:

      o     with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is responsible for servicing under the series 2007-C6 pooling and servicing agreement;

      o     with a view to the timely recovery of all scheduled payments of principal and interest under the mortgage loans; and

      o     without regard to--

            1.    any relationship that such master servicer or any of its
                  affiliates may have with a borrower under a mortgage loan;

            2.    the ownership of any series 2007-C6 certificate (or other
                  interest in an underlying Mortgage Loan or Non-Trust Loan) or any interest in any mezzanine loan by such master servicer or by any of its affiliates;

            3.    the obligation of such master servicer to make advances; and

            4.    the right of such master servicer or any of its affiliates to receive reimbursement of costs, or the sufficiency of any
                  compensation payable to it under the series 2007-C6 pooling and servicing agreement or with respect to any particular
                  transaction.

      "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan being serviced under the series 2007-C6 pooling and servicing agreement, any of the following events:

      1.    the related borrower--

            A.    fails to make when due any balloon payment unless the
                  applicable master servicer has, on or prior to the 60th day after due date of that balloon payment, received written
                  evidence from an institutional lender of such lender's binding commitment to refinance the subject underlying mortgage loan
                  (acceptable to the special servicer) within 120 days after the due date of such balloon payment and during the interim the related borrower has continued to make the monthly debt
                  service payment in effect prior to maturity (provided that if such refinancing

                                      S-302

                  does not occur during such time specified in the commitment, a
                  "Servicing Transfer Event" will occur immediately), or

            B.    fails to make when due any scheduled payment of principal and interest (other than a balloon payment), and such failure
                  continues unremedied for 60 days;

      2.    the applicable master servicer or the special servicer (in the case of the special servicer, with the consent of the Loan-Specific
            Controlling Party) determines in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related borrower, that a default in the making of a scheduled payment of principal and interest
            (including a balloon payment) or any other default under the related mortgage loan documents that would (with respect to such other default) materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series 2007-C6 certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days;
            provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

      3.    there occurs a default (other than as described in clause 1. above)
            that the applicable master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the
            Servicing Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially adversely affects the interests of the series 2007-C6 certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series 2007-C6 pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered outstanding for purposes of this clause 3.;

      4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged real property.

A Servicing Transfer Event will generally cease to exist:

      o     with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer

                                      S-303

            and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

      o     with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

      If a Servicing Transfer Event exists with respect to one mortgage loan in a Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Serviced Loan Combination, provided that, if a Serviced
Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Serviced Loan Combination, unless a separate
Servicing Transfer Event has occurred with respect thereto.

      The Outside Serviced Mortgage Loans are not being serviced under the series 2007-C6 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the applicable other pooling and servicing agreements will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to the limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

      "STATED PRINCIPAL BALANCE" means, for any outstanding mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

      X.    "x" is equal to the cut-off date principal balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage
            Loan, the unpaid principal balance after application of all principal payments due on or before the related due date in the month of substitution, whether or not received);

      Y.    "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination; and

      Z.    "z" is equal to the sum of--

            1.    the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the
                  cut-off date or the related due date in the month of
                  substitution, as the case may be, to the extent received from the related borrower or advanced by the applicable master
                  servicer or the trustee and distributed to series 2007-C6
                  certificateholders on or before such date of determination,

            2.    all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the

                                      S-304

                  extent distributed to series 2007-C6 certificateholders on or before such date of determination,

            3.    the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series 2007-C6 certificateholders on or before such date of determination,

            4.    the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the
                  collection period for the then-most recent distribution date coinciding with or preceding such date of determination, and

            5.    to the extent not otherwise included as part of the amount described in the immediately preceding clause 4, any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that
                  occurred prior to the end of the collection period for the then-most recent distribution date coinciding with or
                  preceding such date of determination.

      With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated
Principal Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

            1.    the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related
                  REO acquisition, to the extent distributed to series 2007-C6 certificateholders on or before such date of determination;

            2.    the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series 2007-C6 certificateholders on or before such date of determination; and

            3.    the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the
                  collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

      A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) will be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the distribution date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series 2007-C6 certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series 2007-C6 certificateholders as of the first distribution date that those payments are included in the Total Principal Distribution
Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series 2007-C6 pooling and servicing agreement with respect to any particular mortgage loan, and such principal amount has not been included as part of the Total Principal Distribution Amount, such principal amount will continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first distribution date following the collection period during which such event occurred, the Stated Principal Balance of such mortgage loan will be zero.

                                      S-305

      "SUBORDINATE NON-TRUST LOAN" means a Non-Trust Loan that is subordinate in right of payment to the underlying mortgage loan in the same Loan Combination.

      "SUBORDINATE SERVICED NON-TRUST LOAN" means any Subordinate Non-Trust Loan that is a Serviced Non-Trust Loan.

      "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

      "SUBSTITUTION SHORTFALL AMOUNT" has the meaning given to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this prospectus supplement.

      "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make payments on the REMIC Regular
Certificates and the REMIC regular interests corresponding to the Floating Rate
Certificates on that date as described under "The Series 2007-C6 Pooling and
Servicing Agreement--Accounts" in this prospectus supplement.

      "TOTAL AVAILABLE P&I FUNDS" means, with respect to any distribution date, subject to the discussion under "Description of the Offered
Certificates--Payments" in this prospectus supplement, all funds in the certificate administrator's distribution account that are available to make payments of interest and principal on the series 2007-C6 certificates on that distribution date. The Total Available P&I Funds do not include Post-ARD
Additional Interest, yield maintenance charges or prepayment premiums. The certificate administrator will apply the Total Available P&I Funds as described under "Description of the Offered Certificates--Payments" in this prospectus supplement to pay principal and accrued interest on the series 2007-C6 certificates (exclusive of the class R and Y certificates) on that date.

      "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of
Principal" in this prospectus supplement.

      "UAV" means unavailable.

      "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41.

      "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT
RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the
Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

      "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

      "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

      o     operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

                                      S-306

      o     if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

      o     those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

      Underwritten Expenses generally include:

      o     salaries, wages and benefits;

      o     the costs of utilities;

      o     repairs and maintenance;

      o     marketing;

      o     insurance;

      o     management;

      o     landscaping;

      o     security, if provided at the mortgaged real property;

      o     real estate taxes;

      o     general and administrative expenses; and

      o     ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

      "UNDERWRITTEN NET CASH FLOW," "U/W NET CASH FLOW," "UNDERWRITTEN NCF" and
"U/W NCF" each means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

      o     underwritten capital expenditure reserves; and

      o     underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, net cash flow (as determined in accordance with GAAP) as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged real properties, nor is the Underwritten Net Cash
Flow set forth herein with respect to any mortgaged real property intended to represent such future net cash flow.

                                      S-307

      "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, subject to the discussion under "Risk Factors--The Underwritten Net Cash Flow
Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Adjusted in Consideration of Certain
Financial Performance Assumption or a Cash Holdback or a Guaranty or Based on a
Stabilized Appraised Value" in this prospectus supplement:

      o     with respect to any underlying mortgage loan (other than a Crossed
            Loan, the Ala Moana Portfolio Mortgage Loan, the DDR Southeast Pool
            Mortgage Loan, the 600 West Chicago Mortgage Loan and the CGM
            AmeriCold Portfolio Mortgage Loan), the ratio of--

            1.    the U/W NCF for the corresponding mortgaged real property or properties, to

            2.    the Annual Debt Service for the underlying mortgage loan;

      o     with respect to any Crossed Loan, the ratio of--

            1.    the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

            2.    the total Annual Debt Service for all of the underlying
                  mortgage loans in the applicable Crossed Group; and

      o     with respect to each of the Ala Moana Portfolio Mortgage Loan, the
            DDR Southeast Pool Mortgage Loan, the 600 West Chicago Mortgage Loan
            and the CGM AmeriCold Portfolio Mortgage Loan, the ratio of--

            1.    the U/W NCF for the corresponding mortgaged real property or properties, to

            2.    the sum of the Annual Debt Service for that underlying
                  mortgage loan and the aggregate-Annual Debt Service for the related Pari Passu Non-Trust Loan(s).

      "UNDERWRITTEN NET OPERATING INCOME," "U/W NET OPERATING INCOME,"
"UNDERWRITTEN NOI" and "U/W NOI" each means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

      Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten
NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

      Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial

                                      S-308

performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

      Underwritten NOI and the Underwritten Revenues and Underwritten Expenses
used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the
Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

      "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

      o     in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

      o     in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

            1.    for some commercial properties, percentage rents or other
                  revenues based on normalized actual amounts collected during previous operating periods, and/or

            2.    in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts
                  collected during previous operating periods.

      For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

      However, Underwritten Revenues were often decreased to take into account:

      o     the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

      o     lender's minimum vacancy underwriting criteria for the applicable property type; and

      o     for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

      In addition, in the case of some commercial properties, the Underwritten
Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.

      "UNITED STATES PERSON" means--

                                      S-309

      o     a citizen or resident of the United States,

      o     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1.    a court in the United States is able to exercise primary
                  supervision over the administration of the trust, and

            2.    one or more United States persons have the authority to
                  control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

      "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this prospectus supplement as "Units."

      "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports and templates, among others:

      o     CMSA delinquent loan status report;

      o     CMSA historical loan modification and corrected mortgage loan report;

      o     CMSA loan level reserve/LOC report;

      o     CMSA REO status report;

      o     CMSA advance recovery report; and

      o     from and after its filing with the SEC, any item deemed to be an
            Unrestricted Servicer Report in accordance with the definition of
            "Restricted Servicer Reports" in this glossary.

      "WACHOVIA" means Wachovia Bank, National Association.

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

      (1)   the then outstanding principal amount of the mortgage loan into

      (2)   the total of the products obtained by multiplying:

            (a)   the amount of each then remaining required principal payment, including the principal payment at the maturity date, in
                  respect thereof,

                                      S-310

            by

            (b)   the number of years (including fractional years) that will elapse between such date and the date on which such payment is to be made.

      "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any distribution date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (including mortgage loans as to which the related mortgaged real property has become an REO Property) for that distribution date, weighted on the basis of the respective Stated Principal
Balances of those mortgage loans immediately prior to that distribution date.

      "YEAR BUILT" means, with respect to any mortgaged real property, the years during which construction of the mortgaged real property was completed.

      "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged real property. In the event of multiple years of renovation, only the most recent of those years is shown.

      "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund and as indicated by the Yield Maintenance Discounting Horizon, one of the following:

      1.    If the value specified in the column labeled "Yield Maintenance
            Discounting Horizon" on Annex A-1 to this prospectus supplement is
            "Maturity," an annualized yield (the "Yield Rate") equal to the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America having a maturity closest to the maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

      2.    If the value specified in the column labeled "Yield Maintenance
            Discounting Horizon" on Annex A-1 to this prospectus supplement is
            "WAL," the Yield Rate equal to the yield on securities issued by the
            United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America with a term equal to the Weighted Average Life to Maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

      3.    If the value specified in the column labeled "Yield Maintenance
            Discounting Horizon" on Annex A-1 to this prospectus supplement is
            "Specified," the Yield Rate on securities issued by the United
            States Treasury having a maturity specified in the related mortgage loan documents.

      The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield
Maintenance Interest Rate" on Annex A-1 to this prospectus supplement is "T+x,"
or by zero (0) basis points if the value specified is "Treasury Flat" (or "U.S.
obligations Flat").

      The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield Maintenance
Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "Yes."

                                      S-311

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this
Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

                                      A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

         MORTGAGE    LOAN
 LOAN      LOAN     GROUP
NUMBER    SELLER    NUMBER                        LOAN / PROPERTY NAME
-------------------------------------------------------------------------------------------

  1       LaSalle     1       DDR Southeast Pool
 1.1                  1       Hilltop Plaza
 1.2                  1       Largo Town Center
 1.3                  1       Midway Plaza
 1.4                  1       Riverstone Plaza
 1.5                  1       Highland Grove
 1.6                  1       Riverdale Shops
 1.7                  1       Skyview Plaza
 1.8                  1       Apple Blossom Corners
 1.9                  1       Fayetteville Pavilion
 1.10                 1       Creekwood Crossing
 1.11                 1       Flamingo Falls
 1.12                 1       Harundale Plaza
 1.13                 1       Meadowmont Village Center
 1.14                 1       Springfield Commons
 1.15                 1       Northlake Commons
 1.16                 1       Village Square at Golf
 1.17                 1       Oviedo Park Crossing
 1.18                 1       Shoppes of Golden Acres
 1.19                 1       Bardmoor Shopping Center
 1.20                 1       Rosedale Shopping Center
 1.21                 1       Casselberry Commons
 1.22                 1       Shoppes at New Tampa
 1.23                 1       Crossroads Plaza
 1.24                 1       Plaza Del Paraiso
 1.25                 1       North Pointe Plaza
 1.26                 1       Melbourne Shopping Center
 1.27                 1       Market Square
 1.28                 1       Shoppes of Lithia
 1.29                 1       West Oaks Towne Center
 1.30                 1       Sharon Greens
 1.31                 1       Lakewood Ranch
 1.32                 1       Cofer Crossing
 1.33                 1       Clayton Corners
 1.34                 1       Clearwater Crossing
 1.35                 1       Shoppes at Paradise Pointe
 1.36                 1       Killearn Shopping Center
 1.37                 1       Conway Plaza
 1.38                 1       River Run Shopping Center
 1.39                 1       Aberdeen Square
 1.40                 1       Derby Square
 1.41                 1       Chickasaw Trails Shopping Center
 1.42                 1       Shoppes at Lake Dow
 1.43                 1       Shoppes of Ellenwood
 1.44                 1       Shops at Oliver's Crossing
 1.45                 1       Southwood Village Shopping Center
 1.46                 1       Paraiso Plaza
 1.47                 1       Sheridan Square
 1.48                 1       Countryside Shopping Center
 1.49                 1       Shoppes of Citrus Hills
 1.50                 1       Crystal Springs Shopping Center
 1.51                 1       Sexton Commons
 1.52                 1       Hairston Crossing
-------------------------------------------------------------------------------------------
  2         CGM       1       CGM AmeriCold Portfolio
 2.1                  1       Plover
 2.2                  1       Salem
 2.3                  1       Moses Lake
 2.4                  1       Hermiston
 2.5                  1       Tarboro
 2.6                  1       Leesport
 2.7                  1       Atlanta Gateway
 2.8                  1       Tomah
 2.9                  1       Texarkana
 2.10                 1       Fremont
 2.11                 1       Burlington
 2.12                 1       Springdale Freezer
 2.13                 1       Marshall
 2.14                 1       Charlotte North
 2.15                 1       Birmingham
-------------------------------------------------------------------------------------------
  3         CGM       1       Greensboro Corporate Center
-------------------------------------------------------------------------------------------
  4       LaSalle     2       Hyde Park Apartment Portfolio
 4.1                  2       5326-5336 South Greenwood Avenue
 4.2                  2       5452-5466 South Ellis Ave., 949-957 E. 54th Pl.
 4.3                  2       5339-5345 South Woodlawn Ave., 1204-1224 E. 54th St.
 4.4                  2       5335-5345 South Kimbark Ave., 1304-1308 E. 54th St.
 4.5                  2       1509-1517 E. 57th St., 5707-5709 South Harper Ave.
 4.6                  2       5201 South Greenwood Avenue
 4.7                  2       5411-5421 South Ellis Avenue
 4.8                  2       5034-56 S. Woodlawn Avenue
 4.9                  2       5300-5308 South Hyde Park Avenue
 4.10                 2       5300-5308 South Greenwood Ave., 1021-1029 E. 53rd
 4.11                 2       5234-5244 South Ingleside, 912-914 E. 53rd
 4.12                 2       1515-1521 East 54th St.
 4.13                 2       5416-5430 South Woodlawn Avenue
 4.14                 2       5301-5307 South Maryland, 839-843 E. 53rd St.
 4.15                 2       5400-5406 South Maryland Ave., 825-827 E. 54th St.
 4.16                 2       5415-5425 South Woodlawn Avenue
 4.17                 2       5320-5326 South Drexel
 4.18                 2       5120 South Hyde Park
 4.19                 2       5355-5361 South Cottage Grove, 804-808 E. 54th St.
 4.20                 2       5400-5408 South Ingleside Ave., 913-915 E. 54th St.
 4.21                 2       5401-5409 South Cottage Grove, 807-811 E. 54th St.
 4.22                 2       5528-5532 South Everett Avenue
 4.23                 2       5237-5245 South Kenwood, 1368-1370 E. 53rd
 4.24                 2       5715-5725 South Kimbark Avenue
 4.25                 2       5350-5358 South Maryland Ave., 812-816 E. 54th St.
 4.26                 2       4850 South Drexel Boulevard
 4.27                 2       5474-5480 South Hyde Park Boulevard
 4.28                 2       5202-5210 South Cornell
 4.29                 2       5118-5120 South Greenwood
 4.30                 2       5401-5405 South Drexel Ave., 909-911 E. 54th St.
 4.31                 2       5218-5220 South Kimbark
 4.32                 2       5487-5491 South Hyde Park Boulevard
 4.33                 2       5335-5337 South Woodlawn Avenue
 4.34                 2       5507-5509 South Hyde Park Boulevard
 4.35                 2       5524-5526 South Everett Avenue
 4.36                 2       5468-5470 South Hyde Park Boulevard
 4.37                 2       5401-5403 South Woodlawn Ave., 1211-1213 E. 54th St.
 4.38                 2       5111 South Kimbark Avenue
 4.39                 2       5336 South Hyde Park Avenue
 4.40                 2       5405-5407 South Woodlawn Avenue
 4.41                 2       5457-5459 South Blackstone Avenue
 4.42                 2       5337 South Hyde Park Avenue
 4.43                 2       5128-5132 South Cornell Avenue
-------------------------------------------------------------------------------------------
  5       LaSalle     1       Wachovia Capitol Center
-------------------------------------------------------------------------------------------
  6       LaSalle     1       Ala Moana Portfolio
 6.1                  1       Ala Moana Center
 6.2                  1       Ala Moana Building
 6.3                  1       Ala Moana Pacific Center
 6.4                  1       Ala Moana Plaza
-------------------------------------------------------------------------------------------
  7         CGM       1       Moreno Valley Mall
  8         CGM       1       3535 Market Street
  9       Capmark     1       Courtyard by Marriott - Pasadena
  10      Capmark     1       Columbia Park
-------------------------------------------------------------------------------------------
  11      Capmark     1       Northmeadow Business Park
 11.1                 1       Northmeadow Creekside - 1335
 11.2                 1       Northmeadow Creekside - 1325
 11.3                 1       11545 Northmeadow
 11.4                 1       Hembree Park - 660
 11.5                 1       Hembree Park - 250
 11.6                 1       Northmeadow Parkside - 1175
 11.7                 1       Northmeadow Parkside - 1125
 11.8                 1       Northmeadow Creekside - 1350
 11.9                 1       Hembree Crest - 11820
11.10                 1       Northmeadow Parkside - 1115
11.11                 1       Northmeadow Parkside - 1100
11.12                 1       Northmeadow Parkside - 1200
11.13                 1       Northmeadow Creekside - 11390
11.14                 1       Northmeadow Parkside - 1400
11.15                 1       Northmeadow Parkside - 1150
11.16                 1       Northmeadow Parkside - 1225
11.17                 1       Northmeadow Parkside - 1250
11.18                 1       Children's Healthcare
11.19                 1       Hembree Crest - 11810
11.20                 1       Hembree Crest - 11800
-------------------------------------------------------------------------------------------
  12      LaSalle     1       600 West Chicago
  13        CGM       1       Culver Center
  14        CGM       1       Crossroads Marketplace
  15      Capmark     1       Miracle Mile SC
  16        CGM       1       City Crescent
  17      LaSalle     1       Fifty West Corporate Center
-------------------------------------------------------------------------------------------
  18      LaSalle     1       IAC - CA & WA Industrial Portfolio
 18.1                 1       La Miada Commerce Center
 18.2                 1       Sea King Industrial
 18.3                 1       Commerce Business Park
 18.4                 1       East Valley Distribution Center
-------------------------------------------------------------------------------------------
  19      LaSalle     1       Herndon Square Office Park
  20      Capmark     1       Residence Inn - Rosslyn
  21      Capmark     1       Renaissance Club Sport - Walnut Creek
  22      LaSalle     1       Woodside Corporate Park
  23      LaSalle     1       100 Technology Center Drive
  24        CGM       1       Plaza at Puente Hills
-------------------------------------------------------------------------------------------
  25      LaSalle     1       BCBG Portfolio
 25.1                 1       BCBG - Fruitland
 25.2                 1       BCBG - Santa Fe
 25.3                 1       BCBG - Leonis
-------------------------------------------------------------------------------------------
  26      LaSalle     2       Southeast Apartment Portfolio
 26.1                 2       Grove Station Apartments
 26.2                 2       Bradford Grove Apartments
 26.3                 2       Merritt Landing Apartments
 26.4                 2       Hidden Park Apartments
 26.5                 2       Willow Glen Apartments
 26.6                 2       Quail Pointe Apartments
 26.7                 2       Ashley Chase Apartments
-------------------------------------------------------------------------------------------
  27        CGM       1       Morgantown Crossing
-------------------------------------------------------------------------------------------
  28      LaSalle     1       IAC - Oregon Industrial Portfolio
 28.1                 1       Commerce Park - Milwaukie
 28.2                 1       Commerce Park - McLoughlin
 28.3                 1       Commerce Park - Clackamas
 28.4                 1       Commerce Park - Wilsonville
-------------------------------------------------------------------------------------------
  29      Capmark     1       Courtyard by Marriott - Washington Convention Center
-------------------------------------------------------------------------------------------
  30      LaSalle     1       Prologis Industrial
 30.1                 1       Prologis Industrial -  Stone Fort Distribution Center No. 1
 30.2                 1       Prologis Industrial -  Airport Distribution Center #16
 30.3                 1       Prologis Industrial -  Airport Distribution Center #19
 30.4                 1       Prologis Industrial -  Airport Distribution Center #10
 30.5                 1       Prologis Industrial -  Southwide Industrial Center #7
 30.6                 1       Prologis Industrial -  Airport Distribution Center #2
 30.7                 1       Prologis Industrial -  Delp Distribution Center #2
 30.8                 1       Prologis Industrial -  Delp Distribution Center #5
 30.9                 1       Prologis Industrial -  Airport Distribution Center #11
30.10                 1       Prologis Industrial -  Delp Distribution Center #8
30.11                 1       Prologis Industrial -  Stone Fort Distribution Center No. 4
30.12                 1       Prologis Industrial -  Airport Distribution Center #4
30.13                 1       Prologis Industrial -  Airport Distribution Center #15
30.14                 1       Prologis Industrial -  Airport Distribution Center #18
30.15                 1       Prologis Industrial -  Southwide Industrial Center #6
30.16                 1       Prologis Industrial -  Airport Distribution Center #9
30.17                 1       Prologis Industrial -  Airport Distribution Center #7
30.18                 1       Prologis Industrial -  Airport Distribution Center #8
30.19                 1       Prologis Industrial -  Southwide Industrial Center #5
30.20                 1       Prologis Industrial -  Southwide Industrial Center #8
-------------------------------------------------------------------------------------------
  31        CGM       1       Gateway at Burbank
  32        CGM       1       Alderwood Plaza
  33      LaSalle     1       Westlake Landing
  34        CGM       1       Plaza on the Boulevard
  35        CGM       1       Blue Oaks Marketplace
  36        PNC       1       University Center East - San Diego
  37        CGM       1       The Tower at Northside
  38        CGM       2       Forest Ridge Apartments
  39        PNC       2       Cornerstone Ranch Apartment Homes
  40        CGM       1       Martin Village
-------------------------------------------------------------------------------------------
  41        CGM       1       2, 4 & 6 Omni Way
 41.1                 1       2 Omni Way
 41.2                 1       4 Omni Way
 41.3                 1       6 Omni Way
-------------------------------------------------------------------------------------------
  42      LaSalle     1       Regency Court
  43        CGM       2       Villa D'Este
-------------------------------------------------------------------------------------------
  44      LaSalle     1       VDR Retail Portfolio
 44.1                 1       Lakeview Plaza
 44.2                 1       Glen Ellyn Crossing
 44.3                 1       Burbank Crossing
-------------------------------------------------------------------------------------------
  45        CGM       1       InfoUSA - Ralston, NE
  46        CGM       1       Gateway Plaza
  47        CGM       1       InfoUSA - Papillion, NE
  48      LaSalle     1       Country Club Village
  49        CGM       1       698-700 Madison Avenue
  50      LaSalle     1       deCODE genetics
  51      Capmark     1       Hilton Garden Inn - Detroit
  52        CGM       1       Salishan Spa & Golf Resort
  53      LaSalle     2       Granada Apartments
  54        CGM       1       Creekside Place
-------------------------------------------------------------------------------------------
  55        CGM       1       TownePlace Suites - Miami
 55.1                 1       TownePlace Suites - Miami Lakes
 55.2                 1       TownePlace Suites - Miami Airport West
-------------------------------------------------------------------------------------------
  56      Capmark     1       Residence Inn - DuPont Circle
-------------------------------------------------------------------------------------------
  57      LaSalle     1       NNN - Lenox Park (Buildings A & B)
 57.1                 1       Lenox Park Building B
 57.2                 1       Lenox Park Building A
-------------------------------------------------------------------------------------------
  58        CGM       1       Shaw's Plaza
  59        CGM       1       Hotel Indigo - Atlanta, GA
  60        CGM       1       Bursca Business Park
  61        CGM       1       Newport Marketplace
  62        CGM       1       The Tides
  63        PNC       1       University Shopping Center
  64        CGM       1       Medstar Building
  65        CGM       2       Cottonwood Apartments
  66        PNC       1       Barlow Shopping Center
  67      LaSalle     1       Lake Calhoun Center
  68        PNC       1       South Jordan Market Place
  69        CGM       1       Ventu Park
  70      LaSalle     1       International Towers Building
  71      LaSalle     1       Carmax - Roseville
  72        CGM       1       Doubletree Hotel - Miami, FL
  73        CGM       1       Top Foods - Puyallup, WA
  74        CGM       1       The Generations Network, Inc.
  75      LaSalle     1       Parkway Plaza
  76      LaSalle     1       Cobblestone Shopping Center
  77        PNC       1       Culver Medical Plaza
  78      Capmark     2       Clearwater Village
  79      LaSalle     1       Holiday Resorts - Miami Beach, FL
  80      LaSalle     1       FBI Office Building
  81        CGM       1       Perryville Station
  82      Capmark     1       Benner Pike Shops
  83        CGM       2       Hidden Lake Apartments
  84      LaSalle     1       Waterfront Apartments
  85        CGM       1       Hampton Inn - West Covina, CA
  86      LaSalle     1       Windsor Commerce Center
  87        CGM       1       1556 20th Street
-------------------------------------------------------------------------------------------
  88        PNC       1       KFC - Florida Portfolio
 88.1                 1       KFC - Port Charlotte
 88.2                 1       KFC - S. Fort Meyers
 88.3                 1       KFC - W. Cape Coral
 88.4                 1       KFC - Bonita Springs
 88.5                 1       KFC - Golden Gate
 88.6                 1       KFC - Cape Coral
 88.7                 1       KFC - Fort Myers
-------------------------------------------------------------------------------------------
  89      LaSalle     1       Vail Ranch Towne Square
  90        PNC       1       South Jordan Town Center
  91      Capmark     1       3505 Hayden
  92        CGM       1       Northwest Medical Center
  93      LaSalle     1       Riverbirch Corner Shopping Center
-------------------------------------------------------------------------------------------
  94        PNC       1       Magnolia Office Portfolio
 94.1                 1       730 & 750 Sandhill Drive
 94.2                 1       595 Double Eagle
-------------------------------------------------------------------------------------------
  95      LaSalle     1       NNN - Lenox Park (Building G)
  96        PNC       1       Westport Warehouse
  97      LaSalle     1       Las Vegas Tech Center
  98        CGM       1       Route 20 Retail Annex
  99        CGM       1       Meadowview Lane Professional Center
 100        CGM       1       Bald Mountain
 101      Capmark     1       MacArthur Center
 102        CGM       1       City National Bank Data Center
 103        CGM       1       Quality Inn & Suites - Dulles, VA
 104        CGM       2       Bower Hill III Apartments
 105      LaSalle     1       The Shoppes at Amberly
 106        CGM       1       2335 Alaska Avenue
 107        CGM       1       Clocktower Shopping Center
 108        CGM       1       Dogwood Station Shopping Center
 109        CGM       1       Crossroads Shopping Center
 110        PNC       1       Homewood Suites - Cheasapeak Greenbriar
 111        CGM       1       Cherokee Building I
 112        CGM       1       29 Orangewood Place
 113      LaSalle     1       761 - 793 Boylston Street
 114      LaSalle     1       Pavillion Center
 115      LaSalle     1       Westwind Boulevard
 116      LaSalle     1       Mill Creek Shopping Center
 117        CGM       2       Beacon Hill and Back Bay Properties

 118        PNC       1       Commerce Center One
 119      Capmark     2       Nob Hill Apartments
-------------------------------------------------------------------------------------------
 120      Capmark     2       Cambridge and Windgate
120.1                 2       Cambridge Townhomes
120.2                 2       Windgate Place Apartments
-------------------------------------------------------------------------------------------
 121        CGM       1       Cherokee Building II
 122      Capmark     1       Residence Inn - (UCF) Orlando
 123        CGM       1       Clark's Hill Corporate Center
 124      Capmark     1       1515 Garnet Mine Road
 125        CGM       1       Alverson Taylor Mortensen & Sanders Law Office
 126        CGM       1       Candle Lake Medical Plaza
 127        CGM       1       Northpoint Center
 128        CGM       1       Lowe's Home Improvement
 129        CGM       1       Yale New Haven Long Wharf Medical Center
 130        CGM       1       Ransley Square
 131        CGM       1       LA Fitness
 132        CGM       1       Kohls - Florence, SC
 133      LaSalle     1       Women's Physician Center
 134      LaSalle     2       Southwind MHP
 135      Capmark     1       Oakmont- Raceway Shopping Center
 136      LaSalle     1       D&W Grocery Store
 137        CGM       2       North Tower Apartments
 138        CGM       1       Pismo Beach Office
 139      LaSalle     1       Cedar Medical Center
 140        PNC       1       The Wesleyan Building
 141      LaSalle     1       Powell Center
 142        CGM       1       880 Post Road East
 143        CGM       1       Holiday Inn Express - Boone, NC
-------------------------------------------------------------------------------------------
 144      Capmark     1       Northlake and Atlanta Business Park
144.1                 1       Northlake Business Park
144.2                 1       Atlantic Distribution Center
-------------------------------------------------------------------------------------------
 145        CGM       1       Vanderbilt Plaza Shopping Center
 146        PNC       1       Dollar Self Storage - Santa Fe Springs
-------------------------------------------------------------------------------------------
 147        CGM       1       Barclay's Portfolio
147.1                 1       Barclay's Portfolio - Applebees
147.2                 1       Barclay's Portfolio - Bartell Drugs
147.3                 1       Barclay's Portfolio - Sterlings Bank
147.4                 1       Barclay's Portfolio - Jiffy Lube
147.5                 1       Barclay's Portfolio - Auto Zone
-------------------------------------------------------------------------------------------
 148        CGM       1       Fairfield Inn - Parsippany, NJ
 149        CGM       1       Metro Plaza
 150        CGM       2       Water Song Apartments
 151        CGM       1       Quality Inn - Norfolk Naval Station
 152        CGM       2       The Oaks of McCandless
 153        CGM       1       Portsmouth Medical
 154        CGM       1       Suburban Extended Stay Hotel - Pensacola, FL
 155        PNC       1       PFPC Worldwide
 156      LaSalle     1       Gallo Displays Corporate Headquarters
 157      LaSalle     1       North Fresno Office
 158        CGM       1       TownePlace Suites - Mount Laurel, NJ
 159        PNC       1       Country Suites - Lake Norman
 160        PNC       2       Main Street Court Apartments #1
 161        CGM       1       Southwest Medical Associates, Inc.
 162        CGM       1       Cambridge Commons
 163      Capmark     1       Kings Plaza Medical
 164        CGM       1       Mervyns at Crossroads Towne Center
 165        CGM       1       Palmdale Center
 166        PNC       1       Rehoboth Marketplace
 167        CGM       2       The Lakes at Gig Harbor
 168      LaSalle     1       Randstad Building
 169        CGM       1       2308 Broadway
 170        PNC       1       Parkway Centre Industrial

 171        CGM       1       580 Howard Street
 172        CGM       1       Bandera Trails Retail Center
 173      LaSalle     1       37 West Medical
 174        PNC       1       Regal Theatre
 175        CGM       1       Country Inn & Suites - Manassas, VA
 176      Capmark     1       Hampton Inn - Fairfax
 177        CGM       1       Canton Medical
 178      LaSalle     1       Oaks at Centre Point
 179      LaSalle     1       The Crossroads
 180      LaSalle     1       Bloomingdale Commons
 181      LaSalle     2       Stonefield Village Apartments
 182        CGM       1       CVS Shopping Center
 183        PNC       1       Paradise Victoria
 184        PNC       2       Bear Creek Apartments
 185        CGM       1       Village on the Green
 186      Capmark     2       Mountain Country
 187        PNC       1       Dollar Self Storage - Peoria
 188      Capmark     2       Pinto Lake Mobile Estates
 189        CGM       1       Morristown Plaza
 190        CGM       1       Cannery Mall
 191        CGM       1       Hampton Inn - Rocky Hill, CT
 192      LaSalle     1       Neiman Marcus - Georgetown
 193      Capmark     1       SpringHill Suites - Andover
 194        PNC       1       West Bench Plaza
 195        CGM       1       Suburban Extended Stay Hotel - Gautier, MS
 196      LaSalle     1       Park Santa Fe - Flagstaff
 197        CGM       1       La Quinta - Waldorf, MD
 198        CGM       1       Gander Mountain
 199        PNC       1       Trinity Square Shopping Center
 200        PNC       1       Hampton Inn - Victoria
 201      LaSalle     1       Home Depot
 202      LaSalle     1       IAC 1850 Arthur
 203      LaSalle     1       Gibson Electric
 204        PNC       1       452 Old Hook Road Associates
 205      Capmark     1       Pomona Center
 206        PNC       2       Delaware Crossing
 207        PNC       1       Legacy Plaza
 208        PNC       1       One Journal Square Plaza
 209        PNC       1       The Shops at Vista Commons
 210      LaSalle     1       Hampton Inn Anderson
 211      LaSalle     1       Cobalt Marketplace
 212        CGM       1       Tyler Plaza
 213        PNC       1       Holiday Inn Express & Suites - Grand Prairie
 214      LaSalle     1       Fairway Financial Center
 215        CGM       1       642 Westchester Avenue
 216        PNC       1       La Quinta Inn & Suites
 217        CGM       1       Midtown Business Center
 218      LaSalle     1       Days Inn Oceanside - Miami Beach, FL
 219      LaSalle     1       Rite Aid - Totem Lake
 220      LaSalle     2       Camelot Court Apartments
 221      LaSalle     1       Harbour Breeze Professional Center
 222        CGM       1       Home Design Center
 223        PNC       2       Highclere Apartments
 224      LaSalle     2       Forest Village
 225        CGM       1       American Association of Blood Banks
 226      LaSalle     1       Sleep Inn University Place
 227        CGM       1       Inn at Cannon Beach
 228        CGM       1       Centennial Area Learning Center
 230        CGM       1       Harbour View Commons
 231        CGM       1       Northwoods Urology Medical Office
 232      LaSalle     1       Fairfield Inn - Evansville West
 233      LaSalle     2       Apple Villa Apartments
-------------------------------------------------------------------------------------------
 234      LaSalle     2       Bennett Edge Park Village Glen
234.1                 2       The Bennett
234.2                 2       Village Glen
234.3                 2       Edge Park
-------------------------------------------------------------------------------------------
 235        CGM       1       Comfort Inn & Suites - Overland Park, KS
 236      LaSalle     1       TNS Building
 237      LaSalle     1       Redlands Retail
 238      LaSalle     1       Walgreens, Salisbury
 239      Capmark     1       Barley Mill
 240      LaSalle     1       One Mokena Plaza
 241        PNC       1       Rehoboth Plaza
 242        PNC       1       Camden Village Shopping Center
 243      LaSalle     1       Towne Centre Place
 244        CGM       1       DeZavala Oaks Shopping Center
-------------------------------------------------------------------------------------------
                              Hoopes Place and Lenox Garden Crossed Portfolio
 245      LaSalle     2       Hoopes Place Apartments
 246      LaSalle     2       Lenox Garden Apartments
-------------------------------------------------------------------------------------------
 247      LaSalle     1       Autozone Plaza
 248        PNC       1       Eastland Medical Building
 249        PNC       1       Marcy Street Shops
 250      LaSalle     1       Hampton Inn Greenwood
 251        CGM       1       116-120 West Washington Street
 252        PNC       2       Cedar Village Mobile Home Park
 253        CGM       1       Walgreens - Pearland, TX
 254      LaSalle     1       Independence Commons
 255      LaSalle     1       Plantation Crossing
 256      LaSalle     1       Walgreens Shelbyville
 257      LaSalle     2       Woodland West Apartments
 258        CGM       1       Main & McFadden Shopping Center
 259      LaSalle     2       Treasure ISLE MHP
 260      LaSalle     1       Bethany Square Shopping Center
 261      LaSalle     1       Holiday Inn Express Jasper, Al
 262        CGM       1       Walgreens - Portland, OR
 263      Capmark     2       Belvedere Apartments
 264      LaSalle     2       Harbor Square Apts
 265      LaSalle     2       51 Estates
 266        CGM       1       Golfsmith Golf Center
 267      LaSalle     1       Lakewood You Store It
 268        CGM       1       Quality Inn - Annapolis, MD
 269      LaSalle     2       Dakin Apartments
 270      LaSalle     1       Dana Point Town Center
 271      LaSalle     1       Space World Self Storage - South
 272        CGM       1       Arlington Strip Mall 1
 273        CGM       1       Serino's Italian Foods
 274      LaSalle     1       7372 McKnight Road
 275        PNC       2       Careys Estates Mobile Home Park

 276      LaSalle     1       350 Second Street
 277        PNC       1       Eye Care 20/20
 278      LaSalle     2       Orange Grove MHP
 279      LaSalle     1       Lakewood Landing
 280      Capmark     1       Kress Office-Retail Building
 281        PNC       1       Walnut Creek Office Park
 282        CGM       1       Allstate Insurance Company - Pittsburgh, PA
 283        PNC       1       CEAH Realtors Building
 284        PNC       1       Reece Nichols Building
 285      LaSalle     1       St. Robert Centre
 286      Capmark     2       Pinons Apartments
 287      LaSalle     1       Tractor Supply
 288      LaSalle     2       Lazy Land Manufactured Housing Park
 289      LaSalle     1       Interline Brands
 290        PNC       1       Sofa Express
 291        CGM       1       Acme Plaza Shopping Center II (Magnolia)
 292      LaSalle     2       Northbrook Moblile Home Community
 293        PNC       1       2345 West Ryan Road
 294        PNC       1       National Tire & Battery
 295      LaSalle     1       VE - Hampton Inn Brooks KY
 296      LaSalle     1       30412 Esperanza
 297        PNC       2       Longwood Park Apartments
 298        CGM       1       Arlington Strip Mall 2
 299        PNC       1       First Horizon
 300        PNC       1       Advance Auto Parts - IL
 301      LaSalle     2       Fairview Village MHP
 302      LaSalle     1       Hoosic Valley Shopping Center
 303      LaSalle     1       29000 Walker Road South
 304      LaSalle     2       Hillview Acres Manufactured Housing Community
 305      LaSalle     1       North Trail Stor-It Park
 306        CGM       1       Rite Aid - Lancaster, NH
 307      LaSalle     1       IonBond, Inc
 308      LaSalle     1       Brooks Street
 309        PNC       1       1st Financial Bank Building
 310      LaSalle     2       Beaver Dam MHP
 311      LaSalle     2       River Bluff Apartments
 312      LaSalle     2       Buckbal
 313      LaSalle     1       Space World Self Storage - North
 314      LaSalle     1       Wachovia Alpharetta Ground Lease
 315      LaSalle     1       Hannaford Ground Lease
 316      LaSalle     1       Paducah Shopping Center
 317        PNC       1       80 Maple Avenue
 318      LaSalle     2       New Colony
 319      LaSalle     1       Regions Bank

 LOAN
NUMBER                                         PROPERTY ADDRESS                                                     CITY
------------------------------------------------------------------------------------------------------------------------------------

  1      Various                                                                                        Various
 1.1     3200-4200 Klose Way, 3401 Blume Drive                                                          Richmond
 1.2     950 Largo Center Drive                                                                         Largo
 1.3     5725 North University Drive                                                                    Tamarac
 1.4     1351-1455 Riverstone Parkway                                                                   Canton
 1.5     10451 Indianapolis Boulevard                                                                   Highland
 1.6     935 Riverdale Street                                                                           West Springfield
 1.7     7801 South Orange Blossom Trail                                                                Orlando
 1.8     2190 South Pleasant Valley Road                                                                Winchester
 1.9     2047-2071 Skibo Road                                                                           Fayetteville
 1.10    7327 52nd Place East                                                                           Bradenton
 1.11    2000 Flamingo Road                                                                             Pembroke Pines
 1.12    7440 Ritchie Highway                                                                           Glen Burnie
 1.13    603 Meadowmont Village Drive                                                                   Chapel Hill
 1.14    Airport Highway South Holland Sylvania Road                                                    Toledo
 1.15    3804-3980 Northlake Boulevard                                                                  Palm Beach Gardens
 1.16    4707-4793 North Congress Avenue                                                                Boynton Beach
 1.17    1115 Vidina Place                                                                              Oviedo
 1.18    9840 Little Road                                                                               New Port Richey
 1.19    10801 Starkey Road                                                                             Largo
 1.20    9943 Gilead Road                                                                               Huntersville
 1.21    1455 South Semoran Boulevard                                                                   Casselberry
 1.22    1950 Bruce B. Downs Boulevard                                                                  Wesley Chapel
 1.23    Route 38                                                                                       Lumberton
 1.24    127th Avenue and 120th Street                                                                  Miami
 1.25    15001 North Dale Mabry Highway                                                                 Tampa
 1.26    1301 - 1441 South Babcock Street                                                               Melbourne
 1.27    9559 Highway 5                                                                                 Douglasville
 1.28    3425 Lithia-Pinecrest Road                                                                     Valrico
 1.29    9557 West Colonial Drive                                                                       Ocoee
 1.30    1595 Peachtree Parkway                                                                         Cumming
 1.31    1715-1795 Lakewood Ranch Boulevard                                                             Bradenton
 1.32    4349-4357 Lawrenceville Highway                                                                Tucker
 1.33    11721 U.S. Highway 17 West                                                                     Clayton
 1.34    7380 Spout Springs Road                                                                        Flowery Branch
 1.35    247 Miracle Strip Parkway                                                                      Fort Walton Beach
 1.36    3483 Thomasville Road                                                                          Tallahassee
 1.37    4400 Curry Ford Road                                                                           Orlando
 1.38    9981 Miramar Parkway                                                                           Miramar
 1.39    4966 Le Chalet Boulevard                                                                       Boynton Beach
 1.40    2165-2233 Stringtown Road                                                                      Grove City
 1.41    2160 South Chickasaw Trail                                                                     Orlando
 1.42    920 Highway 91 East                                                                            McDonough
 1.43    2828-2844 East Atlanta Road                                                                    Ellenwood
 1.44    5034 Peters Creek Parkway                                                                      Winston-Salem
 1.45    3551 Blair Stone Road                                                                          Tallahassee
 1.46    3301 West 80th Street                                                                          Hialeah
 1.47    401 East Sheridan Street                                                                       Dania
 1.48    4025 Santa Barbara Boulevard                                                                   Naples
 1.49    2699 North Forest Ridge Boulevard                                                              Hernando
 1.50    6738-6784 West Gulf to Lake Highway                                                            Crystal River
 1.51    1416 North Main Street                                                                         Fuquay Varina
 1.52    2071-2079 South Hairston Road                                                                  Decatur
------------------------------------------------------------------------------------------------------------------------------------
  2      Various                                                                                        Various
 2.1     1801 Highway 54                                                                                Plover
 2.2     4095 Portland Road Northeast                                                                   Salem
 2.3     3245 Road N Northeast                                                                          Moses Lake
 2.4     78149 Westland Road                                                                            Hermiston
 2.5     200 Sara Lee Road                                                                              Tarboro
 2.6     41 Orchard Lane                                                                                Leesport
 2.7     6150 Xavier Drive Southwest                                                                    Atlanta
 2.8     28063 Essex Avenue                                                                             Tomah
 2.9     3609 Genoa Road                                                                                Texarkana
 2.10    950 South Schneider Street                                                                     Fremont
 2.11    301 South Walnut Street                                                                        Burlington
 2.12    1200 North Missouri Road                                                                       Springdale
 2.13    3465 West Arrow Street                                                                         Marshall
 2.14    1000 Exchange Street                                                                           Charlotte
 2.15    600 West 25th Street                                                                           Birmingham
------------------------------------------------------------------------------------------------------------------------------------
  3      8401 & 8405 Greensboro Drive                                                                   McLean
------------------------------------------------------------------------------------------------------------------------------------
  4      Various                                                                                        Chicago
 4.1     5326-5336 South Greenwood Avenue                                                               Chicago
 4.2     5452-5466 South Ellis Avenue, 949-957 East 54th Street                                         Chicago
 4.3     5339-5345 South Woodlawn Avenue, 1204-1224 East 54th Street                                    Chicago
 4.4     5335-5345 South Kimbark Avenue, 1304-1308 East 54th Street                                     Chicago
 4.5     1509-1517 East 57th Street, 5707-5709 South Harper Avenue                                      Chicago
 4.6     5201 South Greenwood Avenue                                                                    Chicago
 4.7     5411-5421 South Ellis Avenue                                                                   Chicago
 4.8     5034-56 South Woodlawn Avenue                                                                  Chicago
 4.9     5300-5308 South Hyde Park Avenue                                                               Chicago
 4.10    5300-5308 South Greenwood Avenue, 1021-1029 East 53rd Street                                   Chicago
 4.11    5234-5244 South Ingleside Avenue, 912-914 East 53rd Street                                     Chicago
 4.12    1515-1521 East 54th Street                                                                     Chicago
 4.13    5416-5430 South Woodlawn Avenue                                                                Chicago
 4.14    5301-5307 South Maryland, 839-843 E. 53rd Street                                               Chicago
 4.15    5400-5406 South Maryland Avenue, 825-827 East 54th Street                                      Chicago
 4.16    5415-5425 South Woodlawn Avenue                                                                Chicago
 4.17    5320-5326 South Drexel                                                                         Chicago
 4.18    5120 South Hyde Park Boulevard                                                                 Chicago
 4.19    5355-5361 South Cottage Grove, 804-808 East 54th Street                                        Chicago
 4.20    5400-5408 South Ingleside Avenue, 913-915 East 54th Street                                     Chicago
 4.21    5401-5409 South Cottage Grove, 807-811 East 54th Street                                        Chicago
 4.22    5528-5532 South Everett Avenue                                                                 Chicago
 4.23    5237-5245 South Kenwood Avenue, 1368-1370 East 53rd Street                                     Chicago
 4.24    5715-5725 South Kimbark Avenue                                                                 Chicago
 4.25    5350-5358 South Maryland Avenue, 812-816 East 54th Street                                      Chicago
 4.26    4850 South Drexel Boulevard                                                                    Chicago
 4.27    5474-5480 South Hyde Park Boulevard                                                            Chicago
 4.28    5202-5210 South Cornell Avenue                                                                 Chicago
 4.29    5118-5120 South Greenwood Avenue                                                               Chicago
 4.30    5401-5405 South Drexel Avenue, 909-911 East 54th Street                                        Chicago
 4.31    5218-5220 South Kimbark Avenue                                                                 Chicago
 4.32    5487-5491 South Hyde Park Boulevard                                                            Chicago
 4.33    5335-5337 South Woodlawn Avenue                                                                Chicago
 4.34    5507-5509 South Hyde Park Boulevard                                                            Chicago
 4.35    5524-5526 South Everett Avenue                                                                 Chicago
 4.36    5468-5470 South Hyde Park Boulevard                                                            Chicago
 4.37    5401-5403 South Woodlawn Avenue, 1211-1213 East 54th Street                                    Chicago
 4.38    5111 South Kimbark Avenue                                                                      Chicago
 4.39    5336 South Hyde Park Avenue                                                                    Chicago
 4.40    5405-5407 South Woodlawn Avenue                                                                Chicago
 4.41    5457-5459 South Blackstone Avenue                                                              Chicago
 4.42    5337 South Hyde Park Avenue                                                                    Chicago
 4.43    5128-5132 South Cornell Avenue                                                                 Chicago
------------------------------------------------------------------------------------------------------------------------------------
  5      150 Fayetteville Street                                                                        Raleigh
------------------------------------------------------------------------------------------------------------------------------------
  6      Various                                                                                        Honolulu
 6.1     1450 Ala Moana Boulevard                                                                       Honolulu
 6.2     1441 Kapiolani Boulevard                                                                       Honolulu
 6.3     1585 Kapiolani Boulevard                                                                       Honolulu
 6.4     451 Piikoi Street                                                                              Honolulu
------------------------------------------------------------------------------------------------------------------------------------
  7      22500 Town Circle                                                                              Moreno Valley
  8      3535 Market Street                                                                             Philadelphia
  9      180 North Fair Oaks Avenue                                                                     Pasadena
  10     3115 Kennedy Boulevard                                                                         North Bergen
------------------------------------------------------------------------------------------------------------------------------------
  11     Various                                                                                        Roswell
 11.1    1335 Northmeadow Parkway                                                                       Roswell
 11.2    1325 & 1327 Northmeadow Parkway                                                                Roswell
 11.3    11545 Wills Road                                                                               Roswell
 11.4    660 Hembree Park Drive                                                                         Roswell
 11.5    250 Hembree Park Drive                                                                         Roswell
 11.6    1175 Northmeadow Parkway                                                                       Roswell
 11.7    1125 Northmeadow Parkway                                                                       Roswell
 11.8    1350 Northmeadow Parkway                                                                       Roswell
 11.9    11820 Wills Road                                                                               Roswell
11.10    1115 Northmeadow Parkway                                                                       Roswell
11.11    1100 Northmeadow Parkway                                                                       Roswell
11.12    1200 Northmeadow Parkway                                                                       Roswell
11.13    11390 Old Roswell Road                                                                         Roswell
11.14    1400 Hembree Road                                                                              Roswell
11.15    1150 Northmeadow Parkway                                                                       Roswell
11.16    1225 Northmeadow Parkway                                                                       Roswell
11.17    1250 Northmeadow Parkway                                                                       Roswell
11.18    11835 Alpharetta Highway                                                                       Roswell
11.19    11810 Wills Road                                                                               Roswell
11.20    11800 Wills Road                                                                               Roswell
------------------------------------------------------------------------------------------------------------------------------------
  12     600 West Chicago Avenue, 900-950 West Kingsbury, 811 North Larabee                             Chicago
  13     Southwest corner of Overland Avenue & Venice Boulevard                                         Culver City
  14     12945-13225 Peyton Drive                                                                       Chino Hills
  15     4100 William Penn Highway                                                                      Monroeville
  16     10 South Howard Street                                                                         Baltimore
  17     3975 Fair Ridge Drive                                                                          Fairfax
------------------------------------------------------------------------------------------------------------------------------------
  18     Various                                                                                        Various
 18.1    16651-16855 Knott Avenue & 16800 Trojan Way                                                    La Mirada
 18.2    9100 15th Place South & 1501-1621 South 92nd Place                                             Seattle
 18.3    6801-6819 Gage Avenue & 6301-6371 Chalet Drive                                                 Commerce
 18.4    20421 84th Avenue South                                                                        Kent
------------------------------------------------------------------------------------------------------------------------------------
  19     505 - 540 Huntmar Park Drive                                                                   Herndon
  20     1651 North Oak Street                                                                          Rosslyn
  21     2805 Jones Road                                                                                Walnut Creek
  22     15025, 15425, 15275, 15125, 15075, 15140 and 15475 SW Koll Parkway and 15655 Greystone Court   Beaverton
  23     100 Technology Center Drive                                                                    Stoughton
  24     17877-18271 Gale Avenue                                                                        City of Industry
------------------------------------------------------------------------------------------------------------------------------------
  25     Various                                                                                        Vernon
 25.1    2701, 2707, 2711, 2761 Fruitland Avenue                                                        Vernon
 25.2    4701 South Santa Fe Avenue                                                                     Vernon
 25.3    2665 Leonis Boulevard                                                                          Vernon
------------------------------------------------------------------------------------------------------------------------------------
  26     Various                                                                                        Various
 26.1    1 Lakeside Road                                                                                Greenville
 26.2    2096 East Main Street                                                                          Spartanburg
 26.3    5700 Altama Avenue                                                                             Brunswick
 26.4    320 Spruce Street                                                                              Spartanburg
 26.5    211 Garden Way                                                                                 Rock Hill
 26.6    460 East Blackstock Road                                                                       Spartanburg
 26.7    1199 Lafayette Boulevard                                                                       Sumter
------------------------------------------------------------------------------------------------------------------------------------
  27     100 Crossing Boulevard                                                                         Elverson
------------------------------------------------------------------------------------------------------------------------------------
  28     Various                                                                                        Various
 28.1    13477-13551 Southeast Johnson Road                                                             Milwaukie
 28.2    2600-2770 Southeast Mailwell Drive                                                             Milwaukie
 28.3    16065-16251 Southeast 98th Avenue                                                              Clackamas
 28.4    10965 Southwest Commerce Circle & 9125 Southwest Ridder Road                                   Wilsonville
------------------------------------------------------------------------------------------------------------------------------------
  29     900 F Street Northwest                                                                         Washington
------------------------------------------------------------------------------------------------------------------------------------
  30     Various                                                                                        Various
 30.1    2100 Amnicola Highway                                                                          Chattanooga
 30.2    3900 New Getwell Road                                                                          Memphis
 30.3    3977, 4011 & 4015 East Raines Road                                                             Memphis
 30.4    4400 Delp Street                                                                               Memphis
 30.5    3638-3684 Contract Drive                                                                       Memphis
 30.6    4148-4194 Delp Street                                                                          Memphis
 30.7    3901-3921 Delp Street                                                                          Memphis
 30.8    4319 Delp Street                                                                               Memphis
 30.9    3970 & 4000 Senator Street                                                                     Memphis
30.10    4486-4524 Delp Street                                                                          Memphis
30.11    4121 South Creek Road                                                                          Chattanooga
30.12    4280-4290 Concorde Road                                                                        Memphis
30.13    3736 New Getwell Road                                                                          Memphis
30.14    3983-4011 Senator Street                                                                       Memphis
30.15    2870-2904 Cargo Circle                                                                         Memphis
30.16    4056 Homewood Road and 4140 East Raines Road                                                   Memphis
30.17    4313 Air Trans Road                                                                            Memphis
30.18    4299 Air Trans Road                                                                            Memphis
30.19    2893-2909 Shortside Lane                                                                       Memphis
30.20    3558 Lamar Avenue                                                                              Memphis
------------------------------------------------------------------------------------------------------------------------------------
  31     25-113 East Alameda Avenue                                                                     Burbank
  32     18400 33rd Avenue West                                                                         Lynnwood
  33     32121-32133 Lindero Canyon Road                                                                Westlake Village
  34     8001-8037 West Florissant Road                                                                 Jennings
  35     6815-6843 Lonetree Boulevard                                                                   Rocklin
  36     9381 Judicial Drive                                                                            San Diego
  37     5670 Peachtree Dunwoody Road                                                                   Atlanta
  38     2508 Forest Point Drive                                                                        Arlington
  39     2002 South Mason Road                                                                          Katy
  40     5400 East Martin Way                                                                           Lacey
------------------------------------------------------------------------------------------------------------------------------------
  41     Various                                                                                        Chelmsford
 41.1    2 Omni Way                                                                                     Chelmsford
 41.2    4 Omni Way                                                                                     Chelmsford
 41.3    6 Omni Way                                                                                     Chelmsford
------------------------------------------------------------------------------------------------------------------------------------
  42     9276 Arlington Expressway                                                                      Jacksonville
  43     5536 Lindley Avenue                                                                            Encino
------------------------------------------------------------------------------------------------------------------------------------
  44     Various                                                                                        Various
 44.1    191 South Rand Road                                                                            Lake Zurich
 44.2    727 Roosevelt Road                                                                             Glen Ellyn
 44.3    7901 South Harlem Avenue                                                                       Burbank
------------------------------------------------------------------------------------------------------------------------------------
  45     5711 South 86th Circle                                                                         Omaha
  46     13201-13297 Gateway Center Drive                                                               Gainsville
  47     1020 East 1st Street                                                                           Papillion
  48     9100-9150 Alcosta Boulevard                                                                    San Ramon
  49     698-700 Madison Avenue                                                                         New York
  50     2501 West Davey Road                                                                           Woodridge
  51     351 Gratiot Avenue                                                                             Detroit
  52     7760 Highway 101 North                                                                         Gleneden Beach
  53     1717 Kuntz Road                                                                                Erie
  54     23600-23636 Valencia Boulevard                                                                 Santa Clarita
------------------------------------------------------------------------------------------------------------------------------------
  55     Various                                                                                        Various
 55.1    8079 Northwest 154th Street                                                                    Miami Lakes
 55.2    10505-10525 Northwest 36th Street                                                              Miami
------------------------------------------------------------------------------------------------------------------------------------
  56     2120 P Street Northwest                                                                        Washington
------------------------------------------------------------------------------------------------------------------------------------
  57     Various                                                                                        Memphis
 57.1    6625 Lenox Park Boulevard                                                                      Memphis
 57.2    3175 Lenox Park Boulevard                                                                      Memphis
------------------------------------------------------------------------------------------------------------------------------------
  58     15 Smithfield Avenue, 50 Ann Mary Street, 70 Powell Street, and 235 Collyer Street             Pawtucket and Providence
  59     683 Peachtree Street                                                                           Atlanta
  60     200-800 Bursca Drive                                                                           Bridgeville
  61     353 Chatham Drive                                                                              Newport News
  62     331 Santa Monica Boulevard                                                                     Santa Monica
  63     1901-1913 Texas Avenue                                                                         College Station
  64     5565 Sterret Place                                                                             Columbia
  65     4705 South 900 East                                                                            Salt Lake City
  66     1161 6th Street Northwest                                                                      Rochester
  67     3033 Excelsior Boulevard                                                                       Minneapolis
  68     10433 - 10507 South Redwood Road                                                               South Jordan
  69     583 North Ventu-Park Road                                                                      Thousand Oaks (Newbury Park)
  70     857 Elkridge Landing Road                                                                      Linthicum
  71     1450 Eureka Road                                                                               Roseville
  72     1717 North Bayshore Drive                                                                      Miami
  73     201 37th Avenue Southeast                                                                      Puyallup
  74     360 & 466 West 4800 North                                                                      Provo
  75     255 Cumberland Parkway                                                                         Mechanicsburg
  76     192 Hartnell Avenue                                                                            Redding
  77     3831 Hughes Avenue                                                                             Culver City
  78     298 Manalapan Road                                                                             Spotswood
  79     4333 Collins Avenue                                                                            Miami Beach
  80     24 Shackleford West Boulevard                                                                  Little Rock
  81     5301 Pulaski Highway                                                                           Perryville
  82     311-329 Benner Pike                                                                            State College
  83     1941 Hidden Lake Drive                                                                         Stow
  84     11459 North 28th Drive                                                                         Phoenix
  85     3145 East Garvey Avenue North                                                                  West Covina
  86     1440 West Indiantown Road                                                                      Jupiter
  87     1556 20th Street                                                                               Santa Monica
------------------------------------------------------------------------------------------------------------------------------------
  88     Various                                                                                        Various
 88.1    4635 Tamiami Trail                                                                             Port Charlotte
 88.2    12250 S. Cleveland Avenue                                                                      South Fort Meyers
 88.3    20 W. Hancock Bridge Parkway                                                                   Cape Coral
 88.4    28200 S. Tamiami Trail                                                                         Bonita Springs
 88.5    12225 Collier Boulevard                                                                        Golden Gate
 88.6    2210 Del Prado Boulevard                                                                       Cape Coral
 88.7    4336 Palm Beach Blvd.                                                                          Fort Meyers
------------------------------------------------------------------------------------------------------------------------------------
  89     32605 & 32675 Highway 79 South                                                                 Temecula
  90     10541-10577 South Redwood Road 1644-1685 West Towne Center Drive                               South Jordan
  91     3501-3525 Hayden Avenue                                                                        Culver City
  92     1001 Broadway Avenue                                                                           Seattle
  93     1041 Spring Lane                                                                               Sanford
------------------------------------------------------------------------------------------------------------------------------------
  94     Various                                                                                        Reno
 94.1    730 & 750 Sandhill Drive                                                                       Reno
 94.2    595 Double Eagle                                                                               Reno
------------------------------------------------------------------------------------------------------------------------------------
  95     6730 Lenox Center Court                                                                        Memphis
  96     331 Changebridge Rd                                                                            Pine Brook
  97     2901-2931 North Tenaya Way                                                                     Las Vegas
  98     263-293 McLean Boulevard                                                                       Paterson
  99     2033 Meadowview Lane                                                                           Kingsport
 100     1375 South Lapeer Road                                                                         Lake Orion
 101     1105 West Airport Freeway                                                                      Irving
 102     1801 West Olympic Boulevard                                                                    Los Angeles
 103     45515 Dulles Plaza                                                                             Dulles
 104     1170 Bower Hill Road                                                                           Pittsburgh
 105     15305-15367 Amberly Drive                                                                      Tampa
 106     2335 Alaska Avenue                                                                             El Segundo
 107     157-193 Glen Cove Road                                                                         Carle Place
 108     2301-3275 North Rolling Road                                                                   Baltimore
 109     6300 White Lane                                                                                Bakersfield
 110     1569 Crossways Blvd                                                                            Chesapeake
 111     5500 Cherokee Avenue                                                                           Alexandria
 112     3690 Orange Place Drive                                                                        Beachwood
 113     761, 777 & 793 Boylston Street                                                                 Boston
 114     24901 Dana Point Harbor Drive                                                                  Dana Point
 115     3650 Westwind Boulevard                                                                        Santa Rosa
 116     50 Market Street                                                                               South Portland
 117     9 Grove Street, 12 Hancock Street, 13 Anderson Street, 14 South Russell Street,
         20 Philips Street, 37 South Russell Street, 47 West Cedar Street, 77 Philips Street, 265       Boston
         Clarendon Street
 118     333 East River Drive                                                                           East Hartford
 119     834 Golden Gate Lane                                                                           Birmingham
------------------------------------------------------------------------------------------------------------------------------------
 120     Various                                                                                        Charlotte
120.1    1510 Green Oaks Lane                                                                           Charlotte
120.2    220 Branchview Drive                                                                           Charlotte
------------------------------------------------------------------------------------------------------------------------------------
 121     5510 Cherokee Avenue                                                                           Alexandria
 122     11651 University Boulevard                                                                     Orlando
 123     1 Clarks Hill                                                                                  Framingham
 124     1515 Garnet Mine Road                                                                          Garnet Valley
 125     7401 West Charleston Boulevard                                                                 Las Vegas
 126     3524 North West 56th Street                                                                    Oklahoma City
 127     4230-4354 Redondo Beach Boulevard and 17216-17270 Hawthorne Boulevard                          Torrance
 128     2600 North Main Street                                                                         High Point
 129     150 Sargent Drive                                                                              New Haven
 130     11 Merritt Boulevard                                                                           Fishkill
 131     8616 Cameron Street                                                                            Silver Spring
 132     3041 West Radio Drive                                                                          Florence
 133     8081 Township Line Road                                                                        Indianapolis
 134     795 County Road 1                                                                              Palm Harbor
 135     2100 Washington Pike                                                                           Carnegie
 136     50 Douglas Avenue                                                                              Holland
 137     7440 Sepulveda Boulevard                                                                       Van Nuys
 138     300 James Way                                                                                  Pismo Beach
 139     1901 South Cedar Street                                                                        Tacoma
 140     581 Boylston Street                                                                            Boston
 141     9001-9051 Columbus Pike                                                                        Lewis Center
 142     880 Post Road East                                                                             Westport
 143     1943 Blowing Rock Road                                                                         Boone
------------------------------------------------------------------------------------------------------------------------------------
 144     Various                                                                                        Various
144.1    1901 Montreal Road                                                                             Tucker
144.2    3004 Adriatic Court and 6439-6471 Atlantic Boulevard                                           Norcross
------------------------------------------------------------------------------------------------------------------------------------
 145     126-180 Wheeler Road                                                                           Central Islip
 146     8717 Pioneer Blvd                                                                              Santa Fe Springs
------------------------------------------------------------------------------------------------------------------------------------
 147     Various                                                                                        Various
147.1    31810 State Route 20                                                                           Oak Harbor
147.2    9600 15th Avenue Southwest                                                                     Seattle
147.3    21601 East Country Vista Drive                                                                 Liberty Lake
147.4    515 91st Avenue Northeast                                                                      Lake Stevens
147.5    511 91st Avenue Northeast                                                                      Lake Stevens
------------------------------------------------------------------------------------------------------------------------------------
 148     3535 Route 46                                                                                  Parsippany
 149     1407 East West Highway                                                                         Silver Spring
 150     11770 Westheimer Road                                                                          Houston
 151     8051 Hampton Boulevard                                                                         Norfolk
 152     1050 Nineteen North Drive                                                                      Pittsburgh
 153     155 Borthwick Avenue                                                                           Portsmouth
 154     3984 Barrancas Avenue                                                                          Pensacola
 155     66-70 Broadway                                                                                 Lynnfield
 156     4922 East 49th Street                                                                          Cleveland
 157     6051 North Fresno Street                                                                       Fresno
 158     450 Century Pkwy                                                                               Mount Laurel
 159     16617 Statesville Road                                                                         Huntersville
 160     221 E Main Street                                                                              Newark
 161     2450 West Charleston Boulevard                                                                 Las Vegas
 162     7920 Cambridge Commons Drive                                                                   Charlotte
 163     2270 Kimball Street                                                                            Brooklyn
 164     4095 South Gilbert Road                                                                        Gilbert
 165     220-276 East Palmdale Boulevard                                                                Palmdale
 166     19330 Coastal Hwy                                                                              Rehoboth Beach
 167     4420 146th Street Northwest                                                                    Gig Harbor
 168     2015 South Park Place                                                                          Marietta
 169     2308 Broadway                                                                                  Santa Monica
 170     12210-12220 Parkway Centre                                                                     Poway
         Drive
 171     580 Howard Street                                                                              San Francisco
 172     11830 East Bandera Road                                                                        San Antonio
 173     530 Lakehurst Road                                                                             Toms River
 174     550 East Rollins Road                                                                          Round Lake Beach
 175     10810 Battleview Parkway                                                                       Manassas
 176     10860 Fairfax Boulevard                                                                        Fairfax
 177     320 Hospital Road                                                                              Canton
 178     4969 Centre Point Drive                                                                        Charleston
 179     17003 and 17005 Bear Valley Road                                                               Hesperia
 180     107-213 West Bloomingdale Avenue                                                               Brandon
 181     3621-79 West College Avenue & 6311-77 South 35th Street                                        Franklin
 182     1000-1016 Taylor Avenue                                                                        Towson
 183     1145 & 1171 South Victoria Avenue                                                              Ventura
 184     605 Del Paso Street                                                                            Euless
 185     555 Basse Road East                                                                            San Antonio
 186     115 South Academy Boulevard                                                                    Colorado Springs
 187     4170 West Peoria Avenue                                                                        Phoenix
 188     789 Green Valley Road                                                                          Watsonville
 189     22 Lafayette Avenue                                                                            Morristown
 190     777 Northwest 9th Street                                                                       Corvallis
 191     20 Waterchase Drive                                                                            Rocky Hill
 192     3030 M Street, Northwest                                                                       Washington
 193     550 Minuteman Road                                                                             Andover
 194     8011-8093 W 3500 South                                                                         Magna
 195     3491 Dolphin Drive                                                                             Gautier
 196     3470-3520 East Route 66                                                                        Flagstaff
 197     11770 Business Park Drive                                                                      Waldorf
 198     3750 Flagg Lane                                                                                Lake Mary
 199     201-245 N. Chicago Avenue                                                                      Goshen
 200     7006 North Navarro                                                                             Victoria
 201     20777 Hall Road                                                                                Macomb
 202     1850 Arthur Avenue                                                                             Elk Grove Village
 203     3100 Woodcreek Drive                                                                           Downers Grove
 204     452 Old Hook Road                                                                              Emerson
 205     1315 East 3rd Street                                                                           Pomona
 206     1800 Brentwood Lane                                                                            Independence
 207     5610-5620 & 5660 West 4100 South                                                               West Valley City
 208     1 Journal Square                                                                               Jersey City
 209     4912 East Chandler Boulevard                                                                   Phoenix
 210     120 Interstate Blvd.                                                                           Anderson
 211     445 East Market Street                                                                         Louisville
 212     463646 State Road 200                                                                          Yulee
 213     4112 South Carrier Parkway                                                                     Grand Prairie
 214     10 Fairway Drive                                                                               Deerfield Beach
 215     642 Westchester Avenue                                                                         Bronx
 216     350 Meijer Drive                                                                               Florence
 217     4374 Alexander Boulevard NE and 4320 & 4330 Yale Boulevard NE                                  Albuquerque
 218     4299 Collins Avenue                                                                            Miami Beach
 219     12421 Totem Lake Boulevard                                                                     Kirkland
 220     120 LaSalle Avenue                                                                             Buffalo
 221     1510-1540 Breezeport Way                                                                       Suffolk
 222     101-139 Northeast 91st Street                                                                  Kansas City
 223     105 Landmark Drive                                                                             Council Bluffs
 224     1325 North Forest Road                                                                         Amherst
 225     8101 Glenbrook Road                                                                            Bethesda
 226     8525 North Tryon Street                                                                        Charlotte
 227     3215 South Hemlock Street                                                                      Cannon Beach
 228     4203 Woodland Road                                                                             Circle Pines
 230     5835 Harbour View Boulevard                                                                    Suffolk
 231     135 Vision Park Boulevard                                                                      Shenandoah
 232     5400 Weston Road                                                                               Evansville
 233     1705 Blountville Boulevard                                                                     Blountville
------------------------------------------------------------------------------------------------------------------------------------
 234     Various                                                                                        Various
234.1    20 East Morris Avenue                                                                          Buffalo
234.2    615-625 Cayuga Street & 255 South Seventh Street                                               Lewiston
234.3    1016 Amherst Street                                                                            Buffalo
------------------------------------------------------------------------------------------------------------------------------------
 235     7200 West 107th Street                                                                         Overland Park
 236     1939 Roland Clarke Place                                                                       Reston
 237     800 East Lugonia Avenue                                                                        Redlands
 238     1906 West Innes Street                                                                         Salisbury
 239     3701 Kennett Pike                                                                              Greenville
 240     19801-19839 South La Grange Road                                                               Mokena
 241     18993 Munchy Branch Road                                                                       Rehoboth
 242     1005-1035 SW 19th Street                                                                       Moore
 243     1795 US Highway 17 North                                                                       Mount Pleasant
 244     5860 & 5886 DeZavala Road                                                                      San Antonio
------------------------------------------------------------------------------------------------------------------------------------

 245     22 Hoopes Road                                                                                 Newport News
 246     400 Warwick Avenue                                                                             Norfolk
------------------------------------------------------------------------------------------------------------------------------------
 247     120 Worcester Road                                                                             Natick
 248     19000 E. Eastland Center Ct.                                                                   Independence
 249     101 & 70 West Marcy Street                                                                     Santa Fe
 250     1624 ByPass 72 NE                                                                              Greenwood
 251     112-120 West Washington Street & 117 South Ashley Street                                       Ann Arbor
 252     132 Amelia Drive                                                                               Lincoln
 253     8430 Broadway Street                                                                           Pearland
 254     3905 Independence Boulevard                                                                    Wilmington
 255     754 Warrenton Road                                                                             Fredericksburg
 256     2188 Midland Trail                                                                             Shelbyville
 257     2601 Lynnwood Drive                                                                            Arlington
 258     1015 South Main Street                                                                         Santa Ana
 259     141 Royal Palm Circle                                                                          Port Orange
 260     10132 Baltimore National Pike                                                                  Ellicott City
 261     202 Oak Hill Road                                                                              Jasper
 262     2829 North Lombard Street                                                                      Portland
 263     2625 Belvedere Drive                                                                           Jackson
 264     910 Lincoln Street                                                                             Portsmouth
 265     Route 51 & L.R. 288                                                                            Elizabeth
 266     4141 LBJ Freeway                                                                               Farmers Branch
 267     12611 Pacific Highway SW                                                                       Lakewood
 268     1542 Whitehall Road                                                                            Annapolis
 269     917 West Dakin Street                                                                          Chicago
 270     24582 Del Prado Avenue                                                                         Dana Point
 271     2810 South Boulder Avenue                                                                      Russellville
 272     1011 East Arkansas Lane                                                                        Arlington
 273     931 Hyde Park Avenue                                                                           Hyde Park
 274     7372 McKnight Road                                                                             Ross Township
 275     Carey's Camp                                                                                   Millsboro
         Road
 276     350 Second Street                                                                              Los Altos
 277     46 Eagle Rock Avenue                                                                           East Hanover
 278     2615 Cortez Road West                                                                          Bradenton
 279     2201 North Lakewood Boulevard                                                                  Long Beach
 280     1514 Broadway                                                                                  Fort Myers
 281     8101 Cameron Road                                                                              Austin
 282     1721 Cochran Road                                                                              Pittsburgh
 283     3251 NE Carnegie Drive                                                                         Lee's Summit
 284     701-709 Woods Chapel Road                                                                      Lee's Summit
 285     215 St. Robert Avenue                                                                          St. Robert
 286     3606 Airport Road                                                                              Colorado Springs
 287     1635 East Springfield Drive                                                                    Camden
 288     2615 Southwest 25th Street                                                                     Fort Lauderdale
 289     133 Westgate Drive                                                                             Beaver Falls
 290     134 Baltimore Pike                                                                             Springfield
 291     5 Dennis Road                                                                                  Cape May Court House
 292     5350 Louisville Road                                                                           Bowling Green
 293     2345 West Ryan Road                                                                            Oak Creek
 294     13521 Madison Avenue                                                                           Kansas City
 295     180 Willabrook Drive                                                                           Brooks
 296     30412 Esperanza                                                                                Rancho Santa Margarita
 297     5460 Dorr Street                                                                               Toledo
 298     1101 East Arkansas Lane                                                                        Arlington
 299     3540 NE Ralph Powel Rd                                                                         Lee's Summit
 300     435 N. McLean Boulevard                                                                        South Elgin
 301     1430 Torun Road                                                                                Stevens Point
 302     Intersection of Routes 40 & 67                                                                 Schaghticoke
 303     29000 Walker Road South                                                                        Walker
 304     1229 Old Dickerson Road                                                                        Goodlettsville
 305     3804 North Orange Blossom Trail                                                                Orlando
 306     177 Main Street                                                                                Lancaster
 307     7856 McCloud Road                                                                              Greensboro
 308     250-250 Brooks Street                                                                          Laguna Beach
 309     831 NE Woods Chapel Road                                                                       Lee's Summit
 310     Kings Crossroads Road                                                                          Greenville
 311     320 Western Avenue                                                                             Fergus Falls
 312     3055-3109 North Meridian Street                                                                Indianapolis
 313     303 East Harrell Drive                                                                         Russellville
 314     15800 Birmingham Highway                                                                       Alpharetta
 315     31 Ted Drive                                                                                   Pine Bush
 316     5134 Hinkleville Road                                                                          Paducah
 317     80 Maple Avenue                                                                                Smithtown
 318     3101 Homestead Duquesne Road                                                                   West Mifflin
 319     2410 Ridgewood Avenue                                                                          Daytona Beach

 LOAN
NUMBER    STATE                  ZIP CODE                       COUNTY             PROPERTY TYPE
-----------------------------------------------------------------------------------------------------

  1      Various                 Various                 Various                Retail
 1.1        CA                    94806                  Contra Costa           Retail
 1.2        MD                    20774                  Prince Georges         Retail
 1.3        FL                    33321                  Broward                Retail
 1.4        GA                    30114                  Cherokee               Retail
 1.5        IN                    46322                  Lake                   Retail
 1.6        MA                    01089                  Hampden                Retail
 1.7        FL                    32809                  Orange                 Retail
 1.8        VA                    22601                  Frederick              Retail
 1.9        NC                    28314                  Cumberland             Retail
 1.10       FL                    34203                  Manatee                Retail
 1.11       FL                    33028                  Broward                Retail
 1.12       MD                    21061                  Anne Arundel           Retail
 1.13       NC                    27517                  Orange                 Retail
 1.14       OH                    43528                  Lucas                  Retail
 1.15       FL                    33403                  Palm Beach             Retail
 1.16       FL                    33437                  Palm Beach             Retail
 1.17       FL                    32756                  Seminole               Retail
 1.18       FL                    34654                  Pasco                  Retail
 1.19       FL                    33777                  Pinellas               Retail
 1.20       NC                    28078                  Mecklenburg            Retail
 1.21       FL                    32707                  Seminole               Retail
 1.22       FL                    33543                  Pasco                  Retail
 1.23       NJ                    08048                  Burlington             Retail
 1.24       FL                    33186                  Miami-Dade             Retail
 1.25       FL                    33618                  Hillsborough           Retail
 1.26       FL                    32901                  Brevard                Retail
 1.27       GA                    30135                  Douglas                Retail
 1.28       FL                    33594                  Hillsborough           Retail
 1.29       FL                    34761                  Orange                 Retail
 1.30       GA                    30041                  Forsyth                Retail
 1.31       FL                    34211                  Manatee                Retail
 1.32       GA                    30084                  DeKalb                 Retail
 1.33       NC                    27520                  Johnston               Retail
 1.34       GA                    30542                  Hall                   Retail
 1.35       FL                    32548                  Okaloosa               Retail
 1.36       FL                    32309                  Leon                   Retail
 1.37       FL                    32812                  Orange                 Retail
 1.38       FL                    33025                  Broward                Retail
 1.39       FL                    33436                  Palm Beach             Retail
 1.40       OH                    43123                  Franklin               Retail
 1.41       FL                    32825                  Orange                 Retail
 1.42       GA                    30252                  Henry                  Retail
 1.43       GA                    30294                  Henry                  Retail
 1.44       NC                    27127                  Forsyth                Retail
 1.45       FL                    32311                  Leon                   Retail
 1.46       FL                    33018                  Miami-Dade             Retail
 1.47       FL                    33004                  Broward                Retail
 1.48       FL                    34104                  Collier                Retail
 1.49       FL                    34442                  Citrus                 Retail
 1.50       FL                    34429                  Citrus                 Retail
 1.51       NC                    27526                  Wake                   Retail
 1.52       GA                    30035                  DeKalb                 Retail
-----------------------------------------------------------------------------------------------------
  2      Various                 Various                 Various                Industrial
 2.1        WI                    54467                  Portage                Industrial
 2.2        OR                    97301                  Marion                 Industrial
 2.3        WA                    98837                  Grant                  Industrial
 2.4        OR                    97838                  Umatilla               Industrial
 2.5        NC                    27886                  Edgecomb               Industrial
 2.6        PA                    19533                  Berks                  Industrial
 2.7        GA                    30336                  Fulton                 Industrial
 2.8        WI                    54660                  Monroe                 Industrial
 2.9        AR                    71854                  Miller                 Industrial
 2.10       NE                    68025                  Dodge                  Industrial
 2.11       WA                    98233                  Skagit                 Industrial
 2.12       AR                    72764                  Washington             Industrial
 2.13       MO                    65340                  Saline                 Industrial
 2.14       NC                    28208                  Mecklenburg            Industrial
 2.15       AL                    35204                  Jefferson              Industrial
-----------------------------------------------------------------------------------------------------
  3         VA                    22102                  Fairfax                Office
-----------------------------------------------------------------------------------------------------
  4         IL                   Various                 Cook                   Multifamily
 4.1        IL                    60615                  Cook                   Multifamily
 4.2        IL                    60615                  Cook                   Multifamily
 4.3        IL                    60615                  Cook                   Multifamily
 4.4        IL                    60615                  Cook                   Multifamily
 4.5        IL                    60637                  Cook                   Multifamily
 4.6        IL                    60615                  Cook                   Multifamily
 4.7        IL                    60615                  Cook                   Multifamily
 4.8        IL                    60615                  Cook                   Multifamily
 4.9        IL                    60615                  Cook                   Multifamily
 4.10       IL                    60615                  Cook                   Multifamily
 4.11       IL                    60615                  Cook                   Multifamily
 4.12       IL                    60615                  Cook                   Multifamily
 4.13       IL                    60615                  Cook                   Multifamily
 4.14       IL                    60615                  Cook                   Multifamily
 4.15       IL                    60615                  Cook                   Multifamily
 4.16       IL                    60615                  Cook                   Multifamily
 4.17       IL                    60615                  Cook                   Multifamily
 4.18       IL                    60615                  Cook                   Multifamily
 4.19       IL                    60615                  Cook                   Multifamily
 4.20       IL                    60615                  Cook                   Multifamily
 4.21       IL                    60615                  Cook                   Multifamily
 4.22       IL                    60637                  Cook                   Multifamily
 4.23       IL                    60615                  Cook                   Multifamily
 4.24       IL                    60637                  Cook                   Multifamily
 4.25       IL                    60615                  Cook                   Multifamily
 4.26       IL                    60615                  Cook                   Multifamily
 4.27       IL                    60615                  Cook                   Multifamily
 4.28       IL                    60615                  Cook                   Multifamily
 4.29       IL                    60615                  Cook                   Multifamily
 4.30       IL                    60615                  Cook                   Multifamily
 4.31       IL                    60615                  Cook                   Multifamily
 4.32       IL                    60615                  Cook                   Multifamily
 4.33       IL                    60615                  Cook                   Multifamily
 4.34       IL                    60637                  Cook                   Multifamily
 4.35       IL                    60637                  Cook                   Multifamily
 4.36       IL                    60615                  Cook                   Multifamily
 4.37       IL                    60615                  Cook                   Multifamily
 4.38       IL                    60615                  Cook                   Multifamily
 4.39       IL                    60615                  Cook                   Multifamily
 4.40       IL                    60615                  Cook                   Multifamily
 4.41       IL                    60615                  Cook                   Multifamily
 4.42       IL                    60615                  Cook                   Multifamily
 4.43       IL                    60615                  Cook                   Multifamily
-----------------------------------------------------------------------------------------------------
  5         NC                    27601                  Wake                   Office
-----------------------------------------------------------------------------------------------------
  6         HI                    96814                  Honolulu               Various
 6.1        HI                    96814                  Honolulu               Retail
 6.2        HI                    96814                  Honolulu               Office
 6.3        HI                    96814                  Honolulu               Office
 6.4        HI                    96814                  Honolulu               Retail
-----------------------------------------------------------------------------------------------------
  7         CA                    92553                  Riverside              Retail
  8         PA                    19104                  Philadelphia           Office
  9         CA                    91103                  Los Angeles            Hospitality
  10        NJ                    07047                  Hudson                 Retail
-----------------------------------------------------------------------------------------------------
  11        GA                    30076                  Fulton                 Various
 11.1       GA                    30076                  Fulton                 Industrial
 11.2       GA                    30076                  Fulton                 Industrial
 11.3       GA                    30076                  Fulton                 Office
 11.4       GA                    30076                  Fulton                 Industrial
 11.5       GA                    30076                  Fulton                 Industrial
 11.6       GA                    30076                  Fulton                 Industrial
 11.7       GA                    30076                  Fulton                 Industrial
 11.8       GA                    30076                  Fulton                 Industrial
 11.9       GA                    30076                  Fulton                 Industrial
11.10       GA                    30076                  Fulton                 Office
11.11       GA                    30076                  Fulton                 Industrial
11.12       GA                    30076                  Fulton                 Industrial
11.13       GA                    30076                  Fulton                 Industrial
11.14       GA                    30076                  Fulton                 Office
11.15       GA                    30076                  Fulton                 Industrial
11.16       GA                    30076                  Fulton                 Industrial
11.17       GA                    30076                  Fulton                 Industrial
11.18       GA                    30076                  Fulton                 Office
11.19       GA                    30076                  Fulton                 Industrial
11.20       GA                    30076                  Fulton                 Industrial
-----------------------------------------------------------------------------------------------------
  12        IL                    60610                  Cook                   Office
  13        CA                    90232                  Los Angeles            Retail
  14        CA                    91709                  San Bernardino         Retail
  15        PA                    15146                  Allegheny              Retail
  16        MD                    21201                  Baltimore City         Office
  17        VA                    22033                  Fairfax                Office
-----------------------------------------------------------------------------------------------------
  18     Various                 Various                 Various                Various
 18.1       CA                    90638                  Los Angeles            Mixed Use
 18.2       WA                    98108                  King                   Mixed Use
 18.3       CA                    90040                  Los Angeles            Office
 18.4       WA                    98032                  King                   Mixed Use
-----------------------------------------------------------------------------------------------------
  19        VA                    20170                  Fairfax                Office
  20        VA                    22209                  Arlington              Hospitality
  21        CA                    94597                  Contra Costa           Hospitality
  22        OR                    97006                  Washington             Office
  23        MA                    02072                  Norfolk                Office
  24        CA                    91748                  Los Angeles            Retail
-----------------------------------------------------------------------------------------------------
  25        CA                    90058                  Los Angeles            Industrial
 25.1       CA                    90058                  Los Angeles            Industrial
 25.2       CA                    90058                  Los Angeles            Industrial
 25.3       CA                    90058                  Los Angeles            Industrial
-----------------------------------------------------------------------------------------------------
  26     Various                 Various                 Various                Multifamily
 26.1       SC                    29611                  Greenville             Multifamily
 26.2       SC                    29307                  Spartanburg            Multifamily
 26.3       GA                    31525                  Glynn                  Multifamily
 26.4       SC                    29303                  Spartanburg            Multifamily
 26.5       SC                    29732                  York                   Multifamily
 26.6       SC                    29301                  Spartanburg            Multifamily
 26.7       SC                    29150                  Sumter                 Multifamily
-----------------------------------------------------------------------------------------------------
  27        PA                    19520                  Berks                  Retail
-----------------------------------------------------------------------------------------------------
  28        OR                   Various                 Various                Industrial
 28.1       OR                    97222                  Clackamas              Industrial
 28.2       OR                    97222                  Clackamas              Industrial
 28.3       OR                    97015                  Clackamas              Industrial
 28.4       OR                    97070                  Washington             Industrial
-----------------------------------------------------------------------------------------------------
  29        DC                    20004                  District of Columbia   Hospitality
-----------------------------------------------------------------------------------------------------
  30        TN                   Various                 Various                Various
 30.1       TN                    37406                  Hamilton               Industrial
 30.2       TN                    38118                  Shelby                 Industrial
 30.3       TN                    38118                  Shelby                 Industrial
 30.4       TN                    38118                  Shelby                 Industrial
 30.5       TN                    38118                  Shelby                 Industrial
 30.6       TN                    38118                  Shelby                 Industrial
 30.7       TN                    38118                  Shelby                 Industrial
 30.8       TN                    38118                  Shelby                 Industrial
 30.9       TN                    38118                  Shelby                 Industrial
30.10       TN                    38118                  Shelby                 Industrial
30.11       TN                    37406                  Hamilton               Industrial
30.12       TN                    38118                  Shelby                 Industrial
30.13       TN                    38118                  Shelby                 Industrial
30.14       TN                    38118                  Shelby                 Industrial
30.15       TN                    38118                  Shelby                 Industrial
30.16       TN                    38118                  Shelby                 Industrial
30.17       TN                    38118                  Shelby                 Industrial
30.18       TN                    38118                  Shelby                 Industrial
30.19       TN                    38118                  Shelby                 Industrial
30.20       TN                    38118                  Shelby                 Retail
-----------------------------------------------------------------------------------------------------
  31        CA                    91502                  Los Angeles            Retail
  32        WA                    98037                  Snohomish              Retail
  33        CA                    91361                  Los Angeles            Office
  34        MO                    63136                  Saint Louis            Retail
  35        CA                    95765                  Placer                 Retail
  36        CA                    92121                  San Diego              Industrial
  37        GA                    30342                  Fulton                 Office
  38        TX                    76006                  Tarrant                Multifamily
  39        TX                    77450                  Harris                 Multifamily
  40        WA                    98516                  Thurston               Retail
-----------------------------------------------------------------------------------------------------
  41        MA                    01824                  Middlesex              Office
 41.1       MA                    01824                  Middlesex              Office
 41.2       MA                    01824                  Middlesex              Office
 41.3       MA                    01824                  Middlesex              Office
-----------------------------------------------------------------------------------------------------
  42        FL                    32225                  Duval                  Retail
  43        CA                    91316                  Los Angeles            Multifamily
-----------------------------------------------------------------------------------------------------
  44        IL                   Various                 Various                Retail
 44.1       IL                    60047                  Lake                   Retail
 44.2       IL                    60137                  DuPage                 Retail
 44.3       IL                    60459                  Cook                   Retail
-----------------------------------------------------------------------------------------------------
  45        NE                    68127                  Douglas                Office
  46        VA                    20155                  Prince William         Retail
  47        NE                    68046                  Sarpy                  Office
  48        CA                    94583                  Contra Costa           Retail
  49        NY                    10021                  New York               Retail
  50        IL                    60517                  DuPage                 Industrial
  51        MI                    48226                  Wayne                  Hospitality
  52        OR                    97388                  Lincoln                Hospitality
  53        PA                    16509                  Erie                   Multifamily
  54        CA                    91355                  Los Angeles            Retail
-----------------------------------------------------------------------------------------------------
  55        FL                   Various                 Miami-Dade             Hospitality
 55.1       FL                    33016                  Miami-Dade             Hospitality
 55.2       FL                    33178                  Miami-Dade             Hospitality
-----------------------------------------------------------------------------------------------------
  56        DC                    20037                  District of Columbia   Hospitality
-----------------------------------------------------------------------------------------------------
  57        TN                    38115                  Shelby                 Office
 57.1       TN                    38115                  Shelby                 Office
 57.2       TN                    38115                  Shelby                 Office
-----------------------------------------------------------------------------------------------------
  58        RI                    02860                  Providence             Retail
  59        GA                    30308                  Fulton                 Hospitality
  60        PA                    15017                  Allegheny              Industrial
  61        VA                    23602                  Newport News City      Retail
  62        CA                    90401                  Los Angeles            Mixed Use
  63        TX                    77840                  Brazos                 Retail
  64        MD                    21044                  Howard                 Office
  65        UT                    84117                  Salt Lake              Multifamily
  66        MN                    55901                  Olmsted                Retail
  67        MN                    55416                  Hennepin               Office
  68        UT                    84095                  Salt Lake              Retail
  69        CA                    91320                  Ventura                Retail
  70        MD                    21090                  Anne Arundel           Office
  71        CA                    95661                  Placer                 Retail
  72        FL                    33132                  Miami-Dade             Hospitality
  73        WA                    98374                  Pierce                 Retail
  74        UT                    84604                  Utah                   Office
  75        PA                    17055                  Cumberland             Retail
  76        CA                    96002                  Shasta                 Retail
  77        CA                    90232                  Los Angeles            Office
  78        NJ                    08884                  Middlesex              Manufactured Housing
  79        FL                    33140                  Miami-Dade             Hospitality
  80        AR                    72211                  Pulaski                Office
  81        MD                    21903                  Cecil                  Retail
  82        PA                    16801                  Centre                 Retail
  83        OH                    44224                  Summit                 Multifamily
  84        AZ                    85029                  Maricopa               Multifamily
  85        CA                    91791                  Los Angeles            Hospitality
  86        FL                    33458                  Palm Beach             Mixed Use
  87        CA                    90404                  Los Angeles            Office
-----------------------------------------------------------------------------------------------------
  88        FL                   Various                 Various                Retail
 88.1       FL                    33980                  Chorlotte              Retail
 88.2       FL                    33907                  Lee                    Retail
 88.3       FL                    33991                  Lee                    Retail
 88.4       FL                    34134                  Lee                    Retail
 88.5       FL                    33999                  Collier                Retail
 88.6       FL                    33990                  Lee                    Retail
 88.7       FL                    33901                  Lee                    Retail
-----------------------------------------------------------------------------------------------------
  89        CA                    92592                  Riverside              Mixed Use
  90        UT                    84095                  Salt Lake              Retail
  91        CA                    90232                  Los Angeles            Office
  92        WA                    98122                  King                   Office
  93        NC                    27330                  Lee                    Retail
-----------------------------------------------------------------------------------------------------
  94        NV                    89511                  Washoe                 Office
 94.1       NV                    89511                  Washoe                 Office
 94.2       NV                    89511                  Washoe                 Office
-----------------------------------------------------------------------------------------------------
  95        TN                    38115                  Shelby                 Office
  96        NJ                    07058                  Morris                 Industrial
  97        NV                    89128                  Clark                  Office
  98        NJ                    07504                  Passaic                Retail
  99        TN                    37660                  Sullivan               Office
 100        MI                    48360                  Oakland                Office
 101        TX                    75062                  Dallas                 Retail
 102        CA                    90006                  Los Angeles            Office
 103        VA                    20166                  Loudoun                Hospitality
 104        PA                    15243                  Allegheny              Multifamily
 105        FL                    33647                  Hillsborough           Retail
 106        CA                    90245                  Los Angeles            Office
 107        NY                    11514                  Nassau                 Retail
 108        MD                    21244                  Baltimore              Retail
 109        CA                    93309                  Kern                   Retail
 110        VA                    23320                  Chesapeake City        Hospitality
 111        VA                    22312                  Fairfax                Office
 112        OH                    44122                  Cuyahoga               Office
 113        MA                    02116                  Suffolk                Retail
 114        CA                    92629                  Orange                 Retail
 115        CA                    95403                  Sonoma                 Industrial
 116        ME                    04106                  Cumberland             Retail
 117        MA     02114; 02116 (265 Clarendon Street)   Suffolk                Multifamily
 118        CT                    06108                  Hartford               Office
 119        AL                    35209                  Jefferson              Multifamily
-----------------------------------------------------------------------------------------------------
 120        NC                   Various                 Mecklenberg            Multifamily
120.1       NC                    28205                  Mecklenberg            Multifamily
120.2       NC                    28217                  Mecklenburg            Multifamily
-----------------------------------------------------------------------------------------------------
 121        VA                    22312                  Fairfax                Office
 122        FL                    32817                  Orange                 Hospitality
 123        MA                    01702                  Middlesex              Office
 124        PA                    19061                  Delaware               Industrial
 125        NV                    89117                  Clark                  Office
 126        OK                    73112                  Oklahoma               Office
 127        CA                    90504                  Los Angeles            Retail
 128        NC                    27265                  Guilford               Retail
 129        CT                    06511                  New Haven              Office
 130        NY                    12524                  Dutchess               Retail
 131        MD                    20910                  Montgomery             Other
 132        SC                    29501                  Florence               Retail
 133        IN                    46260                  Marion                 Office
 134        FL                    34683                  Pinellas               Manufactured Housing
 135        PA                    15106                  Allegheny              Retail
 136        MI                    49424                  Ottawa                 Retail
 137        CA                    91405                  Los Angeles            Multifamily
 138        CA                    93449                  San Luis Obispo        Office
 139        WA                    98405                  Pierce                 Office
 140        MA                    02116                  Suffolk                Office
 141        OH                    43035                  Delaware               Retail
 142        CT                    06880                  Fairfield              Retail
 143        NC                    28607                  Watauga                Hospitality
-----------------------------------------------------------------------------------------------------
 144        GA                   Various                 Various                Industrial
144.1       GA                    30084                  Dekalb                 Industrial
144.2       GA                    30071                  Gwinnett               Industrial
-----------------------------------------------------------------------------------------------------
 145        NY                    11722                  Suffolk                Retail
 146        CA                    90670                  Los Angeles            Self Storage
-----------------------------------------------------------------------------------------------------
 147        WA                   Various                 Various                Retail
147.1       WA                    98277                  Island                 Retail
147.2       WA                    98106                  King                   Retail
147.3       WA                    99019                  Spokane                Retail
147.4       WA                    98258                  Snohomish              Retail
147.5       WA                    98258                  Snohomish              Land
-----------------------------------------------------------------------------------------------------
 148        NJ                    07054                  Morris                 Hospitality
 149        MD                    20910                  Montgomery             Retail
 150        TX                    77077                  Harris                 Multifamily
 151        VA                    23505                  Norfolk City           Hospitality
 152        PA                    15237                  Allegheny              Multifamily
 153        NH                    03801                  Rockingham             Office
 154        FL                    32507                  Escambia               Hospitality
 155        MA                    01940                  Essex                  Industrial
 156        OH                    44125                  Cuyahoga               Industrial
 157        CA                    93710                  Fresno                 Office
 158        NJ                    08054                  Burlington             Hospitality
 159        NC                    28078                  Mecklenburg            Hospitality
 160        DE                    19711                  New Castle             Multifamily
 161        NV                    89102                  Clark                  Office
 162        NC                    28215                  Mecklenburg            Retail
 163        NY                    11234                  Kings                  Office
 164        AZ                    85296                  Maricopa               Retail
 165        CA                    93550                  Los Angeles            Retail
 166        DE                    19971                  Sussex                 Retail
 167        WA                    98332                  Pierce                 Manufactured Housing
 168        GA                    30060                  Cobb                   Office
 169        CA                    90404                  Los Angeles            Office
 170        CA                    92064                  San Diego              Industrial
 171        CA                    94105                  San Francisco          Multifamily
 172        TX                    78023                  Bexar                  Retail
 173        NJ                    08755                  Ocean                  Office
 174        IL                    60073                  Lake                   Retail
 175        VA                    20109                  Prince William         Hospitality
 176        VA                    22030                  Fairfax City           Hospitality
 177        GA                    30114                  Cherokee               Office
 178        SC                    29418                  Charleston             Office
 179        CA                    92345                  San Bernardino         Retail
 180        FL                    33511                  Hillsborough           Mixed Use
 181        WI                    53132                  Milwaukee              Multifamily
 182        MD                    21286                  Baltimore              Retail
 183        CA                    93003                  Ventura                Retail
 184        TX                    76040                  Tarrant                Multifamily
 185        TX                    78209                  Bexar                  Mixed Use
 186        CO                    80910                  El Paso                Multifamily
 187        AZ                    85029                  Maricopa               Self Storage
 188        CA                    95076                  Santa Cruz             Manufactured Housing
 189        NJ                    07960                  Morris                 Retail
 190        OR                    97330                  Benton                 Retail
 191        CT                    06067                  Hartford               Hospitality
 192        DC                    20007                  District of Columbia   Retail
 193        MA                    01810                  Essex                  Hospitality
 194        UT                    84044                  Salt Lake              Retail
 195        MS                    39553                  Jackson                Hospitality
 196        AZ                    86004                  Coconino               Retail
 197        MD                    20601                  Charles                Hospitality
 198        FL                    32746                  Seminole               Retail
 199        IN                    46526                  Elkart                 Retail
 200        TX                    77904                  Victoria               Hospitality
 201        MI                    48044                  Macomb                 Land
 202        IL                    60007                  Cook                   Industrial
 203        IL                    60515                  Dupage                 Industrial
 204        NJ                    07630                  Bergen                 Office
 205        CA                    91766                  Los Angeles            Industrial
 206        KY                    41051                  Kenton                 Multifamily
 207        UT                    84120                  Salt Lake              Retail
 208        NJ                    07306                  Hudson                 Office
 209        AZ                    85048                  Maricopa               Retail
 210        SC                    29621                  Anderson               Hospitality
 211        KY                    40202                  Jefferson              Office
 212        FL                    32097                  Nassau                 Retail
 213        TX                    75052                  Dallas                 Hospitality
 214        FL                    33441                  Broward                Office
 215        NY                    10455                  Bronx                  Retail
 216        KY                    41042                  Boone                  Hospitality
 217        NM                    87107                  Bernalillo             Industrial
 218        FL                    33140                  Miami-Dade             Hospitality
 219        WA                    98034                  King                   Retail
 220        NY                    14217                  Erie                   Multifamily
 221        VA                    23435                  Suffolk City           Office
 222        MO                    64155                  Clay                   Retail
 223        IA                    51503                  Pottawattamie          Multifamily
 224        NY                    14221                  Erie                   Multifamily
 225        MD                    20814                  Montgomery             Office
 226        NC                    28262                  Mecklenburg            Hospitality
 227        OR                    97110                  Clatsop                Hospitality
 228        MN                    55014                  Anoka                  Office
 230        VA                    23435                  Suffolk City           Office
 231        TX                    77384                  Montgomery             Office
 232        IN                    47712                  Vanderburgh            Hospitality
 233        TN                    37617                  Sullivan               Multifamily
-----------------------------------------------------------------------------------------------------
 234        NY                   Various                 Various                Multifamily
234.1       NY                    14214                  Erie                   Multifamily
234.2       NY                    14092                  Niagara                Multifamily
234.3       NY                    14216                  Erie                   Multifamily
-----------------------------------------------------------------------------------------------------
 235        KS                    66212                  Johnson                Hospitality
 236        VA                    20191                  Fairfax                Office
 237        CA                    92374                  San Bernardino         Retail
 238        NC                    28144                  Rowan                  Retail
 239        DE                    19807                  New Castle             Office
 240        IL                    60448                  Will                   Retail
 241        DE                    19971                  Sussex                 Mixed Use
 242        OK                    73160                  Cleveland              Retail
 243        SC                    29464                  Charleston             Retail
 244        TX                    78249                  Bexar                  Retail
-----------------------------------------------------------------------------------------------------

 245        VA                    23602                  Newport News City      Multifamily
 246        VA                    23503                  Norfolk City           Multifamily
-----------------------------------------------------------------------------------------------------
 247        MA                    01760                  Middlesex              Retail
 248        MO                    64057                  Jackson                Office
 249        NM                    87501                  Santa Fe               Mixed Use
 250        SC                    29649                  Greenwood              Hospitality
 251        MI                    48104                  Washtenaw              Mixed Use
 252        DE                    19960                  Sussex                 Manufactured Housing
 253        TX                    77581                  Brazoria               Retail
 254        NC                    28412                  New Hanover            Retail
 255        VA                    22406                  Stafford               Retail
 256        KY                    40065                  Shelby                 Retail
 257        TX                    76013                  Tarrant                Multifamily
 258        CA                    92701                  Orange                 Retail
 259        FL                    32127                  Volusia                Manufactured Housing
 260        MD                    21042                  Howard                 Retail
 261        AL                    35504                  Walker                 Hospitality
 262        OR                    97217                  Multnomah              Retail
 263        MS                    39212                  Hinds                  Multifamily
 264        VA                    23704                  Portsmouth City        Multifamily
 265        PA                    15037                  Allegheny              Manufactured Housing
 266        TX                    75287                  Dallas                 Retail
 267        WA                    98499                  Pierce                 Self Storage
 268        MD                    21409                  Anne Arundel           Hospitality
 269        IL                    60613                  Cook                   Multifamily
 270        CA                    92629                  Orange                 Retail
 271        AR                    72802                  Pope                   Self Storage
 272        TX                    76010                  Tarrant                Retail
 273        MA                    02136                  Suffolk                Mixed Use
 274        PA                    15237                  Allegheny              Retail
 275        DE                    19966                  Sussex                 Manufactured Housing
 276        CA                    94022                  Santa Clara            Office
 277        NJ                    07936                  Morris                 Office
 278        FL                    34207                  Manatee                Manufactured Housing
 279        CA                    90815                  Los Angeles            Retail
 280        FL                    33901                  Lee                    Mixed Use
 281        TX                    78754                  Travis                 Industrial
 282        PA                    15220                  Allegheny              Office
 283        MO                    64064                  Jackson                Office
 284        MO                    64064                  Jackson                Office
 285        MO                    65584                  Pulaski                Retail
 286        CO                    80910                  El Paso                Multifamily
 287        SC                    29020                  Kershaw                Retail
 288        FL                    33317                  Broward                Manufactured Housing
 289        PA                    15010                  Beaver                 Industrial
 290        PA                    19064                  Delaware               Retail
 291        NJ                    08210                  Cape May               Retail
 292        KY                    42101                  Warren                 Manufactured Housing
 293        WI                    53154                  Milwaukee              Retail
 294        MO                    64145                  Jackson                Retail
 295        KY                    40109                  Bullitt                Hospitality
 296        CA                    92688                  Orange                 Industrial
 297        OH                    43615                  Lucas                  Multifamily
 298        TX                    76010                  Tarrant                Retail
 299        MO                    64064                  Jackson                Office
 300        IL                    60177                  Kane                   Retail
 301        WI                    54481                  Portage                Manufactured Housing
 302        NY                    12154                  Rensselaer             Retail
 303        LA                    70785                  Livingston             Self Storage
 304        TN                    37072                  Davidson               Manufactured Housing
 305        FL                    32804                  Orange                 Self Storage
 306        NH                    03584                  Coos                   Retail
 307        NC                    27409                  Guilford               Industrial
 308        CA                    92651                  Orange                 Office
 309        MO                    64064                  Jackson                Office
 310        NC                    27834                  Pitt                   Manufactured Housing
 311        MN                    56537                  Otter Tail             Multifamily
 312        IN                    46208                  Marion                 Multifamily
 313        AR                    72802                  Pope                   Self Storage
 314        GA                    30004                  Fulton                 Retail
 315        NY                    12566                  Ulster                 Retail
 316        KY                    42001                  McCracken              Retail
 317        NY                    11787                  Suffolk                Office
 318        PA                    15122                  Allegheny              Manufactured Housing
 319        FL                    32119                  Volusia                Retail

                                                                           % OF                                     CUT-OFF DATE
                                                                        AGGREGATE     % OF INITIAL   % OF INITIAL    PRINCIPAL
                                                                         INITIAL          LOAN           LOAN         BALANCE
 LOAN                   DETAILED                     CUT-OFF DATE        MORTGAGE       GROUP 1        GROUP 2      PER SF/UNIT/
NUMBER                PROPERTY TYPE                PRINCIPAL BALANCE   POOL BALANCE     BALANCE        BALANCE        ROOM/PAD
---------------------------------------------------------------------------------------------------------------------------------

  1      Anchored                                     442,500,000.00        9.3%           10.4%                          121.27
 1.1     Anchored
 1.2     Anchored
 1.3     Anchored
 1.4     Anchored
 1.5     Anchored
 1.6     Anchored
 1.7     Anchored
 1.8     Anchored
 1.9     Anchored
 1.10    Anchored
 1.11    Anchored
 1.12    Anchored
 1.13    Anchored
 1.14    Anchored
 1.15    Anchored
 1.16    Anchored
 1.17    Anchored
 1.18    Anchored
 1.19    Anchored
 1.20    Anchored
 1.21    Anchored
 1.22    Anchored
 1.23    Anchored
 1.24    Anchored
 1.25    Anchored
 1.26    Anchored
 1.27    Anchored
 1.28    Anchored
 1.29    Anchored
 1.30    Anchored
 1.31    Anchored
 1.32    Anchored
 1.33    Anchored
 1.34    Anchored
 1.35    Anchored
 1.36    Anchored
 1.37    Anchored
 1.38    Anchored
 1.39    Anchored
 1.40    Anchored
 1.41    Anchored
 1.42    Anchored
 1.43    Anchored
 1.44    Anchored
 1.45    Anchored
 1.46    Anchored
 1.47    Anchored
 1.48    Anchored
 1.49    Anchored
 1.50    Anchored
 1.51    Anchored
 1.52    Anchored
---------------------------------------------------------------------------------------------------------------------------------
  2      Warehouse/Distribution                       145,000,000.00        3.0%           3.4%                            77.49
 2.1     Warehouse/Distribution
 2.2     Warehouse/Distribution
 2.3     Warehouse/Distribution
 2.4     Warehouse/Distribution
 2.5     Warehouse/Distribution
 2.6     Warehouse/Distribution
 2.7     Warehouse/Distribution
 2.8     Warehouse/Distribution
 2.9     Warehouse/Distribution
 2.10    Warehouse/Distribution
 2.11    Warehouse/Distribution
 2.12    Warehouse/Distribution
 2.13    Warehouse/Distribution
 2.14    Warehouse/Distribution
 2.15    Warehouse/Distribution
---------------------------------------------------------------------------------------------------------------------------------
  3      Suburban                                     130,000,000.00        2.7%           3.0%                           295.99
---------------------------------------------------------------------------------------------------------------------------------
  4      Conventional                                 123,150,000.00        2.6%                         25.2%        129,495.27
 4.1     Conventional
 4.2     Conventional
 4.3     Conventional
 4.4     Conventional
 4.5     Conventional
 4.6     Conventional
 4.7     Conventional
 4.8     Conventional
 4.9     Conventional
 4.10    Conventional
 4.11    Conventional
 4.12    Conventional
 4.13    Conventional
 4.14    Conventional
 4.15    Conventional
 4.16    Conventional
 4.17    Conventional
 4.18    Conventional
 4.19    Conventional
 4.20    Conventional
 4.21    Conventional
 4.22    Conventional
 4.23    Conventional
 4.24    Conventional
 4.25    Conventional
 4.26    Conventional
 4.27    Conventional
 4.28    Conventional
 4.29    Conventional
 4.30    Conventional
 4.31    Conventional
 4.32    Conventional
 4.33    Conventional
 4.34    Conventional
 4.35    Conventional
 4.36    Conventional
 4.37    Conventional
 4.38    Conventional
 4.39    Conventional
 4.40    Conventional
 4.41    Conventional
 4.42    Conventional
 4.43    Conventional
---------------------------------------------------------------------------------------------------------------------------------
  5      CBD                                          120,300,000.00        2.5%           2.8%                           214.83
---------------------------------------------------------------------------------------------------------------------------------
  6      Various                                      100,000,000.00        2.1%           2.3%                           603.09
 6.1     Regional Mall
 6.2     CBD
 6.3     CBD
 6.4     Regional Mall
---------------------------------------------------------------------------------------------------------------------------------
  7      Regional Mall                                 88,000,000.00        1.9%           2.1%                           186.11
  8      Medical Office                                85,000,000.00        1.8%           2.0%                           195.24
  9      Limited Service                               75,000,000.00        1.6%           1.8%                       238,853.50
  10     Anchored                                      71,000,000.00        1.5%           1.7%                           255.98
---------------------------------------------------------------------------------------------------------------------------------
  11     Various                                       70,000,000.00        1.5%           1.6%                            57.39
 11.1    Flex
 11.2    Flex
 11.3    Suburban
 11.4    Flex
 11.5    Flex
 11.6    Flex
 11.7    Flex
 11.8    Flex
 11.9    Warehouse
11.10    Suburban
11.11    Flex
11.12    Flex
11.13    Flex
11.14    Suburban
11.15    Flex
11.16    Flex
11.17    Flex
11.18    Medical Office
11.19    Warehouse
11.20    Flex
---------------------------------------------------------------------------------------------------------------------------------
  12     CBD                                           66,250,000.00        1.4%           1.6%                           169.05
  13     Anchored                                      64,000,000.00        1.3%           1.5%                           295.51
  14     Anchored                                      63,000,000.00        1.3%           1.5%                           262.60
  15     Anchored                                      59,600,000.00        1.3%           1.4%                           202.43
  16     CBD                                           57,750,000.00        1.2%           1.4%                           213.60
  17     Suburban                                      56,000,000.00        1.2%           1.3%                           275.57
---------------------------------------------------------------------------------------------------------------------------------
  18     Various                                       49,000,000.00        1.0%           1.1%                            41.00
 18.1    Warehouse(92.3%)/Office(7.7%)
 18.2    Warehouse(91.3%)/Office(8.7%)
 18.3    Suburban
 18.4    Warehouse(91.1%)/Office(8.9%)
---------------------------------------------------------------------------------------------------------------------------------
  19     Suburban                                      47,500,000.00        1.0%           1.1%                           180.51
  20     Limited Service                               46,000,000.00        1.0%           1.1%                       261,363.64
  21     Full Service                                  43,879,983.29        0.9%           1.0%                       250,742.76
  22     Suburban                                      40,000,000.00        0.8%           0.9%                           103.53
  23     Suburban                                      37,600,000.00        0.8%           0.9%                           190.86
  24     Anchored                                      37,400,000.00        0.8%           0.9%                           210.19
---------------------------------------------------------------------------------------------------------------------------------
  25     Various                                       37,220,000.00        0.8%           0.9%                            61.83
 25.1    Flex
 25.2    Warehouse
 25.3    Warehouse
---------------------------------------------------------------------------------------------------------------------------------
  26     Conventional                                  37,000,000.00        0.8%                          7.6%         35,852.71
 26.1    Conventional
 26.2    Conventional
 26.3    Conventional
 26.4    Conventional
 26.5    Conventional
 26.6    Conventional
 26.7    Conventional
---------------------------------------------------------------------------------------------------------------------------------
  27     Anchored                                      36,504,000.00        0.8%           0.9%                            86.79
---------------------------------------------------------------------------------------------------------------------------------
  28     Warehouse                                     35,000,000.00        0.7%           0.8%                            30.10
 28.1    Warehouse
 28.2    Warehouse
 28.3    Warehouse
 28.4    Warehouse
---------------------------------------------------------------------------------------------------------------------------------
  29     Limited Service                               34,000,000.00        0.7%           0.8%                       180,851.06
---------------------------------------------------------------------------------------------------------------------------------
  30     Various                                       32,450,000.00        0.7%           0.8%                            14.09
 30.1    Warehouse
 30.2    Warehouse
 30.3    Warehouse
 30.4    Warehouse
 30.5    Warehouse
 30.6    Warehouse
 30.7    Warehouse
 30.8    Warehouse
 30.9    Warehouse
30.10    Warehouse
30.11    Warehouse
30.12    Warehouse
30.13    Warehouse
30.14    Warehouse
30.15    Warehouse
30.16    Warehouse
30.17    Warehouse
30.18    Warehouse
30.19    Warehouse
30.20    Unanchored, Single Tenant
---------------------------------------------------------------------------------------------------------------------------------
  31     Anchored                                      31,600,000.00        0.7%           0.7%                           424.78
  32     Anchored                                      30,350,000.00        0.6%           0.7%                           169.81
  33     Suburban                                      29,000,000.00        0.6%           0.7%                           281.86
  34     Anchored                                      28,560,000.00        0.6%           0.7%                           188.89
  35     Shadow Anchored                               28,500,000.00        0.6%           0.7%                           341.75
  36     Light Industrial                              27,222,031.67        0.6%           0.6%                           277.84
  37     Medical Office                                26,945,000.00        0.6%           0.6%                           179.68
  38     Conventional                                  26,775,000.00        0.6%                          5.5%         40,568.18
  39     Conventional                                  24,700,000.00        0.5%                          5.1%         70,170.45
  40     Shadow Anchored                               23,334,317.12        0.5%           0.5%                           192.57
---------------------------------------------------------------------------------------------------------------------------------
  41     Suburban                                      23,050,000.00        0.5%           0.5%                           107.07
 41.1    Suburban
 41.2    Suburban
 41.3    Suburban
---------------------------------------------------------------------------------------------------------------------------------
  42     Anchored                                      22,700,000.00        0.5%           0.5%                           103.82
  43     Conventional                                  22,400,000.00        0.5%                          4.6%        173,643.41
---------------------------------------------------------------------------------------------------------------------------------
  44     Various                                       21,000,000.00        0.4%           0.5%                           239.95
 44.1    Anchored
 44.2    Unanchored
 44.3    Unanchored
---------------------------------------------------------------------------------------------------------------------------------
  45     Suburban                                      20,794,000.00        0.4%           0.5%                           114.65
  46     Anchored                                      20,720,000.00        0.4%           0.5%                           233.88
  47     Suburban                                      20,331,000.00        0.4%           0.5%                           115.52
  48     Anchored                                      20,200,000.00        0.4%           0.5%                           181.57
  49     Unanchored, Single Tenant                     20,000,000.00        0.4%           0.5%                         1,250.00
  50     Flex                                          20,000,000.00        0.4%           0.5%                           195.64
  51     Full Service                                  20,000,000.00        0.4%           0.5%                       101,010.10
  52     Full Service                                  19,750,000.00        0.4%           0.5%                        96,341.46
  53     Conventional                                  19,200,000.00        0.4%                          3.9%         26,778.24
  54     Anchored                                      18,600,000.00        0.4%           0.4%                           453.11
---------------------------------------------------------------------------------------------------------------------------------
  55     Limited Service                               17,635,000.00        0.4%           0.4%                        92,815.79
 55.1    Limited Service
 55.2    Limited Service
---------------------------------------------------------------------------------------------------------------------------------
  56     Limited Service                               17,400,000.00        0.4%           0.4%                       162,616.82
---------------------------------------------------------------------------------------------------------------------------------
  57     Suburban                                      17,300,000.00        0.4%           0.4%                            89.62
 57.1    Suburban
 57.2    Suburban
---------------------------------------------------------------------------------------------------------------------------------
  58     Anchored                                      17,265,000.00        0.4%           0.4%                           141.91
  59     Full Service                                  17,250,000.00        0.4%           0.4%                       123,214.29
  60     Flex                                          17,000,000.00        0.4%           0.4%                            84.34
  61     Anchored                                      17,000,000.00        0.4%           0.4%                           135.48
  62     Retail(69%)/Multifamily(31%)                  16,950,000.00        0.4%           0.4%                           463.94
  63     Anchored                                      16,800,000.00        0.4%           0.4%                            98.83
  64     Suburban                                      16,500,000.00        0.3%           0.4%                           150.15
  65     Conventional                                  16,000,000.00        0.3%                          3.3%         60,606.06
  66     Anchored                                      16,000,000.00        0.3%           0.4%                           118.16
  67     Suburban                                      15,968,805.45        0.3%           0.4%                           100.58
  68     Anchored                                      15,650,000.00        0.3%           0.4%                           130.81
  69     Anchored                                      15,400,000.00        0.3%           0.4%                           238.51
  70     Suburban                                      15,200,000.00        0.3%           0.4%                           182.78
  71     Unanchored                                    15,100,000.00        0.3%           0.4%                           200.48
  72     Full Service                                  15,045,488.65        0.3%           0.4%                        98,983.48
  73     Anchored, Single Tenant                       15,000,000.00        0.3%           0.4%                           196.18
  74     Suburban                                      14,420,000.00        0.3%           0.3%                           121.01
  75     Anchored                                      14,300,000.00        0.3%           0.3%                           134.11
  76     Anchored                                      14,200,000.00        0.3%           0.3%                           116.31
  77     Medical Office                                14,120,000.00        0.3%           0.3%                           276.07
  78     Manufactured Housing                          14,100,000.00        0.3%                          2.9%         38,419.62
  79     Full Service                                  14,000,000.00        0.3%           0.3%                        55,335.97
  80     Suburban                                      13,650,000.00        0.3%           0.3%                           133.85
  81     Anchored                                      13,500,000.00        0.3%           0.3%                           240.76
  82     Shadow Anchored                               13,500,000.00        0.3%           0.3%                           124.47
  83     Conventional                                  13,400,000.00        0.3%                          2.7%         51,937.98
  84     Conventional                                  13,300,000.00        0.3%           0.3%                        46,180.56
  85     Limited Service                               13,210,752.55        0.3%           0.3%                       101,621.17
  86     Industrial(50.0%)/Office(50.0%)               13,176,000.00        0.3%           0.3%                            87.68
  87     Suburban                                      12,700,000.00        0.3%           0.3%                           508.47
---------------------------------------------------------------------------------------------------------------------------------
  88     Unanchored, Single Tenant                     12,700,000.00        0.3%           0.3%                           665.17
 88.1    Unanchored, Single Tenant
 88.2    Unanchored, Single Tenant
 88.3    Unanchored, Single Tenant
 88.4    Unanchored, Single Tenant
 88.5    Unanchored, Single Tenant
 88.6    Unanchored, Single Tenant
 88.7    Unanchored, Single Tenant
---------------------------------------------------------------------------------------------------------------------------------
  89     Retail(8%)/Office(92%)                        12,700,000.00        0.3%           0.3%                           206.49
  90     Shadow Anchored                               12,700,000.00        0.3%           0.3%                           147.67
  91     Suburban                                      12,500,000.00        0.3%           0.3%                           217.43
  92     Medical Office                                12,200,000.00        0.3%           0.3%                           172.66
  93     Anchored                                      12,080,000.00        0.3%           0.3%                            58.67
---------------------------------------------------------------------------------------------------------------------------------
  94     Suburban                                      12,000,000.00        0.3%           0.3%                           130.55
 94.1    Suburban
 94.2    Suburban
---------------------------------------------------------------------------------------------------------------------------------
  95     Suburban                                      12,000,000.00        0.3%           0.3%                           121.65
  96     Warehouse/Distribution                        11,987,730.47        0.3%           0.3%                            76.20
  97     Suburban                                      11,600,000.00        0.2%           0.3%                           199.51
  98     Shadow Anchored                               11,268,496.32        0.2%           0.3%                           214.64
  99     Medical Office                                11,250,000.00        0.2%           0.3%                           175.23
 100     Medical Office                                11,000,000.00        0.2%           0.3%                           192.50
 101     Anchored                                      11,000,000.00        0.2%           0.3%                            88.55
 102     CBD                                           10,988,273.58        0.2%           0.3%                           133.78
 103     Limited Service                               10,979,387.70        0.2%           0.3%                       105,571.04
 104     Conventional                                  10,800,000.00        0.2%                          2.2%         79,411.76
 105     Unanchored                                    10,800,000.00        0.2%           0.3%                           123.93
 106     CBD                                           10,729,406.04        0.2%           0.3%                           228.58
 107     Unanchored                                    10,700,000.00        0.2%           0.3%                           208.20
 108     Anchored                                      10,700,000.00        0.2%           0.3%                           130.15
 109     Anchored                                      10,540,000.00        0.2%           0.2%                           107.36
 110     Extended Stay                                 10,500,000.00        0.2%           0.2%                       105,000.00
 111     Suburban                                      10,150,000.00        0.2%           0.2%                           177.13
 112     Suburban                                      10,000,000.00        0.2%           0.2%                            78.80
 113     Anchored                                      10,000,000.00        0.2%           0.2%                           189.36
 114     Unanchored                                    10,000,000.00        0.2%           0.2%                           184.28
 115     Flex                                          10,000,000.00        0.2%           0.2%                           175.65
 116     Anchored                                      10,000,000.00        0.2%           0.2%                           133.89
 117     Conventional                                   9,969,440.67        0.2%                          2.0%        153,376.01
 118     Suburban                                       9,836,000.00        0.2%           0.2%                            98.95
 119     Conventional                                   9,800,000.00        0.2%                          2.0%         42,241.38
---------------------------------------------------------------------------------------------------------------------------------
 120     Conventional                                   9,750,000.00        0.2%                          2.0%         28,676.47
120.1    Conventional
120.2    Conventional
---------------------------------------------------------------------------------------------------------------------------------
 121     Suburban                                       9,625,000.00        0.2%           0.2%                           178.02
 122     Limited Service                                9,600,000.00        0.2%           0.2%                        96,969.70
 123     Suburban                                       9,500,000.00        0.2%           0.2%                            93.22
 124     Flex                                           9,500,000.00        0.2%           0.2%                            53.89
 125     Suburban                                       9,390,000.00        0.2%           0.2%                           276.55
 126     Medical Office                                 9,382,177.96        0.2%           0.2%                           132.41
 127     Shadow Anchored                                9,200,000.00        0.2%           0.2%                           175.82
 128     Anchored, Single Tenant                        9,200,000.00        0.2%           0.2%                            73.39
 129     Medical Office                                 9,000,000.00        0.2%           0.2%                           167.29
 130     Unanchored                                     9,000,000.00        0.2%           0.2%                           335.46
 131     Fitness Center                                 9,000,000.00        0.2%           0.2%                           185.87
 132     Anchored, Single Tenant                        9,000,000.00        0.2%           0.2%                           101.11
 133     Medical Office                                 9,000,000.00        0.2%           0.2%                           261.23
 134     Manufactured Housing                           8,750,000.00        0.2%                          1.8%         41,079.81
 135     Anchored                                       8,700,000.00        0.2%           0.2%                            60.41
 136     Anchored, Single Tenant                        8,600,000.00        0.2%           0.2%                           141.94
 137     Conventional                                   8,553,313.08        0.2%                          1.7%         97,196.74
 138     Suburban                                       8,500,000.00        0.2%           0.2%                           154.54
 139     Medical Office                                 8,500,000.00        0.2%           0.2%                           220.40
 140     Suburban                                       8,500,000.00        0.2%           0.2%                           265.16
 141     Anchored                                       8,389,593.00        0.2%           0.2%                            97.47
 142     Anchored                                       8,370,000.00        0.2%           0.2%                           581.33
 143     Limited Service                                8,291,367.12        0.2%           0.2%                        64,274.16
---------------------------------------------------------------------------------------------------------------------------------
 144     Flex                                           8,250,000.00        0.2%           0.2%                            40.44
144.1    Flex
144.2    Flex
---------------------------------------------------------------------------------------------------------------------------------
 145     Anchored                                       8,200,000.00        0.2%           0.2%                            93.75
 146     Self Storage                                   8,153,000.00        0.2%           0.2%                            87.35
---------------------------------------------------------------------------------------------------------------------------------
 147     Anchored, Single Tenant                        8,100,000.00        0.2%           0.2%                           133.03
147.1    Anchored, Single Tenant
147.2    Anchored, Single Tenant
147.3    Anchored, Single Tenant
147.4    Anchored, Single Tenant
147.5    Retail
---------------------------------------------------------------------------------------------------------------------------------
 148     Limited Service                                8,100,000.00        0.2%           0.2%                        75,000.00
 149     Anchored                                       8,091,000.00        0.2%           0.2%                           350.96
 150     Conventional                                   8,070,000.00        0.2%                          1.7%         29,669.12
 151     Limited Service                                8,061,735.76        0.2%           0.2%                        67,181.13
 152     Conventional                                   8,000,000.00        0.2%                          1.6%         43,010.75
 153     Medical Office                                 8,000,000.00        0.2%           0.2%                           164.43
 154     Extended Stay                                  7,988,241.12        0.2%           0.2%                        61,924.35
 155     Light Industrial                               7,987,520.76        0.2%           0.2%                            43.19
 156     Flex                                           7,920,000.00        0.2%           0.2%                            26.67
 157     Suburban                                       7,900,000.00        0.2%           0.2%                           169.77
 158     Limited Service                                7,835,000.00        0.2%           0.2%                        82,473.68
 159     Limited Service                                7,831,907.29        0.2%           0.2%                        90,021.92
 160     Student Housing                                7,825,000.00        0.2%                          1.6%        163,020.83
 161     Medical Office                                 7,784,605.49        0.2%           0.2%                           273.14
 162     Anchored                                       7,663,000.00        0.2%           0.2%                           182.45
 163     Medical Office                                 7,600,000.00        0.2%           0.2%                           225.19
 164     Shadow Anchored                                7,560,000.00        0.2%           0.2%                            93.10
 165     Anchored                                       7,500,000.00        0.2%           0.2%                            95.48
 166     Anchored                                       7,450,000.00        0.2%           0.2%                           111.34
 167     Manufactured Housing                           7,400,000.00        0.2%                          1.5%         52,857.14
 168     Suburban                                       7,400,000.00        0.2%           0.2%                           114.60
 169     CBD                                            7,350,000.00        0.2%           0.2%                           349.82
 170     Flex Warehouse                                 7,250,000.00        0.2%           0.2%                            97.01
 171     Live/Work                                      7,200,000.00        0.2%           0.2%                       514,285.71
 172     Anchored                                       7,200,000.00        0.2%           0.2%                           118.52
 173     Medical Office                                 7,000,000.00        0.1%           0.2%                           234.41
 174     Anchored, Single Tenant                        6,984,285.29        0.1%           0.2%                            96.17
 175     Limited Service                                6,850,000.00        0.1%           0.2%                        91,333.33
 176     Limited Service                                6,739,770.38        0.1%           0.2%                        78,369.42
 177     Medical Office                                 6,695,000.00        0.1%           0.2%                           175.73
 178     Suburban                                       6,680,000.00        0.1%           0.2%                           158.87
 179     Unanchored                                     6,650,000.00        0.1%           0.2%                           469.87
 180     Retail(71%)/Office(29%)                        6,640,000.00        0.1%           0.2%                           240.97
 181     Conventional                                   6,635,000.00        0.1%                          1.4%         51,835.94
 182     Anchored                                       6,465,490.39        0.1%           0.2%                           137.93
 183     Unanchored                                     6,351,000.00        0.1%           0.1%                           348.06
 184     Conventional                                   6,345,688.95        0.1%                          1.3%         27,002.93
 185     Retail(88%)/Office(12%)                        6,200,000.00        0.1%           0.1%                           170.48
 186     Conventional                                   6,200,000.00        0.1%                          1.3%         41,333.33
 187     Self Storage                                   6,197,000.00        0.1%           0.1%                            70.88
 188     Manufactured Housing                           6,150,000.00        0.1%                          1.3%         34,745.76
 189     Anchored                                       6,088,972.34        0.1%           0.1%                           126.00
 190     Anchored                                       6,000,000.00        0.1%           0.1%                           120.01
 191     Limited Service                                6,000,000.00        0.1%           0.1%                        60,606.06
 192     Anchored, Single Tenant                        6,000,000.00        0.1%           0.1%                           527.33
 193     Limited Service                                6,000,000.00        0.1%           0.1%                        44,117.65
 194     Shadow Anchored                                6,000,000.00        0.1%           0.1%                           141.34
 195     Extended Stay                                  5,991,167.31        0.1%           0.1%                        47,548.95
 196     Anchored                                       5,988,856.40        0.1%           0.1%                            60.80
 197     Limited Service                                5,988,781.85        0.1%           0.1%                        68,836.57
 198     Unanchored                                     5,988,199.33        0.1%           0.1%                            55.76
 199     Anchored                                       5,900,000.00        0.1%           0.1%                            55.49
 200     Limited Service                                5,800,000.00        0.1%           0.1%                        85,294.12
 201     Retail                                         5,760,000.00        0.1%           0.1%                            44.35
 202     Warehouse                                      5,750,000.00        0.1%           0.1%                           142.61
 203     Warehouse                                      5,650,000.00        0.1%           0.1%                            99.91
 204     Medical Office                                 5,600,000.00        0.1%           0.1%                           217.90
 205     Warehouse                                      5,500,000.00        0.1%           0.1%                            30.68
 206     Conventional                                   5,350,000.00        0.1%                          1.1%         55,729.17
 207     Anchored                                       5,350,000.00        0.1%           0.1%                           660.17
 208     Suburban                                       5,350,000.00        0.1%           0.1%                           100.31
 209     Shadow Anchored                                5,300,000.00        0.1%           0.1%                           238.30
 210     Limited Service                                5,293,914.87        0.1%           0.1%                        73,526.60
 211     CBD                                            5,289,711.97        0.1%           0.1%                           144.73
 212     Unanchored                                     5,260,000.00        0.1%           0.1%                           219.06
 213     Limited Service                                5,240,140.48        0.1%           0.1%                        74,859.15
 214     Suburban                                       5,144,000.00        0.1%           0.1%                           152.41
 215     Anchored                                       5,121,080.56        0.1%           0.1%                           232.05
 216     Limited Service                                5,094,903.47        0.1%           0.1%                        68,850.05
 217     Flex/Warehouse                                 5,000,000.00        0.1%           0.1%                            49.95
 218     Limited Service                                5,000,000.00        0.1%           0.1%                        34,482.76
 219     Anchored                                       4,986,347.67        0.1%           0.1%                           449.95
 220     Conventional                                   4,900,000.00        0.1%                          1.0%         34,027.78
 221     Suburban                                       4,900,000.00        0.1%           0.1%                           106.58
 222     Unanchored                                     4,850,000.00        0.1%           0.1%                           104.30
 223     Conventional                                   4,800,000.00        0.1%                          1.0%         49,484.54
 224     Conventional                                   4,700,000.00        0.1%                          1.0%         77,049.18
 225     Medical Office                                 4,600,000.00        0.1%           0.1%                           171.48
 226     Limited Service                                4,591,207.09        0.1%           0.1%                        37,943.86
 227     Limited Service                                4,550,000.00        0.1%           0.1%                       113,750.00
 228     Suburban                                       4,500,000.00        0.1%           0.1%                           145.93
 230     Medical Office                                 4,400,000.00        0.1%           0.1%                           143.39
 231     Medical Office                                 4,400,000.00        0.1%           0.1%                           215.22
 232     Limited Service                                4,400,000.00        0.1%           0.1%                        40,000.00
 233     Conventional                                   4,395,611.39        0.1%                          0.9%         40,326.71
---------------------------------------------------------------------------------------------------------------------------------
 234     Conventional                                   4,292,207.64        0.1%                          0.9%         37,984.14
234.1    Conventional
234.2    Conventional
234.3    Conventional
---------------------------------------------------------------------------------------------------------------------------------
 235     Limited Service                                4,291,753.34        0.1%           0.1%                        52,338.46
 236     Suburban                                       4,200,000.00        0.1%           0.1%                            94.39
 237     Shadow Anchored                                4,100,000.00        0.1%           0.1%                            66.15
 238     Anchored, Single Tenant                        4,020,923.62        0.1%           0.1%                           294.57
 239     Suburban                                       4,000,000.00        0.1%           0.1%                           248.28
 240     Unanchored                                     3,989,228.66        0.1%           0.1%                            94.05
 241     Office/Retail                                  3,900,000.00        0.1%           0.1%                           173.15
 242     Unanchored                                     3,896,000.00        0.1%           0.1%                           125.27
 243     Shadow Anchored                                3,892,610.65        0.1%           0.1%                           202.22
 244     Unanchored                                     3,865,713.67        0.1%           0.1%                           176.45
---------------------------------------------------------------------------------------------------------------------------------

 245     Conventional                                   2,313,185.26       0.05%                          0.5%         37,921.07
 246     Conventional                                   1,395,887.64       0.03%                          0.3%         29,080.99
---------------------------------------------------------------------------------------------------------------------------------
 247     Unanchored                                     3,700,000.00        0.1%           0.1%                           131.00
 248     Medical Office                                 3,700,000.00        0.1%           0.1%                           192.32
 249     Office/Retail                                  3,700,000.00        0.1%           0.1%                           196.58
 250     Limited Service                                3,664,022.34        0.1%           0.1%                        49,513.82
 251     Retail(79%)/Office(12%)/Multifamily(9%)        3,635,946.48        0.1%           0.1%                           214.01
 252     Manufactured Housing                           3,600,000.00        0.1%                          0.7%         24,489.80
 253     Anchored, Single Tenant                        3,596,198.39        0.1%           0.1%                           248.18
 254     Anchored                                       3,520,000.00        0.1%           0.1%                            85.02
 255     Shadow Anchored                                3,513,649.73        0.1%           0.1%                           217.83
 256     Anchored, Single Tenant                        3,493,324.47        0.1%           0.1%                           235.72
 257     Conventional                                   3,492,919.13        0.1%                          0.7%         18,678.71
 258     Shadow Anchored                                3,400,000.00        0.1%           0.1%                           250.74
 259     Manufactured Housing                           3,400,000.00        0.1%                          0.7%         24,285.71
 260     Unanchored                                     3,396,536.85        0.1%           0.1%                           202.17
 261     Limited Service                                3,350,617.61        0.1%           0.1%                        52,353.40
 262     Anchored, Single Tenant                        3,300,000.00        0.1%           0.1%                           141.92
 263     Conventional                                   3,300,000.00        0.1%                          0.7%         24,444.44
 264     Conventional                                   3,246,721.05        0.1%                          0.7%         33,820.01
 265     Manufactured Housing                           3,184,193.18        0.1%                          0.7%         18,730.55
 266     Unanchored, Single Tenant                      3,160,000.00        0.1%           0.1%                           176.05
 267     Self Storage                                   3,100,000.00        0.1%           0.1%                            63.31
 268     Limited Service                                3,078,474.38        0.1%           0.1%                        42,756.59
 269     Conventional                                   3,000,000.00        0.1%                          0.6%         83,333.33
 270     Unanchored                                     2,800,000.00        0.1%           0.1%                           188.39
 271     Self Storage                                   2,795,139.20        0.1%           0.1%                            42.59
 272     Unanchored                                     2,697,702.53        0.1%           0.1%                           117.28
 273     Restaurant/Warehouse                           2,597,826.40        0.1%           0.1%                           118.08
 274     Shadow Anchored                                2,550,000.00        0.1%           0.1%                           459.71
 275     Manufactured Housing                           2,520,000.00        0.1%                          0.5%         24,705.88
 276     Suburban                                       2,500,000.00        0.1%           0.1%                           270.97
 277     Suburban                                       2,500,000.00        0.1%           0.1%                           222.22
 278     Manufactured Housing                           2,495,570.47        0.1%                          0.5%         24,466.38
 279     Unanchored                                     2,475,000.00        0.1%           0.1%                           407.74
 280     Retail(27.97%)/Office(72.03%)                  2,450,000.00        0.1%           0.1%                           132.20
 281     Industrial/Office                              2,435,000.00        0.1%           0.1%                            71.53
 282     Suburban                                       2,400,000.00        0.1%           0.1%                           122.91
 283     Suburban                                       2,344,000.00       0.05%           0.1%                           187.49
 284     Suburban                                       2,340,000.00       0.05%           0.1%                           154.38
 285     Shadow Anchored                                2,300,000.00       0.05%           0.1%                            71.65
 286     Conventional                                   2,300,000.00       0.05%                          0.5%         24,731.18
 287     Anchored, Single Tenant                        2,297,670.64       0.05%           0.1%                           101.35
 288     Manufactured Housing                           2,295,961.58       0.05%                          0.5%         20,140.01
 289     Flex                                           2,293,455.36       0.05%           0.1%                            41.70
 290     Unanchored, Single Tenant                      2,255,447.52       0.05%           0.1%                           107.40
 291     Shadow Anchored                                2,250,000.00       0.05%           0.1%                           173.73
 292     Manufactured Housing                           2,147,814.24       0.05%                          0.4%         11,609.81
 293     Unanchored                                     2,120,929.11       0.04%           0.05%                          218.72
 294     Unanchored, Single Tenant                      2,113,873.28       0.04%           0.05%                          265.43
 295     Limited Service                                1,980,939.53       0.04%           0.05%                       30,952.18
 296     Warehouse                                      1,961,526.26       0.04%           0.05%                           95.68
 297     Conventional                                   1,898,090.38       0.04%                          0.4%         18,980.90
 298     Unanchored                                     1,868,377.32       0.04%           0.04%                           87.51
 299     Suburban                                       1,850,000.00       0.04%           0.04%                          142.69
 300     Unanchored, Single Tenant                      1,820,000.00       0.04%           0.04%                          260.00
 301     Manufactured Housing                           1,796,796.29       0.04%                          0.4%         19,114.85
 302     Unanchored                                     1,792,419.69       0.04%           0.04%                           50.94
 303     Self Storage                                   1,718,367.99       0.04%           0.04%                           41.33
 304     Manufactured Housing                           1,718,251.39       0.04%                          0.4%         20,701.82
 305     Self Storage                                   1,648,325.75       0.03%           0.04%                           38.88
 306     Anchored, Single Tenant                        1,520,000.00       0.03%           0.04%                          124.59
 307     Manufacturing                                  1,498,518.13       0.03%           0.04%                           39.51
 308     Suburban                                       1,497,132.74       0.03%           0.04%                          467.85
 309     Suburban                                       1,450,000.00       0.03%           0.03%                          198.74
 310     Manufactured Housing                           1,447,288.95       0.03%                          0.3%         12,162.09
 311     Conventional                                   1,447,264.81       0.03%                          0.3%         49,905.68
 312     Conventional                                   1,423,503.72       0.03%                          0.3%         16,176.18
 313     Self Storage                                   1,422,548.68       0.03%           0.03%                           38.38
 314     Anchored, Single Tenant                        1,415,000.00       0.03%           0.03%                           52.96
 315     Anchored, Single Tenant                        1,400,000.00       0.03%           0.03%                           39.33
 316     Shadow Anchored                                1,245,818.65       0.03%           0.03%                          130.14
 317     Suburban                                       1,200,000.00       0.03%           0.03%                           85.09
 318     Manufactured Housing                           1,098,015.53       0.02%                          0.2%          9,631.72
 319     Shadow Anchored                                1,082,008.73       0.02%           0.03%                          294.50

                                                 CROSS
                                            COLLATERALIZED                     RELATED
                                               MORTGAGE                        MORTGAGE
                                              LOAN GROUP                      LOAN GROUP
                                               AGGREGATE                      AGGREGATE
                               CROSS         CUT-OFF DATE                    CUT-OFF DATE
          LOAN BALANCE     COLLATERALIZED      PRINCIPAL        RELATED       PRINCIPAL
 LOAN     AT MATURITY /      (MORTGAGE          BALANCE        (MORTGAGE       BALANCE                 BORROWER'S
NUMBER         ARD          LOAN GROUP)        (NOTE 3)       LOAN GROUP)      (NOTE 3)                 INTEREST
----------------------------------------------------------------------------------------------------------------------------

  1       442,500,000.00        No          442,500,000.00         No       442,500,000.00             Fee Simple
 1.1                                                                                                   Fee Simple
 1.2                                                                                                   Fee Simple
 1.3                                                                                                   Fee Simple
 1.4                                                                                                   Fee Simple
 1.5                                                                                                   Fee Simple
 1.6                                                                                                   Fee Simple
 1.7                                                                                                   Fee Simple
 1.8                                                                                                   Fee Simple
 1.9                                                                                                   Fee Simple
 1.10                                                                                                  Fee Simple
 1.11                                                                                                  Fee Simple
 1.12                                                                                                  Fee Simple
 1.13                                                                                                  Fee Simple
 1.14                                                                                                  Fee Simple
 1.15                                                                                                  Fee Simple
 1.16                                                                                                  Fee Simple
 1.17                                                                                                  Fee Simple
 1.18                                                                                                  Fee Simple
 1.19                                                                                                  Fee Simple
 1.20                                                                                                  Fee Simple
 1.21                                                                                                  Fee Simple
 1.22                                                                                                  Fee Simple
 1.23                                                                                                  Fee Simple
 1.24                                                                                                  Fee Simple
 1.25                                                                                                  Fee Simple
 1.26                                                                                                  Fee Simple
 1.27                                                                                                  Fee Simple
 1.28                                                                                                  Fee Simple
 1.29                                                                                                  Fee Simple
 1.30                                                                                                  Fee Simple
 1.31                                                                                                  Fee Simple
 1.32                                                                                                  Fee Simple
 1.33                                                                                                  Fee Simple
 1.34                                                                                                  Fee Simple
 1.35                                                                                                  Fee Simple
 1.36                                                                                                  Fee Simple
 1.37                                                                                                  Fee Simple
 1.38                                                                                                  Fee Simple
 1.39                                                                                                  Fee Simple
 1.40                                                                                                  Fee Simple
 1.41                                                                                                  Fee Simple
 1.42                                                                                                  Fee Simple
 1.43                                                                                                  Fee Simple
 1.44                                                                                                  Fee Simple
 1.45                                                                                                  Fee Simple
 1.46                                                                                                  Fee Simple
 1.47                                                                                                  Fee Simple
 1.48                                                                                                  Fee Simple
 1.49                                                                                                  Fee Simple
 1.50                                                                                                  Fee Simple
 1.51                                                                                                  Fee Simple
 1.52                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  2       145,000,000.00        No          145,000,000.00         No       145,000,000.00             Fee Simple
 2.1                                                                                                   Fee Simple
 2.2                                                                                                   Fee Simple
 2.3                                                                                                   Fee Simple
 2.4                                                                                                   Fee Simple
 2.5                                                                                                   Fee Simple
 2.6                                                                                                   Fee Simple
 2.7                                                                                                   Fee Simple
 2.8                                                                                                   Fee Simple
 2.9                                                                                                   Fee Simple
 2.10                                                                                                  Fee Simple
 2.11                                                                                                  Fee Simple
 2.12                                                                                                  Fee Simple
 2.13                                                                                                  Fee Simple
 2.14                                                                                                  Fee Simple
 2.15                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  3       121,607,404.89        No          130,000,000.00         No       130,000,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  4       123,150,000.00        No          123,150,000.00         No       123,150,000.00             Fee Simple
 4.1                                                                                                   Fee Simple
 4.2                                                                                                   Fee Simple
 4.3                                                                                                   Fee Simple
 4.4                                                                                                   Fee Simple
 4.5                                                                                                   Fee Simple
 4.6                                                                                                   Fee Simple
 4.7                                                                                                   Fee Simple
 4.8                                                                                                   Fee Simple
 4.9                                                                                                   Fee Simple
 4.10                                                                                                  Fee Simple
 4.11                                                                                                  Fee Simple
 4.12                                                                                                  Fee Simple
 4.13                                                                                                  Fee Simple
 4.14                                                                                                  Fee Simple
 4.15                                                                                                  Fee Simple
 4.16                                                                                                  Fee Simple
 4.17                                                                                                  Fee Simple
 4.18                                                                                                  Fee Simple
 4.19                                                                                                  Fee Simple
 4.20                                                                                                  Fee Simple
 4.21                                                                                                  Fee Simple
 4.22                                                                                                  Fee Simple
 4.23                                                                                                  Fee Simple
 4.24                                                                                                  Fee Simple
 4.25                                                                                                  Fee Simple
 4.26                                                                                                  Fee Simple
 4.27                                                                                                  Fee Simple
 4.28                                                                                                  Fee Simple
 4.29                                                                                                  Fee Simple
 4.30                                                                                                  Fee Simple
 4.31                                                                                                  Fee Simple
 4.32                                                                                                  Fee Simple
 4.33                                                                                                  Fee Simple
 4.34                                                                                                  Fee Simple
 4.35                                                                                                  Fee Simple
 4.36                                                                                                  Fee Simple
 4.37                                                                                                  Fee Simple
 4.38                                                                                                  Fee Simple
 4.39                                                                                                  Fee Simple
 4.40                                                                                                  Fee Simple
 4.41                                                                                                  Fee Simple
 4.42                                                                                                  Fee Simple
 4.43                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  5       120,300,000.00        No          120,300,000.00         No       120,300,000.00   Fee in Part, Leasehold in Part
----------------------------------------------------------------------------------------------------------------------------
  6       100,000,000.00        No          100,000,000.00      Yes (R1)    188,000,000.00   Fee in Part, Leasehold in Part
 6.1                                                                                                   Fee Simple
 6.2                                                                                                   Fee Simple
 6.3                                                                                         Fee in Part, Leasehold in Part
 6.4                                                                                                   Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  7        82,267,307.73        No           88,000,000.00      Yes (R1)    188,000,000.00             Fee Simple
  8        81,546,292.59        No           85,000,000.00         No        85,000,000.00             Fee Simple
  9        69,577,837.56        No           75,000,000.00         No        75,000,000.00             Fee Simple
  10       71,000,000.00        No           71,000,000.00         No        71,000,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  11       70,000,000.00        No           70,000,000.00      Yes (R7)     78,250,000.00             Fee Simple
 11.1                                                                                                  Fee Simple
 11.2                                                                                                  Fee Simple
 11.3                                                                                                  Fee Simple
 11.4                                                                                                  Fee Simple
 11.5                                                                                                  Fee Simple
 11.6                                                                                                  Fee Simple
 11.7                                                                                                  Fee Simple
 11.8                                                                                                  Fee Simple
 11.9                                                                                                  Fee Simple
11.10                                                                                                  Fee Simple
11.11                                                                                                  Fee Simple
11.12                                                                                                  Fee Simple
11.13                                                                                                  Fee Simple
11.14                                                                                                  Fee Simple
11.15                                                                                                  Fee Simple
11.16                                                                                                  Fee Simple
11.17                                                                                                  Fee Simple
11.18                                                                                                  Fee Simple
11.19                                                                                                  Fee Simple
11.20                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  12       66,250,000.00        No           66,250,000.00         No        66,250,000.00             Fee Simple
  13       64,000,000.00        No           64,000,000.00         No        64,000,000.00             Fee Simple
  14       63,000,000.00        No           63,000,000.00      Yes (R2)    141,700,000.00             Fee Simple
  15       59,600,000.00        No           59,600,000.00      Yes (R8)     68,300,000.00             Fee Simple
  16       57,750,000.00        No           57,750,000.00         No        57,750,000.00             Fee Simple
  17       56,000,000.00        No           56,000,000.00      Yes (R3)    118,700,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  18       49,000,000.00        No           49,000,000.00      Yes (R5)     89,750,000.00             Fee Simple
 18.1                                                                                                  Fee Simple
 18.2                                                                                                  Fee Simple
 18.3                                                                                                  Fee Simple
 18.4                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  19       47,500,000.00        No           47,500,000.00      Yes (R3)    118,700,000.00             Fee Simple
  20       46,000,000.00        No           46,000,000.00      Yes (R4)     97,400,000.00             Fee Simple
  21       37,521,106.24        No           43,879,983.29         No        43,879,983.29              Leasehold
  22       37,516,690.22        No           40,000,000.00      Yes (R6)     83,420,000.00             Fee Simple
  23       37,600,000.00        No           37,600,000.00         No        37,600,000.00             Fee Simple
  24       37,400,000.00        No           37,400,000.00         No        37,400,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  25       34,540,311.15        No           37,220,000.00         No        37,220,000.00             Fee Simple
 25.1                                                                                                  Fee Simple
 25.2                                                                                                  Fee Simple
 25.3                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  26       34,550,893.76        No           37,000,000.00         No        37,000,000.00             Fee Simple
 26.1                                                                                                  Fee Simple
 26.2                                                                                                  Fee Simple
 26.3                                                                                                  Fee Simple
 26.4                                                                                                  Fee Simple
 26.5                                                                                                  Fee Simple
 26.6                                                                                                  Fee Simple
 26.7                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  27       36,504,000.00        No           36,504,000.00         No        36,504,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  28       35,000,000.00        No           35,000,000.00      Yes (R5)     89,750,000.00             Fee Simple
 28.1                                                                                                  Fee Simple
 28.2                                                                                                  Fee Simple
 28.3                                                                                                  Fee Simple
 28.4                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  29       34,000,000.00        No           34,000,000.00      Yes (R4)     97,400,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  30       32,450,000.00        No           32,450,000.00         No        32,450,000.00             Fee Simple
 30.1                                                                                                  Fee Simple
 30.2                                                                                                  Fee Simple
 30.3                                                                                                  Fee Simple
 30.4                                                                                                  Fee Simple
 30.5                                                                                                  Fee Simple
 30.6                                                                                                  Fee Simple
 30.7                                                                                                  Fee Simple
 30.8                                                                                                  Fee Simple
 30.9                                                                                                  Fee Simple
30.10                                                                                                  Fee Simple
30.11                                                                                                  Fee Simple
30.12                                                                                                  Fee Simple
30.13                                                                                                  Fee Simple
30.14                                                                                                  Fee Simple
30.15                                                                                                  Fee Simple
30.16                                                                                                  Fee Simple
30.17                                                                                                  Fee Simple
30.18                                                                                                  Fee Simple
30.19                                                                                                  Fee Simple
30.20                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  31       31,600,000.00        No           31,600,000.00      Yes (R2)    141,700,000.00             Fee Simple
  32       28,204,126.97        No           30,350,000.00      Yes (R9)     53,450,000.00             Fee Simple
  33       26,942,683.21        No           29,000,000.00         No        29,000,000.00             Fee Simple
  34       26,687,581.72        No           28,560,000.00         No        28,560,000.00             Fee Simple
  35       26,599,326.69        No           28,500,000.00      Yes (R2)    141,700,000.00             Fee Simple
  36       23,005,283.07        No           27,222,031.67         No        27,222,031.67             Fee Simple
  37       25,210,755.07        No           26,945,000.00         No        26,945,000.00              Leasehold
  38       26,775,000.00        No           26,775,000.00         No        26,775,000.00             Fee Simple
  39       23,182,129.95        No           24,700,000.00         No        24,700,000.00             Fee Simple
  40       19,656,706.38        No           23,334,317.12         No        23,334,317.12             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  41       21,830,745.07        No           23,050,000.00     Yes (R14)     32,550,000.00             Fee Simple
 41.1                                                                                                  Fee Simple
 41.2                                                                                                  Fee Simple
 41.3                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  42       22,700,000.00        No           22,700,000.00         No        22,700,000.00             Fee Simple
  43       20,046,537.93        No           22,400,000.00         No        22,400,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  44       19,540,547.79        No           21,000,000.00         No        21,000,000.00             Fee Simple
 44.1                                                                                                  Fee Simple
 44.2                                                                                                  Fee Simple
 44.3                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  45       19,472,740.21        No           20,794,000.00     Yes (R10)     41,125,000.00             Fee Simple
  46       20,720,000.00        No           20,720,000.00         No        20,720,000.00             Fee Simple
  47       19,039,159.09        No           20,331,000.00     Yes (R10)     41,125,000.00             Fee Simple
  48       20,200,000.00        No           20,200,000.00     Yes (R13)     34,400,000.00             Fee Simple
  49       20,000,000.00        No           20,000,000.00         No        20,000,000.00              Leasehold
  50       18,233,899.50        No           20,000,000.00         No        20,000,000.00             Fee Simple
  51       17,986,211.63        No           20,000,000.00         No        20,000,000.00             Fee Simple
  52       17,206,076.41        No           19,750,000.00         No        19,750,000.00             Fee Simple
  53       17,355,332.71        No           19,200,000.00     Yes (R15)     28,800,000.00             Fee Simple
  54       18,600,000.00        No           18,600,000.00      Yes (R2)    141,700,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  55       15,677,176.92        No           17,635,000.00     Yes (R16)     25,470,000.00             Fee Simple
 55.1                                                                                                  Fee Simple
 55.2                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  56       16,235,144.52        No           17,400,000.00      Yes (R4)     97,400,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  57       16,206,407.83        No           17,300,000.00      Yes (R6)     83,420,000.00             Fee Simple
 57.1                                                                                                  Fee Simple
 57.2                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  58       16,072,906.90        No           17,265,000.00         No        17,265,000.00             Fee Simple
  59       15,583,544.97        No           17,250,000.00         No        17,250,000.00             Fee Simple
  60       17,000,000.00        No           17,000,000.00         No        17,000,000.00             Fee Simple
  61       15,310,375.58        No           17,000,000.00         No        17,000,000.00             Fee Simple
  62       16,950,000.00        No           16,950,000.00         No        16,950,000.00             Fee Simple
  63       15,888,186.11        No           16,800,000.00         No        16,800,000.00             Fee Simple
  64       15,342,054.79        No           16,500,000.00     Yes (R12)     36,275,000.00             Fee Simple
  65       14,896,452.43        No           16,000,000.00     Yes (R19)     24,070,000.00             Fee Simple
  66       14,330,619.91        No           16,000,000.00         No        16,000,000.00             Fee Simple
  67       13,456,077.29        No           15,968,805.45         No        15,968,805.45             Fee Simple
  68       15,650,000.00        No           15,650,000.00     Yes (R11)     39,700,000.00             Fee Simple
  69       15,400,000.00        No           15,400,000.00         No        15,400,000.00             Fee Simple
  70       15,200,000.00        No           15,200,000.00      Yes (R3)    118,700,000.00             Fee Simple
  71       14,018,273.46        No           15,100,000.00     Yes (R17)     25,100,000.00             Fee Simple
  72       12,838,446.00        No           15,045,488.65         No        15,045,488.65             Fee Simple
  73       13,984,595.86        No           15,000,000.00      Yes (R9)     53,450,000.00             Fee Simple
  74       13,436,544.76        No           14,420,000.00         No        14,420,000.00             Fee Simple
  75       13,291,187.82        No           14,300,000.00         No        14,300,000.00             Fee Simple
  76       14,200,000.00        No           14,200,000.00     Yes (R13)     34,400,000.00             Fee Simple
  77       14,120,000.00        No           14,120,000.00      Yes (R6)     83,420,000.00             Fee Simple
  78       13,191,912.08        No           14,100,000.00         No        14,100,000.00             Fee Simple
  79       14,000,000.00        No           14,000,000.00     Yes (R20)     19,000,000.00             Fee Simple
  80       13,650,000.00        No           13,650,000.00         No        13,650,000.00             Fee Simple
  81       13,500,000.00        No           13,500,000.00         No        13,500,000.00             Fee Simple
  82       12,589,714.41        No           13,500,000.00         No        13,500,000.00             Fee Simple
  83       12,498,286.16        No           13,400,000.00         No        13,400,000.00             Fee Simple
  84       13,300,000.00        No           13,300,000.00         No        13,300,000.00             Fee Simple
  85       11,169,467.77        No           13,210,752.55         No        13,210,752.55             Fee Simple
  86       12,306,020.65        No           13,176,000.00         No        13,176,000.00             Fee Simple
  87       12,700,000.00        No           12,700,000.00     Yes (R18)     24,900,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  88       12,700,000.00        No           12,700,000.00         No        12,700,000.00             Fee Simple
 88.1                                                                                                  Fee Simple
 88.2                                                                                                  Fee Simple
 88.3                                                                                                  Fee Simple
 88.4                                                                                                  Fee Simple
 88.5                                                                                                  Fee Simple
 88.6                                                                                                  Fee Simple
 88.7                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  89       11,903,665.01        No           12,700,000.00         No        12,700,000.00             Fee Simple
  90       12,700,000.00        No           12,700,000.00     Yes (R11)     39,700,000.00             Fee Simple
  91       10,547,405.26        No           12,500,000.00         No        12,500,000.00             Fee Simple
  92       11,747,862.41        No           12,200,000.00     Yes (R18)     24,900,000.00             Fee Simple
  93       12,080,000.00        No           12,080,000.00         No        12,080,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  94       10,763,332.72        No           12,000,000.00         No        12,000,000.00             Fee Simple
 94.1                                                                                                  Fee Simple
 94.2                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
  95       11,019,083.39        No           12,000,000.00      Yes (R6)     83,420,000.00             Fee Simple
  96       10,136,841.50        No           11,987,730.47         No        11,987,730.47             Fee Simple
  97       10,808,460.08        No           11,600,000.00         No        11,600,000.00             Fee Simple
  98        8,279,691.75        No           11,268,496.32         No        11,268,496.32             Fee Simple
  99        9,927,272.21        No           11,250,000.00     Yes (R21)     17,945,000.00             Fee Simple
 100        9,882,370.25        No           11,000,000.00         No        11,000,000.00             Fee Simple
 101       10,256,875.26        No           11,000,000.00         No        11,000,000.00             Fee Simple
 102        9,230,402.74        No           10,988,273.58         No        10,988,273.58             Fee Simple
 103        9,301,406.06        No           10,979,387.70     Yes (R22)     17,829,387.70             Fee Simple
 104       10,800,000.00        No           10,800,000.00         No        10,800,000.00             Fee Simple
 105       10,030,970.23        No           10,800,000.00         No        10,800,000.00             Fee Simple
 106        9,062,753.62        No           10,729,406.04         No        10,729,406.04             Fee Simple
 107        9,581,637.05        No           10,700,000.00         No        10,700,000.00             Fee Simple
 108        9,959,845.58        No           10,700,000.00         No        10,700,000.00             Fee Simple
 109       10,540,000.00        No           10,540,000.00         No        10,540,000.00             Fee Simple
 110        8,859,820.93        No           10,500,000.00         No        10,500,000.00             Fee Simple
 111        9,437,688.25        No           10,150,000.00     Yes (R12)     36,275,000.00             Fee Simple
 112        9,033,515.60        No           10,000,000.00     Yes (R25)     15,000,000.00             Fee Simple
 113       10,000,000.00        No           10,000,000.00         No        10,000,000.00             Fee Simple
 114       10,000,000.00        No           10,000,000.00         No        10,000,000.00             Fee Simple
 115        9,306,326.65        No           10,000,000.00     Yes (R17)     25,100,000.00             Fee Simple
 116       10,000,000.00        No           10,000,000.00         No        10,000,000.00             Fee Simple
 117        8,391,435.54        No            9,969,440.67         No         9,969,440.67             Fee Simple
 118        8,894,415.91        No            9,836,000.00         No         9,836,000.00             Fee Simple
 119        8,611,584.68        No            9,800,000.00         No         9,800,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
 120        9,750,000.00        No            9,750,000.00         No         9,750,000.00             Fee Simple
120.1                                                                                                  Fee Simple
120.2                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
 121        8,949,532.25        No            9,625,000.00     Yes (R12)     36,275,000.00             Fee Simple
 122        8,459,615.31        No            9,600,000.00     Yes (R24)     15,600,000.00             Fee Simple
 123        8,871,617.58        No            9,500,000.00     Yes (R14)     32,550,000.00             Fee Simple
 124        8,885,117.95        No            9,500,000.00         No         9,500,000.00             Fee Simple
 125        8,756,140.18        No            9,390,000.00         No         9,390,000.00             Fee Simple
 126        7,935,863.77        No            9,382,177.96         No         9,382,177.96             Fee Simple
 127        8,435,367.74        No            9,200,000.00         No         9,200,000.00             Fee Simple
 128        9,200,000.00        No            9,200,000.00     Yes (R29)     10,720,000.00             Fee Simple
 129        8,046,479.36        No            9,000,000.00         No         9,000,000.00             Fee Simple
 130        8,050,734.51        No            9,000,000.00         No         9,000,000.00             Fee Simple
 131        8,397,172.22        No            9,000,000.00         No         9,000,000.00              Leasehold
 132        8,360,029.74        No            9,000,000.00         No         9,000,000.00             Fee Simple
 133        8,076,243.78        No            9,000,000.00         No         9,000,000.00             Fee Simple
 134        8,750,000.00        No            8,750,000.00         No         8,750,000.00             Fee Simple
 135        8,700,000.00        No            8,700,000.00      Yes (R8)     68,300,000.00             Fee Simple
 136        8,023,169.85        No            8,600,000.00         No         8,600,000.00             Fee Simple
 137        7,204,565.70        No            8,553,313.08         No         8,553,313.08             Fee Simple
 138        7,465,700.51        No            8,500,000.00         No         8,500,000.00             Fee Simple
 139        7,923,583.50        No            8,500,000.00         No         8,500,000.00             Fee Simple
 140        7,916,699.31        No            8,500,000.00         No         8,500,000.00             Fee Simple
 141        8,389,593.00        No            8,389,593.00         No         8,389,593.00             Fee Simple
 142        7,780,958.54        No            8,370,000.00         No         8,370,000.00             Fee Simple
 143        6,992,360.91        No            8,291,367.12         No         8,291,367.12             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
 144        8,250,000.00        No            8,250,000.00      Yes (R7)     78,250,000.00             Fee Simple
144.1                                                                                                  Fee Simple
144.2                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
 145        7,632,896.60        No            8,200,000.00         No         8,200,000.00             Fee Simple
 146        7,616,427.33        No            8,153,000.00     Yes (R26)     14,350,000.00             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
 147        7,540,013.79        No            8,100,000.00      Yes (R9)     53,450,000.00             Fee Simple
147.1                                                                                                  Fee Simple
147.2                                                                                                  Fee Simple
147.3                                                                                                  Fee Simple
147.4                                                                                                  Fee Simple
147.5                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
 148        7,678,692.65        No            8,100,000.00         No         8,100,000.00             Fee Simple
 149        8,091,000.00        No            8,091,000.00         No         8,091,000.00             Fee Simple
 150        7,467,788.52        No            8,070,000.00     Yes (R19)     24,070,000.00             Fee Simple
 151        6,256,245.60        No            8,061,735.76         No         8,061,735.76             Fee Simple
 152        7,328,984.62        No            8,000,000.00         No         8,000,000.00             Fee Simple
 153        7,045,624.36        No            8,000,000.00         No         8,000,000.00             Fee Simple
 154        6,171,396.59        No            7,988,241.12     Yes (R27)     13,979,408.43             Fee Simple
 155        6,088,599.04        No            7,987,520.76         No         7,987,520.76             Fee Simple
 156        7,122,453.45        No            7,920,000.00         No         7,920,000.00             Fee Simple
 157        7,355,827.37        No            7,900,000.00         No         7,900,000.00             Fee Simple
 158        6,965,165.48        No            7,835,000.00     Yes (R16)     25,470,000.00             Fee Simple
 159        6,612,803.64        No            7,831,907.29         No         7,831,907.29             Fee Simple
 160        6,871,106.79        No            7,825,000.00         No         7,825,000.00             Fee Simple
 161        6,548,632.59        No            7,784,605.49         No         7,784,605.49             Fee Simple
 162        7,663,000.00        No            7,663,000.00         No         7,663,000.00             Fee Simple
 163        6,815,470.44        No            7,600,000.00         No         7,600,000.00             Fee Simple
 164        7,038,266.51        No            7,560,000.00         No         7,560,000.00              Leasehold
 165        6,977,096.94        No            7,500,000.00         No         7,500,000.00             Fee Simple
 166        6,686,611.35        No            7,450,000.00     Yes (R23)     17,470,000.00             Fee Simple
 167        7,400,000.00        No            7,400,000.00         No         7,400,000.00             Fee Simple
 168        7,400,000.00        No            7,400,000.00         No         7,400,000.00             Fee Simple
 169        7,350,000.00        No            7,350,000.00         No         7,350,000.00             Fee Simple
 170        6,748,718.82        No            7,250,000.00         No         7,250,000.00             Fee Simple
 171        7,200,000.00        No            7,200,000.00         No         7,200,000.00             Fee Simple
 172        6,686,414.85        No            7,200,000.00         No         7,200,000.00             Fee Simple
 173        6,233,094.32        No            7,000,000.00         No         7,000,000.00             Fee Simple
 174        4,027,744.54        No            6,984,285.29     Yes (R31)      9,105,214.40             Fee Simple
 175        5,879,523.85        No            6,850,000.00     Yes (R22)     17,829,387.70             Fee Simple
 176        5,171,436.65        No            6,739,770.38         No         6,739,770.38             Fee Simple
 177        5,925,761.81        No            6,695,000.00     Yes (R21)     17,945,000.00             Fee Simple
 178        5,784,155.01        No            6,680,000.00         No         6,680,000.00             Fee Simple
 179        6,205,001.06        No            6,650,000.00     Yes (R30)      9,125,000.00             Fee Simple
 180        6,483,636.45        No            6,640,000.00         No         6,640,000.00             Fee Simple
 181        6,193,540.12        No            6,635,000.00         No         6,635,000.00             Fee Simple
 182        5,465,100.69        No            6,465,490.39         No         6,465,490.39             Fee Simple
 183        5,628,697.10        No            6,351,000.00         No         6,351,000.00             Fee Simple
 184        5,441,058.99        No            6,345,688.95         No         6,345,688.95             Fee Simple
 185        5,433,274.12        No            6,200,000.00         No         6,200,000.00             Fee Simple
 186        5,463,415.81        No            6,200,000.00     Yes (R34)      8,500,000.00             Fee Simple
 187        5,241,530.69        No            6,197,000.00     Yes (R26)     14,350,000.00             Fee Simple
 188        6,150,000.00        No            6,150,000.00         No         6,150,000.00             Fee Simple
 189        5,183,447.39        No            6,088,972.34         No         6,088,972.34             Fee Simple
 190        5,293,404.10        No            6,000,000.00         No         6,000,000.00             Fee Simple
 191        5,319,915.71        No            6,000,000.00         No         6,000,000.00             Fee Simple
 192        5,577,306.62        No            6,000,000.00         No         6,000,000.00             Fee Simple
 193        5,630,294.69        No            6,000,000.00     Yes (R24)     15,600,000.00             Fee Simple
 194        6,000,000.00        No            6,000,000.00     Yes (R11)     39,700,000.00             Fee Simple
 195        4,626,968.56        No            5,991,167.31     Yes (R27)     13,979,408.43             Fee Simple
 196        5,079,548.77        No            5,988,856.40         No         5,988,856.40             Fee Simple
 197        5,075,009.84        No            5,988,781.85     Yes (R32)      9,067,256.23             Fee Simple
 198        5,039,876.71        No            5,988,199.33         No         5,988,199.33             Fee Simple
 199        5,056,213.64        No            5,900,000.00         No         5,900,000.00             Fee Simple
 200        5,054,714.87        No            5,800,000.00         No         5,800,000.00             Fee Simple
 201        5,760,000.00        No            5,760,000.00         No         5,760,000.00             Fee Simple
 202        5,750,000.00        No            5,750,000.00      Yes (R5)     89,750,000.00             Fee Simple
 203        5,650,000.00        No            5,650,000.00         No         5,650,000.00             Fee Simple
 204        4,712,398.88        No            5,600,000.00         No         5,600,000.00             Fee Simple
 205        4,851,440.30        No            5,500,000.00         No         5,500,000.00             Fee Simple
 206        4,727,503.95        No            5,350,000.00         No         5,350,000.00             Fee Simple
 207        5,350,000.00        No            5,350,000.00     Yes (R11)     39,700,000.00             Fee Simple
 208        4,896,179.93        No            5,350,000.00         No         5,350,000.00             Fee Simple
 209        4,775,783.24        No            5,300,000.00         No         5,300,000.00             Fee Simple
 210        3,445,681.45        No            5,293,914.87     Yes (R33)      8,957,937.21             Fee Simple
 211        4,460,036.77        No            5,289,711.97         No         5,289,711.97             Fee Simple
 212        4,725,816.91        No            5,260,000.00         No         5,260,000.00             Fee Simple
 213        4,437,981.21        No            5,240,140.48         No         5,240,140.48             Fee Simple
 214        4,793,841.59        No            5,144,000.00         No         5,144,000.00             Fee Simple
 215        3,970,293.89        No            5,121,080.56         No         5,121,080.56              Leasehold
 216        4,323,565.76        No            5,094,903.47         No         5,094,903.47             Fee Simple
 217        4,501,883.42        No            5,000,000.00     Yes (R25)     15,000,000.00             Fee Simple
 218        5,000,000.00        No            5,000,000.00     Yes (R20)     19,000,000.00             Fee Simple
 219        3,872,048.36        No            4,986,347.67         No         4,986,347.67             Fee Simple
 220        4,433,933.80        No            4,900,000.00     Yes (R15)     28,800,000.00             Fee Simple
 221        4,467,111.60        No            4,900,000.00         No         4,900,000.00             Fee Simple
 222        4,516,587.81        No            4,850,000.00         No         4,850,000.00             Fee Simple
 223        4,323,788.62        No            4,800,000.00         No         4,800,000.00             Fee Simple
 224        4,252,956.74        No            4,700,000.00     Yes (R15)     28,800,000.00             Fee Simple
 225        3,847,215.47        No            4,600,000.00         No         4,600,000.00              Leasehold
 226        3,879,185.63        No            4,591,207.09         No         4,591,207.09             Fee Simple
 227        3,998,454.12        No            4,550,000.00         No         4,550,000.00             Fee Simple
 228        4,050,939.01        No            4,500,000.00         No         4,500,000.00             Fee Simple
 230        3,688,478.97        No            4,400,000.00         No         4,400,000.00             Fee Simple
 231        3,770,307.17        No            4,400,000.00         No         4,400,000.00             Fee Simple
 232        3,952,383.34        No            4,400,000.00         No         4,400,000.00             Fee Simple
 233        3,731,237.85        No            4,395,611.39         No         4,395,611.39             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
 234        3,652,208.02        No            4,292,207.64         No         4,292,207.64             Fee Simple
234.1                                                                                                  Fee Simple
234.2                                                                                                  Fee Simple
234.3                                                                                                  Fee Simple
----------------------------------------------------------------------------------------------------------------------------
 235        3,624,554.33        No            4,291,753.34         No         4,291,753.34             Fee Simple
 236        4,200,000.00        No            4,200,000.00         No         4,200,000.00             Fee Simple
 237        3,684,169.98        No            4,100,000.00         No         4,100,000.00             Fee Simple
 238        3,405,144.85        No            4,020,923.62     Yes (R36)      6,318,594.26             Fee Simple
 239        4,000,000.00        No            4,000,000.00         No         4,000,000.00             Fee Simple
 240        3,106,012.16        No            3,989,228.66         No         3,989,228.66             Fee Simple
 241        3,500,373.50        No            3,900,000.00     Yes (R23)     17,470,000.00             Fee Simple
 242        3,278,484.17        No            3,896,000.00         No         3,896,000.00             Fee Simple
 243        3,292,835.67        No            3,892,610.65         No         3,892,610.65              Leasehold
 244        3,324,312.42        No            3,865,713.67         No         3,865,713.67             Fee Simple
----------------------------------------------------------------------------------------------------------------------------

 245        1,958,067.41       Yes            3,709,072.90     Yes (R42)      3,709,072.90             Fee Simple
 246        1,181,591.62       Yes            3,709,072.90     Yes (R42)      3,709,072.90             Fee Simple
----------------------------------------------------------------------------------------------------------------------------
 247        3,258,377.89        No            3,700,000.00         No         3,700,000.00             Fee Simple
 248        3,261,942.96        No            3,700,000.00     Yes (R35)     11,684,000.00             Fee Simple
 249        3,276,221.59        No            3,700,000.00         No         3,700,000.00             Fee Simple
 250        2,384,824.27        No            3,664,022.34     Yes (R33)      8,957,937.21              Leasehold
 251        3,077,181.65        No            3,635,946.48         No         3,635,946.48             Fee Simple
 252        3,237,632.38        No            3,600,000.00     Yes (R23)     17,470,000.00             Fee Simple
 253        3,025,476.90        No            3,596,198.39         No         3,596,198.39             Fee Simple
 254        3,277,989.67        No            3,520,000.00         No         3,520,000.00             Fee Simple
 255        2,991,472.78        No            3,513,649.73         No         3,513,649.73             Fee Simple
 256        2,952,444.08        No            3,493,324.47         No         3,493,324.47             Fee Simple
 257        2,928,190.82        No            3,492,919.13         No         3,492,919.13             Fee Simple
 258        3,173,769.31        No            3,400,000.00         No         3,400,000.00             Fee Simple
 259        2,949,686.61        No            3,400,000.00     Yes (R38)      4,482,008.73             Fee Simple
 260        2,873,823.44        No            3,396,536.85         No         3,396,536.85             Fee Simple
 261        2,590,531.16        No            3,350,617.61         No         3,350,617.61             Fee Simple
 262        3,074,422.46        No            3,300,000.00         No         3,300,000.00             Fee Simple
 263        3,144,027.57        No            3,300,000.00         No         3,300,000.00             Fee Simple
 264        2,751,132.81        No            3,246,721.05         No         3,246,721.05             Fee Simple
 265        2,707,833.75        No            3,184,193.18     Yes (R39)      4,282,208.71             Fee Simple
 266        2,945,504.43        No            3,160,000.00         No         3,160,000.00             Fee Simple
 267        2,741,231.94        No            3,100,000.00         No         3,100,000.00             Fee Simple
 268        2,385,252.76        No            3,078,474.38     Yes (R32)      9,067,256.23             Fee Simple
 269        2,797,329.49        No            3,000,000.00         No         3,000,000.00             Fee Simple
 270        2,611,200.16        No            2,800,000.00         No         2,800,000.00             Fee Simple
 271        2,391,377.73        No            2,795,139.20     Yes (R40)      4,217,687.88             Fee Simple
 272        2,343,380.58        No            2,697,702.53     Yes (R37)      4,566,079.85             Fee Simple
 273        2,262,074.15        No            2,597,826.40         No         2,597,826.40             Fee Simple
 274        2,257,596.25        No            2,550,000.00         No         2,550,000.00             Fee Simple
 275        2,266,342.05        No            2,520,000.00     Yes (R23)     17,470,000.00             Fee Simple
 276        2,500,000.00        No            2,500,000.00         No         2,500,000.00             Fee Simple
 277        2,260,678.82        No            2,500,000.00         No         2,500,000.00             Fee Simple
 278        2,129,599.43        No            2,495,570.47         No         2,495,570.47             Fee Simple
 279        2,317,163.24        No            2,475,000.00     Yes (R30)      9,125,000.00             Fee Simple
 280        2,096,373.80        No            2,450,000.00         No         2,450,000.00             Fee Simple
 281        2,435,000.00        No            2,435,000.00         No         2,435,000.00             Fee Simple
 282        2,242,281.86        No            2,400,000.00         No         2,400,000.00             Fee Simple
 283        2,068,075.33        No            2,344,000.00     Yes (R35)     11,684,000.00             Fee Simple
 284        2,057,318.46        No            2,340,000.00     Yes (R35)     11,684,000.00             Fee Simple
 285        1,702,121.34        No            2,300,000.00         No         2,300,000.00             Fee Simple
 286        2,033,783.96        No            2,300,000.00     Yes (R34)      8,500,000.00             Fee Simple
 287        1,945,797.53        No            2,297,670.64     Yes (R36)      6,318,594.26             Fee Simple
 288        2,157,200.14        No            2,295,961.58         No         2,295,961.58             Fee Simple
 289        1,766,593.69        No            2,293,455.36         No         2,293,455.36             Fee Simple
 290        1,891,944.74        No            2,255,447.52         No         2,255,447.52             Fee Simple
 291        2,098,504.55        No            2,250,000.00         No         2,250,000.00   Fee in Part, Leasehold in Part
 292        1,817,813.53        No            2,147,814.24     Yes (R41)      3,866,065.63             Fee Simple
 293        1,791,475.04        No            2,120,929.11     Yes (R31)      9,105,214.40             Fee Simple
 294        1,792,262.83        No            2,113,873.28         No         2,113,873.28             Fee Simple
 295           35,058.10        No            1,980,939.53         No         1,980,939.53             Fee Simple
 296        1,674,352.47        No            1,961,526.26         No         1,961,526.26             Fee Simple
 297        1,609,310.61        No            1,898,090.38         No         1,898,090.38             Fee Simple
 298        1,618,593.35        No            1,868,377.32     Yes (R37)      4,566,079.85             Fee Simple
 299        1,626,399.19        No            1,850,000.00     Yes (R35)     11,684,000.00             Fee Simple
 300        1,697,213.28        No            1,820,000.00         No         1,820,000.00             Fee Simple
 301        1,532,418.07        No            1,796,796.29         No         1,796,796.29             Fee Simple
 302        1,392,381.49        No            1,792,419.69         No         1,792,419.69             Fee Simple
 303        1,469,665.55        No            1,718,367.99         No         1,718,367.99             Fee Simple
 304        1,454,251.48        No            1,718,251.39     Yes (R41)      3,866,065.63             Fee Simple
 305        1,395,482.68        No            1,648,325.75         No         1,648,325.75             Fee Simple
 306        1,417,659.91        No            1,520,000.00     Yes (R29)     10,720,000.00             Fee Simple
 307        1,273,887.62        No            1,498,518.13         No         1,498,518.13             Fee Simple
 308        1,264,951.13        No            1,497,132.74         No         1,497,132.74             Fee Simple
 309        1,279,312.60        No            1,450,000.00     Yes (R35)     11,684,000.00             Fee Simple
 310        1,226,460.59        No            1,447,288.95         No         1,447,288.95             Fee Simple
 311        1,224,994.69        No            1,447,264.81         No         1,447,264.81             Fee Simple
 312        1,198,677.65        No            1,423,503.72         No         1,423,503.72             Fee Simple
 313        1,218,443.13        No            1,422,548.68     Yes (R40)      4,217,687.88             Fee Simple
 314        1,321,391.68        No            1,415,000.00         No         1,415,000.00             Fee Simple
 315        1,263,843.41        No            1,400,000.00         No         1,400,000.00             Fee Simple
 316        1,064,948.82        No            1,245,818.65         No         1,245,818.65             Fee Simple
 317        1,013,464.01        No            1,200,000.00         No         1,200,000.00             Fee Simple
 318          934,834.73        No            1,098,015.53     Yes (R39)      4,282,208.71             Fee Simple
 319          923,894.61        No            1,082,008.73     Yes (R38)      4,482,008.73             Fee Simple

                                                               MATURITY DATE /
 LOAN      APPRAISED     APPRAISAL   CUT-OFF DATE LTV RATIO     ARD LTV RATIO            ORIGINAL                 MORTGAGE
NUMBER       VALUE         DATE         (NOTE 2) (NOTE 4)     (NOTE 2) (NOTE 4)           BALANCE                   RATE
------------------------------------------------------------------------------------------------------------------------------

  1      1,395,900,000    Various            63.40%                63.40%                  442,500,000.00        5.60000%
 1.1        60,800,000   03/11/07
 1.2        57,100,000   06/01/07
 1.3        52,900,000   06/01/07
 1.4        52,500,000   03/27/07
 1.5        53,100,000   06/01/07
 1.6        50,900,000   06/01/07
 1.7        48,000,000   06/01/07
 1.8        46,000,000   06/01/07
 1.9        41,000,000   06/01/07
 1.10       43,600,000   06/01/07
 1.11       39,500,000   06/01/07
 1.12       38,900,000   06/01/07
 1.13       39,000,000   06/01/07
 1.14       37,900,000   06/01/07
 1.15       39,200,000   06/01/07
 1.16       29,800,000   06/01/07
 1.17       30,000,000   06/01/07
 1.18       32,100,000   06/01/07
 1.19       29,300,000   06/01/07
 1.20       27,900,000   06/01/07
 1.21       31,300,000   06/01/07
 1.22       26,900,000   06/01/07
 1.23       21,600,000   06/01/07
 1.24       19,200,000   06/01/07
 1.25       21,300,000   06/01/07
 1.26       21,000,000   06/01/07
 1.27       19,900,000   03/28/07
 1.28       19,000,000   06/01/07
 1.29       20,500,000   06/01/07
 1.30       19,100,000   03/27/07
 1.31       20,800,000   06/01/07
 1.32       18,600,000   04/05/07
 1.33       19,000,000   06/01/07
 1.34       18,050,000   03/27/07
 1.35       15,800,000   06/01/07
 1.36       17,300,000   06/01/07
 1.37       17,500,000   06/01/07
 1.38       16,700,000   06/01/07
 1.39       15,700,000   06/01/07
 1.40       15,600,000   04/01/07
 1.41       15,700,000   06/01/07
 1.42       14,100,000   03/19/07
 1.43       14,050,000   04/05/07
 1.44       13,100,000   03/19/07
 1.45       13,300,000   06/01/07
 1.46       12,100,000   06/01/07
 1.47       13,700,000   06/01/07
 1.48       12,000,000   06/01/07
 1.49       11,500,000   06/01/07
 1.50       11,800,000   06/01/07
 1.51       10,200,000   03/26/07
 1.52       10,000,000   04/05/07
------------------------------------------------------------------------------------------------------------------------------
  2        417,100,000    Various            77.92%                77.92%                  145,000,000.00        5.46400%
 2.1        55,600,000   10/18/06
 2.2        54,200,000   10/01/06
 2.3        38,600,000   10/01/06
 2.4        34,200,000   10/16/06
 2.5        34,100,000   10/18/06
 2.6        33,100,000   10/01/06
 2.7        32,100,000   10/19/06
 2.8        28,900,000   10/18/06
 2.9        24,700,000   05/01/06
 2.10       22,500,000   05/01/06
 2.11       18,900,000   10/16/06
 2.12       17,500,000   05/01/06
 2.13       11,100,000   10/01/06
 2.14        8,000,000   10/20/06
 2.15        3,600,000   10/18/06
------------------------------------------------------------------------------------------------------------------------------
  3        192,000,000   04/17/07            67.71%                63.34%                  130,000,000.00        6.00000%
------------------------------------------------------------------------------------------------------------------------------
  4        157,016,726   09/01/10            78.43%                78.43%                  123,150,000.00        5.91000%
 4.1         6,805,547   09/01/10
 4.2         6,348,299   09/01/10
 4.3         6,178,161   09/01/10
 4.4         6,039,923   09/01/10
 4.5         5,720,913   09/01/10
 4.6         5,657,111   09/01/10
 4.7         5,561,408   09/01/10
 4.8         5,497,606   09/01/10
 4.9         4,668,180   09/01/10
 4.10        4,604,378   09/01/10
 4.11        4,285,368   09/01/10
 4.12        4,444,873   09/01/10
 4.13        4,147,130   09/01/10
 4.14        4,062,061   09/01/10
 4.15        4,253,467   09/01/10
 4.16        3,955,724   09/01/10
 4.17        3,860,021   09/01/10
 4.18        3,806,853   09/01/10
 4.19        3,785,585   09/01/10
 4.20        3,934,457   09/01/10
 4.21        3,615,447   09/01/10
 4.22        3,466,575   09/01/10
 4.23        3,222,001   09/01/10
 4.24        3,211,367   09/01/10
 4.25        3,073,130   09/01/10
 4.26        2,988,060   09/01/10
 4.27        2,945,526   09/01/10
 4.28        2,445,743   09/01/10
 4.29        2,700,951   09/01/10
 4.30        2,456,377   09/01/10
 4.31        2,605,248   09/01/10
 4.32        2,562,714   09/01/10
 4.33        2,552,080   09/01/10
 4.34        2,520,179   09/01/10
 4.35        2,413,842   09/01/10
 4.36        2,403,209   09/01/10
 4.37        3,275,169   09/01/10
 4.38        2,148,001   09/01/10
 4.39        1,786,456   09/01/10
 4.40        1,775,822   09/01/10
 4.41        1,754,555   09/01/10
 4.42        2,403,209   09/01/10
 4.43        1,074,000   09/01/10
------------------------------------------------------------------------------------------------------------------------------
  5        155,000,000   12/15/06            77.61%                77.61%                  120,300,000.00        5.57000%
------------------------------------------------------------------------------------------------------------------------------
  6      2,329,500,000   08/01/06            51.51%                51.51%                  100,000,000.00        5.60275%
 6.1     2,200,000,000   08/01/06
 6.2        72,000,000   08/01/06
 6.3        48,000,000   08/01/06
 6.4         9,500,000   08/01/06
------------------------------------------------------------------------------------------------------------------------------
  7        118,000,000   08/04/06            74.58%                69.72%                   88,000,000.00        5.95700%
  8        115,000,000   03/27/07            73.91%                70.91%                   85,000,000.00        5.43500%
  9         93,700,000   12/27/06            80.04%                74.26%                   75,000,000.00        5.40000%
  10        93,000,000   09/13/06            76.34%                76.34%                   71,000,000.00        5.60000%
------------------------------------------------------------------------------------------------------------------------------
  11       100,150,000   03/06/07            69.90%                69.90%                   70,000,000.00        5.52800%
 11.1        9,300,000   03/06/07
 11.2        6,600,000   03/06/07
 11.3        9,200,000   03/06/07
 11.4        6,100,000   03/06/07
 11.5        6,300,000   03/06/07
 11.6        5,600,000   03/06/07
 11.7        5,000,000   03/06/07
 11.8        4,100,000   03/06/07
 11.9        5,200,000   03/06/07
11.10        6,250,000   03/06/07
11.11        4,200,000   03/06/07
11.12        4,100,000   03/06/07
11.13        4,300,000   03/06/07
11.14        4,900,000   03/06/07
11.15        3,500,000   03/06/07
11.16        3,300,000   03/06/07
11.17        3,800,000   03/06/07
11.18        3,800,000   03/06/07
11.19        2,300,000   03/06/07
11.20        2,300,000   03/06/07
------------------------------------------------------------------------------------------------------------------------------
  12       332,650,000   03/28/07            79.66%                79.66%                   66,250,000.00        5.68000%
  13        80,000,000   12/20/06            80.00%                80.00%                   64,000,000.00        5.58000%
  14        79,000,000   01/18/07            79.75%                79.75%                   63,000,000.00        5.43000%
  15        74,500,000   03/28/07            80.00%                80.00%                   59,600,000.00        5.90000%
  16        77,000,000   05/04/07            75.00%                75.00%                   57,750,000.00        6.15000%
  17        69,500,000   04/19/07            80.58%                80.58%                   56,000,000.00        5.76000%
------------------------------------------------------------------------------------------------------------------------------
  18       116,900,000    Various            41.92%                41.92%                   49,000,000.00        5.72000%
 18.1       45,600,000   05/09/07
 18.2       30,000,000   05/04/07
 18.3       23,900,000   05/09/07
 18.4       17,400,000   05/09/07
------------------------------------------------------------------------------------------------------------------------------
  19        59,000,000   04/18/07            80.51%                80.51%                   47,500,000.00        5.76000%
  20        58,900,000   03/01/07            78.10%                78.10%                   46,000,000.00        5.58500%
  21        65,100,000   11/16/06            67.40%                57.64%                   44,000,000.00        6.18000%
  22        50,000,000   01/27/07            80.00%                75.03%                   40,000,000.00        6.20000%
  23        47,000,000   02/16/07            80.00%                80.00%                   37,600,000.00        5.57000%
  24        46,800,000   04/09/07            79.91%                79.91%                   37,400,000.00        5.82000%
------------------------------------------------------------------------------------------------------------------------------
  25        46,530,000   12/04/06            79.99%                74.23%                   37,220,000.00        5.42000%
 25.1       21,500,000   12/04/06
 25.2       16,800,000   12/04/06
 25.3        8,230,000   12/04/06
------------------------------------------------------------------------------------------------------------------------------
  26        46,300,000    Various            79.91%                74.62%                   37,000,000.00        5.87000%
 26.1       13,050,000   03/14/07
 26.2        9,000,000   03/13/07
 26.3        6,600,000   03/22/07
 26.4        4,800,000   03/13/07
 26.5        4,750,000   03/14/07
 26.6        4,100,000   03/13/07
 26.7        4,000,000   03/15/07
------------------------------------------------------------------------------------------------------------------------------
  27        42,100,000   02/07/07            77.21%                77.21%                   36,504,000.00        6.15400%
------------------------------------------------------------------------------------------------------------------------------
  28        79,500,000    Various            44.03%                44.03%                   35,000,000.00        5.72000%
 28.1       27,600,000   05/15/07
 28.2       22,000,000   05/15/07
 28.3       19,900,000   05/15/07
 28.4       10,000,000   05/12/07
------------------------------------------------------------------------------------------------------------------------------
  29        55,100,000   03/01/07            61.71%                61.71%                   34,000,000.00        5.60500%
------------------------------------------------------------------------------------------------------------------------------
  30        58,000,000    Various            55.95%                55.95%                   32,450,000.00        5.52000%
 30.1       12,100,000   02/20/07
 30.2        4,850,000   02/14/07
 30.3        4,550,000   02/14/07
 30.4        3,650,000   02/14/07
 30.5        3,600,000   02/19/07
 30.6        3,100,000   02/14/07
 30.7        2,900,000   02/19/07
 30.8        2,900,000   02/19/07
 30.9        2,750,000   02/14/07
30.10        2,500,000   02/19/07
30.11        2,500,000   02/20/07
30.12        2,300,000   02/14/07
30.13        2,150,000   02/14/07
30.14        1,800,000   02/14/07
30.15        1,800,000   02/19/07
30.16        1,450,000   02/14/07
30.17        1,250,000   02/14/07
30.18          800,000   02/14/07
30.19          700,000   02/19/07
30.20          350,000   02/19/07
------------------------------------------------------------------------------------------------------------------------------
  31        39,500,000   03/07/07            80.00%                80.00%                   31,600,000.00        5.56000%
  32        39,500,000   02/05/07            76.84%                71.40%                   30,350,000.00        5.52000%
  33        37,620,000   03/05/07            77.09%                71.62%                   29,000,000.00        5.50000%
  34        35,700,000   04/01/07            80.00%                74.76%                   28,560,000.00        5.92000%
  35        38,280,000   12/01/06            74.45%                69.49%                   28,500,000.00        5.81500%
  36        40,450,000   04/18/07            67.30%                56.87%                   27,250,000.00        5.84000%
  37        39,950,000   09/15/06            67.45%                63.11%                   26,945,000.00        6.01500%
  38        33,500,000   01/23/07            79.93%                79.93%                   26,775,000.00        5.80000%
  39        30,925,000   03/20/07            79.87%                74.96%                   24,700,000.00        5.65000%
  40        29,600,000   03/20/07            78.83%                66.41%                   23,380,000.00        5.70000%
------------------------------------------------------------------------------------------------------------------------------
  41        31,800,000    Various            72.48%                68.65%                   23,050,000.00        5.71786%
 41.1       13,700,000   11/16/06
 41.2       11,000,000   08/30/06
 41.3        7,100,000   08/30/06
------------------------------------------------------------------------------------------------------------------------------
  42        30,500,000   10/01/09            74.43%                74.43%                   22,700,000.00        5.62000%
  43        37,200,000   07/12/06            60.22%                53.89%                   22,400,000.00        5.52000%
------------------------------------------------------------------------------------------------------------------------------
  44        26,200,000    Various            80.15%                74.58%                   21,000,000.00        5.61000%
 44.1       10,500,000   03/05/07
 44.2        9,600,000   03/18/07
 44.3        6,100,000   03/18/07
------------------------------------------------------------------------------------------------------------------------------
  45        27,500,000   03/20/07            75.61%                70.81%                   20,794,000.00        6.08200%
  46        26,500,000   01/26/07            78.19%                78.19%                   20,720,000.00        5.88000%
  47        27,300,000   03/20/07            74.47%                69.74%                   20,331,000.00        6.08200%
  48        25,350,000   02/24/07            79.68%                79.68%                   20,200,000.00        5.70000%
  49        39,700,000   10/12/06            50.38%                50.38%                   20,000,000.00        5.68000%
  50        26,200,000   03/12/07            76.34%                69.60%                   20,000,000.00        6.46000%
  51        26,000,000   01/25/07            76.92%                69.18%                   20,000,000.00        5.75000%
  52        35,300,000   01/01/07            55.95%                48.74%                   19,750,000.00        5.73000%
  53        24,000,000   12/19/06            80.00%                72.31%                   19,200,000.00        5.98000%
  54        23,800,000   03/07/07            78.15%                78.15%                   18,600,000.00        5.46000%
------------------------------------------------------------------------------------------------------------------------------
  55        23,200,000    Various            76.01%                67.57%                   17,635,000.00        6.13600%
 55.1       12,600,000   01/23/07
 55.2       10,600,000   01/24/07
------------------------------------------------------------------------------------------------------------------------------
  56        29,500,000   03/01/07            58.98%                55.03%                   17,400,000.00        5.81000%
------------------------------------------------------------------------------------------------------------------------------
  57        23,975,000   12/14/06            72.16%                67.60%                   17,300,000.00        6.10000%
 57.1       12,525,000   12/14/06
 57.2       11,450,000   12/14/06
------------------------------------------------------------------------------------------------------------------------------
  58        22,000,000   01/19/07            78.48%                73.06%                   17,265,000.00        5.64400%
  59        24,600,000   01/14/07            70.12%                63.35%                   17,250,000.00        5.98000%
  60        21,500,000   03/09/07            79.07%                79.07%                   17,000,000.00        5.77000%
  61        21,400,000   02/14/07            79.44%                71.54%                   17,000,000.00        5.82000%
  62        23,300,000   04/04/07            72.75%                72.75%                   16,950,000.00        5.40000%
  63        21,675,000   02/24/07            77.51%                73.30%                   16,800,000.00        5.58000%
  64        20,800,000   02/12/07            79.33%                73.76%                   16,500,000.00        5.56000%
  65        21,400,000   12/22/06            74.77%                69.61%                   16,000,000.00        5.65250%
  66        20,100,000   03/27/07            79.60%                71.30%                   16,000,000.00        5.55000%
  67        22,250,000   01/04/07            71.77%                60.48%                   16,000,000.00        5.71000%
  68        19,600,000   03/22/07            79.85%                79.85%                   15,650,000.00        5.61000%
  69        19,250,000   12/28/06            80.00%                80.00%                   15,400,000.00        5.65400%
  70        19,000,000   02/28/07            80.00%                80.00%                   15,200,000.00        5.68000%
  71        29,000,000   03/23/07            52.07%                48.34%                   15,100,000.00        5.45000%
  72        21,900,000   01/16/07            68.70%                58.62%                   15,060,000.00        6.17000%
  73        22,130,000   04/10/07            67.78%                63.19%                   15,000,000.00        5.75000%
  74        19,300,000   12/19/06            74.72%                69.62%                   14,420,000.00        5.70500%
  75        22,100,000   03/12/07            64.71%                60.14%                   14,300,000.00        5.53000%
  76        17,800,000   01/25/07            79.78%                79.78%                   14,200,000.00        5.94000%
  77        17,750,000   03/27/07            79.55%                79.55%                   14,120,000.00        5.41000%
  78        18,900,000   04/25/07            74.60%                69.80%                   14,100,000.00        6.01000%
  79        39,800,000   01/01/07            35.18%                35.18%                   14,000,000.00        5.55000%
  80        21,000,000   02/23/07            65.00%                65.00%                   13,650,000.00        5.80000%
  81        16,900,000   04/04/07            79.88%                79.88%                   13,500,000.00        5.98000%
  82        17,300,000   01/23/07            78.03%                72.77%                   13,500,000.00        5.77000%
  83        17,270,000   01/09/07            77.59%                72.37%                   13,400,000.00        5.78000%
  84        18,250,000   03/28/07            72.88%                72.88%                   13,300,000.00        5.53000%
  85        16,700,000   02/15/07            79.11%                66.88%                   13,250,000.00        5.79000%
  86        17,000,000   02/20/07            77.51%                72.39%                   13,176,000.00        5.88000%
  87        18,200,000   06/15/07            69.78%                69.78%                   12,700,000.00        5.55500%
------------------------------------------------------------------------------------------------------------------------------
  88        16,070,200   03/20/07            79.03%                79.03%                   12,700,000.00        5.99000%
 88.1        3,400,000   03/20/07
 88.2        3,400,000   03/20/07
 88.3        2,260,000   03/20/07
 88.4        2,080,200   03/20/07
 88.5        1,860,000   03/20/07
 88.6        1,770,000   03/20/07
 88.7        1,300,000   03/20/07
------------------------------------------------------------------------------------------------------------------------------
  89        17,300,000   03/15/07            73.41%                68.81%                   12,700,000.00        6.15000%
  90        16,100,000   03/22/07            78.88%                78.88%                   12,700,000.00        5.61000%
  91        17,040,000   02/20/07            73.36%                61.90%                   12,500,000.00        5.82000%
  92        18,200,000   03/13/07            67.03%                64.55%         12,200,000.00 (Note 12)   5.8915% (Note 12)
  93        15,100,000   12/27/06            80.00%                80.00%                   12,080,000.00        5.79000%
------------------------------------------------------------------------------------------------------------------------------
  94        21,700,000   04/11/07            55.30%                49.60%                   12,000,000.00        5.62000%
 94.1       13,800,000   04/11/07
 94.2        7,900,000   04/11/07
------------------------------------------------------------------------------------------------------------------------------
  95        18,500,000   12/14/06            64.86%                59.56%                   12,000,000.00        5.88200%
  96        15,600,000   03/27/07            76.84%                64.98%                   12,000,000.00        5.86000%
  97        16,400,000   04/06/07            70.73%                65.91%                   11,600,000.00        5.71000%
  98        14,200,000   03/01/06            79.36%                58.31%                   11,300,000.00        6.07750%
  99        15,400,000   03/09/07            73.05%                64.46%                   11,250,000.00        5.81000%
 100        14,400,000   03/01/07            76.39%                68.63%                   11,000,000.00        5.70000%
 101        13,800,000   03/05/07            79.71%                74.33%                   11,000,000.00        5.76000%
 102        14,750,000   04/09/07            74.50%                62.58%                   11,000,000.00        5.64000%
 103        15,000,000   12/23/06            73.20%                62.01%                   11,000,000.00        5.89000%
 104        13,600,000   01/02/07            79.41%                79.41%                   10,800,000.00        5.89000%
 105        13,680,000   03/28/07            78.95%                73.33%                   10,800,000.00        5.48000%
 106        14,750,000   03/08/07            72.74%                61.44%                   10,750,000.00        5.79000%
 107        15,100,000   01/22/07            70.86%                63.45%                   10,700,000.00        5.54000%
 108        14,000,000   08/02/06            76.43%                71.14%                   10,700,000.00        5.63000%
 109        13,200,000   12/21/06            79.85%                79.85%                   10,540,000.00        5.82000%
 110        13,300,000   04/09/07            78.95%                66.62%                   10,500,000.00        5.82000%
 111        12,700,000   02/20/07            79.92%                74.31%                   10,150,000.00        5.56000%
 112        13,300,000   02/27/07            75.19%                67.92%                   10,000,000.00        5.97500%
 113        23,000,000   03/12/07            43.48%                43.48%                   10,000,000.00        5.46000%
 114        31,350,000   03/28/07            31.90%                31.90%                   10,000,000.00        5.55000%
 115        16,000,000   03/26/07            62.50%                58.16%                   10,000,000.00        5.62000%
 116        16,500,000   04/04/07            60.61%                60.61%                   10,000,000.00        5.67000%
 117        18,400,000   02/15/07            54.18%                45.61%                   10,000,000.00        5.64000%
 118        13,300,000   06/01/07            73.95%                66.88%                    9,836,000.00        6.03000%
 119        12,300,000   03/15/07            79.67%                70.01%                    9,800,000.00        5.63000%
------------------------------------------------------------------------------------------------------------------------------
 120        12,400,000   02/19/07            78.63%                78.63%                    9,750,000.00        5.64000%
120.1        6,700,000   02/19/07
120.2        5,700,000   02/19/07
------------------------------------------------------------------------------------------------------------------------------
 121        12,400,000   02/20/07            77.62%                72.17%                    9,625,000.00        5.56000%
 122        13,400,000   02/01/07            71.64%                63.13%                    9,600,000.00        5.75000%
 123        13,200,000   11/01/06            71.97%                67.21%                    9,500,000.00        5.87000%
 124        12,200,000   06/01/07            77.87%                72.83%                    9,500,000.00        5.98670%
 125        12,000,000   04/17/07            78.25%                72.97%                    9,390,000.00        5.76700%
 126        12,000,000   02/26/07            78.18%                66.13%                    9,400,000.00        5.83700%
 127        13,070,000   10/07/06            70.39%                64.54%                    9,200,000.00        5.78000%
 128        11,600,000   02/16/07            79.31%                79.31%                    9,200,000.00        5.64000%
 129        15,100,000   03/01/07            59.60%                53.29%                    9,000,000.00        5.46000%
 130        12,300,000   01/08/07            73.17%                65.45%                    9,000,000.00        5.48500%
 131        11,290,000   10/13/06            79.72%                74.38%                    9,000,000.00        5.80500%
 132        11,300,000   05/01/07            79.65%                73.98%                    9,000,000.00        5.49000%
 133        11,350,000   05/01/08            79.30%                71.16%                    9,000,000.00        5.64000%
 134        12,500,000   03/29/07            70.00%                70.00%                    8,750,000.00        5.80000%
 135        11,100,000   04/01/07            78.38%                78.38%                    8,700,000.00        5.77000%
 136        10,830,000   02/26/07            79.41%                74.08%                    8,600,000.00        5.80000%
 137        18,300,000   12/05/06            46.74%                39.37%                    8,600,000.00        5.59600%
 138        11,300,000   02/01/07            75.22%                66.07%                    8,500,000.00        5.61000%
 139        11,000,000   03/07/07            77.27%                72.03%                    8,500,000.00        5.74000%
 140        12,300,000   12/13/06            69.11%                64.36%                    8,500,000.00        5.68000%
 141        14,500,000   03/05/07            57.86%                57.86%                    8,389,593.00        5.02000%
 142        12,900,000   03/01/07            64.88%                60.32%                    8,370,000.00        5.54500%
 143        11,900,000   03/15/07            69.68%                58.76%                    8,300,000.00        5.77000%
------------------------------------------------------------------------------------------------------------------------------
 144        11,050,000   03/01/07            74.66%                74.66%                    8,250,000.00        5.52800%
144.1        5,950,000   03/01/07
144.2        5,100,000   03/01/07
------------------------------------------------------------------------------------------------------------------------------
 145        12,700,000   02/02/07            64.57%                60.10%                    8,200,000.00        5.63600%
 146        10,700,000   02/18/07            76.20%                71.18%                    8,153,000.00        5.90000%
------------------------------------------------------------------------------------------------------------------------------
 147        13,526,000    Various            59.88%                55.74%                    8,100,000.00        5.64000%
147.1        4,450,000   02/09/07
147.2        3,700,000   02/01/07
147.3        2,770,000   02/07/07
147.4        1,450,000   02/07/07
147.5        1,156,000   02/07/07
------------------------------------------------------------------------------------------------------------------------------
 148        12,000,000   03/01/07            67.50%                63.99%                    8,100,000.00        5.80000%
 149        11,300,000   02/12/07            71.60%                71.60%                    8,091,000.00        5.98000%
 150        11,650,000   08/01/06            69.27%                64.10%                    8,070,000.00        5.22500%
 151        10,150,000   02/08/08            79.43%                61.64%                    8,096,000.00        5.93000%
 152        10,025,000   01/31/07            79.80%                73.11%                    8,000,000.00        5.73000%
 153        11,726,000   04/12/07            68.22%                60.09%                    8,000,000.00        5.72600%
 154        10,675,000   02/19/07            74.83%                57.81%                    8,000,000.00        5.88000%
 155        15,720,000   04/10/07            50.81%                38.73%                    8,000,000.00        5.49000%
 156        10,000,000   03/21/07            79.20%                71.22%                    7,920,000.00        5.75000%
 157        10,610,000   06/01/07            74.46%                69.33%                    7,900,000.00        5.66000%
 158        10,600,000   01/29/07            73.92%                65.71%                    7,835,000.00        6.13600%
 159        10,000,000   04/05/07            78.32%                66.13%                    7,840,000.00        5.81000%
 160         9,800,000   03/26/07            79.85%                70.11%                    7,825,000.00        5.60000%
 161        11,500,000   03/25/07            67.69%                56.94%                    7,800,000.00        5.65400%
 162        10,000,000   04/02/07            76.63%                76.63%                    7,663,000.00        5.72500%
 163         9,900,000   02/26/07            76.77%                68.84%                    7,600,000.00        5.61000%
 164         9,450,000   03/27/07            80.00%                74.48%                    7,560,000.00        5.65000%
 165        10,900,000   03/09/07            68.81%                64.01%                    7,500,000.00        5.59500%
 166        10,100,000   03/07/07            73.76%                66.20%                    7,450,000.00        5.65000%
 167        10,900,000   02/06/07            67.89%                67.89%                    7,400,000.00        5.80200%
 168         9,300,000   03/21/07            79.57%                79.57%                    7,400,000.00        5.56000%
 169        10,250,000   12/27/06            71.71%                71.71%                    7,350,000.00        5.80000%
 170        10,660,000   03/21/07            68.01%                63.31%                    7,250,000.00        5.64000%
 171        11,600,000   04/23/07            62.07%                62.07%                    7,200,000.00        5.54300%
 172        10,490,000   10/01/06            68.64%                63.74%                    7,200,000.00        5.47000%
 173         9,000,000   05/01/07            77.78%                69.26%                    7,000,000.00        6.21000%
 174        11,000,000   03/23/07            63.49%                36.62%                    7,000,000.00        5.69000%
 175         9,500,000   02/12/07            72.11%                61.89%                    6,850,000.00        6.40500%
 176        10,500,000   03/01/07            64.19%                49.25%                    6,750,000.00        5.68000%
 177         9,050,000   03/20/07            73.98%                65.48%                    6,695,000.00        5.94200%
 178         8,175,000   03/05/07            81.71%                70.75%                    6,680,000.00        5.92000%
 179         9,300,000   03/01/07            71.51%                66.72%                    6,650,000.00        5.81000%
 180         8,500,000   02/28/07            78.12%                76.28%                    6,640,000.00        6.00000%
 181         8,300,000   02/28/07            79.94%                74.62%                    6,635,000.00        5.84000%
 182         8,500,000   01/01/07            76.06%                64.30%                    6,500,000.00        5.71500%
 183         9,200,000   04/04/07            69.03%                61.18%                    6,351,000.00        6.00000%
 184         8,100,000   07/06/06            78.34%                67.17%                    6,400,000.00        6.08000%
 185         7,800,000   01/25/07            79.49%                69.66%                    6,200,000.00        5.51500%
 186         8,100,000   03/13/07            76.54%                67.45%                    6,200,000.00        5.75000%
 187         8,200,000   02/24/07            75.57%                63.92%                    6,197,000.00        5.90000%
 188         8,970,000   03/09/07            68.56%                68.56%                    6,150,000.00        5.61000%
 189         8,500,000   01/01/07            71.64%                60.98%                    6,120,000.00        5.96000%
 190         8,600,000   02/02/07            69.77%                61.55%                    6,000,000.00        5.80000%
 191         7,600,000   12/01/06            78.95%                70.00%                    6,000,000.00        6.03000%
 192         9,600,000   04/07/07            62.50%                58.10%                    6,000,000.00        5.54000%
 193         8,300,000   01/25/07            72.29%                67.83%                    6,000,000.00        6.23000%
 194         7,500,000   03/22/07            80.00%                80.00%                    6,000,000.00        5.61000%
 195         8,025,000   02/19/07            74.66%                57.66%                    6,000,000.00        5.87000%
 196        12,300,000   01/17/07            48.69%                41.30%                    6,000,000.00        5.93000%
 197         8,500,000   12/21/06            70.46%                59.71%                    6,000,000.00        5.90000%
 198        11,120,000   02/15/07            53.85%                45.32%                    6,000,000.00        5.67000%
 199         7,500,000   03/01/07            78.67%                67.42%                    5,900,000.00        6.35000%
 200         7,750,000   03/29/07            74.84%                65.22%                    5,800,000.00        6.17000%
 201         7,200,000   04/09/07            80.00%                80.00%                    5,760,000.00        5.79000%
 202         7,360,000   03/22/07            78.13%                78.13%                    5,750,000.00        5.67000%
 203         6,950,000   03/07/07            81.30%                81.30%                    5,650,000.00        5.69000%
 204         8,200,000   04/10/07            68.29%                57.47%                    5,600,000.00        5.73000%
 205         7,500,000   03/21/07            73.33%                64.69%                    5,500,000.00        5.79000%
 206         6,700,000   04/12/07            79.85%                70.56%                    5,350,000.00        5.87000%
 207         6,750,000   03/22/07            79.26%                79.26%                    5,350,000.00        5.61000%
 208         7,550,000   03/08/07            70.86%                64.85%                    5,350,000.00        5.67000%
 209         6,900,000   01/11/07            76.81%                69.21%                    5,300,000.00        5.85000%
 210         7,100,000   02/01/07            74.56%                48.53%                    5,317,000.00        5.69000%
 211         6,625,000   02/23/07            79.84%                67.32%                    5,300,000.00        5.73000%
 212         7,100,000   11/22/06            74.08%                66.56%                    5,260,000.00        5.70200%
 213         8,970,000   04/02/07            58.42%                49.48%                    5,250,000.00        5.88000%
 214         6,430,000   02/27/07            80.00%                74.55%                    5,144,000.00        5.72000%
 215         7,000,000   11/10/06            73.16%                56.72%                    5,150,000.00        5.85700%
 216         6,800,000   03/28/07            74.93%                63.58%                    5,100,000.00        5.98000%
 217         6,600,000   04/06/07            75.76%                68.21%                    5,000,000.00        5.81000%
 218        10,600,000   01/01/07            47.17%                47.17%                    5,000,000.00        5.53000%
 219         8,600,000   02/14/07            57.98%                45.02%                    5,000,000.00        5.99000%
 220         6,200,000   03/07/07            79.03%                71.52%                    4,900,000.00        6.05000%
 221         6,420,000   12/28/06            76.32%                69.58%                    4,900,000.00        6.46000%
 222         8,000,000   11/12/06            60.63%                56.46%                    4,850,000.00        5.67000%
 223         6,000,000   03/07/07            80.00%                72.06%                    4,800,000.00        5.83000%
 224         5,870,000   03/08/07            80.07%                72.45%                    4,700,000.00        6.05000%
 225         6,250,000   04/03/07            73.60%                61.56%                    4,600,000.00        5.53000%
 226         9,100,000   04/01/07            50.45%                42.63%                    4,600,000.00        5.80000%
 227         6,100,000   04/01/07            74.59%                65.55%                    4,550,000.00        5.63000%
 228         6,200,000   01/09/07            72.58%                65.34%                    4,500,000.00        5.80000%
 230         6,020,000   06/01/07            73.09%                61.27%                    4,400,000.00        5.60500%
 231         5,500,000   04/19/07            80.00%                68.55%                    4,400,000.00        6.34600%
 232         5,800,000   04/01/07            75.86%                68.14%                    4,400,000.00        5.69000%
 233         5,500,000   02/06/07            79.92%                67.84%                    4,400,000.00        5.99000%
------------------------------------------------------------------------------------------------------------------------------
 234         5,425,000    Various            79.12%                67.32%                    4,300,000.00        6.04000%
234.1        2,275,000   03/07/07
234.2        1,700,000   03/08/07
234.3        1,450,000   03/07/07
------------------------------------------------------------------------------------------------------------------------------
 235         6,200,000   02/21/07            69.22%                58.46%                    4,300,000.00        5.78500%
 236        11,950,000   02/13/07            35.15%                35.15%                    4,200,000.00        5.50000%
 237         7,000,000   03/18/07            58.57%                52.63%                    4,100,000.00        5.71000%
 238         5,650,000   02/26/07            71.17%                60.27%                    4,025,000.00        5.91000%
 239         5,350,000   08/01/07            74.77%                74.77%                    4,000,000.00        5.87000%
 240         6,100,000   02/15/07            65.40%                50.92%                    4,000,000.00        6.07000%
 241         5,400,000   03/07/07            72.22%                64.82%                    3,900,000.00        5.65000%
 242         4,800,000   02/27/07            81.17%                68.30%                    3,896,000.00        5.73000%
 243         5,000,000   12/11/06            77.85%                65.86%                    3,900,000.00        5.84000%
 244         5,700,000   07/02/06            67.82%                58.32%          3,900,000.00 (Note 13)   6.1280% (Note 13)
------------------------------------------------------------------------------------------------------------------------------

 245         2,900,000   02/13/07            78.42%                66.38%                    2,320,000.00        5.83000%
 246         1,830,000   02/13/07            78.42%                66.38%                    1,400,000.00        5.83000%
------------------------------------------------------------------------------------------------------------------------------
 247         4,600,000   02/06/07            80.43%                70.83%                    3,700,000.00        5.72000%
 248         4,950,000   03/19/07            74.75%                65.90%                    3,700,000.00        5.77000%
 249         5,040,000   06/01/07            73.41%                65.00%                    3,700,000.00        5.96000%
 250         5,200,000   02/01/07            70.46%                45.86%                    3,680,000.00        5.69000%
 251         4,600,000   02/01/07            79.04%                66.90%                    3,650,000.00        5.79000%
 252         4,500,000   03/05/07            80.00%                71.95%                    3,600,000.00        5.75000%
 253         5,200,000   04/07/07            69.16%                58.18%                    3,600,000.00        5.69000%
 254         4,400,000   03/23/07            80.00%                74.50%                    3,520,000.00        5.67000%
 255         4,400,000   01/30/07            79.86%                67.99%                    3,520,000.00        6.06000%
 256         4,800,000   02/27/07            72.78%                61.51%                    3,500,000.00        5.81000%
 257         5,440,000   12/13/06            64.21%                53.83%                    3,500,000.00        5.54000%
 258         4,950,000   12/29/06            68.69%                64.12%                    3,400,000.00        5.84200%
 259         4,260,000   02/12/07            79.81%                69.24%                    3,400,000.00        5.99000%
 260         5,200,000   03/24/07            65.32%                55.27%                    3,400,000.00        5.88000%
 261         4,525,000   03/03/07            74.05%                57.25%                    3,360,000.00        5.86000%
 262         6,000,000   01/23/07            55.00%                51.24%                    3,300,000.00        5.70000%
 263         4,270,000   08/01/06            77.28%                73.63%                    3,300,000.00        6.28000%
 264         4,320,000   03/01/07            75.16%                63.68%                    3,250,000.00        5.93000%
 265         4,000,000   02/27/07            79.60%                67.70%                    3,190,000.00        6.02000%
 266         4,000,000   12/27/06            79.00%                73.64%                    3,160,000.00        5.73000%
 267         4,200,000   02/20/07            73.81%                65.27%                    3,100,000.00        5.90000%
 268         4,500,000   12/21/06            68.41%                53.01%                    3,087,000.00        5.92400%
 269         4,800,000   02/15/07            62.50%                58.28%                    3,000,000.00        5.76000%
 270         7,500,000   03/09/07            37.33%                34.82%                    2,800,000.00        5.77000%
 271         3,500,000   04/18/07            79.86%                68.33%                    2,800,000.00        6.23000%
 272         3,380,000   06/09/07            79.81%                69.33%                    2,700,000.00        6.81000%
 273         3,600,000   03/26/07            72.16%                62.84%                    2,600,000.00        6.90000%
 274         3,400,000   02/27/07            75.00%                66.40%                    2,550,000.00        5.95000%
 275         3,150,000   03/05/07            80.00%                71.95%                    2,520,000.00        5.75000%
 276         4,500,000   04/05/07            55.56%                55.56%                    2,500,000.00        5.60000%
 277         3,200,000   03/29/07            78.13%                70.65%                    2,500,000.00        6.03000%
 278         3,550,000   02/22/07            70.30%                59.99%                    2,500,000.00        6.14000%
 279         3,700,000   03/09/07            66.89%                62.63%                    2,475,000.00        6.06000%
 280         3,700,000   04/24/07            58.11%                49.72%                    2,450,000.00        6.30000%
 281         3,390,000   03/21/07            71.83%                71.83%                    2,435,000.00        5.76000%
 282         3,050,000   02/07/07            78.69%                73.52%                    2,400,000.00        5.90700%
 283         2,930,000   03/21/07            80.00%                70.58%                    2,344,000.00        5.80000%
 284         2,925,000   03/27/07            80.00%                70.34%                    2,340,000.00        5.65000%
 285         3,700,000   02/20/07            62.16%                46.00%                    2,300,000.00        5.90000%
 286         3,200,000   03/13/07            71.88%                63.56%                    2,300,000.00        5.90000%
 287         3,560,000   03/26/07            64.54%                54.66%                    2,300,000.00        5.91000%
 288         5,000,000   03/02/07            45.92%                43.14%                    2,300,000.00        6.18000%
 289         3,520,000   08/01/06            65.16%                50.19%                    2,300,000.00        5.75000%
 290         3,450,000   12/21/06            65.38%                54.84%                    2,260,000.00        5.56000%
 291         3,215,000   01/18/06            69.98%                65.27%                    2,250,000.00        5.76500%
 292         2,700,000   02/23/07            79.55%                67.33%                    2,150,000.00        5.89000%
 293         2,770,000   03/01/07            76.57%                64.67%                    2,125,000.00        5.79000%
 294         3,500,000   03/29/07            60.40%                51.21%                    2,116,000.00        5.95000%
 295         5,800,000   10/02/06            34.15%                 0.60%                    2,000,000.00        6.76000%
 296         3,650,000    2/20/07            53.74%                45.87%                    1,965,000.00        6.15000%
 297         2,600,000   02/23/07            73.00%                61.90%                    1,900,000.00        5.95000%
 298         2,338,000   06/09/07            79.91%                69.23%                    1,870,000.00        6.71000%
 299         2,900,000   03/27/07            63.79%                56.08%                    1,850,000.00        5.65000%
 300         2,470,000   04/02/07            73.68%                68.71%                    1,820,000.00        5.77000%
 301         2,600,000   02/20/07            69.11%                58.94%                    1,800,000.00        6.12000%
 302         2,800,000   03/08/07            64.02%                49.73%                    1,800,000.00        5.96000%
 303         2,150,000   03/29/07            79.92%                68.36%                    1,720,000.00        6.25000%
 304         2,150,000   03/13/07            79.92%                67.64%                    1,720,000.00        5.89000%
 305         3,000,000   02/23/07            54.94%                46.52%                    1,650,000.00        5.90000%
 306         2,270,000   02/24/07            66.96%                62.45%                    1,520,000.00        5.78000%
 307         3,100,000   03/12/07            48.34%                41.09%                    1,500,000.00        6.04000%
 308         2,330,000   03/20/07            64.25%                54.29%                    1,500,000.00        5.80000%
 309         1,820,000   03/21/07            79.67%                70.29%                    1,450,000.00        5.80000%
 310         1,950,000   03/23/07            74.22%                62.90%                    1,450,000.00        5.90000%
 311         1,900,000   03/12/07            76.17%                64.47%                    1,450,000.00        5.86000%
 312         4,420,000   02/19/07            32.21%                27.12%                    1,425,000.00        5.72000%
 313         2,200,000   01/18/07            64.66%                55.38%                    1,425,000.00        6.27000%
 314         2,800,000   02/24/07            50.54%                47.19%                    1,415,000.00        5.87000%
 315         2,690,000   03/15/07            52.04%                46.98%                    1,400,000.00        5.94000%
 316         1,600,000   02/09/07            77.86%                66.56%                    1,248,000.00        6.20000%
 317         2,300,000   03/05/07            52.17%                44.06%                    1,200,000.00        5.85000%
 318         2,300,000   02/27/07            47.74%                40.65%                    1,100,000.00        6.06000%
 319         1,680,000   01/24/07            64.41%                54.99%                    1,085,000.00        6.13000%

          ADMIN-        NET              INTEREST                                           FIRST                    SCHEDULED
 LOAN    ISTRATIVE   MORTGAGE   RATE     ACCRUAL                                           PAYMENT          GRACE    MATURITY
NUMBER   FEE RATE      RATE     TYPE      METHOD          LOAN TYPE       NOTE DATE          DATE          PERIOD    DATE/ARD
-------------------------------------------------------------------------------------------------------------------------------

  1       0.02048%   5.57952%   Fixed   Actual/360      Interest Only      06/07/07        08/05/07           0      07/05/17
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
 1.8
 1.9
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
-------------------------------------------------------------------------------------------------------------------------------
  2       0.02048%   5.44352%   Fixed   Actual/360      Interest Only      12/08/06        02/01/07           0      01/01/14
 2.1
 2.2
 2.3
 2.4
 2.5
 2.6
 2.7
 2.8
 2.9
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
-------------------------------------------------------------------------------------------------------------------------------
  3       0.02048%   5.97952%   Fixed   Actual/360   Partial IO/Balloon    06/04/07        07/06/07           0      06/06/17
-------------------------------------------------------------------------------------------------------------------------------
  4       0.02048%   5.88952%   Fixed   Actual/360      Interest Only      03/29/07        05/01/07           5      04/01/17
 4.1
 4.2
 4.3
 4.4
 4.5
 4.6
 4.7
 4.8
 4.9
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
 4.20
 4.21
 4.22
 4.23
 4.24
 4.25
 4.26
 4.27
 4.28
 4.29
 4.30
 4.31
 4.32
 4.33
 4.34
 4.35
 4.36
 4.37
 4.38
 4.39
 4.40
 4.41
 4.42
 4.43
-------------------------------------------------------------------------------------------------------------------------------
  5       0.04048%   5.52952%   Fixed   Actual/360      Interest Only      01/31/07        03/01/07           5      02/01/17
-------------------------------------------------------------------------------------------------------------------------------
  6       0.02048%   5.58227%   Fixed   Actual/360      Interest Only      08/14/06        10/01/06       (Note 5)   09/01/11
 6.1
 6.2
 6.3
 6.4
-------------------------------------------------------------------------------------------------------------------------------
  7       0.02048%   5.93652%   Fixed   Actual/360   Partial IO/Balloon    08/14/06   10/11/06 (Note 15)      2      09/06/13
  8       0.02048%   5.41452%   Fixed   Actual/360   Partial IO/Balloon    05/08/07        07/06/07           0      06/06/14
  9       0.02048%   5.37952%   Fixed   Actual/360   Partial IO/Balloon    03/07/07        05/01/07           5      04/01/17
  10      0.05048%   5.54952%   Fixed   Actual/360      Interest Only      04/02/07        06/01/07           5      05/01/17
-------------------------------------------------------------------------------------------------------------------------------
  11      0.02048%   5.50752%   Fixed   Actual/360      Interest Only      05/03/07        07/01/07           5      06/01/12
 11.1
 11.2
 11.3
 11.4
 11.5
 11.6
 11.7
 11.8
 11.9
11.10
11.11
11.12
11.13
11.14
11.15
11.16
11.17
11.18
11.19
11.20
-------------------------------------------------------------------------------------------------------------------------------
  12      0.03048%   5.64952%   Fixed   Actual/360      Interest Only      05/14/07        07/01/07           3      06/01/17
  13      0.02048%   5.55952%   Fixed   Actual/360      Interest Only      05/04/07        06/06/07           0      05/06/17
  14      0.02048%   5.40952%   Fixed   Actual/360      Interest Only      03/09/07        05/06/07           0      04/06/17
  15      0.02048%   5.87952%   Fixed   Actual/360      Interest Only      05/03/07        07/01/07           5      06/01/17
  16      0.02048%   6.12952%   Fixed   Actual/360      Interest Only      06/25/07        08/06/07           0      07/06/12
  17      0.05048%   5.70952%   Fixed   Actual/360      Interest Only      05/07/07        07/01/07           5      06/01/17
-------------------------------------------------------------------------------------------------------------------------------
  18      0.02048%   5.69952%   Fixed   Actual/360      Interest Only      06/07/07        08/01/07           5      07/01/12
 18.1
 18.2
 18.3
 18.4
-------------------------------------------------------------------------------------------------------------------------------
  19      0.05048%   5.70952%   Fixed   Actual/360      Interest Only      05/07/07        07/01/07           5      06/01/17
  20      0.02048%   5.56452%   Fixed   Actual/360      Interest Only      04/12/07        06/01/07           5      05/01/17
  21      0.02048%   6.15952%   Fixed   Actual/360         Balloon         03/29/07        05/01/07           5      04/01/17
  22      0.04048%   6.15952%   Fixed   Actual/360   Partial IO/Balloon    03/06/07        05/01/07           5      04/01/17
  23      0.04048%   5.52952%   Fixed   Actual/360      Interest Only      03/20/07        05/01/07           5      04/01/17
  24      0.02048%   5.79952%   Fixed   Actual/360      Interest Only      05/31/07        07/06/07           0      06/06/17
-------------------------------------------------------------------------------------------------------------------------------
  25      0.02048%   5.39952%   Fixed   Actual/360   Partial IO/Balloon    02/28/07        04/01/07           5      03/01/17
 25.1
 25.2
 25.3
-------------------------------------------------------------------------------------------------------------------------------
  26      0.02048%   5.84952%   Fixed   Actual/360   Partial IO/Balloon    05/08/07        07/01/07           5      06/01/17
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6
 26.7
-------------------------------------------------------------------------------------------------------------------------------
  27      0.02048%   6.13352%   Fixed   Actual/360      Interest Only      06/01/07        07/06/07           0      06/06/17
-------------------------------------------------------------------------------------------------------------------------------
  28      0.02048%   5.69952%   Fixed   Actual/360      Interest Only      06/07/07        08/01/07           5      07/01/12
 28.1
 28.2
 28.3
 28.4
-------------------------------------------------------------------------------------------------------------------------------
  29      0.02048%   5.58452%   Fixed   Actual/360      Interest Only      04/09/07        06/01/07           5      05/01/17
-------------------------------------------------------------------------------------------------------------------------------
  30      0.02048%   5.49952%   Fixed     30/360        Interest Only      05/10/07        07/01/07           5      06/01/17
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
30.10
30.11
30.12
30.13
30.14
30.15
30.16
30.17
30.18
30.19
30.20
-------------------------------------------------------------------------------------------------------------------------------
  31      0.02048%   5.53952%   Fixed   Actual/360    Interest Only/ARD    04/18/07        06/06/07           0      05/06/17
  32      0.04048%   5.47952%   Fixed   Actual/360   Partial IO/Balloon    04/05/07        05/06/07           0      04/06/17
  33      0.02048%   5.47952%   Fixed   Actual/360   Partial IO/Balloon    04/30/07        06/01/07           5      05/01/17
  34      0.02048%   5.89952%   Fixed   Actual/360   Partial IO/Balloon    05/21/07        07/06/07           0      06/06/17
  35      0.02048%   5.79452%   Fixed   Actual/360   Partial IO/Balloon    03/31/06        05/11/06           0      04/06/16
  36      0.04048%   5.79952%   Fixed   Actual/360         Balloon         05/22/07        07/01/07           5      06/01/17
  37      0.02048%   5.99452%   Fixed   Actual/360   Partial IO/Balloon    04/04/07        05/06/07           0      04/06/17
  38      0.05048%   5.74952%   Fixed   Actual/360      Interest Only      03/08/07        05/06/07           0      04/06/17
  39      0.03048%   5.61952%   Fixed   Actual/360   Partial IO/Balloon    06/06/07        08/01/07           5      07/01/17
  40      0.02048%   5.67952%   Fixed   Actual/360         Balloon         04/26/07        06/06/07           0      05/06/17
-------------------------------------------------------------------------------------------------------------------------------
  41      0.02048%   5.69738%   Fixed   Actual/360   Partial IO/Balloon    12/13/06        02/06/07           0      01/06/14
 41.1
 41.2
 41.3
-------------------------------------------------------------------------------------------------------------------------------
  42      0.04048%   5.57952%   Fixed   Actual/360      Interest Only      04/26/07        06/01/07           7      05/01/17
  43      0.02048%   5.49952%   Fixed   Actual/360   Partial IO/Balloon    05/31/05        07/11/05           0      06/06/15
-------------------------------------------------------------------------------------------------------------------------------
  44      0.02048%   5.58952%   Fixed   Actual/360   Partial IO/Balloon    04/26/07        06/01/07           5      05/01/17
 44.1
 44.2
 44.3
-------------------------------------------------------------------------------------------------------------------------------
  45      0.02048%   6.06152%   Fixed   Actual/360     Partial IO/ARD      05/23/07        07/06/07           0      06/06/17
  46      0.02048%   5.85952%   Fixed   Actual/360      Interest Only      03/16/07        05/06/07           0      04/06/17
  47      0.02048%   6.06152%   Fixed   Actual/360     Partial IO/ARD      05/23/07        07/06/07           0      06/06/17
  48      0.02048%   5.67952%   Fixed   Actual/360      Interest Only      05/15/07        07/01/07           5      06/01/14
  49      0.02048%   5.65952%   Fixed   Actual/360      Interest Only      02/16/07        04/06/07           0      03/06/17
  50      0.02048%   6.43952%   Fixed   Actual/360   Partial IO/Balloon    06/08/07        08/01/07           5      07/01/17
  51      0.02048%   5.72952%   Fixed   Actual/360   Partial IO/Balloon    03/20/07        05/01/07           5      04/01/17
  52      0.04048%   5.68952%   Fixed   Actual/360   Partial IO/Balloon    03/20/07        05/06/07           0      04/06/17
  53      0.02048%   5.95952%   Fixed   Actual/360   Partial IO/Balloon    02/28/07        04/01/07           5      03/01/17
  54      0.02048%   5.43952%   Fixed   Actual/360      Interest Only      04/18/07        06/06/07           0      05/06/17
-------------------------------------------------------------------------------------------------------------------------------
  55      0.02048%   6.11552%   Fixed   Actual/360   Partial IO/Balloon    05/18/07        07/06/07           0      06/06/17
 55.1
 55.2
-------------------------------------------------------------------------------------------------------------------------------
  56      0.02048%   5.78952%   Fixed   Actual/360   Partial IO/Balloon    03/29/07        05/01/07           5      04/01/17
-------------------------------------------------------------------------------------------------------------------------------
  57      0.04048%   6.05952%   Fixed   Actual/360   Partial IO/Balloon    01/02/07        03/01/07           5      02/01/17
 57.1
 57.2
-------------------------------------------------------------------------------------------------------------------------------
  58      0.02048%   5.62352%   Fixed   Actual/360   Partial IO/Balloon    02/28/07        04/06/07           0      03/06/17
  59      0.02048%   5.95952%   Fixed   Actual/360   Partial IO/Balloon    05/09/07        07/06/07           0      06/06/17
  60      0.06048%   5.70952%   Fixed   Actual/360    Interest Only/ARD    04/11/07        06/06/07           0      05/06/17
  61      0.02048%   5.79952%   Fixed   Actual/360   Partial IO/Balloon    04/10/07        06/06/07           0      05/06/17
  62      0.02048%   5.37952%   Fixed   Actual/360      Interest Only      05/02/07        06/06/07           0      05/06/17
  63      0.04048%   5.53952%   Fixed   Actual/360   Partial IO/Balloon    03/28/07        05/01/07           5      04/01/17
  64      0.05048%   5.50952%   Fixed   Actual/360   Partial IO/Balloon    03/29/07        05/06/07           0      04/06/17
  65      0.02048%   5.63202%   Fixed   Actual/360   Partial IO/Balloon    04/02/07        05/06/07           0      04/06/17
  66      0.05048%   5.49952%   Fixed   Actual/360   Partial IO/Balloon    05/31/07        07/01/07           5      06/01/17
  67      0.02048%   5.68952%   Fixed   Actual/360         Balloon         04/30/07        06/01/07           5      05/01/17
  68      0.06048%   5.54952%   Fixed   Actual/360      Interest Only      05/18/07        07/01/07           5      06/01/17
  69      0.02048%   5.63352%   Fixed   Actual/360      Interest Only      03/06/07        04/06/07           0      03/06/17
  70      0.07048%   5.60952%   Fixed   Actual/360      Interest Only      03/27/07        05/01/07           5      04/01/17
  71      0.02048%   5.42952%   Fixed   Actual/360   Partial IO/Balloon    05/04/07        07/01/07           5      06/01/17
  72      0.02048%   6.14952%   Fixed   Actual/360         Balloon         06/05/07        07/06/07           0      06/06/17
  73      0.05048%   5.69952%   Fixed   Actual/360   Partial IO/Balloon    06/21/07        08/06/07           0      07/06/17
  74      0.02048%   5.68452%   Fixed   Actual/360     Partial IO/ARD      01/31/07        03/06/07           0      02/06/17
  75      0.02048%   5.50952%   Fixed   Actual/360   Partial IO/Balloon    04/18/07        06/01/07           5      05/01/17
  76      0.02048%   5.91952%   Fixed   Actual/360      Interest Only      03/22/07        05/01/07           5      04/01/14
  77      0.05048%   5.35952%   Fixed   Actual/360      Interest Only      04/17/07        06/01/07           5      05/01/17
  78      0.10048%   5.90952%   Fixed   Actual/360   Partial IO/Balloon    06/05/07        08/01/07           0      07/01/17
  79      0.02048%   5.52952%   Fixed   Actual/360      Interest Only      05/22/07        07/01/07           5      06/01/17
  80      0.02048%   5.77952%   Fixed   Actual/360      Interest Only      04/02/07        06/01/07           5      05/01/17
  81      0.02048%   5.95952%   Fixed   Actual/360      Interest Only      04/05/07        05/06/07           0      04/06/17
  82      0.10048%   5.66952%   Fixed   Actual/360   Partial IO/Balloon    04/02/07        06/01/07           5      05/01/17
  83      0.02048%   5.75952%   Fixed   Actual/360   Partial IO/Balloon    02/13/07        04/06/07           0      03/06/17
  84      0.02048%   5.50952%   Fixed   Actual/360      Interest Only      05/01/07        06/01/07           5      05/01/17
  85      0.06048%   5.72952%   Fixed   Actual/360         Balloon         03/30/07        05/06/07           0      04/06/17
  86      0.07048%   5.80952%   Fixed   Actual/360   Partial IO/Balloon    04/28/07        06/01/07           5      05/01/17
  87      0.07048%   5.48452%   Fixed   Actual/360      Interest Only      03/21/07        05/06/07           0      04/06/17
-------------------------------------------------------------------------------------------------------------------------------
  88      0.03048%   5.95952%   Fixed   Actual/360      Interest Only      05/11/07        07/01/07           5      06/01/12
 88.1
 88.2
 88.3
 88.4
 88.5
 88.6
 88.7
-------------------------------------------------------------------------------------------------------------------------------
  89      0.02048%   6.12952%   Fixed   Actual/360   Partial IO/Balloon    05/24/07        07/01/07           5      06/01/17
  90      0.06048%   5.54952%   Fixed   Actual/360      Interest Only      05/18/07        07/01/07           5      06/01/17
  91      0.10048%   5.71952%   Fixed   Actual/360         Balloon         06/26/07        08/01/07           5      07/01/17
  92      0.02048%   5.87102%   Fixed   Actual/360   Partial IO/Balloon    02/27/06        04/11/06           0      03/06/14
  93      0.02048%   5.76952%   Fixed   Actual/360      Interest Only      04/20/07        06/01/07           5      05/01/17
-------------------------------------------------------------------------------------------------------------------------------
  94      0.06048%   5.55952%   Fixed   Actual/360   Partial IO/Balloon    05/04/07        07/01/07           5      06/01/17
 94.1
 94.2
-------------------------------------------------------------------------------------------------------------------------------
  95      0.04048%   5.84152%   Fixed   Actual/360   Partial IO/Balloon    01/02/07        03/01/07           5      02/01/17
  96      0.03048%   5.82952%   Fixed   Actual/360         Balloon         05/29/07        07/01/07           5      06/01/17
  97      0.02048%   5.68952%   Fixed   Actual/360   Partial IO/Balloon    05/10/07        07/01/07           5      06/01/17
  98      0.02048%   6.05702%   Fixed   Actual/360         Balloon         03/09/07        05/06/07           0      04/06/22
  99      0.02048%   5.78952%   Fixed   Actual/360   Partial IO/Balloon    05/10/07        07/06/07           0      06/06/17
 100      0.02048%   5.67952%   Fixed   Actual/360   Partial IO/Balloon    06/05/07        07/06/07           0      06/06/17
 101      0.10048%   5.65952%   Fixed   Actual/360   Partial IO/Balloon    04/12/07        06/01/07           5      05/01/17
 102      0.02048%   5.61952%   Fixed   Actual/360         Balloon         06/04/07        07/06/07           0      06/06/17
 103      0.04048%   5.84952%   Fixed   Actual/360         Balloon         05/04/07        06/06/07           0      05/06/17
 104      0.07048%   5.81952%   Fixed   Actual/360      Interest Only      02/15/07        04/06/07           0      03/06/17
 105      0.07048%   5.40952%   Fixed   Actual/360   Partial IO/Balloon    04/18/07        06/01/07           5      05/01/17
 106      0.02048%   5.76952%   Fixed   Actual/360         Balloon         04/27/07        06/06/07           0      05/06/17
 107      0.03048%   5.50952%   Fixed   Actual/360   Partial IO/Balloon    05/17/07        07/06/07           0      06/06/17
 108      0.02048%   5.60952%   Fixed   Actual/360   Partial IO/Balloon    02/01/07        03/06/07           0      02/06/17
 109      0.05548%   5.76452%   Fixed   Actual/360      Interest Only      01/16/07        03/06/07           0      02/06/17
 110      0.03048%   5.78952%   Fixed   Actual/360         Balloon         06/01/07        08/01/07           5      07/01/17
 111      0.05048%   5.50952%   Fixed   Actual/360   Partial IO/Balloon    03/29/07        05/06/07           0      04/06/17
 112      0.07048%   5.90452%   Fixed   Actual/360   Partial IO/Balloon    07/03/07        08/06/07           0      07/06/17
 113      0.07048%   5.38952%   Fixed   Actual/360      Interest Only      04/17/07        06/01/07           5      05/01/17
 114      0.02048%   5.52952%   Fixed   Actual/360      Interest Only      05/17/07        07/01/07           5      06/01/17
 115      0.02048%   5.59952%   Fixed   Actual/360   Partial IO/Balloon    04/30/07        06/01/07           5      05/01/17
 116      0.02048%   5.64952%   Fixed   Actual/360      Interest Only      05/03/07        07/01/07           5      06/01/17
 117      0.02048%   5.61952%   Fixed   Actual/360         Balloon         03/21/07        05/06/07           0      04/06/17
 118      0.06048%   5.96952%   Fixed   Actual/360   Partial IO/Balloon    06/01/07        07/01/07           5      06/01/17
 119      0.10048%   5.52952%   Fixed   Actual/360   Partial IO/Balloon    03/28/07        05/01/07           5      04/01/17
-------------------------------------------------------------------------------------------------------------------------------
 120      0.02048%   5.61952%   Fixed   Actual/360      Interest Only      04/03/07        06/01/07           5      05/01/12
120.1
120.2
-------------------------------------------------------------------------------------------------------------------------------
 121      0.05048%   5.50952%   Fixed   Actual/360   Partial IO/Balloon    03/29/07        05/06/07           0      04/06/17
 122      0.02048%   5.72952%   Fixed   Actual/360   Partial IO/Balloon    03/29/07        05/01/07           5      04/01/17
 123      0.02048%   5.84952%   Fixed   Actual/360   Partial IO/Balloon    03/05/07        04/06/07           0      03/06/17
 124      0.01048%   5.97622%   Fixed   Actual/360   Partial IO/Balloon    06/01/07        07/01/07           5      06/01/17
 125      0.04048%   5.72652%   Fixed   Actual/360   Partial IO/Balloon    05/29/07        07/06/07           0      06/06/17
 126      0.02048%   5.81652%   Fixed   Actual/360           ARD           04/16/07        06/06/07           0      05/06/17
 127      0.05048%   5.72952%   Fixed   Actual/360   Partial IO/Balloon    04/11/07        06/06/07           0      05/06/17
 128      0.05048%   5.58952%   Fixed   Actual/360      Interest Only      04/02/07        05/06/07           0      04/06/17
 129      0.02048%   5.43952%   Fixed   Actual/360   Partial IO/Balloon    04/25/07        06/06/07           0      05/06/17
 130      0.02048%   5.46452%   Fixed   Actual/360   Partial IO/Balloon    02/13/07        04/06/07           0      03/06/17
 131      0.02048%   5.78452%   Fixed   Actual/360   Partial IO/Balloon    04/20/07        06/06/07           0      05/06/17
 132      0.05048%   5.43952%   Fixed   Actual/360   Partial IO/Balloon    05/31/07        07/06/07           0      06/06/17
 133      0.07048%   5.56952%   Fixed   Actual/360   Partial IO/Balloon    04/30/07        06/01/07           5      05/01/17
 134      0.02048%   5.77952%   Fixed   Actual/360      Interest Only      05/17/07        07/01/07           5      06/01/14
 135      0.02048%   5.74952%   Fixed   Actual/360      Interest Only      05/11/07        07/01/07           5      06/01/17
 136      0.02048%   5.77952%   Fixed   Actual/360   Partial IO/Balloon    03/29/07        05/01/07           5      04/01/17
 137      0.02048%   5.57552%   Fixed   Actual/360         Balloon         02/02/07        03/06/07           0      02/06/17
 138      0.02048%   5.58952%   Fixed   Actual/360   Partial IO/Balloon    03/30/07        05/06/07           0      04/06/17
 139      0.02048%   5.71952%   Fixed   Actual/360   Partial IO/Balloon    04/24/07        06/01/07           5      05/01/17
 140      0.03048%   5.64952%   Fixed   Actual/360   Partial IO/Balloon    05/22/07        07/01/07           5      06/01/17
 141      0.02048%   4.99952%   Fixed     30/360        Interest Only      04/06/07        06/01/07           5      05/01/12
 142      0.02048%   5.52452%   Fixed   Actual/360   Partial IO/Balloon    03/20/07        05/06/07           0      04/06/17
 143      0.05048%   5.71952%   Fixed   Actual/360         Balloon         05/08/07        07/06/07           0      06/06/17
-------------------------------------------------------------------------------------------------------------------------------
 144      0.03048%   5.49752%   Fixed   Actual/360      Interest Only      05/02/07        07/01/07           5      06/01/12
144.1
144.2
-------------------------------------------------------------------------------------------------------------------------------
 145      0.02048%   5.61552%   Fixed   Actual/360   Partial IO/Balloon    04/19/07        06/06/07           0      05/06/17
 146      0.06048%   5.83952%   Fixed   Actual/360   Partial IO/Balloon    05/14/07        07/01/07           5      06/01/17
-------------------------------------------------------------------------------------------------------------------------------
 147      0.06048%   5.57952%   Fixed   Actual/360   Partial IO/Balloon    03/30/07        05/06/07           0      04/06/17
147.1
147.2
147.3
147.4
147.5
-------------------------------------------------------------------------------------------------------------------------------
 148      0.07048%   5.72952%   Fixed   Actual/360   Partial IO/Balloon    03/28/07        05/06/07           0      04/06/12
 149      0.02048%   5.95952%   Fixed   Actual/360      Interest Only      05/30/07        07/06/07           0      06/06/17
 150      0.02048%   5.20452%   Fixed   Actual/360   Partial IO/Balloon    02/26/07        04/06/07           0      03/06/17
 151      0.02048%   5.90952%   Fixed   Actual/360         Balloon         04/02/07        05/06/07           0      04/06/17
 152      0.02048%   5.70952%   Fixed   Actual/360   Partial IO/Balloon    03/01/07        04/06/07           0      03/06/17
 153      0.02048%   5.70552%   Fixed   Actual/360   Partial IO/Balloon    05/22/07        07/06/07           0      06/06/17
 154      0.05048%   5.82952%   Fixed   Actual/360         Balloon         05/07/07        07/06/07           0      06/06/17
 155      0.03048%   5.45952%   Fixed   Actual/360         Balloon         05/25/07        07/01/07           5      06/01/17
 156      0.07048%   5.67952%   Fixed   Actual/360   Partial IO/Balloon    05/16/07        07/01/07           5      06/01/17
 157      0.02048%   5.63952%   Fixed   Actual/360   Partial IO/Balloon    05/30/07        07/01/07           5      06/01/17
 158      0.02048%   6.11552%   Fixed   Actual/360   Partial IO/Balloon    05/18/07        07/06/07           0      06/06/17
 159      0.03048%   5.77952%   Fixed   Actual/360         Balloon         05/23/07        07/01/07           5      06/01/17
 160      0.03048%   5.56952%   Fixed   Actual/360   Partial IO/Balloon    05/29/07        07/01/07           5      06/01/17
 161      0.02048%   5.63352%   Fixed   Actual/360         Balloon         04/30/07        06/06/07           0      05/06/17
 162      0.02048%   5.70452%   Fixed   Actual/360      Interest Only      04/12/07        06/06/07           0      05/06/17
 163      0.10048%   5.50952%   Fixed   Actual/360   Partial IO/Balloon    03/30/07        05/01/07           5      04/01/17
 164      0.02048%   5.62952%   Fixed   Actual/360   Partial IO/Balloon    05/18/07        07/06/07           0      06/06/17
 165      0.02048%   5.57452%   Fixed   Actual/360   Partial IO/Balloon    03/30/07        05/06/07           0      04/06/17
 166      0.03048%   5.61952%   Fixed   Actual/360   Partial IO/Balloon    06/22/07        08/01/07           5      07/01/17
 167      0.04048%   5.76152%   Fixed   Actual/360      Interest Only      03/15/07        05/06/07           0      04/06/17
 168      0.06048%   5.49952%   Fixed   Actual/360      Interest Only      04/24/07        06/01/07           5      05/01/17
 169      0.07048%   5.72952%   Fixed   Actual/360      Interest Only      01/26/07        03/06/07           0      02/06/17
 170      0.08048%   5.55952%   Fixed   Actual/360   Partial IO/Balloon    05/11/07        07/01/07           5      06/01/17
 171      0.02048%   5.52252%   Fixed   Actual/360      Interest Only      04/24/07        06/06/07           0      05/06/17
 172      0.02048%   5.44952%   Fixed   Actual/360   Partial IO/Balloon    02/20/07        04/06/07           0      03/06/17
 173      0.02048%   6.18952%   Fixed   Actual/360   Partial IO/Balloon    05/31/07        07/01/07           5      06/01/17
 174      0.06048%   5.62952%   Fixed   Actual/360         Balloon         06/01/07        07/01/07           5      12/01/18
 175      0.05048%   6.35452%   Fixed   Actual/360         Balloon         06/07/07        08/06/07           0      07/06/17
 176      0.02048%   5.65952%   Fixed   Actual/360         Balloon         05/01/07        07/01/07           5      06/01/17
 177      0.02048%   5.92152%   Fixed   Actual/360   Partial IO/Balloon    05/25/07        07/06/07           0      06/06/17
 178      0.02048%   5.89952%   Fixed   Actual/360   Partial IO/Balloon    05/07/07        07/01/07           5      06/01/17
 179      0.07048%   5.73952%   Fixed   Actual/360   Partial IO/Balloon    04/16/07        06/01/07           5      05/01/17
 180      0.02048%   5.97952%   Fixed   Actual/360   Partial IO/Balloon    04/30/07        06/01/07           5      05/01/14
 181      0.07048%   5.76952%   Fixed   Actual/360   Partial IO/Balloon    04/26/07        06/01/07           5      05/01/17
 182      0.02048%   5.69452%   Fixed   Actual/360         Balloon         01/25/07        03/06/07           0      02/06/17
 183      0.03048%   5.96952%   Fixed   Actual/360   Partial IO/Balloon    05/31/07        07/01/07           5      06/01/17
 184      0.03048%   6.04952%   Fixed   Actual/360         Balloon         09/20/06        11/01/06           5      10/01/16
 185      0.02048%   5.49452%   Fixed   Actual/360   Partial IO/Balloon    03/09/07        05/06/07           0      04/06/17
 186      0.10048%   5.64952%   Fixed   Actual/360   Partial IO/Balloon    05/04/07        07/01/07           0      06/01/17
 187      0.06048%   5.83952%   Fixed   Actual/360         Balloon         06/19/07        08/01/07           5      07/01/17
 188      0.10048%   5.50952%   Fixed   Actual/360      Interest Only      05/01/07        06/01/07           5      05/01/17
 189      0.05048%   5.90952%   Fixed   Actual/360         Balloon         02/01/07        03/06/07           0      02/06/17
 190      0.06048%   5.73952%   Fixed   Actual/360   Partial IO/Balloon    03/16/07        05/06/07           0      04/06/17
 191      0.02048%   6.00952%   Fixed   Actual/360     Partial IO/ARD      01/30/07        03/06/07           0      02/06/17
 192      0.02048%   5.51952%   Fixed   Actual/360   Partial IO/Balloon    05/14/07        07/01/07           5      06/01/17
 193      0.02048%   6.20952%   Fixed   Actual/360   Partial IO/Balloon    03/30/07        05/01/07           0      10/01/12
 194      0.06048%   5.54952%   Fixed   Actual/360      Interest Only      05/18/07        07/01/07           5      06/01/17
 195      0.05048%   5.81952%   Fixed   Actual/360         Balloon         05/09/07        07/06/07           0      06/06/17
 196      0.12048%   5.80952%   Fixed   Actual/360         Balloon         04/23/07        06/01/07           5      05/01/17
 197      0.06048%   5.83952%   Fixed   Actual/360         Balloon         05/03/07        06/06/07           0      05/06/17
 198      0.07048%   5.59952%   Fixed   Actual/360         Balloon         04/11/07        06/06/07           0      05/06/17
 199      0.06048%   6.28952%   Fixed   Actual/360         Balloon         06/19/07        08/01/07           5      07/01/17
 200      0.03048%   6.13952%   Fixed   Actual/360   Partial IO/Balloon    05/29/07        07/01/07           5      06/01/17
 201      0.07048%   5.71952%   Fixed   Actual/360      Interest Only      05/14/07        07/01/07           5      06/01/17
 202      0.02048%   5.64952%   Fixed   Actual/360      Interest Only      04/25/07        06/01/07           5      05/01/12
 203      0.02048%   5.66952%   Fixed   Actual/360      Interest Only      04/27/07        06/01/07           5      05/01/17
 204      0.03048%   5.69952%   Fixed   Actual/360         Balloon         06/05/07        08/01/07           5      07/01/17
 205      0.05048%   5.73952%   Fixed   Actual/360   Partial IO/Balloon    04/11/07        06/01/07           0      05/01/17
 206      0.06048%   5.80952%   Fixed   Actual/360   Partial IO/Balloon    05/17/07        07/01/07           5      06/01/17
 207      0.06048%   5.54952%   Fixed   Actual/360      Interest Only      05/18/07        07/01/07           5      06/01/17
 208      0.03048%   5.63952%   Fixed   Actual/360   Partial IO/Balloon    06/27/07        08/01/07           5      07/01/17
 209      0.08048%   5.76952%   Fixed   Actual/360   Partial IO/Balloon    05/03/07        07/01/07           5      06/01/17
 210      0.10048%   5.58952%   Fixed   Actual/360         Balloon         04/02/07        06/01/07           5      05/01/17
 211      0.10048%   5.62952%   Fixed   Actual/360         Balloon         04/05/07        06/01/07           5      05/01/17
 212      0.06048%   5.64152%   Fixed   Actual/360   Partial IO/Balloon    03/08/07        05/06/07           0      04/06/17
 213      0.08048%   5.79952%   Fixed   Actual/360         Balloon         04/27/07        06/01/07           5      05/01/17
 214      0.02048%   5.69952%   Fixed   Actual/360   Partial IO/Balloon    04/18/07        06/01/07           5      05/01/17
 215      0.02048%   5.83652%   Fixed   Actual/360         Balloon         03/02/07        04/06/07           0      03/06/17
 216      0.03048%   5.94952%   Fixed   Actual/360         Balloon         05/24/07        07/01/07           5      06/01/17
 217      0.04048%   5.76952%   Fixed   Actual/360   Partial IO/Balloon    05/30/07        07/06/07           0      06/06/17
 218      0.02048%   5.50952%   Fixed   Actual/360      Interest Only      04/06/07        06/01/07           5      05/01/17
 219      0.07048%   5.91952%   Fixed   Actual/360         Balloon         04/03/07        06/01/07           5      05/01/17
 220      0.02048%   6.02952%   Fixed   Actual/360   Partial IO/Balloon    04/26/07        06/01/07           5      05/01/17
 221      0.10048%   6.35952%   Fixed   Actual/360   Partial IO/Balloon    03/29/07        05/01/07           5      04/01/17
 222      0.02048%   5.64952%   Fixed   Actual/360   Partial IO/Balloon    03/15/07        05/06/07           0      04/06/17
 223      0.06048%   5.76952%   Fixed   Actual/360   Partial IO/Balloon    04/30/07        06/01/07           5      05/01/17
 224      0.02048%   6.02952%   Fixed   Actual/360   Partial IO/Balloon    04/26/07        06/01/07           5      05/01/17
 225      0.02048%   5.50952%   Fixed   Actual/360         Balloon         07/02/07        08/06/07           0      07/06/17
 226      0.10048%   5.69952%   Fixed   Actual/360         Balloon         04/24/07        06/01/07           5      05/01/17
 227      0.02048%   5.60952%   Fixed   Actual/360   Partial IO/Balloon    05/01/07        06/06/07           0      05/06/17
 228      0.02048%   5.77952%   Fixed   Actual/360     Partial IO/ARD      03/22/07        05/06/07           0      04/06/17
 230      0.05048%   5.55452%   Fixed   Actual/360         Balloon         06/18/07        08/06/07           0      07/06/17
 231      0.02048%   6.32552%   Fixed   Actual/360         Balloon         06/21/07        08/06/07           0      07/06/17
 232      0.02048%   5.66952%   Fixed   Actual/360   Partial IO/Balloon    04/26/07        06/01/07           5      05/01/17
 233      0.02048%   5.96952%   Fixed   Actual/360         Balloon         05/03/07        07/01/07           5      06/01/17
-------------------------------------------------------------------------------------------------------------------------------
 234      0.02048%   6.01952%   Fixed   Actual/360         Balloon         04/18/07        06/01/07           5      05/01/17
234.1
234.2
234.3
-------------------------------------------------------------------------------------------------------------------------------
 235      0.02048%   5.76452%   Fixed   Actual/360         Balloon         04/20/07        06/06/07           0      05/06/17
 236      0.02048%   5.47952%   Fixed   Actual/360      Interest Only      04/06/07        06/01/07           7      05/01/14
 237      0.02048%   5.68952%   Fixed   Actual/360   Partial IO/Balloon    05/23/07        07/01/07           5      06/01/17
 238      0.10048%   5.80952%   Fixed   Actual/360         Balloon         05/17/07        07/01/07          15      06/01/17
 239      0.10048%   5.76952%   Fixed   Actual/360      Interest Only      04/03/07        06/01/07           5      05/01/17
 240      0.02048%   6.04952%   Fixed   Actual/360         Balloon         04/17/07        06/01/07           5      05/01/17
 241      0.03048%   5.61952%   Fixed   Actual/360   Partial IO/Balloon    06/22/07        08/01/07           5      07/01/17
 242      0.06048%   5.66952%   Fixed   Actual/360         Balloon         06/20/07        08/01/07           5      07/01/17
 243      0.10048%   5.73952%   Fixed   Actual/360         Balloon         04/23/07        06/01/07           5      05/01/17
 244      0.02048%   6.10752%   Fixed   Actual/360         Balloon         08/15/06        10/11/06           0      09/06/16
-------------------------------------------------------------------------------------------------------------------------------

 245      0.12048%   5.70952%   Fixed   Actual/360         Balloon         03/29/07        05/01/07           5      04/01/17
 246      0.12048%   5.70952%   Fixed   Actual/360         Balloon         03/29/07        05/01/07           5      04/01/17
-------------------------------------------------------------------------------------------------------------------------------
 247      0.02048%   5.69952%   Fixed   Actual/360   Partial IO/Balloon    04/26/07        06/01/07           5      05/01/17
 248      0.03048%   5.73952%   Fixed   Actual/360   Partial IO/Balloon    05/23/07        07/01/07           5      06/01/17
 249      0.05048%   5.90952%   Fixed   Actual/360   Partial IO/Balloon    05/29/07        07/01/07           5      06/01/17
 250      0.05048%   5.63952%   Fixed   Actual/360         Balloon         04/27/07        06/01/07           5      05/01/17
 251      0.02048%   5.76952%   Fixed   Actual/360         Balloon         02/13/07        04/06/07           0      03/06/17
 252      0.03048%   5.71952%   Fixed   Actual/360   Partial IO/Balloon    06/15/07        08/01/07           5      07/01/17
 253      0.02048%   5.66952%   Fixed   Actual/360         Balloon         06/01/07        07/06/07           0      06/06/17
 254      0.02048%   5.64952%   Fixed   Actual/360   Partial IO/Balloon    05/09/07        07/01/07          15      06/01/17
 255      0.10048%   5.95952%   Fixed   Actual/360         Balloon         04/16/07        06/01/07           7      05/01/17
 256      0.02048%   5.78952%   Fixed   Actual/360         Balloon         05/01/07        06/01/07           5      05/01/17
 257      0.02048%   5.51952%   Fixed   Actual/360         Balloon         05/01/07        06/01/07           5      05/01/17
 258      0.05048%   5.79152%   Fixed   Actual/360   Partial IO/Balloon    03/09/07        05/06/07           0      04/06/17
 259      0.02048%   5.96952%   Fixed   Actual/360   Partial IO/Balloon    04/17/07        06/01/07           5      05/01/17
 260      0.10048%   5.77952%   Fixed   Actual/360         Balloon         05/03/07        07/01/07           5      06/01/17
 261      0.07048%   5.78952%   Fixed   Actual/360         Balloon         05/01/07        06/01/07           5      05/01/17
 262      0.05048%   5.64952%   Fixed   Actual/360   Partial IO/Balloon    03/26/07        05/06/07           0      04/06/17
 263      0.10048%   6.17952%   Fixed   Actual/360   Partial IO/Balloon    08/31/06        10/01/06           5      09/01/11
 264      0.10048%   5.82952%   Fixed   Actual/360         Balloon         05/18/07        07/01/07           7      06/01/17
 265      0.02048%   5.99952%   Fixed   Actual/360         Balloon         04/20/07        06/01/07           5      05/01/17
 266      0.02048%   5.70952%   Fixed   Actual/360   Partial IO/Balloon    01/16/07        03/06/07           0      02/06/17
 267      0.02048%   5.87952%   Fixed   Actual/360   Partial IO/Balloon    03/28/07        05/01/07           5      04/01/17
 268      0.06048%   5.86352%   Fixed   Actual/360         Balloon         04/25/07        06/06/07           0      05/06/17
 269      0.02048%   5.73952%   Fixed   Actual/360   Partial IO/Balloon    04/02/07        06/01/07           5      05/01/17
 270      0.02048%   5.74952%   Fixed   Actual/360   Partial IO/Balloon    04/10/07        06/01/07           5      05/01/17
 271      0.02048%   6.20952%   Fixed   Actual/360         Balloon         04/05/07        06/01/07           5      05/01/17
 272      0.02048%   6.78952%   Fixed   Actual/360         Balloon         06/05/07        07/06/07           0      06/06/17
 273      0.02048%   6.87952%   Fixed   Actual/360         Balloon         05/16/07        07/06/07           0      06/06/17
 274      0.10048%   5.84952%   Fixed   Actual/360   Partial IO/Balloon    04/05/07        06/01/07           5      05/01/17
 275      0.03048%   5.71952%   Fixed   Actual/360   Partial IO/Balloon    06/08/07        08/01/07           5      07/01/17
 276      0.07048%   5.52952%   Fixed   Actual/360      Interest Only      05/01/07        06/01/07           5      05/01/17
 277      0.03048%   5.99952%   Fixed   Actual/360   Partial IO/Balloon    05/25/07        07/01/07           5      06/01/17
 278      0.02048%   6.11952%   Fixed   Actual/360         Balloon         04/19/07        06/01/07           5      05/01/17
 279      0.07048%   5.98952%   Fixed   Actual/360   Partial IO/Balloon    04/27/07        06/01/07           5      05/01/17
 280      0.10048%   6.19952%   Fixed   Actual/360   Partial IO/Balloon    07/03/07   08/01/07 (Note 7)       5      08/01/17
 281      0.06048%   5.69952%   Fixed   Actual/360      Interest Only      04/17/07        06/01/07           5      05/01/17
 282      0.07048%   5.83652%   Fixed   Actual/360   Partial IO/Balloon    03/09/07        05/06/07           0      04/06/17
 283      0.08048%   5.71952%   Fixed   Actual/360   Partial IO/Balloon    04/12/07        06/01/07           5      05/01/17
 284      0.08048%   5.56952%   Fixed   Actual/360   Partial IO/Balloon    04/16/07        06/01/07           5      05/01/17
 285      0.02048%   5.87952%   Fixed   Actual/360   Partial IO/Balloon    04/05/07        06/01/07           5      05/01/17
 286      0.10048%   5.79952%   Fixed   Actual/360   Partial IO/Balloon    05/04/07        07/01/07           0      06/01/17
 287      0.14548%   5.76452%   Fixed   Actual/360         Balloon         05/14/07        07/01/07           5      06/01/17
 288      0.02048%   6.15952%   Fixed   Actual/360         Balloon         04/06/07        06/01/07           5      05/01/12
 289      0.02048%   5.72952%   Fixed   Actual/360         Balloon         04/05/07        06/01/07           5      05/01/17
 290      0.03048%   5.52952%   Fixed   Actual/360         Balloon         04/19/07        06/01/07           5      05/01/17
 291      0.02048%   5.74452%   Fixed   Actual/360   Partial IO/Balloon    03/22/06        05/11/06           0      04/06/16
 292      0.02048%   5.86952%   Fixed   Actual/360         Balloon         05/18/07        07/01/07           5      06/01/17
 293      0.08048%   5.70952%   Fixed   Actual/360         Balloon         04/16/07        06/01/07           5      05/01/17
 294      0.08048%   5.86952%   Fixed   Actual/360         Balloon         05/23/07        07/01/07           5      06/01/17
 295      0.02048%   6.73952%   Fixed   Actual/360    Fully Amortizing     03/30/07        05/01/07           5      04/01/22
 296      0.02048%   6.12952%   Fixed   Actual/360         Balloon         04/12/07        06/01/07           5      05/01/17
 297      0.04048%   5.90952%   Fixed   Actual/360         Balloon         05/25/07        07/01/07           5      06/01/17
 298      0.02048%   6.68952%   Fixed   Actual/360         Balloon         06/05/07        07/06/07           0      06/06/17
 299      0.03048%   5.61952%   Fixed   Actual/360   Partial IO/Balloon    05/17/07        07/01/07           5      06/01/17
 300      0.05048%   5.71952%   Fixed   Actual/360   Partial IO/Balloon    05/17/07        07/01/07           5      06/01/17
 301      0.08048%   6.03952%   Fixed   Actual/360         Balloon         04/13/07        06/01/07           5      05/01/17
 302      0.02048%   5.93952%   Fixed   Actual/360         Balloon         03/30/07        05/01/07           5      04/01/17
 303      0.02048%   6.22952%   Fixed   Actual/360         Balloon         05/16/07        07/01/07           5      06/01/17
 304      0.02048%   5.86952%   Fixed   Actual/360         Balloon         05/18/07        07/01/07           5      06/01/17
 305      0.02048%   5.87952%   Fixed   Actual/360         Balloon         05/11/07        07/01/07           5      06/01/17
 306      0.05048%   5.72952%   Fixed   Actual/360   Partial IO/Balloon    03/19/07        05/06/07           0      04/06/17
 307      0.02048%   6.01952%   Fixed   Actual/360         Balloon         05/08/07        07/01/07          15      06/01/17
 308      0.02048%   5.77952%   Fixed   Actual/360         Balloon         04/09/07        06/01/07           5      05/01/17
 309      0.08048%   5.71952%   Fixed   Actual/360   Partial IO/Balloon    04/12/07        06/01/07           5      05/01/17
 310      0.14548%   5.75452%   Fixed   Actual/360         Balloon         04/05/07        06/01/07          15      05/01/17
 311      0.02048%   5.83952%   Fixed   Actual/360         Balloon         04/18/07        06/01/07           5      05/01/17
 312      0.02048%   5.69952%   Fixed   Actual/360         Balloon         05/16/07        07/01/07           5      06/01/17
 313      0.02048%   6.24952%   Fixed   Actual/360         Balloon         04/05/07        06/01/07           5      05/01/17
 314      0.02048%   5.84952%   Fixed   Actual/360   Partial IO/Balloon    04/26/07        06/01/07           5      05/01/17
 315      0.02048%   5.91952%   Fixed   Actual/360   Partial IO/Balloon    04/18/07        06/01/07           5      05/01/17
 316      0.02048%   6.17952%   Fixed   Actual/360         Balloon         04/05/07        06/01/07           5      05/01/17
 317      0.03048%   5.81952%   Fixed   Actual/360         Balloon         06/07/07        08/01/07           5      07/01/17
 318      0.02048%   6.03952%   Fixed   Actual/360         Balloon         04/20/07        06/01/07           5      05/01/17
 319      0.02048%   6.10952%   Fixed   Actual/360         Balloon         03/30/07        05/01/07           5      04/01/17

                                ORIGINAL                  STATED                                      STATED
                                 TERM TO    INTEREST     ORIGINAL                   REMAINING       REMAINING
               MONTHLY         MATURITY /     ONLY     AMORTIZATION                  TERM TO       AMORTIZATION
 LOAN       DEBT SERVICE           ARD       PERIOD        TERM        SEASONING    MATURITY /         TERM
NUMBER         PAYMENT          (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)   ARD (MONTHS)      (MONTHS)
----------------------------------------------------------------------------------------------------------------

  1             2,093,680.56       120         120     Interest Only       0           120        Interest Only
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
 1.8
 1.9
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
----------------------------------------------------------------------------------------------------------------
  2               669,403.24       84          84      Interest Only       6            78        Interest Only
 2.1
 2.2
 2.3
 2.4
 2.5
 2.6
 2.7
 2.8
 2.9
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
----------------------------------------------------------------------------------------------------------------
  3               779,415.68       120         60           360            1           119             360
----------------------------------------------------------------------------------------------------------------
  4               614,937.55       120         120     Interest Only       3           117        Interest Only
 4.1
 4.2
 4.3
 4.4
 4.5
 4.6
 4.7
 4.8
 4.9
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
 4.20
 4.21
 4.22
 4.23
 4.24
 4.25
 4.26
 4.27
 4.28
 4.29
 4.30
 4.31
 4.32
 4.33
 4.34
 4.35
 4.36
 4.37
 4.38
 4.39
 4.40
 4.41
 4.42
 4.43
----------------------------------------------------------------------------------------------------------------
  5               566,147.95       120         120     Interest Only       5           115        Interest Only
----------------------------------------------------------------------------------------------------------------
  6               473,380.50       60          60      Interest Only       10           50        Interest Only
 6.1
 6.2
 6.3
 6.4
----------------------------------------------------------------------------------------------------------------
  7               525,174.12       84          24           360            10           74             360
  8               479,159.90       84          48           360            1            83             360
  9               421,148.09       120         60           360            3           117             360
  10              335,935.19       120         120     Interest Only       2           118        Interest Only
----------------------------------------------------------------------------------------------------------------
  11              326,945.37       60          60      Interest Only       1            59        Interest Only
 11.1
 11.2
 11.3
 11.4
 11.5
 11.6
 11.7
 11.8
 11.9
11.10
11.11
11.12
11.13
11.14
11.15
11.16
11.17
11.18
11.19
11.20
----------------------------------------------------------------------------------------------------------------
  12              317,938.66       120         120     Interest Only       1           119        Interest Only
  13              301,733.33       120         120     Interest Only       2           118        Interest Only
  14              289,034.38       120         120     Interest Only       3           117        Interest Only
  15              297,103.24       120         120     Interest Only       1           119        Interest Only
  16              300,079.43       60          60      Interest Only       0            60        Interest Only
  17              272,533.33       120         120     Interest Only       1           119        Interest Only
----------------------------------------------------------------------------------------------------------------
  18              236,810.65       60          60      Interest Only       0            60        Interest Only
 18.1
 18.2
 18.3
 18.4
----------------------------------------------------------------------------------------------------------------
  19              231,166.67       120         120     Interest Only       1           119        Interest Only
  20              217,065.16       120         120     Interest Only       2           118        Interest Only
  21              268,915.58       120                      360            3           117             357
  22              244,987.59       120         60           360            3           117             360
  23              176,950.65       120         120     Interest Only       3           117        Interest Only
  24              183,909.31       120         120     Interest Only       1           119        Interest Only
----------------------------------------------------------------------------------------------------------------
  25              209,466.67       120         60           360            4           116             360
 25.1
 25.2
 25.3
----------------------------------------------------------------------------------------------------------------
  26              218,750.75       120         60           360            1           119             360
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6
 26.7
----------------------------------------------------------------------------------------------------------------
  27              189,804.75       120         120     Interest Only       1           119        Interest Only
----------------------------------------------------------------------------------------------------------------
  28              169,150.46       60          60      Interest Only       0            60        Interest Only
 28.1
 28.2
 28.3
 28.4
----------------------------------------------------------------------------------------------------------------
  29              161,014.00       120         120     Interest Only       2           118        Interest Only
----------------------------------------------------------------------------------------------------------------
  30              149,270.00       120         120     Interest Only       1           119        Interest Only
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
30.10
30.11
30.12
30.13
30.14
30.15
30.16
30.17
30.18
30.19
30.20
----------------------------------------------------------------------------------------------------------------
  31              148,446.85       120         120     Interest Only       2           118        Interest Only
  32              172,705.00       120         60           360            3           117             360
  33              164,658.81       120         60           360            2           118             360
  34              169,765.46       120         60           360            1           119             360
  35              167,496.95       120         60           360            15          105             360
  36              160,585.00       120                      360            1           119             359
  37              161,808.83       120         60           360            3           117             360
  38              131,209.90       120         120     Interest Only       3           117        Interest Only
  39              142,577.24       120         66           360            0           120             360
  40              135,697.62       120                      360            2           118             358
----------------------------------------------------------------------------------------------------------------
  41              134,043.34       84          36           360            6            78             360
 41.1
 41.2
 41.3
----------------------------------------------------------------------------------------------------------------
  42              107,788.22       120         120     Interest Only       2           118        Interest Only
  43              127,465.96       120         36           360            25           95             360
----------------------------------------------------------------------------------------------------------------
  44              120,689.04       120         60           360            2           118             360
 44.1
 44.2
 44.3
----------------------------------------------------------------------------------------------------------------
  45              125,768.89       120         60           360            1           119             360
  46              102,938.11       120         120     Interest Only       3           117        Interest Only
  47              122,968.52       120         60           360            1           119             360
  48               97,282.64       84          84      Interest Only       1            83        Interest Only
  49               95,981.48       120         120     Interest Only       4           116        Interest Only
  50              125,887.94       120         36           360            0           120             360
  51              116,714.58       120         36           360            3           117             360
  52              115,004.83       120         18           360            3           117             360
  53              123,471.24       120         60           300            4           116             300
  54               85,805.42       120         120     Interest Only       2           118        Interest Only
----------------------------------------------------------------------------------------------------------------
  55              107,277.60       120         24           360            1           119             360
 55.1
 55.2
----------------------------------------------------------------------------------------------------------------
  56              102,205.86       120         60           360            3           117             360
----------------------------------------------------------------------------------------------------------------
  57              104,837.10       120         60           360            5           115             360
 57.1
 57.2
----------------------------------------------------------------------------------------------------------------
  58               99,594.28       120         60           360            4           116             360
  59              103,200.76       120         36           360            1           119             360
  60               82,876.97       120         120     Interest Only       2           118        Interest Only
  61               99,964.64       120         36           360            2           118             360
  62               77,334.38       120         120     Interest Only       2           118        Interest Only
  63               96,233.50       120         72           360            3           117             360
  64               94,307.27       120         60           360            3           117             360
  65               92,383.01       120         60           360            3           117             360
  66               91,348.81       120         36           360            1           119             360
  67               92,965.49       120                      360            2           118             358
  68               74,179.91       120         120     Interest Only       1           119        Interest Only
  69               73,567.44       120         120     Interest Only       4           116        Interest Only
  70               72,945.93       120         120     Interest Only       3           117        Interest Only
  71               85,263.04       120         60           360            1           119             360
  72               91,944.85       120                      360            1           119             359
  73               87,535.93       120         60           360            0           120             360
  74               83,739.44       120         60           360            5           115             360
  75               81,463.19       120         60           360            2           118             360
  76               71,266.25       84          84      Interest Only       3            81        Interest Only
  77               64,541.80       120         120     Interest Only       2           118        Interest Only
  78               84,627.30       120         60           360            0           120             360
  79               65,649.31       120         120     Interest Only       1           119        Interest Only
  80               66,891.32       120         120     Interest Only       2           118        Interest Only
  81               68,209.38       120         120     Interest Only       3           117        Interest Only
  82               78,953.94       120         60           360            2           118             360
  83               78,454.33       120         60           360            4           116             360
  84               62,142.09       120         120     Interest Only       2           118        Interest Only
  85               77,660.42       120                      360            3           117             357
  86               77,983.13       120         60           360            2           118             360
  87               59,606.95       120         120     Interest Only       3           117        Interest Only
----------------------------------------------------------------------------------------------------------------
  88               64,274.64       60          60      Interest Only       1            59        Interest Only
 88.1
 88.2
 88.3
 88.4
 88.5
 88.6
 88.7
----------------------------------------------------------------------------------------------------------------
  89               77,371.98       120         60           360            1           119             360
  90               60,197.12       120         120     Interest Only       1           119        Interest Only
  91               73,503.41       120                      360            0           120             360
  92     72,296.31 (Note 12)       96          60           360            16           80             360
  93               59,095.53       120         120     Interest Only       2           118        Interest Only
----------------------------------------------------------------------------------------------------------------
  94               69,040.89       120         36           360            1           119             360
 94.1
 94.2
----------------------------------------------------------------------------------------------------------------
  95               71,038.23       120         48           360            5           115             360
  96               70,869.53       120                      360            1           119             359
  97               67,399.98       120         60           360            1           119             360
  98               68,313.27       180                      360            3           177             357
  99               66,081.38       120         24           360            1           119             360
 100               63,844.05       120         36           360            1           119             360
 101               64,262.91       120         60           360            2           118             360
 102               63,426.42       120                      360            1           119             359
 103               65,174.65       120                      360            2           118             358
 104               53,746.25       120         120     Interest Only       4           116        Interest Only
 105               61,185.76       120         60           360            2           118             360
 106               63,007.51       120                      360            2           118             358
 107               61,022.23       120         36           360            1           119             360
 108               61,629.02       120         60           360            5           115             360
 109               51,828.99       120         120     Interest Only       5           115        Interest Only
 110               61,742.86       120                      360            0           120             360
 111               58,013.26       120         60           360            3           117             360
 112               59,794.42       120         36           360            0           120             360
 113               46,131.94       120         120     Interest Only       2           118        Interest Only
 114               46,892.36       120         120     Interest Only       1           119        Interest Only
 115               57,534.08       120         60           360            2           118             360
 116               47,906.25       120         120     Interest Only       1           119        Interest Only
 117               57,660.38       120                      360            3           117             357
 118               59,161.64       120         36           360            1           119             360
 119               56,445.27       120         24           360            3           117             360
----------------------------------------------------------------------------------------------------------------
 120               46,461.46       60          60      Interest Only       2            58        Interest Only
120.1
120.2
----------------------------------------------------------------------------------------------------------------
 121               55,012.57       120         60           360            3           117             360
 122               56,022.99       120         24           360            3           117             360
 123               56,165.73       120         60           360            4           116             360
 124               56,876.09       120         60           360            1           119             360
 125               54,898.94       120         60           360            1           119             360
 126               55,376.47       120                      360            2           118             358
 127               53,864.16       120         48           360            2           118             360
 128               43,840.56       120         120     Interest Only       3           117        Interest Only
 129               50,875.37       120         36           360            2           118             360
 130               51,016.34       120         36           360            4           116             360
 131               52,836.43       120         60           360            2           118             360
 132               51,044.56       120         60           360            1           119             360
 133               51,894.34       120         36           360            2           118             360
 134               42,879.05       84          84      Interest Only       1            83        Interest Only
 135               42,413.51       120         120     Interest Only       1           119        Interest Only
 136               50,460.76       120         60           360            3           117             360
 137               49,349.10       120                      360            5           115             355
 138               48,850.33       120         24           360            3           117             360
 139               49,549.71       120         60           360            2           118             360
 140               49,226.36       120         60           360            1           119             360
 141               35,096.46       60          60      Interest Only       2            58        Interest Only
 142               47,760.52       120         60           360            3           117             360
 143               48,542.05       120                      360            1           119             359
----------------------------------------------------------------------------------------------------------------
 144               38,532.85       60          60      Interest Only       1            59        Interest Only
144.1
144.2
----------------------------------------------------------------------------------------------------------------
 145               47,260.79       120         60           360            2           118             360
 146               48,358.42       120         60           360            1           119             360
----------------------------------------------------------------------------------------------------------------
 147               46,704.91       120         60           360            3           117             360
147.1
147.2
147.3
147.4
147.5
----------------------------------------------------------------------------------------------------------------
 148               47,527.00       60          12           360            3            57             360
 149               40,880.15       120         120     Interest Only       1           119        Interest Only
 150               44,437.96       120         60           360            4           116             360
 151               51,816.77       120                      300            3           117             297
 152               46,584.24       120         48           360            4           116             360
 153               46,563.93       120         24           360            1           119             360
 154               50,958.88       120                      300            1           119             299
 155               49,079.24       120                      300            1           119             299
 156               46,218.97       120         36           360            1           119             360
 157               45,651.58       120         60           360            1           119             360
 158               47,662.03       120         24           360            1           119             360
 159               46,051.38       120                      360            1           119             359
 160               44,921.68       120         24           360            1           119             360
 161               45,044.12       120                      360            2           118             358
 162               37,066.66       120         120     Interest Only       2           118        Interest Only
 163               43,677.94       120         36           360            3           117             360
 164               43,639.03       120         60           360            1           119             360
 165               43,032.28       120         60           360            3           117             360
 166               43,004.07       120         36           360            0           120             360
 167               36,275.93       120         120     Interest Only       3           117        Interest Only
 168               34,762.87       120         120     Interest Only       2           118        Interest Only
 169               36,018.40       120         120     Interest Only       5           115        Interest Only
 170               41,803.78       120         60           360            1           119             360
 171               33,719.92       120         120     Interest Only       2           118        Interest Only
 172               40,745.39       120         60           360            4           116             360
 173               42,918.26       120         24           360            1           119             360
 174               48,906.38       138                      240            1           137             239
 175               42,869.58       120                      360            0           120             360
 176               42,179.62       120                      300            1           119             299
 177               39,890.60       120         24           360            1           119             360
 178               39,707.05       120         12           360            1           119             360
 179               39,061.44       120         60           360            2           118             360
 180               39,810.15       84          60           360            2            82             360
 181               39,100.24       120         60           360            2           118             360
 182               37,787.84       120                      360            5           115             355
 183               38,077.45       120         24           360            1           119             360
 184               38,701.03       120                      360            9           111             351
 185               35,261.29       120         24           360            3           117             360
 186               36,181.52       120         24           360            1           119             360
 187               36,756.67       120                      360            0           120             360
 188               29,150.57       120         120     Interest Only       2           118        Interest Only
 189               36,535.25       120                      360            5           115             355
 190               35,205.18       120         24           360            3           117             360
 191               36,088.84       120         24           360            5           115             360
 192               34,218.07       120         60           360            1           119             360
 193               39,506.02       66          24           300            3            63             300
 194               28,439.58       120         120     Interest Only       1           119        Interest Only
 195               38,182.69       120                      300            1           119             299
 196               35,703.45       120                      360            2           118             358
 197               35,588.19       120                      360            2           118             358
 198               34,710.04       120                      360            2           118             358
 199               36,711.91       120                      360            0           120             360
 200               35,410.37       120         12           360            1           119             360
 201               28,178.00       120         120     Interest Only       1           119        Interest Only
 202               27,546.09       60          60      Interest Only       2            58        Interest Only
 203               27,162.51       120         120     Interest Only       2           118        Interest Only
 204               32,608.97       120                      360            0           120             360
 205               32,236.40       120         24           360            2           118             360
 206               31,630.18       120         24           360            1           119             360
 207               25,358.63       120         120     Interest Only       1           119        Interest Only
 208               30,949.79       120         48           360            0           120             360
 209               31,266.87       120         36           360            1           119             360
 210               37,147.89       120                      240            2           118             238
 211               30,862.06       120                      360            2           118             358
 212               30,535.73       120         36           360            3           117             360
 213               31,072.51       120                      360            2           118             358
 214               29,921.03       120         60           360            2           118             360
 215               32,732.81       120                      300            4           116             296
 216               30,511.53       120                      360            1           119             359
 217               29,369.50       120         36           360            1           119             360
 218               23,361.69       120         120     Interest Only       2           118        Interest Only
 219               32,184.51       120                      300            2           118             298
 220               31,720.70       120         60           300            2           118             300
 221               30,842.55       120         36           360            3           117             360
 222               28,057.28       120         60           360            3           117             360
 223               28,255.91       120         36           360            2           118             360
 224               30,425.98       120         60           300            2           118             300
 225               26,204.94       120                      360            0           120             360
 226               26,990.64       120                      360            2           118             358
 227               26,206.73       120         24           360            2           118             360
 228               26,403.89       120         36           360            3           117             360
 230               25,273.35       120                      360            0           120             360
 231               27,366.87       120                      360            0           120             360
 232               25,509.74       120         36           360            2           118             360
 233               26,351.94       120                      360            1           119             359
----------------------------------------------------------------------------------------------------------------
 234               25,891.36       120                      360            2           118             358
234.1
234.2
234.3
----------------------------------------------------------------------------------------------------------------
 235               25,189.32       120                      360            2           118             358
 236               19,517.36       84          84      Interest Only       2            82        Interest Only
 237               23,822.41       120         36           360            1           119             360
 238               23,899.51       120                      360            1           119             359
 239               19,838.43       120         120     Interest Only       2           118        Interest Only
 240               25,943.49       120                      300            2           118             298
 241               22,512.20       120         36           360            0           120             360
 242               22,686.52       120                      360            0           120             360
 243               22,982.81       120                      360            2           118             358
 244     23,704.38 (Note 13)       120                      360            10          110             350
----------------------------------------------------------------------------------------------------------------

 245               13,657.02       120                      360            3           117             357
 246                8,241.31       120                      360            3           117             357
----------------------------------------------------------------------------------------------------------------
 247               21,521.73       120         24           360            2           118             360
 248               21,639.23       120         24           360            1           119             360
 249               22,088.31       120         24           360            1           119             360
 250               25,710.78       120                      240            2           118             238
 251               21,393.25       120                      360            4           116             356
 252               21,008.62       120         36           360            0           120             360
 253               20,871.61       120                      360            1           119             359
 254               20,363.22       120         60           360            1           119             360
 255               21,240.15       120                      360            2           118             358
 256               20,558.65       120                      360            2           118             358
 257               19,960.54       120                      360            2           118             358
 258               20,040.63       120         60           360            3           117             360
 259               20,362.86       120         12           360            2           118             360
 260               20,123.15       120                      360            1           119             359
 261               21,361.90       120                      300            2           118             298
 262               19,153.21       120         60           360            3           117             360
 263               20,383.10       60          12           360            10           50             360
 264               19,339.37       120                      360            1           119             359
 265               19,166.70       120                      360            2           118             358
 266               18,400.77       120         60           360            5           115             360
 267               18,387.23       120         24           360            3           117             360
 268               19,746.42       120                      300            2           118             298
 269               17,526.25       120         60           360            2           118             360
 270               16,375.63       120         60           360            2           118             360
 271               17,203.68       120                      360            2           118             358
 272               17,619.97       120                      360            1           119             359
 273               17,123.60       120                      360            1           119             359
 274               15,206.66       120         24           360            2           118             360
 275               14,706.04       120         36           360            0           120             360
 276               11,828.70       120         120     Interest Only       2           118        Interest Only
 277               15,037.02       120         36           360            1           119             360
 278               15,214.52       120                      360            2           118             358
 279               14,934.48       120         60           360            2           118             360
 280               15,164.83       121          1           360            0           121             360
 281               11,850.33       120         120     Interest Only       2           118        Interest Only
 282               14,246.03       120         60           360            3           117             360
 283               13,753.49       120         24           360            2           118             360
 284               13,507.32       120         24           360            2           118             360
 285               16,345.50       120         24           240            2           118             240
 286               13,642.14       120         24           360            1           119             360
 287               13,656.86       120                      360            1           119             359
 288               14,056.95       60                       360            2            58             358
 289               14,469.45       120                      300            2           118             298
 290               12,917.24       120                      360            2           118             358
 291               13,151.84       120         60           360            15          105             360
 292               12,738.68       120                      360            1           119             359
 293               12,454.97       120                      360            2           118             358
 294               12,618.55       120                      360            1           119             359
 295               17,709.28       180                      180            3           177             177
 296               11,971.33       120                      360            2           118             358
 297               11,330.45       120                      360            1           119             359
 298               12,079.10       120                      360            1           119             359
 299               10,678.86       120         24           360            1           119             360
 300               10,644.16       120         60           360            1           119             360
 301               10,931.17       120                      360            2           118             358
 302               11,553.45       120                      300            3           117             297
 303               10,590.34       120                      360            1           119             359
 304               10,190.94       120                      360            1           119             359
 305                9,786.75       120                      360            1           119             359
 306                8,899.30       120         60           360            3           117             360
 307                9,031.87       120                      360            1           119             359
 308                8,801.30       120                      360            2           118             358
 309                8,507.92       120         24           360            2           118             360
 310                8,600.48       120                      360            2           118             358
 311                8,563.40       120                      360            2           118             358
 312                8,288.78       120                      360            1           119             359
 313                8,792.51       120                      360            2           118             358
 314                8,365.74       120         60           360            2           118             360
 315                8,339.78       120         36           360            2           118             360
 316                7,643.61       120                      360            2           118             358
 317                7,079.29       120                      360            0           120             360
 318                6,637.55       120                      360            2           118             358
 319                6,596.08       120                      360            3           117             357

                                                                                LOCKOUT
 LOAN                                                                            PERIOD     DEFEASEANCE    DEFEASEANCE
NUMBER                          PREPAYMENT PROVISIONS                           END DATE    START DATE      END DATE
-----------------------------------------------------------------------------------------------------------------------

  1      LO(23)/Grtr1%UPBorYM(90)/Free(7) (Note 8)                              07/04/09         NAP           NAP
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
 1.8
 1.9
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
-----------------------------------------------------------------------------------------------------------------------
  2      LO(30)/Defeasance(49)/Free(5)                                          07/31/09       08/01/09      08/31/13
 2.1
 2.2
 2.3
 2.4
 2.5
 2.6
 2.7
 2.8
 2.9
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
-----------------------------------------------------------------------------------------------------------------------
  3      LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
-----------------------------------------------------------------------------------------------------------------------
  4      LO(27)/Defeasance(86)/Free(7) (Note 9)                                 07/31/09       08/01/09      09/30/16
 4.1
 4.2
 4.3
 4.4
 4.5
 4.6
 4.7
 4.8
 4.9
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
 4.20
 4.21
 4.22
 4.23
 4.24
 4.25
 4.26
 4.27
 4.28
 4.29
 4.30
 4.31
 4.32
 4.33
 4.34
 4.35
 4.36
 4.37
 4.38
 4.39
 4.40
 4.41
 4.42
 4.43
-----------------------------------------------------------------------------------------------------------------------
  5      LO(29)/Defeasance(87)/Free(4)  (Note 10)                               07/31/09       08/01/09      10/31/16
-----------------------------------------------------------------------------------------------------------------------
  6      LO(34)/Defeasance(17)/Free(9)                                          07/31/09       08/01/09      12/31/10
 6.1
 6.2
 6.3
 6.4
-----------------------------------------------------------------------------------------------------------------------
  7      LO(34)/Defeasance(43)/Free(7)                                          08/05/09       08/06/09      03/05/13
  8      LO(25)/Defeasance(56)/Free(3)                                          08/05/09       08/06/09      04/05/14
  9      LO(27)/Defeasance(89)/Free(4)                                          07/31/09       08/01/09      12/31/16
  10     LO(26)/Defeasance(90)/Free(4)                                          07/31/09       08/01/09      01/31/17
-----------------------------------------------------------------------------------------------------------------------
  11     LO(24)/Grtr1%UPBorYM(32)/Free(4)                                       06/30/09         NAP           NAP
 11.1
 11.2
 11.3
 11.4
 11.5
 11.6
 11.7
 11.8
 11.9
11.10
11.11
11.12
11.13
11.14
11.15
11.16
11.17
11.18
11.19
11.20
-----------------------------------------------------------------------------------------------------------------------
  12     LO(25)/Defeasance(59)/Free(36)                                         07/31/09       08/01/09      06/30/14
  13     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
  14     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
  15     LO(25)/Defeasance(91)/Free(4)                                          07/31/09       08/01/09      02/28/17
  16     LO(24)/Defeasance(33)/Free(3)                                          08/05/09       08/06/09      05/05/12
  17     LO(25)/Grtr1%UPBorYM(92)/Free(3)                                       07/31/09         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------
  18     LO(24)/Defeasance(33)/Free(3)                                          07/31/09       08/01/09      04/30/12
 18.1
 18.2
 18.3
 18.4
-----------------------------------------------------------------------------------------------------------------------
  19     LO(25)/Grtr1%UPBorYM(92)/Free(3)                                       07/31/09         NAP           NAP
  20     LO(26)/Defeasance(89)/Free(5)                                          07/31/09       08/01/09      12/31/16
  21     LO(27)/Defeasance(89)/Free(4)                                          07/31/09       08/01/09      12/31/16
  22     LO(27)/Defeasance(90)/Free(3)                                          07/31/09       08/01/09      01/31/17
  23     LO(27)/Defeasance(90)/Free(3)                                          07/31/09       08/01/09      01/31/17
  24     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
-----------------------------------------------------------------------------------------------------------------------
  25     LO(28)/Defeasance(88)/Free(4)                                          07/31/09       08/01/09      11/30/16
 25.1
 25.2
 25.3
-----------------------------------------------------------------------------------------------------------------------
  26     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6
 26.7
-----------------------------------------------------------------------------------------------------------------------
  27     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
-----------------------------------------------------------------------------------------------------------------------
  28     LO(24)/Defeasance(33)/Free(3)                                          07/31/09       08/01/09      04/30/12
 28.1
 28.2
 28.3
 28.4
-----------------------------------------------------------------------------------------------------------------------
  29     LO(26)/Defeasance(89)/Free(5)                                          07/31/09       08/01/09      12/31/16
-----------------------------------------------------------------------------------------------------------------------
  30     LO(23)/Grtr1%UPBorYM(93)/Free(4)                                       05/31/09         NAP           NAP
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
30.10
30.11
30.12
30.13
30.14
30.15
30.16
30.17
30.18
30.19
30.20
-----------------------------------------------------------------------------------------------------------------------
  31     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
  32     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
  33     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
  34     LO(25)/Defeasance(91)/Free(4)                                          08/05/09       08/06/09      03/05/17
  35     LO(39)/Defeasance(78)/Free(3)                                          08/10/09       08/11/09      02/10/16
  36     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
  37     LO(27)/Defeasance(89)/Free(4)                                          08/05/09       08/06/09      01/05/17
  38     LO(27)/(i)Grtr1%UPBorYMor(ii)Defeasance(89)/Free(4) (Note 6)           08/05/09         NAP           NAP
  39     LO(35)/Grtr1%UPBorYM(82)/Free(3)                                       06/30/10         NAP           NAP
  40     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
-----------------------------------------------------------------------------------------------------------------------
  41     LO(30)/Defeasance(51)/Free(3)                                          08/05/09       08/06/09      11/05/13
 41.1
 41.2
 41.3
-----------------------------------------------------------------------------------------------------------------------
  42     LO(26)/(i)Grtr1%UPBorYMor(ii)Defeasance(91)/Free(3) (Note 6)           07/31/09         NAP           NAP
  43     LO(49)/Defeasance(67)/Free(4)                                          08/10/09       08/11/09      03/10/15
-----------------------------------------------------------------------------------------------------------------------
  44     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 44.1
 44.2
 44.3
-----------------------------------------------------------------------------------------------------------------------
  45     LO(25)/Grtr1%UPBorYM(92)/Free(3)                                       08/05/09         NAP           NAP
  46     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
  47     LO(25)/Grtr1%UPBorYM(92)/Free(3)                                       08/05/09         NAP           NAP
  48     LO(25)/Defeasance(56)/Free(3)                                          07/31/09       08/01/09      03/31/14
  49     LO(28)/Defeasance(88)/Free(4)                                          08/05/09       08/06/09      12/05/16
  50     LO(24)/Defeasance(93)/Free(3)                                          07/31/09       08/01/09      04/30/17
  51     LO(27)/Defeasance(89)/Free(4)                                          07/31/09       08/01/09      12/31/16
  52     LO(27)/Grtr1%UPBorYM(89)/Free(4)                                       08/05/09         NAP           NAP
  53     LO(28)/Defeasance(89)/Free(3)                                          07/31/09       08/01/09      12/31/16
  54     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
-----------------------------------------------------------------------------------------------------------------------
  55     LO(25)/Defeasance(91)/Free(4)                                          08/05/09       08/06/09      03/05/17
 55.1
 55.2
-----------------------------------------------------------------------------------------------------------------------
  56     LO(27)/Defeasance(91)/Free(2)                                          07/31/09       08/01/09      02/28/17
-----------------------------------------------------------------------------------------------------------------------
  57     LO(29)/Defeasance(88)/Free(3)                                          07/31/09       08/01/09      11/30/16
 57.1
 57.2
-----------------------------------------------------------------------------------------------------------------------
  58     LO(28)/Defeasance(88)/Free(4)                                          08/05/09       08/06/09      12/05/16
  59     LO(25)/Defeasance(91)/Free(4)                                          08/05/09       08/06/09      03/05/17
  60     LO(26)/Defeasance(90)/Free(4)                                          08/05/09       08/06/09      02/05/17
  61     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
  62     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
  63     LO(36)/Defeasance(81)/Free(3)                                          04/30/10       05/01/10      01/31/17
  64     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
  65     LO(27)/Defeasance(89)/Free(4)                                          08/05/09       08/06/09      01/05/17
  66     LO(36)/Defeasance(81)/Free(3)                                          06/30/10       07/01/10      03/31/17
  67     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
  68     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
  69     LO(28)/Defeasance(88)/Free(4)                                          08/05/09       08/06/09      12/05/16
  70     LO(27)/Grtr1%UPBorYM(57)/Free(36)                                      07/31/09         NAP           NAP
  71     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
  72     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
  73     LO(24)/Defeasance(93)/Free(3)                                          08/05/09       08/06/09      05/05/17
  74     LO(29)/Defeasance(88)/Free(3)                                          08/05/09       08/06/09      12/05/16
  75     LO(26)/Defeasance(88)/Free(6)                                          07/31/09       08/01/09      11/30/16
  76     LO(27)/Defeasance(54)/Free(3)                                          07/31/09       08/01/09      01/31/14
  77     LO(26)/Defeasance(90)/Free(4)                                          07/31/09       08/01/09      01/31/17
  78     LO(24)/Defeasance(94)/Free(2)                                          07/31/09       08/01/09      05/31/17
  79     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
  80     LO(26)/(i)Grtr1%UPBorYMor(ii)Defeasance(88)/Free(6) (Note 6)           07/31/09         NAP           NAP
  81     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
  82     LO(26)/Defeasance(90)/Free(4)                                          07/31/09       08/01/09      01/31/17
  83     LO(28)/Defeasance(89)/Free(3)                                          08/05/09       08/06/09      01/05/17
  84     LO(26)/Grtr1%UPBorYM(55)/Free(39)                                      07/31/09         NAP           NAP
  85     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
  86     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
  87     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
-----------------------------------------------------------------------------------------------------------------------
  88     LO(47)/Grtr1%UPBorYM(10)/Free(3)                                       05/31/11         NAP           NAP
 88.1
 88.2
 88.3
 88.4
 88.5
 88.6
 88.7
-----------------------------------------------------------------------------------------------------------------------
  89     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
  90     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
  91     LO(36)/Grtr1%UPBorYM(82)/Free(2)                                       07/31/10         NAP           NAP
  92     LO(40)/Defeasance(53)/Free(3)                                          08/10/09       08/11/09      01/10/14
  93     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
-----------------------------------------------------------------------------------------------------------------------
  94     LO(36)/Defeasance(81)/Free(3)                                          06/30/10       07/01/10      03/31/17
 94.1
 94.2
-----------------------------------------------------------------------------------------------------------------------
  95     LO(29)/Defeasance(88)/Free(3)                                          07/31/09       08/01/09      11/30/16
  96     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
  97     LO(25)/Grtr1%UPBorYM(92)/Free(3)                                       07/31/09         NAP           NAP
  98     LO(27)/Defeasance(150)/Free(3)                                         08/05/09       08/06/09      02/05/22
  99     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 100     LO(25)/Grtr1%UPBorYM(92)/Free(3)                                       08/05/09         NAP           NAP
 101     LO(26)/Defeasance(90)/Free(4)                                          07/31/09       08/01/09      01/31/17
 102     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 103     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
 104     LO(28)/Defeasance(89)/Free(3)                                          08/05/09       08/06/09      01/05/17
 105     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 106     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
 107     LO(25)/Defeasance(91)/Free(4)                                          08/05/09       08/06/09      03/05/17
 108     LO(29)/Defeasance(87)/Free(4)                                          08/05/09       08/06/09      11/05/16
 109     LO(29)/Defeasance(87)/Free(4)                                          08/05/09       08/06/09      11/05/16
 110     LO(36)/Defeasance(80)/Free(4)                                          07/31/10       08/01/10      03/31/17
 111     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 112     LO(24)/Grtr1%UPBorYM(93)/Free(3)                                       08/05/09         NAP           NAP
 113     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 114     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 115     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 116     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 117     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 118     LO(35)/Grtr1%UPBorYM(81)/Free(4)                                       05/31/10         NAP           NAP
 119     LO(27)/Defeasance(91)/Free(2)                                          07/31/09       08/01/09      02/28/17
-----------------------------------------------------------------------------------------------------------------------
 120     LO(26)/Defeasance(32)/Free(2)                                          07/31/09       08/01/09      03/31/12
120.1
120.2
-----------------------------------------------------------------------------------------------------------------------
 121     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 122     LO(27)/Defeasance(89)/Free(4)                                          07/31/09       08/01/09      12/31/16
 123     LO(28)/Defeasance(89)/Free(3)                                          08/05/09       08/06/09      01/05/17
 124     LO(24)/Grtr1%UPBorYM(94)/Free(2)                                       06/30/09         NAP           NAP
 125     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 126     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
 127     LO(26)/Defeasance(90)/Free(4)                                          08/05/09       08/06/09      02/05/17
 128     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 129     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
 130     LO(28)/Defeasance(89)/Free(3)                                          08/05/09       08/06/09      01/05/17
 131     LO(26)/Defeasance(90)/Free(4)                                          08/05/09       08/06/09      02/05/17
 132     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 133     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 134     LO(25)/Defeasance(56)/Free(3)                                          07/31/09       08/01/09      03/31/14
 135     LO(25)/Defeasance(91)/Free(4)                                          07/31/09       08/01/09      02/28/17
 136     LO(27)/Defeasance(90)/Free(3)                                          07/31/09       08/01/09      01/31/17
 137     LO(29)/Defeasance(87)/Free(4)                                          08/05/09       08/06/09      11/05/16
 138     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 139     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 140     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 141     LO(23)/Grtr1%UPBorYM(32)/Free(5)                                       04/30/09         NAP           NAP
 142     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 143     LO(25)/Grtr1%UPBorYM(92)/Free(3)                                       08/05/09         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------
 144     LO(24)/Grtr1%UPBorYM(32)/Free(4)                                       06/30/09         NAP           NAP
144.1
144.2
-----------------------------------------------------------------------------------------------------------------------
 145     LO(26)/Defeasance(90)/Free(4)                                          08/05/09       08/06/09      02/05/17
 146     LO(36)/Defeasance(78)/Free(6)                                          06/30/10       07/01/10      12/31/16
-----------------------------------------------------------------------------------------------------------------------
 147     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
147.1
147.2
147.3
147.4
147.5
-----------------------------------------------------------------------------------------------------------------------
 148     LO(27)/Defeasance(30)/Free(3)                                          08/05/09       08/06/09      02/05/12
 149     LO(25)/Defeasance(91)/Free(4)                                          08/05/09       08/06/09      03/05/17
 150     LO(28)/Defeasance(88)/Free(4)                                          08/05/09       08/06/09      12/05/16
 151     LO(27)/Grtr1%UPBorYM(90)/Free(3)                                       08/05/09         NAP           NAP
 152     LO(28)/Grtr1%UPBorYM(89)/Free(3)                                       08/05/09         NAP           NAP
 153     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 154     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 155     LO(35)/Grtr1%UPBorYM(82)/Free(3)                                       05/31/10         NAP           NAP
 156     LO(23)/Grtr1%UPBorYM(94)/Free(3)                                       05/31/09         NAP           NAP
 157     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 158     LO(25)/Defeasance(91)/Free(4)                                          08/05/09       08/06/09      03/05/17
 159     LO(35)/Grtr1%UPBorYM(81)/Free(4)                                       05/31/10         NAP           NAP
 160     LO(36)/Defeasance(81)/Free(3)                                          06/30/10       07/01/10      03/31/17
 161     LO(59)/Grtr1%UPBorYM(57)/Free(4)                                       05/05/12         NAP           NAP
 162     LO(26)/Defeasance(90)/Free(4)                                          08/05/09       08/06/09      02/05/17
 163     LO(27)/Defeasance(89)/Free(4)                                          07/31/09       08/01/09      12/31/16
 164     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 165     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 166     LO(36)/Defeasance(81)/Free(3)                                          07/31/10       08/01/10      04/30/17
 167     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 168     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 169     LO(29)/Defeasance(88)/Free(3)                                          08/05/09       08/06/09      12/05/16
 170     LO(36)/Defeasance(81)/Free(3)                                          06/30/10       07/01/10      03/31/17
 171     LO(26)/Grtr4%UPBor2%UPB+YM(91)/Free(3)                                 08/05/09         NAP           NAP
 172     LO(28)/Defeasance(89)/Free(3)                                          08/05/09       08/06/09      01/05/17
 173     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 174     LO(25)/Defeasance(110)/Free(3)                                         07/31/09       08/01/09      09/30/18
 175     LO(24)/Defeasance(93)/Free(3)                                          08/05/09       08/06/09      05/05/17
 176     LO(25)/Defeasance(91)/Free(4)                                          07/31/09       08/01/09      02/28/17
 177     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 178     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 179     LO(26)/(i)Grtr1%UPBorYMor(ii)Defeasance(91)/Free(3) (Note 6)           07/31/09         NAP           NAP
 180     LO(26)/Defeasance(55)/Free(3)                                          07/31/09       08/01/09      02/28/14
 181     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 182     LO(29)/Defeasance(88)/Free(3)                                          08/05/09       08/06/09      12/05/16
 183     LO(36)/Defeasance(81)/Free(3)                                          06/30/10       07/01/10      03/31/17
 184     LO(59)/Grtr1%UPBorYM(58)/Free(3)                                       09/30/11         NAP           NAP
 185     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 186     LO(36)/Grtr1%UPBorYM(82)/Free(2)                                       06/30/10         NAP           NAP
 187     LO(36)/Defeasance(78)/Free(6)                                          07/31/10       08/01/10      01/31/17
 188     LO(26)/Defeasance(92)/Free(2)                                          07/31/09       08/01/09      03/31/17
 189     LO(29)/Defeasance(88)/Free(3)                                          08/05/09       08/06/09      12/05/16
 190     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 191     LO(29)/Defeasance(88)/Free(3)                                          08/05/09       08/06/09      12/05/16
 192     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 193     LO(29)/Grtr1%UPBorYM(33)/Free(4)                                       09/30/09         NAP           NAP
 194     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 195     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 196     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 197     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
 198     LO(26)/Grtr1%UPBorYM(91)/Free(3)                                       08/05/09         NAP           NAP
 199     LO(36)/Defeasance(81)/Free(3)                                          07/31/10       08/01/10      04/30/17
 200     LO(35)/Grtr1%UPBorYM(81)/Free(4)                                       05/31/10         NAP           NAP
 201     LO(23)/Grtr1%UPBorYM(94)/Free(3)                                       05/31/09         NAP           NAP
 202     LO(26)/Defeasance(31)/Free(3)                                          07/31/09       08/01/09      02/29/12
 203     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 204     LO(36)/Defeasance(81)/Free(3)                                          07/31/10       08/01/10      04/30/17
 205     LO(26)/Defeasance(92)/Free(2)                                          07/31/09       08/01/09      03/31/17
 206     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 207     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 208     LO(24)/Defeasance(93)/Free(3)                                          07/31/09       08/01/09      04/30/17
 209     LO(35)/Grtr1%UPBorYM(82)/Free(3)                                       05/31/10         NAP           NAP
 210     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 211     LO(23)/Grtr1%UPBorYM(94)/Free(3)                                       04/30/09         NAP           NAP
 212     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 213     LO(59)/Grtr1%UPBorYM(57)/Free(4)                                       04/30/12         NAP           NAP
 214     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 215     LO(28)/Defeasance(89)/Free(3)                                          08/05/09       08/06/09      01/05/17
 216     LO(25)/Defeasance(91)/Free(4)                                          07/31/09       08/01/09      02/28/17
 217     LO(25)/Grtr1%UPBorYM(92)/Free(3)                                       08/05/09         NAP           NAP
 218     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 219     LO(23)/Grtr1%UPBorYM(94)/Free(3)                                       04/30/09         NAP           NAP
 220     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 221     LO(27)/Defeasance(90)/Free(3)                                          07/31/09       08/01/09      01/31/17
 222     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 223     LO(36)/Defeasance(81)/Free(3)                                          05/31/10       06/01/10      02/28/17
 224     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 225     LO(24)/Defeasance(92)/Free(4)                                          08/05/09       08/06/09      04/05/17
 226     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 227     LO(26)/Grtr1%UPBorYM(91)/Free(3)                                       08/05/09         NAP           NAP
 228     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 230     LO(24)/Defeasance(93)/Free(3)                                          08/05/09       08/06/09      05/05/17
 231     LO(24)/Defeasance(93)/Free(3)                                          08/05/09       08/06/09      05/05/17
 232     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 233     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
-----------------------------------------------------------------------------------------------------------------------
 234     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
234.1
234.2
234.3
-----------------------------------------------------------------------------------------------------------------------
 235     LO(26)/Defeasance(90)/Free(4)                                          08/05/09       08/06/09      02/05/17
 236     LO(25)/YM(36)/2%(12)/1%(8)/Free(3)                                     06/30/09         NAP           NAP
 237     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 238     LO(35)/Grtr1%UPBorYM(82)/Free(3)                                       05/31/10         NAP           NAP
 239     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 240     LO(35)/Grtr1%UPBorYM(82)/Free(3)                                       04/30/10         NAP           NAP
 241     LO(36)/Defeasance(81)/Free(3)                                          07/31/10       08/01/10      04/30/17
 242     LO(36)/Defeasance(81)/Free(3)                                          07/31/10       08/01/10      04/30/17
 243     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 244     LO(34)/Defeasance(83)/Free(3)                                          08/10/09       08/11/09      07/10/16
-----------------------------------------------------------------------------------------------------------------------

 245     LO(27)/Defeasance(90)/Free(3)                                          07/31/09       08/01/09      01/31/17
 246     LO(27)/Defeasance(90)/Free(3)                                          07/31/09       08/01/09      01/31/17
-----------------------------------------------------------------------------------------------------------------------
 247     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 248     LO(36)/Defeasance(81)/Free(3)                                          06/30/10       07/01/10      03/31/17
 249     LO(36)/Defeasance(81)/Free(3)                                          06/30/10       07/01/10      03/31/17
 250     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 251     LO(28)/Grtr1%UPBorYM(89)/Free(3)                                       08/05/09         NAP           NAP
 252     LO(36)/Defeasance(81)/Free(3)                                          07/31/10       08/01/10      04/30/17
 253     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 254     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 255     LO(35)/Grtr1%UPBorYM(82)/Free(3)                                       04/30/10         NAP           NAP
 256     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 257     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 258     LO(27)/Grtr1%UPBorYM(90)/Free(3)                                       08/05/09         NAP           NAP
 259     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 260     LO(35)/Grtr1%UPBorYM(82)/Free(3)                                       05/31/10         NAP           NAP
 261     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 262     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 263     LO(34)/Defeasance(22)/Free(4)                                          07/31/09       08/01/09      05/31/11
 264     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 265     LO(26)/Grtr1%UPBorYM(33)/5%(12)/4%(12)/3%(12)/2%(12)/1%(10)/Free(3)    07/31/09         NAP           NAP
 266     LO(29)/Defeasance(88)/Free(3)                                          08/05/09       08/06/09      12/05/16
 267     LO(27)/Defeasance(90)/Free(3)                                          07/31/09       08/01/09      01/31/17
 268     LO(26)/Defeasance(91)/Free(3)                                          08/05/09       08/06/09      03/05/17
 269     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 270     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 271     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 272     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 273     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 274     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 275     LO(36)/Defeasance(81)/Free(3)                                          07/31/10       08/01/10      04/30/17
 276     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 277     LO(36)/Defeasance(81)/Free(3)                                          06/30/10       07/01/10      03/31/17
 278     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 279     LO(35)/Grtr1%UPBorYM(82)/Free(3)                                       04/30/10         NAP           NAP
 280     LO(24)/Defeasance(95)/Free(2)                                          07/31/09       08/01/09      06/30/17
 281     LO(35)/Grtr1%UPBorYM(82)/Free(3)                                       04/30/10         NAP           NAP
 282     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 283     LO(36)/Defeasance(81)/Free(3)                                          05/31/10       06/01/10      02/28/17
 284     LO(36)/Defeasance(81)/Free(3)                                          05/31/10       06/01/10      02/28/17
 285     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 286     LO(36)/Grtr1%UPBorYM(82)/Free(2)                                       06/30/10         NAP           NAP
 287     LO(35)/Grtr1%UPBorYM(82)/Free(3)                                       05/31/10         NAP           NAP
 288     LO(26)/Defeasance(31)/Free(3)                                          07/31/09       08/01/09      02/29/12
 289     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 290     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 291     LO(39)/Defeasance(77)/Free(4)                                          08/10/09       08/11/09      01/10/16
 292     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 293     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 294     LO(47)/Grtr1%UPBorYM(70)/Free(3)                                       05/31/11         NAP           NAP
 295     LO(27)/Defeasance(150)/Free(3)                                         07/31/09       08/01/09      01/31/22
 296     LO(23)/Grtr1%UPBorYM(94)/Free(3)                                       04/30/09         NAP           NAP
 297     LO(36)/Defeasance(81)/Free(3)                                          06/30/10       07/01/10      03/31/17
 298     LO(25)/Defeasance(92)/Free(3)                                          08/05/09       08/06/09      04/05/17
 299     LO(36)/Defeasance(81)/Free(3)                                          06/30/10       07/01/10      03/31/17
 300     LO(47)/Grtr1%UPBorYM(70)/Free(3)                                       05/31/11         NAP           NAP
 301     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 302     LO(27)/Defeasance(90)/Free(3)                                          07/31/09       08/01/09      01/31/17
 303     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 304     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 305     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 306     LO(27)/Defeasance(90)/Free(3)                                          08/05/09       08/06/09      02/05/17
 307     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 308     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 309     LO(36)/Defeasance(81)/Free(3)                                          05/31/10       06/01/10      02/28/17
 310     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 311     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 312     LO(25)/Defeasance(92)/Free(3)                                          07/31/09       08/01/09      03/31/17
 313     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 314     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 315     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 316     LO(26)/Defeasance(91)/Free(3)                                          07/31/09       08/01/09      02/28/17
 317     LO(36)/Defeasance(81)/Free(3)                                          07/31/10       08/01/10      04/30/17
 318     LO(26)/Grtr1%UPBorYM(33)/5%(12)/4%(12)/3%(12)/2%(12)/1%(10)/Free(3)    07/31/09         NAP           NAP
 319     LO(27)/Defeasance(90)/Free(3) (Note 11)                                07/31/09       08/01/09      01/31/17

                                                                                               YIELD        YIELD        PREPAY-
         MORTGAGE   LOAN                                                                    MAINTENANCE   MAINTENANCE      MENT
 LOAN      LOAN     GROUP                                                                     PERIOD        PERIOD       PENALTY
NUMBER    SELLER    NUMBER                        LOAN / PROPERTY NAME                      START DATE     END DATE     START DATE
-----------------------------------------------------------------------------------------------------------------------------------

   1     LaSalle       1      DDR Southeast Pool                                             07/05/09       01/04/17       NAP
  1.1                  1      Hilltop Plaza
  1.2                  1      Largo Town Center
  1.3                  1      Midway Plaza
  1.4                  1      Riverstone Plaza
  1.5                  1      Highland Grove
  1.6                  1      Riverdale Shops
  1.7                  1      Skyview Plaza
  1.8                  1      Apple Blossom Corners
  1.9                  1      Fayetteville Pavilion
 1.10                  1      Creekwood Crossing
 1.11                  1      Flamingo Falls
 1.12                  1      Harundale Plaza
 1.13                  1      Meadowmont Village Center
 1.14                  1      Springfield Commons
 1.15                  1      Northlake Commons
 1.16                  1      Village Square at Golf
 1.17                  1      Oviedo Park Crossing
 1.18                  1      Shoppes of Golden Acres
 1.19                  1      Bardmoor Shopping Center
 1.20                  1      Rosedale Shopping Center
 1.21                  1      Casselberry Commons
 1.22                  1      Shoppes at New Tampa
 1.23                  1      Crossroads Plaza
 1.24                  1      Plaza Del Paraiso
 1.25                  1      North Pointe Plaza
 1.26                  1      Melbourne Shopping Center
 1.27                  1      Market Square
 1.28                  1      Shoppes of Lithia
 1.29                  1      West Oaks Towne Center
 1.30                  1      Sharon Greens
 1.31                  1      Lakewood Ranch
 1.32                  1      Cofer Crossing
 1.33                  1      Clayton Corners
 1.34                  1      Clearwater Crossing
 1.35                  1      Shoppes at Paradise Pointe
 1.36                  1      Killearn Shopping Center
 1.37                  1      Conway Plaza
 1.38                  1      River Run Shopping Center
 1.39                  1      Aberdeen Square
 1.40                  1      Derby Square
 1.41                  1      Chickasaw Trails Shopping Center
 1.42                  1      Shoppes at Lake Dow
 1.43                  1      Shoppes of Ellenwood
 1.44                  1      Shops at Oliver's Crossing
 1.45                  1      Southwood Village Shopping Center
 1.46                  1      Paraiso Plaza
 1.47                  1      Sheridan Square
 1.48                  1      Countryside Shopping Center
 1.49                  1      Shoppes of Citrus Hills
 1.50                  1      Crystal Springs Shopping Center
 1.51                  1      Sexton Commons
 1.52                  1      Hairston Crossing
-----------------------------------------------------------------------------------------------------------------------------------
   2       CGM         1      CGM AmeriCold Portfolio                                           NAP           NAP          NAP
  2.1                  1      Plover
  2.2                  1      Salem
  2.3                  1      Moses Lake
  2.4                  1      Hermiston
  2.5                  1      Tarboro
  2.6                  1      Leesport
  2.7                  1      Atlanta Gateway
  2.8                  1      Tomah
  2.9                  1      Texarkana
 2.10                  1      Fremont
 2.11                  1      Burlington
 2.12                  1      Springdale Freezer
 2.13                  1      Marshall
 2.14                  1      Charlotte North
 2.15                  1      Birmingham
-----------------------------------------------------------------------------------------------------------------------------------
   3       CGM         1      Greensboro Corporate Center                                       NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
   4     LaSalle       2      Hyde Park Apartment Portfolio                                     NAP           NAP          NAP
  4.1                  2      5326-5336 South Greenwood Avenue
  4.2                  2      5452-5466 South Ellis Ave., 949-957 E. 54th Pl.
  4.3                  2      5339-5345 South Woodlawn Ave., 1204-1224 E. 54th St.
  4.4                  2      5335-5345 South Kimbark Ave., 1304-1308 E. 54th St.
  4.5                  2      1509-1517 E. 57th St., 5707-5709 South Harper Ave.
  4.6                  2      5201 South Greenwood Avenue
  4.7                  2      5411-5421 South Ellis Avenue
  4.8                  2      5034-56 S. Woodlawn Avenue
  4.9                  2      5300-5308 South Hyde Park Avenue
 4.10                  2      5300-5308 South Greenwood Ave., 1021-1029 E. 53rd
 4.11                  2      5234-5244 South Ingleside, 912-914 E. 53rd
 4.12                  2      1515-1521 East 54th St.
 4.13                  2      5416-5430 South Woodlawn Avenue
 4.14                  2      5301-5307 South Maryland, 839-843 E. 53rd St.
 4.15                  2      5400-5406 South Maryland Ave., 825-827 E. 54th St.
 4.16                  2      5415-5425 South Woodlawn Avenue
 4.17                  2      5320-5326 South Drexel
 4.18                  2      5120 South Hyde Park
 4.19                  2      5355-5361 South Cottage Grove, 804-808 E. 54th St.
 4.20                  2      5400-5408 South Ingleside Ave., 913-915 E. 54th St.
 4.21                  2      5401-5409 South Cottage Grove, 807-811 E. 54th St.
 4.22                  2      5528-5532 South Everett Avenue
 4.23                  2      5237-5245 South Kenwood, 1368-1370 E. 53rd
 4.24                  2      5715-5725 South Kimbark Avenue
 4.25                  2      5350-5358 South Maryland Ave., 812-816 E. 54th St.
 4.26                  2      4850 South Drexel Boulevard
 4.27                  2      5474-5480 South Hyde Park Boulevard
 4.28                  2      5202-5210 South Cornell
 4.29                  2      5118-5120 South Greenwood
 4.30                  2      5401-5405 South Drexel Ave., 909-911 E. 54th St.
 4.31                  2      5218-5220 South Kimbark
 4.32                  2      5487-5491 South Hyde Park Boulevard
 4.33                  2      5335-5337 South Woodlawn Avenue
 4.34                  2      5507-5509 South Hyde Park Boulevard
 4.35                  2      5524-5526 South Everett Avenue
 4.36                  2      5468-5470 South Hyde Park Boulevard
 4.37                  2      5401-5403 South Woodlawn Ave., 1211-1213 E. 54th St.
 4.38                  2      5111 South Kimbark Avenue
 4.39                  2      5336 South Hyde Park Avenue
 4.40                  2      5405-5407 South Woodlawn Avenue
 4.41                  2      5457-5459 South Blackstone Avenue
 4.42                  2      5337 South Hyde Park Avenue
 4.43                  2      5128-5132 South Cornell Avenue
-----------------------------------------------------------------------------------------------------------------------------------
   5     LaSalle       1      Wachovia Capitol Center                                           NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
   6     LaSalle       1      Ala Moana Portfolio                                               NAP           NAP          NAP
  6.1                  1      Ala Moana Center
  6.2                  1      Ala Moana Building
  6.3                  1      Ala Moana Pacific Center
  6.4                  1      Ala Moana Plaza
-----------------------------------------------------------------------------------------------------------------------------------
   7       CGM         1      Moreno Valley Mall                                                NAP           NAP          NAP
   8       CGM         1      3535 Market Street                                                NAP           NAP          NAP
   9     Capmark       1      Courtyard by Marriott - Pasadena                                  NAP           NAP          NAP
  10     Capmark       1      Columbia Park                                                     NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  11     Capmark       1      Northmeadow Business Park                                      07/01/09       02/29/12       NAP
 11.1                  1      Northmeadow Creekside - 1335
 11.2                  1      Northmeadow Creekside - 1325
 11.3                  1      11545 Northmeadow
 11.4                  1      Hembree Park - 660
 11.5                  1      Hembree Park - 250
 11.6                  1      Northmeadow Parkside - 1175
 11.7                  1      Northmeadow Parkside - 1125
 11.8                  1      Northmeadow Creekside - 1350
 11.9                  1      Hembree Crest - 11820
 11.10                 1      Northmeadow Parkside - 1115
 11.11                 1      Northmeadow Parkside - 1100
 11.12                 1      Northmeadow Parkside - 1200
 11.13                 1      Northmeadow Creekside - 11390
 11.14                 1      Northmeadow Parkside - 1400
 11.15                 1      Northmeadow Parkside - 1150
 11.16                 1      Northmeadow Parkside - 1225
 11.17                 1      Northmeadow Parkside - 1250
 11.18                 1      Children's Healthcare
 11.19                 1      Hembree Crest - 11810
 11.20                 1      Hembree Crest - 11800
-----------------------------------------------------------------------------------------------------------------------------------
  12     LaSalle       1      600 West Chicago                                                  NAP           NAP          NAP
  13       CGM         1      Culver Center                                                     NAP           NAP          NAP
  14       CGM         1      Crossroads Marketplace                                            NAP           NAP          NAP
  15     Capmark       1      Miracle Mile SC                                                   NAP           NAP          NAP
  16       CGM         1      City Crescent                                                     NAP           NAP          NAP
  17     LaSalle       1      Fifty West Corporate Center                                    08/01/09       03/31/17       NAP
-----------------------------------------------------------------------------------------------------------------------------------
  18     LaSalle       1      IAC - CA & WA Industrial Portfolio                                NAP           NAP          NAP
 18.1                  1      La Miada Commerce Center
 18.2                  1      Sea King Industrial
 18.3                  1      Commerce Business Park
 18.4                  1      East Valley Distribution Center
-----------------------------------------------------------------------------------------------------------------------------------
  19     LaSalle       1      Herndon Square Office Park                                     08/01/09       03/31/17       NAP
  20     Capmark       1      Residence Inn - Rosslyn                                           NAP           NAP          NAP
  21     Capmark       1      Renaissance Club Sport - Walnut Creek                             NAP           NAP          NAP
  22     LaSalle       1      Woodside Corporate Park                                           NAP           NAP          NAP
  23     LaSalle       1      100 Technology Center Drive                                       NAP           NAP          NAP
  24       CGM         1      Plaza at Puente Hills                                             NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  25     LaSalle       1      BCBG Portfolio                                                    NAP           NAP          NAP
 25.1                  1      BCBG - Fruitland
 25.2                  1      BCBG - Santa Fe
 25.3                  1      BCBG - Leonis
-----------------------------------------------------------------------------------------------------------------------------------
  26     LaSalle       2      Southeast Apartment Portfolio                                     NAP           NAP          NAP
 26.1                  2      Grove Station Apartments
 26.2                  2      Bradford Grove Apartments
 26.3                  2      Merritt Landing Apartments
 26.4                  2      Hidden Park Apartments
 26.5                  2      Willow Glen Apartments
 26.6                  2      Quail Pointe Apartments
 26.7                  2      Ashley Chase Apartments
-----------------------------------------------------------------------------------------------------------------------------------
  27       CGM         1      Morgantown Crossing                                               NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  28     LaSalle       1      IAC - Oregon Industrial Portfolio                                 NAP           NAP          NAP
 28.1                  1      Commerce Park - Milwaukie
 28.2                  1      Commerce Park - McLoughlin
 28.3                  1      Commerce Park - Clackamas
 28.4                  1      Commerce Park - Wilsonville
-----------------------------------------------------------------------------------------------------------------------------------
  29     Capmark       1      Courtyard by Marriott - Washington Convention Center              NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  30     LaSalle       1      Prologis Industrial                                            06/01/09       02/28/17       NAP
 30.1                  1      Prologis Industrial -  Stone Fort Distribution Center No. 1
 30.2                  1      Prologis Industrial -  Airport Distribution Center #16
 30.3                  1      Prologis Industrial -  Airport Distribution Center #19
 30.4                  1      Prologis Industrial -  Airport Distribution Center #10
 30.5                  1      Prologis Industrial -  Southwide Industrial Center #7
 30.6                  1      Prologis Industrial -  Airport Distribution Center #2
 30.7                  1      Prologis Industrial -  Delp Distribution Center #2
 30.8                  1      Prologis Industrial -  Delp Distribution Center #5
 30.9                  1      Prologis Industrial -  Airport Distribution Center #11
 30.10                 1      Prologis Industrial -  Delp Distribution Center #8
 30.11                 1      Prologis Industrial -  Stone Fort Distribution Center No. 4
 30.12                 1      Prologis Industrial -  Airport Distribution Center #4
 30.13                 1      Prologis Industrial -  Airport Distribution Center #15
 30.14                 1      Prologis Industrial -  Airport Distribution Center #18
 30.15                 1      Prologis Industrial -  Southwide Industrial Center #6
 30.16                 1      Prologis Industrial -  Airport Distribution Center #9
 30.17                 1      Prologis Industrial -  Airport Distribution Center #7
 30.18                 1      Prologis Industrial -  Airport Distribution Center #8
 30.19                 1      Prologis Industrial -  Southwide Industrial Center #5
 30.20                 1      Prologis Industrial -  Southwide Industrial Center #8
-----------------------------------------------------------------------------------------------------------------------------------
  31       CGM         1      Gateway at Burbank                                                NAP           NAP          NAP
  32       CGM         1      Alderwood Plaza                                                   NAP           NAP          NAP
  33     LaSalle       1      Westlake Landing                                                  NAP           NAP          NAP
  34       CGM         1      Plaza on the Boulevard                                            NAP           NAP          NAP
  35       CGM         1      Blue Oaks Marketplace                                             NAP           NAP          NAP
  36       PNC         1      University Center East - San Diego                                NAP           NAP          NAP
  37       CGM         1      The Tower at Northside                                            NAP           NAP          NAP
  38       CGM         2      Forest Ridge Apartments                                        08/06/09       01/05/17       NAP
  39       PNC         2      Cornerstone Ranch Apartment Homes                              07/01/10       04/30/17       NAP
  40       CGM         1      Martin Village                                                    NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  41       CGM         1      2, 4 & 6 Omni Way                                                 NAP           NAP          NAP
 41.1                  1      2 Omni Way
 41.2                  1      4 Omni Way
 41.3                  1      6 Omni Way
-----------------------------------------------------------------------------------------------------------------------------------
  42     LaSalle       1      Regency Court                                                  08/01/09       02/28/17       NAP
  43       CGM         2      Villa D'Este                                                      NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  44     LaSalle       1      VDR Retail Portfolio                                              NAP           NAP          NAP
 44.1                  1      Lakeview Plaza
 44.2                  1      Glen Ellyn Crossing
 44.3                  1      Burbank Crossing
-----------------------------------------------------------------------------------------------------------------------------------
  45       CGM         1      InfoUSA - Ralston, NE                                          08/06/09       04/05/17       NAP
  46       CGM         1      Gateway Plaza                                                     NAP           NAP          NAP
  47       CGM         1      InfoUSA - Papillion, NE                                        08/06/09       04/05/17       NAP
  48     LaSalle       1      Country Club Village                                              NAP           NAP          NAP
  49       CGM         1      698-700 Madison Avenue                                            NAP           NAP          NAP
  50     LaSalle       1      deCODE genetics                                                   NAP           NAP          NAP
  51     Capmark       1      Hilton Garden Inn - Detroit                                       NAP           NAP          NAP
  52       CGM         1      Salishan Spa & Golf Resort                                     08/06/09       01/05/17       NAP
  53     LaSalle       2      Granada Apartments                                                NAP           NAP          NAP
  54       CGM         1      Creekside Place                                                   NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  55       CGM         1      TownePlace Suites - Miami                                         NAP           NAP          NAP
 55.1                  1      TownePlace Suites - Miami Lakes
 55.2                  1      TownePlace Suites - Miami Airport West
-----------------------------------------------------------------------------------------------------------------------------------
  56     Capmark       1      Residence Inn - DuPont Circle                                     NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  57     LaSalle       1      NNN - Lenox Park (Buildings A & B)                                NAP           NAP          NAP
 57.1                  1      Lenox Park Building B
 57.2                  1      Lenox Park Building A
-----------------------------------------------------------------------------------------------------------------------------------
  58       CGM         1      Shaw's Plaza                                                      NAP           NAP          NAP
  59       CGM         1      Hotel Indigo - Atlanta, GA                                        NAP           NAP          NAP
  60       CGM         1      Bursca Business Park                                              NAP           NAP          NAP
  61       CGM         1      Newport Marketplace                                               NAP           NAP          NAP
  62       CGM         1      The Tides                                                         NAP           NAP          NAP
  63       PNC         1      University Shopping Center                                        NAP           NAP          NAP
  64       CGM         1      Medstar Building                                                  NAP           NAP          NAP
  65       CGM         2      Cottonwood Apartments                                             NAP           NAP          NAP
  66       PNC         1      Barlow Shopping Center                                            NAP           NAP          NAP
  67     LaSalle       1      Lake Calhoun Center                                               NAP           NAP          NAP
  68       PNC         1      South Jordan Market Place                                         NAP           NAP          NAP
  69       CGM         1      Ventu Park                                                        NAP           NAP          NAP
  70     LaSalle       1      International Towers Building                                  08/01/09       04/30/14       NAP
  71     LaSalle       1      Carmax - Roseville                                                NAP           NAP          NAP
  72       CGM         1      Doubletree Hotel - Miami, FL                                      NAP           NAP          NAP
  73       CGM         1      Top Foods - Puyallup, WA                                          NAP           NAP          NAP
  74       CGM         1      The Generations Network, Inc.                                     NAP           NAP          NAP
  75     LaSalle       1      Parkway Plaza                                                     NAP           NAP          NAP
  76     LaSalle       1      Cobblestone Shopping Center                                       NAP           NAP          NAP
  77       PNC         1      Culver Medical Plaza                                              NAP           NAP          NAP
  78     Capmark       2      Clearwater Village                                                NAP           NAP          NAP
  79     LaSalle       1      Holiday Resorts - Miami Beach, FL                                 NAP           NAP          NAP
  80     LaSalle       1      FBI Office Building                                            08/01/09       11/30/16       NAP
  81       CGM         1      Perryville Station                                                NAP           NAP          NAP
  82     Capmark       1      Benner Pike Shops                                                 NAP           NAP          NAP
  83       CGM         2      Hidden Lake Apartments                                            NAP           NAP          NAP
  84     LaSalle       1      Waterfront Apartments                                          08/01/09       02/28/14       NAP
  85       CGM         1      Hampton Inn - West Covina, CA                                     NAP           NAP          NAP
  86     LaSalle       1      Windsor Commerce Center                                           NAP           NAP          NAP
  87       CGM         1      1556 20th Street                                                  NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  88       PNC         1      KFC - Florida Portfolio                                        06/01/11       03/31/12       NAP
 88.1                  1      KFC - Port Charlotte
 88.2                  1      KFC - S. Fort Meyers
 88.3                  1      KFC - W. Cape Coral
 88.4                  1      KFC - Bonita Springs
 88.5                  1      KFC - Golden Gate
 88.6                  1      KFC - Cape Coral
 88.7                  1      KFC - Fort Myers
-----------------------------------------------------------------------------------------------------------------------------------
  89     LaSalle       1      Vail Ranch Towne Square                                           NAP           NAP          NAP
  90       PNC         1      South Jordan Town Center                                          NAP           NAP          NAP
  91     Capmark       1      3505 Hayden                                                    08/01/10       05/31/17       NAP
  92       CGM         1      Northwest Medical Center                                          NAP           NAP          NAP
  93     LaSalle       1      Riverbirch Corner Shopping Center                                 NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  94       PNC         1      Magnolia Office Portfolio                                         NAP           NAP          NAP
 94.1                  1      730 & 750 Sandhill Drive
 94.2                  1      595 Double Eagle
-----------------------------------------------------------------------------------------------------------------------------------
  95     LaSalle       1      NNN - Lenox Park (Building G)                                     NAP           NAP          NAP
  96       PNC         1      Westport Warehouse                                                NAP           NAP          NAP
  97     LaSalle       1      Las Vegas Tech Center                                          08/01/09       03/31/17       NAP
  98       CGM         1      Route 20 Retail Annex                                             NAP           NAP          NAP
  99       CGM         1      Meadowview Lane Professional Center                               NAP           NAP          NAP
  100      CGM         1      Bald Mountain                                                  08/06/09       04/05/17       NAP
  101    Capmark       1      MacArthur Center                                                  NAP           NAP          NAP
  102      CGM         1      City National Bank Data Center                                    NAP           NAP          NAP
  103      CGM         1      Quality Inn & Suites - Dulles, VA                                 NAP           NAP          NAP
  104      CGM         2      Bower Hill III Apartments                                         NAP           NAP          NAP
  105    LaSalle       1      The Shoppes at Amberly                                            NAP           NAP          NAP
  106      CGM         1      2335 Alaska Avenue                                                NAP           NAP          NAP
  107      CGM         1      Clocktower Shopping Center                                        NAP           NAP          NAP
  108      CGM         1      Dogwood Station Shopping Center                                   NAP           NAP          NAP
  109      CGM         1      Crossroads Shopping Center                                        NAP           NAP          NAP
  110      PNC         1      Homewood Suites - Cheasapeak Greenbriar                           NAP           NAP          NAP
  111      CGM         1      Cherokee Building I                                               NAP           NAP          NAP
  112      CGM         1      29 Orangewood Place                                            08/06/09       05/05/17       NAP
  113    LaSalle       1      761 - 793 Boylston Street                                         NAP           NAP          NAP
  114    LaSalle       1      Pavillion Center                                                  NAP           NAP          NAP
  115    LaSalle       1      Westwind Boulevard                                                NAP           NAP          NAP
  116    LaSalle       1      Mill Creek Shopping Center                                        NAP           NAP          NAP
  117      CGM         2      Beacon Hill and Back Bay Properties                               NAP           NAP          NAP
  118      PNC         1      Commerce Center One                                            06/01/10       02/28/17       NAP
  119    Capmark       2      Nob Hill Apartments                                               NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  120    Capmark       2      Cambridge and Windgate                                            NAP           NAP          NAP
 120.1                 2      Cambridge Townhomes
 120.2                 2      Windgate Place Apartments
-----------------------------------------------------------------------------------------------------------------------------------
  121      CGM         1      Cherokee Building II                                              NAP           NAP          NAP
  122    Capmark       1      Residence Inn - (UCF) Orlando                                     NAP           NAP          NAP
  123      CGM         1      Clark's Hill Corporate Center                                     NAP           NAP          NAP
  124    Capmark       1      1515 Garnet Mine Road                                          07/01/09       04/30/17       NAP
  125      CGM         1      Alverson Taylor Mortensen & Sanders Law Office                    NAP           NAP          NAP
  126      CGM         1      Candle Lake Medical Plaza                                         NAP           NAP          NAP
  127      CGM         1      Northpoint Center                                                 NAP           NAP          NAP
  128      CGM         1      Lowe's Home Improvement                                           NAP           NAP          NAP
  129      CGM         1      Yale New Haven Long Wharf Medical Center                          NAP           NAP          NAP
  130      CGM         1      Ransley Square                                                    NAP           NAP          NAP
  131      CGM         1      LA Fitness                                                        NAP           NAP          NAP
  132      CGM         1      Kohls - Florence, SC                                              NAP           NAP          NAP
  133    LaSalle       1      Women's Physician Center                                          NAP           NAP          NAP
  134    LaSalle       2      Southwind MHP                                                     NAP           NAP          NAP
  135    Capmark       1      Oakmont- Raceway Shopping Center                                  NAP           NAP          NAP
  136    LaSalle       1      D&W Grocery Store                                                 NAP           NAP          NAP
  137      CGM         2      North Tower Apartments                                            NAP           NAP          NAP
  138      CGM         1      Pismo Beach Office                                                NAP           NAP          NAP
  139    LaSalle       1      Cedar Medical Center                                              NAP           NAP          NAP
  140      PNC         1      The Wesleyan Building                                             NAP           NAP          NAP
  141    LaSalle       1      Powell Center                                                  05/01/09       12/31/11       NAP
  142      CGM         1      880 Post Road East                                                NAP           NAP          NAP
  143      CGM         1      Holiday Inn Express - Boone, NC                                08/06/09       04/05/17       NAP
-----------------------------------------------------------------------------------------------------------------------------------
  144    Capmark       1      Northlake and Atlanta Business Park                            07/01/09       02/29/12       NAP
 144.1                 1      Northlake Business Park
 144.2                 1      Atlantic Distribution Center
-----------------------------------------------------------------------------------------------------------------------------------
  145      CGM         1      Vanderbilt Plaza Shopping Center                                  NAP           NAP          NAP
  146      PNC         1      Dollar Self Storage - Santa Fe Springs                            NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  147      CGM         1      Barclay's Portfolio                                               NAP           NAP          NAP
 147.1                 1      Barclay's Portfolio - Applebees
 147.2                 1      Barclay's Portfolio - Bartell Drugs
 147.3                 1      Barclay's Portfolio - Sterlings Bank
 147.4                 1      Barclay's Portfolio - Jiffy Lube
 147.5                 1      Barclay's Portfolio - Auto Zone
-----------------------------------------------------------------------------------------------------------------------------------
  148      CGM         1      Fairfield Inn - Parsippany, NJ                                    NAP           NAP          NAP
  149      CGM         1      Metro Plaza                                                       NAP           NAP          NAP
  150      CGM         2      Water Song Apartments                                             NAP           NAP          NAP
  151      CGM         1      Quality Inn - Norfolk Naval Station                            08/06/09       02/05/17       NAP
  152      CGM         2      The Oaks of McCandless                                         08/06/09       01/05/17       NAP
  153      CGM         1      Portsmouth Medical                                                NAP           NAP          NAP
  154      CGM         1      Suburban Extended Stay Hotel - Pensacola, FL                      NAP           NAP          NAP
  155      PNC         1      PFPC Worldwide                                                 06/01/10       03/31/17       NAP
  156    LaSalle       1      Gallo Displays Corporate Headquarters                          06/01/09       03/31/17       NAP
  157    LaSalle       1      North Fresno Office                                               NAP           NAP          NAP
  158      CGM         1      TownePlace Suites - Mount Laurel, NJ                              NAP           NAP          NAP
  159      PNC         1      Country Suites - Lake Norman                                   06/01/10       02/28/17       NAP
  160      PNC         2      Main Street Court Apartments #1                                   NAP           NAP          NAP
  161      CGM         1      Southwest Medical Associates, Inc.                             05/06/12       02/05/17       NAP
  162      CGM         1      Cambridge Commons                                                 NAP           NAP          NAP
  163    Capmark       1      Kings Plaza Medical                                               NAP           NAP          NAP
  164      CGM         1      Mervyns at Crossroads Towne Center                                NAP           NAP          NAP
  165      CGM         1      Palmdale Center                                                   NAP           NAP          NAP
  166      PNC         1      Rehoboth Marketplace                                              NAP           NAP          NAP
  167      CGM         2      The Lakes at Gig Harbor                                           NAP           NAP          NAP
  168    LaSalle       1      Randstad Building                                                 NAP           NAP          NAP
  169      CGM         1      2308 Broadway                                                     NAP           NAP          NAP
  170      PNC         1      Parkway Centre Industrial                                         NAP           NAP          NAP
  171      CGM         1      580 Howard Street                                              08/06/09       03/05/17       NAP
  172      CGM         1      Bandera Trails Retail Center                                      NAP           NAP          NAP
  173    LaSalle       1      37 West Medical                                                   NAP           NAP          NAP
  174      PNC         1      Regal Theatre                                                     NAP           NAP          NAP
  175      CGM         1      Country Inn & Suites - Manassas, VA                               NAP           NAP          NAP
  176    Capmark       1      Hampton Inn - Fairfax                                             NAP           NAP          NAP
  177      CGM         1      Canton Medical                                                    NAP           NAP          NAP
  178    LaSalle       1      Oaks at Centre Point                                              NAP           NAP          NAP
  179    LaSalle       1      The Crossroads                                                 08/01/09       02/28/17       NAP
  180    LaSalle       1      Bloomingdale Commons                                              NAP           NAP          NAP
  181    LaSalle       2      Stonefield Village Apartments                                     NAP           NAP          NAP
  182      CGM         1      CVS Shopping Center                                               NAP           NAP          NAP
  183      PNC         1      Paradise Victoria                                                 NAP           NAP          NAP
  184      PNC         2      Bear Creek Apartments                                          10/01/11       07/31/16       NAP
  185      CGM         1      Village on the Green                                              NAP           NAP          NAP
  186    Capmark       2      Mountain Country                                               07/01/10       04/30/17       NAP
  187      PNC         1      Dollar Self Storage - Peoria                                      NAP           NAP          NAP
  188    Capmark       2      Pinto Lake Mobile Estates                                         NAP           NAP          NAP
  189      CGM         1      Morristown Plaza                                                  NAP           NAP          NAP
  190      CGM         1      Cannery Mall                                                      NAP           NAP          NAP
  191      CGM         1      Hampton Inn - Rocky Hill, CT                                      NAP           NAP          NAP
  192    LaSalle       1      Neiman Marcus - Georgetown                                        NAP           NAP          NAP
  193    Capmark       1      SpringHill Suites - Andover                                    10/01/09       06/30/12       NAP
  194      PNC         1      West Bench Plaza                                                  NAP           NAP          NAP
  195      CGM         1      Suburban Extended Stay Hotel - Gautier, MS                        NAP           NAP          NAP
  196    LaSalle       1      Park Santa Fe - Flagstaff                                         NAP           NAP          NAP
  197      CGM         1      La Quinta - Waldorf, MD                                           NAP           NAP          NAP
  198      CGM         1      Gander Mountain                                                08/06/09       03/05/17       NAP
  199      PNC         1      Trinity Square Shopping Center                                    NAP           NAP          NAP
  200      PNC         1      Hampton Inn - Victoria                                         06/01/10       02/28/17       NAP
  201    LaSalle       1      Home Depot                                                     06/01/09       03/31/17       NAP
  202    LaSalle       1      IAC 1850 Arthur                                                   NAP           NAP          NAP
  203    LaSalle       1      Gibson Electric                                                   NAP           NAP          NAP
  204      PNC         1      452 Old Hook Road Associates                                      NAP           NAP          NAP
  205    Capmark       1      Pomona Center                                                     NAP           NAP          NAP
  206      PNC         2      Delaware Crossing                                                 NAP           NAP          NAP
  207      PNC         1      Legacy Plaza                                                      NAP           NAP          NAP
  208      PNC         1      One Journal Square Plaza                                          NAP           NAP          NAP
  209      PNC         1      The Shops at Vista Commons                                     06/01/10       03/31/17       NAP
  210    LaSalle       1      Hampton Inn Anderson                                              NAP           NAP          NAP
  211    LaSalle       1      Cobalt Marketplace                                             05/01/09       02/28/17       NAP
  212      CGM         1      Tyler Plaza                                                       NAP           NAP          NAP
  213      PNC         1      Holiday Inn Express & Suites - Grand Prairie                   05/01/12       01/31/17       NAP
  214    LaSalle       1      Fairway Financial Center                                          NAP           NAP          NAP
  215      CGM         1      642 Westchester Avenue                                            NAP           NAP          NAP
  216      PNC         1      La Quinta Inn & Suites                                            NAP           NAP          NAP
  217      CGM         1      Midtown Business Center                                        08/06/09       04/05/17       NAP
  218    LaSalle       1      Days Inn Oceanside - Miami Beach, FL                              NAP           NAP          NAP
  219    LaSalle       1      Rite Aid - Totem Lake                                          05/01/09       02/28/17       NAP
  220    LaSalle       2      Camelot Court Apartments                                          NAP           NAP          NAP
  221    LaSalle       1      Harbour Breeze Professional Center                                NAP           NAP          NAP
  222      CGM         1      Home Design Center                                                NAP           NAP          NAP
  223      PNC         2      Highclere Apartments                                              NAP           NAP          NAP
  224    LaSalle       2      Forest Village                                                    NAP           NAP          NAP
  225      CGM         1      American Association of Blood Banks                               NAP           NAP          NAP
  226    LaSalle       1      Sleep Inn University Place                                        NAP           NAP          NAP
  227      CGM         1      Inn at Cannon Beach                                            08/06/09       03/05/17       NAP
  228      CGM         1      Centennial Area Learning Center                                   NAP           NAP          NAP
  230      CGM         1      Harbour View Commons                                              NAP           NAP          NAP
  231      CGM         1      Northwoods Urology Medical Office                                 NAP           NAP          NAP
  232    LaSalle       1      Fairfield Inn - Evansville West                                   NAP           NAP          NAP
  233    LaSalle       2      Apple Villa Apartments                                            NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  234    LaSalle       2      Bennett Edge Park Village Glen                                    NAP           NAP          NAP
 234.1                 2      The Bennett
 234.2                 2      Village Glen
 234.3                 2      Edge Park
-----------------------------------------------------------------------------------------------------------------------------------
  235      CGM         1      Comfort Inn & Suites - Overland Park, KS                          NAP           NAP          NAP
  236    LaSalle       1      TNS Building                                                   07/01/09       06/30/12       NAP
  237    LaSalle       1      Redlands Retail                                                   NAP           NAP          NAP
  238    LaSalle       1      Walgreens, Salisbury                                           06/01/10       03/31/17       NAP
  239    Capmark       1      Barley Mill                                                       NAP           NAP          NAP
  240    LaSalle       1      One Mokena Plaza                                               05/01/10       02/28/17       NAP
  241      PNC         1      Rehoboth Plaza                                                    NAP           NAP          NAP
  242      PNC         1      Camden Village Shopping Center                                    NAP           NAP          NAP
  243    LaSalle       1      Towne Centre Place                                                NAP           NAP          NAP
  244      CGM         1      DeZavala Oaks Shopping Center                                     NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
                              Hoopes Place and Lenox Garden Crossed Portfolio
  245    LaSalle       2      Hoopes Place Apartments                                           NAP           NAP          NAP
  246    LaSalle       2      Lenox Garden Apartments                                           NAP           NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
  247    LaSalle       1      Autozone Plaza                                                    NAP           NAP          NAP
  248      PNC         1      Eastland Medical Building                                         NAP           NAP          NAP
  249      PNC         1      Marcy Street Shops                                                NAP           NAP          NAP
  250    LaSalle       1      Hampton Inn Greenwood                                             NAP           NAP          NAP
  251      CGM         1      116-120 West Washington Street                                 08/06/09       01/05/17       NAP
  252      PNC         2      Cedar Village Mobile Home Park                                    NAP           NAP          NAP
  253      CGM         1      Walgreens - Pearland, TX                                          NAP           NAP          NAP
  254    LaSalle       1      Independence Commons                                              NAP           NAP          NAP
  255    LaSalle       1      Plantation Crossing                                            05/01/10       02/28/17       NAP
  256    LaSalle       1      Walgreens Shelbyville                                             NAP           NAP          NAP
  257    LaSalle       2      Woodland West Apartments                                          NAP           NAP          NAP
  258      CGM         1      Main & McFadden Shopping Center                                08/06/09       02/05/17       NAP
  259    LaSalle       2      Treasure ISLE MHP                                                 NAP           NAP          NAP
  260    LaSalle       1      Bethany Square Shopping Center                                 06/01/10       03/31/17       NAP
  261    LaSalle       1      Holiday Inn Express Jasper, Al                                    NAP           NAP          NAP
  262      CGM         1      Walgreens - Portland, OR                                          NAP           NAP          NAP
  263    Capmark       2      Belvedere Apartments                                              NAP           NAP          NAP
  264    LaSalle       2      Harbor Square Apts                                                NAP           NAP          NAP
  265    LaSalle       2      51 Estates                                                     08/01/09       05/31/12       NAP
  266      CGM         1      Golfsmith Golf Center                                             NAP           NAP          NAP
  267    LaSalle       1      Lakewood You Store It                                             NAP           NAP          NAP
  268      CGM         1      Quality Inn - Annapolis, MD                                       NAP           NAP          NAP
  269    LaSalle       2      Dakin Apartments                                                  NAP           NAP          NAP
  270    LaSalle       1      Dana Point Town Center                                            NAP           NAP          NAP
  271    LaSalle       1      Space World Self Storage - South                                  NAP           NAP          NAP
  272      CGM         1      Arlington Strip Mall 1                                            NAP           NAP          NAP
  273      CGM         1      Serino's Italian Foods                                            NAP           NAP          NAP
  274    LaSalle       1      7372 McKnight Road                                                NAP           NAP          NAP
  275      PNC         2      Careys Estates Mobile Home Park                                   NAP           NAP          NAP
  276    LaSalle       1      350 Second Street                                                 NAP           NAP          NAP
  277      PNC         1      Eye Care 20/20                                                    NAP           NAP          NAP
  278    LaSalle       2      Orange Grove MHP                                                  NAP           NAP          NAP
  279    LaSalle       1      Lakewood Landing                                               05/01/10       02/28/17       NAP
  280    Capmark       1      Kress Office-Retail Building                                      NAP           NAP          NAP
  281      PNC         1      Walnut Creek Office Park                                       05/01/10       02/28/17       NAP
  282      CGM         1      Allstate Insurance Company - Pittsburgh, PA                       NAP           NAP          NAP
  283      PNC         1      CEAH Realtors Building                                            NAP           NAP          NAP
  284      PNC         1      Reece Nichols Building                                            NAP           NAP          NAP
  285    LaSalle       1      St. Robert Centre                                                 NAP           NAP          NAP
  286    Capmark       2      Pinons Apartments                                              07/01/10       04/30/17       NAP
  287    LaSalle       1      Tractor Supply                                                 06/01/10       03/31/17       NAP
  288    LaSalle       2      Lazy Land Manufactured Housing Park                               NAP           NAP          NAP
  289    LaSalle       1      Interline Brands                                                  NAP           NAP          NAP
  290      PNC         1      Sofa Express                                                      NAP           NAP          NAP
  291      CGM         1      Acme Plaza Shopping Center II (Magnolia)                          NAP           NAP          NAP
  292    LaSalle       2      Northbrook Moblile Home Community                                 NAP           NAP          NAP
  293      PNC         1      2345 West Ryan Road                                               NAP           NAP          NAP
  294      PNC         1      National Tire & Battery                                        06/01/11       03/31/17       NAP
  295    LaSalle       1      VE - Hampton Inn Brooks KY                                        NAP           NAP          NAP
  296    LaSalle       1      30412 Esperanza                                                05/01/09       02/28/17       NAP
  297      PNC         2      Longwood Park Apartments                                          NAP           NAP          NAP
  298      CGM         1      Arlington Strip Mall 2                                            NAP           NAP          NAP
  299      PNC         1      First Horizon                                                     NAP           NAP          NAP
  300      PNC         1      Advance Auto Parts - IL                                        06/01/11       03/31/17       NAP
  301    LaSalle       2      Fairview Village MHP                                              NAP           NAP          NAP
  302    LaSalle       1      Hoosic Valley Shopping Center                                     NAP           NAP          NAP
  303    LaSalle       1      29000 Walker Road South                                           NAP           NAP          NAP
  304    LaSalle       2      Hillview Acres Manufactured Housing Community                     NAP           NAP          NAP
  305    LaSalle       1      North Trail Stor-It Park                                          NAP           NAP          NAP
  306      CGM         1      Rite Aid - Lancaster, NH                                          NAP           NAP          NAP
  307    LaSalle       1      IonBond, Inc                                                      NAP           NAP          NAP
  308    LaSalle       1      Brooks Street                                                     NAP           NAP          NAP
  309      PNC         1      1st Financial Bank Building                                       NAP           NAP          NAP
  310    LaSalle       2      Beaver Dam MHP                                                    NAP           NAP          NAP
  311    LaSalle       2      River Bluff Apartments                                            NAP           NAP          NAP
  312    LaSalle       2      Buckbal                                                           NAP           NAP          NAP
  313    LaSalle       1      Space World Self Storage - North                                  NAP           NAP          NAP
  314    LaSalle       1      Wachovia Alpharetta Ground Lease                                  NAP           NAP          NAP
  315    LaSalle       1      Hannaford Ground Lease                                            NAP           NAP          NAP
  316    LaSalle       1      Paducah Shopping Center                                           NAP           NAP          NAP
  317      PNC         1      80 Maple Avenue                                                   NAP           NAP          NAP
  318    LaSalle       2      New Colony                                                     08/01/09       05/31/12       NAP
  319    LaSalle       1      Regions Bank                                                      NAP           NAP          NAP

                                                                                     YIELD
                                                                                  MAINTENANCE
                                                                                   INTEREST
                                                                                     RATE
          PREPAY-                  YIELD                         YIELD             CONVERTED            YIELD
           MENT                 MAINTENANCE                   MAINTENANCE         TO MONTHLY         MAINTENANCE
 LOAN     PENALTY               CALCULATION                     INTEREST           MORTGAGE          DISCOUNTING
NUMBER   END DATE                 METHOD                          RATE               RATE              HORIZON
--------------------------------------------------------------------------------------------------------------------

  1         NAP     Interest Differential (Monthly LS)   Treasury Flat + 25bps        No              Specified
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
 1.8
 1.9
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
--------------------------------------------------------------------------------------------------------------------
  2         NAP                     NAP                           NAP                 NAP                NAP
 2.1
 2.2
 2.3
 2.4
 2.5
 2.6
 2.7
 2.8
 2.9
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
--------------------------------------------------------------------------------------------------------------------
  3         NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  4         NAP                     NAP                           NAP                 NAP                NAP
 4.1
 4.2
 4.3
 4.4
 4.5
 4.6
 4.7
 4.8
 4.9
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
 4.20
 4.21
 4.22
 4.23
 4.24
 4.25
 4.26
 4.27
 4.28
 4.29
 4.30
 4.31
 4.32
 4.33
 4.34
 4.35
 4.36
 4.37
 4.38
 4.39
 4.40
 4.41
 4.42
 4.43
--------------------------------------------------------------------------------------------------------------------
  5         NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  6         NAP                     NAP                           NAP                 NAP                NAP
 6.1
 6.2
 6.3
 6.4
--------------------------------------------------------------------------------------------------------------------
  7         NAP                     NAP                           NAP                 NAP                NAP
  8         NAP                     NAP                           NAP                 NAP                NAP
  9         NAP                     NAP                           NAP                 NAP                NAP
  10        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  11        NAP                Present Value             Treasury Flat + 50bps        No              Maturity
 11.1
 11.2
 11.3
 11.4
 11.5
 11.6
 11.7
 11.8
 11.9
11.10
11.11
11.12
11.13
11.14
11.15
11.16
11.17
11.18
11.19
11.20
--------------------------------------------------------------------------------------------------------------------
  12        NAP                     NAP                           NAP                 NAP                NAP
  13        NAP                     NAP                           NAP                 NAP                NAP
  14        NAP                     NAP                           NAP                 NAP                NAP
  15        NAP                     NAP                           NAP                 NAP                NAP
  16        NAP                     NAP                           NAP                 NAP                NAP
  17        NAP                Present Value                 Treasury Flat            Yes             Specified
--------------------------------------------------------------------------------------------------------------------
  18        NAP                     NAP                           NAP                 NAP                NAP
 18.1
 18.2
 18.3
 18.4
--------------------------------------------------------------------------------------------------------------------
  19        NAP                Present Value                 Treasury Flat            Yes             Specified
  20        NAP                     NAP                           NAP                 NAP                NAP
  21        NAP                     NAP                           NAP                 NAP                NAP
  22        NAP                     NAP                           NAP                 NAP                NAP
  23        NAP                     NAP                           NAP                 NAP                NAP
  24        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  25        NAP                     NAP                           NAP                 NAP                NAP
 25.1
 25.2
 25.3
--------------------------------------------------------------------------------------------------------------------
  26        NAP                     NAP                           NAP                 NAP                NAP
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6
 26.7
--------------------------------------------------------------------------------------------------------------------
  27        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  28        NAP                     NAP                           NAP                 NAP                NAP
 28.1
 28.2
 28.3
 28.4
--------------------------------------------------------------------------------------------------------------------
  29        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  30        NAP                Present Value                 Treasury Flat            Yes             Maturity
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
30.10
30.11
30.12
30.13
30.14
30.15
30.16
30.17
30.18
30.19
30.20
--------------------------------------------------------------------------------------------------------------------
  31        NAP                     NAP                           NAP                 NAP                NAP
  32        NAP                     NAP                           NAP                 NAP                NAP
  33        NAP                     NAP                           NAP                 NAP                NAP
  34        NAP                     NAP                           NAP                 NAP                NAP
  35        NAP                     NAP                           NAP                 NAP                NAP
  36        NAP                     NAP                           NAP                 NAP                NAP
  37        NAP                     NAP                           NAP                 NAP                NAP
  38        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
  39        NAP                Present Value                 Treasury Flat            Yes             Maturity
  40        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  41        NAP                     NAP                           NAP                 NAP                NAP
 41.1
 41.2
 41.3
--------------------------------------------------------------------------------------------------------------------
  42        NAP                Present Value                 Treasury Flat            Yes             Specified
  43        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  44        NAP                     NAP                           NAP                 NAP                NAP
 44.1
 44.2
 44.3
--------------------------------------------------------------------------------------------------------------------
  45        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
  46        NAP                     NAP                           NAP                 NAP                NAP
  47        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
  48        NAP                     NAP                           NAP                 NAP                NAP
  49        NAP                     NAP                           NAP                 NAP                NAP
  50        NAP                     NAP                           NAP                 NAP                NAP
  51        NAP                     NAP                           NAP                 NAP                NAP
  52        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
  53        NAP                     NAP                           NAP                 NAP                NAP
  54        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  55        NAP                     NAP                           NAP                 NAP                NAP
 55.1
 55.2
--------------------------------------------------------------------------------------------------------------------
  56        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  57        NAP                     NAP                           NAP                 NAP                NAP
 57.1
 57.2
--------------------------------------------------------------------------------------------------------------------
  58        NAP                     NAP                           NAP                 NAP                NAP
  59        NAP                     NAP                           NAP                 NAP                NAP
  60        NAP                     NAP                           NAP                 NAP                NAP
  61        NAP                     NAP                           NAP                 NAP                NAP
  62        NAP                     NAP                           NAP                 NAP                NAP
  63        NAP                     NAP                           NAP                 NAP                NAP
  64        NAP                     NAP                           NAP                 NAP                NAP
  65        NAP                     NAP                           NAP                 NAP                NAP
  66        NAP                     NAP                           NAP                 NAP                NAP
  67        NAP                     NAP                           NAP                 NAP                NAP
  68        NAP                     NAP                           NAP                 NAP                NAP
  69        NAP                     NAP                           NAP                 NAP                NAP
  70        NAP                Present Value                 Treasury Flat            Yes             Specified
  71        NAP                     NAP                           NAP                 NAP                NAP
  72        NAP                     NAP                           NAP                 NAP                NAP
  73        NAP                     NAP                           NAP                 NAP                NAP
  74        NAP                     NAP                           NAP                 NAP                NAP
  75        NAP                     NAP                           NAP                 NAP                NAP
  76        NAP                     NAP                           NAP                 NAP                NAP
  77        NAP                     NAP                           NAP                 NAP                NAP
  78        NAP                     NAP                           NAP                 NAP                NAP
  79        NAP                     NAP                           NAP                 NAP                NAP
  80        NAP                Present Value                 Treasury Flat            Yes             Specified
  81        NAP                     NAP                           NAP                 NAP                NAP
  82        NAP                     NAP                           NAP                 NAP                NAP
  83        NAP                     NAP                           NAP                 NAP                NAP
  84        NAP     Interest Differential (Monthly LS)       Treasury Flat            No              Maturity
  85        NAP                     NAP                           NAP                 NAP                NAP
  86        NAP                     NAP                           NAP                 NAP                NAP
  87        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  88        NAP                Present Value                 Treasury Flat            Yes             Maturity
 88.1
 88.2
 88.3
 88.4
 88.5
 88.6
 88.7
--------------------------------------------------------------------------------------------------------------------
  89        NAP                     NAP                           NAP                 NAP                NAP
  90        NAP                     NAP                           NAP                 NAP                NAP
  91        NAP                Present Value                 Treasury Flat            No              Maturity
  92        NAP                     NAP                           NAP                 NAP                NAP
  93        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
  94        NAP                     NAP                           NAP                 NAP                NAP
 94.1
 94.2
--------------------------------------------------------------------------------------------------------------------
  95        NAP                     NAP                           NAP                 NAP                NAP
  96        NAP                     NAP                           NAP                 NAP                NAP
  97        NAP     Interest Differential (Monthly LS)       Treasury Flat            No              Maturity
  98        NAP                     NAP                           NAP                 NAP                NAP
  99        NAP                     NAP                           NAP                 NAP                NAP
 100        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
 101        NAP                     NAP                           NAP                 NAP                NAP
 102        NAP                     NAP                           NAP                 NAP                NAP
 103        NAP                     NAP                           NAP                 NAP                NAP
 104        NAP                     NAP                           NAP                 NAP                NAP
 105        NAP                     NAP                           NAP                 NAP                NAP
 106        NAP                     NAP                           NAP                 NAP                NAP
 107        NAP                     NAP                           NAP                 NAP                NAP
 108        NAP                     NAP                           NAP                 NAP                NAP
 109        NAP                     NAP                           NAP                 NAP                NAP
 110        NAP                     NAP                           NAP                 NAP                NAP
 111        NAP                     NAP                           NAP                 NAP                NAP
 112        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
 113        NAP                     NAP                           NAP                 NAP                NAP
 114        NAP                     NAP                           NAP                 NAP                NAP
 115        NAP                     NAP                           NAP                 NAP                NAP
 116        NAP                     NAP                           NAP                 NAP                NAP
 117        NAP                     NAP                           NAP                 NAP                NAP
 118        NAP                Present Value                 Treasury Flat            Yes             Maturity
 119        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
 120        NAP                     NAP                           NAP                 NAP                NAP
120.1
120.2
--------------------------------------------------------------------------------------------------------------------
 121        NAP                     NAP                           NAP                 NAP                NAP
 122        NAP                     NAP                           NAP                 NAP                NAP
 123        NAP                     NAP                           NAP                 NAP                NAP
 124        NAP                Present Value                 Treasury Flat            No              Maturity
 125        NAP                     NAP                           NAP                 NAP                NAP
 126        NAP                     NAP                           NAP                 NAP                NAP
 127        NAP                     NAP                           NAP                 NAP                NAP
 128        NAP                     NAP                           NAP                 NAP                NAP
 129        NAP                     NAP                           NAP                 NAP                NAP
 130        NAP                     NAP                           NAP                 NAP                NAP
 131        NAP                     NAP                           NAP                 NAP                NAP
 132        NAP                     NAP                           NAP                 NAP                NAP
 133        NAP                     NAP                           NAP                 NAP                NAP
 134        NAP                     NAP                           NAP                 NAP                NAP
 135        NAP                     NAP                           NAP                 NAP                NAP
 136        NAP                     NAP                           NAP                 NAP                NAP
 137        NAP                     NAP                           NAP                 NAP                NAP
 138        NAP                     NAP                           NAP                 NAP                NAP
 139        NAP                     NAP                           NAP                 NAP                NAP
 140        NAP                     NAP                           NAP                 NAP                NAP
 141        NAP                Present Value                 Treasury Flat            Yes             Maturity
 142        NAP                     NAP                           NAP                 NAP                NAP
 143        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
--------------------------------------------------------------------------------------------------------------------
 144        NAP                Present Value             Treasury Flat + 50bps        No              Maturity
144.1
144.2
--------------------------------------------------------------------------------------------------------------------
 145        NAP                     NAP                           NAP                 NAP                NAP
 146        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
 147        NAP                     NAP                           NAP                 NAP                NAP
147.1
147.2
147.3
147.4
147.5
--------------------------------------------------------------------------------------------------------------------
 148        NAP                     NAP                           NAP                 NAP                NAP
 149        NAP                     NAP                           NAP                 NAP                NAP
 150        NAP                     NAP                           NAP                 NAP                NAP
 151        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
 152        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
 153        NAP                     NAP                           NAP                 NAP                NAP
 154        NAP                     NAP                           NAP                 NAP                NAP
 155        NAP                Present Value                 Treasury Flat            Yes             Maturity
 156        NAP                Present Value                 Treasury Flat            Yes             Maturity
 157        NAP                     NAP                           NAP                 NAP                NAP
 158        NAP                     NAP                           NAP                 NAP                NAP
 159        NAP                Present Value                 Treasury Flat            Yes             Maturity
 160        NAP                     NAP                           NAP                 NAP                NAP
 161        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
 162        NAP                     NAP                           NAP                 NAP                NAP
 163        NAP                     NAP                           NAP                 NAP                NAP
 164        NAP                     NAP                           NAP                 NAP                NAP
 165        NAP                     NAP                           NAP                 NAP                NAP
 166        NAP                     NAP                           NAP                 NAP                NAP
 167        NAP                     NAP                           NAP                 NAP                NAP
 168        NAP                     NAP                           NAP                 NAP                NAP
 169        NAP                     NAP                           NAP                 NAP                NAP
 170        NAP                     NAP                           NAP                 NAP                NAP
 171        NAP            PV Yield Differential             Treasury Flat            Yes                WAL
 172        NAP                     NAP                           NAP                 NAP                NAP
 173        NAP                     NAP                           NAP                 NAP                NAP
 174        NAP                     NAP                           NAP                 NAP                NAP
 175        NAP                     NAP                           NAP                 NAP                NAP
 176        NAP                     NAP                           NAP                 NAP                NAP
 177        NAP                     NAP                           NAP                 NAP                NAP
 178        NAP                     NAP                           NAP                 NAP                NAP
 179        NAP     Interest Differential (Monthly LS)       Treasury Flat            No              Maturity
 180        NAP                     NAP                           NAP                 NAP                NAP
 181        NAP                     NAP                           NAP                 NAP                NAP
 182        NAP                     NAP                           NAP                 NAP                NAP
 183        NAP                     NAP                           NAP                 NAP                NAP
 184        NAP                Present Value                 Treasury Flat            Yes             Maturity
 185        NAP                     NAP                           NAP                 NAP                NAP
 186        NAP                Present Value                 Treasury Flat            No              Maturity
 187        NAP                     NAP                           NAP                 NAP                NAP
 188        NAP                     NAP                           NAP                 NAP                NAP
 189        NAP                     NAP                           NAP                 NAP                NAP
 190        NAP                     NAP                           NAP                 NAP                NAP
 191        NAP                     NAP                           NAP                 NAP                NAP
 192        NAP                     NAP                           NAP                 NAP                NAP
 193        NAP                Present Value                 Treasury Flat            No         Maturity (Note 14)
 194        NAP                     NAP                           NAP                 NAP                NAP
 195        NAP                     NAP                           NAP                 NAP                NAP
 196        NAP                     NAP                           NAP                 NAP                NAP
 197        NAP                     NAP                           NAP                 NAP                NAP
 198        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
 199        NAP                     NAP                           NAP                 NAP                NAP
 200        NAP                Present Value                 Treasury Flat            Yes             Maturity
 201        NAP                Present Value                 Treasury Flat            Yes             Specified
 202        NAP                     NAP                           NAP                 NAP                NAP
 203        NAP                     NAP                           NAP                 NAP                NAP
 204        NAP                     NAP                           NAP                 NAP                NAP
 205        NAP                     NAP                           NAP                 NAP                NAP
 206        NAP                     NAP                           NAP                 NAP                NAP
 207        NAP                     NAP                           NAP                 NAP                NAP
 208        NAP                     NAP                           NAP                 NAP                NAP
 209        NAP                Present Value                 Treasury Flat            Yes             Maturity
 210        NAP                     NAP                           NAP                 NAP                NAP
 211        NAP                Present Value                 Treasury Flat            Yes             Maturity
 212        NAP                     NAP                           NAP                 NAP                NAP
 213        NAP                Present Value                 Treasury Flat            Yes             Maturity
 214        NAP                     NAP                           NAP                 NAP                NAP
 215        NAP                     NAP                           NAP                 NAP                NAP
 216        NAP                     NAP                           NAP                 NAP                NAP
 217        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
 218        NAP                     NAP                           NAP                 NAP                NAP
 219        NAP     Interest Differential (Monthly LS)       Treasury Flat            No              Maturity
 220        NAP                     NAP                           NAP                 NAP                NAP
 221        NAP                     NAP                           NAP                 NAP                NAP
 222        NAP                     NAP                           NAP                 NAP                NAP
 223        NAP                     NAP                           NAP                 NAP                NAP
 224        NAP                     NAP                           NAP                 NAP                NAP
 225        NAP                     NAP                           NAP                 NAP                NAP
 226        NAP                     NAP                           NAP                 NAP                NAP
 227        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
 228        NAP                     NAP                           NAP                 NAP                NAP
 230        NAP                     NAP                           NAP                 NAP                NAP
 231        NAP                     NAP                           NAP                 NAP                NAP
 232        NAP                     NAP                           NAP                 NAP                NAP
 233        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
 234        NAP                     NAP                           NAP                 NAP                NAP
234.1
234.2
234.3
--------------------------------------------------------------------------------------------------------------------
 235        NAP                     NAP                           NAP                 NAP                NAP
 236        NAP                Present Value                 Treasury Flat            Yes             Maturity
 237        NAP                     NAP                           NAP                 NAP                NAP
 238        NAP                Present Value                 Treasury Flat            Yes             Maturity
 239        NAP                     NAP                           NAP                 NAP                NAP
 240        NAP                Present Value                 Treasury Flat            Yes             Maturity
 241        NAP                     NAP                           NAP                 NAP                NAP
 242        NAP                     NAP                           NAP                 NAP                NAP
 243        NAP                     NAP                           NAP                 NAP                NAP
 244        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------

 245        NAP                     NAP                           NAP                 NAP                NAP
 246        NAP                     NAP                           NAP                 NAP                NAP
--------------------------------------------------------------------------------------------------------------------
 247        NAP                     NAP                           NAP                 NAP                NAP
 248        NAP                     NAP                           NAP                 NAP                NAP
 249        NAP                     NAP                           NAP                 NAP                NAP
 250        NAP                     NAP                           NAP                 NAP                NAP
 251        NAP            PV Yield Differential             Treasury Flat            Yes                WAL
 252        NAP                     NAP                           NAP                 NAP                NAP
 253        NAP                     NAP                           NAP                 NAP                NAP
 254        NAP                     NAP                           NAP                 NAP                NAP
 255        NAP                Present Value                 Treasury Flat            Yes             Maturity
 256        NAP                     NAP                           NAP                 NAP                NAP
 257        NAP                     NAP                           NAP                 NAP                NAP
 258        NAP       Interest Differential (Monthly)        Treasury Flat            Yes             Maturity
 259        NAP                     NAP                           NAP                 NAP                NAP
 260        NAP                Present Value                 Treasury Flat            Yes             Maturity
 261        NAP                     NAP                           NAP                 NAP                NAP
 262        NAP                     NAP                           NAP                 NAP                NAP
 263        NAP                     NAP                           NAP                 NAP                NAP
 264        NAP                     NAP                           NAP                 NAP                NAP
 265        NAP                Present Value                 Treasury Flat            Yes             Maturity
 266        NAP                     NAP                           NAP                 NAP                NAP
 267        NAP                     NAP                           NAP                 NAP                NAP
 268        NAP                     NAP                           NAP                 NAP                NAP
 269        NAP                     NAP                           NAP                 NAP                NAP
 270        NAP                     NAP                           NAP                 NAP                NAP
 271        NAP                     NAP                           NAP                 NAP                NAP
 272        NAP                     NAP                           NAP                 NAP                NAP
 273        NAP                     NAP                           NAP                 NAP                NAP
 274        NAP                     NAP                           NAP                 NAP                NAP
 275        NAP                     NAP                           NAP                 NAP                NAP
 276        NAP                     NAP                           NAP                 NAP                NAP
 277        NAP                     NAP                           NAP                 NAP                NAP
 278        NAP                     NAP                           NAP                 NAP                NAP
 279        NAP                Present Value                 Treasury Flat            Yes             Maturity
 280        NAP                     NAP                           NAP                 NAP                NAP
 281        NAP                Present Value                 Treasury Flat            Yes             Maturity
 282        NAP                     NAP                           NAP                 NAP                NAP
 283        NAP                     NAP                           NAP                 NAP                NAP
 284        NAP                     NAP                           NAP                 NAP                NAP
 285        NAP                     NAP                           NAP                 NAP                NAP
 286        NAP                Present Value                 Treasury Flat            No              Maturity
 287        NAP                Present Value                 Treasury Flat            Yes             Maturity
 288        NAP                     NAP                           NAP                 NAP                NAP
 289        NAP                     NAP                           NAP                 NAP                NAP
 290        NAP                     NAP                           NAP                 NAP                NAP
 291        NAP                     NAP                           NAP                 NAP                NAP
 292        NAP                     NAP                           NAP                 NAP                NAP
 293        NAP                     NAP                           NAP                 NAP                NAP
 294        NAP                Present Value                 Treasury Flat            Yes             Maturity
 295        NAP                     NAP                           NAP                 NAP                NAP
 296        NAP                Present Value                 Treasury Flat            Yes             Maturity
 297        NAP                     NAP                           NAP                 NAP                NAP
 298        NAP                     NAP                           NAP                 NAP                NAP
 299        NAP                     NAP                           NAP                 NAP                NAP
 300        NAP                Present Value                 Treasury Flat            Yes             Maturity
 301        NAP                     NAP                           NAP                 NAP                NAP
 302        NAP                     NAP                           NAP                 NAP                NAP
 303        NAP                     NAP                           NAP                 NAP                NAP
 304        NAP                     NAP                           NAP                 NAP                NAP
 305        NAP                     NAP                           NAP                 NAP                NAP
 306        NAP                     NAP                           NAP                 NAP                NAP
 307        NAP                     NAP                           NAP                 NAP                NAP
 308        NAP                     NAP                           NAP                 NAP                NAP
 309        NAP                     NAP                           NAP                 NAP                NAP
 310        NAP                     NAP                           NAP                 NAP                NAP
 311        NAP                     NAP                           NAP                 NAP                NAP
 312        NAP                     NAP                           NAP                 NAP                NAP
 313        NAP                     NAP                           NAP                 NAP                NAP
 314        NAP                     NAP                           NAP                 NAP                NAP
 315        NAP                     NAP                           NAP                 NAP                NAP
 316        NAP                     NAP                           NAP                 NAP                NAP
 317        NAP                     NAP                           NAP                 NAP                NAP
 318        NAP                Present Value                 Treasury Flat            Yes             Maturity
 319        NAP                     NAP                           NAP                 NAP                NAP

 LOAN    PROPERTY     PROPERTY                                           YEAR            OCCUPANCY        OCCUPANCY
NUMBER     SIZE      SIZE TYPE            YEAR BUILT                  RENOVATED          PERCENTAGE      AS OF DATE
--------------------------------------------------------------------------------------------------------------------------

  1      7,297,943       SF                                                                  96%            Various
 1.1       245,774       SF                1997-2002                     NAP                 98%           05/31/07
 1.2       260,797       SF                  1991                        NAP                 96%           06/04/07
 1.3       227,209       SF                  1985                        NAP                 98%           05/31/07
 1.4       307,716       SF                  1998                        NAP                 94%           05/31/07
 1.5       312,546       SF                  1996                        NAP                 99%           05/31/07
 1.6       273,307       SF                  1985                        2003                91%           05/31/07
 1.7       281,244       SF                  1994                        1998                99%           05/31/07
 1.8       240,560       SF                  1990                        2004                100%          05/31/07
 1.9       272,385       SF                  1998                        NAP                 100%          05/31/07
 1.10      227,085       SF                  2001                        NAP                 100%          05/31/07
 1.11      108,565       SF                  2001                        NAP                 99%           05/31/07
 1.12      217,619       SF               1958, 1999                     NAP                 100%          05/31/07
 1.13      132,745       SF                  2002                        NAP                 93%           05/31/07
 1.14      271,729       SF                  1999                        2000                99%           05/31/07
 1.15      149,658       SF                  1987                        2003                73%           05/31/07
 1.16      126,486       SF                  1983                        2002                92%           05/31/07
 1.17      186,212       SF                  1999                        2004                100%          05/31/07
 1.18      130,609       SF               2002, 2006                     NAP                 90%           05/31/07
 1.19      152,667       SF               1981, 1991                     NAP                 99%           05/31/07
 1.20      119,197       SF                  2000                        NAP                 98%           05/31/07
 1.21      243,176       SF                  1973                        1998                85%           05/31/07
 1.22      158,222       SF                  2002                        NAP                 94%           05/31/07
 1.23       89,627       SF                  2003                        NAP                 100%          05/31/07
 1.24       82,441       SF                  2003                        NAP                 100%          05/31/07
 1.25      104,460       SF                  1990                        NAP                 96%           05/31/07
 1.26      204,216       SF               1959, 1962                     1999                99%           05/31/07
 1.27      121,766       SF                  1974                        1999                89%           05/31/07
 1.28       71,430       SF                  2002                        NAP                 100%          05/31/07
 1.29       66,539       SF                  1994                        NAP                 95%           05/31/07
 1.30       98,317       SF                  2001                        NAP                 96%           05/31/07
 1.31       69,471       SF                  2001                        NAP                 97%           05/31/07
 1.32      137,757       SF                  1999                        NAP                 96%           05/31/07
 1.33      125,653       SF                  1999                        NAP                 92%           05/31/07
 1.34       90,566       SF                  2003                        NAP                 97%           05/31/07
 1.35       83,929       SF                  1987                        2000                97%           05/31/07
 1.36       95,229       SF                  1980                        NAP                 98%           05/31/07
 1.37      117,723       SF                  1985                        1999                100%          05/31/07
 1.38       93,643       SF                  1989                        NAP                 98%           05/31/07
 1.39       70,555       SF                  1990                        NAP                 97%           05/31/07
 1.40      128,210       SF                1990-1992                     2006                87%           05/31/07
 1.41       75,492       SF                  1994                        NAP                 93%           05/31/07
 1.42       73,271       SF                  2002                        NAP                 89%           05/31/07
 1.43       67,721       SF                  2003                        NAP                 94%           05/31/07
 1.44       76,512       SF                  2002                        NAP                 96%           05/31/07
 1.45       62,840       SF                  2003                        NAP                 98%           05/31/07
 1.46       60,712       SF                  1997                        NAP                 100%          05/31/07
 1.47       67,475       SF                  1991                        NAP                 96%           05/31/07
 1.48       73,986       SF                  1997                        NAP                 100%          05/31/07
 1.49       68,927       SF                  1994                        2002                100%          05/31/07
 1.50       66,986       SF                  1994                        2002                100%          05/31/07
 1.51       49,097       SF                  2002                        NAP                 100%          05/31/07
 1.52       57,884       SF                  2002                        NAP                 96%           05/31/07
--------------------------------------------------------------------------------------------------------------------------
  2      4,193,824       SF                                                                  84%           09/01/06
 2.1       478,467       SF                  1978                        NAP                 95%           09/01/06
 2.2       669,650       SF                  1963                  1967, 1969, 1981          82%           09/01/06
 2.3       370,783       SF                  1967                        NAP                 82%           09/01/06
 2.4       221,330       SF                  1975                        1996                81%           09/01/06
 2.5       181,106       SF                  1988                        2000                94%           09/01/06
 2.6       218,540       SF                1993-1994                     NAP                 86%           09/01/06
 2.7       601,617       SF                1972-1985                     NAP                 94%           09/01/06
 2.8       186,100       SF                  1989                        1994                67%           09/01/06
 2.9       177,622       SF                1993-1995                     NAP                 86%           09/01/06
 2.10      110,405       SF                  1967               1978, 1990, 1992, 1998       75%           09/01/06
 2.11      225,843       SF                  1965                        NAP                 60%           09/01/06
 2.12      232,956       SF            1982, 1991, 1993                  NAP                 99%           09/01/06
 2.13      191,220       SF                  1985                        1992                69%           09/01/06
 2.14      211,784       SF                1968-1994                     NAP                 89%           09/01/06
 2.15      116,401       SF               1963, 1986                     NAP                 62%           09/01/06
--------------------------------------------------------------------------------------------------------------------------
  3        439,211       SF                  2000                        NAP                 100%          05/14/07
--------------------------------------------------------------------------------------------------------------------------
  4            951     Units                                                                 82%           06/04/07
 4.1            43     Units                 1923                        2000                74%           06/04/07
 4.2            31     Units                 1913                        2000                94%           06/04/07
 4.3            25     Units                 1909                        2000                88%           06/04/07
 4.4            25     Units                 1910                        2000                92%           06/04/07
 4.5            22     Units                 1887                        2000                86%           06/04/07
 4.6            24     Units                 1911                        2000                100%          06/04/07
 4.7            31     Units                 1914                        2000                84%           06/04/07
 4.8            45     Units                 1920                        2000                93%           06/04/07
 4.9            38     Units                 1909                        2000                100%          06/04/07
 4.10           25     Units                 1914                        2000                80%           06/04/07
 4.11           22     Units                 1912                        2000                86%           06/04/07
 4.12           16     Units                 1897                        2000                69%           06/04/07
 4.13           38     Units                 1924                        NAP                 97%           06/04/07
 4.14           21     Units                 1897                        2000                24%           06/04/07
 4.15           18     Units                 1897                        2000                44%           06/04/07
 4.16           38     Units                 1924                        NAP                 97%           06/04/07
 4.17           31     Units                 1923                        2000                68%           06/04/07
 4.18           40     Units                 1921                        2000                90%           06/04/07
 4.19           21     Units                 1907                        2007                86%           06/04/07
 4.20           19     Units                 1913                        2000                47%           06/04/07
 4.21           21     Units                 1914                        2000                62%           06/04/07
 4.22           35     Units                 1912                        2000                76%           06/04/07
 4.23           19     Units                 1907                        2000                53%           06/04/07
 4.24           19     Units                 1911                        2000                89%           06/04/07
 4.25           21     Units                 1912                        2000                67%           06/04/07
 4.26           41     Units                 1913                        1992                73%           06/04/07
 4.27           29     Units                 1907                        2000                86%           06/04/07
 4.28           27     Units                 1907                        2000                85%           06/04/07
 4.29            6     Units                 1912                        2000                50%           06/04/07
 4.30           13     Units                 1912                        2000                38%           06/04/07
 4.31            6     Units                 1903                        2000                100%          06/04/07
 4.32            6     Units                 1903                        2000                83%           06/04/07
 4.33            6     Units                 1909                        2000                100%          06/04/07
 4.34            6     Units                 1906                        2000                83%           06/04/07
 4.35            6     Units                 1903                        2000                83%           06/04/07
 4.36            6     Units                 1908                        2000                100%          06/04/07
 4.37           12     Units                 1895                        2000                100%          06/04/07
 4.38           12     Units                 1910                        2006                92%           06/04/07
 4.39           19     Units                 1909                        2000                68%           06/04/07
 4.40           18     Units                 1897                        2000                94%           06/04/07
 4.41           18     Units                 1908                        2000                94%           06/04/07
 4.42           23     Units                 1897                        2000                100%          06/04/07
 4.43            9     Units                 1905                        2000                100%          06/04/07
--------------------------------------------------------------------------------------------------------------------------
  5        559,983       SF                  1991                        2001                91%           01/25/07
--------------------------------------------------------------------------------------------------------------------------
  6      1,989,759       SF                                                                  96%            Various
 6.1     1,606,435       SF                  1959                        2004                97%           06/27/06
 6.2       199,362       SF                  1961                        2004                89%           06/27/06
 6.3       169,918       SF                  1983                        NAP                 89%           06/15/06
 6.4        14,044       SF                  1989                        NAP                 100%          06/27/06
--------------------------------------------------------------------------------------------------------------------------
  7        472,844       SF                  1992                        2006                91%           03/01/07
  8        435,358       SF                  1972                        2000                98%           04/01/07
  9            314     Rooms                 2000                        NAP                 83%           12/31/06
  10       277,362       SF               1999, 2000                     NAP                 96%           04/30/07
--------------------------------------------------------------------------------------------------------------------------
  11     1,219,644       SF                                                                  85%            Various
 11.1       88,784       SF                  1996                        NAP                 77%           04/18/07
 11.2       70,050       SF                  1994                        NAP                 62%           04/18/07
 11.3       71,140       SF                  1998                        NAP                 100%          12/18/06
 11.4       94,500       SF                  1998                        NAP                 100%          04/18/07
 11.5       94,500       SF                  1996                        NAP                 100%          04/18/07
 11.6       71,264       SF                  1989                        NAP                 100%          04/18/07
 11.7       67,104       SF                  1987                        NAP                 100%          04/18/07
 11.8       64,500       SF                  1994                        NAP                 69%           04/18/07
 11.9      103,892       SF                  1987                        NAP                 100%          04/18/07
11.10       38,845       SF                  2000                        NAP                 100%          04/18/07
11.11       50,891       SF                  1988                        NAP                 41%           04/18/07
11.12       63,112       SF                  1999                        NAP                 84%           04/18/07
11.13       47,628       SF                  2000                        NAP                 91%           04/18/07
11.14       34,615       SF                  1998                        NAP                 100%          04/18/07
11.15       52,050       SF                  1989                        NAP                 100%          04/18/07
11.16       37,520       SF                  1987                        NAP                 40%           04/18/07
11.17       52,224       SF                  1987                        NAP                 36%           04/18/07
11.18       15,000       SF                  1999                        NAP                 100%          04/18/07
11.19       59,334       SF                  1987                        NAP                 100%          04/18/07
11.20       42,691       SF                  1987                        NAP                 74%           04/18/07
--------------------------------------------------------------------------------------------------------------------------
  12     1,567,592       SF                  1907                        2005                79%           05/08/07
  13       216,578       SF                  1949                 1999 - 2000 & 2006         100%          04/01/07
  14       239,912       SF                2000-2003                     NAP                 99%           02/09/07
  15       294,418       SF                  1954                     2005-2006              98%           04/01/07
  16       270,369       SF                  1993                        2006                100%          05/01/07
  17       203,218       SF                  1990                        NAP                 91%           04/11/07
--------------------------------------------------------------------------------------------------------------------------
  18     1,195,103       SF                                                                  100%          04/27/07
 18.1      483,156       SF                1990-1998                     NAP                 100%          04/27/07
 18.2      260,620       SF               1982 & 1992                    NAP                 100%          04/27/07
 18.3      223,027       SF                  1978                        NAP                 100%          04/27/07
 18.4      228,300       SF                  1988                        NAP                 100%          04/27/07
--------------------------------------------------------------------------------------------------------------------------
  19       263,137       SF                  1990                        NAP                 88%           04/11/07
  20           176     Rooms                 1999                        2006                74%           02/28/07
  21           175     Rooms                 2002                        NAP                 69%           12/31/06
  22       386,351       SF                  1985                        1999                98%           02/01/07
  23       197,000       SF                  1988                        NAP                 100%          07/01/07
  24       177,933       SF                  1987                        NAP                 94%           04/20/07
--------------------------------------------------------------------------------------------------------------------------
  25       601,979       SF                                                                  100%          07/01/07
 25.1      270,467       SF                  1940                        2001                100%          07/01/07
 25.2      221,512       SF                  1946                        2001                100%          07/01/07
 25.3      110,000       SF                  1941                        1996                100%          07/01/07
--------------------------------------------------------------------------------------------------------------------------
  26         1,032     Units                                                                 94%            Various
 26.1          308     Units               1970-1972                  2000-2005              90%           03/14/07
 26.2          200     Units                 1973                     2000-2005              94%           03/13/07
 26.3          128     Units                 1973                     2000-2005              98%           03/22/07
 26.4          100     Units                 1972                     2000-2005              98%           03/13/07
 26.5           96     Units                 1970                     2000-2005              98%           03/14/07
 26.6          100     Units                 1973                     2000-2005              96%           03/13/07
 26.7          100     Units                 1973                     2000-2005              98%           03/15/07
--------------------------------------------------------------------------------------------------------------------------
  27       420,610       SF               2004 - 2007                    NAP                 92%           05/14/07
--------------------------------------------------------------------------------------------------------------------------
  28     1,162,857       SF                                                                  94%            Various
 28.1      407,352       SF                  1974                        2002                100%          04/27/07
 28.2      348,249       SF                  1981                        NAP                 100%          04/26/07
 28.3      280,706       SF                  1988                        2002                77%           04/25/07
 28.4      126,550       SF                  1988                        NAP                 94%           04/27/07
--------------------------------------------------------------------------------------------------------------------------
  29           188     Rooms                 1891                     1998, 1999             71%           02/28/07
--------------------------------------------------------------------------------------------------------------------------
  30     2,302,827       SF                                                                  92%           05/08/07
 30.1      500,000       SF               1968 & 1973                    2003                100%          05/08/07
 30.2      251,685       SF                  1972                        2002                100%          05/08/07
 30.3      175,275       SF                  1973                        2006                100%          05/08/07
 30.4      161,350       SF                  1970                        2006                 0%           05/08/07
 30.5      118,320       SF                  1976                        NAP                 85%           05/08/07
 30.6      102,400       SF                  1969                        2006                100%          05/08/07
 30.7       97,716       SF                  1973                        NAP                 100%          05/08/07
 30.8      144,000       SF                  1978                        NAP                 100%          05/08/07
 30.9      121,345       SF                  1967                        2006                100%          05/08/07
30.10       94,500       SF                  1978                        NAP                 100%          05/08/07
30.11       86,072       SF                  1968                        2004                100%          05/08/07
30.12       80,000       SF                  1985                        2006                100%          05/08/07
30.13       81,639       SF                  1968                        2006                100%          05/08/07
30.14       75,000       SF                  1972                        2004                100%          05/08/07
30.15       58,560       SF                  1976                        NAP                 91%           05/08/07
30.16       42,000       SF                  1981                        2006                100%          05/08/07
30.17       42,000       SF                  1979                        2004                100%          05/08/07
30.18       32,400       SF                  1979                        2004                100%          05/08/07
30.19       28,380       SF                  1976                        NAP                 83%           05/08/07
30.20       10,185       SF                  1976                        NAP                 100%          05/08/07
--------------------------------------------------------------------------------------------------------------------------
  31        74,391       SF                  1999                        NAP                 100%          04/11/07
  32       178,734       SF                  1980                     2001, 2003             90%           03/08/07
  33       102,889       SF                  1968                        2002                96%           04/05/07
  34       151,198       SF               2006 - 2007                    NAP                 90%           05/15/07
  35        83,394       SF                  2005                        NAP                 92%           03/13/07
  36        97,976       SF                  2002                        NAP                 93%           04/01/07
  37       149,964       SF                  2005                        NAP                 93%           04/02/07
  38           660     Units                 1984                        2005                96%           02/02/07
  39           352     Units                 1999                        NAP                 90%           04/26/07
  40       121,172       SF                  1992                     2005-2006              96%           02/28/07
--------------------------------------------------------------------------------------------------------------------------
  41       215,288       SF                                                                  100%           Various
 41.1       82,228       SF                  1984                        2001                100%          10/01/06
 41.2       81,760       SF                  1985                        2005                100%          04/30/06
 41.3       51,300       SF                  1985                     2005-2006              100%          04/30/06
--------------------------------------------------------------------------------------------------------------------------
  42       218,649       SF               1973 & 1983                    2006                97%           04/12/07
  43           129     Units                 2005                        NAP                 92%           02/28/07
--------------------------------------------------------------------------------------------------------------------------
  44        87,519       SF                                                                  94%            Various
 44.1       52,400       SF                  1987                        NAP                 100%          03/13/07
 44.2       17,442       SF                  2006                        NAP                 89%           03/20/07
 44.3       17,677       SF                  2005                        NAP                 80%           04/25/07
--------------------------------------------------------------------------------------------------------------------------
  45       181,372       SF                1980-2001                     NAP                 100%          05/23/07
  46        88,592       SF                  2006                        NAP                 100%          12/31/06
  47       176,000       SF                  1998                        2007                100%          05/23/07
  48       111,251       SF                  1995                        2003                96%           01/09/07
  49        16,000       SF                  1900                        2005                100%          01/25/07
  50       102,230       SF                  2000                        NAP                 100%          07/01/07
  51           198     Rooms                 2004                        NAP                 71%           12/31/06
  52           205     Rooms        1964-1977, 1979 & 2005               2007                47%           12/31/06
  53           717     Units                 1973                        1990                91%           12/29/06
  54        41,050       SF                  1995                        NAP                 100%          03/08/07
--------------------------------------------------------------------------------------------------------------------------
  55           190     Rooms                                                                 76%           12/31/06
 55.1           95     Rooms                 1999                        NAP                 73%           12/31/06
 55.2           95     Rooms                 1999                        NAP                 78%           12/31/06
--------------------------------------------------------------------------------------------------------------------------
  56           107     Rooms                 1998                        2006                62%           02/28/07
--------------------------------------------------------------------------------------------------------------------------
  57       193,029       SF                                                                  95%           12/19/06
 57.1       96,755       SF                  1997                        NAP                 100%          12/19/06
 57.2       96,274       SF                  1996                        NAP                 91%           12/19/06
--------------------------------------------------------------------------------------------------------------------------
  58       121,660       SF                  1989                        NAP                 94%           02/22/07
  59           140     Rooms                 1924                        2004                73%           02/28/07
  60       201,565       SF                1984-1990                     NAP                 94%           03/13/07
  61       125,480       SF                  1999                        NAP                 97%           02/28/07
  62        36,535       SF                  2003                        NAP                 100%          04/27/07
  63       169,989       SF                  2002                        NAP                 100%          04/01/07
  64       109,887       SF                  1973                    2004 - 2006             98%           02/15/07
  65           264     Units               1985-1986                     NAP                 99%           03/28/07
  66       135,409       SF                  1969                        NAP                 100%          05/07/07
  67       158,764       SF                  1955                        1989                77%           04/27/07
  68       119,637       SF                  2001                        NAP                 98%           03/01/07
  69        64,568       SF                  1982                        2004                100%          01/01/07
  70        83,162       SF                  1971                        1999                99%           03/21/07
  71        75,318       SF                  2002                        NAP                 100%          07/01/07
  72           152     Rooms                 1986                     2005-2006              79%           04/30/07
  73        76,461       SF                  1993                        NAP                 100%          05/07/07
  74       119,161       SF               1995 & 1997                    NAP                 100%          01/05/07
  75       106,628       SF                  1998                        2002                100%          04/04/07
  76       122,091       SF                  1982                        1988                97%           01/01/07
  77        51,146       SF                  1982                        NAP                 98%           04/01/07
  78           367     Units                 1977                        2005                96%           05/30/07
  79           253     Rooms                 1952                        1991                71%           12/31/06
  80       101,977       SF                  2001                        NAP                 100%          07/01/07
  81        56,073       SF                  2007                        NAP                 94%           03/27/07
  82       108,461       SF                  2005                        NAP                 97%           01/26/07
  83           258     Units                 1989                     2005/2006              97%           01/15/07
  84           288     Units                 1979                        2006                99%           03/28/07
  85           130     Rooms                 1988                     2004- 2005             75%      T-12 ending 1/31/07
  86       150,270       SF               1968 & 1990                    2006                100%          04/01/07
  87        24,977       SF                  2007                        NAP                 100%          01/30/07
--------------------------------------------------------------------------------------------------------------------------
  88        19,093       SF                                                                  100%          04/12/07
 88.1        2,780       SF                  2006                        NAP                 100%          04/12/07
 88.2        3,439       SF                  2002                        NAP                 100%          04/12/07
 88.3        3,360       SF                  1999                        NAP                 100%          04/12/07
 88.4        2,842       SF                  1998                        NAP                 100%          04/12/07
 88.5        1,899       SF                  1990                        NAP                 100%          04/12/07
 88.6        2,746       SF                  1996                        NAP                 100%          04/12/07
 88.7        2,027       SF                  1967                        1999                100%          04/12/07
--------------------------------------------------------------------------------------------------------------------------
  89        61,505       SF                  2005                        NAP                 84%           04/01/07
  90        86,000       SF                  2002                        NAP                 95%           03/01/07
  91        57,489       SF                  1948                        2006                93%           02/28/07
  92        70,661       SF                  1928                     1999-2001              85%           04/30/07
  93       205,904       SF                  1985                        2006                92%           04/16/07
--------------------------------------------------------------------------------------------------------------------------
  94        91,920       SF                                                                  84%           04/25/07
 94.1       54,608       SF                  2005                        NAP                 74%           04/25/07
 94.2       37,312       SF                  2000                        NAP                 100%          04/25/07
--------------------------------------------------------------------------------------------------------------------------
  95        98,641       SF                  2000                        NAP                 100%          07/01/07
  96       157,312       SF                  1970                        2000                100%          05/16/07
  97        58,142       SF                  1997                        NAP                 100%          04/01/07
  98        52,500       SF                  2005                        NAP                 100%          02/01/07
  99        64,200       SF                  2004                        NAP                 100%          05/01/07
 100        57,143       SF                  2003                        NAP                 90%           02/13/07
 101       124,220       SF                  1983                        NAP                 88%           01/31/07
 102        82,134       SF                  1971                        NAP                 100%          04/25/07
 103           104     Rooms                 2000                        2004                85%           12/31/06
 104           136     Units                 1981                        2002                96%           12/25/06
 105        87,143       SF                  1990                        2006                100%          04/30/07
 106        46,940       SF                  1988                        2007                100%          04/01/07
 107        51,393       SF                  1984                        NAP                 100%          05/16/07
 108        82,213       SF                  1990                        NAP                 100%          01/29/07
 109        98,175       SF                  1985                        NAP                 97%           05/30/07
 110           100     Rooms                 2006                        NAP                 75%           03/31/07
 111        57,304       SF                  1986                        2004                100%          01/24/07
 112       126,901       SF                  1974                        NAP                 85%           04/12/07
 113        52,810       SF               1902 & 1908                    1999                100%          03/01/07
 114        54,266       SF                  1982                        2007                93%           04/01/07
 115        56,932       SF                  2004                        NAP                 100%          07/01/07
 116        74,688       SF               1955, 1961                     1993                100%          03/01/07
 117            65     Units                 1900                      Various               98%           02/05/07
 118        99,402       SF                  1986                        2005                73%           04/24/07
 119           232     Units                 1972                        NAP                 97%           02/27/07
--------------------------------------------------------------------------------------------------------------------------
 120           340     Units                                                                 97%           03/05/07
120.1          144     Units                 1968                        NAP                 97%           03/05/07
120.2          196     Units              1974, 1976                     NAP                 97%           03/05/07
--------------------------------------------------------------------------------------------------------------------------
 121        54,067       SF                  1985                        NAP                 92%           01/24/07
 122            99     Rooms                 2000                        NAP                 80%           02/28/07
 123       101,907       SF                  1991                        NAP                 100%          03/01/07
 124       176,300       SF                  1973                        2002                100%          04/01/06
 125        33,954       SF                  1997                        2001                100%          05/08/07
 126        70,856       SF                  1981                        2005                100%          03/08/07
 127        52,326       SF                  1973                        NAP                 98%           03/31/07
 128       125,357       SF                  1994                        NAP                 100%          02/14/07
 129        53,798       SF                  1971                        1998                100%          03/15/07
 130        26,829       SF                  2006                        NAP                 95%           02/13/07
 131        48,422       SF                  1959                        2007                100%          03/15/07
 132        89,008       SF                  2007                        NAP                 100%          05/01/07
 133        34,453       SF                  1991                        2000                89%           03/02/07
 134           213     Units                 1983                        2006                98%           03/29/07
 135       144,021       SF               1979 - 2004                    NAP                 100%          02/28/07
 136        60,589       SF                  1997                        NAP                 100%          07/01/07
 137            88     Units                 1985                        NAP                 100%          12/01/06
 138        55,001       SF                  2003                        NAP                 100%          02/01/07
 139        38,567       SF                  1982                        1997                100%          04/14/07
 140        32,056       SF                  1912                        1987                97%           05/15/07
 141        86,072       SF                  2001                        NAP                 98%           01/26/07
 142        14,398       SF                  2003                        NAP                 100%          01/26/07
 143           129     Rooms                 2001                        NAP                 62%           02/28/07
--------------------------------------------------------------------------------------------------------------------------
 144       204,031       SF                                                                  87%           03/15/07
144.1      101,736       SF                  1984                        NAP                 78%           03/15/07
144.2      102,295       SF                  1973                        NAP                 97%           03/15/07
--------------------------------------------------------------------------------------------------------------------------
 145        87,467       SF                  1972                        2005                100%          01/01/07
 146        93,340       SF                  2002                        NAP                 90%           05/01/07
--------------------------------------------------------------------------------------------------------------------------
 147        60,888       SF                                                                  100%          03/24/07
147.1        5,113       SF                  2005                        NAP                 100%          03/24/07
147.2       12,480       SF                  1980                     1995, 2000             100%          03/24/07
147.3        4,282       SF                  2006                        NAP                 100%          03/24/07
147.4        3,884       SF                  2005                        NAP                 100%          03/24/07
147.5       35,129       SF                  2006                        NAP                 100%          03/24/07
--------------------------------------------------------------------------------------------------------------------------
 148           108     Rooms                 1986                        2005                64%           01/31/07
 149        23,054       SF                  1996                        NAP                 100%          05/07/07
 150           272     Units               1977-1979                     2003                84%           02/05/07
 151           120     Rooms                 1987                     2003-2006              74%           12/31/06
 152           186     Units               1972-1973                  1998-1999              98%           01/26/07
 153        48,654       SF                2005-2006                     NAP                 100%          05/21/07
 154           129     Rooms                 1999                        NAP                 79%           12/31/06
 155       184,935       SF               1968, 1989                     NAP                 100%          05/21/07
 156       296,965       SF                1954-1968                     2002                100%          03/16/07
 157        46,533       SF                  1988                        NAP                 46%           04/24/07
 158            95     Rooms                 1999                        NAP                 85%           12/31/06
 159            87     Rooms                 1999                        NAP                 67%           03/31/07
 160            48     Units                 1955                        2000                100%          05/15/07
 161        28,500       SF                  1996                        2007                100%          04/26/07
 162        42,000       SF                  1999                        NAP                 93%           03/31/07
 163        33,750       SF                  1979                        NAP                 100%          03/14/07
 164        81,200       SF                  2006                        NAP                 100%          04/27/07
 165        78,550       SF                  1974                        2005                100%          03/29/07
 166        66,912       SF                  1988                        NAP                 100%          03/31/07
 167           140     Units                 1990                        NAP                 100%          01/15/07
 168        64,574       SF                  1985                        2007                100%          04/24/07
 169        21,011       SF                  1948                        1987                100%          01/09/07
 170        74,736       SF                  1996                        NAP                 100%          05/10/07
 171            14     Units                 1906                        2000                100%          04/23/07
 172        60,748       SF                  1997                     2005-2006              97%           01/31/07
 173        29,862       SF                  2006                        NAP                 100%          05/18/07
 174        72,621       SF                  1998                        NAP                 100%          05/25/07
 175            75     Rooms                 2000                        NAP                 77%            2/28/07
 176            86     Rooms                 1991                        NAP                 76%           12/31/06
 177        38,098       SF                  1994                        NAP                 100%          05/25/07
 178        42,046       SF                  2006                        NAP                 95%           04/01/07
 179        14,153       SF                  2006                        NAP                 63%           11/30/06
 180        27,555       SF                  2006                        NAP                 95%           04/17/07
 181           128     Units                 1973                        NAP                 98%           02/28/07
 182        46,876       SF                  1999                        2002                91%           01/17/07
 183        18,247       SF                  2003                        NAP                 100%          04/30/07
 184           235     Units                 1971                        2005                94%           03/14/07
 185        36,367       SF                  1996                        NAP                 93%           01/30/07
 186           150     Units                 1972                        NAP                 89%           04/12/07
 187        87,435       SF                  2000                        NAP                 90%           05/01/07
 188           177     Units                 1970                        1985                100%          02/13/07
 189        48,327       SF                  1977                        NAP                 96%           12/01/06
 190        49,996       SF                  1980                        2004                84%           02/01/07
 191            99     Rooms                 1988                        2002                60%           01/02/07
 192        11,378       SF                  2007                        NAP                 100%          07/01/07
 193           136     Rooms                 2001                        NAP                 50%           02/23/07
 194        42,451       SF                  1999                        NAP                 97%           03/01/07
 195           126     Rooms                 1999                        2005                84%           12/31/06
 196        98,499       SF                1979-1980                     2002                97%           02/28/07
 197            87     Rooms                 1985                        2006                71%           12/31/06
 198       107,400       SF                  1993                        2007                100%          02/15/07
 199       106,327       SF                  1968                        NAP                 100%          02/27/07
 200            68     Rooms                 2005                        NAP                 79%           03/31/07
 201       129,885       SF                  2003                        NAP                 100%          07/01/07
 202        40,320       SF                  2006                        NAP                 100%          07/01/07
 203        56,551       SF               1983 & 1985                    NAP                 100%          07/01/07
 204        25,700       SF                  2002                        NAP                 100%          06/01/07
 205       179,248       SF      1924, 1936, 1943, 1954, 1957            NAP                 100%          05/01/07
 206            96     Units                 1998                        NAP                 95%           05/15/07
 207         8,104       SF                  2001                        NAP                 100%          03/01/07
 208        53,334       SF                  1983                        NAP                 100%          06/04/07
 209        22,241       SF                  2005                        NAP                 91%           04/25/07
 210            72     Rooms                 1995                        NAP                 75%           02/28/07
 211        36,548       SF                  1885                     2002-2003              100%          04/01/07
 212        24,012       SF                  2006                        NAP                 100%          02/01/07
 213            70     Rooms                 2005                        NAP                 76%           02/28/07
 214        33,752       SF                  1987                        NAP                 100%          01/25/07
 215        22,069       SF                  1973                        2006                100%          11/20/06
 216            74     Rooms                 2006                        NAP                 77%           03/31/07
 217       100,100       SF                  1988                        NAP                 96%           05/21/07
 218           145     Rooms                 1950                        1988                82%           10/31/06
 219        11,082       SF                  2006                        NAP                 100%          03/28/07
 220           144     Units               1967-1972                     2002                99%           03/07/07
 221        45,976       SF                  2004                        NAP                 95%           03/27/07
 222        46,500       SF                  2002                        NAP                 95%           11/01/06
 223            97     Units                 1999                        NAP                 93%           04/27/07
 224            61     Units                 1965                        2006                95%           03/08/07
 225        26,826       SF                  1982                        2003                100%          03/19/07
 226           121     Rooms                 1997                        NAP                 70%           11/30/06
 227            40     Rooms                 2000                        NAP                 62%           12/31/06
 228        30,836       SF                  1972                    2004 & 2006             86%           01/09/07
 230        30,686       SF               2006 & 2007                    NAP                 89%           06/15/07
 231        20,444       SF                  2006                        NAP                 100%          05/16/07
 232           110     Rooms                 1995                        2005                67%           02/28/07
 233           109     Units               1997-1998                     NAP                 96%           02/06/07
--------------------------------------------------------------------------------------------------------------------------
 234           113     Units                                                                 96%            Various
234.1           49     Units               1938-1940                     2004                96%           03/07/07
234.2           31     Units               1968-1971                     2005                100%          03/08/07
234.3           33     Units                 1927                        2002                91%           03/07/07
--------------------------------------------------------------------------------------------------------------------------
 235            82     Rooms                 1986                        2003                72%           01/31/07
 236        44,496       SF                  1989                        1998                100%          07/01/07
 237        61,978       SF                  1964                        2006                100%          03/20/07
 238        13,650       SF                  2003                        NAP                 100%          07/01/07
 239        16,111       SF                  1760                        1997                85%           03/16/07
 240        42,415       SF                  1997                        2003                99%           03/15/07
 241        22,524       SF                  1999                        NAP                 93%           03/31/07
 242        31,100       SF                  2006                        NAP                 82%           04/19/07
 243        19,249       SF                  2006                        NAP                 100%          12/20/06
 244        21,908       SF                  2004                        NAP                 100%          02/09/07
--------------------------------------------------------------------------------------------------------------------------

 245            61     Units                 1974                        NAP                 97%           02/13/07
 246            48     Units                 1961                        1991                94%           02/13/07
--------------------------------------------------------------------------------------------------------------------------
 247        28,244       SF                  1940                    2001 & 2003             88%           01/26/07
 248        19,239       SF                  2003                        NAP                 100%          04/25/07
 249        18,822       SF               1952, 1965                     1990                100%          03/07/07
 250            74     Rooms                 1997                        NAP                 67%           12/31/06
 251        16,990       SF                1888-1906                  1995-1997              100%          02/01/07
 252           147     Units                 1975                        NAP                 100%          01/12/07
 253        14,490       SF                  2002                        NAP                 100%          05/07/07
 254        41,400       SF                  1997                        NAP                 97%           03/13/07
 255        16,130       SF                  2006                        NAP                 100%          01/30/07
 256        14,820       SF                  2006                        NAP                 100%          07/01/07
 257           187     Units                 1969                        NAP                 91%           12/13/06
 258        13,560       SF                  2001                        NAP                 100%          02/01/07
 259           140     Units                 1974                        2003                98%           02/12/07
 260        16,800       SF               1998 & 2002                    NAP                 100%          01/08/07
 261            64     Rooms                 1998                        2006                78%           02/24/07
 262        23,252       SF                  1954                        1999                100%          02/02/07
 263           135     Units                 1963                        NAP                 95%           06/11/07
 264            96     Units                 1969                        2004                94%           03/01/07
 265           170     Units                 1972                        NAP                 91%           02/27/07
 266        17,949       SF                  1995                        NAP                 100%          01/09/07
 267        48,965       SF                  1975                        2006                94%           02/20/07
 268            72     Rooms                 1974                        1999                48%           01/25/07
 269            36     Units                 1930                        2000                100%          02/15/07
 270        14,863       SF                  1989                        NAP                 100%          01/03/07
 271        65,630       SF                  1970                        2002                92%           04/18/07
 272        23,003       SF                  2007                        NAP                 100%          04/27/07
 273        22,000       SF                  2006                        NAP                 100%          05/16/07
 274         5,547       SF                  2006                        NAP                 100%          03/01/07
 275           102     Units                 1974                        NAP                 100%          03/01/07
 276         9,226       SF                  1984                        NAP                 100%          04/05/07
 277        11,250       SF                  2001                        NAP                 100%          04/21/07
 278           102     Units                 1948                        2004                98%           02/22/07
 279         6,070       SF                  2004                        NAP                 100%          04/25/07
 280        18,532       SF                  1909                        2006                100%          03/22/07
 281        34,044       SF                  1985                        NAP                 97%           04/10/07
 282        19,526       SF                  1972                        1996                100%          02/01/07
 283        12,502       SF                  2006                        NAP                 100%          03/05/07
 284        15,157       SF                  2000                        NAP                 100%          03/26/07
 285        32,100       SF                  2001                        NAP                 100%          02/28/07
 286            93     Units              1967, 1968                     NAP                 89%           04/12/07
 287        22,670       SF                  2005                        NAP                 100%          07/01/07
 288           114     Units                 1957                        2004                97%           03/02/07
 289        55,000       SF                  2006                        NAP                 100%          07/01/07
 290        21,000       SF                  1970                        2006                100%          02/08/07
 291        12,951       SF               1999 & 2004                    NAP                 100%          06/01/06
 292           185     Units                 1972                        2006                82%           02/23/07
 293         9,697       SF                  2006                        NAP                 100%          04/10/07
 294         7,964       SF                  2006                        NAP                 100%          04/10/07
 295            64     Rooms                 1998                        NAP                 76%           07/31/06
 296        20,500       SF                  2002                        NAP                 100%          04/12/07
 297           100     Units                 1979                        NAP                 93%           04/30/07
 298        21,351       SF                  1996                        NAP                 100%          04/17/07
 299        12,965       SF                  2006                        NAP                 100%          03/02/07
 300         7,000       SF                  2006                        NAP                 100%          04/23/07
 301            94     Units                 1957                        NAP                 84%           02/20/07
 302        35,190       SF                  1991                        NAP                 100%          03/21/07
 303        41,577       SF                  1994                        2000                88%           03/29/07
 304            83     Units                 1966                        2002                87%           03/13/07
 305        42,400       SF                  1972                        2006                97%           02/23/07
 306        12,200       SF                  1995                        NAP                 100%          02/05/07
 307        37,924       SF                  1986                        NAP                 100%          07/01/07
 308         3,200       SF                  2003                        NAP                 100%          07/01/07
 309         7,296       SF                  2004                        NAP                 100%          03/02/07
 310           119     Units               1998-2003                     NAP                 100%          03/23/07
 311            29     Units                 2001                        NAP                 93%           03/12/07
 312            88     Units                 1910                        1987                97%           02/19/07
 313        37,065       SF                  2001                        NAP                 92%           01/18/07
 314        26,720       SF                  2006                        NAP                 100%          02/24/07
 315        35,600       SF                  2002                        NAP                 100%          07/01/07
 316         9,573       SF                  2001                        NAP                 100%          02/28/07
 317        14,102       SF                  1968                        NAP                 92%           05/23/07
 318           114     Units              1972 & 1973                    1998                91%           02/27/07
 319         3,674       SF                  1978                        2007                100%          07/01/07

                                                                                                LARGEST
                                                                                                 MAJOR
                                                               LARGEST        LARGEST            TENANT
                                                                MAJOR          MAJOR             LEASE
 LOAN                        LARGEST                            TENANT         TENANT           MATURITY
NUMBER                     MAJOR TENANT                          NRSF          NRSF%              DATE
---------------------------------------------------------------------------------------------------------

   1
  1.1    Century Theater                                          51,840        21%             09/30/16
  1.2    Regency Furniture                                        71,042        27%             05/31/17
  1.3    Publix                                                   56,085        25%             11/03/11
  1.4    Belk                                                     60,103        20%             10/09/18
  1.5    Kohl's                                                   98,037        31%             01/31/16
  1.6    Kohl's                                                   85,992        31%             01/31/24
  1.7    Kmart                                                    95,810        34%             07/31/09
  1.8    Kohl's                                                   84,000        35%             01/31/18
  1.9    Creative Basket Express                                  45,000        17%             03/15/20
 1.10    Beall's                                                  66,700        29%             04/30/16
 1.11    Fresh Market                                             18,400        17%             02/28/22
 1.12    Value City                                               81,713        38%             03/31/15
 1.13    Harris Teeter                                            44,926        34%             04/30/22
 1.14    Kohl's                                                   86,584        32%             02/02/19
 1.15    Ross Dress for Less                                      30,000        20%             01/31/14
 1.16    Publix                                                   39,795        31%             11/30/08
 1.17    Linens 'N Things                                         30,700        16%             01/31/11
 1.18    Publix                                                   44,271        34%             10/31/22
 1.19    Publix                                                   65,537        43%             07/27/11
 1.20    Harris Teeter                                            46,750        39%             08/31/20
 1.21    Ross Dress for Less                                      42,862        18%             01/31/13
 1.22    Beall's                                                  55,400        35%             04/30/17
 1.23    Shoprite                                                 60,795        68%             06/30/24
 1.24    Publix                                                   61,166        74%             05/31/23
 1.25    Publix                                                   48,890        47%             08/21/10
 1.26    Big Lots                                                 37,500        18%             01/31/09
 1.27    Office Depot                                             24,920        20%             12/31/13
 1.28    Publix                                                   54,379        76%             07/31/23
 1.29    Michaels                                                 23,764        36%             02/28/10
 1.30    Kroger                                                   54,139        55%             10/31/21
 1.31    Publix                                                   44,271        64%             09/30/21
 1.32    Kroger                                                   64,905        47%             03/31/19
 1.33    Lowe's Foods                                             45,374        36%             09/21/19
 1.34    Kroger                                                   54,166        60%             09/30/23
 1.35    Publix                                                   44,271        53%             06/30/21
 1.36    Publix                                                   53,096        56%             11/30/11
 1.37    Publix                                                   37,888        32%             10/31/19
 1.38    Publix                                                   42,968        46%             02/15/09
 1.39    Publix                                                   48,555        69%             10/17/10
 1.40    Giant Eagle                                              70,000        55%             06/30/16
 1.41    Publix                                                   47,813        63%             02/02/14
 1.42    Publix                                                   44,271        60%             03/31/22
 1.43    Publix                                                   44,271        65%             08/31/23
 1.44    Lowe's Foods                                             42,362        55%             04/15/23
 1.45    Publix                                                   44,840        71%             09/30/23
 1.46    Publix                                                   37,912        62%             03/13/17
 1.47    Publix                                                   42,112        62%             04/17/11
 1.48    Winn-Dixie                                               51,261        69%             04/30/17
 1.49    Publix                                                   47,814        69%             04/03/14
 1.50    Publix                                                   44,271        66%             10/31/21
 1.51    Harris Teeter                                            36,000        73%             08/22/21
 1.52    Publix                                                   44,271        76%             12/31/22
---------------------------------------------------------------------------------------------------------
   2
  2.1    NAP                                                         NAP        NAP                NAP
  2.2    NAP                                                         NAP        NAP                NAP
  2.3    NAP                                                         NAP        NAP                NAP
  2.4    NAP                                                         NAP        NAP                NAP
  2.5    NAP                                                         NAP        NAP                NAP
  2.6    NAP                                                         NAP        NAP                NAP
  2.7    NAP                                                         NAP        NAP                NAP
  2.8    NAP                                                         NAP        NAP                NAP
  2.9    NAP                                                         NAP        NAP                NAP
 2.10    NAP                                                         NAP        NAP                NAP
 2.11    NAP                                                         NAP        NAP                NAP
 2.12    NAP                                                         NAP        NAP                NAP
 2.13    NAP                                                         NAP        NAP                NAP
 2.14    NAP                                                         NAP        NAP                NAP
 2.15    NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
   3     The MITRE Corporation                                    86,166        20%             09/30/11
---------------------------------------------------------------------------------------------------------
   4
  4.1    NAP                                                         NAP        NAP                NAP
  4.2    NAP                                                         NAP        NAP                NAP
  4.3    NAP                                                         NAP        NAP                NAP
  4.4    NAP                                                         NAP        NAP                NAP
  4.5    NAP                                                         NAP        NAP                NAP
  4.6    NAP                                                         NAP        NAP                NAP
  4.7    NAP                                                         NAP        NAP                NAP
  4.8    NAP                                                         NAP        NAP                NAP
  4.9    NAP                                                         NAP        NAP                NAP
 4.10    NAP                                                         NAP        NAP                NAP
 4.11    NAP                                                         NAP        NAP                NAP
 4.12    NAP                                                         NAP        NAP                NAP
 4.13    NAP                                                         NAP        NAP                NAP
 4.14    NAP                                                         NAP        NAP                NAP
 4.15    NAP                                                         NAP        NAP                NAP
 4.16    NAP                                                         NAP        NAP                NAP
 4.17    NAP                                                         NAP        NAP                NAP
 4.18    NAP                                                         NAP        NAP                NAP
 4.19    NAP                                                         NAP        NAP                NAP
 4.20    NAP                                                         NAP        NAP                NAP
 4.21    NAP                                                         NAP        NAP                NAP
 4.22    NAP                                                         NAP        NAP                NAP
 4.23    NAP                                                         NAP        NAP                NAP
 4.24    NAP                                                         NAP        NAP                NAP
 4.25    NAP                                                         NAP        NAP                NAP
 4.26    NAP                                                         NAP        NAP                NAP
 4.27    NAP                                                         NAP        NAP                NAP
 4.28    NAP                                                         NAP        NAP                NAP
 4.29    NAP                                                         NAP        NAP                NAP
 4.30    NAP                                                         NAP        NAP                NAP
 4.31    NAP                                                         NAP        NAP                NAP
 4.32    NAP                                                         NAP        NAP                NAP
 4.33    NAP                                                         NAP        NAP                NAP
 4.34    NAP                                                         NAP        NAP                NAP
 4.35    NAP                                                         NAP        NAP                NAP
 4.36    NAP                                                         NAP        NAP                NAP
 4.37    NAP                                                         NAP        NAP                NAP
 4.38    NAP                                                         NAP        NAP                NAP
 4.39    NAP                                                         NAP        NAP                NAP
 4.40    NAP                                                         NAP        NAP                NAP
 4.41    NAP                                                         NAP        NAP                NAP
 4.42    NAP                                                         NAP        NAP                NAP
 4.43    NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
   5     Wachovia Corporation                                    105,788        19%             10/31/24
---------------------------------------------------------------------------------------------------------
   6
  6.1    Sears                                                   341,199        21%             08/31/09
  6.2    Kaiser Foundation Health                                 21,958        11%        12/31/07; 06/3
  6.3    Macy's                                                   15,099         9%                MTM
  6.4    Blockbuster, Inc.                                         6,052        43%             03/31/10
---------------------------------------------------------------------------------------------------------
   7     Limited                                                  86,657        18%             01/31/08
   8     The Children's Hospital of Philadelphia                 226,089        52%             05/31/12
   9     NAP                                                         NAP        NAP                NAP
  10     Shop Rite                                                66,000        24%             09/30/24
---------------------------------------------------------------------------------------------------------
  11
 11.1    United Parcel Service                                    25,404        29%             03/31/10
 11.2    B&R Industrial-Automation                                14,683        21%             10/31/11
 11.3    Agilysys                                                 71,140        100%            02/28/11
 11.4    Bell South Entertainment                                 49,950        53%             02/28/09
 11.5    Alphagen Laboratories                                    19,285        20%             12/22/09
 11.6    Kimberly Clark Corporation                               71,264        100%            05/31/11
 11.7    Skyline Southeast                                        25,849        39%             12/31/08
 11.8    Johnson Controls                                         36,412        56%             06/22/15
 11.9    Unibind                                                  52,000        50%             12/31/14
 11.10   Andritz Inc.                                             38,845        100%            02/06/15
 11.11   Sull Graphics, Inc.                                      13,778        27%             11/13/10
 11.12   Exhausto, Inc.                                           23,987        38%             06/30/11
 11.13   Lane Realty Construction Corp                            20,697        43%             09/14/08
 11.14   Quest Education Corporation                              27,068        78%             10/31/08
 11.15   Xxion Technologies                                       23,733        46%             11/30/08
 11.16   Commetrex Corporation                                    10,822        29%             12/31/11
 11.17   AARP                                                     14,221        27%             09/30/08
 11.18   TRE Properties                                           15,000        100%            11/30/09
 11.19   Industriaplex                                            50,262        85%             01/14/10
 11.20   Amelia Bay Beverage                                      14,773        35%             09/30/11
---------------------------------------------------------------------------------------------------------
  12     Bankers Life and Casualty                               222,016        14%             11/30/13
  13     Best Buy                                                 45,179        21%             01/31/16
  14     Sports Chalet Inc.                                       42,000        18%             01/31/16
  15     LA Fitness                                               45,000        15%             11/30/22
  16     GSA                                                     266,574        99%             03/30/18
  17     Allon Science and Technology                             56,566        28%             07/31/11
---------------------------------------------------------------------------------------------------------
  18
 18.1    Dumar                                                   130,459        27%             07/31/10
 18.2    US Postal Service                                        26,600        10%             08/31/09
 18.3    Image Microsystems                                       47,166        21%             09/30/09
 18.4    Panasonic Services Company                              228,300        100%            12/31/10
---------------------------------------------------------------------------------------------------------
  19     General Dynamics Advanced Info Systems                   40,357        15%             06/30/10
  20     NAP                                                         NAP        NAP                NAP
  21     NAP                                                         NAP        NAP                NAP
  22     Nike, Inc.                                              182,825        47%             05/31/12
  23     Stone & Webster                                         197,000        100%            03/31/13
  24     Office Depot                                             30,000        17%             08/31/12
---------------------------------------------------------------------------------------------------------
  25
 25.1    BCBG Max Azria Group, Inc.                              270,467        100%            02/28/27
 25.2    BCBG Max Azria Group, Inc.                              221,512        100%            06/30/15
 25.3    BCBG Max Azria Group, Inc.                              110,000        100%            02/28/27
---------------------------------------------------------------------------------------------------------
  26
 26.1    NAP                                                         NAP        NAP                NAP
 26.2    NAP                                                         NAP        NAP                NAP
 26.3    NAP                                                         NAP        NAP                NAP
 26.4    NAP                                                         NAP        NAP                NAP
 26.5    NAP                                                         NAP        NAP                NAP
 26.6    NAP                                                         NAP        NAP                NAP
 26.7    NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  27     Wal-Mart                                                165,414        39%             10/30/29
---------------------------------------------------------------------------------------------------------
  28
 28.1    Core-Mark International                                 144,740        36%             08/31/11
 28.2    Bob's Red Mill Natural                                   77,878        22%             09/30/10
 28.3    Three J's Distributing                                   57,900        21%             11/30/10
 28.4    Plywood Tacoma                                           33,709        27%             01/31/09
---------------------------------------------------------------------------------------------------------
  29     NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  30
 30.1    Electrolux Home Products, Inc.                          500,000        100%            04/30/10
 30.2    Wells Lamont Division                                   251,685        100%            04/30/10
 30.3    Vital Records Control, Inc.                             175,275        100%            07/31/10
 30.4    NAP                                                         NAP        NAP                NAP
 30.5    Capitoline Tops, Inc.                                    24,000        20%             02/28/09
 30.6    Jacobson Warehouse Company, Inc                         102,400        100%            08/31/11
 30.7    Cadna Rubber Co.                                         65,646        67%             02/28/08
 30.8    The Bryce Co., LLC                                      144,000        100%            01/31/10
 30.9    Detail Distribution, Inc.                               121,345        100%            04/30/12
 30.10   Printer Essentials, Inc.                                 56,700        60%             04/30/08
 30.11   Ferguson Enterprises, Inc.                               86,072        100%            09/30/16
 30.12   Galler Wholesale / P.M. Green                            40,625        51%             05/31/08
 30.13   VML Company, LLC                                         81,639        100%            11/30/08
 30.14   Jackson Supply Company                                   34,500        46%             06/30/12
 30.15   Keystone Automotive Ind.                                 15,570        27%             04/30/07
 30.16   Thyssen Krupp Materials North America                    23,100        55%             06/30/10
 30.17   C & L Supply, Inc.                                       42,000        100%            05/31/10
 30.18   Supply Network, Inc.                                     32,400        100%            01/31/12
 30.19   Buidling Plastics, Inc.                                   9,600        34%             11/30/08
 30.20   Rose Company, LLC                                        10,185        100%            12/31/49
---------------------------------------------------------------------------------------------------------
  31     Ralphs Grocery                                           51,582        69%             03/31/19
  32     Ross Dress For Less                                      30,187        17%             01/31/16
  33     Jones Trading                                            15,144        15%             07/31/11
  34     Schnuck Markets, Inc.                                    63,443        42%             10/09/24
  35     Old Town Furniture                                       11,007        13%             10/31/15
  36     COVX                                                     46,420        47%             05/31/10
  37     Northside Hospital                                       49,560        33%             07/14/15
  38     NAP                                                         NAP        NAP                NAP
  39     NAP                                                         NAP        NAP                NAP
  40     Regal Cinemas, Inc.                                      78,015        64%             08/31/20
---------------------------------------------------------------------------------------------------------
  41
 41.1    Kronos Technology Systems Limited Partenership           82,228        100%            07/31/12
 41.2    Kronos Incorporated                                      81,760        100%            02/28/13
 41.3    Kronos Incorporated                                      51,300        100%            11/30/12
---------------------------------------------------------------------------------------------------------
  42     Sports Authority                                         43,682        20%             01/31/12
  43     NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  44
 44.1    Lakewood Marketing - Mid-Amer Vacuum                      4,700         9%             03/31/09
 44.2    Massage Envy                                              2,808        16%             02/28/12
 44.3    Panera Bread                                              4,566        26%             03/31/16
---------------------------------------------------------------------------------------------------------
  45     InfoUSA                                                 181,372        100%            05/22/27
  46     HomeGoods                                                25,700        29%             06/30/16
  47     InfoUSA                                                 176,000        100%            04/30/27
  48     Ralph's Grocery Company                                  50,320        45%             01/31/20
  49     Vivid New York                                           16,000        100%            09/30/20
  50     deCode Chemistry, Inc.                                  102,230        100%            06/30/24
  51     NAP                                                         NAP        NAP                NAP
  52     NAP                                                         NAP        NAP                NAP
  53     NAP                                                         NAP        NAP                NAP
  54     Barnes & Noble Superstores                               26,350        64%             07/31/10
---------------------------------------------------------------------------------------------------------
  55
 55.1    NAP                                                         NAP        NAP                NAP
 55.2    NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  56     NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  57
 57.1    FedEx Corporation                                        75,862        78%             07/31/11
 57.2    QSource                                                  19,299        20%             02/28/11
---------------------------------------------------------------------------------------------------------
  58     Shaws Supermarket Inc                                    54,097        44%             12/31/14
  59     NAP                                                         NAP        NAP                NAP
  60     Omnicare Inc                                             21,035        10%             05/31/10
  61     Farm Fresh                                               56,610        45%             01/31/20
  62     Burke Williams II, LP                                    20,747        57%             06/15/12
  63     Hobby Lobby                                              60,000        35%             08/31/21
  64     Medstar Health                                           23,020        21%             12/31/08
  65     NAP                                                         NAP        NAP                NAP
  66     HyVee                                                    77,588        57%             07/31/27
  67     CB Burnet Realty, Inc                                    36,524        23%             12/31/12
  68     Harmon's                                                 68,015        57%             02/28/26
  69     Ralph Grocery Market                                     46,252        72%             01/31/24
  70     US Government DACA                                       34,244        41%             06/30/10
  71     Carmax, Inc.                                             75,318        100%            09/26/17
  72     NAP                                                         NAP        NAP                NAP
  73     Top Foods                                                76,461        100%            07/14/27
  74     MyFamily.com                                            119,161        100%            05/31/16
  75     Giant Food Stores, Inc.                                  66,935        63%             12/31/18
  76     Raley's                                                  60,000        49%             05/01/14
  77     Orthrosport                                               3,224         6%             07/13/10
  78     NAP                                                         NAP        NAP                NAP
  79     NAP                                                         NAP        NAP                NAP
  80     FBI                                                     101,977        100%            08/31/21
  81     Food Lion                                                38,273        68%             01/31/27
  82     Ross Dress for Less                                      30,128        28%             12/31/15
  83     NAP                                                         NAP        NAP                NAP
  84     NAP                                                         NAP        NAP                NAP
  85     NAP                                                         NAP        NAP                NAP
  86     Power Systems                                            79,790        53%             01/31/11
  87     Proxicom, Inc.                                           24,977        100%            06/20/17
---------------------------------------------------------------------------------------------------------
  88
 88.1    KFC                                                       2,780        100%            04/30/27
 88.2    KFC                                                       3,439        100%            04/30/27
 88.3    KFC                                                       3,360        100%            04/30/27
 88.4    KFC                                                       2,842        100%            04/30/27
 88.5    KFC                                                       1,899        100%            04/30/27
 88.6    KFC                                                       2,746        100%            04/30/27
 88.7    KFC                                                       2,027        100%            04/30/27
---------------------------------------------------------------------------------------------------------
  89     NBS Gov. Finance Group                                   11,601        19%             01/30/13
  90     Robert's Craft                                           23,500        27%             11/30/14
  91     Nike USA, Inc.                                           45,315        79%             05/22/13
  92     TRAC Associates                                           5,746         8%             06/30/07
  93     Belk Sept Store                                          65,967        32%             05/31/16
---------------------------------------------------------------------------------------------------------
  94
 94.1    Jeff Codega Planning                                     14,760        27%             07/31/14
 94.2    Alere Medical                                            27,395        73%             12/31/08
---------------------------------------------------------------------------------------------------------
  95     Pfizer Inc.                                              98,641        100%            01/31/10
  96     Westport Corp.                                          152,026        97%             05/31/19
  97     Executive Suites                                         14,005        24%             01/01/10
  98     MicroCenter                                              32,500        62%             04/30/27
  99     Holston Medical Group, P.C.                              47,200        74%             12/31/19
  100    Bald Mountain Holdings, LLC                              15,882        28%             02/14/12
  101    Sak N Save                                               42,827        34%             12/31/19
  102    City National Bank                                       82,134        100%            03/31/16
  103    NAP                                                         NAP        NAP                NAP
  104    NAP                                                         NAP        NAP                NAP
  105    Lifestyle Family Fitness                                 27,564        32%             11/30/14
  106    Kurtzman Carson Consultants                              46,940        100%            12/31/18
  107    A. C. Moore Arts and Crafts                              18,600        36%             10/31/14
  108    Mars Supermarkets, Inc.                                  36,280        44%             06/30/15
  109    Save Mart                                                58,239        59%             10/07/16
  110    NAP                                                         NAP        NAP                NAP
  111    Thomas Rutherford                                        16,041        28%             06/30/11
  112    Home Savings & Loan Co                                   11,985         9%             08/31/12
  113    Crate & Barrel                                           35,810        68%             02/28/14
  114    Harbor Health Club                                       10,792        20%             06/01/11
  115    Redwood Toxicology Laboratory, Inc.                      56,932        100%            06/01/19
  116    Shopper's Hardware, Inc.                                 10,979        15%             06/30/12
  117    NAP                                                         NAP        NAP                NAP
  118    Internal Revenue Service                                 17,325        17%             03/31/11
  119    NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  120
 120.1   NAP                                                         NAP        NAP                NAP
 120.2   NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  121    Virtual Technology Corporation                           16,171        30%             10/31/12
  122    NAP                                                         NAP        NAP                NAP
  123    Lifeline Systems Company                                 57,282        56%             10/31/12
  124    CCL Label                                               111,500        63%             08/31/12
  125    Alverson,Taylor, Mortensen & Sanders                     33,954        100%            03/31/22
  126    Select Specialty Hospital - OKC                          70,856        100%            12/14/20
  127    24 Hour Fitness USA Inc.                                 26,205        50%             12/31/21
  128    Lowe's Home Improvement                                 125,357        100%            04/30/14
  129    CHC Physicians, P.C.                                     53,798        100%            04/30/17
  130    Sleepys                                                   5,500        21%             11/30/11
  131    La Fitness                                               48,422        100%            12/31/21
  132    Kohl's                                                   89,008        100%            01/31/28
  133    Women's Physician Group Surgery Center                   19,186        56%             09/30/20
  134    NAP                                                         NAP        NAP                NAP
  135    Walmart (Ground)                                        137,468        95%             12/31/32
  136    D&W Food Center                                          60,589        100%            09/30/18
  137    NAP                                                         NAP        NAP                NAP
  138    Keller Williams                                           5,000         9%             10/31/08
  139    Cardiac Study Center, Inc. PS                            17,051        44%             04/19/22
  140    Copley Flair, Inc                                         1,700         5%             01/31/09
  141    Marshalls                                                30,000        35%             09/30/11
  142    Walgreens                                                 9,750        68%             02/28/54
  143    NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  144
 144.1   H.C. Brill Company, Inc.                                 30,343        30%             03/31/12
 144.2   Smart Marketing, Inc. Assignee                           26,217        26%             11/30/08
---------------------------------------------------------------------------------------------------------
  145    JHY Food Corp                                            25,900        30%             05/31/33
  146    NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  147
 147.1   Applebee's                                                5,113        100%            12/31/26
 147.2   Bartell Drug                                             12,480        100%            10/31/21
 147.3   Sterling Savings Bank                                     4,282        100%            04/27/26
 147.4   Jiffy Lube                                                3,884        100%            02/28/25
 147.5   AutoZone                                                 35,129        100%            09/14/21
---------------------------------------------------------------------------------------------------------
  148    NAP                                                         NAP        NAP                NAP
  149    Rite Aid                                                 11,798        51%             07/31/12
  150    NAP                                                         NAP        NAP                NAP
  151    NAP                                                         NAP        NAP                NAP
  152    NAP                                                         NAP        NAP                NAP
  153    Eyesight Ophthalmic Services                             17,000        35%             07/21/17
  154    NAP                                                         NAP        NAP                NAP
  155    PFPC Worldwide, Inc                                     184,935        100%            03/31/17
  156    Gallo Displays, Inc                                     296,965        100%            09/30/17
  157    Manco Abbott Inc.                                        10,383        22%             10/31/14
  158    NAP                                                         NAP        NAP                NAP
  159    NAP                                                         NAP        NAP                NAP
  160    NAP                                                         NAP        NAP                NAP
  161    Southwest Medical Associates, Inc.                       28,500        100%            01/14/21
  162    Food Lion                                                33,000        79%             06/08/19
  163    Total Renal Care                                          8,978        27%             12/31/07
  164    Mervyn's LLC                                             81,200        100%            10/31/26
  165    Smart & Final                                            24,990        32%             09/30/15
  166    Food Lion                                                34,947        52%             06/30/16
  167    NAP                                                         NAP        NAP                NAP
  168    Randstad Staffing Solutions                              64,574        100%            12/31/13
  169    Rock Paper Scissors, LLC                                 21,011        100%            06/09/17
  170    Moteng                                                   74,736        100%            04/30/19
  171    NAP                                                         NAP        NAP                NAP
  172    Gold's Gym                                               42,538        70%             10/31/21
  173    Ocean Othropedic                                         16,675        56%             02/28/22
  174    Regal Cinemas                                            72,621        100%            11/30/18
  175    NAP                                                         NAP        NAP                NAP
  176    NAP                                                         NAP        NAP                NAP
  177    Medical Associates                                       35,693        94%             06/30/09
  178    Trico Engineering                                        21,493        51%             04/30/13
  179    Bright Now Dental                                         3,500        25%                MTM
  180    Apex Mortgage                                             5,400        20%             05/31/09
  181    NAP                                                         NAP        NAP                NAP
  182    CVS                                                      10,125        22%             11/30/18
  183    Los Padres Bank                                           4,138        23%             11/27/08
  184    NAP                                                         NAP        NAP                NAP
  185    Ristorante di Paesano's                                   8,301        23%             07/01/09
  186    NAP                                                         NAP        NAP                NAP
  187    NAP                                                         NAP        NAP                NAP
  188    NAP                                                         NAP        NAP                NAP
  189    Staples Store                                            24,092        50%             07/31/10
  190    Borders Books & Music                                    22,077        44%             01/31/17
  191    NAP                                                         NAP        NAP                NAP
  192    Neiman Marcus                                            11,378        100%            01/31/18
  193    NAP                                                         NAP        NAP                NAP
  194    Dollar Tree                                               8,955        21%             10/31/09
  195    NAP                                                         NAP        NAP                NAP
  196    Osco                                                     12,865        13%             02/28/08
  197    NAP                                                         NAP        NAP                NAP
  198    Gander Mountain                                         107,400        100%            05/31/21
  199    Kroger                                                   53,829        51%             08/31/15
  200    NAP                                                         NAP        NAP                NAP
  201    Home Depot USA , Inc.                                   129,885        100%            02/01/19
  202    SCG, The Select Carrier Group, L.P.                      40,320        100%            11/30/11
  203    Gibson Electric                                          56,551        100%            07/31/17
  204    Old Hook Medical Associates                              17,923        70%             02/28/18
  205    Floracraft Corporation                                   66,000        37%             09/30/11
  206    NAP                                                         NAP        NAP                NAP
  207    Supercuts                                                 1,429        18%             06/30/11
  208    City of Jersey City                                      31,402        59%             05/31/15
  209    SJC Group Inc dba Kawasaki Superstore                     9,532        43%             05/31/17
  210    NAP                                                         NAP        NAP                NAP
  211    Genscape, Inc.                                           13,470        37%             12/31/15
  212    Anytime Fitness                                           5,920        25%             08/31/11
  213    NAP                                                         NAP        NAP                NAP
  214    TA FES, LLC                                              11,921        35%             04/12/17
  215    Rite Aid Corporation                                     12,069        55%             01/31/27
  216    NAP                                                         NAP        NAP                NAP
  217    Summers Group, Inc.                                      14,400        14%             12/31/09
  218    NAP                                                         NAP        NAP                NAP
  219    Rite Aid                                                 11,082        100%            08/01/26
  220    NAP                                                         NAP        NAP                NAP
  221    Applied Research                                          6,211        14%             08/31/12
  222    Complete Home Concepts                                    9,398        20%             10/24/09
  223    NAP                                                         NAP        NAP                NAP
  224    NAP                                                         NAP        NAP                NAP
  225    American Assoc of Blood Banks                            26,826        100%            11/30/15
  226    NAP                                                         NAP        NAP                NAP
  227    NAP                                                         NAP        NAP                NAP
  228    Centennial Independent School District 12                26,433        86%             06/30/21
  230    Children's Medical Group, Inc.                           12,701        41%             05/31/13
  231    Northwoods Urology Association, Inc.                     20,444        100%            03/31/27
  232    NAP                                                         NAP        NAP                NAP
  233    NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  234
 234.1   NAP                                                         NAP        NAP                NAP
 234.2   NAP                                                         NAP        NAP                NAP
 234.3   NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  235    NAP                                                         NAP        NAP                NAP
  236    Transaction Network Services                             44,496        100%            06/30/13
  237    Redlands Ranch Market                                    21,000        34%             04/22/11
  238    Walgreens                                                13,650        100%            08/31/28
  239    Kalmar Investments, Inc.                                  7,523        47%             11/30/11
  240    Body Tech Fitness                                        17,348        41%             08/31/13
  241    Happy Harry's                                            12,000        53%             02/28/22
  242    Cheers Wine & Spirits                                     5,200        17%             12/31/11
  243    The Charleston Angler                                     4,190        22%             05/31/11
  244    Alamo Wing DeZavala, LLC                                  6,000        27%             08/31/19
---------------------------------------------------------------------------------------------------------

  245    NAP                                                         NAP        NAP                NAP
  246    NAP                                                         NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------
  247    Autozone                                                 10,500        37%             12/31/11
  248    Griffin General Services, LLC/OHS                        10,143        53%             09/30/15
  249    Design Warehouse                                          4,800        26%             02/28/11
  250    NAP                                                         NAP        NAP                NAP
  251    GPBC, Inc. (Grizzly Peak)                                 7,200        42%             12/31/19
  252    NAP                                                         NAP        NAP                NAP
  253    Walgreens                                                14,490        100%            08/31/77
  254    Food Lion                                                33,000        80%             08/31/18
  255    Pancho Villa Mexican Restaurant                           5,007        31%             05/31/15
  256    Walgreens                                                14,820        100%            03/31/81
  257    NAP                                                         NAP        NAP                NAP
  258    Kragen Auto Parts                                         7,100        52%             04/30/16
  259    NAP                                                         NAP        NAP                NAP
  260    Sergio's Jewelers                                         2,400        14%             05/01/08
  261    NAP                                                         NAP        NAP                NAP
  262    Walgreens                                                23,252        100%            08/31/19
  263    NAP                                                         NAP        NAP                NAP
  264    NAP                                                         NAP        NAP                NAP
  265    NAP                                                         NAP        NAP                NAP
  266    Golfsmith International, LP                              17,949        100%            02/28/16
  267    NAP                                                         NAP        NAP                NAP
  268    NAP                                                         NAP        NAP                NAP
  269    NAP                                                         NAP        NAP                NAP
  270    Kardia                                                    4,407        30%             11/15/07
  271    NAP                                                         NAP        NAP                NAP
  272    Rosario Silva Limon                                       4,821        21%             04/27/12
  273    Serino's Italian Foods Manufacturing Corporation         22,000        100%            12/31/22
  274    Aspen Dental                                              3,531        64%             09/13/16
  275    NAP                                                         NAP        NAP                NAP
  276    Moisen Investment Company                                 3,249        35%             12/31/12
  277    Eye Care 20/20                                           11,250        100%            12/31/21
  278    NAP                                                         NAP        NAP                NAP
  279    Curves                                                    1,540        25%             04/30/10
  280    GSA for the US Public Defender                            6,509        35%             01/02/17
  281    Inspire South                                             4,000        12%             05/31/10
  282    Allstate Insurance Company                               19,526        100%            12/31/15
  283    CEAH Commercial Realtors                                  6,421        51%             09/30/11
  284    Reece & Nichols                                           8,013        53%             09/30/10
  285    Dollar Tree Stores, Inc.                                  6,000        19%             03/31/12
  286    NAP                                                         NAP        NAP                NAP
  287    Tractor Supply Company                                   22,670        100%            01/21/20
  288    NAP                                                         NAP        NAP                NAP
  289    Interline Brands                                         55,000        100%            03/19/16
  290    Sofa Express                                             21,000        100%            11/30/16
  291    Pier 1 Imports (U.S.), Inc.                               9,451        73%             03/31/14
  292    NAP                                                         NAP        NAP                NAP
  293    Chinese Restaurant                                        2,028        21%             05/31/17
  294    National Tire and Battery                                 7,964        100%            01/31/32
  295    NAP                                                         NAP        NAP                NAP
  296    Big Train                                                12,003        59%             08/31/11
  297    NAP                                                         NAP        NAP                NAP
  298    Daycare                                                   4,811        23%             08/30/11
  299    First Horizon                                            12,965        100%            03/31/11
  300    Advance Auto                                              7,000        100%            10/31/21
  301    NAP                                                         NAP        NAP                NAP
  302    KLS Smith Inc.                                           17,839        51%             08/31/16
  303    NAP                                                         NAP        NAP                NAP
  304    NAP                                                         NAP        NAP                NAP
  305    NAP                                                         NAP        NAP                NAP
  306    Rite Aid of New Hampshire                                12,200        100%            10/24/15
  307    Ionbond Inc                                              37,924        100%            09/27/19
  308    Kahl & Goveia                                             3,200        100%            03/31/22
  309    1st Financial Bank                                        5,905        81%             01/31/14
  310    NAP                                                         NAP        NAP                NAP
  311    NAP                                                         NAP        NAP                NAP
  312    NAP                                                         NAP        NAP                NAP
  313    NAP                                                         NAP        NAP                NAP
  314    Wachovia                                                 26,720        100%            12/31/27
  315    Hannaford                                                35,600        100%            11/30/23
  316    Cingular Wireless PCS, LLC                                4,750        50%             07/31/08
  317    ZP Maple, LLC                                             5,467        39%             03/31/12
  318    NAP                                                         NAP        NAP                NAP
  319    Regions Bank                                              3,674        100%            02/28/22

                                                                                                             SECOND
                                                                                                             LARGEST
                                                                        SECOND       SECOND                   MAJOR
                                                                       LARGEST      LARGEST                  TENANT
                                                                        MAJOR        MAJOR                    LEASE
 LOAN                   SECOND LARGEST                                  TENANT       TENANT                 MATURITY
NUMBER                   MAJOR TENANT                                    NRSF        NRSF%                    DATE
----------------------------------------------------------------------------------------------------------------------

  1
 1.1     Circuit City                                                    38,983         16%                  01/31/17
 1.2     Shoppers Food Warehouse                                         49,840         19%                  09/30/09
 1.3     Ross Dress for Less                                             25,770         11%                  01/31/13
 1.4     Publix                                                          51,420         17%                  02/11/18
 1.5     Marshall's                                                      30,337         10%                  01/31/11
 1.6     Stop & Shop                                                     54,755         20%                  10/31/16
 1.7     Publix                                                          42,112         15%                  04/06/08
 1.8     Martin's Food Store                                             67,656         28%                  05/01/40
 1.9     Dick's Sporting Goods                                           45,000         17%                  01/31/17
 1.10    Macy's                                                          46,339         20%                  03/31/09
 1.11    CVS                                                             10,908         10%                  10/04/21
 1.12    A & P Company                                                   56,860         26%                  12/31/19
 1.13    Yankelovich, Inc.                                               13,794         10%                  07/31/12
 1.14    Bed Bath & Beyond                                               35,000         13%                  01/31/10
 1.15    True Treasures                                                  11,900          8%                  12/31/07
 1.16    Anthony's                                                       10,340          8%                  12/31/11
 1.17    TJ Maxx                                                         30,000         16%                  11/30/10
 1.18    Remington Steakhouse                                             7,921          6%                  08/31/15
 1.19    Home Shopping Network Out                                       16,619         11%                  04/30/09
 1.20    CVS                                                             10,125          8%                  01/31/21
 1.21    Publix                                                          35,930         15%                  05/31/12
 1.22    Publix                                                          54,379         34%                  10/31/22
 1.23    Wawa                                                             5,740          6%                  08/31/18
 1.24    Hollywood Video                                                  5,400          7%                  07/31/08
 1.25    Fashion Bug                                                      8,000          8%                  01/31/11
 1.26    Publix                                                          27,887         14%                  12/31/19
 1.27    Petco                                                           14,200         12%                  09/30/10
 1.28    Natures Health Food                                              3,197          4%                  09/30/07
 1.29    PetSmart                                                        19,136         29%                  01/31/16
 1.30    Jumpsters                                                        5,600          6%                  04/30/13
 1.31    Beef O'Brady's                                                   2,625          4%                  02/28/12
 1.32    Goody's Family Clothing                                         27,450         20%                  04/30/14
 1.33    Dollar General                                                  10,250          8%                  04/30/10
 1.34    Green Tea Chinese Restaurant                                     3,150          3%                  12/31/08
 1.35    Countrywide Home Loans                                           5,515          7%                  03/31/08
 1.36    CVS                                                              8,450          9%                  10/31/10
 1.37    Beall's                                                         12,000         10%                  04/30/10
 1.38    Athlete's Foot                                                   3,425          4%                  03/31/12
 1.39    The REF Sports Bar & Grill                                       3,575          5%                  10/31/11
 1.40    Once Upon A Child                                                6,400          5%                  05/31/08
 1.41    Blockbuster                                                      6,500          9%                  11/30/08
 1.42    Blockbuster                                                      4,800          7%                  06/30/12
 1.43    Washington Mutual Bank                                           3,500          5%                  10/28/08
 1.44    Dollar Tree Store                                                8,000         10%                  04/30/08
 1.45    Starbucks                                                        2,400          4%                  02/28/17
 1.46    Hollywood Video                                                  6,000         10%                  10/24/14
 1.47    Dollar Tree                                                      4,673          7%                  02/28/09
 1.48    Advance Auto Parts                                               7,000          9%                  12/31/08
 1.49    Blockbuster                                                      4,000          6%                  01/31/08
 1.50    Blockbuster                                                      4,785          7%                  12/31/11
 1.51    Italian Pie                                                      3,054          6%                  02/22/12
 1.52    Washington Mutual Bank                                           2,800          5%                  03/31/12
----------------------------------------------------------------------------------------------------------------------
  2
 2.1     NAP                                                                NAP         NAP                    NAP
 2.2     NAP                                                                NAP         NAP                    NAP
 2.3     NAP                                                                NAP         NAP                    NAP
 2.4     NAP                                                                NAP         NAP                    NAP
 2.5     NAP                                                                NAP         NAP                    NAP
 2.6     NAP                                                                NAP         NAP                    NAP
 2.7     NAP                                                                NAP         NAP                    NAP
 2.8     NAP                                                                NAP         NAP                    NAP
 2.9     NAP                                                                NAP         NAP                    NAP
 2.10    NAP                                                                NAP         NAP                    NAP
 2.11    NAP                                                                NAP         NAP                    NAP
 2.12    NAP                                                                NAP         NAP                    NAP
 2.13    NAP                                                                NAP         NAP                    NAP
 2.14    NAP                                                                NAP         NAP                    NAP
 2.15    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  3      Watt, Tieder, Hoffar & Fitz                                     71,367         16%                  06/30/16
----------------------------------------------------------------------------------------------------------------------
  4
 4.1     NAP                                                                NAP         NAP                    NAP
 4.2     NAP                                                                NAP         NAP                    NAP
 4.3     NAP                                                                NAP         NAP                    NAP
 4.4     NAP                                                                NAP         NAP                    NAP
 4.5     NAP                                                                NAP         NAP                    NAP
 4.6     NAP                                                                NAP         NAP                    NAP
 4.7     NAP                                                                NAP         NAP                    NAP
 4.8     NAP                                                                NAP         NAP                    NAP
 4.9     NAP                                                                NAP         NAP                    NAP
 4.10    NAP                                                                NAP         NAP                    NAP
 4.11    NAP                                                                NAP         NAP                    NAP
 4.12    NAP                                                                NAP         NAP                    NAP
 4.13    NAP                                                                NAP         NAP                    NAP
 4.14    NAP                                                                NAP         NAP                    NAP
 4.15    NAP                                                                NAP         NAP                    NAP
 4.16    NAP                                                                NAP         NAP                    NAP
 4.17    NAP                                                                NAP         NAP                    NAP
 4.18    NAP                                                                NAP         NAP                    NAP
 4.19    NAP                                                                NAP         NAP                    NAP
 4.20    NAP                                                                NAP         NAP                    NAP
 4.21    NAP                                                                NAP         NAP                    NAP
 4.22    NAP                                                                NAP         NAP                    NAP
 4.23    NAP                                                                NAP         NAP                    NAP
 4.24    NAP                                                                NAP         NAP                    NAP
 4.25    NAP                                                                NAP         NAP                    NAP
 4.26    NAP                                                                NAP         NAP                    NAP
 4.27    NAP                                                                NAP         NAP                    NAP
 4.28    NAP                                                                NAP         NAP                    NAP
 4.29    NAP                                                                NAP         NAP                    NAP
 4.30    NAP                                                                NAP         NAP                    NAP
 4.31    NAP                                                                NAP         NAP                    NAP
 4.32    NAP                                                                NAP         NAP                    NAP
 4.33    NAP                                                                NAP         NAP                    NAP
 4.34    NAP                                                                NAP         NAP                    NAP
 4.35    NAP                                                                NAP         NAP                    NAP
 4.36    NAP                                                                NAP         NAP                    NAP
 4.37    NAP                                                                NAP         NAP                    NAP
 4.38    NAP                                                                NAP         NAP                    NAP
 4.39    NAP                                                                NAP         NAP                    NAP
 4.40    NAP                                                                NAP         NAP                    NAP
 4.41    NAP                                                                NAP         NAP                    NAP
 4.42    NAP                                                                NAP         NAP                    NAP
 4.43    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  5      Smith Anderson Blount                                           91,998         16%                  09/30/11
----------------------------------------------------------------------------------------------------------------------
  6
 6.1     Macy's                                                         326,860         20%                  12/31/15
 6.2     Bank of Hawaii                                                  18,200          9%                  03/31/26
 6.3     Data House Holdings Corp                                        14,061          8%                  06/30/08
 6.4     I Love Country Cafe                                              3,122         22%                  12/31/10
----------------------------------------------------------------------------------------------------------------------
  7      Harkins Theatre                                                 77,000         16%                  01/31/21
  8      The University of Pennsylvania Health System                   190,109         44%                  06/30/07
  9      NAP                                                                NAP         NAP                    NAP
  10     Circuit City Stores, Inc.                                       33,074         12%                  01/31/20
----------------------------------------------------------------------------------------------------------------------
  11
 11.1    American Honda Finance                                          15,624         18%                  08/31/07
 11.2    Novastar Financial                                               8,850         13%                  11/30/09
 11.3    NAP                                                                NAP         NAP                    NAP
 11.4    Accu-Tech Corporation                                           23,000         24%                  09/14/07
 11.5    Lofa Industries                                                 18,864         20%                  02/28/10
 11.6    NAP                                                                NAP         NAP                    NAP
 11.7    Postec Inc                                                      15,406         23%                  09/30/07
 11.8    Olympus America, Inc.                                            7,885         12%                  08/31/08
 11.9    Industria Plex                                                  51,892         50%                  01/14/10
11.10    NAP                                                                NAP         NAP                    NAP
11.11    Access Management Grp L                                          6,849         13%                  08/31/09
11.12    Siemens Real Estate                                             15,271         24%                  11/30/07
11.13    PaperStyle.com, Inc.                                            12,704         27%                  08/02/10
11.14    Opem MRI of Georgia, Inc.                                        7,547         22%                  12/31/08
11.15    Inovaone Studios                                                16,732         32%                  12/28/11
11.16    First Industrial                                                 4,159         11%                  12/31/15
11.17    Lincoln Electric Co.                                             4,631          9%                  12/31/08
11.18    NAP                                                                NAP         NAP                    NAP
11.19    BellSouth Long Distance                                          9,072         15%                  10/31/10
11.20    Cristomar, Inc.                                                  9,854         23%                  03/31/12
----------------------------------------------------------------------------------------------------------------------
  12     Level 3                                                        205,695         13%                  11/30/15
  13     Bally's Total Fitness                                           45,000         21%                  08/31/17
  14     Best Buy                                                        31,080         13%                  01/31/14
  15     Marshall's                                                      31,753         11%                  01/31/12
  16     Dunkin Donuts                                                    2,670          1%                  02/28/15
  17     MindShift Tech                                                  22,610         11%                  05/31/11
----------------------------------------------------------------------------------------------------------------------
  18
 18.1    Herman Miller, Inc                                              85,426         18%                  06/14/09
 18.2    FBI                                                             26,250         10%                  11/18/14
 18.3    OKI Supply Co.                                                  24,864         11%                  06/30/07
 18.4    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  19     CACI Technologies, Inc.                                         28,947         11%                  11/30/07
  20     NAP                                                                NAP         NAP                    NAP
  21     NAP                                                                NAP         NAP                    NAP
  22     Grass Valley Group, Inc.                                        55,666         14%                  10/31/12
  23     NAP                                                                NAP         NAP                    NAP
  24     Sam Ash Megastores, LLC                                         20,160         11%                  08/31/14
----------------------------------------------------------------------------------------------------------------------
  25
 25.1    NAP                                                                NAP         NAP                    NAP
 25.2    NAP                                                                NAP         NAP                    NAP
 25.3    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  26
 26.1    NAP                                                                NAP         NAP                    NAP
 26.2    NAP                                                                NAP         NAP                    NAP
 26.3    NAP                                                                NAP         NAP                    NAP
 26.4    NAP                                                                NAP         NAP                    NAP
 26.5    NAP                                                                NAP         NAP                    NAP
 26.6    NAP                                                                NAP         NAP                    NAP
 26.7    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  27     Lowes                                                          146,707         35%                  03/31/32
----------------------------------------------------------------------------------------------------------------------
  28
 28.1    Precision Castparts                                             47,453         12%                  02/28/10
 28.2    Rudie Wilhelm                                                   72,014         21%                  04/30/10
 28.3    Organically Grown Co                                            54,446         19%                  12/31/08
 28.4    Wesco Distribution                                              29,841         24%                  02/29/08
----------------------------------------------------------------------------------------------------------------------
  29     NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  30
 30.1    NAP                                                                NAP         NAP                    NAP
 30.2    NAP                                                                NAP         NAP                    NAP
 30.3    NAP                                                                NAP         NAP                    NAP
 30.4    NAP                                                                NAP         NAP                    NAP
 30.5    Building Plastics, Inc.                                         23,580         20%                  03/31/09
 30.6    NAP                                                                NAP         NAP                    NAP
 30.7    Vet-Serve, Inc.                                                 32,070         33%                  12/31/07
 30.8    NAP                                                                NAP         NAP                    NAP
 30.9    NAP                                                                NAP         NAP                    NAP
30.10    Kroger Ltd.                                                     37,800         40%                  01/31/11
30.11    NAP                                                                NAP         NAP                    NAP
30.12    American Standard Inc.                                          39,375         49%                  08/31/09
30.13    NAP                                                                NAP         NAP                    NAP
30.14    GDC Screen Printing, LLC                                        20,250         27%                  11/30/08
30.15    Shelby Railroad Services, Inc.                                  10,800         18%                  05/31/07
30.16    Pxide Technologies                                              16,328         39%                  12/31/09
30.17    NAP                                                                NAP         NAP                    NAP
30.18    NAP                                                                NAP         NAP                    NAP
30.19    K & W Forklifts                                                  4,800         17%                  06/30/10
30.20    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  31     CVS Pharmacy                                                    14,597         20%                  04/30/19
  32     Rite Aid                                                        22,255         12%                  07/10/11
  33     Virtual Research Corp                                            4,278          4%                  09/30/09
  34     Shelmar (Marty's)                                                9,000          6%                  02/28/12
  35     Green Tangerines LLC                                            10,132         12%                  10/31/15
  36     Ceregene                                                        24,795         25%                  03/31/09
  37     Atlanta Cancer Center                                           19,950         13%                  03/26/16
  38     NAP                                                                NAP         NAP                    NAP
  39     NAP                                                                NAP         NAP                    NAP
  40     Aussie Jack's                                                   23,870         20%                  08/31/17
----------------------------------------------------------------------------------------------------------------------
  41
 41.1    NAP                                                                NAP         NAP                    NAP
 41.2    NAP                                                                NAP         NAP                    NAP
 41.3    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  42     Comp USA                                                        28,318         13%                  03/31/09
  43     NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  44
 44.1    NAPA Auto Parts                                                  4,700          9%                  08/31/10
 44.2    Pazzini                                                          2,616         15%                  03/31/17
 44.3    The Bedding Experts                                              2,138         12%                  02/28/11
----------------------------------------------------------------------------------------------------------------------
  45     NAP                                                                NAP         NAP                    NAP
  46     DSW Shoe Warehouse                                              20,015         23%                  01/31/17
  47     NAP                                                                NAP         NAP                    NAP
  48     Long's Drug Stores                                              25,821         23%                  02/29/20
  49     NAP                                                                NAP         NAP                    NAP
  50     NAP                                                                NAP         NAP                    NAP
  51     NAP                                                                NAP         NAP                    NAP
  52     NAP                                                                NAP         NAP                    NAP
  53     NAP                                                                NAP         NAP                    NAP
  54     Kaori's Kitchen                                                  5,000         12%                  10/31/12
----------------------------------------------------------------------------------------------------------------------
  55
 55.1    NAP                                                                NAP         NAP                    NAP
 55.2    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  56     NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  57
 57.1    Davis Engineering                                                7,324          8%                  11/30/13
 57.2    Physicians Post Graduate Press                                  13,115         14%                  03/31/08
----------------------------------------------------------------------------------------------------------------------
  58     Fashion Bug                                                     11,240          9%                  01/31/10
  59     NAP                                                                NAP         NAP                    NAP
  60     Nextel Communications Inc                                       20,000         10%                  04/30/15
  61     Rhodes, Inc. (RoomStore)                                        35,039         28%                  10/31/14
  62     Lululemon Athletica USA, Inc.                                    3,093          8%                  07/31/08
  63     Goody's                                                         40,000         24%                  07/31/12
  64     Medstar Health                                                  13,441         12%                  12/31/08
  65     NAP                                                                NAP         NAP                    NAP
  66     HyVee Liquor Store                                              11,972          9%                  04/30/11
  67     Whitebox Advisors, LLC                                          17,133         11%                  04/30/12
  68     Greenbacks/All-A-Dollar                                         10,284          9%                  04/30/11
  69     Shahrem Malek &                                                  2,794          4%                  09/30/08
  70     Amerigroup MD/Inc.                                              22,245         27%                  03/31/09
  71     NAP                                                                NAP         NAP                    NAP
  72     NAP                                                                NAP         NAP                    NAP
  73     NAP                                                                NAP         NAP                    NAP
  74     NAP                                                                NAP         NAP                    NAP
  75     Rite Aid                                                        11,180         10%                  12/02/18
  76     Kragen Auto Parts                                                5,674          5%                  11/01/08
  77     The Brotman Wellness Center                                      2,888          6%                  04/30/12
  78     NAP                                                                NAP         NAP                    NAP
  79     NAP                                                                NAP         NAP                    NAP
  80     NAP                                                                NAP         NAP                    NAP
  81     Movie Gallery                                                    3,600          6%                  11/30/11
  82     Bed, Bath & Beyond                                              23,033         21%                  09/30/15
  83     NAP                                                                NAP         NAP                    NAP
  84     NAP                                                                NAP         NAP                    NAP
  85     NAP                                                                NAP         NAP                    NAP
  86     Presidion                                                       25,016         17%                  07/31/09
  87     NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  88
 88.1    NAP                                                                NAP         NAP                    NAP
 88.2    NAP                                                                NAP         NAP                    NAP
 88.3    NAP                                                                NAP         NAP                    NAP
 88.4    NAP                                                                NAP         NAP                    NAP
 88.5    NAP                                                                NAP         NAP                    NAP
 88.6    NAP                                                                NAP         NAP                    NAP
 88.7    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
  89     Greenleaf Home Loans                                             7,641         12%                  07/31/12
  90     A.A. Callister Corporation                                      10,000         12%                  12/31/12
  91     Digital Fusion Creative Technologies, Inc.                       5,751         10%                  04/30/11
  92     Polyclinic Managed Care                                          4,845          7%                  01/31/12
  93     JC Penney                                                       33,506         16%                  07/31/09
----------------------------------------------------------------------------------------------------------------------
  94
 94.1    AG Edwards                                                       6,824         12%                  02/29/12
 94.2    Eagler-Picher Minerals                                           9,917         27%                  06/30/11
----------------------------------------------------------------------------------------------------------------------
  95     NAP                                                                NAP         NAP                    NAP
  96     Bell-Mark Corp                                                   5,286          3%                  10/31/10
  97     Encore                                                           7,401         13%                  06/01/09
  98     PepBoys                                                         20,000         38%                  02/28/27
  99     United HealthCare Services Inc                                  17,000         26%                  03/31/10
 100     St. Joseph Mercy Oakland Hospital                                9,586         17%                  05/31/12
 101     Blockbuster                                                      7,629          6%                  05/31/10
 102     NAP                                                                NAP         NAP                    NAP
 103     NAP                                                                NAP         NAP                    NAP
 104     NAP                                                                NAP         NAP                    NAP
 105     Peabody's Billiard                                              12,919         15%                  01/31/17
 106     NAP                                                                NAP         NAP                    NAP
 107     Joyce Leslie                                                    12,173         24%                  01/31/10
 108     Family Dollar Stores, Inc.                                      12,204         15%                  12/31/14
 109     T-Shirt Outlet                                                   9,650         10%                  01/31/09
 110     NAP                                                                NAP         NAP                    NAP
 111     Kositzka, Wicks & Company                                       12,745         22%                  09/30/08
 112     Rakesh Ranjan, MD & As                                           5,389          4%                  02/29/12
 113     Abe & Louie's                                                   10,300         20%                  08/31/14
 114     CA Creative Trading                                              5,600         10%                  07/31/14
 115     NAP                                                                NAP         NAP                    NAP
 116     Bank of America                                                 10,605         14%                  05/09/13
 117     NAP                                                                NAP         NAP                    NAP
 118     QuEST Quality Engineering & Software                            12,354         12%                  04/30/11
 119     NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
 120
120.1    NAP                                                                NAP         NAP                    NAP
120.2    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
 121     Drees Company                                                    9,497         18%                  04/30/09
 122     NAP                                                                NAP         NAP                    NAP
 123      Metrowest Healthcare                                           18,747         18%                  04/30/09
 124     Alloy Surfaces                                                  64,800         37%                  07/31/09
 125     NAP                                                                NAP         NAP                    NAP
 126     NAP                                                                NAP         NAP                    NAP
 127     Countrywide Home Loans                                           6,610         13%                  07/31/08
 128     NAP                                                                NAP         NAP                    NAP
 129     NAP                                                                NAP         NAP                    NAP
 130     Panera Bread                                                     5,000         19%                  08/13/16
 131     NAP                                                                NAP         NAP                    NAP
 132     NAP                                                                NAP         NAP                    NAP
 133     St. Vincent Hospital & Health Care                               7,937         23%                  05/31/16
 134     NAP                                                                NAP         NAP                    NAP
 135     McDonalds                                                        3,443          2%                  08/03/10
 136     NAP                                                                NAP         NAP                    NAP
 137     NAP                                                                NAP         NAP                    NAP
 138     Kidney Dialysis Center of Pismo Beach                            5,000          9%                  08/31/14
 139     Ettlinger & Krick, LTD                                           5,460         14%                  03/31/11
 140     TD Banknorth                                                     1,700          5%                  08/31/17
 141     Home Goods                                                      25,000         29%                  10/31/11
 142     CitiBank FSB                                                     4,648         32%                  02/28/16
 143     NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
 144
144.1    Tuesday Morning, Inc.                                           12,942         13%                  01/15/08
144.2    Phoenix Group, Inc. dba Logo Buy                                25,387         25%                  01/31/10
----------------------------------------------------------------------------------------------------------------------
 145     El Dorado Furniture, Inc.                                       12,724         15%                  01/31/14
 146     NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
 147
147.1    NAP                                                                NAP         NAP                    NAP
147.2    NAP                                                                NAP         NAP                    NAP
147.3    NAP                                                                NAP         NAP                    NAP
147.4    NAP                                                                NAP         NAP                    NAP
147.5    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
 148     NAP                                                                NAP         NAP                    NAP
 149     FedEx Kinko's                                                    8,013         35%                  08/31/12
 150     NAP                                                                NAP         NAP                    NAP
 151     NAP                                                                NAP         NAP                    NAP
 152     NAP                                                                NAP         NAP                    NAP
 153     HCA Health Services                                             16,471         34%                  04/30/16
 154     NAP                                                                NAP         NAP                    NAP
 155     NAP                                                                NAP         NAP                    NAP
 156     NAP                                                                NAP         NAP                    NAP
 157     FSC Health, Inc.                                                 4,474         10%                  07/31/08
 158     NAP                                                                NAP         NAP                    NAP
 159     NAP                                                                NAP         NAP                    NAP
 160     NAP                                                                NAP         NAP                    NAP
 161     NAP                                                                NAP         NAP                    NAP
 162     Cambridge Cleaners                                               1,800          4%                  01/31/10
 163     Marush, Traub & Plawes MD                                        6,669         20%                  08/31/16
 164     NAP                                                                NAP         NAP                    NAP
 165     Dollar Tree                                                     21,440         27%                  07/31/10
 166     Concord Pet Food                                                 8,470         13%                  04/30/11
 167     NAP                                                                NAP         NAP                    NAP
 168     NAP                                                                NAP         NAP                    NAP
 169     NAP                                                                NAP         NAP                    NAP
 170     NAP                                                                NAP         NAP                    NAP
 171     NAP                                                                NAP         NAP                    NAP
 172     TreusDell Salon & Spa                                           10,768         18%                  10/31/18
 173     Toms River Medical Arts                                          6,883         23%                  05/31/22
 174     NAP                                                                NAP         NAP                    NAP
 175     NAP                                                                NAP         NAP                    NAP
 176     NAP                                                                NAP         NAP                    NAP
 177     Georgia Urology                                                  2,405          6%                  02/28/10
 178     Lowcountry Cardiology Assoc                                     11,713         28%                  06/01/14
 179     T-Mobile                                                         2,500         18%                    MTM
 180     Pink and White Nails/Serenity Spa                                4,200         15%                  05/31/11
 181     NAP                                                                NAP         NAP                    NAP
 182     Raquel Sales, Inc.                                              10,050         21%                  11/30/12
 183     Ted Moore                                                        3,715         20%                  04/26/19
 184     NAP                                                                NAP         NAP                    NAP
 185     Theo & Herb's Shoes                                              3,148          9%                  07/31/10
 186     NAP                                                                NAP         NAP                    NAP
 187     NAP                                                                NAP         NAP                    NAP
 188     NAP                                                                NAP         NAP                    NAP
 189     Morris Farm Market, LLC                                          6,690         14%                  04/30/15
 190     Retreat Day Spa                                                  5,805         12%                  01/31/10
 191     NAP                                                                NAP         NAP                    NAP
 192     NAP                                                                NAP         NAP                    NAP
 193     NAP                                                                NAP         NAP                    NAP
 194     Susie's Deals                                                    5,850         14%                  02/28/10
 195     NAP                                                                NAP         NAP                    NAP
 196     Checker Auto                                                    12,000         12%                  05/20/10
 197     NAP                                                                NAP         NAP                    NAP
 198     NAP                                                                NAP         NAP                    NAP
 199     Salvation Army                                                  22,792         21%                  04/14/10
 200     NAP                                                                NAP         NAP                    NAP
 201     NAP                                                                NAP         NAP                    NAP
 202     NAP                                                                NAP         NAP                    NAP
 203     NAP                                                                NAP         NAP                    NAP
 204     Advanced Medical Imaging                                         5,214         20%                  06/04/13
 205     Polymer Extrusion Technology                                    40,000         22%                  02/28/09
 206     NAP                                                                NAP         NAP                    NAP
 207     American Family Insurance                                        1,425         18%                  05/31/09
 208     International Institute                                         10,901         20%                  02/28/15
 209     FV Pad J LLC (Master Lease)                                      5,239         24%                  04/30/12
 210     NAP                                                                NAP         NAP                    NAP
 211     Interlock Industries, Inc.                                       6,432         18%                  02/29/08
 212     American Flooring                                                4,460         19%                  06/30/11
 213     NAP                                                                NAP         NAP                    NAP
 214     Bank Atlantic                                                    3,622         11%                  12/31/08
 215     642 Vegs & Meat Corp.                                           10,000         45%                  04/30/31
 216     NAP                                                                NAP         NAP                    NAP
 217     THF Interiors of Albuquerque                                    12,600         13%                  10/31/07
 218     NAP                                                                NAP         NAP                    NAP
 219     NAP                                                                NAP         NAP                    NAP
 220     NAP                                                                NAP         NAP                    NAP
 221     Circle of Friends, LLC                                           4,823         10%                  07/31/10
 222     Factory Direct Appliance                                         8,277         18%                  08/31/09
 223     NAP                                                                NAP         NAP                    NAP
 224     NAP                                                                NAP         NAP                    NAP
 225     NAP                                                                NAP         NAP                    NAP
 226     NAP                                                                NAP         NAP                    NAP
 227     NAP                                                                NAP         NAP                    NAP
 228     NAP                                                                NAP         NAP                    NAP
 230     Ralph L Howell, Jr., DDS, FAGD                                   5,100         17%                  05/31/14
 231     NAP                                                                NAP         NAP                    NAP
 232     NAP                                                                NAP         NAP                    NAP
 233     NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
 234
234.1    NAP                                                                NAP         NAP                    NAP
234.2    NAP                                                                NAP         NAP                    NAP
234.3    NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
 235     NAP                                                                NAP         NAP                    NAP
 236     NAP                                                                NAP         NAP                    NAP
 237     Second Life Thrift Store                                        13,466         22%                  02/28/15
 238     NAP                                                                NAP         NAP                    NAP
 239     J. Joseph Danyo, MD, PA                                          2,852         18%                  08/17/08
 240     St. James Hospital                                               6,750         16%                  03/31/08
 241     Wells Fargo Mortgage                                             3,000         13%                  01/31/10
 242     Dan McGinnis Irish Pub                                           4,500         14%                  11/30/11
 243     Momma Fu's Noodle House                                          3,200         17%                  03/31/16
 244     Happy Deli's, LLC                                                3,600         16%                  06/30/14
----------------------------------------------------------------------------------------------------------------------

 245     NAP                                                                NAP         NAP                    NAP
 246     NAP                                                                NAP         NAP                    NAP
----------------------------------------------------------------------------------------------------------------------
 247     Bernardi Honda                                                  10,500         37%                  06/30/08
 248     Medical Imaging                                                  9,096         47%                  02/28/19
 249     Studio Architectura                                              3,061         16%                  11/30/08
 250     NAP                                                                NAP         NAP                    NAP
 251     Z Squared, Inc. (Cafe Zola)                                      3,790         22%                  03/31/30
 252     NAP                                                                NAP         NAP                    NAP
 253     NAP                                                                NAP         NAP                    NAP
 254     State Farm Mutual                                                2,800          7%                  08/31/11
 255     Heavenly Bodies                                                  2,002         12%                  04/30/16
 256     NAP                                                                NAP         NAP                    NAP
 257     NAP                                                                NAP         NAP                    NAP
 258     Radio Shack                                                      2,520         19%                  01/31/12
 259     NAP                                                                NAP         NAP                    NAP
 260     Italian Deli                                                     2,400         14%                  02/01/12
 261     NAP                                                                NAP         NAP                    NAP
 262     NAP                                                                NAP         NAP                    NAP
 263     NAP                                                                NAP         NAP                    NAP
 264     NAP                                                                NAP         NAP                    NAP
 265     NAP                                                                NAP         NAP                    NAP
 266     NAP                                                                NAP         NAP                    NAP
 267     NAP                                                                NAP         NAP                    NAP
 268     NAP                                                                NAP         NAP                    NAP
 269     NAP                                                                NAP         NAP                    NAP
 270     Kofford                                                          3,258         22%                  01/31/11
 271     NAP                                                                NAP         NAP                    NAP
 272     Ngoc Nguyen and Thanh Lam                                        3,321         14%                  03/31/12
 273     NAP                                                                NAP         NAP                    NAP
 274     T-Mobile                                                         2,016         36%                  01/23/17
 275     NAP                                                                NAP         NAP                    NAP
 276     Sayar, Czarkowski, Fausto LLP                                    1,308         14%                  02/28/08
 277     NAP                                                                NAP         NAP                    NAP
 278     NAP                                                                NAP         NAP                    NAP
 279     Cost U Less Insurance                                            1,342         22%                  09/05/10
 280     Executive Title Insurance, Inc                                   2,565         14%                  08/01/11
 281     IC Seimconductor                                                 2,044          6%                  06/30/08
 282     NAP                                                                NAP         NAP                    NAP
 283     Morril & Janes Bank                                              3,731         30%                  12/31/11
 284     Sun Palace Salon                                                 2,441         16%                  10/31/09
 285     Rent-A-Center, Inc.                                              5,040         16%                  01/31/17
 286     NAP                                                                NAP         NAP                    NAP
 287     NAP                                                                NAP         NAP                    NAP
 288     NAP                                                                NAP         NAP                    NAP
 289     NAP                                                                NAP         NAP                    NAP
 290     NAP                                                                NAP         NAP                    NAP
 291     Wendy's                                                          3,500         27%                  12/31/09
 292     NAP                                                                NAP         NAP                    NAP
 293     Smart Choice MRI                                                 1,850         19%                  11/30/11
 294     NAP                                                                NAP         NAP                    NAP
 295     NAP                                                                NAP         NAP                    NAP
 296     Rainbow Kids                                                     8,497         41%                  08/31/11
 297     NAP                                                                NAP         NAP                    NAP
 298     Emperior Billiards                                               4,000         19%                  12/06/08
 299     NAP                                                                NAP         NAP                    NAP
 300     NAP                                                                NAP         NAP                    NAP
 301     NAP                                                                NAP         NAP                    NAP
 302     Rite Aid of New York, Inc.                                      10,991         31%                  12/31/12
 303     NAP                                                                NAP         NAP                    NAP
 304     NAP                                                                NAP         NAP                    NAP
 305     NAP                                                                NAP         NAP                    NAP
 306     NAP                                                                NAP         NAP                    NAP
 307     NAP                                                                NAP         NAP                    NAP
 308     NAP                                                                NAP         NAP                    NAP
 309     Fast Frame                                                       1,391         19%                  03/31/09
 310     NAP                                                                NAP         NAP                    NAP
 311     NAP                                                                NAP         NAP                    NAP
 312     NAP                                                                NAP         NAP                    NAP
 313     NAP                                                                NAP         NAP                    NAP
 314     NAP                                                                NAP         NAP                    NAP
 315     NAP                                                                NAP         NAP                    NAP
 316     Check 'n Go                                                      1,313         14%                  09/21/07
 317     Cohen & Warren, P.C.                                             2,366         17%                  11/30/11
 318     NAP                                                                NAP         NAP                    NAP
 319     NAP                                                                NAP         NAP                    NAP

                                                                                                         THIRD
                                                                                                        LARGEST
                                                                   THIRD            THIRD                MAJOR
                                                                  LARGEST          LARGEST               TENANT
                                                                   MAJOR            MAJOR                LEASE
 LOAN             THIRD LARGEST                                    TENANT           TENANT              MATURITY
NUMBER             MAJOR TENANT                                     NRSF            NRSF%                 DATE
-----------------------------------------------------------------------------------------------------------------

   1
  1.1    Ross Dress For Less                                        27,577            11%               01/31/13
  1.2    Marshall's                                                 26,975            10%               12/31/11
  1.3    Petco                                                      15,324            7%                01/31/14
  1.4    Ross Dress for Less                                        30,186            10%               01/31/13
  1.5    Circuit City                                               28,010            9%                01/31/16
  1.6    Go 1 Dollar                                                11,379            4%                09/30/13
  1.7    Circuit City                                               33,000            12%               10/31/08
  1.8    OfficeMax                                                  23,350            10%               04/30/12
  1.9    Linens 'N Things                                           35,000            13%               01/31/16
 1.10    Beall's Outlet                                             30,000            13%               04/30/14
 1.11    Ortiz-Parra Enter                                          10,000            9%                12/31/11
 1.12    A.J. Wright                                                25,000            11%               11/30/09
 1.13    B. Christopher's                                            5,879            4%                10/31/15
 1.14    Gander Mountain                                            31,145            11%               08/31/14
 1.15    Yum Yum Japanese Stakehouse                                 4,800            3%                08/31/11
 1.16    Boris International                                         5,522            4%                06/30/11
 1.17    Ross Dress For Less                                        29,997            16%               01/31/10
 1.18    Amscot Financial                                            5,200            4%                05/31/14
 1.19    Beall's                                                    13,845            9%                10/31/11
 1.20    The Mindbody Experience                                     4,843            4%                01/31/09
 1.21    Stein Mart                                                 34,423            14%               04/30/15
 1.22    Tropical Realty and Inves                                   5,400            3%                02/28/08
 1.23    Hallmark                                                    4,988            6%                02/28/14
 1.24    Rotelli's Pizza & Pasta                                     1,800            2%                07/31/13
 1.25    S & K Famous Brands                                         5,040            5%                01/31/11
 1.26    ValueThrift                                                20,000            10%               01/31/09
 1.27    Grand Harbour Import Comp                                  11,910            10%               04/30/10
 1.28    Liquor Store                                                1,750            2%                11/30/08
 1.29    Family Christian Stores                                     5,000            8%                10/31/10
 1.30    Dollar Tree                                                 5,400            5%                09/30/11
 1.31    Manhattan Liquors                                           2,625            4%                08/31/12
 1.32    Dollar & Party Store                                        4,200            3%                12/31/08
 1.33    Sherwin-Williams                                            5,000            4%                03/31/10
 1.34    BE Fitness, Inc.                                            2,800            3%                05/31/09
 1.35    Blockbuster                                                 4,800            6%                07/31/11
 1.36    Bonefish Restaurant                                         5,320            6%                04/30/13
 1.37    Ross Dress for Less                                        10,260            9%                10/31/15
 1.38    RadioShack                                                  3,000            3%                12/31/10
 1.39    Bikram Yoga                                                 1,925            3%                09/30/07
 1.40    Play It Again Sports                                        4,050            3%                07/31/09
 1.41    Giovanni's Italian Restaurant                               3,608            5%                11/30/11
 1.42    Los Portales Mexican Cuis                                   3,900            5%                03/31/11
 1.43    Beauty & More                                               2,800            4%                08/31/08
 1.44    Monte De Rey                                                4,200            5%                04/30/08
 1.45    Itza Pizza                                                  2,100            3%                12/31/08
 1.46    Washington Mutual Bank                                      3,600            6%                08/31/10
 1.47    Pancho's Backyard                                           2,550            4%                07/31/11
 1.48    Blockbuster                                                 6,000            8%                04/30/12
 1.49    Quizno's Subs                                               2,152            3%                01/31/09
 1.50    Hallmark                                                    3,360            5%                02/28/12
 1.51    Fuquay Urgent Care                                          2,800            6%                09/30/08
 1.52    Jackson Hewitt Tax Service                                  1,432            2%                03/31/12
-----------------------------------------------------------------------------------------------------------------
   2
  2.1    NAP                                                           NAP            NAP                  NAP
  2.2    NAP                                                           NAP            NAP                  NAP
  2.3    NAP                                                           NAP            NAP                  NAP
  2.4    NAP                                                           NAP            NAP                  NAP
  2.5    NAP                                                           NAP            NAP                  NAP
  2.6    NAP                                                           NAP            NAP                  NAP
  2.7    NAP                                                           NAP            NAP                  NAP
  2.8    NAP                                                           NAP            NAP                  NAP
  2.9    NAP                                                           NAP            NAP                  NAP
 2.10    NAP                                                           NAP            NAP                  NAP
 2.11    NAP                                                           NAP            NAP                  NAP
 2.12    NAP                                                           NAP            NAP                  NAP
 2.13    NAP                                                           NAP            NAP                  NAP
 2.14    NAP                                                           NAP            NAP                  NAP
 2.15    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
   3     BMC Software, Inc.                                         49,518            11%               11/30/08
-----------------------------------------------------------------------------------------------------------------
   4
  4.1    NAP                                                           NAP            NAP                  NAP
  4.2    NAP                                                           NAP            NAP                  NAP
  4.3    NAP                                                           NAP            NAP                  NAP
  4.4    NAP                                                           NAP            NAP                  NAP
  4.5    NAP                                                           NAP            NAP                  NAP
  4.6    NAP                                                           NAP            NAP                  NAP
  4.7    NAP                                                           NAP            NAP                  NAP
  4.8    NAP                                                           NAP            NAP                  NAP
  4.9    NAP                                                           NAP            NAP                  NAP
 4.10    NAP                                                           NAP            NAP                  NAP
 4.11    NAP                                                           NAP            NAP                  NAP
 4.12    NAP                                                           NAP            NAP                  NAP
 4.13    NAP                                                           NAP            NAP                  NAP
 4.14    NAP                                                           NAP            NAP                  NAP
 4.15    NAP                                                           NAP            NAP                  NAP
 4.16    NAP                                                           NAP            NAP                  NAP
 4.17    NAP                                                           NAP            NAP                  NAP
 4.18    NAP                                                           NAP            NAP                  NAP
 4.19    NAP                                                           NAP            NAP                  NAP
 4.20    NAP                                                           NAP            NAP                  NAP
 4.21    NAP                                                           NAP            NAP                  NAP
 4.22    NAP                                                           NAP            NAP                  NAP
 4.23    NAP                                                           NAP            NAP                  NAP
 4.24    NAP                                                           NAP            NAP                  NAP
 4.25    NAP                                                           NAP            NAP                  NAP
 4.26    NAP                                                           NAP            NAP                  NAP
 4.27    NAP                                                           NAP            NAP                  NAP
 4.28    NAP                                                           NAP            NAP                  NAP
 4.29    NAP                                                           NAP            NAP                  NAP
 4.30    NAP                                                           NAP            NAP                  NAP
 4.31    NAP                                                           NAP            NAP                  NAP
 4.32    NAP                                                           NAP            NAP                  NAP
 4.33    NAP                                                           NAP            NAP                  NAP
 4.34    NAP                                                           NAP            NAP                  NAP
 4.35    NAP                                                           NAP            NAP                  NAP
 4.36    NAP                                                           NAP            NAP                  NAP
 4.37    NAP                                                           NAP            NAP                  NAP
 4.38    NAP                                                           NAP            NAP                  NAP
 4.39    NAP                                                           NAP            NAP                  NAP
 4.40    NAP                                                           NAP            NAP                  NAP
 4.41    NAP                                                           NAP            NAP                  NAP
 4.42    NAP                                                           NAP            NAP                  NAP
 4.43    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
   5     Womble Carlyle                                             67,512            12%               12/31/15
-----------------------------------------------------------------------------------------------------------------
   6
  6.1    Shirokiya                                                  53,515            3%                01/31/20
  6.2    Kapiolani Health                                           10,979            6%                02/28/09
  6.3    Ameriprise Financial SE                                    10,126            6%                12/31/07
  6.4    Payless Shoesource                                          3,080            22%               08/31/09
-----------------------------------------------------------------------------------------------------------------
   7     Hometown Buffet                                            10,236            2%                06/30/09
   8     PNC, Bank, N.A.                                             3,444            1%                07/31/14
   9     NAP                                                           NAP            NAP                  NAP
  10     Shopper's World                                            26,260            9%                11/30/09
-----------------------------------------------------------------------------------------------------------------
  11
 11.1    Evans Technology                                           13,634            15%               11/30/10
 11.2    Lifeline Systems Company                                    7,506            11%               07/31/08
 11.3    NAP                                                           NAP            NAP                  NAP
 11.4    Falcon Solutions, LLC                                      16,150            17%               12/16/07
 11.5    Sprintcom, Inc.                                            17,550            19%               11/30/12
 11.6    NAP                                                           NAP            NAP                  NAP
 11.7    Rural Metro Ambulance                                      13,246            20%               09/15/07
 11.8    NAP                                                           NAP            NAP                  NAP
 11.9    NAP                                                           NAP            NAP                  NAP
 11.10   NAP                                                           NAP            NAP                  NAP
 11.11   NAP                                                           NAP            NAP                  NAP
 11.12   Perfect Living, Inc.                                       13,698            22%               07/31/09
 11.13   Nicholas & Partners                                         6,500            14%               06/30/12
 11.14   NAP                                                           NAP            NAP                  NAP
 11.15   SCA                                                        11,585            22%               06/30/12
 11.16   NAP                                                           NAP            NAP                  NAP
 11.17   NAP                                                           NAP            NAP                  NAP
 11.18   NAP                                                           NAP            NAP                  NAP
 11.19   NAP                                                           NAP            NAP                  NAP
 11.20   Riordian Technologies                                       6,754            16%               12/31/07
-----------------------------------------------------------------------------------------------------------------
  12     Wrigley                                                   173,018            11%               01/31/16
  13     Ralphs                                                     36,578            17%               10/31/15
  14     Stein Mart                                                 31,000            13%               08/31/16
  15     Office Max                                                 22,006            7%                11/30/16
  16     Management Office                                           1,125            0%                06/30/07
  17     BB&T Insurance Services, Inc.                              14,846            7%                10/31/12
-----------------------------------------------------------------------------------------------------------------
  18
 18.1    UPS Supply Chain Solutions                                 48,361            10%               08/31/08
 18.2    Color-Graphics                                             23,990            9%                03/31/12
 18.3    Direct-Tex                                                 19,920            9%                07/31/08
 18.4    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  19     Cogent Communications, Inc.                                26,286            10%               09/30/08
  20     NAP                                                           NAP            NAP                  NAP
  21     NAP                                                           NAP            NAP                  NAP
  22     Yakima Products                                            39,359            10%               02/28/11
  23     NAP                                                           NAP            NAP                  NAP
  24     Smart & Final Inc.                                         15,080            8%                11/30/11
-----------------------------------------------------------------------------------------------------------------
  25
 25.1    NAP                                                           NAP            NAP                  NAP
 25.2    NAP                                                           NAP            NAP                  NAP
 25.3    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  26
 26.1    NAP                                                           NAP            NAP                  NAP
 26.2    NAP                                                           NAP            NAP                  NAP
 26.3    NAP                                                           NAP            NAP                  NAP
 26.4    NAP                                                           NAP            NAP                  NAP
 26.5    NAP                                                           NAP            NAP                  NAP
 26.6    NAP                                                           NAP            NAP                  NAP
 26.7    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  27     Dollar Tree                                                10,200            2%                01/31/10
-----------------------------------------------------------------------------------------------------------------
  28
 28.1    Snappy Air Distribuion                                     44,000            11%               07/31/10
 28.2    Trinity Carpet Brokers                                     64,730            19%               08/31/10
 28.3    Development Services of America                            44,850            16%               07/31/10
 28.4    Pilkington North America                                   15,000            12%               09/30/07
-----------------------------------------------------------------------------------------------------------------
  29     NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  30
 30.1    NAP                                                           NAP            NAP                  NAP
 30.2    NAP                                                           NAP            NAP                  NAP
 30.3    NAP                                                           NAP            NAP                  NAP
 30.4    NAP                                                           NAP            NAP                  NAP
 30.5    Interline Brands, Inc.                                     17,580            15%               06/30/09
 30.6    NAP                                                           NAP            NAP                  NAP
 30.7    NAP                                                           NAP            NAP                  NAP
 30.8    NAP                                                           NAP            NAP                  NAP
 30.9    NAP                                                           NAP            NAP                  NAP
 30.10   NAP                                                           NAP            NAP                  NAP
 30.11   NAP                                                           NAP            NAP                  NAP
 30.12   NAP                                                           NAP            NAP                  NAP
 30.13   NAP                                                           NAP            NAP                  NAP
 30.14   C.C. Dickson Co.                                           20,250            27%               09/30/11
 30.15   Rose Co., LLC                                              10,800            18%               12/31/49
 30.16   ProLogis                                                    2,572            6%                12/31/07
 30.17   NAP                                                           NAP            NAP                  NAP
 30.18   NAP                                                           NAP            NAP                  NAP
 30.19   Memphis AG, LLC                                             4,590            16%               10/31/09
 30.20   NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  31     Hollywood Video                                             5,198            7%                05/24/09
  32     K & G Men's Company Inc.                                   20,340            11%               03/31/17
  33     Bear Advertising                                            3,985            4%                04/30/10
  34     GenX                                                        7,950            5%                06/30/12
  35     Fitness 19                                                  7,600            9%                07/31/15
  36     Salmedix                                                   18,381            19%               11/30/08
  37     Blood & Bone Marrow                                        17,812            12%               05/08/13
  38     NAP                                                           NAP            NAP                  NAP
  39     NAP                                                           NAP            NAP                  NAP
  40     Reclinerland, Inc.                                         10,000            8%                07/31/17
-----------------------------------------------------------------------------------------------------------------
  41
 41.1    NAP                                                           NAP            NAP                  NAP
 41.2    NAP                                                           NAP            NAP                  NAP
 41.3    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  42     Sofa Express                                               26,936            12%               08/31/08
  43     NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  44
 44.1    Julio's Latin Cafe                                          2,940            6%                07/31/11
 44.2    Chipotle                                                    2,500            14%               12/31/16
 44.3    GameStop                                                    1,650            9%                04/30/12
-----------------------------------------------------------------------------------------------------------------
  45     NAP                                                           NAP            NAP                  NAP
  46     PetSmart                                                   19,931            22%               10/31/15
  47     NAP                                                           NAP            NAP                  NAP
  48     Blockbuster, Inc.                                           4,000            4%                10/31/11
  49     NAP                                                           NAP            NAP                  NAP
  50     NAP                                                           NAP            NAP                  NAP
  51     NAP                                                           NAP            NAP                  NAP
  52     NAP                                                           NAP            NAP                  NAP
  53     NAP                                                           NAP            NAP                  NAP
  54     Audio America Valencia                                      3,500            9%                02/28/12
-----------------------------------------------------------------------------------------------------------------
  55
 55.1    NAP                                                           NAP            NAP                  NAP
 55.2    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  56     NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  57
 57.1    Dalhoff Thomas Daws                                         5,225            5%                08/31/12
 57.2    Kimley-Horn & Associates                                   12,915            13%               11/30/13
-----------------------------------------------------------------------------------------------------------------
  58     Brinker Intern Inc-Chili's                                  5,400            4%                02/20/10
  59     NAP                                                           NAP            NAP                  NAP
  60     Trader Publishing Company                                  16,250            8%                02/28/08
  61     Michael's Stores, Inc.                                     23,491            19%               02/28/08
  62     Agora Concepts                                              1,495            4%                04/30/09
  63     Ross Dress for Less                                        30,187            18%               01/31/12
  64     National Conference Services                               12,438            11%               06/30/11
  65     NAP                                                           NAP            NAP                  NAP
  66     Mestad's Wedding World                                      8,528            6%                05/14/19
  67     Fairview Health Services                                   13,135            8%                12/31/14
  68     Tuesday Morning                                             7,916            7%                11/30/08
  69     Bella Luna Italian Restaurant                               2,625            4%                09/30/09
  70     Basys, Inc.                                                15,368            18%               01/31/09
  71     NAP                                                           NAP            NAP                  NAP
  72     NAP                                                           NAP            NAP                  NAP
  73     NAP                                                           NAP            NAP                  NAP
  74     NAP                                                           NAP            NAP                  NAP
  75     Kindercare Learning                                        10,964            10%               04/30/15
  76     Goodyear Tire                                               5,242            4%                04/01/08
  77     Dr. Betsy Blechman                                          2,700            5%                12/31/09
  78     NAP                                                           NAP            NAP                  NAP
  79     NAP                                                           NAP            NAP                  NAP
  80     NAP                                                           NAP            NAP                  NAP
  81     Sun Sational Tanning                                        2,600            5%                02/28/12
  82     Dollar Tree                                                 8,300            8%                10/01/11
  83     NAP                                                           NAP            NAP                  NAP
  84     NAP                                                           NAP            NAP                  NAP
  85     NAP                                                           NAP            NAP                  NAP
  86     Tyco-Simplex Grinnel                                       17,618            12%               06/30/08
  87     NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  88
 88.1    NAP                                                           NAP            NAP                  NAP
 88.2    NAP                                                           NAP            NAP                  NAP
 88.3    NAP                                                           NAP            NAP                  NAP
 88.4    NAP                                                           NAP            NAP                  NAP
 88.5    NAP                                                           NAP            NAP                  NAP
 88.6    NAP                                                           NAP            NAP                  NAP
 88.7    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  89     Associates Group, Inc.                                      5,105            8%                08/20/10
  90     Susie's Deals                                               5,000            6%                11/30/09
  91     Nike USA, Inc. Expansion Space                              2,635            5%                05/22/13
  92     Polyclinic Sleep Disorder                                   4,321            6%                01/31/12
  93     Goody's Family Clothing                                    27,000            13%               11/30/09
-----------------------------------------------------------------------------------------------------------------
  94
 94.1    Copper Canyon/Sun Cal                                       5,260            10%               07/31/11
 94.2    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  95     NAP                                                           NAP            NAP                  NAP
  96     NAP                                                           NAP            NAP                  NAP
  97     Dr. Jason Garber                                            4,825            8%                04/01/08
  98     NAP                                                           NAP            NAP                  NAP
  99     NAP                                                           NAP            NAP                  NAP
  100    HealthFirst Medical                                         7,015            12%               04/30/08
  101    Quick Learning                                              4,340            3%                09/30/08
  102    NAP                                                           NAP            NAP                  NAP
  103    NAP                                                           NAP            NAP                  NAP
  104    NAP                                                           NAP            NAP                  NAP
  105    Sushi Tsu                                                   6,411            7%                10/31/15
  106    NAP                                                           NAP            NAP                  NAP
  107    Aquarium Adventure                                         10,800            21%               10/31/14
  108    CVS, Inc.                                                   6,640            8%                04/30/08
  109    Silk Passages                                               3,200            3%                11/17/09
  110    NAP                                                           NAP            NAP                  NAP
  111    Burke Consortium, Inc.                                      9,873            17%               05/31/10
  112    Shaker Investments L.L.C.                                   5,178            4%                08/31/09
  113    Atlantic Fish                                               6,700            13%               08/31/14
  114    Colorscience                                                5,000            9%                06/30/11
  115    NAP                                                           NAP            NAP                  NAP
  116    CVS Mill Creek, L.L.C.                                     10,035            13%               12/31/10
  117    NAP                                                           NAP            NAP                  NAP
  118    Sun Micro Systems                                           7,772            8%                05/31/09
  119    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  120
 120.1   NAP                                                           NAP            NAP                  NAP
 120.2   NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  121    L&M Production Design                                       7,150            13%               02/28/11
  122    NAP                                                           NAP            NAP                  NAP
  123    Advocates, Inc.                                            15,500            15%               02/28/15
  124    NAP                                                           NAP            NAP                  NAP
  125    NAP                                                           NAP            NAP                  NAP
  126    NAP                                                           NAP            NAP                  NAP
  127    Round Table Pizza                                           3,200            6%                12/31/10
  128    NAP                                                           NAP            NAP                  NAP
  129    NAP                                                           NAP            NAP                  NAP
  130    Verizon                                                     4,000            15%               06/30/13
  131    NAP                                                           NAP            NAP                  NAP
  132    NAP                                                           NAP            NAP                  NAP
  133    Northside OB/GYN                                            3,591            10%               12/31/11
  134    NAP                                                           NAP            NAP                  NAP
  135    Parkvale Savings Bank                                       3,110            2%                02/28/11
  136    NAP                                                           NAP            NAP                  NAP
  137    NAP                                                           NAP            NAP                  NAP
  138    Goldman, Magdalin & Krikes                                  3,750            7%                08/31/10
  139    Jack and Jodi Petrinovich                                   4,818            12%               07/31/15
  140    Davis, Geoffrey, DMD                                        1,529            5%                05/31/08
  141    Michaels                                                   24,072            28%               08/31/11
  142    NAP                                                           NAP            NAP                  NAP
  143    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  144
 144.1   Bowling-Haynes Enterprises, Inc.                            5,252            5%                07/31/07
 144.2   Han Mi Commercial, Inc.                                    21,394            21%               07/31/07
-----------------------------------------------------------------------------------------------------------------
  145    Family Dollar Stores                                        7,500            9%                12/31/09
  146    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  147
 147.1   NAP                                                           NAP            NAP                  NAP
 147.2   NAP                                                           NAP            NAP                  NAP
 147.3   NAP                                                           NAP            NAP                  NAP
 147.4   NAP                                                           NAP            NAP                  NAP
 147.5   NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  148    NAP                                                           NAP            NAP                  NAP
  149    Einstein Bagels                                             1,648            7%                06/30/12
  150    NAP                                                           NAP            NAP                  NAP
  151    NAP                                                           NAP            NAP                  NAP
  152    NAP                                                           NAP            NAP                  NAP
  153    Seacoast Dialysis                                           8,852            18%               03/31/17
  154    NAP                                                           NAP            NAP                  NAP
  155    NAP                                                           NAP            NAP                  NAP
  156    NAP                                                           NAP            NAP                  NAP
  157    Vavrinek, Trine, Day & Co., LLP                             4,041            9%                09/30/13
  158    NAP                                                           NAP            NAP                  NAP
  159    NAP                                                           NAP            NAP                  NAP
  160    NAP                                                           NAP            NAP                  NAP
  161    NAP                                                           NAP            NAP                  NAP
  162    Papa John's                                                 1,400            3%                08/31/09
  163    Marine Park Radiology                                       5,049            15%               08/15/15
  164    NAP                                                           NAP            NAP                  NAP
  165    Big Lots                                                   15,000            19%               01/31/09
  166    BlockBuster Video                                           5,000            7%                08/31/08
  167    NAP                                                           NAP            NAP                  NAP
  168    NAP                                                           NAP            NAP                  NAP
  169    NAP                                                           NAP            NAP                  NAP
  170    NAP                                                           NAP            NAP                  NAP
  171    NAP                                                           NAP            NAP                  NAP
  172    United Title                                                3,800            6%                10/31/11
  173    Dr. Jamie Ball                                              6,304            21%               04/30/22
  174    NAP                                                           NAP            NAP                  NAP
  175    NAP                                                           NAP            NAP                  NAP
  176    NAP                                                           NAP            NAP                  NAP
  177    NAP                                                           NAP            NAP                  NAP
  178    CH Robinson Worldwide                                       7,117            17%               04/30/12
  179    Starbucks                                                   1,700            12%               11/02/16
  180    Olde Town Pizzeria                                          2,750            10%               06/30/11
  181    NAP                                                           NAP            NAP                  NAP
  182    Jade Garden, Inc.                                           7,035            15%               06/30/12
  183    Chipotle Mexican Grill                                      2,475            14%               07/17/13
  184    NAP                                                           NAP            NAP                  NAP
  185    Dr. Jeffrey Rouse, DDS                                      3,144            9%                10/31/11
  186    NAP                                                           NAP            NAP                  NAP
  187    NAP                                                           NAP            NAP                  NAP
  188    NAP                                                           NAP            NAP                  NAP
  189    Frank's Big & Tall                                          4,089            8%                11/30/10
  190    US Government                                               5,303            11%               09/30/12
  191    NAP                                                           NAP            NAP                  NAP
  192    NAP                                                           NAP            NAP                  NAP
  193    NAP                                                           NAP            NAP                  NAP
  194    Hollywood Entertainment                                     5,804            14%               04/19/09
  195    NAP                                                           NAP            NAP                  NAP
  196    Family Dollar                                              10,445            11%               12/14/09
  197    NAP                                                           NAP            NAP                  NAP
  198    NAP                                                           NAP            NAP                  NAP
  199    Dollar General                                              8,624            8%                11/30/11
  200    NAP                                                           NAP            NAP                  NAP
  201    NAP                                                           NAP            NAP                  NAP
  202    NAP                                                           NAP            NAP                  NAP
  203    NAP                                                           NAP            NAP                  NAP
  204    Surgical Specialists                                        2,563            10%               02/28/13
  205    Sierra Plastics                                            40,000            22%               06/30/09
  206    NAP                                                           NAP            NAP                  NAP
  207    PostNet                                                     1,425            18%               09/30/11
  208    UMDNJ                                                       5,441            10%               11/30/08
  209    Southwest Dental Group                                      2,094            9%                11/30/15
  210    NAP                                                           NAP            NAP                  NAP
  211    Louisville Imaging Alliance, LLC                            4,893            13%               09/01/13
  212    Michael's Market                                            4,455            19%               02/28/12
  213    NAP                                                           NAP            NAP                  NAP
  214    CO Group                                                    3,345            10%               02/28/09
  215    NAP                                                           NAP            NAP                  NAP
  216    NAP                                                           NAP            NAP                  NAP
  217    Commission of Public Records                               11,870            12%               06/30/10
  218    NAP                                                           NAP            NAP                  NAP
  219    NAP                                                           NAP            NAP                  NAP
  220    NAP                                                           NAP            NAP                  NAP
  221    First Capital Funding Group                                 3,213            7%                07/31/13
  222    Guier Fence                                                 4,139            9%                08/31/09
  223    NAP                                                           NAP            NAP                  NAP
  224    NAP                                                           NAP            NAP                  NAP
  225    NAP                                                           NAP            NAP                  NAP
  226    NAP                                                           NAP            NAP                  NAP
  227    NAP                                                           NAP            NAP                  NAP
  228    NAP                                                           NAP            NAP                  NAP
  230    Suffolk Specialists, Inc.                                   3,539            12%               03/30/12
  231    NAP                                                           NAP            NAP                  NAP
  232    NAP                                                           NAP            NAP                  NAP
  233    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  234
 234.1   NAP                                                           NAP            NAP                  NAP
 234.2   NAP                                                           NAP            NAP                  NAP
 234.3   NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  235    NAP                                                           NAP            NAP                  NAP
  236    NAP                                                           NAP            NAP                  NAP
  237    YMCA                                                       10,000            16%               11/30/09
  238    NAP                                                           NAP            NAP                  NAP
  239    Invstmnt Mgmt & Planning, LLC                               2,258            14%               04/30/09
  240    C&D Liquors                                                 3,750            9%                06/30/08
  241    CPR Property Management                                     3,000            13%               05/30/08
  242    Anytime Fitness Center                                      3,900            13%               09/30/11
  243    Doc Green's Gourmet Salads                                  3,008            16%               03/31/16
  244    Mesquite Country Enterprises, LP                            1,824            8%                10/31/08
-----------------------------------------------------------------------------------------------------------------

  245    NAP                                                           NAP            NAP                  NAP
  246    NAP                                                           NAP            NAP                  NAP
-----------------------------------------------------------------------------------------------------------------
  247    NE Mattress                                                 2,300            8%                02/28/14
  248    NAP                                                           NAP            NAP                  NAP
  249    CP Shades                                                   2,735            15%               12/31/10
  250    NAP                                                           NAP            NAP                  NAP
  251    The Movement Center                                         1,200            7%                09/30/11
  252    NAP                                                           NAP            NAP                  NAP
  253    NAP                                                           NAP            NAP                  NAP
  254    China Garden                                                1,400            3%                05/31/13
  255    Hair Salon                                                  1,804            11%               05/31/16
  256    NAP                                                           NAP            NAP                  NAP
  257    NAP                                                           NAP            NAP                  NAP
  258    Domino's Pizza                                              1,500            11%               06/30/08
  259    NAP                                                           NAP            NAP                  NAP
  260    Signature Hair                                              2,400            14%               01/01/12
  261    NAP                                                           NAP            NAP                  NAP
  262    NAP                                                           NAP            NAP                  NAP
  263    NAP                                                           NAP            NAP                  NAP
  264    NAP                                                           NAP            NAP                  NAP
  265    NAP                                                           NAP            NAP                  NAP
  266    NAP                                                           NAP            NAP                  NAP
  267    NAP                                                           NAP            NAP                  NAP
  268    NAP                                                           NAP            NAP                  NAP
  269    NAP                                                           NAP            NAP                  NAP
  270    BEPE Enterprises                                            3,212            22%               02/28/10
  271    NAP                                                           NAP            NAP                  NAP
  272    Ngoc Nguyen and Thanh Lam                                   3,165            14%               06/30/09
  273    NAP                                                           NAP            NAP                  NAP
  274    NAP                                                           NAP            NAP                  NAP
  275    NAP                                                           NAP            NAP                  NAP
  276    The Bauman Group                                            1,238            13%               05/31/10
  277    NAP                                                           NAP            NAP                  NAP
  278    NAP                                                           NAP            NAP                  NAP
  279    Quiznos                                                     1,130            19%               01/31/15
  280    Post, Buckly, Schuh & Jerigan                               2,275            12%               07/31/10
  281    5 One Media Group                                           2,000            6%                05/31/11
  282    NAP                                                           NAP            NAP                  NAP
  283    Larry Haas, et al                                           2,350            19%               04/01/19
  284    Kansas City Title                                           1,699            11%               09/30/10
  285    Hibbett Sporting Goods, Inc.                                5,000            16%               01/31/08
  286    NAP                                                           NAP            NAP                  NAP
  287    NAP                                                           NAP            NAP                  NAP
  288    NAP                                                           NAP            NAP                  NAP
  289    NAP                                                           NAP            NAP                  NAP
  290    NAP                                                           NAP            NAP                  NAP
  291    NAP                                                           NAP            NAP                  NAP
  292    NAP                                                           NAP            NAP                  NAP
  293    Dunn Brothers Coffee                                        1,643            17%               11/30/11
  294    NAP                                                           NAP            NAP                  NAP
  295    NAP                                                           NAP            NAP                  NAP
  296    NAP                                                           NAP            NAP                  NAP
  297    NAP                                                           NAP            NAP                  NAP
  298    Royal Game                                                  2,800            13%               03/30/08
  299    NAP                                                           NAP            NAP                  NAP
  300    NAP                                                           NAP            NAP                  NAP
  301    NAP                                                           NAP            NAP                  NAP
  302    Richie's Pizzeria                                           1,990            6%                11/30/11
  303    NAP                                                           NAP            NAP                  NAP
  304    NAP                                                           NAP            NAP                  NAP
  305    NAP                                                           NAP            NAP                  NAP
  306    NAP                                                           NAP            NAP                  NAP
  307    NAP                                                           NAP            NAP                  NAP
  308    NAP                                                           NAP            NAP                  NAP
  309    NAP                                                           NAP            NAP                  NAP
  310    NAP                                                           NAP            NAP                  NAP
  311    NAP                                                           NAP            NAP                  NAP
  312    NAP                                                           NAP            NAP                  NAP
  313    NAP                                                           NAP            NAP                  NAP
  314    NAP                                                           NAP            NAP                  NAP
  315    NAP                                                           NAP            NAP                  NAP
  316    Clay Chameleon                                              1,195            12%               04/13/08
  317    Paul R. Leary, D.D.S.                                       1,384            10%               11/30/11
  318    NAP                                                           NAP            NAP                  NAP
  319    NAP                                                           NAP            NAP                  NAP

           SECOND          SECOND          SECOND                                                 SECOND
            MOST            MOST            MOST          SECOND        SECOND        SECOND       MOST
           RECENT          RECENT          RECENT          MOST          MOST          MOST       RECENT
            YEAR            YEAR            YEAR          RECENT        RECENT        RECENT       YEAR
 LOAN     STATEMENT   STATEMENT NUMBER    STATEMENT        YEAR          YEAR          YEAR      NOI DSCR
NUMBER      TYPE         OF MONTHS       ENDING DATE     REVENUES      EXPENSES        NOI       (NOTE 4)
----------------------------------------------------------------------------------------------------------

  1                                                                                        UAV     UAV
 1.1         UAV            UAV              UAV                UAV          UAV           UAV
 1.2         UAV            UAV              UAV                UAV          UAV           UAV
 1.3         UAV            UAV              UAV                UAV          UAV           UAV
 1.4         UAV            UAV              UAV                UAV          UAV           UAV
 1.5         UAV            UAV              UAV                UAV          UAV           UAV
 1.6         UAV            UAV              UAV                UAV          UAV           UAV
 1.7         UAV            UAV              UAV                UAV          UAV           UAV
 1.8         UAV            UAV              UAV                UAV          UAV           UAV
 1.9         UAV            UAV              UAV                UAV          UAV           UAV
 1.10        UAV            UAV              UAV                UAV          UAV           UAV
 1.11        UAV            UAV              UAV                UAV          UAV           UAV
 1.12        UAV            UAV              UAV                UAV          UAV           UAV
 1.13        UAV            UAV              UAV                UAV          UAV           UAV
 1.14        UAV            UAV              UAV                UAV          UAV           UAV
 1.15        UAV            UAV              UAV                UAV          UAV           UAV
 1.16        UAV            UAV              UAV                UAV          UAV           UAV
 1.17        UAV            UAV              UAV                UAV          UAV           UAV
 1.18        UAV            UAV              UAV                UAV          UAV           UAV
 1.19        UAV            UAV              UAV                UAV          UAV           UAV
 1.20        UAV            UAV              UAV                UAV          UAV           UAV
 1.21        UAV            UAV              UAV                UAV          UAV           UAV
 1.22        UAV            UAV              UAV                UAV          UAV           UAV
 1.23        UAV            UAV              UAV                UAV          UAV           UAV
 1.24        UAV            UAV              UAV                UAV          UAV           UAV
 1.25        UAV            UAV              UAV                UAV          UAV           UAV
 1.26        UAV            UAV              UAV                UAV          UAV           UAV
 1.27        UAV            UAV              UAV                UAV          UAV           UAV
 1.28        UAV            UAV              UAV                UAV          UAV           UAV
 1.29        UAV            UAV              UAV                UAV          UAV           UAV
 1.30        UAV            UAV              UAV                UAV          UAV           UAV
 1.31        UAV            UAV              UAV                UAV          UAV           UAV
 1.32        UAV            UAV              UAV                UAV          UAV           UAV
 1.33        UAV            UAV              UAV                UAV          UAV           UAV
 1.34        UAV            UAV              UAV                UAV          UAV           UAV
 1.35        UAV            UAV              UAV                UAV          UAV           UAV
 1.36        UAV            UAV              UAV                UAV          UAV           UAV
 1.37        UAV            UAV              UAV                UAV          UAV           UAV
 1.38        UAV            UAV              UAV                UAV          UAV           UAV
 1.39        UAV            UAV              UAV                UAV          UAV           UAV
 1.40        UAV            UAV              UAV                UAV          UAV           UAV
 1.41        UAV            UAV              UAV                UAV          UAV           UAV
 1.42        UAV            UAV              UAV                UAV          UAV           UAV
 1.43        UAV            UAV              UAV                UAV          UAV           UAV
 1.44        UAV            UAV              UAV                UAV          UAV           UAV
 1.45        UAV            UAV              UAV                UAV          UAV           UAV
 1.46        UAV            UAV              UAV                UAV          UAV           UAV
 1.47        UAV            UAV              UAV                UAV          UAV           UAV
 1.48        UAV            UAV              UAV                UAV          UAV           UAV
 1.49        UAV            UAV              UAV                UAV          UAV           UAV
 1.50        UAV            UAV              UAV                UAV          UAV           UAV
 1.51        UAV            UAV              UAV                UAV          UAV           UAV
 1.52        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
  2                                                                                 33,949,096     1.89
 2.1      Full Year          12           12/31/05       10,187,443    5,536,357     4,651,086
 2.2      Full Year          12           12/31/05        8,803,948    5,075,660     3,728,287
 2.3      Full Year          12           12/31/05        6,798,230    3,417,283     3,380,948
 2.4      Full Year          12           12/31/05        5,418,993    2,660,292     2,758,701
 2.5      Full Year          12           12/31/05        6,667,234    3,585,690     3,081,544
 2.6      Full Year          12           12/31/05        8,558,966    5,832,896     2,726,071
 2.7      Full Year          12           12/31/05       15,469,125   12,280,851     3,188,275
 2.8      Full Year          12           12/31/05        3,354,234    1,026,633     2,327,601
 2.9      Full Year          12           12/31/05        5,185,322    2,964,681     2,220,641
 2.10     Full Year          12           12/31/05        3,669,039    1,702,354     1,966,685
 2.11     Full Year          12           12/31/05        3,144,823    1,806,659     1,338,164
 2.12     Full Year          12           12/31/05        4,470,196    2,908,199     1,561,998
 2.13     Full Year          12           12/31/05        3,265,711    1,814,149     1,451,561
 2.14     Full Year          12           12/31/05        4,656,510    5,548,561      -892,051
 2.15     Full Year          12           12/31/05        1,721,524    1,261,937       459,586
----------------------------------------------------------------------------------------------------------
  3       Full Year          12           12/31/06       14,730,530    3,882,437    10,848,093     1.16
----------------------------------------------------------------------------------------------------------
  4                                                                                        UAV     UAV
 4.1         UAV            UAV              UAV                UAV          UAV           UAV
 4.2         UAV            UAV              UAV                UAV          UAV           UAV
 4.3         UAV            UAV              UAV                UAV          UAV           UAV
 4.4         UAV            UAV              UAV                UAV          UAV           UAV
 4.5         UAV            UAV              UAV                UAV          UAV           UAV
 4.6         UAV            UAV              UAV                UAV          UAV           UAV
 4.7         UAV            UAV              UAV                UAV          UAV           UAV
 4.8         UAV            UAV              UAV                UAV          UAV           UAV
 4.9         UAV            UAV              UAV                UAV          UAV           UAV
 4.10        UAV            UAV              UAV                UAV          UAV           UAV
 4.11        UAV            UAV              UAV                UAV          UAV           UAV
 4.12        UAV            UAV              UAV                UAV          UAV           UAV
 4.13        UAV            UAV              UAV                UAV          UAV           UAV
 4.14        UAV            UAV              UAV                UAV          UAV           UAV
 4.15        UAV            UAV              UAV                UAV          UAV           UAV
 4.16        UAV            UAV              UAV                UAV          UAV           UAV
 4.17        UAV            UAV              UAV                UAV          UAV           UAV
 4.18        UAV            UAV              UAV                UAV          UAV           UAV
 4.19        UAV            UAV              UAV                UAV          UAV           UAV
 4.20        UAV            UAV              UAV                UAV          UAV           UAV
 4.21        UAV            UAV              UAV                UAV          UAV           UAV
 4.22        UAV            UAV              UAV                UAV          UAV           UAV
 4.23        UAV            UAV              UAV                UAV          UAV           UAV
 4.24        UAV            UAV              UAV                UAV          UAV           UAV
 4.25        UAV            UAV              UAV                UAV          UAV           UAV
 4.26        UAV            UAV              UAV                UAV          UAV           UAV
 4.27        UAV            UAV              UAV                UAV          UAV           UAV
 4.28        UAV            UAV              UAV                UAV          UAV           UAV
 4.29        UAV            UAV              UAV                UAV          UAV           UAV
 4.30        UAV            UAV              UAV                UAV          UAV           UAV
 4.31        UAV            UAV              UAV                UAV          UAV           UAV
 4.32        UAV            UAV              UAV                UAV          UAV           UAV
 4.33        UAV            UAV              UAV                UAV          UAV           UAV
 4.34        UAV            UAV              UAV                UAV          UAV           UAV
 4.35        UAV            UAV              UAV                UAV          UAV           UAV
 4.36        UAV            UAV              UAV                UAV          UAV           UAV
 4.37        UAV            UAV              UAV                UAV          UAV           UAV
 4.38        UAV            UAV              UAV                UAV          UAV           UAV
 4.39        UAV            UAV              UAV                UAV          UAV           UAV
 4.40        UAV            UAV              UAV                UAV          UAV           UAV
 4.41        UAV            UAV              UAV                UAV          UAV           UAV
 4.42        UAV            UAV              UAV                UAV          UAV           UAV
 4.43        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
  5       Full Year          12           12/31/05       13,136,033    4,484,649     8,651,384     1.27
----------------------------------------------------------------------------------------------------------
  6                                                                                102,850,117     1.51
 6.1      Full Year          12           12/31/05      128,507,069   31,374,526    97,132,542
 6.2      Full Year          12           12/31/05        4,205,686    1,026,803     3,178,883
 6.3      Full Year          12           12/31/05        2,803,791      684,535     2,119,255
 6.4      Full Year          12           12/31/05          554,917      135,481       419,436
----------------------------------------------------------------------------------------------------------
  7       Full Year          12           12/31/06       12,457,622    5,794,536     6,663,086     1.06
  8       Full Year          12           12/31/05       12,168,961    4,624,336     7,544,625     1.31
  9       Full Year          12           12/31/05       15,154,124    7,886,366     7,267,758     1.44
  10      Full Year          12           12/31/05        9,229,189    3,294,716     5,934,473     1.47
----------------------------------------------------------------------------------------------------------
  11                                                                                       UAV     UAV
 11.1        UAV            UAV              UAV                UAV          UAV           UAV
 11.2        UAV            UAV              UAV                UAV          UAV           UAV
 11.3        UAV            UAV              UAV                UAV          UAV           UAV
 11.4        UAV            UAV              UAV                UAV          UAV           UAV
 11.5        UAV            UAV              UAV                UAV          UAV           UAV
 11.6        UAV            UAV              UAV                UAV          UAV           UAV
 11.7        UAV            UAV              UAV                UAV          UAV           UAV
 11.8        UAV            UAV              UAV                UAV          UAV           UAV
 11.9        UAV            UAV              UAV                UAV          UAV           UAV
11.10        UAV            UAV              UAV                UAV          UAV           UAV
11.11        UAV            UAV              UAV                UAV          UAV           UAV
11.12        UAV            UAV              UAV                UAV          UAV           UAV
11.13        UAV            UAV              UAV                UAV          UAV           UAV
11.14        UAV            UAV              UAV                UAV          UAV           UAV
11.15        UAV            UAV              UAV                UAV          UAV           UAV
11.16        UAV            UAV              UAV                UAV          UAV           UAV
11.17        UAV            UAV              UAV                UAV          UAV           UAV
11.18        UAV            UAV              UAV                UAV          UAV           UAV
11.19        UAV            UAV              UAV                UAV          UAV           UAV
11.20        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
  12      Full Year          12           12/31/05       17,909,560    5,571,661    12,337,899     0.81
  13      Full Year          12           12/31/06        6,312,738    1,574,492     4,738,246     1.31
  14      Full Year          12           12/31/05        5,653,601    1,464,760     4,188,841     1.21
  15      Full Year          12           12/31/05        4,204,584    1,092,702     3,111,882     0.87
  16      Full Year          12           12/31/06        8,326,685    3,221,511     5,105,174     1.42
  17      Full Year          12           12/31/06        5,507,078    1,660,867     3,846,211     1.18
----------------------------------------------------------------------------------------------------------
  18                                                                                       UAV     UAV
 18.1        UAV            UAV              UAV                UAV          UAV           UAV
 18.2        UAV            UAV              UAV                UAV          UAV           UAV
 18.3        UAV            UAV              UAV                UAV          UAV           UAV
 18.4        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
  19      Full Year          12           12/31/06        4,729,151    1,463,509     3,265,642     1.18
  20      Full Year          12           12/31/06        9,421,520    4,458,349     4,963,171     1.91
  21      Full Year          12           12/31/05       20,786,380   16,640,863     4,145,517     1.28
  22      Full Year          12           12/31/05        1,591,706      206,083     1,385,623     0.47
  23      Full Year          12           12/31/05        4,373,474      647,827     3,725,647     1.75
  24      Full Year          12           12/31/06        3,714,588    1,575,263     2,139,325     0.97
----------------------------------------------------------------------------------------------------------
  25                                                                                       UAV     UAV
 25.1        UAV            UAV              UAV                UAV          UAV           UAV
 25.2        UAV            UAV              UAV                UAV          UAV           UAV
 25.3        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
  26                                                                                       UAV     UAV
 26.1        UAV            UAV              UAV                UAV          UAV           UAV
 26.2        UAV            UAV              UAV                UAV          UAV           UAV
 26.3        UAV            UAV              UAV                UAV          UAV           UAV
 26.4        UAV            UAV              UAV                UAV          UAV           UAV
 26.5        UAV            UAV              UAV                UAV          UAV           UAV
 26.6        UAV            UAV              UAV                UAV          UAV           UAV
 26.7        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
  27         UAV            UAV              UAV                UAV          UAV           UAV     UAV
----------------------------------------------------------------------------------------------------------
  28                                                                                       UAV     UAV
 28.1        UAV            UAV              UAV                UAV          UAV           UAV
 28.2        UAV            UAV              UAV                UAV          UAV           UAV
 28.3        UAV            UAV              UAV                UAV          UAV           UAV
 28.4        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
  29      Full Year          12           12/31/06       11,823,174    7,650,418     4,172,756     2.16
----------------------------------------------------------------------------------------------------------
  30                                                                                 3,780,882     2.11
 30.1     Full Year          12           12/31/05        1,125,496      336,730       788,765
 30.2     Full Year          12           12/31/05          451,133      134,972       316,161
 30.3     Full Year          12           12/31/05          423,218      126,620       296,598
 30.4     Full Year          12           12/31/05          339,509      101,576       237,933
 30.5     Full Year          12           12/31/05          334,854      100,183       234,671
 30.6     Full Year          12           12/31/05          288,352       86,270       202,082
 30.7     Full Year          12           12/31/05          269,749       80,704       189,044
 30.8     Full Year          12           12/31/05          269,749       80,704       189,044
 30.9     Full Year          12           12/31/05          255,800       76,531       179,269
30.10     Full Year          12           12/31/05          232,541       69,572       162,968
30.11     Full Year          12           12/31/05          232,541       69,572       162,968
30.12     Full Year          12           12/31/05          213,937       64,006       149,930
30.13     Full Year          12           12/31/05          199,988       59,833       140,155
30.14     Full Year          12           12/31/05          167,435       50,094       117,341
30.15     Full Year          12           12/31/05          167,435       50,094       117,341
30.16     Full Year          12           12/31/05          134,883       40,355        94,528
30.17     Full Year          12           12/31/05          116,279       34,789        81,490
30.18     Full Year          12           12/31/05           74,416       22,264        52,152
30.19     Full Year          12           12/31/05           65,105       19,478        45,627
30.20     Full Year          12           12/31/05           32,553        9,739        22,813
----------------------------------------------------------------------------------------------------------
  31      Full Year          12           12/31/05        2,510,492      295,447     2,215,045     1.24
  32      Full Year          12           12/31/05        2,446,165      541,020     1,905,145     0.92
  33      Full Year          12           12/31/06        3,263,570      879,128     2,384,442     1.21
  34         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  35         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  36      Full Year          12           12/31/05        3,854,735    1,233,609     2,621,126     1.36
  37      Full Year          12           12/31/06        2,775,503    1,261,772     1,513,731     0.78
  38      Full Year          12           12/31/06        4,917,887    2,699,597     2,218,290     1.41
  39      Full Year          12           12/31/06        3,102,432    1,477,410     1,625,022     0.95
  40         UAV            UAV              UAV                UAV          UAV           UAV     UAV
----------------------------------------------------------------------------------------------------------
  41                                                                                 1,624,020     1.01
 41.1     Full Year          12           12/31/05        1,120,351      155,283       965,069
 41.2     Full Year          12           12/31/05          565,663      124,122       441,541
 41.3     Full Year          12           12/31/05          429,093      211,683       217,410
----------------------------------------------------------------------------------------------------------
  42      Full Year          12           12/31/05        2,483,066      567,077     1,915,989     1.48
  43         UAV            UAV              UAV                UAV          UAV           UAV     UAV
----------------------------------------------------------------------------------------------------------
  44                                                                                       UAV     UAV
 44.1        UAV            UAV              UAV                UAV          UAV           UAV
 44.2        UAV            UAV              UAV                UAV          UAV           UAV
 44.3        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
  45         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  46         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  47         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  48      Full Year          12           12/31/06        2,165,101      533,485     1,631,616     1.40
  49         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  50         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  51      Full Year          12           12/31/06        6,901,531    4,494,820     2,406,711     1.72
  52         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  53      Full Year          12           12/31/05        3,594,264    1,589,326     2,004,938     1.35
  54      Full Year          12           12/31/05        1,570,404      376,189     1,194,215     1.16
----------------------------------------------------------------------------------------------------------
  55                                                                                 1,814,430     1.41
 55.1     Full Year          12           12/31/05        2,390,183    1,301,653     1,088,530
 55.2     Full Year          12           12/31/05        2,026,516    1,300,616       725,900
----------------------------------------------------------------------------------------------------------
  56      Full Year          12           12/31/06        6,138,992    3,850,381     2,288,611     1.87
----------------------------------------------------------------------------------------------------------
  57                                                                                 1,062,647     0.84
 57.1     Full Year          12           12/31/05        1,491,152      936,004       555,147
 57.2     Full Year          12           12/31/05        1,363,168      855,668       507,500
----------------------------------------------------------------------------------------------------------
  58      Full Year          12           12/31/05        2,156,022      635,009     1,521,013     1.27
  59      Full Year          12           12/31/05        3,810,699    2,416,173     1,394,526     1.13
  60      Full Year          12           12/31/05        2,386,672      826,598     1,560,074     1.57
  61      Full Year          12           12/31/05        1,698,345      401,363     1,296,982     1.08
  62     Annualized          10           12/31/06        1,480,174      413,110     1,067,064     1.15
  63      Full Year          12           12/31/05        2,054,913      618,228     1,436,685     1.24
  64      Full Year          12           12/31/05        2,294,218      971,681     1,322,537     1.17
  65      Full Year          12           12/31/06        2,217,472      828,064     1,389,408     1.25
  66      Full Year          12           12/31/05        1,971,866      467,757     1,504,109     1.37
  67      Full Year          12           12/31/05        2,786,717    1,891,865       894,852     0.80
  68      Full Year          12           12/31/05        1,789,940      383,905     1,406,035     1.58
  69      Full Year          12           12/31/05        1,263,278      229,493     1,033,785     1.17
  70      Full Year          12           12/31/05        1,846,723      699,974     1,146,749     1.31
  71         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  72      Full Year          12           12/31/06        7,184,929    5,555,305     1,629,624     1.48
  73         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  74         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  75      Full Year          12           12/31/05        1,843,881      358,631     1,485,251     1.52
  76         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  77      Full Year          12           12/31/05        1,580,191      626,158       954,031     1.23
  78      Full Year          12           12/31/05        2,258,679    1,226,341     1,032,338     1.02
  79      Full Year          12           12/31/06        8,535,205    5,346,048     3,189,157     4.05
  80      Full Year          12           12/31/05        1,939,012      540,160     1,398,852     1.74
  81         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  82         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  83         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  84      Full Year          12           12/31/06        1,880,235    1,065,700       814,535     1.09
  85      Full Year          12           12/31/06        3,114,871    1,745,886     1,368,985     1.47
  86      Full Year          12           12/31/05        1,572,816      512,093     1,060,723     1.13
  87         UAV            UAV              UAV                UAV          UAV           UAV     UAV
----------------------------------------------------------------------------------------------------------
  88                                                                                       UAV     UAV
 88.1        UAV            UAV              UAV                UAV          UAV           UAV
 88.2        UAV            UAV              UAV                UAV          UAV           UAV
 88.3        UAV            UAV              UAV                UAV          UAV           UAV
 88.4        UAV            UAV              UAV                UAV          UAV           UAV
 88.5        UAV            UAV              UAV                UAV          UAV           UAV
 88.6        UAV            UAV              UAV                UAV          UAV           UAV
 88.7        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
  89         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  90      Full Year          12           12/31/05        1,296,128      358,454       937,674     1.30
  91         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  92     Annualized          9             9/31/05        1,302,319      359,310       943,008     1.09
  93      Full Year          12           12/31/05        1,513,796      279,654     1,234,142     1.74
----------------------------------------------------------------------------------------------------------
  94      Full Year          12           12/31/05        1,066,596      407,623       658,973     0.80
 94.1        UAV            UAV              UAV                UAV          UAV           UAV
 94.2        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
  95      Full Year          12           12/31/05        2,290,238      834,858     1,455,380     1.71
  96      Full Year          12           12/31/05        1,552,534      442,603     1,109,931     1.31
  97      Full Year          12           12/31/06        1,248,266      445,068       803,198     0.99
  98         UAV            UAV              UAV                UAV          UAV           UAV     UAV
  99      Full Year          12           12/31/05        1,345,250      491,709       853,541     1.08
 100      Full Year          12           12/31/05          724,327      414,252       310,075     0.40
 101     Annualized          12           12/31/05        1,320,202      489,358       830,845     1.08
 102         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 103      Full Year          12           12/31/05        2,602,958    1,341,860     1,261,098     1.61
 104      Full Year          12           12/31/05        1,727,540      817,687       909,853     1.41
 105      Full Year          12           12/31/06        1,403,490      533,871       869,619     1.18
 106         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 107      Full Year          12           12/31/05        1,718,013      712,524     1,005,489     1.37
 108      Full Year          12           12/31/05        1,209,794      295,761       914,033     1.24
 109      Full Year          12           12/31/05        1,175,051      159,571     1,015,480     1.63
 110         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 111      Full Year          12           12/31/05        1,107,024      428,228       678,796     0.98
 112      Full Year          12           12/31/05        1,625,650      765,735       859,915     1.20
 113      Full Year          12           12/31/05        1,873,775      414,416     1,459,359     2.64
 114      Full Year          12           12/31/06        1,175,846      258,173       917,673     1.63
 115         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 116      Full Year          12           12/31/06        1,559,127      366,454     1,192,673     2.07
 117      Full Year          12           12/31/05          957,333      206,306       751,027     1.09
 118      Full Year          12           12/31/05        1,805,856      959,820       846,036     1.19
 119      Full Year          12           12/31/05        1,467,475      651,155       816,320     1.21
----------------------------------------------------------------------------------------------------------
 120                                                                                   488,074     0.88
120.1     Full Year          12           12/31/05        1,022,919      695,703       327,216
120.2     Full Year          12           12/31/05        1,046,990      886,132       160,858
----------------------------------------------------------------------------------------------------------
 121      Full Year          12           12/31/05        1,213,220      427,496       785,724     1.19
 122      Full Year          12           12/31/06        2,989,289    1,670,596     1,318,693     1.96
 123      Full Year          12           12/31/05        1,369,290    1,132,033       237,257     0.35
 124      Full Year          12           12/31/05        1,235,933      332,927       903,006     1.32
 125         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 126         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 127      Full Year          12           12/31/06          627,988      300,394       327,594     0.51
 128      Full Year          12           12/31/05          765,408       36,000       729,408     1.39
 129      Full Year          12           12/31/05        1,095,867            0     1,095,867     1.80
 130         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 131         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 132         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 133      Full Year          12           12/31/06          741,335      322,022       419,314     0.67
 134      Full Year          12           12/31/06        1,041,248      260,527       780,721     1.52
 135      Full Year          12           12/31/05          696,573      208,351       488,222     0.96
 136      Full Year          12           12/31/05          769,405       23,082       746,323     1.23
 137      Full Year          12           12/31/05        1,104,377      338,451       765,926     1.29
 138      Full Year          12           12/31/05        1,006,973      299,388       707,585     1.21
 139      Full Year          12           12/31/06        1,230,338      450,023       780,315     1.31
 140      Full Year          12           12/31/05        1,218,057      484,386       733,671     1.24
 141         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 142         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 143      Full Year          12           12/31/06        3,038,980    1,801,885     1,237,095     2.12
----------------------------------------------------------------------------------------------------------
 144                                                                                       UAV     UAV
144.1        UAV            UAV              UAV                UAV          UAV           UAV
144.2        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
 145      Full Year          12           12/31/05        1,172,220      549,861       622,359     1.10
 146      Full Year          12           12/31/06        1,053,126      372,890       680,236     1.17
----------------------------------------------------------------------------------------------------------
 147                                                                                       UAV     UAV
147.1        UAV            UAV              UAV                UAV          UAV           UAV
147.2        UAV            UAV              UAV                UAV          UAV           UAV
147.3        UAV            UAV              UAV                UAV          UAV           UAV
147.4        UAV            UAV              UAV                UAV          UAV           UAV
147.5        UAV            UAV              UAV                UAV          UAV           UAV
----------------------------------------------------------------------------------------------------------
 148      Full Year          12           12/31/06        2,662,274    1,806,760       855,514     1.50
 149      Full Year          12           12/31/05          642,090      114,917       527,173     1.07
 150      Full Year          12           12/31/05        1,893,455    1,220,175       673,280     1.26
 151      Full Year          12           12/31/05        2,505,977    1,570,759       935,218     1.50
 152      Full Year          12           12/31/05        1,669,496      968,507       700,989     1.25
 153         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 154      Full Year          12           12/31/05        2,642,310    1,283,411     1,358,900     2.22
 155      Full Year          12           12/31/06        1,967,922      551,482     1,416,440     2.41
 156      Full Year          12           12/31/06          939,328      107,643       831,685     1.50
 157      Full Year          12           12/31/06          460,941      182,554       278,387     0.51
 158      Full Year          12           12/31/05        2,125,869    1,306,224       819,645     1.43
 159      Full Year          12           12/31/06        2,259,156    1,056,470     1,202,686     2.18
 160      Full Year          12           12/31/06          855,078      190,148       664,930     1.23
 161      Full Year          12           12/31/05          770,952        6,120       764,832     1.42
 162      Full Year          12           12/31/06          617,942       80,038       537,904     1.21
 163      Full Year          12           12/31/05        1,238,558      502,268       736,290     1.40
 164         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 165      Full Year          12           12/31/05          865,332      252,285       613,048     1.19
 166      Full Year          12           12/31/05          749,030      106,284       642,746     1.25
 167      Full Year          12           12/31/05          916,518      256,169       660,349     1.52
 168      Full Year          12           12/31/06          784,481      130,386       654,095     1.57
 169         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 170      Full Year          12           12/31/05          615,664      137,638       478,026     0.95
 171      Full Year          12           11/30/05          612,931      149,767       463,164     1.14
 172         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 173         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 174      Full Year          12           12/31/05        1,358,110      534,237       823,873     1.40
 175      Full Year          12           12/31/05        1,973,850    1,235,762       738,088     1.43
 176      Full Year          12           12/31/06        2,925,239    1,911,520     1,013,719     2.00
 177      Full Year          12           12/31/05          737,431       97,144       640,287     1.34
 178      Full Year          12           12/31/06          260,888       74,643       186,245     0.39
 179         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 180         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 181      Full Year          12           12/31/06          912,258      353,872       558,386     1.19
 182      Full Year          12           12/31/05          662,713      146,233       516,480     1.14
 183      Full Year          12           12/31/05          718,035      186,173       531,863     1.16
 184         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 185      Full Year          12           12/31/05          768,807      296,009       472,798     1.12
 186      Full Year          12           12/31/06        1,001,408      379,371       622,037     1.43
 187      Full Year          12           12/31/06          882,580      363,249       519,332     1.18
 188      Full Year          12           12/31/05          904,446      467,284       437,162     1.25
 189      Full Year          12           12/31/05        1,136,795      428,090       708,705     1.62
 190      Full Year          12           12/31/05          505,830      128,433       377,397     0.89
 191      Full Year          12           12/31/05        2,157,470    1,444,006       713,464     1.65
 192         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 193      Full Year          12           12/31/06        2,734,558    2,035,872       698,686     1.47
 194      Full Year          12           12/31/05          714,288      201,128       513,160     1.50
 195      Full Year          12           12/31/05        1,405,215      734,038       671,177     1.46
 196      Full Year          12           12/31/06        1,158,335      465,339       692,995     1.62
 197      Full Year          12           12/31/05        1,762,850      962,278       800,572     1.87
 198      Full Year          12           12/31/05          463,464      140,459       323,005     0.78
 199         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 200      Full Year          12           12/31/06        1,720,061      857,548       862,512     2.03
 201      Full Year          12           12/31/05          400,000       42,697       357,303     1.06
 202         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 203         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 204      Full Year          12           12/31/06          852,723      227,509       625,213     1.60
 205      Full Year          12           12/31/06          584,122      193,158       390,964     1.01
 206      Full Year          12           12/31/06          772,335      312,671       459,664     1.21
 207      Full Year          12           12/31/05          581,042      162,119       418,923     1.38
 208      Full Year          12           12/31/05          769,344      585,312       184,032     0.50
 209         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 210      Full Year          12           12/31/06        1,680,130      956,341       723,790     1.62
 211      Full Year          12           12/31/06          277,282       73,486       203,796     0.55
 212         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 213      Full Year          12           12/31/06        1,701,319      956,430       744,881     2.00
 214      Full Year          12           12/31/05          835,662      324,256       511,406     1.42
 215         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 216         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 217      Full Year          12           12/31/06          543,357      217,622       325,735     0.92
 218      Full Year          12           12/31/06        4,384,210    3,045,474     1,338,736     4.78
 219         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 220      Full Year          12           12/31/06          860,482      301,779       558,703     1.47
 221         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 222      Full Year          12           12/31/05          707,941      200,603       507,337     1.51
 223      Full Year          12           12/31/06          855,150      464,116       391,034     1.15
 224      Full Year          12           12/31/06          768,475      270,720       497,755     1.36
 225         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 226      Full Year          12           12/31/06        2,135,685    1,107,816     1,027,869     3.17
 227      Full Year          12           12/31/05        1,184,836      792,734       392,102     1.25
 228         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 230         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 231         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 232      Full Year          12           12/31/06        1,899,120    1,168,013       731,107     2.39
 233      Full Year          12           12/31/05          501,704      114,430       387,274     1.22
----------------------------------------------------------------------------------------------------------
 234                                                                                   484,128     1.56
234.1     Full Year          12           12/31/05          349,132      147,002       202,130
234.2     Full Year          12           12/31/05          213,986       75,611       138,375
234.3     Full Year          12           12/31/05          235,432       91,809       143,623
----------------------------------------------------------------------------------------------------------
 235      Full Year          12           12/31/06        1,653,990    1,139,204       514,786     1.70
 236      Full Year          12           12/31/05        1,110,477      356,249       754,228     3.22
 237      Full Year          12           12/31/06          510,193      296,209       213,984     0.75
 238         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 239      Full Year          12           12/31/05          334,148       86,871       247,277     1.04
 240         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 241         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 242         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 243         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 244      Full Year          12           12/31/05          453,194      219,267       233,927     0.82
----------------------------------------------------------------------------------------------------------

 245      Full Year          12           12/31/05          330,500      113,985       216,515     1.31
 246      Full Year          12           12/31/05          239,034      111,801       127,233     1.31
----------------------------------------------------------------------------------------------------------
 247      Full Year          12           12/31/05          398,684       62,558       336,126     1.30
 248      Full Year          12           12/31/06          251,041       87,433       163,608     0.63
 249      Full Year          12           12/31/05          399,502       47,002       352,500     1.33
 250      Full Year          12           12/31/06        1,395,206      955,441       439,765     1.43
 251      Full Year          12           12/31/05          385,684      108,161       277,523     1.08
 252      Full Year          12           12/31/06          496,448      170,791       325,657     1.29
 253      Full Year          12           12/31/06          325,000            0       325,000     1.30
 254      Full Year          12           12/31/06          400,486      112,723       287,763     1.18
 255         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 256         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 257      Full Year          12           12/31/05        1,127,140      783,061       344,079     1.44
 258      Full Year          12           12/31/05          340,193       73,981       266,212     1.11
 259      Full Year          12           12/31/06          568,416      209,358       359,058     1.47
 260      Full Year          12           12/31/06          419,180       88,507       330,673     1.37
 261      Full Year          12           12/31/06        1,433,159      877,574       555,585     2.17
 262         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 263      Full Year          12           12/31/06          748,013      444,177       303,836     1.24
 264      Full Year          12           12/31/06          538,394      237,831       300,563     1.30
 265      Full Year          12           12/31/06          649,371      329,328       320,044     1.39
 266      Full Year          12           12/31/05          296,940       63,406       233,534     1.06
 267      Full Year          12           12/31/05          455,160      177,429       277,731     1.26
 268      Full Year          12           12/31/05        1,136,324      790,457       345,867     1.46
 269      Full Year          12           12/31/05          402,573      164,075       238,498     1.13
 270      Full Year          12           12/31/05          379,344      197,533       181,811     0.93
 271      Full Year          12           12/31/06          330,416       72,806       257,610     1.25
 272         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 273         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 274         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 275         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 276      Full Year          12           12/31/06          356,584       54,020       302,563     2.13
 277      Full Year          12           12/31/05          294,784       75,523       219,261     1.22
 278      Full Year          12           12/31/05          301,100      119,919       181,181     0.99
 279      Full Year          12           12/31/05          181,147       39,939       141,207     0.79
 280         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 281      Full Year          12           12/31/05          151,866       99,387        52,479     0.37
 282         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 283         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 284      Full Year          12           12/31/05          240,452       77,654       162,798     1.00
 285         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 286      Full Year          12           12/31/06          491,316      243,895       247,421     1.51
 287         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 288      Full Year          12           12/31/05          590,466      273,813       316,653     1.88
 289         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 290         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 291      Full Year          12           12/31/05          269,109       47,186       221,923     1.41
 292      Full Year          12           12/31/06          383,338      183,150       200,188     1.31
 293         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 294         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 295      Full Year          12           12/31/05        1,328,630      741,155       587,475     2.76
 296         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 297      Full Year          12           12/31/06          429,673      257,454       172,219     1.27
 298         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 299      Full Year          12           12/31/06          179,813       67,393       112,421     0.88
 300         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 301      Full Year          12           12/31/05          281,937       61,250       220,687     1.68
 302         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 303      Full Year          12           12/31/06          228,324       47,774       180,550     1.42
 304      Full Year          12           12/31/06          254,096       74,372       179,724     1.47
 305      Full Year          12           12/31/06          325,877      117,816       208,062     1.77
 306      Full Year          12           10/31/05          167,750          777       166,973     1.56
 307         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 308      Full Year          12           12/31/06          118,204       38,723        79,481     0.75
 309      Full Year          12           12/31/05          228,294       73,996       154,298     1.51
 310      Full Year          12           12/31/06          207,827          UAV       207,827     2.01
 311      Full Year          12           12/31/05          242,553       94,802       147,751     1.44
 312      Full Year          12           12/31/06          726,188      482,087       244,101     2.45
 313      Full Year          12           12/31/06          198,093       55,246       142,847     1.35
 314         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 315         UAV            UAV              UAV                UAV          UAV           UAV     UAV
 316      Full Year          12           12/31/05          128,238       10,682       117,556     1.28
 317      Full Year          12           12/31/05          382,850      197,730       185,120     2.18
 318      Full Year          12           12/31/06          352,575      234,253       118,322     1.49
 319         UAV            UAV              UAV                UAV          UAV           UAV     UAV

                          MOST       MOST
            MOST        CURRENT     CURRENT                                                             MOST
           CURRENT        YEAR       YEAR             MOST              MOST            MOST           CURRENT
            YEAR       STATEMENT   STATEMENT         CURRENT          CURRENT          CURRENT          YEAR
 LOAN     STATEMENT      NUMBER     ENDING            YEAR              YEAR            YEAR          NOI DSCR
NUMBER      TYPE       OF MONTHS     DATE           REVENUES          EXPENSES           NOI          (NOTE 4)
---------------------------------------------------------------------------------------------------------------

  1                                                                                   74,463,711        1.48
 1.1      Full Year        12       12/31/06         4,780,085         1,573,518       3,206,567
 1.2      Full Year        12       12/31/06         4,549,296         1,497,546       3,051,750
 1.3      Full Year        12       12/31/06         4,341,085         1,429,007       2,912,078
 1.4      Full Year        12       12/31/06         4,262,065         1,402,995       2,859,070
 1.5      Full Year        12       12/31/06         4,205,622         1,384,415       2,821,207
 1.6      Full Year        12       12/31/06         4,055,108         1,334,868       2,720,239
 1.7      Full Year        12       12/31/06         3,703,907         1,219,260       2,484,648
 1.8      Full Year        12       12/31/06         3,665,025         1,206,460       2,458,565
 1.9      Full Year        12       12/31/06         3,512,002         1,156,088       2,355,914
 1.10     Full Year        12       12/31/06         3,345,182         1,101,173       2,244,008
 1.11     Full Year        12       12/31/06         3,147,004         1,035,937       2,111,067
 1.12     Full Year        12       12/31/06         3,099,341         1,020,247       2,079,094
 1.13     Full Year        12       12/31/06         3,076,764         1,012,815       2,063,949
 1.14     Full Year        12       12/31/06         3,019,067           993,822       2,025,245
 1.15     Full Year        12       12/31/06         2,646,544           871,195       1,775,349
 1.16     Full Year        12       12/31/06         2,477,215           815,455       1,661,761
 1.17     Full Year        12       12/31/06         2,469,690           812,977       1,656,712
 1.18     Full Year        12       12/31/06         2,401,958           790,681       1,611,277
 1.19     Full Year        12       12/31/06         2,389,415           786,552       1,602,863
 1.20     Full Year        12       12/31/06         2,198,764           723,793       1,474,970
 1.21     Full Year        12       12/31/06         2,169,915           714,297       1,455,618
 1.22     Full Year        12       12/31/06         2,107,201           693,653       1,413,548
 1.23     Full Year        12       12/31/06         1,887,701           621,397       1,266,304
 1.24     Full Year        12       12/31/06         1,685,761           554,922       1,130,839
 1.25     Full Year        12       12/31/06         1,673,218           550,793       1,122,425
 1.26     Full Year        12       12/31/06         1,673,218           550,793       1,122,425
 1.27     Full Year        12       12/31/06         1,592,944           524,368       1,068,575
 1.28     Full Year        12       12/31/06         1,580,401           520,239       1,060,161
 1.29     Full Year        12       12/31/06         1,552,806           511,156       1,041,651
 1.30     Full Year        12       12/31/06         1,513,924           498,356       1,015,567
 1.31     Full Year        12       12/31/06         1,505,144           495,466       1,009,677
 1.32     Full Year        12       12/31/06         1,497,618           492,989       1,004,629
 1.33     Full Year        12       12/31/06         1,473,786           485,144         988,642
 1.34     Full Year        12       12/31/06         1,442,429           474,822         967,608
 1.35     Full Year        12       12/31/06         1,387,241           456,655         930,586
 1.36     Full Year        12       12/31/06         1,385,986           456,242         929,745
 1.37     Full Year        12       12/31/06         1,354,629           445,920         908,710
 1.38     Full Year        12       12/31/06         1,330,798           438,075         892,723
 1.39     Full Year        12       12/31/06         1,274,355           419,495         854,860
 1.40     Full Year        12       12/31/06         1,242,998           409,172         833,825
 1.41     Full Year        12       12/31/06         1,242,998           409,172         833,825
 1.42     Full Year        12       12/31/06         1,175,266           386,876         788,390
 1.43     Full Year        12       12/31/06         1,118,823           368,296         750,527
 1.44     Full Year        12       12/31/06         1,074,923           353,845         721,078
 1.45     Full Year        12       12/31/06         1,067,398           351,368         716,030
 1.46     Full Year        12       12/31/06         1,062,380           349,716         712,664
 1.47     Full Year        12       12/31/06         1,034,786           340,633         694,153
 1.48     Full Year        12       12/31/06           955,766           314,621         641,145
 1.49     Full Year        12       12/31/06           955,766           314,621         641,145
 1.50     Full Year        12       12/31/06           939,460           309,253         630,207
 1.51     Full Year        12       12/31/06           895,560           294,802         600,758
 1.52     Full Year        12       12/31/06           803,998           264,661         539,336
---------------------------------------------------------------------------------------------------------------
  2                                                                                   33,208,972        1.84
 2.1     Trailing-12       12       09/30/06        10,350,721         5,728,440       4,622,281
 2.2     Trailing-12       12       09/30/06         9,574,139         5,151,467       4,422,672
 2.3     Trailing-12       12       09/30/06         6,997,235         3,749,886       3,247,349
 2.4     Trailing-12       12       09/30/06         5,680,299         2,951,607       2,728,692
 2.5     Trailing-12       12       09/30/06         6,608,744         3,532,656       3,076,088
 2.6     Trailing-12       12       09/30/06         8,308,720         5,687,278       2,621,442
 2.7     Trailing-12       12       09/30/06        14,003,784        12,481,469       1,522,315
 2.8     Trailing-12       12       09/30/06         3,687,520         1,146,230       2,541,290
 2.9     Trailing-12       12       09/30/06         4,908,469         2,925,335       1,983,134
 2.10    Trailing-12       12       09/30/06         3,676,755         1,865,297       1,811,458
 2.11    Trailing-12       12       09/30/06         3,419,387         1,883,430       1,535,957
 2.12    Trailing-12       12       09/30/06         4,669,402         3,207,258       1,462,144
 2.13    Trailing-12       12       09/30/06         2,796,185         1,761,063       1,035,122
 2.14    Trailing-12       12       09/30/06         5,247,509         4,948,654         298,855
 2.15    Trailing-12       12       09/30/06         1,672,782         1,372,609         300,173
---------------------------------------------------------------------------------------------------------------
  3      Trailing-12       12       03/31/07        14,913,724         3,713,340      11,200,384        1.20
---------------------------------------------------------------------------------------------------------------
  4                                                                                          UAV        UAV
 4.1         UAV          UAV         UAV                  UAV               UAV             UAV
 4.2         UAV          UAV         UAV                  UAV               UAV             UAV
 4.3         UAV          UAV         UAV                  UAV               UAV             UAV
 4.4         UAV          UAV         UAV                  UAV               UAV             UAV
 4.5         UAV          UAV         UAV                  UAV               UAV             UAV
 4.6         UAV          UAV         UAV                  UAV               UAV             UAV
 4.7         UAV          UAV         UAV                  UAV               UAV             UAV
 4.8         UAV          UAV         UAV                  UAV               UAV             UAV
 4.9         UAV          UAV         UAV                  UAV               UAV             UAV
 4.10        UAV          UAV         UAV                  UAV               UAV             UAV
 4.11        UAV          UAV         UAV                  UAV               UAV             UAV
 4.12        UAV          UAV         UAV                  UAV               UAV             UAV
 4.13        UAV          UAV         UAV                  UAV               UAV             UAV
 4.14        UAV          UAV         UAV                  UAV               UAV             UAV
 4.15        UAV          UAV         UAV                  UAV               UAV             UAV
 4.16        UAV          UAV         UAV                  UAV               UAV             UAV
 4.17        UAV          UAV         UAV                  UAV               UAV             UAV
 4.18        UAV          UAV         UAV                  UAV               UAV             UAV
 4.19        UAV          UAV         UAV                  UAV               UAV             UAV
 4.20        UAV          UAV         UAV                  UAV               UAV             UAV
 4.21        UAV          UAV         UAV                  UAV               UAV             UAV
 4.22        UAV          UAV         UAV                  UAV               UAV             UAV
 4.23        UAV          UAV         UAV                  UAV               UAV             UAV
 4.24        UAV          UAV         UAV                  UAV               UAV             UAV
 4.25        UAV          UAV         UAV                  UAV               UAV             UAV
 4.26        UAV          UAV         UAV                  UAV               UAV             UAV
 4.27        UAV          UAV         UAV                  UAV               UAV             UAV
 4.28        UAV          UAV         UAV                  UAV               UAV             UAV
 4.29        UAV          UAV         UAV                  UAV               UAV             UAV
 4.30        UAV          UAV         UAV                  UAV               UAV             UAV
 4.31        UAV          UAV         UAV                  UAV               UAV             UAV
 4.32        UAV          UAV         UAV                  UAV               UAV             UAV
 4.33        UAV          UAV         UAV                  UAV               UAV             UAV
 4.34        UAV          UAV         UAV                  UAV               UAV             UAV
 4.35        UAV          UAV         UAV                  UAV               UAV             UAV
 4.36        UAV          UAV         UAV                  UAV               UAV             UAV
 4.37        UAV          UAV         UAV                  UAV               UAV             UAV
 4.38        UAV          UAV         UAV                  UAV               UAV             UAV
 4.39        UAV          UAV         UAV                  UAV               UAV             UAV
 4.40        UAV          UAV         UAV                  UAV               UAV             UAV
 4.41        UAV          UAV         UAV                  UAV               UAV             UAV
 4.42        UAV          UAV         UAV                  UAV               UAV             UAV
 4.43        UAV          UAV         UAV                  UAV               UAV             UAV
---------------------------------------------------------------------------------------------------------------
  5      Trailing-12       12       11/30/06        13,692,130         4,644,451       9,047,679        1.33
---------------------------------------------------------------------------------------------------------------
  6                                                                                  107,239,288        1.57
 6.1     Trailing-12       12       05/31/06       133,156,698        31,878,984     101,277,714
 6.2     Trailing-12       12       05/31/06         4,357,856         1,043,312       3,314,543
 6.3     Trailing-12       12       05/31/06         2,905,237           695,541       2,209,696
 6.4     Trailing-12       12       05/31/06           574,995           137,659         437,336
---------------------------------------------------------------------------------------------------------------
  7      Trailing-12       12       05/01/07        13,563,245         5,347,288       8,215,957        1.30
  8       Full Year        12       12/31/06        12,523,907         4,842,804       7,681,103        1.34
  9       Full Year        12       12/31/06        16,369,351         8,487,301       7,882,050        1.56
  10     Annualized        10       10/01/06         9,569,595         4,217,522       5,352,073        1.33
---------------------------------------------------------------------------------------------------------------
  11      Full Year        12       12/31/06        10,094,679         3,208,208       6,886,471        1.76
 11.1        UAV          UAV         UAV                  UAV               UAV             UAV
 11.2        UAV          UAV         UAV                  UAV               UAV             UAV
 11.3        UAV          UAV         UAV                  UAV               UAV             UAV
 11.4        UAV          UAV         UAV                  UAV               UAV             UAV
 11.5        UAV          UAV         UAV                  UAV               UAV             UAV
 11.6        UAV          UAV         UAV                  UAV               UAV             UAV
 11.7        UAV          UAV         UAV                  UAV               UAV             UAV
 11.8        UAV          UAV         UAV                  UAV               UAV             UAV
 11.9        UAV          UAV         UAV                  UAV               UAV             UAV
11.10        UAV          UAV         UAV                  UAV               UAV             UAV
11.11        UAV          UAV         UAV                  UAV               UAV             UAV
11.12        UAV          UAV         UAV                  UAV               UAV             UAV
11.13        UAV          UAV         UAV                  UAV               UAV             UAV
11.14        UAV          UAV         UAV                  UAV               UAV             UAV
11.15        UAV          UAV         UAV                  UAV               UAV             UAV
11.16        UAV          UAV         UAV                  UAV               UAV             UAV
11.17        UAV          UAV         UAV                  UAV               UAV             UAV
11.18        UAV          UAV         UAV                  UAV               UAV             UAV
11.19        UAV          UAV         UAV                  UAV               UAV             UAV
11.20        UAV          UAV         UAV                  UAV               UAV             UAV
---------------------------------------------------------------------------------------------------------------
  12      Full Year        12       12/31/06        23,431,577        11,302,183      12,129,394        0.79
  13     Annualized        3        03/31/07         6,168,912         2,087,792       4,081,120        1.13
  14      Full Year        12       12/31/06         6,080,899         1,345,199       4,735,700        1.37
  15      Full Year        12       12/31/06         4,660,356         1,409,601       3,250,755        0.91
  16     Trailing-12       12       05/31/07         8,282,223         3,298,319       4,983,904        1.38
  17     Trailing-12       12       03/31/07         5,452,838         1,640,250       3,812,588        1.17
---------------------------------------------------------------------------------------------------------------
  18                                                                                         UAV        UAV
 18.1        UAV          UAV         UAV                  UAV               UAV             UAV
 18.2        UAV          UAV         UAV                  UAV               UAV             UAV
 18.3        UAV          UAV         UAV                  UAV               UAV             UAV
 18.4        UAV          UAV         UAV                  UAV               UAV             UAV
---------------------------------------------------------------------------------------------------------------
  19     Trailing-12       12       03/31/07         4,898,623         1,511,847       3,386,776        1.22
  20     Trailing-12       12       02/28/07         9,483,188         4,579,744       4,903,444        1.88
  21      Full Year        12       12/31/06        22,104,561        16,603,604       5,500,957        1.70
  22      Full Year        12       12/31/06         3,488,242         1,209,761       2,278,481        0.78
  23      Full Year        12       12/31/06         4,475,102           706,089       3,769,013        1.77
  24     Annualized        2        02/28/07         4,599,596         1,532,463       3,067,133        1.39
---------------------------------------------------------------------------------------------------------------
  25                                                                                         UAV        UAV
 25.1        UAV          UAV         UAV                  UAV               UAV             UAV
 25.2        UAV          UAV         UAV                  UAV               UAV             UAV
 25.3        UAV          UAV         UAV                  UAV               UAV             UAV
---------------------------------------------------------------------------------------------------------------
  26                                                                                         UAV        UAV
 26.1        UAV          UAV         UAV                  UAV               UAV             UAV
 26.2        UAV          UAV         UAV                  UAV               UAV             UAV
 26.3        UAV          UAV         UAV                  UAV               UAV             UAV
 26.4        UAV          UAV         UAV                  UAV               UAV             UAV
 26.5        UAV          UAV         UAV                  UAV               UAV             UAV
 26.6        UAV          UAV         UAV                  UAV               UAV             UAV
 26.7        UAV          UAV         UAV                  UAV               UAV             UAV
---------------------------------------------------------------------------------------------------------------
  27      Full Year        12       12/31/06         2,136,160           876,804       1,259,356        0.55
---------------------------------------------------------------------------------------------------------------
  28                                                                                   4,290,087        2.11
 28.1     Full Year        12       12/31/06         1,948,679           459,161       1,489,518
 28.2     Full Year        12       12/31/06         1,545,698           364,208       1,181,490
 28.3     Full Year        12       12/31/06         1,409,874           332,204       1,077,670
 28.4     Full Year        12       12/31/06           708,304           166,895         541,409
---------------------------------------------------------------------------------------------------------------
  29     Trailing-12       12       02/28/07        11,910,647         7,714,646       4,196,001        2.17
---------------------------------------------------------------------------------------------------------------
  30                                                                                   4,432,449        2.47
 30.1     Full Year        12       12/31/06         1,275,924           351,229         924,695
 30.2     Full Year        12       12/31/06           511,429           140,783         370,646
 30.3     Full Year        12       12/31/06           479,784           132,072         347,712
 30.4     Full Year        12       12/31/06           384,886           105,949         278,937
 30.5     Full Year        12       12/31/06           379,609           104,497         275,112
 30.6     Full Year        12       12/31/06           326,892            89,985         236,907
 30.7     Full Year        12       12/31/06           305,802            84,179         221,622
 30.8     Full Year        12       12/31/06           305,802            84,179         221,622
 30.9     Full Year        12       12/31/06           289,989            79,826         210,162
30.10     Full Year        12       12/31/06           263,621            72,568         191,053
30.11     Full Year        12       12/31/06           263,621            72,568         191,053
30.12     Full Year        12       12/31/06           242,531            66,762         175,768
30.13     Full Year        12       12/31/06           226,717            62,409         164,308
30.14     Full Year        12       12/31/06           189,814            52,251         137,563
30.15     Full Year        12       12/31/06           189,814            52,251         137,563
30.16     Full Year        12       12/31/06           152,910            42,092         110,818
30.17     Full Year        12       12/31/06           131,820            36,287          95,533
30.18     Full Year        12       12/31/06            84,362            23,223          61,139
30.19     Full Year        12       12/31/06            73,807            20,317          53,490
30.20     Full Year        12       12/31/06            36,904            10,159          26,745
---------------------------------------------------------------------------------------------------------------
  31     Annualized        4        12/31/06         2,536,961           341,850       2,195,111        1.23
  32      Full Year        12       12/31/06         2,234,316           588,204       1,646,112        0.79
  33     Trailing-12       12       02/28/07         3,383,655           957,287       2,426,368        1.23
  34         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  35     Annualized        10       12/31/06         2,983,934           568,458       2,415,476        1.20
  36      Full Year        12       12/31/06         4,246,467         1,364,632       2,881,835        1.50
  37     Annualized        2        02/28/07         2,838,486         1,347,323       1,491,163        0.77
  38     Trailing-12       12       01/31/07         4,941,270         2,683,097       2,258,173        1.43
  39     Trailing-12       12       03/31/07         3,203,116         1,516,981       1,686,135        0.99
  40      Full Year        12       12/31/06         1,718,772           302,914       1,415,857        0.87
---------------------------------------------------------------------------------------------------------------
  41                                                                                   1,669,284        1.04
 41.1    Annualized        9        09/30/06         1,129,756           145,863         983,893
 41.2    Annualized        10       10/31/06           887,549           144,118         743,431
 41.3    Annualized        10       10/31/06           120,778           178,818         -58,040
---------------------------------------------------------------------------------------------------------------
  42      Full Year        12       12/31/06         2,385,686           543,402       1,842,284        1.42
  43     Annualized        9        02/28/07         2,176,051           917,335       1,258,716        0.82
---------------------------------------------------------------------------------------------------------------
  44                                                                                         UAV        UAV
 44.1        UAV          UAV         UAV                  UAV               UAV             UAV
 44.2        UAV          UAV         UAV                  UAV               UAV             UAV
 44.3        UAV          UAV         UAV                  UAV               UAV             UAV
---------------------------------------------------------------------------------------------------------------
  45         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  46         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  47         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  48     Trailing-12       12       03/31/07         2,173,664           589,381       1,584,283        1.36
  49         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  50         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  51     Trailing-12       12       01/31/07         6,900,849         4,481,419       2,419,430        1.73
  52      Full Year        12       12/31/06        12,808,885        10,374,664       2,434,221        1.76
  53      Full Year        12       12/31/06         3,678,132         1,545,363       2,132,769        1.44
  54     Annualized        1        12/31/06         1,917,564           414,563       1,503,001        1.46
---------------------------------------------------------------------------------------------------------------
  55                                                                                   1,929,331        1.50
 55.1    Trailing-12       12       12/31/06         2,485,872         1,435,883       1,049,989
 55.2     Full Year        12       12/31/06         2,356,425         1,477,083         879,342
---------------------------------------------------------------------------------------------------------------
  56     Trailing-12       12       02/28/07         6,139,485         3,910,226       2,229,259        1.82
---------------------------------------------------------------------------------------------------------------
  57                                                                                     913,525        0.73
 57.1    Annualized        11       11/30/06         1,447,499           970,256         477,243
 57.2    Annualized        11       11/30/06         1,323,262           886,980         436,282
---------------------------------------------------------------------------------------------------------------
  58      Full Year        12       12/31/06         2,115,964           661,075       1,454,889        1.22
  59      Full Year        12       12/31/06         5,150,457         3,165,382       1,985,075        1.60
  60      Full Year        12       12/31/06         2,546,712           791,636       1,755,076        1.76
  61      Full Year        12       12/31/06         1,673,437           353,736       1,319,701        1.10
  62     Annualized        3        03/31/07         1,651,879           481,832       1,170,047        1.26
  63      Full Year        12       12/31/06         2,224,984           699,084       1,525,900        1.32
  64      Full Year        12       12/31/06         2,238,039           933,159       1,304,880        1.15
  65     Trailing-12       12       02/28/07         2,233,611           847,248       1,386,363        1.25
  66      Full Year        12       12/31/06         2,002,220           494,718       1,507,502        1.38
  67      Full Year        12       12/31/06         3,060,793         1,666,424       1,394,369        1.25
  68      Full Year        12       12/31/06         1,840,162           349,755       1,490,407        1.67
  69      Full Year        12       12/31/06         1,299,261           199,370       1,099,891        1.25
  70      Full Year        12       12/31/06         1,957,868           721,140       1,236,728        1.41
  71         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  72     Trailing-12       12       04/30/07         7,827,024         5,684,383       2,142,641        1.94
  73         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  74         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  75     Annualized        10       10/31/06         1,886,064           364,656       1,521,408        1.56
  76      Full Year        12       12/31/06         1,495,251           427,624       1,067,627        1.25
  77      Full Year        12       12/31/06         1,669,601           636,920       1,032,681        1.33
  78      Full Year        12       12/31/06         2,309,410         1,153,249       1,156,161        1.14
  79     Trailing-12       12       03/31/07         8,114,287         5,439,498       2,674,789        3.40
  80      Full Year        12       12/31/06         1,973,009           572,943       1,400,066        1.74
  81         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  82      Full Year        12       12/31/06         1,095,402           350,414         744,988        0.79
  83      Full Year        12       12/31/06         2,209,399         1,219,049         990,350        1.05
  84     Trailing-12       12       3/31/07          1,885,859         1,059,856         826,002        1.11
  85     Trailing-12       12       01/31/07         3,117,194         1,745,505       1,371,689        1.47
  86      Full Year        12       12/31/06         1,685,030           586,264       1,098,766        1.17
  87         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
---------------------------------------------------------------------------------------------------------------
  88                                                                                         UAV        UAV
 88.1        UAV          UAV         UAV                  UAV               UAV             UAV
 88.2        UAV          UAV         UAV                  UAV               UAV             UAV
 88.3        UAV          UAV         UAV                  UAV               UAV             UAV
 88.4        UAV          UAV         UAV                  UAV               UAV             UAV
 88.5        UAV          UAV         UAV                  UAV               UAV             UAV
 88.6        UAV          UAV         UAV                  UAV               UAV             UAV
 88.7        UAV          UAV         UAV                  UAV               UAV             UAV
---------------------------------------------------------------------------------------------------------------
  89         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  90      Full Year        12       12/31/06         1,351,558           281,461       1,070,097        1.48
  91      Full Year        12       12/31/06           231,468           111,157         120,310        0.14
  92     Annualized        6        12/31/06         1,293,468           459,687         833,781        0.96
  93      Full Year        12       12/31/06         1,336,006           279,108       1,056,898        1.49
---------------------------------------------------------------------------------------------------------------
  94      Full Year        12       12/31/06         1,290,971           525,602         765,367        0.92
 94.1        UAV          UAV         UAV                  UAV               UAV             UAV
 94.2        UAV          UAV         UAV                  UAV               UAV             UAV
---------------------------------------------------------------------------------------------------------------
  95     Annualized        10       10/31/06         2,352,037           903,520       1,448,517        1.70
  96      Full Year        12       12/31/06         1,562,961           395,084       1,167,877        1.37
  97     Trailing-12       12       03/31/07         1,282,882           465,632         817,250        1.01
  98         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
  99      Full Year        12       12/31/06         1,474,400           574,838         899,562        1.13
 100      Full Year        12       12/31/06           831,994           287,777         544,217        0.71
 101      Full Year        12       12/31/06         1,481,530           554,957         926,573        1.20
 102      Full Year        12       12/31/06         1,105,387            66,323       1,039,064        1.37
 103     Trailing-12       12       12/31/06         2,801,149         1,408,976       1,392,173        1.78
 104      Full Year        12       12/31/06         1,807,892           803,382       1,004,510        1.56
 105     Trailing-12       12       03/31/07         1,463,252           582,704         880,548        1.20
 106         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 107      Full Year        12       12/31/06         1,696,580           701,538         995,042        1.36
 108      Full Year        12       12/31/06         1,290,445           297,868         992,577        1.34
 109     Annualized        11       11/30/06         1,132,237           179,243         952,994        1.53
 110     Trailing-12       12       03/31/07         2,953,636         1,589,115       1,364,521        1.84
 111      Full Year        12       12/31/06         1,312,161           421,963         890,198        1.28
 112      Full Year        12       12/31/06         1,712,550           801,330         911,220        1.27
 113      Full Year        12       12/31/06         1,868,921           396,481       1,472,440        2.66
 114     Trailing-12       12       02/28/07         1,239,638           325,875         913,763        1.62
 115         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 116     Trailing-12       12       04/30/07         1,584,769           379,945       1,204,824        2.10
 117      Full Year        12       12/31/06           998,522           253,557         744,965        1.08
 118      Full Year        12       12/31/06         1,967,186         1,046,581         920,605        1.30
 119     Annualized        11       02/28/07         1,516,536           523,148         993,388        1.47
---------------------------------------------------------------------------------------------------------------
 120                                                                                     599,716        1.08
120.1     Full Year        12       12/31/06           937,839           587,395         350,444
120.2     Full Year        12       12/31/06         1,146,030           896,758         249,272
---------------------------------------------------------------------------------------------------------------
 121      Full Year        12       12/31/06         1,196,230           370,603         825,627        1.25
 122     Trailing-12       12       02/28/07         2,987,967         1,659,445       1,328,522        1.98
 123      Full Year        12       12/31/06         1,777,235         1,050,167         727,068        1.08
 124      Full Year        12       12/31/06         1,356,248           336,396       1,019,852        1.49
 125         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 126      Full Year        12       12/31/06         1,129,660           135,703         993,957        1.50
 127     Trailing-12       12       03/31/07           699,570           319,040         380,530        0.59
 128      Full Year        12       12/31/06           770,808            36,000         734,808        1.40
 129      Full Year        12       12/31/06         1,117,679                 0       1,117,679        1.83
 130         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 131         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 132         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 133     Annualized        1        01/31/07           752,350           323,506         428,844        0.69
 134     Trailing-12       12       03/31/07         1,049,870           277,253         772,618        1.50
 135      Full Year        12       12/31/06           990,392           310,165         680,227        1.34
 136      Full Year        12       12/31/06           863,520           113,998         749,522        1.24
 137     Trailing-12       12       11/30/06         1,227,127           299,482         927,645        1.57
 138     Annualized        10       10/31/06         1,152,905           266,838         886,067        1.51
 139     Trailing-12       12       02/28/07         1,238,854           456,709         782,145        1.32
 140      Full Year        12       12/31/06         1,319,267           483,111         836,158        1.42
 141      Full Year        12       12/31/06         1,425,172           351,948       1,073,224        2.55
 142         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 143     Trailing-12       12       02/28/07         3,060,688         1,808,215       1,252,473        2.15
---------------------------------------------------------------------------------------------------------------
 144      Full Year        12       12/31/06           924,838           341,127         583,711        1.26
144.1        UAV          UAV         UAV                  UAV               UAV             UAV
144.2        UAV          UAV         UAV                  UAV               UAV             UAV
---------------------------------------------------------------------------------------------------------------
 145      Full Year        12       12/31/06         1,271,255           558,549         712,706        1.26
 146     Annualized        4        04/30/07         1,065,885           376,540         689,345        1.19
---------------------------------------------------------------------------------------------------------------
 147                                                                                         UAV        UAV
147.1        UAV          UAV         UAV                  UAV               UAV             UAV
147.2        UAV          UAV         UAV                  UAV               UAV             UAV
147.3        UAV          UAV         UAV                  UAV               UAV             UAV
147.4        UAV          UAV         UAV                  UAV               UAV             UAV
147.5        UAV          UAV         UAV                  UAV               UAV             UAV
---------------------------------------------------------------------------------------------------------------
 148     Trailing-12       12       01/31/07         2,741,174         1,822,080         919,094        1.61
 149      Full Year        12       12/31/06           674,602           105,667         568,935        1.16
 150      Full Year        12       12/31/06         1,896,910         1,194,526         702,384        1.32
 151      Full Year        12       12/31/06         2,740,121         1,687,271       1,052,850        1.69
 152      Full Year        12       12/31/06         1,683,517         1,007,332         676,185        1.21
 153         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 154      Full Year        12       12/31/06         2,486,748         1,294,402       1,192,346        1.95
 155     Annualized        3        03/31/07         1,992,804           456,030       1,536,774        2.61
 156     Trailing-12       12       02/28/07           938,790           106,836         831,954        1.50
 157     Trailing-12       12       03/31/07           498,602           175,351         323,251        0.59
 158      Full Year        12       12/31/06         2,323,105         1,304,594       1,018,511        1.78
 159     Trailing-12       12       03/31/07         2,291,194         1,044,111       1,247,083        2.26
 160     Trailing-12       12       04/30/07           862,694           187,502         675,192        1.25
 161      Full Year        12       12/31/06           782,508             6,150         776,358        1.44
 162     Annualized        3        03/31/07           580,738            80,361         500,377        1.12
 163      Full Year        12       12/31/06         1,256,127           491,168         764,959        1.46
 164         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 165      Full Year        12       12/31/06           803,808           154,478         649,331        1.26
 166      Full Year        12       12/31/06           820,902            95,877         725,030        1.40
 167      Full Year        12       12/31/06           938,470           250,259         688,210        1.58
 168     Trailing-12       12       02/28/07           786,336           129,052         657,284        1.58
 169         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 170      Full Year        12       12/31/06           647,713           140,718         506,995        1.01
 171      Full Year        12       11/30/06           659,700           168,540         491,159        1.21
 172         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 173         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 174      Full Year        12       12/31/06         1,349,560           556,246         793,314        1.35
 175     Trailing-12       12       02/28/07         2,163,178         1,402,280         760,898        1.48
 176     Trailing-12       12       02/28/07         2,939,291         1,915,516       1,023,775        2.02
 177      Full Year        12       12/31/06           751,980            89,360         662,620        1.38
 178     Annualized        12       12/31/07           479,724            96,872         382,852        0.80
 179         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 180         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 181     Annualized        2        02/28/07           892,229           342,808         549,421        1.17
 182      Full Year        12       12/31/06           706,799           127,346         579,453        1.28
 183      Full Year        12       12/31/06           750,714           178,964         571,750        1.25
 184      Full Year        12       12/31/06         1,481,814           924,636         557,178        1.20
 185      Full Year        12       12/31/06           837,543           246,113         591,430        1.40
 186     Trailing-12       12       02/28/07           981,568           376,161         605,407        1.39
 187     Trailing-12       12       04/30/07           914,815           369,201         545,614        1.24
 188      Full Year        12       12/31/06           929,156           482,459         446,698        1.28
 189     Annualized        11       11/30/06         1,038,608           387,523         651,085        1.49
 190      Full Year        12       12/31/06           834,633           212,246         622,387        1.47
 191     Trailing-12       12       11/30/06         2,210,783         1,540,826         669,957        1.55
 192         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 193     Trailing-12       12       02/28/07         2,723,382         2,058,092         665,290        1.40
 194      Full Year        12       12/31/06           765,240           237,285         527,955        1.55
 195      Full Year        12       12/31/06         1,940,064           947,989         992,075        2.17
 196     Trailing-12       12       02/28/07         1,145,750           487,870         657,880        1.54
 197      Full Year        12       12/31/06         1,888,102         1,076,835         811,267        1.90
 198      Full Year        12       12/31/06           613,589           172,556         441,033        1.06
 199     Annualized        3        03/20/07           639,996            47,378         592,618        1.35
 200     Trailing-12       12       03/31/07         1,788,426           938,655         849,772        2.00
 201     Trailing-12       12       12/31/06           400,000             6,504         393,496        1.16
 202         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 203         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 204     Annualized        5        05/24/07           810,600           223,735         586,865        1.50
 205     Trailing-12       12       02/28/07           616,565           192,084         424,480        1.10
 206     Annualized        4        04/30/07           782,222           320,536         461,686        1.22
 207      Full Year        12       12/31/06           661,979           245,465         416,514        1.37
 208      Full Year        12       12/31/06         1,223,691           690,196         533,495        1.44
 209      Full Year        12       12/31/06           369,973           112,642         257,331        0.69
 210     Trailing-12       12       02/28/07         1,666,435           972,950         693,485        1.56
 211     Annualized        1        01/31/07           338,387            68,817         269,570        0.73
 212         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 213     Trailing-12       12       02/28/07         1,808,571         1,017,335         791,237        2.12
 214      Full Year        12       12/31/06           826,958           340,265         486,693        1.36
 215         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 216     Trailing-12       12       03/31/07         1,495,432           898,788         596,644        1.63
 217     Trailing-12       12       02/28/07           549,529           238,923         310,606        0.88
 218     Trailing-12       12       02/28/07         4,522,374         2,995,179       1,527,195        5.45
 219         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 220     Trailing-12       12       02/28/07           862,501           327,741         534,760        1.40
 221         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 222     Annualized        11       11/31/06           720,851            73,632         647,219        1.92
 223     Trailing-12       12       03/31/07           871,281           472,952         398,329        1.17
 224     Trailing-12       12       03/31/07           770,880           326,983         443,897        1.22
 225      Full Year        12       12/31/06           703,185           438,201         264,984        0.84
 226     Trailing-12       12       02/28/07         2,234,819         1,122,496       1,112,323        3.43
 227      Full Year        12       12/31/06         1,348,862           886,617         462,246        1.47
 228         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 230         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 231         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 232     Trailing-12       12       03/31/07         1,913,345         1,169,828         743,630        2.43
 233     Trailing-12       12       03/31/07           625,972           130,989         494,983        1.57
---------------------------------------------------------------------------------------------------------------
 234                                                                                     491,050        1.58
234.1     Full Year        12       12/31/06           364,208           148,534         215,674
234.2     Full Year        12       12/31/06           221,664            77,599         144,065
234.3     Full Year        12       12/31/06           231,163            99,852         131,311
---------------------------------------------------------------------------------------------------------------
 235     Trailing-12       12       03/31/07         1,643,896         1,146,438         497,458        1.65
 236      Full Year        12       12/31/06         1,149,865           384,646         765,219        3.27
 237     Trailing-12       12       02/28/06           510,193           296,209         213,984        0.75
 238         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 239      Full Year        12       12/31/06           351,660            75,941         275,719        1.16
 240         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 241     Annualized        8        12/31/06           374,437            36,938         337,499        1.25
 242         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 243      Full Year        12       12/31/06           545,088            67,976         477,112        1.73
 244     Annualized        4        12/31/06           190,009            62,585         127,424        0.45
---------------------------------------------------------------------------------------------------------------

 245      Full Year        12       12/31/06           361,988           116,998         244,990        1.54
 246     Trailing-12       12       01/31/07           250,287            89,444         160,843        1.54
---------------------------------------------------------------------------------------------------------------
 247      Full Year        12       12/31/06           396,086            56,328         339,758        1.32
 248     Annualized        3        03/31/07           251,041           103,787         147,254        0.57
 249      Full Year        12       12/31/06           456,052            69,680         386,372        1.46
 250     Trailing-12       12       02/28/07         1,408,360           949,843         458,517        1.49
 251     Annualized        11       11/30/06           432,467            84,689         347,778        1.35
 252     Trailing-12       12       02/28/07           494,588           162,208         332,380        1.32
 253     Annualized        5        05/31/07           325,000                 0         325,000        1.30
 254     Trailing-12       12       02/28/07           402,038           114,840         287,198        1.18
 255         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 256         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 257     Trailing-12       12       11/30/06         1,158,326           822,551         335,775        1.40
 258      Full Year        12       12/31/06           375,046            80,593         294,453        1.22
 259     Trailing-12       12       02/28/07           550,406            34,051         516,355        2.11
 260     Trailing-12       12       03/31/07           429,550            94,866         334,685        1.39
 261     Trailing-12       12       02/28/07         1,484,123           877,296         606,827        2.37
 262         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 263     Trailing-12       12       03/31/07           754,980           443,422         311,557        1.27
 264     Trailing-12       12       04/30/07           548,072           277,576         270,495        1.17
 265     Trailing-12       12       02/28/07           735,012           331,368         403,644        1.76
 266      Full Year        12       12/31/06           323,863            70,168         253,696        1.15
 267      Full Year        12       12/31/06           487,105           190,525         296,580        1.34
 268     Trailing-12       12       12/31/06         1,170,212           793,293         376,919        1.59
 269      Full Year        12       12/31/06           403,380           134,567         268,813        1.28
 270      Full Year        12       12/31/06           414,279           140,129         274,150        1.40
 271     Trailing-12       12       01/31/07           329,091            79,330         249,761        1.21
 272         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 273         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 274         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 275     Annualized        2        02/28/07           305,301            47,436         257,867        1.46
 276     Trailing-12       12       03/31/07           438,608            61,878         376,730        2.65
 277      Full Year        12       12/31/06           300,323            67,587         232,736        1.29
 278     Annualized        2        02/28/07           331,221           126,923         204,298        1.12
 279      Full Year        12       12/31/06           232,412            48,961         183,451        1.02
 280      Full Year        12       12/31/06           134,147            87,755          46,392        0.25
 281      Full Year        12       12/31/06           254,953           112,440         142,513        1.00
 282         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 283         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 284      Full Year        12       12/31/06           253,132            78,768         174,364        1.08
 285     Annualized        11       11/30/06           378,085            98,032         280,052        1.43
 286     Trailing-12       12       02/28/07           501,626           244,783         256,843        1.57
 287         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 288      Full Year        12       12/31/06           599,196           316,122         283,074        1.68
 289         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 290         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 291     Annualized        11       11/30/06           289,775            60,317         229,458        1.45
 292     Trailing-12       12       02/28/07           387,092           177,639         209,453        1.37
 293         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 294         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 295     Trailing-12       12       09/30/06         1,462,116           720,695         741,421        3.49
 296         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 297     Annualized        3        03/31/07           440,846           260,540         180,306        1.33
 298      Full Year        12       12/31/06           146,052            83,007          63,045        0.43
 299     Annualized        4        04/30/07           244,781            60,575         184,206        1.44
 300         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 301      Full Year        12       12/31/06           291,243            63,175         228,068        1.74
 302         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 303     Trailing-12       12       03/31/07           252,904            52,936         199,968        1.57
 304     Trailing-12       12       02/28/07           259,109            98,951         160,158        1.31
 305     Trailing-12       12       02/28/07           330,070           114,439         215,631        1.84
 306      Full Year        12       10/31/06           167,750             3,548         164,202        1.54
 307         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 308     Trailing-12       12       02/28/07           116,457            39,635          76,822        0.73
 309      Full Year        12       12/31/06           198,433            73,144         125,289        1.23
 310     Annualized        3        03/31/07           249,220            53,556         195,664        1.90
 311     Trailing-12       12       02/28/07           253,271            90,546         162,725        1.58
 312     Trailing-12       12       03/31/07           762,579           480,203         282,376        2.84
 313     Trailing-12       12       01/31/07           201,996            54,467         147,529        1.40
 314         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 315         UAV          UAV         UAV                  UAV               UAV             UAV        UAV
 316      Full Year        12       12/31/06           139,757            14,449         125,308        1.37
 317      Full Year        12       12/31/06           402,748           208,741         194,007        2.28
 318     Trailing-12       12       02/28/07           354,468           239,412         115,056        1.44
 319         UAV          UAV         UAV                  UAV               UAV             UAV        UAV

                                                                     U/W NCF          TAXES     INSURANCE     U/W ANNUAL
 LOAN        U/W          U/W                                          DSCR         CURRENTLY   CURRENTLY    REPLACEMENT
NUMBER    REVENUES      EXPENSES      U/W NOI       U/W NCF     (NOTE 1) (NOTE 4)   ESCROWED     ESCROWED      RESERVES
-------------------------------------------------------------------------------------------------------------------------

  1                                  80,378,573    74,964,781       1.49                No          No         1,509,521
 1.1       4,972,848    1,511,574     3,461,274     3,228,144                                                     65,003
 1.2       4,732,753    1,438,593     3,294,159     3,072,285                                                     61,865
 1.3       4,516,145    1,372,752     3,143,393     2,931,674                                                     59,033
 1.4       4,433,938    1,347,764     3,086,174     2,878,309                                                     57,959
 1.5       4,375,219    1,329,916     3,045,303     2,840,191                                                     57,191
 1.6       4,218,635    1,282,319     2,936,316     2,738,544                                                     55,144
 1.7       3,853,272    1,171,262     2,682,010     2,501,367                                                     50,369
 1.8       3,812,821    1,158,966     2,653,855     2,475,108                                                     49,840
 1.9       3,653,628    1,110,577     2,543,051     2,371,767                                                     47,759
 1.10      3,480,080    1,057,824     2,422,256     2,259,108                                                     45,490
 1.11      3,273,911      995,156     2,278,755     2,125,273                                                     42,795
 1.12      3,224,326      980,084     2,244,242     2,093,084                                                     42,147
 1.13      3,200,839      972,945     2,227,894     2,077,837                                                     41,840
 1.14      3,140,815      954,699     2,186,116     2,038,873                                                     41,056
 1.15      2,753,269      836,899     1,916,370     1,787,296                                                     35,990
 1.16      2,577,112      783,353     1,793,759     1,672,943                                                     33,687
 1.17      2,569,283      780,973     1,788,310     1,667,860                                                     33,585
 1.18      2,498,820      759,555     1,739,265     1,622,119                                                     32,664
 1.19      2,485,772      755,589     1,730,183     1,613,649                                                     32,493
 1.20      2,287,432      695,300     1,592,132     1,484,896                                                     29,900
 1.21      2,257,420      686,178     1,571,242     1,465,413                                                     29,508
 1.22      2,192,177      666,346     1,525,831     1,423,060                                                     28,655
 1.23      1,963,825      596,935     1,366,890     1,274,825                                                     25,670
 1.24      1,753,741      533,077     1,220,664     1,138,448                                                     22,924
 1.25      1,740,693      529,110     1,211,582     1,129,978                                                     22,754
 1.26      1,740,693      529,110     1,211,582     1,129,978                                                     22,754
 1.27      1,657,181      503,726     1,153,455     1,075,766                                                     21,662
 1.28      1,644,132      499,760     1,144,373     1,067,295                                                     21,491
 1.29      1,615,425      491,034     1,124,392     1,048,660                                                     21,116
 1.30      1,574,974      478,738     1,096,237     1,022,401                                                     20,587
 1.31      1,565,840      475,961     1,089,879     1,016,472                                                     20,468
 1.32      1,558,011      473,582     1,084,430     1,011,389                                                     20,366
 1.33      1,533,219      466,046     1,067,173       995,295                                                     20,042
 1.34      1,500,597      456,130     1,044,467       974,119                                                     19,615
 1.35      1,443,183      438,678     1,004,505       936,848                                                     18,865
 1.36      1,441,878      438,281     1,003,597       936,001                                                     18,848
 1.37      1,409,256      428,365       980,891       914,824                                                     18,421
 1.38      1,384,464      420,829       963,635       898,730                                                     18,097
 1.39      1,325,745      402,981       922,764       860,613                                                     17,330
 1.40      1,293,123      393,065       900,058       839,436                                                     16,903
 1.41      1,293,123      393,065       900,058       839,436                                                     16,903
 1.42      1,222,660      371,647       851,014       793,695                                                     15,982
 1.43      1,163,941      353,798       810,143       755,577                                                     15,215
 1.44      1,118,271      339,916       778,355       725,930                                                     14,618
 1.45      1,110,442      337,536       772,906       720,848                                                     14,515
 1.46      1,105,222      335,949       769,273       717,460                                                     14,447
 1.47      1,076,515      327,223       749,292       698,824                                                     14,072
 1.48        994,309      302,236       692,073       645,459                                                     12,997
 1.49        994,309      302,236       692,073       645,459                                                     12,997
 1.50        977,345      297,079       680,266       634,448                                                     12,775
 1.51        931,675      283,197       648,478       604,801                                                     12,179
 1.52        836,420      254,243       582,177       542,965                                                     10,933
-------------------------------------------------------------------------------------------------------------------------
  2                                  33,165,834    32,973,236       1.83                No          No         1,027,531
 2.1      10,572,466    5,889,667     4,682,799     4,556,842                                                    125,957
 2.2       9,645,830    5,304,176     4,341,654     4,188,737                                                    152,917
 2.3       7,196,599    4,007,569     3,189,029     3,089,646                                                     99,383
 2.4       5,623,661    2,858,233     2,765,428     2,711,900                                                     53,528
 2.5       6,669,551    3,522,017     3,147,534     3,094,382                                                     53,152
 2.6       8,213,278    5,610,056     2,603,222     2,542,951                                                     60,270
 2.7      13,639,069   12,106,373     1,532,696     1,454,455                                                    123,331
 2.8       3,655,943    1,164,416     2,491,527     2,432,320                                                     59,207
 2.9       4,687,956    2,796,685     1,891,270     1,840,339                                                     50,931
 2.10      3,884,613    1,963,164     1,921,449     1,899,491                                                     21,958
 2.11      3,353,313    1,838,340     1,514,972     1,468,527                                                     46,445
 2.12      4,731,980    3,271,066     1,460,914     1,401,261                                                     59,653
 2.13      2,593,598    1,770,709       822,890     1,411,393                                                     50,862
 2.14      4,593,934    4,064,691       529,244       481,878                                                     47,366
 2.15      1,617,455    1,346,250       271,205       399,114                                                     22,571
-------------------------------------------------------------------------------------------------------------------------
  3       14,990,328    4,288,675    10,701,653    10,328,323       1.10               Yes          Yes           87,842
-------------------------------------------------------------------------------------------------------------------------
  4                                  12,091,357    11,853,607       1.61               Yes          No           237,750
 4.1         718,954      176,576       542,378       531,713                                                     10,665
 4.2         675,224      165,836       509,388       499,372                                                     10,016
 4.3         649,338      159,478       489,860       480,227                                                      9,632
 4.4         635,516      156,083       479,432       470,005                                                      9,427
 4.5         601,690      147,776       453,914       444,989                                                      8,925
 4.6         594,454      145,999       448,455       439,637                                                      8,818
 4.7         590,159      144,944       445,215       436,461                                                      8,754
 4.8         580,359      142,537       437,822       429,213                                                      8,609
 4.9         490,413      120,446       369,967       362,692                                                      7,275
 4.10        482,995      118,624       364,371       357,206                                                      7,165
 4.11        455,442      111,857       343,585       336,829                                                      6,756
 4.12        443,169      108,843       334,326       327,752                                                      6,574
 4.13        435,191      106,883       328,308       321,852                                                      6,455
 4.14        431,391      105,950       325,441       319,042                                                      6,399
 4.15        423,881      104,106       319,775       313,488                                                      6,288
 4.16        414,927      101,906       313,020       306,865                                                      6,155
 4.17        410,463      100,810       309,653       303,564                                                      6,089
 4.18        404,788       99,416       305,372       299,367                                                      6,005
 4.19        402,680       98,899       303,781       297,808                                                      5,973
 4.20        399,843       98,202       301,641       295,710                                                      5,931
 4.21        381,635       93,730       287,905       282,244                                                      5,661
 4.22        363,726       89,332       274,395       268,999                                                      5,395
 4.23        341,536       83,882       257,654       252,588                                                      5,066
 4.24        327,037       80,321       246,717       241,866                                                      4,851
 4.25        324,174       79,618       244,557       239,748                                                      4,809
 4.26        312,539       76,760       235,779       231,143                                                      4,636
 4.27        307,906       75,622       232,284       227,716                                                      4,567
 4.28        258,150       63,402       194,748       190,919                                                      3,829
 4.29        251,760       61,832       189,927       186,193                                                      3,735
 4.30        247,920       60,889       187,031       183,353                                                      3,678
 4.31        242,623       59,588       183,035       179,436                                                      3,599
 4.32        239,356       58,786       180,570       177,020                                                      3,551
 4.33        237,716       58,383       179,333       175,807                                                      3,526
 4.34        235,686       57,885       177,801       174,305                                                      3,496
 4.35        225,730       55,439       170,290       166,942                                                      3,348
 4.36        224,480       55,133       169,348       166,018                                                      3,330
 4.37        220,277       54,100       166,176       162,909                                                      3,268
 4.38        218,103       53,566       164,537       161,301                                                      3,235
 4.39        182,312       44,776       137,536       134,832                                                      2,704
 4.40        181,284       44,524       136,760       134,071                                                      2,689
 4.41        179,202       44,012       135,190       132,531                                                      2,658
 4.42        174,204       42,785       131,419       128,835                                                      2,584
 4.43        109,572       26,911        82,661        81,036                                                      1,625
-------------------------------------------------------------------------------------------------------------------------
  5       14,291,368    4,660,778     9,630,590     9,179,861       1.35               Yes          Yes          112,682
-------------------------------------------------------------------------------------------------------------------------
  6                                 123,538,966   123,538,966       1.81                No          No                 0
 6.1     152,823,180   36,151,909   116,671,271   116,671,271                                                          0
 6.2       5,001,486    1,183,153     3,818,332     3,818,332                                                          0
 6.3       3,334,324      788,769     2,545,555     2,545,555                                                          0
 6.4         659,918      156,111       503,808       503,808                                                          0
-------------------------------------------------------------------------------------------------------------------------
  7       14,476,157    5,615,406     8,860,752     8,249,775       1.31                No          No           141,853
  8       13,014,892    5,376,516     7,638,376     7,115,947       1.24               Yes          No            87,072
  9       16,717,000    8,717,000     8,000,000     7,331,000       1.45               Yes          No           669,000
  10       8,614,282    2,183,824     6,430,458     6,237,937       1.55               Yes          No            27,736
-------------------------------------------------------------------------------------------------------------------------
  11      10,234,210    3,017,212     7,216,997     6,452,442       1.64               Yes          No           121,964
 11.1            UAV          UAV           UAV           UAV                                                        UAV
 11.2            UAV          UAV           UAV           UAV                                                        UAV
 11.3            UAV          UAV           UAV           UAV                                                        UAV
 11.4            UAV          UAV           UAV           UAV                                                        UAV
 11.5            UAV          UAV           UAV           UAV                                                        UAV
 11.6            UAV          UAV           UAV           UAV                                                        UAV
 11.7            UAV          UAV           UAV           UAV                                                        UAV
 11.8            UAV          UAV           UAV           UAV                                                        UAV
 11.9            UAV          UAV           UAV           UAV                                                        UAV
11.10            UAV          UAV           UAV           UAV                                                        UAV
11.11            UAV          UAV           UAV           UAV                                                        UAV
11.12            UAV          UAV           UAV           UAV                                                        UAV
11.13            UAV          UAV           UAV           UAV                                                        UAV
11.14            UAV          UAV           UAV           UAV                                                        UAV
11.15            UAV          UAV           UAV           UAV                                                        UAV
11.16            UAV          UAV           UAV           UAV                                                        UAV
11.17            UAV          UAV           UAV           UAV                                                        UAV
11.18            UAV          UAV           UAV           UAV                                                        UAV
11.19            UAV          UAV           UAV           UAV                                                        UAV
11.20            UAV          UAV           UAV           UAV                                                        UAV
-------------------------------------------------------------------------------------------------------------------------
  12      32,849,912   12,612,368    20,237,544    20,002,855       1.31               Yes          Yes          234,689
  13       6,932,438    2,053,836     4,878,602     4,715,202       1.30               Yes          Yes           32,487
  14       5,960,255    1,491,654     4,468,601     4,363,596       1.26               Yes          Yes           35,987
  15       6,656,461    1,486,463     5,169,998     4,931,489       1.38               Yes          No            47,445
  16       7,905,805    3,041,067     4,864,738     4,797,145       1.33               Yes          Yes           67,592
  17       5,707,229    1,637,294     4,069,935     3,928,017       1.20               Yes          Yes           39,694
-------------------------------------------------------------------------------------------------------------------------
  18                                  6,785,109     6,436,120       2.26                No          No           119,773
 18.1      3,462,468    1,021,186     2,441,282     2,315,716                                                     43,094
 18.2      2,761,891      814,564     1,947,326     1,847,166                                                     34,375
 18.3      2,031,481      599,145     1,432,337     1,358,665                                                     25,284
 18.4      1,367,473      403,309       964,164       914,573                                                     17,020
-------------------------------------------------------------------------------------------------------------------------
  19       5,284,405    1,543,686     3,740,719     3,466,208       1.25               Yes          Yes           52,627
  20       9,898,000    5,066,000     4,832,000     4,436,000       1.70               Yes          Yes          396,000
  21      22,941,000   17,025,000     5,916,000     4,998,000       1.55               Yes          Yes          918,000
  22       5,552,863    1,877,525     3,675,338     3,598,068       1.22               Yes          Yes           77,270
  23       5,669,291    1,930,254     3,739,038     3,500,276       1.65               Yes          No            39,400
  24       4,421,494    1,691,479     2,730,015     2,604,124       1.18                No          No            46,263
-------------------------------------------------------------------------------------------------------------------------
  25                                  3,377,691     3,144,241       1.25                No          No            89,467
 25.1      2,416,231      855,342     1,560,889     1,453,008                                                     41,344
 25.2      1,888,031      668,360     1,219,671     1,135,373                                                     32,306
 25.3        924,349      327,218       597,131       555,860                                                     15,817
-------------------------------------------------------------------------------------------------------------------------
  26                                  3,279,955     3,021,955       1.15               Yes          Yes          258,000
 26.1      1,633,910      709,431       924,480       851,761                                                     72,719
 26.2      1,126,835      489,263       637,572       587,421                                                     50,151
 26.3        826,346      358,793       467,553       430,775                                                     36,778
 26.4        600,979      260,940       340,039       313,291                                                     26,747
 26.5        594,718      258,222       336,496       310,028                                                     26,469
 26.6        513,336      222,886       290,450       267,603                                                     22,847
 26.7        500,815      217,450       283,365       261,076                                                     22,289
-------------------------------------------------------------------------------------------------------------------------
  27       3,500,255    1,154,879     2,345,376     2,309,620       1.14                No          No             7,949
-------------------------------------------------------------------------------------------------------------------------
  28                                  5,078,459     4,729,602       2.33                No          No           116,286
 28.1      2,228,778      465,537     1,763,241     1,642,118                                                     40,374
 28.2      1,767,873      369,265     1,398,608     1,302,532                                                     32,025
 28.3      1,612,526      336,817     1,275,709     1,188,076                                                     29,211
 28.4        810,115      169,213       640,902       596,876                                                     14,675
-------------------------------------------------------------------------------------------------------------------------
  29      12,275,000    8,037,000     4,238,000     3,747,000       1.94               Yes          Yes          491,000
-------------------------------------------------------------------------------------------------------------------------
  30                                  4,504,009     3,790,680       2.12                No          No           460,565
 30.1      1,301,411      361,787       939,624       790,809                                                     96,083
 30.2        521,645      145,015       376,630       316,980                                                     38,513
 30.3        489,368      136,042       353,325       297,367                                                     36,130
 30.4        392,574      109,134       283,440       238,550                                                     28,984
 30.5        387,192      107,638       279,554       235,279                                                     28,586
 30.6        333,422       92,690       240,732       202,606                                                     24,616
 30.7        311,910       86,710       225,200       189,534                                                     23,028
 30.8        311,910       86,710       225,200       189,534                                                     23,028
 30.9        295,781       82,226       213,555       179,733                                                     21,837
30.10        268,887       74,750       194,137       163,391                                                     19,852
30.11        268,887       74,750       194,137       163,391                                                     19,852
30.12        247,375       68,769       178,606       150,319                                                     18,264
30.13        231,246       64,286       166,961       140,518                                                     17,073
30.14        193,605       53,822       139,784       117,645                                                     14,294
30.15        193,605       53,822       139,784       117,645                                                     14,294
30.16        155,965       43,358       112,607        94,773                                                     11,515
30.17        134,453       37,377        97,076        81,701                                                      9,927
30.18         86,047       23,921        62,126        52,287                                                      6,353
30.19         75,281       20,928        54,353        45,745                                                      5,558
30.20         37,641       10,464        27,177        22,873                                                      2,779
-------------------------------------------------------------------------------------------------------------------------
  31       2,812,401      636,529     2,175,872     2,154,322       1.21               Yes          Yes           11,159
  32       2,926,775      555,939     2,370,837     2,260,008       1.15               Yes          No            32,172
  33       3,510,082    1,081,045     2,429,037     2,305,815       1.17               Yes          Yes           20,665
  34       3,152,129      913,563     2,238,567     2,142,439       1.15               Yes          No            22,680
  35       2,856,728      625,855     2,230,873     2,152,545       1.20               Yes          Yes           12,509
  36       4,340,059    1,456,098     2,883,961     2,698,506       1.40               Yes          Yes           19,595
  37       3,911,132    1,361,724     2,549,407     2,340,197       1.21               Yes          Yes           29,993
  38       4,943,627    2,699,426     2,244,201     2,079,201       1.32               Yes          Yes          165,000
  39       3,456,530    1,397,518     2,059,012     1,971,012       1.15               Yes          Yes           88,000
  40       2,368,926      457,327     1,911,599     1,893,423       1.16               Yes          No            18,176
-------------------------------------------------------------------------------------------------------------------------
  41                                  2,034,300     2,002,136       1.24                No          No             3,232
 41.1      1,072,328      158,336       913,992       913,992                                                          0
 41.2        818,262      142,134       676,129       666,657                                                      1,355
 41.3        539,225       95,046       444,179       421,487                                                      1,876
-------------------------------------------------------------------------------------------------------------------------
  42       2,834,554      772,823     2,061,731     1,919,762       1.48               Yes          Yes           32,606
  43       2,794,775    1,188,961     1,605,814     1,573,564       1.15               Yes          No            32,250
-------------------------------------------------------------------------------------------------------------------------
  44                                  1,804,548     1,725,989       1.19               Yes          Yes           13,093
 44.1        956,199      233,002       723,197       691,713                                                      5,247
 44.2        874,239      213,030       661,208       632,423                                                      4,797
 44.3        555,506      135,363       420,143       401,852                                                      3,048
-------------------------------------------------------------------------------------------------------------------------
  45       1,929,345       57,880     1,871,464     1,733,730       1.15                No          No            29,020
  46       2,038,992      500,076     1,538,917     1,485,761       1.20               Yes          No             8,859
  47       1,872,200       56,166     1,816,034     1,695,129       1.15                No          No            26,400
  48       2,385,199      703,221     1,681,978     1,617,129       1.39               Yes          Yes           18,913
  49       1,859,150       55,775     1,803,376     1,800,176       1.56                No          No             3,200
  50       1,849,365       55,481     1,793,884     1,778,550       1.18               Yes          Yes           15,335
  51       7,105,000    4,692,000     2,413,000     2,135,000       1.52               Yes          Yes          278,000
  52      12,808,885   10,465,132     2,343,753     1,959,487       1.42               Yes          No           384,267
  53       3,577,265    1,528,098     2,049,167     1,847,007       1.25               Yes          Yes          202,160
  54       1,725,007      451,430     1,273,577     1,236,936       1.20               Yes          Yes            9,072
-------------------------------------------------------------------------------------------------------------------------
  55                                  2,052,772     1,761,436       1.37               Yes          Yes          291,336
 55.1      2,492,701    1,385,240     1,107,462       957,900                                                    149,562
 55.2      2,362,899    1,417,589       945,310       803,536                                                    141,774
-------------------------------------------------------------------------------------------------------------------------
  56       6,572,000    4,200,000     2,372,000     2,109,000       1.72               Yes          Yes          263,000
-------------------------------------------------------------------------------------------------------------------------
  57                                  1,851,938     1,619,475       1.29               Yes          Yes           38,606
 57.1      1,957,868      990,380       967,488       846,045                                                     20,169
 57.2      1,789,827      905,377       884,450       773,430                                                     18,437
-------------------------------------------------------------------------------------------------------------------------
  58       2,167,201      725,221     1,441,980     1,362,823       1.14               Yes          No            17,439
  59       5,150,457    3,245,725     1,904,732     1,698,713       1.37               Yes          Yes          206,018
  60       2,540,919      832,610     1,708,309     1,526,389       1.53                No          No            34,266
  61       1,733,239      390,122     1,343,117     1,295,081       1.10               Yes          Yes           18,800
  62       1,759,503      583,989     1,175,514     1,113,752       1.20                No          No             3,654
  63       2,193,124      685,597     1,507,527     1,416,377       1.23               Yes          Yes           25,498
  64       2,416,473      991,723     1,424,750     1,312,975       1.16               Yes          No            21,938
  65       2,187,239      855,529     1,331,710     1,331,710       1.20               Yes          Yes                0
  66       1,891,577      526,397     1,365,180     1,310,092       1.20               Yes          Yes           20,311
  67       3,502,763    1,931,321     1,571,442     1,393,370       1.25               Yes          Yes           29,767
  68       1,758,850      432,863     1,325,987     1,279,322       1.44               Yes          No            17,946
  69       1,441,735      290,494     1,151,241     1,129,309       1.28               Yes          No            12,000
  70       2,020,384      744,414     1,275,970     1,180,502       1.35               Yes          Yes           16,632
  71       2,349,182      620,475     1,728,706     1,662,067       1.62                No          No            11,298
  72       7,579,299    5,715,471     1,863,827     1,619,393       1.47               Yes          No           244,434
  73       1,399,651       41,990     1,357,662     1,307,962       1.25                No          No            11,469
  74       1,352,957       40,589     1,312,368     1,206,175       1.20                No          No            23,832
  75       1,848,075      395,151     1,452,923     1,394,784       1.43                No          No            11,885
  76       1,629,686      483,613     1,146,074     1,080,764       1.26               Yes          Yes           18,314
  77       1,846,040      668,105     1,177,933     1,098,361       1.42               Yes          Yes           13,497
  78       2,418,841    1,068,562     1,229,337     1,214,657       1.20                No          No            14,680
  79       8,557,703    6,509,775     2,390,236     2,047,928       2.60               Yes          Yes          342,308
  80       2,096,923      733,904     1,363,018     1,342,623       1.67                No          No            20,395
  81       1,154,295      305,399       848,896       815,609       1.20               Yes          Yes            5,607
  82       1,534,112      284,131     1,249,981     1,183,355       1.25               Yes          Yes           10,846
  83       2,324,820    1,170,140     1,154,680     1,090,180       1.16               Yes          No            64,500
  84       1,937,561      937,109     1,000,452       942,852       1.26               Yes          Yes           57,600
  85       3,117,194    1,752,878     1,364,316     1,239,628       1.33               Yes          Yes          124,688
  86       2,057,450      831,509     1,225,941     1,123,351       1.20               Yes          Yes           22,541
  87       1,435,611      353,480     1,082,131     1,033,614       1.45                No          No             3,747
-------------------------------------------------------------------------------------------------------------------------
  88       1,125,969       22,413     1,103,556     1,097,961       1.42                No          No             5,594
 88.1            UAV          UAV           UAV           UAV                                                        UAV
 88.2            UAV          UAV           UAV           UAV                                                        UAV
 88.3            UAV          UAV           UAV           UAV                                                        UAV
 88.4            UAV          UAV           UAV           UAV                                                        UAV
 88.5            UAV          UAV           UAV           UAV                                                        UAV
 88.6            UAV          UAV           UAV           UAV                                                        UAV
 88.7            UAV          UAV           UAV           UAV                                                        UAV
-------------------------------------------------------------------------------------------------------------------------
  89       1,577,325      451,733     1,125,592     1,049,927       1.13               Yes          Yes           12,301
  90       1,424,231      348,011     1,076,220     1,013,688       1.40               Yes          No            12,900
  91       1,427,797      243,252     1,184,544     1,090,019       1.24               Yes          Yes            8,623
  92       1,567,481      445,201     1,122,280     1,037,686       1.20                No          No            14,132
  93       1,456,594      284,365     1,172,229     1,076,220       1.52               Yes          Yes           30,886
-------------------------------------------------------------------------------------------------------------------------
  94       2,025,112      740,746     1,284,366     1,155,814       1.40                No          No            18,384
 94.1            UAV          UAV           UAV           UAV                                                        UAV
 94.2            UAV          UAV           UAV           UAV                                                        UAV
-------------------------------------------------------------------------------------------------------------------------
  95       2,321,175    1,036,667     1,284,508     1,181,483       1.39               Yes          Yes           19,728
  96       1,488,182      366,976     1,121,206     1,054,364       1.24               Yes          Yes           23,492
  97       1,562,026      466,833     1,095,193     1,042,601       1.29               Yes          Yes            8,721
  98       1,377,205      380,029       997,176       974,259       1.19               Yes          Yes            5,250
  99       1,654,353      612,170     1,042,184       965,144       1.22               Yes          No            12,840
 100       1,543,871      455,693     1,088,178       996,914       1.30               Yes          No             5,714
 101       1,584,573      568,045     1,016,528       932,745       1.21               Yes          Yes           16,149
 102       1,223,324       94,525     1,128,798     1,037,888       1.36               Yes          Yes           19,712
 103       2,634,355    1,460,070     1,174,285     1,068,911       1.37               Yes          Yes          105,374
 104       1,785,678      836,774       948,904       914,904       1.42                No          No            34,000
 105       1,638,217      648,305       989,912       934,381       1.27               Yes          Yes           15,686
 106       1,182,789      210,293       972,496       905,574       1.20               Yes          No             9,388
 107       1,642,318      726,238       916,080       880,393       1.20               Yes          Yes            7,709
 108       1,242,912      313,374       929,539       892,860       1.21               Yes          No            19,731
 109       1,425,293      401,993     1,023,300       968,533       1.56               Yes          Yes            7,854
 110       2,953,636    1,633,154     1,320,481     1,202,336       1.62               Yes          Yes          118,145
 111       1,346,305      466,856       879,448       801,464       1.15               Yes          No            11,461
 112       1,828,244      804,695     1,023,549       864,195       1.20               Yes          Yes           26,649
 113       2,084,641      651,998     1,432,643     1,372,041       2.48                No          No             7,922
 114       1,551,724      349,559     1,202,165     1,137,630       2.02                No          No             9,834
 115       1,228,014      346,840       881,174       840,622       1.22                No          No             8,540
 116       1,471,429      370,760     1,100,669     1,041,735       1.81               Yes          Yes           11,203
 117       1,185,292      354,632       830,660       814,410       1.18               Yes          Yes           16,250
 118       2,057,572    1,064,251       993,321       858,781       1.21               Yes          No            19,880
 119       1,524,174      644,561       879,613       821,613       1.21               Yes          Yes           58,000
-------------------------------------------------------------------------------------------------------------------------
 120                                    827,469       827,469       1.48               Yes          Yes                0
120.1      1,000,801      610,291       390,511       390,511                                                          0
120.2      1,196,644      759,685       436,959       436,959                                                          0
-------------------------------------------------------------------------------------------------------------------------
 121       1,267,112      436,486       830,626       775,463       1.17               Yes          No            10,813
 122       3,180,000    1,806,000     1,374,000     1,247,000       1.85               Yes          Yes          127,000
 123       1,968,130    1,089,649       878,481       784,859       1.16               Yes          Yes           19,781
 124       1,320,809      389,730       931,078       849,105       1.24               Yes          Yes           17,630
 125         885,665       26,570       859,096       818,351       1.24                No          No             6,791
 126       1,000,147      150,574       849,572       799,270       1.20               Yes          Yes           10,628
 127       1,195,759      348,677       847,082       803,067       1.24               Yes          Yes            9,942
 128         722,863       21,686       701,177       651,182       1.24                No          No            20,057
 129       1,032,876       30,986     1,001,890       939,975       1.54                No          Yes           13,450
 130       1,283,247      474,966       808,280       784,828       1.28               Yes          No             3,430
 131         967,251      134,685       832,567       794,657       1.25               Yes          No             4,842
 132         734,316       19,136       715,180       706,279       1.15                No          No             8,901
 133       1,085,118      363,036       722,082       693,448       1.11               Yes          Yes            6,891
 134       1,057,468      305,215       752,253       746,928       1.45               Yes          Yes            5,325
 135         939,235      302,858       636,377       636,377       1.25               Yes          No                 0
 136         945,605      204,618       740,986       701,604       1.16               Yes          Yes            9,088
 137       1,307,159      361,254       945,905       923,905       1.56               Yes          No            22,000
 138       1,088,280      296,503       791,777       727,351       1.24               Yes          Yes            8,250
 139       1,248,823      429,327       819,496       771,199       1.30               Yes          Yes            7,853
 140       1,272,418      468,275       804,143       738,882       1.25               Yes          Yes           12,234
 141       1,399,017      421,080       977,938       922,373       2.19                No          No            12,911
 142         890,458      161,425       729,033       720,310       1.26                No          No             1,440
 143       2,964,159    1,822,102     1,142,057     1,023,491       1.76               Yes          No           118,566
-------------------------------------------------------------------------------------------------------------------------
 144       1,170,489      289,245       881,244       725,102       1.57               Yes          No            30,605
144.1            UAV          UAV           UAV           UAV                                                        UAV
144.2            UAV          UAV           UAV           UAV                                                        UAV
-------------------------------------------------------------------------------------------------------------------------
 145       1,329,730      616,831       712,899       680,128       1.20               Yes          No            13,120
 146       1,077,182      366,399       710,782       696,781       1.20               Yes          Yes           14,001
-------------------------------------------------------------------------------------------------------------------------
 147                                    826,187       803,983       1.43                No          No             3,027
147.1        285,532        9,476       276,056       267,167                                                        767
147.2        250,800        9,746       241,054       231,067                                                      1,872
147.3        157,700        5,493       152,207       152,207                                                          0
147.4         97,256        3,609        93,647        90,319                                                        388
147.5         66,500        3,277        63,223        63,223                                                          0
-------------------------------------------------------------------------------------------------------------------------
 148       2,879,936    2,010,409       869,527       754,329       1.32                No          No           115,197
 149         820,114      128,234       691,880       662,639       1.35               Yes          Yes            6,916
 150       1,845,009    1,202,419       642,589       642,589       1.21               Yes          Yes                0
 151       2,740,121    1,719,969     1,020,152       910,547       1.46               Yes          No           109,605
 152       1,751,325    1,026,421       724,905       678,405       1.21               Yes          Yes           46,500
 153         971,916      264,980       706,936       664,350       1.19               Yes          Yes            9,731
 154       2,352,550    1,404,503       948,047       853,945       1.40               Yes          Yes           94,102
 155       1,773,066      533,263     1,239,803     1,142,115       1.94               Yes          No            33,288
 156       1,128,469      345,669       782,800       671,143       1.21                No          No            44,545
 157       1,146,733      367,532       779,201       729,893       1.33               Yes          Yes           10,252
 158       2,188,289    1,280,803       907,486       776,189       1.36               Yes          Yes          131,297
 159       2,291,194    1,213,187     1,078,006       986,359       1.78               Yes          Yes           91,648
 160         868,561      241,717       626,844       619,968       1.15               Yes          Yes           15,600
 161         754,532       22,636       731,896       694,232       1.28                No          No             5,700
 162         734,425      115,109       619,316       587,591       1.32               Yes          Yes            6,300
 163       1,279,598      490,812       788,786       731,246       1.40               Yes          Yes            6,750
 164         684,508       20,535       663,973       628,595       1.20                No          No             8,120
 165         996,775      327,637       669,138       618,019       1.20               Yes          Yes           18,852
 166         783,721      117,657       666,064       624,673       1.21               Yes          Yes           13,382
 167         916,771      259,037       657,735       650,735       1.49               Yes          Yes            7,000
 168       1,091,185      473,369       617,816       585,529       1.40                No          No            12,915
 169         875,381      214,011       661,370       624,128       1.44                No          No             3,152
 170         839,325      179,308       660,017       622,090       1.24               Yes          Yes            7,474
 171         673,691      175,985       497,705       494,205       1.22               Yes          No             3,500
 172       1,052,287      357,834       694,453       654,882       1.34               Yes          Yes            9,112
 173         878,908      220,150       658,757       630,389       1.22               Yes          Yes            5,972
 174       1,323,038      633,275       689,763       650,392       1.11                No          No            10,893
 175       2,163,178    1,433,555       729,623       643,096       1.25               Yes          No            86,527
 176       3,026,000    1,906,000     1,120,000       969,000       1.91               Yes          Yes          151,000
 177         741,872      121,179       620,693       574,975       1.20               Yes          No             7,620
 178         937,596      294,636       642,960       599,011       1.26               Yes          Yes            6,307
 179         749,437      169,769       579,668       560,709       1.20               Yes          Yes            2,114
 180         870,763      256,065       614,698       583,010       1.22               Yes          Yes            4,133
 181         920,420      345,481       574,940       542,940       1.16                No          No            32,000
 182         785,373      223,587       561,786       544,412       1.20               Yes          Yes            4,688
 183         746,003      170,856       575,147       552,267       1.21               Yes          Yes            2,737
 184       1,522,549      900,916       621,633       562,883       1.21               Yes          Yes           58,750
 185         879,384      363,025       516,359       480,300       1.14               Yes          Yes            5,455
 186         994,020      391,475       602,546       557,546       1.28               Yes          Yes           45,000
 187         920,817      372,623       548,193       535,078       1.21               Yes          Yes           13,115
 188         926,554      441,809       484,745       475,895       1.36               Yes          Yes            8,850
 189       1,033,999      451,253       582,745       549,740       1.25               Yes          No            11,598
 190         826,018      230,337       595,680       535,213       1.27               Yes          Yes            7,499
 191       2,205,277    1,492,155       713,122       624,911       1.44               Yes          Yes           88,211
 192         650,109       97,806       552,302       539,145       1.31                No          No             1,707
 193       2,895,000    2,123,000       772,000       627,000       1.32                No          No           145,000
 194         803,876      242,847       561,029       528,675       1.55               Yes          No             8,652
 195       1,724,815    1,002,441       722,375       653,382       1.43               Yes          Yes           68,993
 196       1,211,383      468,628       742,756       673,276       1.57               Yes          Yes           14,775
 197       1,888,102    1,197,715       690,387       614,863       1.44               Yes          Yes           75,524
 198         966,489      206,481       760,008       704,272       1.69                No          No            10,740
 199         772,684      193,016       579,668       517,922       1.18               Yes          Yes           25,306
 200       1,788,426    1,045,658       742,769       671,232       1.58                No          No            71,537
 201         418,100        4,181       413,919       413,919       1.22                No          No                 0
 202         617,157      164,097       453,060       440,915       1.33                No          No             4,032
 203         612,690      129,515       483,175       450,326       1.38               Yes          Yes            8,483
 204         880,646      304,431       576,215       544,186       1.39               Yes          Yes            5,140
 205         684,417      153,280       531,138       490,152       1.27               Yes          Yes           17,883
 206         783,039      322,173       460,866       436,866       1.15               Yes          Yes           24,000
 207         672,474      232,495       439,979       430,635       1.42               Yes          No             3,626
 208       1,240,520      723,770       516,750       452,340       1.22               Yes          Yes           10,667
 209         610,928      129,231       481,697       460,804       1.23               Yes          Yes            3,336
 210       1,622,709    1,039,104       648,514       583,605       1.31               Yes          Yes           64,908
 211         596,425      110,589       485,836       451,104       1.22               Yes          Yes            5,482
 212         636,237      144,841       491,396       466,772       1.27               Yes          No             2,401
 213       1,808,571    1,095,740       712,831       640,488       1.72               Yes          Yes           72,343
 214       1,029,332      525,501       503,832       463,436       1.29               Yes          Yes            6,750
 215         812,875      326,431       486,444       467,656       1.19               Yes          Yes            3,310
 216       1,495,432      922,256       573,176       513,359       1.40                No          No            59,817
 217         720,381      247,405       472,976       430,757       1.22               Yes          No            16,016
 218       4,261,842    3,255,085     1,006,756       836,283       2.98               Yes          Yes          170,474
 219         581,873       17,456       564,416       547,228       1.42                No          No             1,688
 220         866,154      361,126       505,027       469,027       1.23               Yes          Yes           36,000
 221         716,285      162,729       553,556       509,289       1.38                No          No             9,195
 222         838,669      246,419       592,249       557,228       1.66               Yes          Yes            7,440
 223         872,569      451,676       420,893       396,643       1.17               Yes          Yes           24,250
 224         757,056      318,976       438,081       422,831       1.16               Yes          Yes           15,250
 225         892,638      495,324       397,315       361,871       1.15               Yes          Yes            7,008
 226       2,064,920    1,196,727       868,193       785,596       2.43               Yes          Yes           82,597
 227       1,348,862      894,319       454,543       400,590       1.27               Yes          No            53,954
 228         523,414      117,841       405,573       378,662       1.20               Yes          Yes            3,964
 230         602,507      147,246       455,261       405,710       1.34               Yes          Yes            4,603
 231         637,027      214,763       422,264       398,668       1.21                No          No             4,089
 232       1,913,345    1,319,603       593,741       517,207       1.69               Yes          Yes           76,534
 233         629,274      222,747       406,527       379,277       1.20               Yes          Yes           27,250
-------------------------------------------------------------------------------------------------------------------------
 234                                    469,383       441,133       1.42               Yes          Yes           28,250
234.1        370,487      173,033       197,454       185,204                                                     12,250
234.2        231,075       89,095       141,980       134,230                                                      7,750
234.3        246,807      116,858       129,948       121,699                                                      8,250
-------------------------------------------------------------------------------------------------------------------------
 235       1,643,896    1,182,399       461,497       395,741       1.31               Yes          No            65,756
 236       1,072,608      396,088       676,519       623,315       2.66                No          No             8,899
 237         687,972      296,273       391,699       354,499       1.24               Yes          Yes            9,300
 238         354,324       10,630       343,694       341,657       1.19                No          No             2,037
 239         476,987      103,125       373,863       340,451       1.43               Yes          Yes            3,867
 240         671,078      229,475       441,603       409,745       1.32               Yes          Yes            6,362
 241         405,395       52,591       352,804       336,197       1.24               Yes          Yes            3,379
 242         445,870       80,039       365,831       341,462       1.25               Yes          Yes            4,665
 243         535,851      152,250       383,601       364,667       1.32               Yes          Yes            2,887
 244         646,227      214,844       431,383       407,298       1.43               Yes          Yes            4,382
-------------------------------------------------------------------------------------------------------------------------

 245         355,507      128,085       227,422       212,172       1.28               Yes          Yes           15,250
 246         254,803      118,180       136,623       124,623       1.28               Yes          Yes           12,000
-------------------------------------------------------------------------------------------------------------------------
 247         406,039       70,717       335,322       311,278       1.21               Yes          Yes            4,237
 248         460,111      109,659       350,452       325,084       1.25               Yes          Yes            3,848
 249         420,632       79,710       340,922       320,945       1.21               Yes          Yes            3,425
 250       1,408,360    1,026,492       458,069       381,868       1.24               Yes          Yes           76,201
 251         471,307      127,516       343,791       318,921       1.24                No          No             3,398
 252         494,361      157,196       337,165       329,815       1.31               Yes          Yes            7,350
 253         325,000        9,750       315,250       313,076       1.25                No          No             2,174
 254         429,862      119,648       310,214       285,592       1.17               Yes          Yes            6,210
 255         375,558       54,287       321,272       307,081       1.20               Yes          Yes            2,425
 256         300,000        9,000       291,000       288,811       1.17                No          No             2,189
 257       1,182,230      781,034       401,197       345,097       1.44               Yes          Yes           56,100
 258         385,819       85,736       300,083       289,745       1.20               Yes          Yes            2,034
 259         563,378      262,816       300,561       293,561       1.20               Yes          Yes            7,000
 260         414,764       98,429       316,335       300,843       1.25               Yes          Yes            2,520
 261       1,423,088      926,574       496,514       439,591       1.71               Yes          Yes           56,924
 262         440,456       15,070       425,386       421,899       1.84                No          No             3,488
 263         784,119      452,481       331,638       295,728       1.21               Yes          Yes           35,910
 264         578,706      273,838       304,869       280,869       1.21               Yes          Yes           24,000
 265         609,955      311,733       298,222       289,722       1.26                No          No             8,500
 266         329,782       70,598       259,184       244,108       1.11               Yes          No             2,692
 267         481,415      189,627       291,788       283,464       1.28               Yes          Yes            8,324
 268       1,170,177      803,314       366,863       320,056       1.35               Yes          Yes           46,807
 269         394,519      146,403       248,115       239,115       1.14               Yes          No             9,000
 270         454,270      171,729       282,541       272,323       1.39                No          No             2,303
 271         337,435       86,529       250,906       243,743       1.18               Yes          Yes            7,163
 272         393,851      112,862       280,989       256,860       1.21               Yes          Yes            3,450
 273         277,304        8,319       268,985       255,895       1.25               Yes          Yes            2,200
 274         254,156       37,470       216,686       211,248       1.16               Yes          Yes              827
 275         337,896      108,414       229,482       224,332       1.27               Yes          Yes            5,150
 276         353,437       82,429       271,009       257,823       1.82                No          No             1,845
 277         312,810       71,484       241,325       229,890       1.27               Yes          Yes            2,271
 278         380,315      135,128       245,186       240,036       1.31               Yes          Yes            5,150
 279         282,065       63,560       218,505       211,795       1.18               Yes          Yes              911
 280         388,101      136,445       251,656       229,319       1.44               Yes          Yes            2,780
 281         356,839      114,742       242,097       211,287       1.49               Yes          No             5,107
 282         210,299        6,309       203,990       196,961       1.15                No          No             2,148
 283         330,640      102,220       228,420       214,342       1.30               Yes          Yes            2,500
 284         297,695       78,681       219,014       202,564       1.25               Yes          Yes            3,031
 285         386,147       89,199       296,948       276,333       1.41                No          No             4,815
 286         510,269      257,580       252,690       224,790       1.37               Yes          Yes           27,900
 287         324,748      116,582       208,166       198,153       1.21                No          No             3,401
 288         589,584      247,981       341,602       335,902       1.99               Yes          Yes            5,700
 289         258,638        8,759       249,878       229,254       1.32               Yes          Yes            8,250
 290         254,743        7,642       247,101       233,762       1.51                No          No             3,150
 291         272,169       71,183       200,986       189,698       1.20               Yes          Yes            1,418
 292         396,555      188,342       208,213       198,613       1.30               Yes          Yes            9,600
 293         241,401       47,593       193,808       183,560       1.23               Yes          Yes            1,569
 294         219,227        6,769       212,459       204,881       1.35                No          Yes            1,195
 295       1,462,116      837,120       624,996       566,512       2.67                No          No            58,485
 296         272,688       85,769       186,919       174,767       1.22               Yes          Yes            2,050
 297         449,814      264,274       185,540       160,540       1.18               Yes          Yes           25,000
 298         303,144      104,284       198,860       181,281       1.25               Yes          Yes            4,270
 299         242,044       62,808       179,236       160,816       1.25               Yes          Yes            2,593
 300         170,000        9,603       160,397       153,964       1.21                No          Yes            1,050
 301         263,524       88,368       175,156       170,456       1.30               Yes          Yes            4,700
 302         378,946      170,141       208,805       189,299       1.37            Yes (LOC)    Yes (LOC)         5,279
 303         243,040       79,904       163,135       156,618       1.23               Yes          Yes            6,518
 304         253,037      102,995       150,042       145,892       1.19               Yes          Yes            4,150
 305         297,362      112,003       185,359       178,999       1.52               Yes          Yes            6,360
 306         161,773        8,306       153,466       145,200       1.36                No          No             2,196
 307         219,576        8,783       210,793       189,934       1.75                No          No             8,723
 308         191,606       57,714       133,892       130,198       1.23               Yes          Yes              480
 309         207,211       72,808       134,403       125,854       1.23               Yes          Yes            1,094
 310         214,023       65,933       148,090       142,140       1.38               Yes          Yes            5,950
 311         252,775      108,130       144,646       137,396       1.34               Yes          Yes            7,250
 312         739,669      502,200       237,469       215,469       2.17               Yes          Yes           22,000
 313         201,842       66,428       135,414       129,956       1.23               Yes          Yes            5,458
 314         155,003        4,650       150,353       150,353       1.50                No          No                 0
 315         120,000        3,600       116,400       116,400       1.16                No          No                 0
 316         142,556       23,118       119,437       110,696       1.21               Yes          Yes            1,436
 317         366,732      210,825       155,907       133,470       1.57               Yes          Yes            4,408
 318         360,231      212,201       148,030       142,330       1.79                No          No             5,700
 319         101,770        3,053        98,717        98,166       1.24                No          No               551

            ESCROWED
           REPLACEMENT      ESCROWED REPLACEMENT    U/W ANNUAL   ESCROWED TI/LC     ESCROWED TI/LC
 LOAN       RESERVES              RESERVES            TI/LC         RESERVES       RESERVES CURRENT   HOLDBACK
NUMBER   INITIAL DEPOSIT   CURRENT ANNUAL DEPOSIT    RESERVES    INITIAL DEPOSIT    ANNUAL DEPOSIT     AMOUNT
---------------------------------------------------------------------------------------------------------------

   1                   0                        0    3,904,271                 0                  0
  1.1                                                  168,126
  1.2                                                  160,009
  1.3                                                  152,686
  1.4                                                  149,906
  1.5                                                  147,921
  1.6                                                  142,627
  1.7                                                  130,275
  1.8                                                  128,907
  1.9                                                  123,525
 1.10                                                  117,658
 1.11                                                  110,687
 1.12                                                  109,011
 1.13                                                  108,217
 1.14                                                  106,187
 1.15                                                   93,085
 1.16                                                   87,129
 1.17                                                   86,865
 1.18                                                   84,482
 1.19                                                   84,041
 1.20                                                   77,335
 1.21                                                   76,321
 1.22                                                   74,115
 1.23                                                   66,395
 1.24                                                   59,292
 1.25                                                   58,851
 1.26                                                   58,851
 1.27                                                   56,027
 1.28                                                   55,586
 1.29                                                   54,616
 1.30                                                   53,248
 1.31                                                   52,939
 1.32                                                   52,675
 1.33                                                   51,836
 1.34                                                   50,733
 1.35                                                   48,792
 1.36                                                   48,748
 1.37                                                   47,645
 1.38                                                   46,807
 1.39                                                   44,822
 1.40                                                   43,719
 1.41                                                   43,719
 1.42                                                   41,337
 1.43                                                   39,352
 1.44                                                   37,807
 1.45                                                   37,543
 1.46                                                   37,366
 1.47                                                   36,396
 1.48                                                   33,616
 1.49                                                   33,616
 1.50                                                   33,043
 1.51                                                   31,499
 1.52                                                   28,278
---------------------------------------------------------------------------------------------------------------
   2                   0                        0            0                 0                  0
  2.1                                                        0
  2.2                                                        0
  2.3                                                        0
  2.4                                                        0
  2.5                                                        0
  2.6                                                        0
  2.7                                                        0
  2.8                                                        0
  2.9                                                        0
 2.10                                                        0
 2.11                                                        0
 2.12                                                        0
 2.13                                                        0
 2.14                                                        0
 2.15                                                        0
---------------------------------------------------------------------------------------------------------------

   3                   0                   87,842      285,487         1,317,633            285,487

---------------------------------------------------------------------------------------------------------------
   4          26,560,000                  237,750          NAP               NAP                NAP
  4.1                                                      NAP
  4.2                                                      NAP
  4.3                                                      NAP
  4.4                                                      NAP
  4.5                                                      NAP
  4.6                                                      NAP
  4.7                                                      NAP
  4.8                                                      NAP
  4.9                                                      NAP
 4.10                                                      NAP
 4.11                                                      NAP
 4.12                                                      NAP
 4.13                                                      NAP
 4.14                                                      NAP
 4.15                                                      NAP
 4.16                                                      NAP
 4.17                                                      NAP
 4.18                                                      NAP
 4.19                                                      NAP
 4.20                                                      NAP
 4.21                                                      NAP
 4.22                                                      NAP
 4.23                                                      NAP
 4.24                                                      NAP
 4.25                                                      NAP
 4.26                                                      NAP
 4.27                                                      NAP
 4.28                                                      NAP
 4.29                                                      NAP
 4.30                                                      NAP
 4.31                                                      NAP
 4.32                                                      NAP
 4.33                                                      NAP
 4.34                                                      NAP
 4.35                                                      NAP
 4.36                                                      NAP
 4.37                                                      NAP
 4.38                                                      NAP
 4.39                                                      NAP
 4.40                                                      NAP
 4.41                                                      NAP
 4.42                                                      NAP
 4.43                                                      NAP
---------------------------------------------------------------------------------------------------------------

   5                   0                  112,682      338,047         2,000,000            563,412

---------------------------------------------------------------------------------------------------------------
   6                   0                        0            0                 0                  0
  6.1                                                        0
  6.2                                                        0
  6.3                                                        0
  6.4                                                        0
---------------------------------------------------------------------------------------------------------------
   7                   0                        0      469,123                 0                  0
   8                   0                   87,072      435,358                 0            435,358
   9               1,000                  654,780          NAP               NAP                NAP
  10                   0                        0      164,785                 0            164,916

---------------------------------------------------------------------------------------------------------------
  11                   0                        0      642,592                 0                  0
 11.1                                                      UAV
 11.2                                                      UAV
 11.3                                                      UAV
 11.4                                                      UAV
 11.5                                                      UAV
 11.6                                                      UAV
 11.7                                                      UAV
 11.8                                                      UAV
 11.9                                                      UAV
 11.10                                                     UAV
 11.11                                                     UAV
 11.12                                                     UAV
 11.13                                                     UAV
 11.14                                                     UAV
 11.15                                                     UAV
 11.16                                                     UAV
 11.17                                                     UAV
 11.18                                                     UAV
 11.19                                                     UAV
 11.20                                                     UAV
---------------------------------------------------------------------------------------------------------------
  12                   0                        0            0        14,000,000          1,173,444
  13                   0                   32,535      130,913           162,676                  0
  14                   0                   35,867       69,018                 0            119,956
  15                   0                   53,375      191,065                 0            219,223
  16                   0                        0            0                 0                  0
  17                   0                        0      102,223                 0                  0     268,800

---------------------------------------------------------------------------------------------------------------
  18                   0                        0      229,217                 0                  0
 18.1                                                   82,472
 18.2                                                   65,785
 18.3                                                   48,388
 18.4                                                   32,572
---------------------------------------------------------------------------------------------------------------
  19                   0                        0      221,884                 0                  0     228,000
  20               1,000                  376,860          NAP               NAP                NAP
  21                   0                        0          NAP               NAP                NAP
  22                   0                   77,266            0         3,000,000            301,337
  23           1,000,000                        0      199,362                 0                  0
  24                   0                        0       79,629                 0                  0

---------------------------------------------------------------------------------------------------------------
  25                   0                        0      143,982                 0                  0
 25.1                                                   66,537
 25.2                                                   51,991
 25.3                                                   25,454
---------------------------------------------------------------------------------------------------------------
  26             287,919                  258,000          NAP               NAP                NAP
 26.1                                                      NAP
 26.2                                                      NAP
 26.3                                                      NAP
 26.4                                                      NAP
 26.5                                                      NAP
 26.6                                                      NAP
 26.7                                                      NAP
---------------------------------------------------------------------------------------------------------------
  27                   0                        0       27,807                 0                  0   4,000,000

---------------------------------------------------------------------------------------------------------------
  28                   0                        0      232,572                 0                  0
 28.1                                                   80,749
 28.2                                                   64,050
 28.3                                                   58,422
 28.4                                                   29,351
---------------------------------------------------------------------------------------------------------------
  29               1,000                  472,932          NAP               NAP                NAP

---------------------------------------------------------------------------------------------------------------
  30                   0                        0      252,764                 0                  0
 30.1                                                   52,731
 30.2                                                   21,136
 30.3                                                   19,829
 30.4                                                   15,907
 30.5                                                   15,689
 30.6                                                   13,510
 30.7                                                   12,638
 30.8                                                   12,638
 30.9                                                   11,985
 30.10                                                  10,895
 30.11                                                  10,895
 30.12                                                  10,023
 30.13                                                   9,370
 30.14                                                   7,845
 30.15                                                   7,845
 30.16                                                   6,319
 30.17                                                   5,448
 30.18                                                   3,487
 30.19                                                   3,050
 30.20                                                   1,525
---------------------------------------------------------------------------------------------------------------
  31                   0                   11,160       10,391                 0                  0
  32                   0                        0       78,657                 0                  0   1,623,000
  33                   0                   20,665      102,556                 0            103,327
  34                   0                        0       73,448                 0                  0   2,418,000
  35                   0                   12,353       65,819           276,959             61,767   3,500,000
  36                   0                   19,595      165,860         1,000,000                  0
  37                   0                   14,997      179,217                 0                  0
  38                   0                  148,500          NAP               NAP                NAP
  39                   0                   88,000          NAP               NAP                NAP
  40                   0                   18,176            0         2,150,000             70,000

---------------------------------------------------------------------------------------------------------------
  41             155,000                        0       28,932           545,000                  0
 41.1                                                        0
 41.2                                                    8,116
 41.3                                                   20,816
---------------------------------------------------------------------------------------------------------------
  42                   0                        0      109,363         2,200,000                  0
  43                   0                   32,250          NAP               NAP                NAP   3,432,000

---------------------------------------------------------------------------------------------------------------
  44             150,000                   13,093       65,465                 0             65,465     136,488
 44.1                                                   26,236
 44.2                                                   23,987
 44.3                                                   15,242
---------------------------------------------------------------------------------------------------------------
  45                   0                   29,020      108,714                 0                  0
  46                   0                        0       44,296                 0                  0
  47                   0                   26,400       94,505                 0                  0
  48                   0                   18,913       45,936                 0             33,312
  49                   0                        0            0                 0                  0
  50                   0                   20,446            0   5,000,000 (LOC)                  0
  51             387,283                  269,496          NAP               NAP                NAP
  52                   0                  384,267          NAP               NAP                NAP
  53             481,250                  186,250          NAP               NAP                NAP
  54                   0                    9,072       27,569                 0                  0

---------------------------------------------------------------------------------------------------------------
  55                   0                  291,336          NAP               NAP                NAP
 55.1                                                      NAP
 55.2                                                      NAP
---------------------------------------------------------------------------------------------------------------

  56               1,000                  245,556          NAP               NAP                NAP

---------------------------------------------------------------------------------------------------------------
  57                   0                        0      193,857         2,500,000                  0
 57.1                                                  101,275
 57.2                                                   92,582
---------------------------------------------------------------------------------------------------------------
  58                   0                   17,439       61,719                 0             60,830
  59                   0                  206,018          NAP               NAP                NAP
  60                   0                        0      147,653                 0                  0
  61                   0                   18,800       29,236           250,000             50,000     300,000
  62                   0                    2,534       58,109                 0                  0
  63                   0                   25,498       65,652           629,240                  0
  64                   0                   21,977       89,836                 0             87,910
  65           1,140,518                        0          NAP               NAP                NAP
  66                   0                    8,673       34,777                 0             40,000     400,000
  67                   0                   29,767      148,305                 0            148,305
  68                   0                   17,946       28,719           200,000                  0
  69                   0                   12,000        9,932                 0              9,704
  70                   0                   16,632       78,835                 0                  0
  71                   0                    7,500       55,341                 0                  0
  72                   0                  244,434          NAP               NAP                NAP
  73                   0                        0       38,231                 0                  0
  74                   0                   23,832       82,361                 0                  0
  75                   0                        0       46,254                 0                  0
  76                   0                   18,314       46,996                 0             48,836
  77             100,000                        0       66,075           700,000                  0
  78                   0                   14,680          NAP               NAP                NAP
  79                   0                  342,308          NAP               NAP                NAP
  80                   0                        0            0                 0                  0
  81                   0                    5,607       27,680                 0                  0   2,460,000
  82                   0                   10,846       55,780                 0             55,780
  83                   0                   64,500          NAP               NAP                NAP
  84                   0                   57,600          NAP               NAP                NAP
  85                   0                   62,344          NAP               NAP                NAP
  86                   0                   22,541       80,050                 0             80,050
  87                   0                        0       44,770                 0                  0

---------------------------------------------------------------------------------------------------------------
  88                   0                        0            0                 0            125,000
 88.1                                                      UAV
 88.2                                                      UAV
 88.3                                                      UAV
 88.4                                                      UAV
 88.5                                                      UAV
 88.6                                                      UAV
 88.7                                                      UAV
---------------------------------------------------------------------------------------------------------------
  89                   0                   12,301       63,365                 0             61,505     700,000
  90                   0                   12,903       49,632            50,000             50,000
  91                   0                    8,623       85,902                 0             85,902
  92                   0                        0       70,462                 0                  0
  93              84,375                   30,886       65,123                 0             65,123

---------------------------------------------------------------------------------------------------------------
  94                   0                   18,371      110,168           350,000                  0
 94.1                                                      UAV
 94.2                                                      UAV
---------------------------------------------------------------------------------------------------------------
  95                   0                   19,728       83,296                 0                  0
  96                   0                        0       43,350                 0                  0
  97                   0                    8,721       43,870                 0             46,514
  98                   0                        0       17,666                 0                  0
  99                   0                   12,840       64,200                 0             64,200
  100                  0                    5,714       85,550            70,000            139,599
  101                  0                   16,149       67,634                 0             33,914
  102                  0                   19,712       71,198           500,000                  0
  103                  0     4% of gross revenues          NAP               NAP                NAP
  104                  0                   33,996          NAP               NAP                NAP
  105                  0                   15,686       39,846                 0             39,846
  106                  0                    9,388       57,534                 0                  0
  107                  0                    7,709       27,978                 0             25,670
  108                  0                   20,379       16,948                 0                  0
  109                  0                   14,726       46,913                 0                  0     845,000
  110                  0                   59,073          NAP               NAP                NAP
  111                  0                   11,461       66,523                 0             45,843
  112                  0                   26,649      132,705                 0            137,808
  113                  0                        0       52,680                 0                  0
  114                  0                        0       54,701                 0                  0
  115                  0                        0       32,012                 0                  0
  116                  0                   11,203       47,730                 0                  0     115,365
  117                  0                   16,250          NAP               NAP                NAP
  118                  0                   19,880      114,659           150,000                  0
  119                  0                    4,833          NAP               NAP                NAP

---------------------------------------------------------------------------------------------------------------
  120          1,160,000                        0          NAP               NAP                NAP
 120.1                                                     NAP
 120.2                                                     NAP
---------------------------------------------------------------------------------------------------------------
  121                  0                   10,813       44,349                 0             40,550
  122                  0                  118,872          NAP               NAP                NAP
  123            125,000                   20,381       73,841           420,000                  0
  124                  0                   17,630       64,344                 0                  0
  125                  0                        0       33,954                 0                  0
  126             31,885                   10,628       39,674           193,437             43,932
  127                  0                    9,942       34,073                 0             26,163
  128                  0                   17,550       29,938                 0             16,296
  129                  0                        0       48,465                 0                  0
  130                  0                    3,488       20,022                 0                  0
  131                  0                    4,842       33,067                 0             33,067
  132                  0                        0            0                 0                  0
  133                  0                    6,891       21,744                 0             21,743
  134                  0                    5,325          NAP               NAP                NAP
  135                  0                        0            0                 0                  0
  136                  0                        0       30,294                 0                  0
  137                  0                        0          NAP               NAP                NAP
  138                  0                   10,921       56,176           150,000                  0
  139                  0                        0       40,444                 0                  0
  140                  0                        0       53,027                 0                  0     200,000
  141                  0                        0       42,654                 0                  0
  142                  0                        0        7,284                 0                  0
  143                  0                  118,566          NAP               NAP                NAP

---------------------------------------------------------------------------------------------------------------
  144                  0                        0      125,537                 0                  0
 144.1                                                     UAV
 144.2                                                     UAV
---------------------------------------------------------------------------------------------------------------
  145                  0                        0       19,651                 0                  0
  146                  0                   14,208          NAP               NAP                NAP

---------------------------------------------------------------------------------------------------------------
  147                  0                        0       19,177                 0                  0
 147.1                                                   8,122
 147.2                                                   8,115
 147.3                                                       0
 147.4                                                   2,940
 147.5                                                       0
---------------------------------------------------------------------------------------------------------------
  148                  0                  115,194          NAP               NAP                NAP
  149                  0                    6,916       22,325                 0             17,856
  150            740,792                        0          NAP               NAP                NAP
  151                  0                  109,703          NAP               NAP                NAP
  152                  0                   46,500          NAP               NAP                NAP
  153                  0                    9,731       32,855         1,360,000             25,000
  154                  0                   94,140          NAP               NAP                NAP
  155                  0                        0       64,400                 0                  0
  156                  0                   29,697       67,112     445,500 (LOC)                  0
  157                  0                    2,991       39,055                 0             39,474
  158                  0                        0          NAP               NAP                NAP
  159            367,029                   91,648          NAP               NAP                NAP
  160                  0                   15,600        6,876               NAP                NAP
  161                  0                        0       31,963                 0                  0
  162                  0                    6,300       25,425                 0                  0
  163                  0                    6,750       50,790                 0             48,420
  164                  0                        0       27,258                 0                  0
  165                  0                   19,452       32,267                 0             30,000
  166                  0                   13,383       28,008                 0             20,000
  167                  0                        0          NAP               NAP                NAP
  168                  0                        0       19,372                 0                  0
  169                  0                        0       34,090                 0                  0
  170                  0                    7,474       30,453                 0                  0
  171                  0                    3,500          NAP               NAP                NAP     600,000
  172                  0                    9,112       30,459                 0             30,459
  173                  0                    5,972       22,397                 0                  0
  174                  0                   10,893       28,478                 0                  0
  175                  0                   86,527          NAP               NAP                NAP
  176              1,000                  151,296          NAP               NAP                NAP
  177                  0                    7,620       38,098                 0             38,098
  178                  0                        0       37,642                 0              6,307
  179                  0                    2,130       16,844                 0             16,875
  180                  0                        0       27,556                 0                  0
  181                  0                   32,000          NAP               NAP                NAP
  182                  0                    4,688       12,686                 0             16,949
  183                  0                    2,737       20,143           189,454                  0
  184                  0                   58,750          NAP               NAP                NAP
  185                  0                    5,449       30,603                 0             27,275     330,000
  186                  0                   45,000          NAP               NAP                NAP
  187                  0                   13,462          NAP               NAP                NAP
  188                  0                    8,850          NAP               NAP                NAP
  189                  0                    9,665       21,407                 0             28,844
  190                  0                    7,499       52,968                 0             24,998
  191                  0                   44,106          NAP               NAP                NAP
  192                  0                        0       11,451                 0                  0
  193                  0                        0          NAP               NAP                NAP
  194                  0                    8,652       23,702                 0             36,000
  195                  0                   69,042          NAP               NAP                NAP
  196                  0                        0       54,705                 0                  0
  197                  0                   75,517          NAP               NAP                NAP
  198                  0                        0       44,995                 0                  0
  199                  0                   25,306       36,440                 0             10,000
  200             21,250                   35,769          NAP               NAP                NAP
  201                  0                        0            0                 0                  0
  202                  0                        0        8,114                 0                  0
  203                  0                        0       24,366                 0                  0     106,667
  204                  0                    5,140       26,889                 0                  0
  205                  0                   17,883       23,103                 0             20,569
  206                  0                   24,000          NAP               NAP                NAP
  207                  0                    3,626        5,717                 0             10,000
  208                  0                   10,667       53,743                 0             20,000
  209                  0                    3,378       17,556           300,000             15,000
  210                  0                   64,908          NAP               NAP                NAP
  211                  0                    5,482       29,250                 0             29,250
  212                  0                    2,400       22,223                 0             20,760     125,000
  213                  0                   72,343          NAP               NAP                NAP
  214                  0                    6,750       33,645                 0             33,645
  215                  0                    3,310       15,478                 0             12,000
  216                  0                   36,475          NAP               NAP                NAP
  217                  0                   16,447       26,202                 0             27,419   1,047,754
  218                  0                  170,474          NAP               NAP                NAP
  219                  0                        0       15,501                 0                  0
  220                  0                   36,000          NAP               NAP                NAP
  221                  0                    9,195       35,072                 0             34,948
  222                  0                    6,975       27,582           200,000              5,000
  223                  0                   24,250          NAP               NAP                NAP
  224             60,000                   15,240          NAP               NAP                NAP
  225                  0                    7,008       28,436                 0                  0
  226                  0                   76,459          NAP               NAP                NAP
  227                  0                   53,954          NAP               NAP                NAP
  228                  0                    3,965       22,947                 0                  0
  230                  0                    4,603       44,948           100,000                  0
  231                  0                    4,089       19,507            56,250                  0
  232                  0                   76,292          NAP               NAP                NAP
  233                  0                   27,250          NAP               NAP                NAP

---------------------------------------------------------------------------------------------------------------
  234                  0                   28,250          NAP               NAP                NAP
 234.1                                                     NAP
 234.2                                                     NAP
 234.3                                                     NAP
---------------------------------------------------------------------------------------------------------------
  235                  0                   65,756          NAP               NAP                NAP
  236                  0                        0       44,306                 0                  0
  237                  0                    9,300       27,900                 0             27,900
  238                  0                        0            0                 0                  0
  239                  0                        0       29,545                 0             29,545
  240                  0                        0       25,496                 0                  0
  241                  0                    3,589       13,229                 0                  0
  242                  0                    4,665       19,704           112,000                  0     112,000
  243                  0                        0       16,047                 0             16,047
  244                  0                    4,382       19,704                 0             15,117

---------------------------------------------------------------------------------------------------------------

  245                  0                   15,250          NAP               NAP                NAP
  246                  0                   12,000          NAP               NAP                NAP
---------------------------------------------------------------------------------------------------------------
  247                  0                    4,237       19,808                 0             19,808
  248                  0                    3,848       21,520           223,146             15,000
  249              6,850                        0       16,552            20,000                  0
  250                  0                   76,201          NAP               NAP                NAP
  251                  0                    3,185       21,473                 0              8,600
  252                  0                    7,350          NAP               NAP                NAP
  253                  0                    2,174            0                 0                  0
  254                  0                    6,210       18,412                 0             18,446
  255                  0                    2,425       11,766                 0             11,766
  256                  0                        0            0                 0                  0
  257                  0                   56,100          NAP               NAP                NAP
  258                  0                        0        8,304                 0                  0
  259                  0                        0          NAP               NAP                NAP
  260                  0                    2,520       12,972            25,945                  0
  261                  0                   56,924          NAP               NAP                NAP
  262                  0                        0            0                 0                  0
  263                  0                   35,910          NAP               NAP                NAP
  264                  0                   24,000          NAP               NAP                NAP
  265                  0                    8,500          NAP               NAP                NAP
  266                  0                    1,795       12,383                 0              8,975
  267                  0                    8,324          NAP               NAP                NAP
  268                  0                   46,807          NAP               NAP                NAP
  269                  0                    9,000          NAP               NAP                NAP
  270                  0                        0        7,915                 0                  0
  271                  0                    7,163          NAP               NAP                NAP
  272                  0                    3,450       20,679           100,000             11,502
  273                  0                    2,206       10,890                 0             10,890
  274                  0                      827        4,610                 0                  0
  275                  0                    5,150          NAP               NAP                NAP
  276                  0                        0       11,340                 0                  0
  277                  0                    2,250        9,165                 0                  0
  278                  0                    5,150          NAP               NAP                NAP
  279                  0                      911        5,800                 0              6,070
  280                  0                    2,780       19,557                 0             19,557     330,000
  281                  0                    5,107       25,703            25,000                  0
  282                  0                        0        4,882                 0                  0
  283                  0                    2,500       11,578            47,000                  0
  284                  0                    3,031       13,419                 0                  0
  285                  0                        0       15,800                 0                  0
  286                  0                   27,900          NAP               NAP                NAP
  287                  0                        0        6,612                 0                  0
  288                  0                        0          NAP               NAP                NAP
  289                  0                    8,250       12,375                 0                  0
  290                  0                        0       10,189                 0                  0
  291                  0                        0        9,870                 0                  0
  292                  0                    9,600          NAP               NAP                NAP
  293                  0                    1,569        8,679           134,798                  0
  294                  0                        0        6,383                 0             21,000
  295                  0                        0          NAP               NAP                NAP
  296                  0                    2,050       10,102                 0             10,102
  297                  0                   25,000          NAP               NAP                NAP
  298                  0                    4,270       13,309           100,000                  0
  299                  0                    2,593       15,827                 0                  0
  300                  0                    1,050        5,383                 0                  0
  301                  0                    4,700          NAP               NAP                NAP
  302       26,395 (LOC)                        0       14,227      71,135 (LOC)                  0
  303                  0                    6,518          NAP               NAP                NAP
  304                  0                    4,150          NAP               NAP                NAP
  305                  0                    6,360          NAP               NAP                NAP
  306                  0                        0        6,070                 0                  0
  307                  0                        0       12,137                 0                  0
  308                  0                        0        3,215                 0                  0
  309                  0                    1,094        7,455                 0             10,000
  310                  0                    5,950          NAP               NAP                NAP
  311                  0                        0          NAP               NAP                NAP
  312                  0                        0          NAP               NAP                NAP
  313                  0                    5,458          NAP               NAP                NAP
  314                  0                        0            0                 0                  0
  315                  0                        0            0                 0                  0
  316                  0                    1,436        7,306                 0              7,306
  317                  0                    4,408       18,029                 0             12,000
  318                  0                    5,700          NAP               NAP                NAP
  319                  0                        0            0                 0              1,837

 LOAN                                HOLDBACK
NUMBER                              DESCRIPTION
---------------------------------------------------------------

  1
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
 1.8
 1.9
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
---------------------------------------------------------------
  2
 2.1
 2.2
 2.3
 2.4
 2.5
 2.6
 2.7
 2.8
 2.9
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
---------------------------------------------------------------
  3
---------------------------------------------------------------
  4
 4.1
 4.2
 4.3
 4.4
 4.5
 4.6
 4.7
 4.8
 4.9
 4.10
 4.11
 4.12
 4.13
 4.14
 4.15
 4.16
 4.17
 4.18
 4.19
 4.20
 4.21
 4.22
 4.23
 4.24
 4.25
 4.26
 4.27
 4.28
 4.29
 4.30
 4.31
 4.32
 4.33
 4.34
 4.35
 4.36
 4.37
 4.38
 4.39
 4.40
 4.41
 4.42
 4.43
---------------------------------------------------------------
  5
---------------------------------------------------------------
  6
 6.1
 6.2
 6.3
 6.4
---------------------------------------------------------------
  7
  8
  9
  10
---------------------------------------------------------------
  11
 11.1
 11.2
 11.3
 11.4
 11.5
 11.6
 11.7
 11.8
 11.9
11.10
11.11
11.12
11.13
11.14
11.15
11.16
11.17
11.18
11.19
11.20
---------------------------------------------------------------
  12
  13
  14
  15
  16
  17                 Debt Service Holdback
---------------------------------------------------------------
  18
 18.1
 18.2
 18.3
 18.4
---------------------------------------------------------------
  19                 Debt Service Holdback
  20
  21
  22
  23
  24
---------------------------------------------------------------
  25
 25.1
 25.2
 25.3
---------------------------------------------------------------
  26
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6
 26.7
---------------------------------------------------------------
  27                 Income Holdback
---------------------------------------------------------------
  28
 28.1
 28.2
 28.3
 28.4
---------------------------------------------------------------
  29
---------------------------------------------------------------
  30
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
30.10
30.11
30.12
30.13
30.14
30.15
30.16
30.17
30.18
30.19
30.20
---------------------------------------------------------------
  31
  32                 Partial Debt Guaranty
  33
  34                 Occupancy Reserve
  35                 Debt Service Holdback
  36
  37
  38
  39
  40
---------------------------------------------------------------
  41
 41.1
 41.2
 41.3
---------------------------------------------------------------
  42
  43                 Debt Service Guaranty
---------------------------------------------------------------
  44                 New Tenant Holdback; Lake Zurich Holdback
 44.1
 44.2
 44.3
---------------------------------------------------------------
  45
  46
  47
  48
  49
  50
  51
  52
  53
  54
---------------------------------------------------------------
  55
 55.1
 55.2
---------------------------------------------------------------
  56
---------------------------------------------------------------
  57
 57.1
 57.2
---------------------------------------------------------------
  58
  59
  60
  61                 Debt Service Holdback
  62
  63
  64
  65
  66                 Credit Holdback
  67
  68
  69
  70
  71
  72
  73
  74
  75
  76
  77
  78
  79
  80
  81                 Debt Service Holdback
  82
  83
  84
  85
  86
  87
---------------------------------------------------------------
  88
 88.1
 88.2
 88.3
 88.4
 88.5
 88.6
 88.7
---------------------------------------------------------------
  89                 Debt Service Holdback
  90
  91
  92
  93
---------------------------------------------------------------
  94
 94.1
 94.2
---------------------------------------------------------------
  95
  96
  97
  98
  99
 100
 101
 102
 103
 104
 105
 106
 107
 108
 109                 Debt Service Holdback
 110
 111
 112
 113
 114
 115
 116                 Leasing Holdback
 117
 118
 119
---------------------------------------------------------------
 120
120.1
120.2
---------------------------------------------------------------
 121
 122
 123
 124
 125
 126
 127
 128
 129
 130
 131
 132
 133
 134
 135
 136
 137
 138
 139
 140                 LOC Agreement
 141
 142
 143
---------------------------------------------------------------
 144
144.1
144.2
---------------------------------------------------------------
 145
 146
---------------------------------------------------------------
 147
147.1
147.2
147.3
147.4
147.5
---------------------------------------------------------------
 148
 149
 150
 151
 152
 153
 154
 155
 156
 157
 158
 159
 160
 161
 162
 163
 164
 165
 166
 167
 168
 169
 170
 171                 Debt Service Holdback
 172
 173
 174
 175
 176
 177
 178
 179
 180
 181
 182
 183
 184
 185                 Debt Service Holdback
 186
 187
 188
 189
 190
 191
 192
 193
 194
 195
 196
 197
 198
 199
 200
 201
 202
 203                 Debt Service Holdback
 204
 205
 206
 207
 208
 209
 210
 211
 212                 Debt Service Holdback
 213
 214
 215
 216
 217                 Debt Service Holdback
 218
 219
 220
 221
 222
 223
 224
 225
 226
 227
 228
 230
 231
 232
 233
---------------------------------------------------------------
 234
234.1
234.2
234.3
---------------------------------------------------------------
 235
 236
 237
 238
 239
 240
 241
 242                 Holdback for vacant space
 243
 244
---------------------------------------------------------------

 245
 246
---------------------------------------------------------------
 247
 248
 249
 250
 251
 252
 253
 254
 255
 256
 257
 258
 259
 260
 261
 262
 263
 264
 265
 266
 267
 268
 269
 270
 271
 272
 273
 274
 275
 276
 277
 278
 279
 280                 Holdback Reserve
 281
 282
 283
 284
 285
 286
 287
 288
 289
 290
 291
 292
 293
 294
 295
 296
 297
 298
 299
 300
 301
 302
 303
 304
 305
 306
 307
 308
 309
 310
 311
 312
 313
 314
 315
 316
 317
 318
 319

                             FOOTNOTES TO ANNEX A-1

(1)   With respect to loan number 4, the U/W NCF DSCR was calculated based upon proforma cashflows and on various assumptions regarding projected increased rental income from property renovation. With respect to loan numbers 27, 32, 34, 35, 43, 61, 81, and 280, the U/W NCF DSCR was
      calculated based upon: (a) re-amortized debt service payments that would be in effect if the subject Mortgage Loan is reduced by a related cash holdback; and/or (b) various assumptions regarding the financial performance of the related Mortgaged Property that are consistent with the release of the subject cash holdback, letter of credit, or guaranty.

      Loan Number:                  4         27         32         34         35         43         61         81        280
      Unadjusted U/W NCF DSCR:   0.85x      1.01x      1.09x      1.05x      1.07x      1.03x      1.08x      1.00x      1.26x

(2)   With respect to loan numbers 4, 27, 42, 133, 151 and 239, the Cut-off Date
      LTV Ratios and the Maturity Date/ARD LTV Ratios have been calculated based upon the reduction of the relevant principal balance of the respective
      Mortgage Loan by the amount of a related cash holdback.

      Loan Number:                          4           27           42          133          151          239
      Unadjusted Cut-off Date LTV:      107.9%        86.7%        89.0%        83.3%        84.0%        76.9%
      Unadjusted Maturity Date LTV:     107.9%        86.7%        89.0%        74.8%        65.2%        76.9%

(3)   For each Crossed Group, reflects the aggregate cut-off date principal balance of the entire subject Crossed Group. For each Related Group, reflects the aggregate cut-off date principal balance of the subject
      Related Group. In all other cases, reflects the related cut-off date principal balance of the subject underlying mortgage loan.

(4)   With respect to loan numbers 1, 2, 3, 6, 12, and 184, each are part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory notes(s) will not be included in the trust. With respect to each of these loan combinations, Cut-off Date LTV Ratio, the Maturity Date/ARD LTV
      Ratio, Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR and
      the U/W NCF DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans. In the case of four of the above-referenced Mortgage Loans (loan numbers 1, 2, 6, and 12), the Cut-off Date LTV Ratio, the Maturity
      Date/ARD LTV Ratio, Second Most Recent Year NOI DSCR, Most Current Year
      NOI DSCR and the U/W NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the subject mortgage loan.

(5)   With respect to the Ala Moana Portfolio Mortgage Loan (loan number 6), a 3 day grace period will apply only once during any 12-month period for a payment made after the due date.

(6)   With respect to loan numbers 38, 42, 80, and 179, borrower has the option of defeasance or prepayment at yield maintenance premium after the initial lockout period.

(7)   With respect to loan number 280, the mortgage loan seller will deposit an amount for the benefit of the trust equal to the August 2007 interest payment on that mortgage loan.

(8)   With respect to loan number 1, the loan may be prepaid from time to time up to an amount equal to 10% of the original principal balance of the mortgage loan without prepayment premium or yield maintenance charge.

(9)   With respect to loan number 4, the loan permits the mortgage loan borrower to prepay up to $11.5 million of the principal balance at any time before the maturity of the loan in connection with partial release of the individual mortgage properties.

(10)  With respect to loan number 5, the loan may be prepaid beginning on March
      1, 2012, and during each subsequent calendar year, in an amount up to 1%
      of the original principal balance of the mortgage loan without prepayment premium or yield maintenance charge.

(11)  With respect to loan number 319, if the sole tenant does not receive the regulatory approval from the Federal Depository Insurance Corporation to commence occupancy of the related mortgaged property and does not provide a tenant estoppel to lender evidencing such regulatory approval by October
      31, 2007, then the entire unpaid principal amount of the mortgage loan will be due and payable no later than November 30, 2007, and in connection with such prepayment, no prepayment premium, yield maintenance charge or defeasance payment is required.

(12)  With respect to loan number 92, Original Balance was $10,680,000. An additional funding of $1,520,000 occurred in March 2007 at a rate of
      5.8320%. The Original Balance, Mortgage Rate and Monthly Debt Service
      Payment shown are subsequent to the additional funding.

(13)  With respect to loan number 244, Original Balance was $3,400,000. An additional funding of $500,000 occurred in January 2007 at a rate of
      5.7600%. The Original Balance, Mortgage Rate and Monthly Debt Service
      Payment shown are subsequent to the additional funding.

(14)  With respect to loan number 193, the prepayment premium will be equal to the greater of 1% of the unpaid principal balance or (i) the sum of (a)
      the aggregate respective present values of all scheduled interest payments payable on each monthly payment date for the period from the date of such prepayment upon acceleration to the monthly payment date which is three (3) months immediately preceding the maturity date, discounted monthly at a rate equal to the treasury constant maturity yield index and based on 360-day year of 12 30-day months and (b) the aggregate respective present values of all scheduled principal payments payable on each monthly payment date assuming the then outstanding principal balance is paid in full on the monthly payment date which is three (3) months immediately preceding the maturity date, discounted monthly at rate equal to the treasury constant maturity yield index and based on 360-day year of 12 30-day months minus (ii) the then current outstanding principal amount of this note.

(15)  With respect to loan number 7, the the related payment due date has been changed to the 6th of each month.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-2

                    SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                                      A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                 CUT-OFF DATE PRINCIPAL BALANCE (MORTGAGE POOL)

                                                                                                  WEIGHTED AVERAGES
                                                                                     --------------------------------------------
                                           AGGREGATE                     MAXIMUM
          RANGE OF            NUMBER OF   CUT-OFF DATE   % OF INITIAL  CUT-OFF DATE              STATED             CUT-OFF DATE
        CUT-OFF DATE          MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL    MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
     PRINCIPAL BALANCES         LOANS       BALANCE      POOL BALANCE    BALANCE       RATE    TERM (MO.)   DSCR        RATIO
---------------------------------------------------------------------------------------------------------------------------------

$  1,082,009 to $  4,999,999     100     $  291,138,865        6.1%    $  4,986,348    5.904%      117       1.36x      70.14%
$  5,000,000 to $  9,999,999     102        743,160,866       15.6        9,969,441    5.747       114       1.34       72.39
$ 10,000,000 to $ 14,999,999      43        515,450,047       10.8       14,420,000    5.752       116       1.39       71.68
$ 15,000,000 to $ 19,999,999      22        368,014,294        7.7       19,750,000    5.739       118       1.32       73.27
$ 20,000,000 to $ 24,999,999      13        279,229,317        5.9       24,700,000    5.796       110       1.27       73.75
$ 25,000,000 to $ 29,999,999       6        167,002,032        3.5       29,000,000    5.812       116       1.24       74.44
$ 30,000,000 to $ 39,999,999      10        349,124,000        7.3       37,600,000    5.682       112       1.51       71.79
$ 40,000,000 to $ 49,999,999       5        226,379,983        4.8       49,000,000    5.875       105       1.61       69.04
$ 50,000,000 to $ 74,999,999       8        507,600,000       10.7       71,000,000    5.692       103       1.38       77.51
$ 75,000,000 to $ 99,999,999       3        248,000,000        5.2       88,000,000    5.610        90       1.33       76.00
$100,000,000 to $124,999,999       3        343,450,000        7.2      123,150,000    5.701        97       1.58       70.31
$125,000,000 to $442,500,000       3        717,500,000       15.1      442,500,000    5.645       111       1.49       67.11
---------------------------------------------------------------------
 Total / Wtd. Avg.               318     $4,756,049,404      100.0%                    5.731%      110       1.41x      71.98%
=====================================================================

                       MORTGAGE LOAN TYPE (MORTGAGE POOL)

                                                                                                  WEIGHTED AVERAGES
                                                                                     --------------------------------------------
                                           AGGREGATE
                              NUMBER OF   CUT-OFF DATE   % OF INITIAL    MAXIMUM                 STATED             CUT-OFF DATE
                              MORTGAGE     PRINCIPAL       MORTGAGE    CUT-OFF DATE  MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
 MORTGAGE LOAN TYPE             LOANS       BALANCE      POOL BALANCE    BALANCE       RATE    TERM (MO.)   DSCR        RATIO
---------------------------------------------------------------------------------------------------------------------------------

Interest Only                     70     $2,321,427,593       48.8%    $442,500,000    5.661%     106        1.54x      70.84%
Partial IO/Balloon               145      1,766,504,000       37.1      130,000,000    5.766      112        1.25       73.63
Balloon                           94        542,109,693       11.4       43,879,983    5.892      119        1.38       70.43
Partial IO/ARD                     5         66,045,000        1.4       20,794,000    5.976      118        1.19       75.16
Interest Only/ARD                  2         48,600,000        1.0       31,600,000    5.633      118        1.32       79.67
ARD                                1          9,382,178        0.2        9,382,178    5.837      118        1.20       78.18
Fully Amortizing                   1          1,980,940       0.04        1,980,940    6.760      177        2.67       34.15
---------------------------------------------------------------------
 Total / Wtd. Avg.               318     $4,756,049,404      100.0%                    5.731%     110        1.41x      71.98%
=====================================================================

                         MORTGAGE RATES (MORTGAGE POOL)

                                                                                                  WEIGHTED AVERAGES
                                                                                     --------------------------------------------
                                           AGGREGATE                    CUMULATIVE
                              NUMBER OF   CUT-OFF DATE   % OF INITIAL  % OF INITIAL              STATED             CUT-OFF DATE
     RANGE OF                 MORTGAGE     PRINCIPAL       MORTGAGE    MORTGAGE POOL MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
  MORTGAGE RATES                LOANS       BALANCE      POOL BALANCE    BALANCE       RATE    TERM (MO.)   DSCR        RATIO
---------------------------------------------------------------------------------------------------------------------------------

5.0200% to 5.4999%                18     $  549,437,114       11.6%         11.6%      5.431%     101        1.49x      75.21%
5.5000% to 5.7499%               116      2,190,890,219       46.1          57.6       5.613      109        1.47       68.71
5.7500% to 5.9999%               130      1,379,886,304       29.0          86.6       5.857      113        1.34       75.61
6.0000% to 6.4999%                50        626,690,922       13.2          99.8       6.118      112        1.25       72.67
6.5000% to 6.9000%                 4          9,144,846        0.2         100.0       6.804      132        1.55       67.77
---------------------------------------------------------------------
 Total / Wtd. Avg.               318     $4,756,049,404      100.0%                    5.731%     110        1.41x      71.98%
=====================================================================

                                      A-2-1

               ORIGINAL TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                 -----------------------------------------------
RANGE OF ORIGINAL                 AGGREGATE                       CUMULATIVE
    TERMS TO        NUMBER OF    CUT-OFF DATE     % OF INITIAL   % OF INITIAL                 STATED               CUT-OFF DATE
  MATURITY/ARD       MORTGAGE     PRINCIPAL      MORTGAGE POOL   MORTGAGE POOL   MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
    (MONTHS)          LOANS        BALANCE          BALANCE         BALANCE        RATE     TERM (MO.)    DSCR         RATIO
--------------------------------------------------------------------------------------------------------------------------------

       60               13      $  370,285,555        7.8%             7.8%       5.715%        57        1.77x       59.95%
       66                1           6,000,000        0.1              7.9        6.230         63        1.32        72.29
       84                9         395,040,000        8.3             16.2        5.628         79        1.50        75.53
       96                1          12,200,000        0.3             16.5        5.892         80        1.20        67.03
   120 to 121          291       3,952,290,128       83.1             99.6        5.740        118        1.36        72.78
   138 to 180            3          20,233,721        0.4            100.0        6.011        163        1.31        69.45
--------------------------------------------------------------
Total / Wtd. Avg.      318      $4,756,049,404      100.0%                        5.731%       110        1.41x       71.98%
==============================================================

              REMAINING TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 -----------------------------------------------
RANGE OF REMAINING                AGGREGATE                       CUMULATIVE
     TERMS TO       NUMBER OF    CUT-OFF DATE    % OF INITIAL    % OF INITIAL                 STATED               CUT-OFF DATE
   MATURITY/ARD      MORTGAGE     PRINCIPAL      MORTGAGE POOL   MORTGAGE POOL   MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
      (MOS.)          LOANS        BALANCE          BALANCE         BALANCE        RATE     TERM (MO.)    DSCR         RATIO
-------------------------------------------------------------------------------------------------------------------------------

     50 to 59           10      $  228,535,555         4.8%           4.8%        5.603%        55        1.69x       62.45%
     60 to 83           14         554,990,000        11.7           16.5         5.709         74        1.59        70.30
    84 to 114            5          63,361,403         1.3           17.8         5.755        102        1.20        69.24
    115 to 120         285       3,886,478,725        81.7           99.5         5.740        118        1.37        72.85
    121 to 177           4          22,683,721         0.5          100.0         6.042        159        1.32        68.23
--------------------------------------------------------------
Total / Wtd. Avg.      318      $4,756,049,404       100.0%                       5.731%       110        1.41x       71.98%
==============================================================

                   ORIGINAL AMORTIZATION TERM (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 -----------------------------------------------
                                  AGGREGATE                       CUMULATIVE
RANGE OF ORIGINAL   NUMBER OF    CUT-OFF DATE    % OF INITIAL    % OF INITIAL                 STATED               CUT-OFF DATE
  AMORTIZATION      MORTGAGE      PRINCIPAL      MORTGAGE POOL   MORTGAGE POOL   MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
 TERMS (MONTHS)       LOANS        BALANCE          BALANCE         BALANCE        RATE     TERM (MO.)    DSCR         RATIO
--------------------------------------------------------------------------------------------------------------------------------

  Interest Only         72      $2,370,027,593       49.8%            49.8%        5.661%      106        1.53x       71.02%
       180               1           1,980,940       0.04             49.9         6.760       177        2.67        34.15
       240               4          18,242,223        0.4             50.3         5.716       125        1.23        67.94
       300              16          96,180,059        2.0             52.3         5.907       114        1.42        71.79
       360             225       2,269,618,590       47.7            100.0         5.797       114        1.28        73.05
--------------------------------------------------------------
Total / Wtd. Avg.      318      $4,756,049,404      100.0%                         5.731%      110        1.41x       71.98%
==============================================================

                                      A-2-2

                   REMAINING AMORTIZATION TERM (MORTGAGE POOL)

                                      AGGREGATE
  RANGE OF REMAINING   NUMBER OF     CUT-OFF DATE     % OF INITIAL
     AMORTIZATION       MORTGAGE      PRINCIPAL      MORTGAGE POOL
    TERMS (MONTHS)       LOANS         BALANCE          BALANCE
-------------------------------------------------------------------

      Interest Only         72      $2,370,027,593         49.8%
       177 to 240            5          20,223,162          0.4
       241 to 300           16          96,180,059          2.0
       301 to 360          225       2,269,618,590         47.7
-------------------------------------------------------------------
   Total / Wtd. Avg.       318      $4,756,049,404        100.0%
===================================================================

                                                       WEIGHTED AVERAGES
                                        -----------------------------------------------
                         CUMULATIVE
  RANGE OF REMAINING    % OF INITIAL                 STATED               CUT-OFF DATE
     AMORTIZATION      MORTGAGE POOL    MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
    TERMS (MONTHS)        BALANCE         RATE     TERM (MO.)     DSCR        RATIO
---------------------------------------------------------------------------------------

      Interest Only          49.8%        5.661%      106         1.53x       71.02%
       177 to 240            50.3         5.819       130         1.37        64.63
       241 to 300            52.3         5.907       114         1.42        71.79
       301 to 360           100.0         5.797       114         1.28        73.05
--------------------
   Total / Wtd. Avg.                      5.731%      110         1.41x       71.98%
====================

                     MORTGAGE LOAN SEASONING (MORTGAGE POOL)

                                      AGGREGATE
                       NUMBER OF     CUT-OFF DATE     % OF INITIAL
       SEASONING        MORTGAGE      PRINCIPAL      MORTGAGE POOL
       (MONTHS)          LOANS         BALANCE          BALANCE
-------------------------------------------------------------------

        0 to 6             309      $4,489,188,001         94.4%
        7 to 12              5         201,511,403          4.2
       13 to 16              3          42,950,000          0.9
       17 to 25              1          22,400,000          0.5
-------------------------------------------------------------------
   Total / Wtd. Avg.       318      $4,756,049,404        100.0%
===================================================================

                                                       WEIGHTED AVERAGES
                                        -----------------------------------------------
                         CUMULATIVE
                        % OF INITIAL                 STATED               CUT-OFF DATE
       SEASONING       MORTGAGE POOL    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       (MONTHS)           BALANCE         RATE     TERM (MO.)     DSCR        RATIO
---------------------------------------------------------------------------------------

        0 to 6               94.4%        5.729%       112        1.40x       72.43%
        7 to 12              98.6         5.794         64        1.56        63.16
       13 to 16              99.5         5.834         98        1.20        72.11
       17 to 25             100.0         5.520         95        1.15        60.22
--------------------
   Total / Wtd. Avg.                      5.731%       110        1.41x       71.98%
====================

                       ENCUMBERED INTEREST (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 -----------------------------------------------
                                                  AGGREGATE
                                   NUMBER OF     CUT-OFF DATE     % OF INITIAL                STATED               CUT-OFF DATE
                                   MORTGAGED      PRINCIPAL      MORTGAGE POOL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       ENCUMBERED INTEREST        PROPERTIES       BALANCE          BALANCE        RATE     TERM (MO.)     DSCR        RATIO
--------------------------------------------------------------------------------------------------------------------------------

Fee Simple                            489      $4,506,776,179         94.8%        5.730%      110         1.41x       71.97%
Fee in Part, Leasehold in Part          3         124,610,528          2.6         5.574       114         1.36        77.04
Leasehold                               9         124,662,697          2.6         5.943       117         1.39        67.22
------------------------------------------------------------------------------
 Total / Wtd. Avg.                    501      $4,756,049,404        100.0%        5.731%      110         1.41x       71.98%
==============================================================================

                                      A-2-3

                         PROPERTY TYPES (MORTGAGE POOL)

                                             AGGREGATE       % OF INITIAL     MAXIMUM
                               NUMBER OF    CUT-OFF DATE       MORTGAGE     CUT-OFF DATE
                               MORTGAGED     PRINCIPAL           POOL        PRINCIPAL
        PROPERTY TYPE         PROPERTIES      BALANCE           BALANCE       BALANCE
----------------------------------------------------------------------------------------

Retail                            174      $1,860,480,285         39.1%     $ 94,440,867
 Anchored                          99       1,280,569,371         26.9        71,000,000
 Regional Mall                      3         182,848,680          3.8        94,440,867
 Shadow Anchored                   18         141,696,901          3.0        28,500,000
 Unanchored                        23         129,885,077          2.7        15,100,000
 Anchored, Single Tenant           18          83,235,136          1.8        15,000,000
 Unanchored, Single Tenant         13          42,245,121          0.9        20,000,000
Office                             84       1,265,432,517         26.6       130,000,000
 Suburban                          54         723,360,531         15.2       130,000,000
 CBD                                9         283,808,712          6.0       120,300,000
 Medical Office                    21         258,263,274          5.4        85,000,000
Hospitality                        41         506,264,556         10.6        75,000,000
 Limited Service                   32         351,859,676          7.4        75,000,000
 Full Service                       6         129,925,472          2.7        43,879,983
 Extended Stay                      3          24,479,408          0.5        10,500,000
Industrial                         76         463,346,799          9.7        27,222,032
Multifamily                        88         447,328,834          9.4        26,775,000
 Conventional                      86         432,303,834          9.1        26,775,000
 Student Housing                    1           7,825,000          0.2         7,825,000
 Live/Work                          1           7,200,000          0.2         7,200,000
Mixed Use                          13         110,605,873          2.3        17,630,200
Manufactured Housing               15          62,103,892          1.3        14,100,000
Self Storage                        7          25,034,382          0.5         8,153,000
Other                               1           9,000,000          0.2         9,000,000
Land                                2           6,452,267          0.1         5,760,000
-------------------------------------------------------------------------
 Total / Wtd. Avg.                501      $4,756,049,404        100.0%
=========================================================================

                                             WEIGHTED AVERAGES
                              -----------------------------------------------
                                                                                                    MIN/MAX
                                           STATED                CUT-OFF DATE      MIN/MAX       CUT-OFF DATE
                              MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE      U/W NCF       LOAN-TO-VALUE
        PROPERTY TYPE           RATE     TERM (MO.)     DSCR        RATIO            DSCR            RATIO
--------------------------------------------------------------------------------------------------------------

Retail                          5.690%       112        1.38x        70.69%    1.10x / 2.48x   31.90% / 81.17%
 Anchored                       5.662        117        1.38         72.05     1.10x / 2.48x   43.48% / 80.15%
 Regional Mall                  5.773         62        1.57         62.61     1.31x / 1.81x   51.51% / 74.58%
 Shadow Anchored                5.789        120        1.24         75.98     1.16x / 1.55x   58.57% / 80.00%
 Unanchored                     5.703        118        1.39         66.01     1.18x / 2.02x   31.90% / 81.17%
 Anchored, Single Tenant        5.701        120        1.26         69.36     1.11x / 1.84x   50.54% / 79.65%
 Unanchored, Single Tenant      5.787         99        1.46         63.46     1.11x / 2.12x   50.38% / 79.03%
Office                          5.768        110        1.29         74.09     1.10x / 2.66x   35.15% / 81.71%
 Suburban                       5.819        115        1.28         73.47     1.10x / 2.66x   35.15% / 81.71%
 CBD                            5.734        104        1.34         76.67     1.20x / 1.81x   51.51% / 79.84%
 Medical Office                 5.663        104        1.26         73.01     1.11x / 1.64x   59.60% / 80.00%
Hospitality                     5.789        116        1.60         70.63     1.24x / 2.98x   34.15% / 80.04%
 Limited Service                5.725        116        1.60         72.61     1.24x / 2.98x   34.15% / 80.04%
 Full Service                   5.950        118        1.61         64.17     1.37x / 2.60x   35.18% / 76.92%
 Extended Stay                  5.852        119        1.50         76.55     1.40x / 1.62x   74.66% / 78.95%
Industrial                      5.622         92        1.66         71.02     1.18x / 2.33x   44.03% / 81.30%
Multifamily                     5.794        114        1.34         75.70     1.14x / 2.17x   32.21% / 80.07%
 Conventional                   5.802        114        1.34         75.85     1.14x / 2.17x   32.21% / 80.07%
 Student Housing                5.600        119        1.15         79.85     1.15x / 1.15x   79.85% / 79.85%
 Live/Work                      5.543        118        1.22         62.07     1.22x / 1.22x   62.07% / 62.07%
Mixed Use                       5.793         96        1.57         63.19     1.13x / 2.26x   41.92% / 79.49%
Manufactured Housing            5.895        111        1.35         72.07     1.19x / 1.99x   45.92% / 80.00%
Self Storage                    5.982        119        1.24         74.36     1.18x / 1.52x   54.94% / 79.92%
Other                           5.805        118        1.25         79.72     1.25x / 1.25x   79.72% / 79.72%
Land                            5.774        119        1.25         77.84     1.22x / 1.43x   59.88% / 80.00%
--------------------------
 Total / Wtd. Avg.              5.731%       110        1.41x        71.98%    1.10x / 2.98x   31.90% / 81.71%
==========================

                                      A-2-4

     UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (MORTGAGE POOL)

                                     AGGREGATE
      RANGE OF        NUMBER OF     CUT-OFF DATE     % OF INITIAL
       U/W NCF         MORTGAGE      PRINCIPAL      MORTGAGE POOL
      DSCR (X)          LOANS         BALANCE          BALANCE
-----------------------------------------------------------------

   1.10x to 1.14x         10      $  241,813,285          5.1%
   1.15x to 1.19x         40         492,084,064         10.3
   1.20x to 1.24x         85         872,902,862         18.4
   1.25x to 1.29x         42         435,874,588          9.2
   1.30x to 1.34x         27         422,091,161          8.9
   1.35x to 1.39x         22         337,430,718          7.1
   1.40x to 1.44x         26         231,492,314          4.9
   1.45x to 1.49x         10         604,342,224         12.7
   1.50x to 1.99x         44         941,982,944         19.8
   2.00x to 2.98x         12         176,035,243          3.7
-----------------------------------------------------------------
 Total / Wtd. Avg.       318      $4,756,049,404        100.0%
=================================================================

                                                    WEIGHTED AVERAGES
                                      -----------------------------------------------
                        CUMULATIVE
      RANGE OF         % OF INITIAL                STATED               CUT-OFF DATE
       U/W NCF        MORTGAGE POOL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      DSCR (X)           BALANCE        RATE     TERM (MO.)     DSCR        RATIO
-------------------------------------------------------------------------------------

   1.10x to 1.14x           5.1%        5.952%       119        1.11x       71.73%
   1.15x to 1.19x          15.4         5.787        119        1.16        76.58
   1.20x to 1.24x          33.8         5.762        112        1.21        75.26
   1.25x to 1.29x          42.9         5.708        116        1.26        76.48
   1.30x to 1.34x          51.8         5.818         98        1.31        76.36
   1.35x to 1.39x          58.9         5.771        115        1.37        75.89
   1.40x to 1.44x          63.8         5.751        115        1.42        70.81
   1.45x to 1.49x          76.5         5.600        118        1.48        66.79
   1.50x to 1.99x          96.3         5.676         99        1.69        69.87
   2.00x to 2.98x         100.0         5.615         88        2.31        44.71
------------------
 Total / Wtd. Avg.                      5.731%       110        1.41x       71.98%
==================

                CUT-OFF DATE LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                                  WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
      RANGE OF                       AGGREGATE                       CUMULATIVE
    CUT-OFF DATE      NUMBER OF    CUT-OFF DATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
    LOAN-TO-VALUE      MORTGAGE      PRINCIPAL     MORTGAGE POOL   MORTGAGE POOL   MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
        RATIO           LOANS         BALANCE         BALANCE         BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

  31.90% to 60.00%        40      $  453,766,409         9.5%            9.5%        5.647%        91        1.90x       49.87%
  60.01% to 65.00%        25         628,042,629        13.2            22.7         5.616        119        1.49        63.23
  65.01% to 70.00%        37         502,148,081        10.6            33.3         5.847        107        1.33        68.23
  70.01% to 75.00%        70         794,273,599        16.7            50.0         5.816        103        1.29        73.48
  75.01% to 80.00%       137       2,153,692,687        45.3            95.3         5.735        114        1.35        78.64
  80.01% to 81.71%         9         224,126,000         4.7           100.0         5.633        118        1.30        80.39
----------------------------------------------------------------
 Total / Wtd. Avg.       318      $4,756,049,404       100.0%                        5.731%       110        1.41x       71.98%
================================================================

              MATURITY DATE/ARD LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                                  WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
 RANGE OF MATURITY                   AGGREGATE                       CUMULATIVE
     DATE/ARD         NUMBER OF    CUT-OFF DATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
   LOAN-TO-VALUE       MORTGAGE      PRINCIPAL     MORTGAGE POOL   MORTGAGE POOL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       RATIO            LOANS         BALANCE         BALANCE         BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

  0.60% to 50.00%         36      $  275,301,229         5.8%            5.8%        5.697%       100        1.92x       48.48%
  50.01% to 60.00%        45         455,836,782         9.6            15.4         5.752        102        1.57        61.31
  60.01% to 65.00%        56       1,016,665,074        21.4            36.7         5.726        118        1.38        66.61
  65.01% to 70.00%        74         729,437,319        15.3            52.1         5.862        104        1.32        74.72
  70.01% to 80.00%       104       2,169,659,000        45.6            97.7         5.689        110        1.36        78.37
  80.01% to 81.30%         3         109,150,000         2.3           100.0         5.756        119        1.23        80.58
----------------------------------------------------------------
 Total / Wtd. Avg.       318      $4,756,049,404       100.0%                        5.731%       110        1.41x       71.98%
================================================================

                                      A-2-5

                          STATE/REGION (MORTGAGE POOL)

                                                                                                    WEIGHTED AVERAGES
                                                                                      ---------------------------------------------
                                          AGGREGATE                      CUMULATIVE
                           NUMBER OF     CUT-OFF DATE   % OF INITIAL    % OF INITIAL               STATED              CUT-OFF DATE
                           MORTGAGED      PRINCIPAL       MORTGAGE     MORTGAGE POOL  MORTGAGE    REMAINING   U/W NCF  LOAN-TO-VALUE
       STATE/REGION       PROPERTIES       BALANCE      POOL BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-----------------------------------------------------------------------------------------------------------------------------------

California                     53      $  927,180,519        19.5%          19.5%       5.675%       110        1.35x       72.82%
 Southern California(1)        39         725,955,536        15.3           15.3        5.642        109        1.34        73.68
 Northern California(1)        14         201,224,983         4.2            4.2        5.793        110        1.40        69.74
Virginia                       21         418,705,338         8.8           28.3        5.834        118        1.29        74.14
Florida                        57         392,493,796         8.3           36.6        5.705        116        1.52        66.06
Pennsylvania                   18         307,391,419         6.5           43.0        5.753        107        1.31        76.53
Illinois                       54         257,593,514         5.4           48.4        5.853        117        1.43        77.96
North Carolina                 21         253,588,058         5.3           53.8        5.620        112        1.46        74.09
Georgia                        37         207,828,144         4.4           58.1        5.669         94        1.50        69.14
Maryland                       14         184,760,283         3.9           62.0        5.854        100        1.32        73.97
New Jersey                     13         160,605,199         3.4           65.4        5.781        119        1.39        74.63
Washington                     17         153,988,719         3.2           68.6        5.674        102        1.46        68.88
Texas                          18         143,646,740         3.0           71.7        5.760        117        1.27        76.24
Oregon                         11         139,331,077         2.9           74.6        5.803         94        1.68        65.89
Massachusetts                  13         135,069,788         2.8           77.4        5.678        109        1.51        68.66
Hawaii                          4         100,000,000         2.1           79.5        5.603         50        1.81        51.51
Tennessee                      26          79,113,863         1.7           81.2        5.777        118        1.63        65.13
New York                       14          78,905,708         1.7           82.8        5.717        117        1.34        66.73
Utah                            6          70,120,000         1.5           84.3        5.639        118        1.34        77.43
South Carolina                 12          62,553,920         1.3           85.6        5.794        119        1.19        78.37
Ohio                            7          58,597,683         1.2           86.9        5.654        110        1.42        70.31
District of Columbia            3          57,400,000         1.2           88.1        5.660        118        1.81        60.96
Missouri                       10          53,367,104         1.1           89.2        5.825        116        1.29        75.61
Michigan                        5          48,995,946         1.0           90.2        5.755        118        1.35        77.76
Nebraska                        3          48,946,077         1.0           91.3        5.983        112        1.26        75.51
Nevada                          5          40,774,605         0.9           92.1        5.686        119        1.31        67.34
Wisconsin                       5          39,927,495         0.8           93.0        5.573         89        1.66        77.79
Arizona                         5          38,345,856         0.8           93.8        5.720        119        1.29        71.48
Minnesota                       4          37,916,070         0.8           94.6        5.659        118        1.22        75.34
Indiana                         5          37,488,504         0.8           95.3        5.743        119        1.40        69.90
Connecticut                     4          33,206,000         0.7           96.0        5.753        118        1.35        68.68
Arkansas                        5          32,541,688         0.7           96.7        5.706        100        1.68        72.09
Delaware                        6          29,295,000         0.6           97.3        5.688        119        1.25        76.62
Kentucky                        7          24,602,512         0.5           97.9        5.944        123        1.36        74.02
Rhode Island                    1          17,265,000         0.4           98.2        5.644        116        1.14        78.48
Alabama                         3          14,404,310         0.3           98.5        5.669        114        1.38        78.21
Oklahoma                        2          13,278,178         0.3           98.8        5.806        119        1.22        79.06
Maine                           1          10,000,000         0.2           99.0        5.670        119        1.81        60.61
New Hampshire                   2           9,520,000         0.2           99.2        5.735        119        1.22        68.02
Mississippi                     2           9,291,167         0.2           99.4        6.016         94        1.35        75.59
New Mexico                      2           8,700,000         0.2           99.6        5.874        119        1.22        74.76
Colorado                        2           8,500,000         0.2           99.8        5.791        119        1.31        75.28
Iowa                            1           4,800,000         0.1           99.9        5.830        118        1.17        80.00
Kansas                          1           4,291,753         0.1          100.0        5.785        118        1.31        69.22
Louisiana                       1           1,718,368        0.04          100.0        6.250        119        1.23        79.92
-------------------------------------------------------------------
 Total/Wtd. Avg.              501      $4,756,049,404       100.0%                      5.731%       110        1.41x       71.98%
===================================================================

(1)   Northern California includes areas with zip codes of 93309 and above, and
      Southern California includes areas with zip codes of 93003 and below.

                                      A-2-6

                    PREPAYMENT PROVISION TYPE (MORTGAGE POOL)

                                                                                            WEIGHTED AVERAGES
                                                                          -----------------------------------------------------
                                            AGGREGATE
                             NUMBER OF     CUT-OFF DATE    % OF INITIAL                      STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL      MORTGAGE POOL     WTD. AVG.     REMAINING    U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE          BALANCE      MORTGAGE RATE   TERM (MO.)    DSCR         RATIO
-------------------------------------------------------------------------------------------------------------------------------

LO/Defeasance                   258      $3,654,595,022         76.8%           5.744%         109        1.40x       72.93%
LO/Grtrx%UPBorYM                 53       1,023,197,173         21.5            5.686          113        1.44        68.59
LO/(i)Grtrx%UPBorYMor
 (ii)Defeasance                   4          69,775,000          1.5            5.742          118        1.43        74.41
LO/Grtrx%UPBorYM/
 Declining Penalty                2           4,282,209          0.1            6.030          118        1.39        71.43
LO/YM/Declining Penalty           1           4,200,000          0.1            5.500           82        2.66        35.15
---------------------------------------------------------------------
 Total / Wtd. Avg.              318      $4,756,049,404        100.0%           5.731%         110        1.41x       71.98%
=====================================================================

    INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)(3)

                                         MONTHS FOLLOWING CUT-OFF DATE
                          ------------------------------------------------------------
  PREPAYMENT RESTRICTION        0           12          24          36          48
--------------------------------------------------------------------------------------

Mortgage Loan Pool
 Balance(2)                   100.00%      99.85%      99.65%      99.38%      99.03%
Locked/Defeasance              100.0%      100.0%      87.32%      77.81%      74.99%
 Locked                        100.0%      100.0%      87.32%       2.16%       0.39%
 Defeasance                     0.00%       0.00%       0.00%      75.65%      74.60%
Yield Maintenance (All)         0.00%       0.00%      12.68%      22.19%      22.82%
 Yield Maintenance              0.00%       0.00%       0.09%       0.09%       0.09%
 Grtr4%UPBor2%UPB+YM            0.00%       0.00%       0.00%       0.15%       0.15%
 Grtr1%UPBorYM                  0.00%       0.00%      12.59%      20.47%      21.09%
 i-Grtr1%UPBorYMor-ii-
  Defeasance                    0.00%       0.00%       0.00%       1.48%       1.48%
Penalty (All)                   0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 5% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 4% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 3% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 2% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 1% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
Open                            0.00%       0.00%       0.00%       0.00%       2.19%
--------------------------------------------------------------------------------------
TOTAL                         100.00%     100.00%     100.00%     100.00%     100.00%
======================================================================================

                                              MONTHS FOLLOWING CUT-OFF DATE
                          ----------------------------------------------------------------------
  PREPAYMENT RESTRICTION       60          72          84          96         108         120
------------------------------------------------------------------------------------------------

Mortgage Loan Pool
 Balance(2)                   90.81%      90.00%      80.96%      79.83%      78.49%      0.36%
Locked/Defeasance             77.07%      75.17%      73.05%      72.80%      72.39%     87.68%
 Locked                        0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Defeasance                   77.07%      75.17%      73.05%      72.80%      72.39%     87.68%
Yield Maintenance (All)       22.61%      22.71%      24.39%      24.61%      24.89%      0.00%
 Yield Maintenance             0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Grtr4%UPBor2%UPB+YM           0.17%       0.17%       0.19%       0.19%       0.19%      0.00%
 Grtr1%UPBorYM                20.83%      20.92%      22.39%      22.58%      22.83%      0.00%
 i-Grtr1%UPBorYMor-ii-
  Defeasance                   1.62%       1.63%       1.81%       1.83%       1.86%      0.00%
Penalty (All)                  0.19%       0.19%       0.10%       0.10%       0.10%      0.00%
 Penalty 5% UPB                0.09%       0.00%       0.00%       0.00%       0.00%      0.00%
 Penalty 4% UPB                0.00%       0.09%       0.00%       0.00%       0.00%      0.00%
 Penalty 3% UPB                0.00%       0.00%       0.10%       0.00%       0.00%      0.00%
 Penalty 2% UPB                0.10%       0.00%       0.00%       0.10%       0.00%      0.00%
 Penalty 1% UPB                0.00%       0.10%       0.00%       0.00%       0.10%      0.00%
Open                           0.13%       1.93%       2.46%       2.50%       2.63%     12.32%
------------------------------------------------------------------------------------------------
TOTAL                        100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
================================================================================================

(1)   All numbers, unless otherwise noted, are as a percentage of the aggrgate pool balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
      Initial Mortgage Pool Balance a the specified point in time.

(3)   Several of the Mortgage Loans allow for exceptions to their standard prepayment restrictions, including, but not limited to: (i) partial prepayments up to a specified amount or a specified percentage of the original or outstanding loan amount; (ii) partial prepayments in connection with the release of a particular parcel of the related
      Mortgaged Property; and (iii) a required repayment of the subject Mortgage
      Loan (in whole or in part) if a specified condition is not satisfied by a designated date. These prepayments may be permitted or required notwithstanding that a prepayment lock-out period is otherwise in effect and may not be accompanied by prepayment consideration. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage
      Loans--Prepayment Provisions" in, and the footnotes to Annex A-1 of, the offering prospectus dated July 9, 2007 relating to the offered certificates. The above table does not reflect these exceptions. In addition, prepayments could occur by reason of casualty, condemnation or default.

                                      A-2-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-3

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                                      A-3-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                CUT-OFF DATE PRINCIPAL BALANCE (LOAN GROUP NO. 1)

                                              AGGREGATE
          RANGE OF              NUMBER OF    CUT-OFF DATE     % OF INITIAL
        CUT-OFF DATE             MORTGAGE     PRINCIPAL        LOAN GROUP
     PRINCIPAL BALANCES           LOANS        BALANCE        NO. 1 BALANCE
---------------------------------------------------------------------------

$  1,082,009 to $  4,999,999        74      $  218,529,582          5.1%
$  5,000,000 to $  9,999,999        88         634,362,423         14.9
$ 10,000,000 to $ 14,999,999        40         477,150,047         11.2
$ 15,000,000 to $ 19,999,999        20         332,814,294          7.8
$ 20,000,000 to $ 24,999,999        11         232,129,317          5.4
$ 25,000,000 to $ 29,999,999         5         140,227,032          3.3
$ 30,000,000 to $ 39,999,999         9         312,124,000          7.3
$ 40,000,000 to $ 49,999,999         5         226,379,983          5.3
$ 50,000,000 to $ 74,999,999         8         507,600,000         11.9
$ 75,000,000 to $ 99,999,999         3         248,000,000          5.8
$100,000,000 to $124,999,999         2         220,300,000          5.2
$125,000,000 to $442,500,000         3         717,500,000         16.8
---------------------------------------------------------------------------
Total / Wtd. Avg.                  268      $4,267,116,678        100.0%
===========================================================================

                                                              WEIGHTED AVERAGES
                                                -----------------------------------------------
                                   MAXIMUM
           RANGE OF              CUT-OFF DATE                STATED               CUT-OFF DATE
         CUT-OFF DATE             PRINCIPAL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      PRINCIPAL BALANCES           BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------------     ------------   --------   ----------   --------  -------------

$  1,082,009 to $  4,999,999     $  4,986,348     5.892%       118        1.38x       68.79%
$  5,000,000 to $  9,999,999        9,836,000     5.757        115        1.35        72.55
$ 10,000,000 to $ 14,999,999       14,420,000     5.741        116        1.40        71.25
$ 15,000,000 to $ 19,999,999       19,750,000     5.729        118        1.33        72.81
$ 20,000,000 to $ 24,999,999       23,334,317     5.838        111        1.29        74.41
$ 25,000,000 to $ 29,999,999       29,000,000     5.815        116        1.22        73.39
$ 30,000,000 to $ 39,999,999       37,600,000     5.660        111        1.55        70.83
$ 40,000,000 to $ 49,999,999       49,000,000     5.875        105        1.61        69.04
$ 50,000,000 to $ 74,999,999       71,000,000     5.692        103        1.38        77.51
$ 75,000,000 to $ 99,999,999       88,000,000     5.610         90        1.33        76.00
$100,000,000 to $124,999,999      120,300,000     5.585         85        1.56        65.77
$125,000,000 to $442,500,000      442,500,000     5.645        111        1.49        67.11
----------------------------
 Total / Wtd. Avg.                                5.721%       109        1.41x       71.58%
============================

                      MORTGAGE LOAN TYPE (LOAN GROUP NO. 1)

                                                                                                 WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
                                     AGGREGATE
                      NUMBER OF     CUT-OFF DATE     % OF INITIAL      MAXIMUM                  STATED               CUT-OFF DATE
                       MORTGAGE      PRINCIPAL        LOAN GROUP    CUT-OFF DATE   MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS         BALANCE       NO. 1 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

Interest Only             63      $2,128,652,593         49.9%      $442,500,000     5.643%      105         1.54x       70.23%
Partial IO/Balloon       122       1,535,304,000         36.0        130,000,000     5.765       112         1.26        73.22
Balloon                   74         477,151,968         11.2         43,879,983     5.896       120         1.39        70.99
Partial IO/ARD             5          66,045,000          1.5         20,794,000     5.976       118         1.19        75.16
Interest Only/ARD          2          48,600,000          1.1         31,600,000     5.633       118         1.32        79.67
ARD                        1           9,382,178          0.2          9,382,178     5.837       118         1.20        78.18
Fully Amortizing           1           1,980,940         0.05          1,980,940     6.760       177         2.67        34.15
----------------------------------------------------------------
 Total / Wtd. Avg.       268      $4,267,116,678        100.0%                       5.721%      109         1.41x       71.58%
================================================================

                        MORTGAGE RATES (LOAN GROUP NO. 1)

                                                                                                   WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
                                     AGGREGATE                       CUMULATIVE
       RANGE OF       NUMBER OF    CUT-OFF DATE      % OF INITIAL   % OF INITIAL               STATED                CUT-OFF DATE
       MORTGAGE        MORTGAGE      PRINCIPAL        LOAN GROUP     LOAN GROUP    MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
         RATES          LOANS         BALANCE       NO. 1 BALANCE   NO. 1 BALANCE    RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

  5.0200% to 5.4999%      17      $  541,367,114         12.7%           12.7%       5.434%      100         1.50x       75.30%
  5.5000% to 5.7499%     104       2,062,826,042         48.3            61.0        5.612       109         1.49        68.63
  5.7500% to 5.9999%     104       1,075,596,189         25.2            86.2        5.851       112         1.32        74.88
  6.0000% to 6.4999%      39         578,182,488         13.5            99.8        6.122       113         1.24        72.51
  6.5000% to 6.9000%       4           9,144,846          0.2           100.0        6.804       132         1.55        67.77
-----------------------------------------------------------------
   Total / Wtd. Avg.     268      $4,267,116,678        100.0%                       5.721%      109         1.41x       71.58%
=================================================================

                                      A-3-1

             ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                                                  WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
                                                                    CUMULATIVE
      RANGE OF                      AGGREGATE       % OF INITIAL    % OF INITIAL
 ORIGINAL TERMS TO    NUMBER OF    CUT-OFF DATE       LOAN GROUP    LOAN GROUP                 STATED                CUT-OFF DATE
    MATURITY/ARD       MORTGAGE     PRINCIPAL           NO. 1          NO. 1       MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
      (MONTHS)          LOANS        BALANCE           BALANCE        BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

         60               10      $  354,939,593          8.3%           8.3%        5.709%        57        1.79x       59.37%
         66                1           6,000,000          0.1            8.5         6.230         63        1.32        72.29
         84                8         386,290,000          9.1           17.5         5.625         79        1.50        75.65
         96                1          12,200,000          0.3           17.8         5.892         80        1.20        67.03
      120 to 121         245       3,487,453,364         81.7           99.5         5.730        118        1.37        72.39
      138 to 180           3          20,233,721          0.5          100.0         6.011        163        1.31        69.45
-----------------------------------------------------------------
 Total / Wtd. Avg.       268      $4,267,116,678        100.0%                       5.721%       109        1.41x       71.58%
=================================================================

             REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                                                   WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
      RANGE OF                                                       CUMULATIVE
      REMAINING                      AGGREGATE      % OF INITIAL    % OF INITIAL
      TERMS TO        NUMBER OF    CUT-OFF DATE      LOAN GROUP      LOAN GROUP                 STATED               CUT-OFF DATE
    MATURITY/ARD       MORTGAGE      PRINCIPAL          NO. 1          NO. 1       MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
       (MOS.)           LOANS         BALANCE          BALANCE        BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

      50 to 59             7      $  213,189,593          5.0%           5.0%        5.585%        55        1.71x       61.66%
      60 to 83            13         546,240,000         12.8           17.8         5.707         74        1.60        70.30
      84 to 114            3          34,615,714          0.8           18.6         5.847        106        1.23        73.42
     115 to 120          241       3,450,387,651         80.9           99.5         5.729        118        1.37        72.39
     121 to 177            4          22,683,721          0.5          100.0         6.042        159        1.32        68.23
-----------------------------------------------------------------
 Total / Wtd. Avg.       268      $4,267,116,678        100.0%                       5.721%       109        1.41x       71.58%
=================================================================

                  ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                                                  WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
                                                                     CUMULATIVE
     RANGE OF                        AGGREGATE      % OF INITIAL    % OF INITIAL
     ORIGINAL         NUMBER OF    CUT-OFF DATE     LOAN GROUP       LOAN GROUP                 STATED               CUT-OFF DATE
   AMORTIZATION        MORTGAGE     PRINCIPAL          NO. 1           NO. 1       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  TERMS (MONTHS)        LOANS        BALANCE          BALANCE         BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

   Interest Only          65      $2,177,252,593        51.0%           51.0%        5.643%      105         1.53x       70.44%
        180                1           1,980,940        0.05            51.1         6.760       177         2.67        34.15
        240                4          18,242,223         0.4            51.5         5.716       125         1.23        67.94
        300               13          67,380,059         1.6            53.1         5.866       113         1.51        68.34
        360              185       2,002,260,864        46.9           100.0         5.801       114         1.28        72.99
-----------------------------------------------------------------
Total / Wtd. Avg.        268      $4,267,116,678       100.0%                        5.721%      109         1.41x       71.58%
=================================================================

                                      A-3-2

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                                                  WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
                                                                     CUMULATIVE
      RANGE OF                      AGGREGATE       % OF INITIAL    % OF INITIAL
      REMAINING       NUMBER OF    CUT-OFF DATE      LOAN GROUP      LOAN GROUP                 STATED               CUT-OFF DATE
    AMORTIZATION       MORTGAGE     PRINCIPAL           NO. 1          NO. 1       MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)       LOANS        BALANCE           BALANCE        BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

     Interest Only        65      $2,177,252,593         51.0%          51.0%        5.643%       105       1.53x       70.44%
      177 to 240           5          20,223,162          0.5           51.5         5.819        130       1.37        64.63
      241 to 300          13          67,380,059          1.6           53.1         5.866        113       1.51        68.34
      301 to 360         185       2,002,260,864         46.9          100.0         5.801        114       1.28        72.99
-----------------------------------------------------------------
  Total / Wtd. Avg.      268      $4,267,116,678        100.0%                       5.721%       109       1.41x       71.58%
=================================================================

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 1)

                                                                                                  WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
                                                                     CUMULATIVE
                                    AGGREGATE       % OF INITIAL    % OF INITIAL
                      NUMBER OF    CUT-OFF DATE      LOAN GROUP      LOAN GROUP                 STATED               CUT-OFF DATE
       SEASONING       MORTGAGE     PRINCIPAL           NO. 1          NO. 1       MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
       (MONTHS)         LOANS        BALANCE           BALANCE        BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

        0 to 6           262      $4,032,300,965         94.5%          94.5%        5.718%       112        1.41x       72.01%
        7 to 12            3         191,865,714          4.5           99.0         5.776         62        1.57        62.42
       13 to 16            3          42,950,000          1.0          100.0         5.834         98        1.20        72.11
-----------------------------------------------------------------
   Total / Wtd. Avg.     268      $4,267,116,678        100.0%                       5.721%       109        1.41x       71.58%
=================================================================

                     ENCUMBERED INTEREST (LOAN GROUP NO. 1)

                                                                                                   WEIGHTED AVERAGES
                                                                                   -----------------------------------------------

                                                    AGGREGATE
                                     NUMBER OF     CUT-OFF DATE     % OF INITIAL                STATED               CUT-OFF DATE
                                     MORTGAGED      PRINCIPAL        LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       ENCUMBERED INTEREST          PROPERTIES       BALANCE       NO. 1 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

Fee Simple                              388       $4,017,843,454         94.2%       5.719%       109       1.42x       71.54%
Fee in Part, Leasehold in Part            3          124,610,528          2.9        5.574        114       1.36        77.04
Leasehold                                 9          124,662,697          2.9        5.943        117       1.39        67.22
--------------------------------------------------------------------------------
 Total / Wtd. Avg.                      400       $4,267,116,678        100.0%       5.721%       109       1.41x       71.58%
================================================================================

                                      A-3-3

                        PROPERTY TYPES (LOAN GROUP NO.1)

                                            AGGREGATE      % OF INITIAL      MAXIMUM
                              NUMBER OF    CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE
                              MORTGAGED     PRINCIPAL          NO. 1        PRINCIPAL
      PROPERTY TYPE          PROPERTIES      BALANCE          BALANCE        BALANCE
---------------------------------------------------------------------------------------

Retail                           174      $1,860,480,285        43.6%     $ 94,440,867
 Anchored                         99       1,280,569,371        30.0        71,000,000
 Regional Mall                     3         182,848,680         4.3        94,440,867
 Shadow Anchored                  18         141,696,901         3.3        28,500,000
 Unanchored                       23         129,885,077         3.0        15,100,000
 Anchored, Single Tenant          18          83,235,136         2.0        15,000,000
 Unanchored, Single Tenant        13          42,245,121         1.0        20,000,000
Office                            84       1,265,432,517        29.7       130,000,000
 Suburban                         54         723,360,531        17.0       130,000,000
 CBD                               9         283,808,712         6.7       120,300,000
 Medical Office                   21         258,263,274         6.1        85,000,000
Hospitality                       41         506,264,556        11.9        75,000,000
 Limited Service                  32         351,859,676         8.2        75,000,000
 Full Service                      6         129,925,472         3.0        43,879,983
 Extended Stay                     3          24,479,408         0.6        10,500,000
Industrial                        76         463,346,799        10.9        27,222,032
Mixed Use                         13         110,605,873         2.6        17,630,200
Self Storage                       7          25,034,382         0.6         8,153,000
Multifamily                        2          20,500,000         0.5        13,300,000
Other                              1           9,000,000         0.2         9,000,000
Land                               2           6,452,267         0.2         5,760,000
----------------------------------------------------------------------
 Total / Wtd. Avg.               400      $4,267,116,678       100.0%
======================================================================

                                            WEIGHTED AVERAGES
                             ----------------------------------------------
                                                                                              MIN/MAX
                                         STATED              CUT-OFF DATE     MIN/MAX      CUT-OFF DATE
                             MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE     U/W NCF      LOAN-TO-VALUE
      PROPERTY TYPE            RATE    TERM (MO.)    DSCR       RATIO           DSCR           RATIO
---------------------------------------------------------------------------------------------------------

Retail                         5.690%      112       1.38x       70.69%   1.10x / 2.48x  31.90% / 81.17%
 Anchored                      5.662       117       1.38        72.05    1.10x / 2.48x  43.48% / 80.15%
 Regional Mall                 5.773        62       1.57        62.61    1.31x / 1.81x  51.51% / 74.58%
 Shadow Anchored               5.789       120       1.24        75.98    1.16x / 1.55x  58.57% / 80.00%
 Unanchored                    5.703       118       1.39        66.01    1.18x / 2.02x  31.90% / 81.17%
 Anchored, Single Tenant       5.701       120       1.26        69.36    1.11x / 1.84x  50.54% / 79.65%
 Unanchored, Single Tenant     5.787        99       1.46        63.46    1.11x / 2.12x  50.38% / 79.03%
Office                         5.768       110       1.29        74.09    1.10x / 2.66x  35.15% / 81.71%
 Suburban                      5.819       115       1.28        73.47    1.10x / 2.66x  35.15% / 81.71%
 CBD                           5.734       104       1.34        76.67    1.20x / 1.81x  51.51% / 79.84%
 Medical Office                5.663       104       1.26        73.01    1.11x / 1.64x  59.60% / 80.00%
Hospitality                    5.789       116       1.60        70.63    1.24x / 2.98x  34.15% / 80.04%
 Limited Service               5.725       116       1.60        72.61    1.24x / 2.98x  34.15% / 80.04%
 Full Service                  5.950       118       1.61        64.17    1.37x / 2.60x  35.18% / 76.92%
 Extended Stay                 5.852       119       1.50        76.55    1.40x / 1.62x  74.66% / 78.95%
Industrial                     5.622        92       1.66        71.02    1.18x / 2.33x  44.03% / 81.30%
Mixed Use                      5.793        96       1.57        63.19    1.13x / 2.26x  41.92% / 79.49%
Self Storage                   5.982       119       1.24        74.36    1.18x / 1.52x  54.94% / 79.92%
Multifamily                    5.535       118       1.25        69.08    1.22x / 1.26x  62.07% / 72.88%
Other                          5.805       118       1.25        79.72    1.25x / 1.25x  79.72% / 79.72%
Land                           5.774       119       1.25        77.84    1.22x / 1.43x  59.88% / 80.00%
--------------------------
 Total / Wtd. Avg.             5.721%      109       1.41x       71.58%   1.10x / 2.98x   31.90% /81.71%
==========================

                                      A-3-4

    UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 1)

                                    AGGREGATE
                      NUMBER OF    CUT-OFF DATE    % OF INITIAL
   RANGE OF U/W NCF    MORTGAGE     PRINCIPAL       LOAN GROUP
       DSCR (X)         LOANS        BALANCE      NO. 1 BALANCE
-----------------------------------------------------------------

    1.10x to 1.14x         9      $  238,813,285         5.6%
    1.15x to 1.19x        28         351,688,281         8.2
    1.20x to 1.24x        74         791,344,841        18.5
    1.25x to 1.29x        36         401,061,322         9.4
    1.30x to 1.34x        21         383,828,715         9.0
    1.35x to 1.39x        19         327,533,429         7.7
    1.40x to 1.44x        23         212,907,187         5.0
    1.45x to 1.49x         7         578,442,224        13.6
    1.50x to 1.99x        40         806,885,654        18.9
    2.00x to 2.98x        11         174,611,740         4.1
-----------------------------------------------------------------
  Total / Wtd. Avg.      268      $4,267,116,678       100.0%
=================================================================

                                                    WEIGHTED AVERAGES
                                     ----------------------------------------------
                        CUMULATIVE
                       % OF INITIAL              STATED               CUT-OFF DATE
   RANGE OF U/W NCF     LOAN GROUP   MORTGAGE  REMAINING    U/W NCF   LOAN-TO-VALUE
       DSCR (X)       NO. 1 BALANCE    RATE    TERM (MO.)     DSCR        RATIO
-----------------------------------------------------------------------------------

    1.10x to 1.14x          5.6%       5.954%      119        1.11x       71.85%
    1.15x to 1.19x         13.8        5.806       120        1.17        77.37
    1.20x to 1.24x         32.4        5.758       112        1.22        75.14
    1.25x to 1.29x         41.8        5.690       116        1.26        76.25
    1.30x to 1.34x         50.8        5.816        96        1.31        76.13
    1.35x to 1.39x         58.5        5.772       115        1.37        76.07
    1.40x to 1.44x         63.4        5.742       114        1.42        70.32
    1.45x to 1.49x         77.0        5.594       119        1.48        66.53
    1.50x to 1.99x         95.9        5.639        97        1.70        68.90
    2.00x to 2.98x        100.0        5.614        87        2.31        44.81
-------------------
  Total / Wtd. Avg.                    5.721%      109        1.41x       71.58%
===================

               CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                    AGGREGATE
      RANGE OF        NUMBER OF    CUT-OFF DATE    % OF INITIAL
    CUT-OFF DATE       MORTGAGE     PRINCIPAL       LOAN GROUP
LOAN-TO-VALUE RATIO     LOANS        BALANCE       NO. 1 BALANCE
-----------------------------------------------------------------

   31.90% to 60.00%        35     $  430,426,174       10.1%
   60.01% to 65.00%        22        599,149,709       14.0
   65.01% to 70.00%        32        469,981,284       11.0
   70.01% to 75.00%        64        756,032,649       17.7
   75.01% to 80.00%       107      1,792,100,861       42.0
   80.01% to 81.71%         8        219,426,000        5.1
-----------------------------------------------------------------
  Total / Wtd. Avg.       268     $4,267,116,678      100.0%
=================================================================

                                                   WEIGHTED AVERAGES
                                     ----------------------------------------------
                        CUMULATIVE
      RANGE OF         % OF INITIAL             STATED                CUT-OFF DATE
    CUT-OFF DATE        LOAN GROUP   MORTGAGE  REMAINING    U/W NCF   LOAN-TO-VALUE
LOAN-TO-VALUE RATIO   NO. 1 BALANCE    RATE    TERM (MO.)     DSCR        RATIO
-----------------------------------------------------------------------------------

   31.90% to 60.00%        10.1%       5.644%       90        1.92x       49.91%
   60.01% to 65.00%        24.1        5.619       120        1.50        63.34
   65.01% to 70.00%        35.1        5.861       107        1.33        68.17
   70.01% to 75.00%        52.9        5.814       102        1.29        73.45
   75.01% to 80.00%        94.9        5.711       113        1.35        78.55
   80.01% to 81.71%       100.0        5.624       118        1.30        80.40
-------------------
  Total / Wtd. Avg.                    5.721%      109        1.41x       71.58%
===================

            MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                    AGGREGATE
 RANGE OF MATURITY    NUMBER OF    CUT-OFF DATE    % OF INITIAL
      DATE/ARD         MORTGAGE     PRINCIPAL       LOAN GROUP
LOAN-TO-VALUE RATIO     LOANS        BALANCE       NO. 1 BALANCE
-----------------------------------------------------------------

    0.60% to 50.00%       31      $  251,960,994        5.9%
   50.01% to 60.00%       40         422,651,496        9.9
   60.01% to 65.00%       50         998,255,709       23.4
   65.01% to 70.00%       59         641,644,479       15.0
   70.01% to 80.00%       85       1,843,454,000       43.2
   80.01% to 81.30%        3         109,150,000        2.6
-----------------------------------------------------------------
  Total / Wtd. Avg.      268      $4,267,116,678      100.0%
=================================================================

                                                   WEIGHTED AVERAGES
                                     ----------------------------------------------
                        CUMULATIVE
 RANGE OF MATURITY     % OF INITIAL             STATED                CUT-OFF DATE
      DATE/ARD          LOAN GROUP   MORTGAGE  REMAINING    U/W NCF   LOAN-TO-VALUE
LOAN-TO-VALUE RATIO   NO. 1 BALANCE    RATE    TERM (MO.)     DSCR        RATIO
-----------------------------------------------------------------------------------

    0.60% to 50.00%         5.9%       5.696%       99        1.97x       48.43%
   50.01% to 60.00%        15.8        5.762       102        1.60        61.24
   60.01% to 65.00%        39.2        5.728       118        1.38        66.51
   65.01% to 70.00%        54.2        5.864       103        1.32        74.70
   70.01% to 80.00%        97.4        5.660       109        1.35        78.23
   80.01% to 81.30%       100.0        5.756       119        1.23        80.58
-------------------
  Total / Wtd. Avg.                    5.721%      109        1.41x       71.58%
===================

                                      A-3-5

                         STATE/REGION (LOAN GROUP NO. 1)

                                                                                                    WEIGHTED AVERAGES
                                                                                     -----------------------------------------------
                                         AGGREGATE                      CUMULATIVE
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   % OF INITIAL              STATED                CUT-OFF DATE
                           MORTGAGED     PRINCIPAL       LOAN GROUP     LOAN GROUP   MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
       STATE/REGION       PROPERTIES      BALANCE      NO. 1 BALANCE  NO. 1 BALANCE    RATE     TERM (MO.)     DSCR        RATIO
------------------------------------------------------------------------------------------------------------------------------------

California                     50     $  890,077,206        20.9%          20.9%       5.680%       110        1.35x       73.42%
 Southern California(1)        37        695,002,223        16.3           16.3        5.647        110        1.34        74.44
 Northern California(1)        13        195,074,983         4.6            4.6        5.799        110        1.40        69.78
Virginia                       18        411,749,544         9.6           30.5        5.834        118        1.29        74.10
Florida                        53        375,552,264         8.8           39.3        5.694        117        1.53        65.94
Pennsylvania                   13        265,109,211         6.2           45.5        5.727        105        1.31        76.15
North Carolina                 18        242,390,769         5.7           51.2        5.617        115        1.46        73.91
Georgia                        36        202,553,846         4.7           55.9        5.664         94        1.51        68.86
Maryland                       14        184,760,283         4.3           60.3        5.854        100        1.32        73.97
Washington                     16        146,588,719         3.4           63.7        5.668        101        1.45        68.93
New Jersey                     12        146,505,199         3.4           67.1        5.759        119        1.41        74.63
Oregon                         11        139,331,077         3.3           70.4        5.803         94        1.68        65.89
Illinois                       10        131,443,514         3.1           73.5        5.801        117        1.26        77.86
Massachusetts                  12        125,100,347         2.9           76.4        5.681        108        1.54        69.82
Hawaii                          4        100,000,000         2.3           78.8        5.603         50        1.81        51.51
Texas                          13         74,263,132         1.7           80.5        5.822        117        1.30        74.84
Tennessee                      24         73,000,000         1.7           82.2        5.762        117        1.66        63.89
New York                        9         65,013,500         1.5           83.7        5.647        117        1.36        64.02
District of Columbia            3         57,400,000         1.3           85.1        5.660        118        1.81        60.96
Utah                            5         54,120,000         1.3           86.4        5.635        118        1.38        78.21
Missouri                       10         53,367,104         1.3           87.6        5.825        116        1.29        75.61
Michigan                        5         48,995,946         1.1           88.8        5.755        118        1.35        77.76
Nebraska                        3         48,946,077         1.1           89.9        5.983        112        1.26        75.51
Ohio                            5         43,299,593         1.0           90.9        5.602        108        1.51        67.94
Nevada                          5         40,774,605         1.0           91.9        5.686        119        1.31        67.34
Arizona                         5         38,345,856         0.9           92.8        5.720        119        1.29        71.48
Minnesota                       3         36,468,805         0.9           93.6        5.651        118        1.22        75.31
Indiana                         4         36,065,000         0.8           94.5        5.744        119        1.37        71.38
Connecticut                     4         33,206,000         0.8           95.2        5.753        118        1.35        68.68
Arkansas                        5         32,541,688         0.8           96.0        5.706        100        1.68        72.09
Wisconsin                       3         31,495,698         0.7           96.8        5.486         81        1.79        77.83
South Carolina                  6         30,828,219         0.7           97.5        5.717        119        1.24        76.78
Rhode Island                    1         17,265,000         0.4           97.9        5.644        116        1.14        78.48
Kentucky                        5         17,104,698         0.4           98.3        5.974        125        1.43        71.50
Delaware                        3         15,350,000         0.4           98.6        5.707        119        1.28        73.63
Oklahoma                        2         13,278,178         0.3           98.9        5.806        119        1.22        79.06
Maine                           1         10,000,000         0.2           99.2        5.670        119        1.81        60.61
New Hampshire                   2          9,520,000         0.2           99.4        5.735        119        1.22        68.02
New Mexico                      2          8,700,000         0.2           99.6        5.874        119        1.22        74.76
Mississippi                     1          5,991,167         0.1           99.8        5.870        119        1.43        74.66
Alabama                         2          4,604,310         0.1           99.9        5.752        107        1.75        75.10
Kansas                          1          4,291,753         0.1          100.0        5.785        118        1.31        69.22
Louisiana                       1          1,718,368        0.04          100.0        6.250        119        1.23        79.92
--------------------------------------------------------------------
 Total/Wtd. Avg.              400     $4,267,116,678       100.0%                      5.721%       109        1.41x       71.58%
====================================================================

(1)   Northern California includes areas with zip codes of 93309 and above, and
      Southern California includes areas with zip codes of 93003 and below.

                                      A-3-6

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 1)

                                                                                          WEIGHTED AVERAGES
                                                                           ------------------------------------------------
                                           AGGREGATE
                             NUMBER OF    CUT-OFF DATE      % OF INITIAL   WTD. AVG.     STATED               CUT-OFF DATE
                              MORTGAGE     PRINCIPAL         LOAN GROUP    MORTGAGE    REMAINING    U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS        BALANCE        NO. 1 BALANCE     RATE      TERM (MO.)     DSCR        RATIO
---------------------------------------------------------------------------------------------------------------------------

LO/Defeasance                   216      $3,244,265,194         76.0%         5.734%       108        1.40x       72.68%
LO/Grtrx%UPBorYM                 48         975,651,484         22.9          5.683        113        1.45        68.09
LO/(i)Grtrx%UPBorYMor
 (ii)Defeasance                   3          43,000,000          1.0          5.707        118        1.50        70.98
LO/YM/Declining Penalty           1           4,200,000          0.1          5.500         82        2.66        35.15
-------------------------------------------------------
 Total / Wtd. Avg.              268      $4,267,116,678        100.0%         5.721%       109        1.41x       71.58%
=======================================================

     INITIAL LOAN GROUP 1 PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)(3)

                                         MONTHS FOLLOWING CUT-OFF DATE
                          ------------------------------------------------------------
 PREPAYMENT RESTRICTION         0           12          24          36          48
--------------------------------------------------------------------------------------

Mortgage Loan Pool
 Balance(2)                   100.00%      99.85%      99.65%      99.39%      99.05%
Locked/Defeasance             100.00%     100.00%      85.87%      76.97%      73.91%
 Locked                       100.00%     100.00%      85.87%       2.12%       0.29%
 Defeasance                     0.00%       0.00%       0.00%      74.85%      73.62%
Yield Maintenance (All)         0.00%       0.00%      14.13%      23.03%      23.73%
 Yield Maintenance              0.00%       0.00%       0.10%       0.10%       0.10%
 Grtr4%UPBor2%UPB+YM            0.00%       0.00%       0.00%       0.17%       0.17%
 Grtr1%UPBorYM                  0.00%       0.00%      14.03%      21.75%      22.44%
 i-Grtr1%UPBorYMor-ii-
  Defeasance                    0.00%       0.00%       0.00%       1.01%       1.02%
Penalty (All)                   0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 5% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 4% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 3% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 2% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 1% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
Open                            0.00%       0.00%       0.00%       0.00%       2.37%
-------------------------------------------------------------------------------------
TOTAL                         100.00%     100.00%     100.00%     100.00%     100.00%
=====================================================================================

                                              MONTHS FOLLOWING CUT-OFF DATE
                          ----------------------------------------------------------------------
 PREPAYMENT RESTRICTION        60          72          84          96          108       120
------------------------------------------------------------------------------------------------

Mortgage Loan Pool
 Balance(2)                   90.30%      89.49%      79.72%      79.03%      77.64%      0.40%
Locked/Defeasance             76.31%      74.18%      71.73%      71.61%      71.14%     87.68%
 Locked                        0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Defeasance                   76.31%      74.18%      71.73%      71.61%      71.14%     87.68%
Yield Maintenance (All)       23.44%      23.55%      25.48%      25.58%      25.90%      0.00%
 Yield Maintenance             0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Grtr4%UPBor2%UPB+YM           0.19%       0.19%       0.21%       0.21%       0.22%      0.00%
 Grtr1%UPBorYM                22.14%      22.24%      24.01%      24.10%      24.40%      0.00%
 i-Grtr1%UPBorYMor-ii-
  Defeasance                   1.12%       1.12%       1.26%       1.27%       1.29%      0.00%
Penalty (All)                  0.11%       0.11%       0.00%       0.00%       0.00%      0.00%
 Penalty 5% UPB                0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Penalty 4% UPB                0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Penalty 3% UPB                0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Penalty 2% UPB                0.11%       0.00%       0.00%       0.00%       0.00%      0.00%
 Penalty 1% UPB                0.00%       0.11%       0.00%       0.00%       0.00%      0.00%
Open                           0.15%       2.16%       2.79%       2.81%       2.96%     12.32%
-----------------------------------------------------------------------------------------------
TOTAL                        100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
===============================================================================================

(1)   All numbers, unless otherwise noted, are as a percentage of the aggrgate pool balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
      Initial Mortgage Pool Balance a the specified point in time.

(3)   Several of the Mortgage Loans allow for exceptions to their standard prepayment restrictions, including, but not limited to: (i) partial prepayments up to a specified amount or a specified percentage of the original or outstanding loan amount; (ii) partial prepayments in connection with the release of a particular parcel of the related
      Mortgaged Property; and (iii) a required repayment of the subject Mortgage
      Loan (in whole or in part) if a specified condition is not satisfied by a designated date. These prepayments may be permitted or required notwithstanding that a prepayment lock-out period is otherwise in effect and may not be accompanied by prepayment consideration. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage
      Loans--Prepayment Provisions" in, and the footnotes to Annex A-1 of, the offering prospectus dated July 9, 2007 relating to the offered certificates. The above table does not reflect these exceptions. In addition, prepayments could occur by reason of casualty, condemnation or default.

                                      A-3-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-4

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                                      A-4-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                CUT-OFF DATE PRINCIPAL BALANCE (LOAN GROUP NO. 2)

                                                                                                   WEIGHTED AVERAGES
                                                                                      --------------------------------------------
                                            AGGREGATE    % OF INITIAL     MAXIMUM
          RANGE OF              NUMBER OF  CUT-OFF DATE   LOAN GROUP   CUT-OFF DATE               STATED             CUT-OFF DATE
        CUT-OFF DATE            MORTGAGE    PRINCIPAL       NO. 2        PRINCIPAL    MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
     PRINCIPAL BALANCES           LOANS      BALANCE       BALANCE        BALANCE       RATE    TERM (MO.)    DSCR       RATIO
----------------------------------------------------------------------------------------------------------------------------------

$  1,098,016 to $  4,999,999        26     $ 72,609,283       14.9%    $   4,900,000   5.939%      113       1.31x       74.20%
$  5,000,000 to $  9,999,999        14      108,798,443       22.3         9,969,441   5.686       109       1.30        71.47
$ 10,000,000 to $ 19,999,999         5       73,500,000       15.0        19,200,000   5.865       117       1.24        77.30
$ 20,000,000 to $ 24,999,999         2       47,100,000        9.6        24,700,000   5.588       108       1.15        70.52
$ 25,000,000 to $ 29,999,999         1       26,775,000        5.5        26,775,000   5.800       117       1.32        79.93
 $30,000,000 to $123,150,000         2      160,150,000       32.8       123,150,000   5.901       117       1.50        78.77
---------------------------------------------------------------------
 Total / Wtd. Avg.                  50     $488,932,725      100.0%                    5.818%      114       1.34x       75.52%
=====================================================================

                      MORTGAGE LOAN TYPE (LOAN GROUP NO. 2)

                                                                                                   WEIGHTED AVERAGES
                                                                                      --------------------------------------------
                                            AGGREGATE    % OF INITIAL
                                NUMBER OF  CUT-OFF DATE   LOAN GROUP      MAXIMUM                 STATED             CUT-OFF DATE
                                MORTGAGE    PRINCIPAL       NO. 2      CUT-OFF DATE   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
 MORTGAGE LOAN TYPE               LOANS      BALANCE       BALANCE        BALANCE       RATE    TERM (MO.)   DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

Partial IO/Balloon                  23     $231,200,000       47.3%    $  37,000,000   5.769%      115       1.19x       76.36%
Interest Only                        7      192,775,000       39.4       123,150,000   5.861       112       1.53        77.60
Balloon                             20       64,957,725       13.3         9,969,441   5.861       115       1.36        66.32
---------------------------------------------------------------------
 Total / Wtd. Avg.                  50     $488,932,725      100.0%                    5.818%      114       1.34x       75.52%
=====================================================================

                        MORTGAGE RATES (LOAN GROUP NO. 2)

                                                                                                    WEIGHTED AVERAGES
                                                                                      --------------------------------------------
                                            AGGREGATE    % OF INITIAL  CUMULATIVE %
                                NUMBER OF  CUT-OFF DATE   LOAN GROUP    OF  INITIAL               STATED             CUT-OFF DATE
     RANGE OF                   MORTGAGE    PRINCIPAL       NO. 2       LOAN GROUP    MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
  MORTGAGE RATES                  LOANS      BALANCE       BALANCE     NO. 2 BALANCE    RATE    TERM (MO.)   DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

5.2250% to 5.4999%                   1     $  8,070,000       1.7%            1.7%     5.225%      116       1.21x       69.27%
5.5000% to 5.7499%                  12      128,064,177      26.2            27.8      5.619       109       1.25        69.97
5.7500% to 5.9999%                  26      304,290,115      62.2            90.1      5.877       116       1.40        78.16
6.0000% to 6.2800%                  11       48,508,434       9.9           100.0      6.069       110       1.28        74.59
---------------------------------------------------------------------
 Total / Wtd. Avg.                  50     $488,932,725     100.0%                     5.818%      114       1.34x       75.52%
=====================================================================

                                      A-4-1

             ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                                                                   WEIGHTED AVERAGES
                                                                                      --------------------------------------------
                                                                        CUMULATIVE
       RANGE OF                             AGGREGATE    % OF INITIAL      % OF
  ORIGINAL TERMS TO             NUMBER OF  CUT-OFF DATE   LOAN GROUP   INITIAL LOAN               STATED             CUT-OFF DATE
     MATURITY/ARD               MORTGAGE    PRINCIPAL       NO. 2       GROUP NO. 2   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
       (MONTHS)                   LOANS      BALANCE       BALANCE        BALANCE       RATE    TERM (MO.)   DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

          60                        3      $ 15,345,962       3.1%           3.1%      5.858%       56       1.50x      73.45%
          84                        1         8,750,000       1.8            4.9       5.800        83       1.45        70.00
         120                       46       464,836,764      95.1          100.0       5.817       116       1.34        75.69
---------------------------------------------------------------------
  Total / Wtd. Avg.                50      $488,932,725     100.0%                     5.818%      114       1.34x      75.52%
=====================================================================

             REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                                                                   WEIGHTED AVERAGES
                                                                                      --------------------------------------------
                                                                        CUMULATIVE
       RANGE OF                             AGGREGATE    % OF INITIAL      % OF
  ORIGINAL TERMS TO             NUMBER OF  CUT-OFF DATE   LOAN GROUP   INITIAL LOAN               STATED             CUT-OFF DATE
     MATURITY/ARD               MORTGAGE    PRINCIPAL       NO. 2       GROUP NO. 2   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
       (MOS.)                     LOANS      BALANCE       BALANCE        BALANCE       RATE    TERM (MO.)   DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

       50 to 59                      3     $ 15,345,962       3.1%           3.1%      5.858%       56       1.50x      73.45%
       60 to 83                      1        8,750,000       1.8            4.9       5.800        83       1.45       70.00
       84 to 114                     2       28,745,689       5.9           10.8       5.644        99       1.16       64.22
       115 to 120                   44      436,091,075      89.2          100.0       5.828       118       1.35       76.44
---------------------------------------------------------------------
  Total / Wtd. Avg.                 50     $488,932,725     100.0%                     5.818%      114       1.34x      75.52%
=====================================================================

                  ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                                                                   WEIGHTED AVERAGES
                                                                                      --------------------------------------------
                                                                        CUMULATIVE
                                            AGGREGATE    % OF INITIAL      % OF
  RANGE OF ORIGINAL             NUMBER OF  CUT-OFF DATE   LOAN GROUP   INITIAL LOAN               STATED             CUT-OFF DATE
     AMORTIZATION               MORTGAGE    PRINCIPAL       NO. 2       GROUP NO. 2   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
    TERMS (MONTHS)                LOANS      BALANCE       BALANCE        BALANCE       RATE    TERM (MO.)   DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

     Interest Only                  7      $192,775,000      39.4%          39.4%      5.861%      112       1.53x      77.60%
         300                        3        28,800,000       5.9           45.3       6.003       117       1.23       79.85
         360                       40       267,357,725      54.7          100.0       5.766       115       1.22       73.54
---------------------------------------------------------------------
  Total / Wtd. Avg.                50      $488,932,725     100.0%                     5.818%      114       1.34x      75.52%
=====================================================================

                                      A-4-2

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                                                                   WEIGHTED AVERAGES
                                                                                      --------------------------------------------
                                                                        CUMULATIVE
                                            AGGREGATE    % OF INITIAL      % OF
 RANGE OF REMAINING             NUMBER OF  CUT-OFF DATE   LOAN GROUP   INITIAL LOAN               STATED             CUT-OFF DATE
     AMORTIZATION               MORTGAGE    PRINCIPAL       NO. 2       GROUP NO. 2   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
    TERMS (MONTHS)                LOANS      BALANCE       BALANCE        BALANCE       RATE    TERM (MO.)   DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

     Interest Only                  7      $192,775,000      39.4%          39.4%      5.861%      112       1.53x      77.60%
       300 to 300                   3        28,800,000       5.9           45.3       6.003       117       1.23       79.85
       301 to 360                  40       267,357,725      54.7          100.0       5.766       115       1.22       73.54
---------------------------------------------------------------------
  Total / Wtd. Avg.                50      $488,932,725     100.0%                     5.818%      114       1.34x      75.52%
=====================================================================

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 2)

                                                                                                   WEIGHTED AVERAGES
                                                                                      --------------------------------------------
                                                                        CUMULATIVE
                                            AGGREGATE    % OF INITIAL      % OF
                                NUMBER OF  CUT-OFF DATE   LOAN GROUP   INITIAL LOAN               STATED             CUT-OFF DATE
      SEASONING                 MORTGAGE    PRINCIPAL       NO. 2       GROUP NO. 2   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
       (MONTHS)                   LOANS      BALANCE       BALANCE        BALANCE       RATE    TERM (MO.)   DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

        0 to 6                     47      $456,887,036      93.4%          93.4%      5.825%      115       1.36x      76.21%
       7 to 12                      2         9,645,689       2.0           95.4       6.148        90       1.21       77.98
       13 to 25                     1        22,400,000       4.6          100.0       5.520        95       1.15       60.22
---------------------------------------------------------------------
  Total / Wtd. Avg.                50      $488,932,725     100.0%                     5.818%      114       1.34x      75.52%
=====================================================================

                     ENCUMBERED INTEREST (LOAN GROUP NO. 2)

                                                                                                   WEIGHTED AVERAGES
                                                                                      --------------------------------------------
                                                          AGGREGATE        % OF
                                            NUMBER OF    CUT-OFF DATE  INITIAL LOAN               STATED             CUT-OFF DATE
                                            MORTGAGED     PRINCIPAL     GROUP NO. 2   MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
 ENCUMBERED INTEREST                        PROPERTIES     BALANCE        BALANCE       RATE    TERM (MO.)   DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------

Fee Simple                                      101      $488,932,725      100.0%      5.818%      114       1.34x      75.52%
------------------------------------------------------------------------------------
 Total / Wtd. Avg.                              101      $488,932,725      100.0%      5.818%      114       1.34x      75.52%
====================================================================================

                                      A-4-3

                        PROPERTY TYPES (LOAN GROUP NO. 2)

                                       AGGREGATE                       MAXIMUM
                         NUMBER OF   CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
                         MORTGAGED     PRINCIPAL      LOAN GROUP      PRINCIPAL
     PROPERTY TYPE      PROPERTIES      BALANCE     NO. 2 BALANCE      BALANCE
---------------------------------------------------------------------------------

Multifamily                 86       $ 426,828,834        87.3%      $26,775,000
 Conventional               85         419,003,834        85.7        26,775,000
 Student Housing             1           7,825,000         1.6         7,825,000
Manufactured Housing        15          62,103,892        12.7        14,100,000
-----------------------------------------------------------------
 Total / Wtd. Avg.         101       $ 488,932,725       100.0%
=================================================================

                                       WEIGHTED AVERAGES
                        -------------------------------------------------
                                                                                              MIN/MAX
                                     STATED                CUT-OFF DATE                    CUT-OFF DATE
                        MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE    MIN/MAX U/W     LOAN-TO-VALUE
     PROPERTY TYPE        RATE     TERM (MO.)     DSCR        RATIO          NCF DSCR          RATIO
---------------------------------------------------------------------------------------------------------

Multifamily               5.806%      114        1.34x        76.02%      1.14x / 2.17x   32.21% / 80.07%
 Conventional             5.810       114        1.35         75.94       1.14x / 2.17x   32.21% / 80.07%
 Student Housing          5.600       119        1.15         79.85       1.15x / 1.15x   79.85% / 79.85%
Manufactured Housing      5.895       111        1.35         72.07       1.19x / 1.99x   45.92% / 80.00%
--------------------
 Total / Wtd. Avg.        5.818%      114        1.34x        75.52%      1.14x / 2.17x   32.21% / 80.07%
====================

                                      A-4-4

    UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 2)

                                                                                             WEIGHTED AVERAGES
                                                                              -----------------------------------------------
                                AGGREGATE                      CUMULATIVE
    RANGE OF       NUMBER OF   CUT-OFF DATE   % OF INITIAL    % OF INITIAL                 STATED               CUT-OFF DATE
    U/W NCF         MORTGAGE    PRINCIPAL      LOAN GROUP      LOAN GROUP     MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
    DSCR (X)         LOANS       BALANCE      NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-----------------------------------------------------------------------------------------------------------------------------

  1.14x to 1.14x        1      $  3,000,000         0.6%            0.6%        5.760%      118        1.14x       62.50%
  1.15x to 1.19x       12       140,395,782        28.7            29.3         5.740       115        1.16        74.62
  1.20x to 1.29x       17       116,371,287        23.8            53.1         5.835       115        1.22        77.24
  1.30x to 1.34x        6        38,262,446         7.8            61.0         5.840       118        1.32        78.63
  1.35x to 1.39x        3         9,897,289         2.0            63.0         5.720       118        1.37        70.16
  1.40x to 1.49x        6        44,485,127         9.1            72.1         5.790        97        1.45        74.25
  1.50x to 2.17x        5       136,520,794        27.9           100.0         5.894       116        1.62        75.17
-------------------------------------------
Total / Wtd. Avg.      50      $488,932,725       100.0%                        5.818%      114        1.34x       75.52%
===========================================

               CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                              WEIGHTED AVERAGES
                                                                              -----------------------------------------------
    RANGE OF                    AGGREGATE                      CUMULATIVE
  CUT-OFF DATE     NUMBER OF   CUT-OFF DATE   % OF INITIAL    % OF INITIAL                 STATED               CUT-OFF DATE
  LOAN-TO-VALUE     MORTGAGE    PRINCIPAL      LOAN GROUP      LOAN GROUP     MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
      RATIO          LOANS       BALANCE      NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)    DSCR         RATIO
-----------------------------------------------------------------------------------------------------------------------------

 32.21% to 60.00%      5       $ 23,340,235        4.8%            4.8%        5.702%       111        1.49x       49.00%
 60.01% to 65.00%      3         28,892,919        5.9            10.7         5.547        100        1.18        60.94
 65.01% to 70.00%      5         32,166,796        6.6            17.3         5.638        108        1.37        69.01
 70.01% to 75.00%      6         38,240,950        7.8            25.1         5.855        118        1.22        74.13
 75.01% to 80.07%     31        366,291,826       74.9           100.0         5.858        115        1.36        79.07
-----------------------------------------------------------
Total / Wtd. Avg.     50       $488,932,725      100.0%                        5.818%       114        1.34x       75.52%
===========================================================

            MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                             WEIGHTED AVERAGES
                                                                             ------------------------------------------------
RANGE OF MATURITY                AGGREGATE                      CUMULATIVE
    DATE/ARD       NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
  LOAN-TO-VALUE     MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
      RATIO          LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-----------------------------------------------------------------------------------------------------------------------------

 27.12% to 50.00%       5      $ 23,340,235         4.8%            4.8%        5.702%      111         1.49x       49.00%
 50.01% to 60.00%       5        33,185,286         6.8            11.6         5.623       102         1.20        62.08
 60.01% to 65.00%       6        18,409,365         3.8            15.3         5.611       118         1.25        71.95
 65.01% to 70.00%      15        87,792,840        18.0            33.3         5.852       114         1.29        74.85
 70.01% to 75.00%      15       155,730,000        31.9            65.1         5.818       117         1.18        79.62
 75.01% to 79.93%       4       170,475,000        34.9           100.0         5.876       114         1.54        78.74
-----------------------------------------------------------
Total / Wtd. Avg.      50      $488,932,725       100.0%                        5.818%      114         1.34x       75.52%
===========================================================

                                      A-4-5

                         STATE/REGION (LOAN GROUP NO. 2)

                                                                                                   WEIGHTED AVERAGES
                                                                                     -----------------------------------------------
                                         AGGREGATE                     CUMULATIVE
                           NUMBER OF   CUT-OFF DATE    % OF INITIAL   % OF INITIAL                STATED               CUT-OFF DATE
                           MORTGAGED     PRINCIPAL      LOAN GROUP     LOAN GROUP    MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
     STATE/REGION         PROPERTIES      BALANCE     NO. 2 BALANCE  NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
------------------------------------------------------------------------------------------------------------------------------------

Illinois                       44      $126,150,000        25.8%          25.8%        5.906%       117        1.60x       78.05%
Texas                           5        69,383,608        14.2           40.0         5.692        117        1.24        77.73
California                      3        44,303,313         7.6           47.6         5.552        103        1.28        58.49
 Southern California(1)         1         6,150,000         6.3            6.3         5.541        101        1.26        56.49
 Northern California(1)         2        30,953,313         1.3            1.3         5.610        118        1.36        68.56
Pennsylvania                    5        42,282,209         8.6           56.2         5.915        116        1.30        78.94
South Carolina                  6        31,725,702         6.5           62.7         5.870        119        1.15        79.91
Florida                         4        16,941,532         3.5           66.2         5.940         92        1.45        68.75
Utah                            1        16,000,000         3.3           69.5         5.653        117        1.20        74.77
Ohio                            2        15,298,090         3.1           72.6         5.801        116        1.16        77.02
New Jersey                      1        14,100,000         2.9           75.5         6.010        120        1.20        74.60
Delaware                        3        13,945,000         2.9           78.3         5.666        119        1.21        79.91
New York                        5        13,892,208         2.8           81.2         6.047        118        1.27        79.41
North Carolina                  3        11,197,289         2.3           83.5         5.674         66        1.47        78.06
Massachusetts                   1         9,969,441         2.0           85.5         5.640        117        1.18        54.18
Alabama                         1         9,800,000         2.0           87.5         5.630        117        1.21        79.67
Colorado                        2         8,500,000         1.7           89.2         5.791        119        1.31        75.28
Wisconsin                       2         8,431,796         1.7           91.0         5.900        118        1.19        77.63
Kentucky                        2         7,497,814         1.5           92.5         5.876        119        1.19        79.76
Washington                      1         7,400,000         1.5           94.0         5.802        117        1.49        67.89
Virginia                        3         6,955,794         1.4           95.4         5.877        118        1.25        76.89
Tennessee                       2         6,113,863         1.3           96.7         5.962        119        1.20        79.92
Georgia                         1         5,274,298         1.1           97.8         5.870        119        1.15        79.91
Iowa                            1         4,800,000         1.0           98.7         5.830        118        1.17        80.00
Mississippi                     1         3,300,000         0.7           99.4         6.280         50        1.21        77.28
Minnesota                       1         1,447,265         0.3           99.7         5.860        118        1.34        76.17
Indiana                         1         1,423,504         0.3          100.0         5.720        119        2.17        32.21
-------------------------------------------------------------------
 Total/Wtd. Avg.              101      $488,932,725       100.0%                       5.818%       114        1.34x       75.52%
===================================================================

(1)   Northern California includes areas with zip codes of 93309 and above, and
      Southern California includes areas with zip codes of 93003 and below.

                                      A-4-6

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 2)

                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------
                                          AGGREGATE
                             NUMBER OF   CUT-OFF DATE    % OF INITIAL                     STATED               CUT-OFF DATE
                              MORTGAGE    PRINCIPAL       LOAN GROUP      WTD. AVG.     REMAINING    U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS       BALANCE      NO. 2 BALANCE   MORTGAGE RATE   TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------

LO/Defeasance                    42      $410,329,828        83.9%           5.825%         113        1.36x       74.89%
LO/Grtrx%UPBorYM                  5        47,545,689         9.7            5.746          118        1.20        78.83
LO/(i)Grtrx%UPBorYMor
 (ii)Defeasance                   1        26,775,000         5.5            5.800          117        1.32        79.93
LO/Grtrx%UPBorYM/
 Declining Penalty                2         4,282,209         0.9            6.030          118        1.39        71.43
---------------------------------------------------------------------
Total / Wtd. Avg.                50      $488,932,725       100.0%           5.818%         114        1.34x       75.52%
=====================================================================

     INITIAL LOAN GROUP 2 PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)(3)

                                         MONTHS FOLLOWING CUT-OFF DATE
                          ------------------------------------------------------------
  PREPAYMENT RESTRICTION        0           12          24          36          48
--------------------------------------------------------------------------------------

Mortgage Loan Pool
 Balance(2)                   100.00%      99.83%      99.58%      99.24%      98.85%
Locked/Defeasance             100.00%     100.00%     100.00%      85.16%      84.49%
 Locked                       100.00%     100.00%     100.00%       2.52%       1.24%
 Defeasance                     0.00%       0.00%       0.00%      82.64%      83.25%
Yield Maintenance (All)         0.00%       0.00%       0.00%      14.84%      14.85%
 Yield Maintenance              0.00%       0.00%       0.00%       0.00%       0.00%
 Grtr4%UPBor2%UPB+YM            0.00%       0.00%       0.00%       0.00%       0.00%
 Grtr1%UPBorYM                  0.00%       0.00%       0.00%       9.32%       9.31%
 i-Grtr1%UPBorYMor-ii-
  Defeasance                    0.00%       0.00%       0.00%       5.52%       5.54%
Penalty (All)                   0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 5% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 4% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 3% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 2% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
 Penalty 1% UPB                 0.00%       0.00%       0.00%       0.00%       0.00%
Open                            0.00%       0.00%       0.00%       0.00%       0.65%
--------------------------------------------------------------------------------------
TOTAL                         100.00%     100.00%     100.00%     100.00%     100.00%
======================================================================================

                                              MONTHS FOLLOWING CUT-OFF DATE
                          ----------------------------------------------------------------------
  PREPAYMENT RESTRICTION       60          72          84          96         108         120
------------------------------------------------------------------------------------------------

Mortgage Loan Pool
 Balance(2)                   95.29%      94.48%      91.80%      86.77%      85.86%      0.00%
Locked/Defeasance             83.38%      83.36%      83.03%      82.23%      82.24%      0.00%
 Locked                        0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Defeasance                   83.38%      83.36%      83.03%      82.23%      82.24%      0.00%
Yield Maintenance (All)       15.76%      15.79%      16.11%      16.88%      16.88%      0.00%
 Yield Maintenance             0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Grtr4%UPBor2%UPB+YM           0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Grtr1%UPBorYM                10.01%      10.00%      10.14%      10.56%      10.50%      0.00%
 i-Grtr1%UPBorYMor-ii-
  Defeasance                   5.75%       5.80%       5.97%       6.31%       6.38%      0.00%
Penalty (All)                  0.86%       0.85%       0.86%       0.89%       0.88%      0.00%
 Penalty 5% UPB                0.86%       0.00%       0.00%       0.00%       0.00%      0.00%
 Penalty 4% UPB                0.00%       0.85%       0.00%       0.00%       0.00%      0.00%
 Penalty 3% UPB                0.00%       0.00%       0.86%       0.00%       0.00%      0.00%
 Penalty 2% UPB                0.00%       0.00%       0.00%       0.89%       0.00%      0.00%
 Penalty 1% UPB                0.00%       0.00%       0.00%       0.00%       0.88%      0.00%
Open                           0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
------------------------------------------------------------------------------------------------
TOTAL                        100.00%     100.00%     100.00%     100.00%     100.00%      0.00%
================================================================================================

(1)   All numbers, unless otherwise noted, are as a percentage of the aggrgate pool balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
      Initial Mortgage Pool Balance a the specified point in time.

(3)   Several of the Mortgage Loans allow for exceptions to their standard prepayment restrictions, including, but not limited to: (i) partial prepayments up to a specified amount or a specified percentage of the original or outstanding loan amount; (ii) partial prepayments in connection with the release of a particular parcel of the related
      Mortgaged Property; and (iii) a required repayment of the subject
      Mortgage Loan (in whole or in part) if a specified condition is not satisfied by a designated date.  These prepayments may be permitted or required notwithstanding that a prepayment lock-out period is otherwise in effect and may not be accompanied by prepayment consideration.  See
      "Description of the Mortgage Pool--Terms and Conditions of the Underlying
      Mortgage Loans--Prepayment Provisions" in, and the footnotes to Annex A-1 of, the offering prospectus dated July 9, 2007 relating to the offered certificates. The above table does not reflect these exceptions.  In addition, prepayments could occur by reason of casualty, condemnation or default.

                                      A-4-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-5

                     CHARACTERISTICS OF THE MULTIFAMILY AND
            MANUFACTURED HOUSING COMMUNITY MORTGAGED REAL PROPERTIES

                                      A-5-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                        LOAN
 LOAN     MORTGAGE     GROUP
NUMBER   LOAN SELLER   NUMBER                   LOAN / PROPERTY NAME
------------------------------------------------------------------------------------

  4        LaSalle       2      Hyde Park Apartment Portfolio
 4.1                     2      5326-5336 South Greenwood Avenue
 4.2                     2      5452-5466 South Ellis Ave., 949-957 E. 54th Pl.
 4.3                     2      5339-5345 South Woodlawn Ave., 1204-1224 E. 54th St.
 4.4                     2      5335-5345 South Kimbark Ave., 1304-1308 E. 54th St.
 4.5                     2      1509-1517 E. 57th St., 5707-5709 South Harper Ave.
 4.6                     2      5201 South Greenwood Avenue
 4.7                     2      5411-5421 South Ellis Avenue
 4.8                     2      5034-56 S. Woodlawn Avenue
 4.9                     2      5300-5308 South Hyde Park Avenue
 4.10                    2      5300-5308 South Greenwood Ave., 1021-1029 E. 53rd
 4.11                    2      5234-5244 South Ingleside, 912-914 E. 53rd
 4.12                    2      1515-1521 East 54th St.
 4.13                    2      5416-5430 South Woodlawn Avenue
 4.14                    2      5301-5307 South Maryland, 839-843 E. 53rd St.
 4.15                    2      5400-5406 South Maryland Ave., 825-827 E. 54th St.
 4.16                    2      5415-5425 South Woodlawn Avenue
 4.17                    2      5320-5326 South Drexel
 4.18                    2      5120 South Hyde Park
 4.19                    2      5355-5361 South Cottage Grove, 804-808 E. 54th St.
 4.20                    2      5400-5408 South Ingleside Ave., 913-915 E. 54th St.
 4.21                    2      5401-5409 South Cottage Grove, 807-811 E. 54th St.
 4.22                    2      5528-5532 South Everett Avenue
 4.23                    2      5237-5245 South Kenwood, 1368-1370 E. 53rd
 4.24                    2      5715-5725 South Kimbark Avenue
 4.25                    2      5350-5358 South Maryland Ave., 812-816 E. 54th St.
 4.26                    2      4850 South Drexel Boulevard
 4.27                    2      5474-5480 South Hyde Park Boulevard
 4.28                    2      5202-5210 South Cornell
 4.29                    2      5118-5120 South Greenwood
 4.30                    2      5401-5405 South Drexel Ave., 909-911 E. 54th St.
 4.31                    2      5218-5220 South Kimbark
 4.32                    2      5487-5491 South Hyde Park Boulevard
 4.33                    2      5335-5337 South Woodlawn Avenue
 4.34                    2      5507-5509 South Hyde Park Boulevard
 4.35                    2      5524-5526 South Everett Avenue
 4.36                    2      5468-5470 South Hyde Park Boulevard
 4.37                    2      5401-5403 South Woodlawn Ave., 1211-1213 E. 54th St.
 4.38                    2      5111 South Kimbark Avenue
 4.39                    2      5336 South Hyde Park Avenue
 4.40                    2      5405-5407 South Woodlawn Avenue
 4.41                    2      5457-5459 South Blackstone Avenue
 4.42                    2      5337 South Hyde Park Avenue
 4.43                    2      5128-5132 South Cornell Avenue
------------------------------------------------------------------------------------
  26       LaSalle       2      Southeast Apartment Portfolio
 26.1                    2      Grove Station Apartments
 26.2                    2      Bradford Grove Apartments
 26.3                    2      Merritt Landing Apartments
 26.4                    2      Hidden Park Apartments
 26.5                    2      Willow Glen Apartments
 26.6                    2      Quail Pointe Apartments
 26.7                    2      Ashley Chase Apartments
------------------------------------------------------------------------------------
  38         CGM         2      Forest Ridge Apartments
  39         PNC         2      Cornerstone Ranch Apartment Homes
  43         CGM         2      Villa D'Este
  53       LaSalle       2      Granada Apartments
  65         CGM         2      Cottonwood Apartments
  78       Capmark       2      Clearwater Village
  83         CGM         2      Hidden Lake Apartments
  84       LaSalle       1      Waterfront Apartments
 104         CGM         2      Bower Hill III Apartments
 117         CGM         2      Beacon Hill and Back Bay Properties

 119       Capmark       2      Nob Hill Apartments
------------------------------------------------------------------------------------
 120       Capmark       2      Cambridge and Windgate
120.1                           Cambridge Townhomes
120.2                           Windgate Place Apartments
------------------------------------------------------------------------------------
 134       LaSalle       2      Southwind MHP
 137         CGM         2      North Tower Apartments
 150         CGM         2      Water Song Apartments
 152         CGM         2      The Oaks of McCandless
 160         PNC         2      Main Street Court Apartments #1
 167         CGM         2      The Lakes at Gig Harbor
 171         CGM         1      580 Howard Street
 181       LaSalle       2      Stonefield Village Apartments
 184         PNC         2      Bear Creek Apartments
 186       Capmark       2      Mountain Country
 188       Capmark       2      Pinto Lake Mobile Estates
 206         PNC         2      Delaware Crossing
 220       LaSalle       2      Camelot Court Apartments
 223         PNC         2      Highclere Apartments
 224       LaSalle       2      Forest Village
 233       LaSalle       2      Apple Villa Apartments
------------------------------------------------------------------------------------
 234       LaSalle       2      Bennett Edge Park Village Glen
234.1                    2      The Bennett
234.2                    2      Village Glen
234.3                    2      Edge Park
------------------------------------------------------------------------------------
                                Hoopes Place and Lenox Garden Crossed Portfolio
 245       LaSalle       2      Hoopes Place Apartments
 246       LaSalle       2      Lenox Garden Apartments
------------------------------------------------------------------------------------
 252         PNC         2      Cedar Village Mobile Home Park
 257       LaSalle       2      Woodland West Apartments
 259       LaSalle       2      Treasure ISLE MHP
 263       Capmark       2      Belvedere Apartments
 264       LaSalle       2      Harbor Square Apts
 265       LaSalle       2      51 Estates
 269       LaSalle       2      Dakin Apartments
 275         PNC         2      Careys Estates Mobile Home Park
 278       LaSalle       2      Orange Grove MHP
 286       Capmark       2      Pinons Apartments
 288       LaSalle       2      Lazy Land Manufactured Housing Park
 292       LaSalle       2      Northbrook Moblile Home Community
 297         PNC         2      Longwood Park Apartments
 301       LaSalle       2      Fairview Village MHP
 304       LaSalle       2      Hillview Acres Manufactured Housing Community
 310       LaSalle       2      Beaver Dam MHP
 311       LaSalle       2      River Bluff Apartments
 312       LaSalle       2      Buckbal
 318       LaSalle       2      New Colony

 LOAN
NUMBER                                                    PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------------

  4      Various
 4.1     5326-5336 South Greenwood Avenue
 4.2     5452-5466 South Ellis Avenue, 949-957 East 54th Street
 4.3     5339-5345 South Woodlawn Avenue, 1204-1224 East 54th Street
 4.4     5335-5345 South Kimbark Avenue, 1304-1308 East 54th Street
 4.5     1509-1517 East 57th Street, 5707-5709 South Harper Avenue
 4.6     5201 South Greenwood Avenue
 4.7     5411-5421 South Ellis Avenue
 4.8     5034-56 South Woodlawn Avenue
 4.9     5300-5308 South Hyde Park Avenue
 4.10    5300-5308 South Greenwood Avenue, 1021-1029 East 53rd Street
 4.11    5234-5244 South Ingleside Avenue, 912-914 East 53rd Street
 4.12    1515-1521 East 54th Street
 4.13    5416-5430 South Woodlawn Avenue
 4.14    5301-5307 South Maryland, 839-843 E. 53rd Street
 4.15    5400-5406 South Maryland Avenue, 825-827 East 54th Street
 4.16    5415-5425 South Woodlawn Avenue
 4.17    5320-5326 South Drexel
 4.18    5120 South Hyde Park Boulevard
 4.19    5355-5361 South Cottage Grove, 804-808 East 54th Street
 4.20    5400-5408 South Ingleside Avenue, 913-915 East 54th Street
 4.21    5401-5409 South Cottage Grove, 807-811 East 54th Street
 4.22    5528-5532 South Everett Avenue
 4.23    5237-5245 South Kenwood Avenue, 1368-1370 East 53rd Street
 4.24    5715-5725 South Kimbark Avenue
 4.25    5350-5358 South Maryland Avenue, 812-816 East 54th Street
 4.26    4850 South Drexel Boulevard
 4.27    5474-5480 South Hyde Park Boulevard
 4.28    5202-5210 South Cornell Avenue
 4.29    5118-5120 South Greenwood Avenue
 4.30    5401-5405 South Drexel Avenue, 909-911 East 54th Street
 4.31    5218-5220 South Kimbark Avenue
 4.32    5487-5491 South Hyde Park Boulevard
 4.33    5335-5337 South Woodlawn Avenue
 4.34    5507-5509 South Hyde Park Boulevard
 4.35    5524-5526 South Everett Avenue
 4.36    5468-5470 South Hyde Park Boulevard
 4.37    5401-5403 South Woodlawn Avenue, 1211-1213 East 54th Street
 4.38    5111 South Kimbark Avenue
 4.39    5336 South Hyde Park Avenue
 4.40    5405-5407 South Woodlawn Avenue
 4.41    5457-5459 South Blackstone Avenue
 4.42    5337 South Hyde Park Avenue
 4.43    5128-5132 South Cornell Avenue
----------------------------------------------------------------------------------------------------------------------------
  26     Various
 26.1    1 Lakeside Road
 26.2    2096 East Main Street
 26.3    5700 Altama Avenue
 26.4    320 Spruce Street
 26.5    211 Garden Way
 26.6    460 East Blackstock Road
 26.7    1199 Lafayette Boulevard
----------------------------------------------------------------------------------------------------------------------------
  38     2508 Forest Point Drive
  39     2002 South Mason Road
  43     5536 Lindley Avenue
  53     1717 Kuntz Road
  65     4705 South 900 East
  78     298 Manalapan Road
  83     1941 Hidden Lake Drive
  84     11459 North 28th Drive
 104     1170 Bower Hill Road
 117     9 Grove Street, 12 Hancock Street, 13 Anderson Street, 14 South Russell Street, 20 Philips Street, 37 South Russell
         Street, 47 West Cedar Street, 77 Philips Street, 265 Clarendon Street
 119     834 Golden Gate Lane
----------------------------------------------------------------------------------------------------------------------------
 120     Various
120.1    1510 Green Oaks Lane
120.2    220 Branchview Drive
----------------------------------------------------------------------------------------------------------------------------
 134     795 County Road 1
 137     7440 Sepulveda Boulevard
 150     11770 Westheimer Road
 152     1050 Nineteen North Drive
 160     221 E Main Street
 167     4420 146th Street Northwest
 171     580 Howard Street
 181     3621-79 West College Avenue & 6311-77 South 35th Street
 184     605 Del Paso Street
 186     115 South Academy Boulevard
 188     789 Green Valley Road
 206     1800 Brentwood Lane
 220     120 LaSalle Avenue
 223     105 Landmark Drive
 224     1325 North Forest Road
 233     1705 Blountville Boulevard
----------------------------------------------------------------------------------------------------------------------------
 234     Various
234.1    20 East Morris Avenue
234.2    615-625 Cayuga Street & 255 South Seventh Street
234.3    1016 Amherst Street
----------------------------------------------------------------------------------------------------------------------------

 245     22 Hoopes Road
 246     400 Warwick Avenue
----------------------------------------------------------------------------------------------------------------------------
 252     132 Amelia Drive
 257     2601 Lynnwood Drive
 259     141 Royal Palm Circle
 263     2625 Belvedere Drive
 264     910 Lincoln Street
 265     Route 51 & L.R. 288
 269     917 West Dakin Street
 275     Carey's Camp Road
 278     2615 Cortez Road West
 286     3606 Airport Road
 288     2615 Southwest 25th Street
 292     5350 Louisville Road
 297     5460 Dorr Street
 301     1430 Torun Road
 304     1229 Old Dickerson Road
 310     Kings Crossroads Road
 311     320 Western Avenue
 312     3055-3109 North Meridian Street
 318     3101 Homestead Duquesne Road

 LOAN
NUMBER         CITY          STATE                 ZIP CODE                      COUNTY            PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------

  4      Chicago              IL                   Various                  Cook                Multifamily
 4.1     Chicago              IL                    60615                   Cook                Multifamily
 4.2     Chicago              IL                    60615                   Cook                Multifamily
 4.3     Chicago              IL                    60615                   Cook                Multifamily
 4.4     Chicago              IL                    60615                   Cook                Multifamily
 4.5     Chicago              IL                    60637                   Cook                Multifamily
 4.6     Chicago              IL                    60615                   Cook                Multifamily
 4.7     Chicago              IL                    60615                   Cook                Multifamily
 4.8     Chicago              IL                    60615                   Cook                Multifamily
 4.9     Chicago              IL                    60615                   Cook                Multifamily
 4.10    Chicago              IL                    60615                   Cook                Multifamily
 4.11    Chicago              IL                    60615                   Cook                Multifamily
 4.12    Chicago              IL                    60615                   Cook                Multifamily
 4.13    Chicago              IL                    60615                   Cook                Multifamily
 4.14    Chicago              IL                    60615                   Cook                Multifamily
 4.15    Chicago              IL                    60615                   Cook                Multifamily
 4.16    Chicago              IL                    60615                   Cook                Multifamily
 4.17    Chicago              IL                    60615                   Cook                Multifamily
 4.18    Chicago              IL                    60615                   Cook                Multifamily
 4.19    Chicago              IL                    60615                   Cook                Multifamily
 4.20    Chicago              IL                    60615                   Cook                Multifamily
 4.21    Chicago              IL                    60615                   Cook                Multifamily
 4.22    Chicago              IL                    60637                   Cook                Multifamily
 4.23    Chicago              IL                    60615                   Cook                Multifamily
 4.24    Chicago              IL                    60637                   Cook                Multifamily
 4.25    Chicago              IL                    60615                   Cook                Multifamily
 4.26    Chicago              IL                    60615                   Cook                Multifamily
 4.27    Chicago              IL                    60615                   Cook                Multifamily
 4.28    Chicago              IL                    60615                   Cook                Multifamily
 4.29    Chicago              IL                    60615                   Cook                Multifamily
 4.30    Chicago              IL                    60615                   Cook                Multifamily
 4.31    Chicago              IL                    60615                   Cook                Multifamily
 4.32    Chicago              IL                    60615                   Cook                Multifamily
 4.33    Chicago              IL                    60615                   Cook                Multifamily
 4.34    Chicago              IL                    60637                   Cook                Multifamily
 4.35    Chicago              IL                    60637                   Cook                Multifamily
 4.36    Chicago              IL                    60615                   Cook                Multifamily
 4.37    Chicago              IL                    60615                   Cook                Multifamily
 4.38    Chicago              IL                    60615                   Cook                Multifamily
 4.39    Chicago              IL                    60615                   Cook                Multifamily
 4.40    Chicago              IL                    60615                   Cook                Multifamily
 4.41    Chicago              IL                    60615                   Cook                Multifamily
 4.42    Chicago              IL                    60615                   Cook                Multifamily
 4.43    Chicago              IL                    60615                   Cook                Multifamily
--------------------------------------------------------------------------------------------------------------------
  26     Various            Various                Various                  Various             Multifamily
 26.1    Greenville           SC                    29611                   Greenville          Multifamily
 26.2    Spartanburg          SC                    29307                   Spartanburg         Multifamily
 26.3    Brunswick            GA                    31525                   Glynn               Multifamily
 26.4    Spartanburg          SC                    29303                   Spartanburg         Multifamily
 26.5    Rock Hill            SC                    29732                   York                Multifamily
 26.6    Spartanburg          SC                    29301                   Spartanburg         Multifamily
 26.7    Sumter               SC                    29150                   Sumter              Multifamily
--------------------------------------------------------------------------------------------------------------------
  38     Arlington            TX                    76006                   Tarrant             Multifamily
  39     Katy                 TX                    77450                   Harris              Multifamily
  43     Encino               CA                    91316                   Los Angeles         Multifamily
  53     Erie                 PA                    16509                   Erie                Multifamily
  65     Salt Lake City       UT                    84117                   Salt Lake           Multifamily
  78     Spotswood            NJ                    08884                   Middlesex           Manufactured Housing
  83     Stow                 OH                    44224                   Summit              Multifamily
  84     Phoenix              AZ                    85029                   Maricopa            Multifamily
 104     Pittsburgh           PA                    15243                   Allegheny           Multifamily
 117     Boston               MA      02114; 02116 (265 Clarendon Street)   Suffolk             Multifamily

 119     Birmingham           AL                    35209                   Jefferson           Multifamily
--------------------------------------------------------------------------------------------------------------------
 120     Charlotte            NC                   Various                  Mecklenberg         Multifamily
120.1    Charlotte            NC                    28205                   Mecklenberg         Multifamily
120.2    Charlotte            NC                    28217                   Mecklenburg         Multifamily
--------------------------------------------------------------------------------------------------------------------
 134     Palm Harbor          FL                    34683                   Pinellas            Manufactured Housing
 137     Van Nuys             CA                    91405                   Los Angeles         Multifamily
 150     Houston              TX                    77077                   Harris              Multifamily
 152     Pittsburgh           PA                    15237                   Allegheny           Multifamily
 160     Newark               DE                    19711                   New Castle          Multifamily
 167     Gig Harbor           WA                    98332                   Pierce              Manufactured Housing
 171     San Francisco        CA                    94105                   San Francisco       Multifamily
 181     Franklin             WI                    53132                   Milwaukee           Multifamily
 184     Euless               TX                    76040                   Tarrant             Multifamily
 186     Colorado Springs     CO                    80910                   El Paso             Multifamily
 188     Watsonville          CA                    95076                   Santa Cruz          Manufactured Housing
 206     Independence         KY                    41051                   Kenton              Multifamily
 220     Buffalo              NY                    14217                   Erie                Multifamily
 223     Council Bluffs       IA                    51503                   Pottawattamie       Multifamily
 224     Amherst              NY                    14221                   Erie                Multifamily
 233     Blountville          TN                    37617                   Sullivan            Multifamily
--------------------------------------------------------------------------------------------------------------------
 234     Various              NY                   Various                  Various             Multifamily
234.1    Buffalo              NY                    14214                   Erie                Multifamily
234.2    Lewiston             NY                    14092                   Niagara             Multifamily
234.3    Buffalo              NY                    14216                   Erie                Multifamily
--------------------------------------------------------------------------------------------------------------------

 245     Newport News         VA                    23602                   Newport News City   Multifamily
 246     Norfolk              VA                    23503                   Norfolk City        Multifamily
--------------------------------------------------------------------------------------------------------------------
 252     Lincoln              DE                    19960                   Sussex              Manufactured Housing
 257     Arlington            TX                    76013                   Tarrant             Multifamily
 259     Port Orange          FL                    32127                   Volusia             Manufactured Housing
 263     Jackson              MS                    39212                   Hinds               Multifamily
 264     Portsmouth           VA                    23704                   Portsmouth City     Multifamily
 265     Elizabeth            PA                    15037                   Allegheny           Manufactured Housing
 269     Chicago              IL                    60613                   Cook                Multifamily
 275     Millsboro            DE                    19966                   Sussex              Manufactured Housing
 278     Bradenton            FL                    34207                   Manatee             Manufactured Housing
 286     Colorado Springs     CO                    80910                   El Paso             Multifamily
 288     Fort Lauderdale      FL                    33317                   Broward             Manufactured Housing
 292     Bowling Green        KY                    42101                   Warren              Manufactured Housing
 297     Toledo               OH                    43615                   Lucas               Multifamily
 301     Stevens Point        WI                    54481                   Portage             Manufactured Housing
 304     Goodlettsville       TN                    37072                   Davidson            Manufactured Housing
 310     Greenville           NC                    27834                   Pitt                Manufactured Housing
 311     Fergus Falls         MN                    56537                   Otter Tail          Multifamily
 312     Indianapolis         IN                    46208                   Marion              Multifamily
 318     West Mifflin         PA                    15122                   Allegheny           Manufactured Housing

 LOAN
NUMBER   DETAILED PROPERTY TYPE   ELEVATOR(S) (YES/NO)   UTILITIES TENANT PAYS         # OF STUDIOS   # OF 1 BED ROOMS
----------------------------------------------------------------------------------------------------------------------

  4      Conventional
 4.1     Conventional                      0             Gas                               NAP               6
 4.2     Conventional                      0             Gas                               NAP               6
 4.3     Conventional                      0             Gas                               NAP              NAP
 4.4     Conventional                      0             Gas                               NAP              NAP
 4.5     Conventional                      0             Gas                               NAP              NAP
 4.6     Conventional                      0             Gas                               NAP               4
 4.7     Conventional                      0             Gas                               NAP              NAP
 4.8     Conventional                      0             Gas                               NAP               25
 4.9     Conventional                      0             Gas                                6                14
 4.10    Conventional                      0             Gas                               NAP              NAP
 4.11    Conventional                      0             Gas                               NAP              NAP
 4.12    Conventional                      0             Gas                               NAP              NAP
 4.13    Conventional                      0             Gas                                1                31
 4.14    Conventional                      0             Gas                               NAP              NAP
 4.15    Conventional                      0             Gas                               NAP              NAP
 4.16    Conventional                      0             Gas                                6                23
 4.17    Conventional                      0             Gas                                6                18
 4.18    Conventional                      0             Gas                                29               3
 4.19    Conventional                      0             Gas                               NAP               3
 4.20    Conventional                      0             Gas                               NAP              NAP
 4.21    Conventional                      0             Gas                               NAP              NAP
 4.22    Conventional                      0             Gas                                11               21
 4.23    Conventional                      0             Gas                               NAP              NAP
 4.24    Conventional                      0             Gas                               NAP               6
 4.25    Conventional                      0             Gas                               NAP               3
 4.26    Conventional                      2             Gas                                6                34
 4.27    Conventional                      0             Gas                                1                25
 4.28    Conventional                      0             Gas                                8                18
 4.29    Conventional                      0             Gas                               NAP              NAP
 4.30    Conventional                      0             Gas                               NAP              NAP
 4.31    Conventional                      0             Gas                               NAP              NAP
 4.32    Conventional                      0             Gas                               NAP              NAP
 4.33    Conventional                      0             Gas                               NAP              NAP
 4.34    Conventional                      0             Gas                               NAP              NAP
 4.35    Conventional                      0             Gas                               NAP              NAP
 4.36    Conventional                      0             Gas                               NAP              NAP
 4.37    Conventional                      0             Gas                               NAP              NAP
 4.38    Conventional                      0             Gas                               NAP              NAP
 4.39    Conventional                      0             Gas                                11               8
 4.40    Conventional                      0             Gas                                6                12
 4.41    Conventional                      0             Gas                                6                12
 4.42    Conventional                      1             Gas                                3                12
 4.43    Conventional                      0             Gas                               NAP               6
----------------------------------------------------------------------------------------------------------------------
  26     Conventional
 26.1    Conventional                      0             None                               26               17
 26.2    Conventional                      0             None                              NAP               48
 26.3    Conventional                      0             Electric, Water                   NAP               21
 26.4    Conventional                      0             Water, Sewer                      NAP               24
 26.5    Conventional                      0             Electric, Gas, Sewer, Water        24               24
 26.6    Conventional                      0             Gas                               NAP               15
 26.7    Conventional                      0             Sewer, Water                      NAP               16
----------------------------------------------------------------------------------------------------------------------
  38     Conventional                      0             Electric                          NAP              348
  39     Conventional                      0             Electric, Water, Gas              NAP              184
  43     Conventional                      3             Electric, Gas                      3                19
  53     Conventional                      0             None                              NAP              582
  65     Conventional                      0             Electric, Water, Sewer            NAP               88
  78     Manufactured Housing             NAP            NAP                               NAP              NAP
  83     Conventional                      0             Electric, Gas, Water              NAP              129
  84     Conventional                      0             Electric, Water                   NAP              216
 104     Conventional                      2             Electric                          NAP               27
 117     Conventional                      0             Electric                           18               29

 119     Conventional                      0             Electric, Sewer, Gas, Water       NAP               91
----------------------------------------------------------------------------------------------------------------------
 120     Conventional
120.1    Conventional                      0             Electric                          NAP               22
120.2    Conventional                      0             Electric, Gas                     NAP              102
----------------------------------------------------------------------------------------------------------------------
 134     Manufactured Housing             NAP            NAP                               NAP              NAP
 137     Conventional                      2             Electric                          NAP               73
 150     Conventional                      0             Electric, Gas, Sewer, Water       NAP              204
 152     Conventional                      0             Electric, Gas                     NAP               68
 160     Student Housing                   0             Electric, Gas                      1                1
 167     Manufactured Housing             NAP            NAP                               NAP              NAP
 171     Live/Work                         1             Electric                          NAP               12
 181     Conventional                      0             Electric                          NAP               48
 184     Conventional                      0             Electric, Water, Sewer            NAP               99
 186     Conventional                      0             Electric, Gas, Sewer, Water       NAP               5
 188     Manufactured Housing             NAP            NAP                               NAP              NAP
 206     Conventional                      0             Electric, Gas                     NAP               40
 220     Conventional                      0             Electric, Sewer, Water            NAP               80
 223     Conventional                      0             Electric, Gas                     NAP               24
 224     Conventional                      0             Electric                          NAP              NAP
 233     Conventional                      0             Electric, Water                   NAP               20
----------------------------------------------------------------------------------------------------------------------
 234     Conventional
234.1    Conventional                      0             Electric                          NAP               24
234.2    Conventional                      0             Electric                          NAP              NAP
234.3    Conventional                      1             None                               6                16
----------------------------------------------------------------------------------------------------------------------

 245     Conventional                      0             Electric, Gas                     NAP               30
 246     Conventional                      0             Electric, Gas                     NAP               37
----------------------------------------------------------------------------------------------------------------------
 252     Manufactured Housing             NAP            NAP                               NAP              NAP
 257     Conventional                      0             Electric                           3                48
 259     Manufactured Housing             NAP            NAP                               NAP              NAP
 263     Conventional                      0             None                              NAP               72
 264     Conventional                      0             None                              NAP              NAP
 265     Manufactured Housing             NAP            NAP                               NAP              NAP
 269     Conventional                      1             Electric, Gas                      17               3
 275     Manufactured Housing             NAP            NAP                               NAP              NAP
 278     Manufactured Housing             NAP            NAP                               NAP              NAP
 286     Conventional                      0             Electric, Gas, Sewer, Water        7                52
 288     Manufactured Housing             NAP            NAP                               NAP              NAP
 292     Manufactured Housing             NAP            NAP                               NAP               4
 297     Conventional                      0             NAP                                4                84
 301     Manufactured Housing             NAP            NAP                               NAP              NAP
 304     Manufactured Housing             NAP            NAP                               NAP              NAP
 310     Manufactured Housing             NAP            NAP                               NAP              NAP
 311     Conventional                      0             Electric, Water                   NAP               5
 312     Conventional                      0             Electric, Gas                      20               18
 318     Manufactured Housing             NAP            NAP                               NAP              NAP

                                               # OF 4 OR
 LOAN                                          MORE BED    AVERAGE RENTAL   AVERAGE RENTAL   AVERAGE RENTAL
NUMBER   # OF 2 BED ROOMS   # OF 3 BED ROOMS     ROOMS      RATE STUDIO       RATE 1 BR        RATE 2 BR
-----------------------------------------------------------------------------------------------------------

  4
 4.1           31                 NAP              6            NAP              710              942
 4.2           10                  15             NAP           NAP              710              942
 4.3            3                  21              1            NAP              NAP              942
 4.4           12                  4               9            NAP              NAP              942
 4.5            2                  15              5            NAP              NAP              942
 4.6           18                  1               1            NAP              710              942
 4.7           24                  7              NAP           NAP              NAP              942
 4.8           20                 NAP             NAP           NAP              710              942
 4.9           18                 NAP             NAP           506              710              942
 4.10          12                  13             NAP           NAP              NAP              942
 4.11          13                  9              NAP           NAP              NAP              942
 4.12           4                  8               4            NAP              NAP              942
 4.13           6                 NAP             NAP           506              710              942
 4.14          15                  6              NAP           NAP              NAP              942
 4.15           6                  12             NAP           NAP              NAP              942
 4.16           9                 NAP             NAP           506              710              942
 4.17           1                  6              NAP           506              710              942
 4.18           8                 NAP             NAP           506              710              942
 4.19          12                  6              NAP           NAP              710              942
 4.20          12                  7              NAP           NAP              NAP              942
 4.21          18                  3              NAP           NAP              NAP              942
 4.22           3                 NAP             NAP           506              710              942
 4.23           2                  9               5            NAP              NAP              942
 4.24           9                  3               1            NAP              710              942
 4.25          18                 NAP             NAP           NAP              710              942
 4.26           1                 NAP             NAP           506              710              942
 4.27           3                 NAP             NAP           506              710              942
 4.28           1                 NAP             NAP           506              710              942
 4.29          NAP                NAP              6            NAP              NAP              NAP
 4.30          12                 NAP              1            NAP              NAP              942
 4.31          NAP                NAP              6            NAP              NAP              NAP
 4.32          NAP                NAP              6            NAP              NAP              NAP
 4.33          NAP                NAP              6            NAP              NAP              NAP
 4.34          NAP                NAP              6            NAP              NAP              NAP
 4.35          NAP                NAP              6            NAP              NAP              NAP
 4.36          NAP                NAP              6            NAP              NAP              NAP
 4.37          NAP                 9               3            NAP              NAP              NAP
 4.38          12                 NAP             NAP           NAP              NAP              942
 4.39          NAP                NAP             NAP           506              710              NAP
 4.40          NAP                NAP             NAP           506              710              NAP
 4.41          NAP                NAP             NAP           506              710              NAP
 4.42           8                 NAP             NAP           668              869             1,108
 4.43           3                 NAP             NAP           NAP              710              942
-----------------------------------------------------------------------------------------------------------
  26
 26.1          152                 96             17            429              446              443
 26.2          112                 40             NAP           NAP              440              510
 26.3          77                  20             10            NAP              450              498
 26.4          60                  16             NAP           NAP              450              513
 26.5          40                  8              NAP           429              465              535
 26.6          60                  20              5            NAP              422              488
 26.7          48                  36             NAP           NAP              415              442
-----------------------------------------------------------------------------------------------------------
  38           312                NAP             NAP           NAP              537              687
  39           144                 24             NAP           NAP              792             1,012
  43           107                NAP             NAP           250             1,582            2,143
  53           135                NAP             NAP           NAP              405              546
  65           168                 8              NAP           NAP              596              723
  78           NAP                NAP             NAP           NAP              NAP              NAP
  83           129                NAP             NAP           NAP              684              792
  84           72                 NAP             NAP           NAP              573              693
 104           92                  17             NAP           NAP              799             1,132
 117           12                  6              NAP          1,091            1,418            2,009

 119           116                 25             NAP           NAP              456              542
-----------------------------------------------------------------------------------------------------------
 120
120.1          100                 22             NAP           NAP              570              654
120.2          94                 NAP             NAP           NAP              473              559
-----------------------------------------------------------------------------------------------------------
 134           NAP                NAP             NAP           NAP              NAP              NAP
 137           15                 NAP             NAP           NAP             1,219            1,529
 150           68                 NAP             NAP           NAP              516              711
 152           88                  30             NAP           NAP              660              796
 160           46                 NAP             NAP           600              650             1,305
 167           NAP                NAP             NAP           NAP              NAP              NAP
 171            2                 NAP             NAP           NAP             3,405            5,955
 181           80                 NAP             NAP           NAP              570              680
 184           117                 19             NAP           NAP              465              586
 186           145                NAP             NAP           NAP              505              540
 188           NAP                NAP             NAP           NAP              NAP              NAP
 206           48                  8              NAP           NAP              638              807
 220           64                 NAP             NAP           NAP              470              590
 223           72                  1              NAP           NAP              723              817
 224           49                  12             NAP           NAP              NAP              805
 233           89                 NAP             NAP           NAP              395              556
-----------------------------------------------------------------------------------------------------------
 234
234.1          25                 NAP             NAP           NAP              610              715
234.2          31                 NAP             NAP           NAP              NAP              678
234.3          11                 NAP             NAP           550              630              725
-----------------------------------------------------------------------------------------------------------

 245           31                 NAP             NAP           NAP              514              505
 246           11                 NAP             NAP           NAP              448              550
-----------------------------------------------------------------------------------------------------------
 252           NAP                NAP             NAP           NAP              NAP              NAP
 257           108                 28             NAP           435              500              636
 259           NAP                NAP             NAP           NAP              NAP              NAP
 263           51                  12             NAP           NAP              418              513
 264           96                 NAP             NAP           NAP              NAP              547
 265           NAP                NAP             NAP           NAP              NAP              NAP
 269           16                 NAP             NAP           716              875             1,177
 275           NAP                NAP             NAP           NAP              NAP              NAP
 278           NAP                NAP             NAP           NAP              NAP              NAP
 286           34                 NAP             NAP           344              404              515
 288           NAP                NAP             NAP           NAP              NAP              NAP
 292            2                 NAP             NAP           NAP              360              493
 297           12                 NAP             NAP           372              395              460
 301           NAP                NAP             NAP           NAP              NAP              NAP
 304           NAP                NAP             NAP           NAP              NAP              NAP
 310           NAP                NAP             NAP           NAP              NAP              NAP
 311           16                  8              NAP           NAP              573              692
 312           48                 NAP              2            499              637              901
 318           NAP                NAP             NAP           NAP              NAP              NAP

 LOAN    AVERAGE RENTAL   AVERAGE RENTAL   MAX RENTAL    MAX RENTAL   MAX RENTAL   MAX RENTAL   MAX RENTAL
NUMBER     RATE 3 BR        RATE 4+ BR     RATE STUDIO   RATE 1 BR    RATE 2 BR    RATE 3 BR    RATE 4+ BR
----------------------------------------------------------------------------------------------------------

  4
 4.1          NAP             1,677            NAP         1,015        2,100         NAP         2,475
 4.2         1,273             NAP             NAP         1,015        2,100        1,900         NAP
 4.3         1,273            1,773            NAP          NAP         2,100        1,900        2,475
 4.4         1,273            1,677            NAP          NAP         2,100        1,900        2,475
 4.5         1,273            1,677            NAP          NAP         2,100        1,900        2,475
 4.6         1,273            1,677            NAP         1,015        2,100        1,900        2,475
 4.7         1,273             NAP             NAP          NAP         2,100        1,900         NAP
 4.8          NAP              NAP             NAP         1,015        2,100         NAP          NAP
 4.9          NAP              NAP             750         1,015        2,100         NAP          NAP
 4.10        1,273             NAP             NAP          NAP         2,100        1,900         NAP
 4.11        1,273             NAP             NAP          NAP         2,100        1,900         NAP
 4.12        1,273            1,701            NAP          NAP         2,100        1,900        2,475
 4.13         NAP              NAP             750         1,015        2,100         NAP          NAP
 4.14        1,273             NAP             NAP          NAP         2,100        1,900         NAP
 4.15        1,273             NAP             NAP          NAP         2,100        1,900         NAP
 4.16         NAP              NAP             750         1,015        2,100         NAP          NAP
 4.17        1,273             NAP             750         1,015        2,100        1,900         NAP
 4.18         NAP              NAP             750         1,015        2,100         NAP          NAP
 4.19        1,273             NAP             NAP         1,015        2,100        1,900         NAP
 4.20        1,273             NAP             NAP          NAP         2,100        1,900         NAP
 4.21        1,273             NAP             NAP          NAP         2,100        1,900         NAP
 4.22         NAP              NAP             750         1,015        2,100         NAP          NAP
 4.23        1,273            1,677            NAP          NAP         2,100        1,900        2,475
 4.24        1,273            1,773            NAP         1,015        2,100        1,900        2,475
 4.25         NAP              NAP             NAP         1,015        2,100         NAP          NAP
 4.26         NAP              NAP             750         1,015        2,100         NAP          NAP
 4.27         NAP              NAP             750         1,015        2,100         NAP          NAP
 4.28         NAP              NAP             750         1,015        2,100         NAP          NAP
 4.29         NAP             1,773            NAP          NAP          NAP          NAP         2,475
 4.30         NAP             1,773            NAP          NAP         2,100         NAP         2,475
 4.31         NAP             1,773            NAP          NAP          NAP          NAP         2,475
 4.32         NAP             1,741            NAP          NAP          NAP          NAP         2,475
 4.33         NAP             1,677            NAP          NAP          NAP          NAP         2,475
 4.34         NAP             1,709            NAP          NAP          NAP          NAP         2,475
 4.35         NAP             1,709            NAP          NAP          NAP          NAP         2,475
 4.36         NAP             1,693            NAP          NAP          NAP          NAP         2,475
 4.37        1,138            1,677            NAP          NAP          NAP         1,210        2,475
 4.38         NAP              NAP             NAP          NAP         2,100         NAP          NAP
 4.39         NAP              NAP             750         1,015         NAP          NAP          NAP
 4.40         NAP              NAP             750         1,015         NAP          NAP          NAP
 4.41         NAP              NAP             750         1,015         NAP          NAP          NAP
 4.42         NAP              NAP             750         1,025        1,350         NAP          NAP
 4.43         NAP              NAP             NAP         1,015        2,100         NAP          NAP
----------------------------------------------------------------------------------------------------------
  26
 26.1         571              602             429          446          443          581          602
 26.2         617              NAP             NAP          440          510          617          NAP
 26.3         590              623             NAP          450          498          590          623
 26.4         583              NAP             NAP          450          513          583          NAP
 26.5         605              NAP             429          465          535          605          NAP
 26.6         607              635             NAP          422          488          607          635
 26.7         482              NAP             NAP          415          442          482          NAP
----------------------------------------------------------------------------------------------------------
  38          NAP              NAP             NAP          771         1,007         NAP          NAP
  39         1,450             NAP             NAP          NAP          NAP          NAP          NAP
  43          NAP              NAP             250         1,880        2,690         NAP          NAP
  53          NAP              NAP             NAP          425          630          NAP          NAP
  65          979              NAP             NAP          650          780          985          NAP
  78          NAP              NAP             NAP          NAP          NAP          NAP          NAP
  83          NAP              NAP             NAP          850          985          NAP          NAP
  84          NAP              NAP             NAP          730          845          NAP          NAP
 104         1,350             NAP             NAP          799         1,350        1,425         NAP
 117         2,779             NAP            1,300        1,995        2,299        3,100         NAP

 119          700              NAP             NAP          530          685          735          NAP
----------------------------------------------------------------------------------------------------------
 120
120.1         732              NAP             NAP          570          653          727          NAP
120.2         NAP              NAP             NAP          500          575          NAP          NAP
----------------------------------------------------------------------------------------------------------
 134          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 137          NAP              NAP             NAP         1,750        1,700         NAP          NAP
 150          NAP              NAP             NAP          778          923          NAP          NAP
 152         1,084             NAP             NAP          686         1,006        1,107         NAP
 160          NAP              NAP             600          650         1,450         NAP          NAP
 167          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 171          NAP              NAP             NAP         4,219        6,254         NAP          NAP
 181          NAP              NAP             NAP          580          690          NAP          NAP
 184          772              NAP             NAP          475          649          772          NAP
 186          NAP              NAP             NAP          493          539          NAP          NAP
 188          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 206          950              NAP             NAP          709          970         1,114         NAP
 220          NAP              NAP             NAP          475          595          NAP          NAP
 223         1,500             NAP             NAP          725          825         1,500         NAP
 224         1,088             NAP             NAP          NAP          895         1,175         NAP
 233          NAP              NAP             NAP          395          625          NAP          NAP
----------------------------------------------------------------------------------------------------------
 234
234.1         NAP              NAP             NAP          625          740          NAP          NAP
234.2         NAP              NAP             NAP          NAP          700          NAP          NAP
234.3         NAP              NAP             585          650          740          NAP          NAP
----------------------------------------------------------------------------------------------------------

 245          NAP              NAP             NAP          555          585          NAP          NAP
 246          NAP              NAP             NAP          450          550          NAP          NAP
----------------------------------------------------------------------------------------------------------
 252          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 257          758              NAP             435          525          695          795          NAP
 259          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 263          660              NAP             NAP          450          550          810          NAP
 264          NAP              NAP             NAP          NAP          575          NAP          NAP
 265          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 269          NAP              NAP             760          900         1,250         NAP          NAP
 275          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 278          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 286          NAP              NAP             345          418          514          NAP          NAP
 288          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 292          NAP              NAP             NAP          425          500          NAP          NAP
 297          NAP              NAP             379          434          479          NAP          NAP
 301          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 304          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 310          NAP              NAP             NAP          NAP          NAP          NAP          NAP
 311          804              NAP             NAP          598          802          827          NAP
 312          NAP             1,100            619          799         1,055         NAP         1,100
 318          NAP              NAP             NAP          NAP          NAP          NAP          NAP

                                     ANNEX B

                    DESCRIPTION OF TEN LARGEST MORTGAGE LOANS
              AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

TEN LARGEST LOANS BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                           LOAN    LOAN      PROPERTY
         LOAN NAME / PROPERTY NAME        SELLER   GROUP       TYPE           CITY         STATE
-------------------------------------------------------------------------------------------------

 1)      DDR Southeast Pool               LaSalle    1         Retail        Various      Various
 2)      CGM AmeriCold Portfolio            CGM      1       Industrial      Various      Various
 3)      Greensboro Corporate Center        CGM      1         Office         McLean         VA
 4)      Hyde Park Apartment Portfolio    LaSalle    2      Multifamily      Chicago         IL
 5)      Wachovia Capitol Center          LaSalle    1         Office        Raleigh         NC
 6)      Ala Moana Portfolio              LaSalle    1        Various        Honolulu        HI
 7)      Moreno Valley Mall                 CGM      1         Retail     Moreno Valley      CA
 8)      3535 Market Street                 CGM      1         Office      Philadelphia      PA
 9)      Courtyard by Marriott --
         Pasadena                         Capmark    1      Hospitality      Pasadena        CA
10)      Columbia Park                    Capmark    1         Retail      North Bergen      NJ

         TOTAL/WTD. AVG.

                             CUT-OFF
                               DATE        % OF                                                              CUT-OFF
             CUT-OFF        PRINCIPAL     INITIAL                                                              DATE
               DATE          BALANCE     MORTGAGE    % OF INITIAL    % OF INITIAL     STATED                 LOAN-TO-
            PRINCIPAL          PER         POOL       LOAN GROUP      LOAN GROUP    REMAINING     U/W NCF     VALUE
             BALANCE        SF/UNIT(1)    BALANCE     1 BALANCE       2 BALANCE     TERM (MO.)    DSCR(1)    RATIO(1)
---------------------------------------------------------------------------------------------------------------------

   1)     $  442,500,000     $   121        9.3%         10.4%             --          120          1.49x      63.40%
   2)        145,000,000     $    77        3.0           3.4              --           78          1.83       77.92
   3)        130,000,000         296        2.7           3.0              --          119          1.10       67.71
   4)        123,150,000     129,495        2.6            --            25.2%         117          1.61       78.43
   5)        120,300,000         215        2.5           2.8              --          115          1.35       77.61
   6)        100,000,000         603        2.1           2.3              --           50          1.81       51.51
   7)         88,000,000         186        1.9           2.1              --           74          1.31       74.58
   8)         85,000,000         195        1.8           2.0              --           83          1.24       73.91
   9)
              75,000,000     238,854        1.6           1.8              --          117          1.45       80.04
  10)         71,000,000         256        1.5           1.7              --          118          1.55       76.34
          --------------                   ----
          $1,379,950,000                   29.0%                                       104          1.49X      69.98%

(1)   The DDR Southeast Pool Loan, CGM AmeriCold Portfolio Loan, Greensboro
      Corporate Center Loan and Ala Moana Portfolio Loan are each part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory note(s) will not be included in the trust. With respect to each of these loan combinations, the Cut-off Date Principal Balance per SF/Unit/Room,
      the Cut-off Date Loan-to-Value Ratio and the UW NCF DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans. In the case of the DDR
      Southeast Pool Loan, CGM AmeriCold Portfolio Loan, and Ala Moana Portfolio
      Loan, the Cut-off Date Principal Balance per SF/Unit/Room, the Cut-off
      Date Loan-to-Value Ratio and the UW NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the mortgage loan included in the trust. With respect to the Greensboro Corporate Center Loan, the Cut-off Date Principal Balance
      per SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio and the UW NCF DSCR
      were calculated based upon the senior portion and do not reflect the subordinate non-trust portion.

SPLIT LOAN STRUCTURES
--------------------------------------------------------------------------------

                                                                                          RELATED PARI       RELATED
                                                                                          PASSU/SENIOR     SUBORDINATE
                                                                                            NON-TRUST       NON-TRUST
                                                                                              LOANS           LOANS
                                                              % OF INITIAL  % OF INITIAL    AGGREGATE       AGGREGATE    CONTROLLING
                                   CUT-OFF DATE  % OF INITIAL  LOAN GROUP    LOAN GROUP     ORIGINAL        ORIGINAL     POOLING &
                             LOAN   PRINCIPAL      MORTGAGE      NO. 1         NO. 2        PRINCIPAL       PRINCIPAL    SERVICING
LOAN NAME                   GROUP    BALANCE     POOL BALANCE   BALANCE       BALANCE        BALANCE         BALANCE     AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------

DDR Southeast Pool            1    $442,500,000       9.3%        10.4%          --      $  442,500,000        NAP     CGCMT 2007-C6
CGM AmeriCold Portfolio       1     145,000,000       3.0          3.4           --         180,000,000        NAP      CD 2007-CD4
Greensboro Corporate Center   1     130,000,000       2.7          3.0           --            NAP         10,000,000  CGCMT 2007-C6
Ala Moana Portfolio           1     100,000,000       2.1          2.3           --       1,100,000,000   300,000,000   CD 2006-CD3
600 West Chicago              1      66,250,000       1.4          1.6           --         198,750,000        NAP     CGCMT 2007-C6
Bear Creek Apartments         2       6,345,689       0.1           --          1.3%           NAP            405,000  CGCMT 2007-C6

                                       B-1

--------------------------------------------------------------------------------
                              DDR SOUTHEAST POOL
-------------------------------------------------------------------------------

                        [6 PHOTOS OF DDR SOUTHEAST POOL]

                                       B-2

--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
-------------------------------------------------------------------------------

                          [MAP OF DDR SOUTHEAST POOL]

                                       B-3

--------------------------------------------------------------------------------
                              DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    LaSalle
CUT-OFF DATE PRINCIPAL BALANCE(1)                                  $442,500,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                9.3%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                               Developers Diversified Realty Corporation
OWNERSHIP INTEREST                                                   Fee Simple
MORTGAGE RATE                                                         5.6000%
MATURITY DATE                                                      July 5, 2017
AMORTIZATION TYPE                                                 Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             120/Interest Only
REMAINING TERM / REMAINING
 AMORTIZATION TERM                                            120/Interest Only
LOCKBOX                                                                    None

UP-FRONT RESERVES
  TAX / INSURANCE                                                       No / No

ONGOING MONTHLY RESERVES
  TAX / INSURANCE(2)                                                  Springing
  REPLACEMENT(3)                                                      Springing

ADDITIONAL FINANCING(4)                                                     Yes

                                                             DDR SOUTHEAST POOL
                                                               LOAN COMBINATION
                                                               ----------------
CUT-OFF DATE PRINCIPAL BALANCE                                     $885,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $121(5)
CUT-OFF DATE LTV RATIO                                                63.40%(5)
MATURITY DATE LTV RATIO                                               63.40%(5)
UW NCF DSCR                                                            1.49x(5)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               52
LOCATION                                                                Various
PROPERTY TYPE                                                  Retail, Anchored
SIZE (SF)                                                             7,297,943
OCCUPANCY % AS OF VARIOUS(6)                                              95.9%
YEAR BUILT / YEAR RENOVATED                                             Various
APPRAISED VALUE                                                  $1,395,900,000
PROPERTY MANAGEMENT                   Developers Diversified Realty Corporation
UW ECONOMIC OCCUPANCY %                                                   94.3%
UW REVENUES                                                        $115,480,731
UW EXPENSES                                                         $35,102,157
UW NET OPERATING INCOME (NOI)                                       $80,378,573
UW NET CASH FLOW (NCF)                                              $74,964,781
2006 NOI                                                            $74,463,711

(1)   The total loan amount for the DDR Southeast Pool Properties was
      $885,000,000 (the "DDR Southeast Pool Loan Combination"), evidenced by three pari passu notes. One $442,500,000 pari passu note ("the DDR
      Southeast Pool Loan") is included in the trust fund. The remaining two pari passu notes, each in the amount of $221,250,000 (the "DDR Southeast
      Pool Pari Passu Non-Trust Loans") are not included in the trust fund. One of the $221,250,000 pari passu notes was included in the WBCMT 2007-C32 transaction.

(2)   Ongoing monthly deposits of one-twelfth of the amount of annual real estate taxes and one-twelfth of the annual amount of insurance premiums for the Tax/Insurance Reserve will be required upon an event of default or upon certain other conditions as specified in the loan documents.

(3)   Ongoing monthly deposits of $0.15 per square foot each month for the
      Replacement Reserve will be required upon an event of default or upon certain other conditions as specified in the loan documents.

(4)   See "Mezzanine Debt" section below.

(5)   Cut-Off Date Balance/SF, LTV and DSCR figures were derived from the DDR
      Southeast Pool Loan Combination amount of $885,000,000.

(6)   Based on rent rolls dated May 31, 2007 and June 4, 2007.

                                       B-4

--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                             POOL SUMMARY
----------------------------------------------------------------------------------------------------------
                                                                 ALLOCATED
                                                                  CUT-OFF         YEAR              NET
                                                                   DATE          BUILT /         RENTABLE
PROPERTY NAME                        LOCATION                     BALANCE       RENOVATED          AREA
----------------------------------------------------------------------------------------------------------

Hilltop Plaza                        Richmond, CA              $ 19,055,000     1997 / NAP        245,774
Largo Town Center                    Largo, MD                   18,135,000     1991 / NAP        260,797
Midway Plaza                         Tamarac, FL                 17,305,000     1985 / NAP        227,209
Riverstone Plaza                     Canton, GA                  16,990,000     1998 / NAP        307,716
Highland Grove                       Highland, IN                16,765,000     1996 / NAP        312,546
Riverdale Shops                      West Springfield, MA        16,165,000    1985 / 2003        273,307
Skyview Plaza                        Orlando, FL                 14,765,000    1994 / 1998        281,244
Apple Blossom Corners                Winchester, VA              14,610,000    1990 / 2004        240,560
Fayetteville Pavilion                Fayetteville, NC            14,000,000     1998 / NAP        272,385
Creekwood Crossing                   Bradenton, FL               13,335,000     2001 / NAP        227,085
Flamingo Falls                       Pembroke Pines, FL          12,545,000     2001 / NAP        108,565
Harundale Plaza                      Glen Burnie, MD             12,355,000     1958 / NAP        217,619
Meadowmont Village Center            Chapel Hill, NC             12,265,000     2002 / NAP        132,745
Springfield Commons                  Toledo, OH                  12,035,000    1999 / 2000        271,729
Northlake Commons                    Palm Beach Gardens, FL      10,550,000    1987 / 2003        149,658
Village Square at Golf               Boynton Beach, FL            9,875,000    1983 / 2002        126,486
Oviedo Park Crossing                 Oviedo, FL                   9,845,000    1999 / 2004        186,212
Shoppes of Golden Acres              New Port Richey, FL          9,575,000     2002 / NAP        130,609
Bardmoor Shopping Center             Largo, FL                    9,525,000     1981 / NAP        152,667
Rosedale Shopping Center             Huntersville, NC             8,765,000     2000 / NAP        119,197
Casselberry Commons                  Casselberry, FL              8,650,000    1973 / 1998        243,176
Shoppes at New Tampa                 Wesley Chapel, FL            8,400,000     2002 / NAP        158,222
Crossroads Plaza                     Lumberton, NJ                7,525,000     2003 / NAP         89,627
Plaza Del Paraiso                    Miami, FL                    6,720,000     2003 / NAP         82,441
North Pointe Plaza                   Tampa, FL                    6,670,000     1990 / NAP        104,460
Melbourne Shopping Center            Melbourne, FL                6,670,000    1959 / 1999        204,216
Market Square                        Douglasville, GA             6,350,000    1974 / 1999        121,766
Shoppes of Lithia                    Valrico, FL                  6,300,000     2002 / NAP         71,430
West Oaks Towne Center               Ocoee, FL                    6,190,000    1994 / 2004         66,539
Sharon Greens                        Cumming, GA                  6,035,000     2001 / NAP         98,317
Lakewood Ranch                       Bradenton, FL                6,000,000     2001 / NAP         69,471
Cofer Crossing                       Tucker, GA                   5,970,000     1999 / NAP        137,757
Clayton Corners                      Clayton, NC                  5,875,000     1999 / NAP        125,653
Clearwater Crossing                  Flowery Branch, GA           5,750,000     2003 / NAP         90,566
Shoppes at Paradise Pointe           Fort Walton Beach, FL        5,530,000    1987 / 2000         83,929
Killearn Shopping Center             Tallahassee, FL              5,525,000     1980 / NAP         95,229
Conway Plaza                         Orlando, FL                  5,400,000    1985 / 1999        117,723
River Run Shopping Center            Miramar, FL                  5,305,000     1989 / NAP         93,643
Aberdeen Square                      Boynton Beach, FL            5,080,000     1990 / NAP         70,555
Derby Square                         Grove City, OH               4,955,000    1990 / 2006        128,210
Chickasaw Trails Shopping Center     Orlando, FL                  4,955,000     1994 / NAP         75,492
Shoppes at Lake Dow                  McDonough, GA                4,685,000     2002 / NAP         73,271
Shoppes of Ellenwood                 Ellenwood, GA                4,460,000     2003 / NAP         67,721
Shops at Oliver's Crossing           Winston-Salem, NC            4,285,000     2002 / NAP         76,512
Southwood Village Shopping Center    Tallahassee, FL              4,255,000     2003 / NAP         62,840
Paraiso Plaza                        Hialeah, FL                  4,235,000     1997 / NAP         60,712
Sheridan Sqaure                      Dania, FL                    4,125,000     1991 / NAP         67,475
Countryside Shopping Center          Naples, FL                   3,810,000     1997 / NAP         73,986
Shoppes of Citrus Hills              Hernando, FL                 3,810,000    1994 / 2002         68,927
Crystal Springs Shopping Center      Crystal River, FL            3,745,000    1994 / 2002         66,986
Sexton Commons                       Fuquay Varina, NC            3,570,000     2002 / NAP         49,097
Hairston Crossing                    Decatur, GA                  3,205,000     2002 / NAP         57,884
                                                               ------------                     ---------
TOTAL/WEIGHTED AVERAGE                                         $442,500,000                     7,297,943
                                                               ============                     =========

                                      ALLOCATED
                                       CUT-OFF
                                        DATE                                UNDERWRITTEN                     APPRAISED
                                       BALANCE                UNDERWRITTEN    NET CASH        APPRAISED        VALUE
PROPERTY NAME                          PER SF     OCCUPANCY    OCCUPANCY        FLOW            VALUE         PER SF
----------------------------------------------------------------------------------------------------------------------

Hilltop Plaza                           $155        97.7%         97.5%     $ 3,228,144    $   60,800,000      $247
Largo Town Center                       $139        96.2%         96.1%       3,072,285        57,100,000      $219
Midway Plaza                            $152        97.7%         97.8%       2,931,674        52,900,000      $233
Riverstone Plaza                        $110        94.2%         92.8%       2,878,309        52,500,000      $171
Highland Grove                          $107        98.8%         98.3%       2,840,191        53,100,000      $170
Riverdale Shops                         $118        90.7%         92.7%       2,738,544        50,900,000      $186
Skyview Plaza                           $105        98.7%         98.2%       2,501,367        48,000,000      $171
Apple Blossom Corners                   $121        99.5%         99.3%       2,475,108        46,000,000      $191
Fayetteville Pavilion                   $103       100.0%        100.0%       2,371,767        41,000,000      $151
Creekwood Crossing                      $117       100.0%        100.0%       2,259,108        43,600,000      $192
Flamingo Falls                          $231        98.6%         98.9%       2,125,273        39,500,000      $364
Harundale Plaza                         $114       100.0%        100.0%       2,093,084        38,900,000      $179
Meadowmont Village Center               $185        92.8%         94.1%       2,077,837        39,000,000      $294
Springfield Commons                     $ 89        99.3%         99.1%       2,038,873        37,900,000      $139
Northlake Commons                       $141        72.7%         82.0%       1,787,296        39,200,000      $262
Village Square at Golf                  $156        92.3%         93.5%       1,672,943        29,800,000      $236
Oviedo Park Crossing                    $106       100.0%        100.0%       1,667,860        30,000,000      $161
Shoppes of Golden Acres                 $147        89.8%         90.2%       1,622,119        32,100,000      $246
Bardmoor Shopping Center                $125        98.5%         98.2%       1,613,649        29,300,000      $192
Rosedale Shopping Center                $147        98.3%         98.2%       1,484,896        27,900,000      $234
Casselberry Commons                     $ 71        84.7%         83.4%       1,465,413        31,300,000      $129
Shoppes at New Tampa                    $106        93.7%         94.6%       1,423,060        26,900,000      $170
Crossroads Plaza                        $168       100.0%        100.0%       1,274,825        21,600,000      $241
Plaza Del Paraiso                       $163       100.0%        100.0%       1,138,448        19,200,000      $233
North Pointe Plaza                      $128        96.2%         95.8%       1,129,978        21,300,000      $204
Melbourne Shopping Center               $ 65        98.5%         98.2%       1,129,978        21,000,000      $103
Market Square                           $104        89.3%         93.3%       1,075,766        19,900,000      $163
Shoppes of Lithia                       $176       100.0%        100.0%       1,067,295        19,000,000      $266
West Oaks Towne Center                  $186        95.2%         94.2%       1,048,660        20,500,000      $308
Sharon Greens                           $123        96.3%         96.1%       1,022,401        19,100,000      $194
Lakewood Ranch                          $173        96.7%         97.1%       1,016,472        20,800,000      $299
Cofer Crossing                          $ 87        96.4%         94.8%       1,011,389        18,600,000      $135
Clayton Corners                         $ 94        92.3%         92.1%         995,295        19,000,000      $151
Clearwater Crossing                     $127        96.9%         96.2%         947,119        18,050,000      $199
Shoppes at Paradise Pointe              $132        96.8%         96.6%         936,848        15,800,000      $188
Killearn Shopping Center                $116        97.8%         97.3%         936,001        17,300,000      $182
Conway Plaza                            $ 92       100.0%        100.0%         914,824        17,500,000      $149
River Run Shopping Center               $113        97.9%         97.6%         898,730        16,700,000      $178
Aberdeen Square                         $144        97.3%         96.7%         860,613        15,700,000      $223
Derby Square                            $ 77        87.1%         86.9%         839,436        15,600,000      $122
Chickasaw Trails Shopping Center        $131        93.3%         92.0%         839,436        15,700,000      $208
Shoppes at Lake Dow                     $128        88.8%         88.5%         793,695        14,100,000      $192
Shoppes of Ellenwood                    $132        94.3%         93.2%         755,577        14,050,000      $207
Shops at Oliver's Crossing              $112        96.3%         96.5%         725,930        13,100,000      $171
Southwood Village Shopping Center       $135        98.1%         98.1%         720,848        13,300,000      $212
Paraiso Plaza                           $140       100.0%        100.0%         717,460        12,100,000      $199
Sheridan Sqaure                         $122        96.2%         95.7%         698,824        13,700,000      $203
Countryside Shopping Center             $103       100.0%        100.0%         645,459        12,000,000      $162
Shoppes of Citrus Hills                 $111       100.0%        100.0%         645,459        11,500,000      $167
Crystal Springs Shopping Center         $112       100.0%        100.0%         634,448        11,800,000      $176
Sexton Commons                          $145       100.0%        100.0%         604,801        10,200,000      $208
Hairston Crossing                       $111        95.6%         92.8%         542,965        10,000,000      $173
                                                                            -----------    --------------
TOTAL/WEIGHTED AVERAGE                  $121        95.9%         96.0%     $74,964,781    $1,395,000,000      $191
                                                                            ===========    ==============

                                       B-5

--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                               % OF NET                                           DATE OF
                              RATINGS           NET RENTABLE   RENTABLE                            % OF ACTUAL     LEASE
TENANT NAME             FITCH/MOODY'S/S&P(1)      AREA (SF)      AREA     RENT PSF   ACTUAL RENT       RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Major Tenants
 Publix                       NR/NR/NR            1,250,475       17.1%    $ 8.37    $10,464,888       12.3%    29 Spaces(2)
 Kohl's                       A/A3/A--              354,613        4.9%    $ 7.94    $ 2,815,233        3.3%     4 Spaces(3)
 Beall's                      NR/NR/NR              217,669        3.0%    $ 7.60    $ 1,655,343        1.9%     8 Spaces(4)
 Ross Dress for Less         NR/NR/BBB              189,234        2.6%    $ 9.08    $ 1,718,313        2.0%     7 Spaces(5)
 Kroger                    BBB/Baa2/BBB--           173,210        2.4%    $ 6.30    $ 1,091,648        1.3%     3 Spaces(6)
 Harris Teeter               NR/Ba2/NR              127,676        1.7%    $12.86    $ 1,641,798        1.9%     3 Spaces(7)
 Circuit City                 NR/NR/NR               99,993        1.4%    $12.90    $ 1,289,684        1.5%     3 Spaces(8)
 K-Mart                      BB/Ba1/BB+              95,810        1.3%    $ 2.83    $   271,142        0.3%        July-09
 Office Max                  NR/Ba2/B+               93,995        1.3%    $11.52    $ 1,082,377        1.3%     4 Spaces(9)
 Michael's                   NR/B2/B--               92,642        1.3%    $10.07    $   932,916        1.1%     4 Spaces(10)
                                                  ---------      -----     ------    -----------      -----
TOTAL MAJOR TENANTS                               2,695,317       37.0%    $ 8.52    $22,963,342       27.0%
Non-major Tenants                                 4,305,721       59.0%    $14.42    $62,079,837       73.0%
                                                  ---------      -----     ------    -----------      -----
OCCUPIED TOTAL                                    7,001,038       95.9%    $12.15    $85,043,180      100.0%
                                                                                     ===========      =====
Vacant Space                                        296,905        4.1%
                                                  ---------      -----
COLLATERAL TOTAL                                  7,297,943      100.0%
                                                  =========      =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 42,112 square feet expire in April 2008, approximately 39,795 square feet expire in November
      2008, approximately 42,968 square feet expire in February 2009, approximately 48,890 square feet expire in August 2010, approximately
      48,555 square feet expire in October 2010, approximately 42,112 square feet expire in April 2011, approximately 65,537 square feet expire in July
      2011, approximately 109,181 square feet expire in November 2011, approximately 35,930 square feet expire in May 2012, approximately 47,813 square feet expire in February 2014, approximately 47,814 square feet expire in April 2014, approximately 37,912 square feet expire in March
      2017, approximately 51,420 square feet expire in February 2018, approximately 37,888 square feet expire in October 2019, approximately
      27,887 square feet expire in December 2019, approximately 44,271 square feet expire in June 2021, approximately 44,271 square feet expire in
      September 2021, approximately 44,271 square feet expire in October 2021, approximately 44,271 square feet expire in March 2022, approximately
      98,650 square feet expire in October 2022, approximately 44,271 square feet expire in December 2022, approximately 61,166 square feet expire in
      May 2023, approximately 54,379 square feet expire in July 2023, approximately 44,271 square feet expire in August 2023 and approximately
      44,840 square feet expire in September 2023.

(3)   Under the terms of multiple leases, approximately 98,037 square feet expire in January 2016, approximately 84,000 square feet expire in January
      2018, approximately 86,584 square feet expire in February 2019 and approximately 85,992 square feet expire in January 2024.

(4)   Under the terms of multiple leases, approximately 12,000 square feet expire in April 2008, approximately 24,000 square feet expire in April
      2010, approximately 13,845 square feet expire in October 2011, approximately 15,724 square feet expire in April 2012, approximately
      30,000 square feet expire in April 2014, approximately 66,700 square feet expire in April 2016 and approximately 55,400 square feet expire in April
      2017.

(5)   Under the terms of multiple leases, approximately 29,997 square feet expire in January 2010, approximately 126,395 square feet expire in
      January 2013 and approximately 32,842 square feet expire in January 2014.

(6)   Under the terms of multiple leases, approximately 64,905 square feet expire in March 2019, approximately 54,139 square feet expire in October
      2021 and approximately 54,166 square feet expire in September 2023.

(7)   Under the terms of multiple leases, approximately 46,750 square feet expire in August 2020, approximately 36,000 square feet expire in August
      2021 and approximately 44,926 square feet expire in April 2022.

(8)   Under the terms of multiple leases, approximately 33,000 square feet expire in October 2008, approximately 28,010 square feet expire in January
      2016 and approximately 38,983 square feet expire in January 2017.

(9)   Under the terms of multiple leases, approximately 22,956 square feet expire in November 2011, approximately 24,239 square feet expire in
      January 2012, approximately 23,350 square feet expire in April 2012 and approximately 23,450 square feet expire in June 2014.

(10)  Under the terms of multiple leases, approximately 47,572 square feet expire in February 2009, approximately 23,764 square feet expire in
      February 2010 and approximately 21,306 square feet expire in February
      2012.

                                       B-6

--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                WTD. AVG.                                                                        CUMULATIVE % OF
              # OF LEASES   IN PLACE BASE RENT    TOTAL SF    % OF TOTAL SF   CUMULATIVE % OF   % OF IN PLACE    IN PLACE RENT
 YEAR           ROLLING        PSF ROLLING         ROLLING        ROLLING         SF ROLLING      RENT ROLLING       ROLLING
--------------------------------------------------------------------------------------------------------------------------------

2007                85            $17.15            190,203         2.6%            2.6%              3.8%             3.8%
2008               234            $14.93            690,353         9.5%           12.1%             12.1%            16.0%
2009               200            $11.49            782,091        10.7%           22.8%             10.6%            26.5%
2010               184            $13.45            782,706        10.7%           33.5%             12.4%            38.9%
2011               177            $13.30            866,742        11.9%           45.4%             13.6%            52.5%
2012               124            $16.30            432,038         5.9%           51.3%              8.3%            60.7%
2013                37            $12.13            291,128         4.0%           55.3%              4.2%            64.9%
2014                23            $10.62            328,985         4.5%           59.8%              4.1%            69.0%
2015                12            $ 8.25            156,726         2.1%           61.9%              1.5%            70.5%
2016                19            $ 9.99            474,075         6.5%           68.4%              5.6%            76.1%
2017                12            $10.26            339,671         4.7%           73.1%              4.1%            80.2%
Thereafter          45            $10.12          1,666,320        22.8%           95.9%             19.8%           100.0%
Vacant                                              296,905         4.1%          100.0%
                 -----                            ---------       -----                             -----
TOTALS           1,152                            7,297,943       100.0%                            100.0%
                 =====                            =========       =====                             =====

*     Calculated based upon approximate square footage occupied by each tenant.

                                       B-7

--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "DDR Southeast Pool Loan") is secured by first mortgages encumbering fee interests on 52 retail properties located throughout the southeastern portion of the United States (the "DDR
      Southeast Pool Properties"). The DDR Southeast Pool Loan was originated on
      June 7, 2007, has a principal balance as of the Cut-off Date of
      $442,500,000 and provides for interest only payments for its entire term.
      The DDR Southeast Pool Loan represents approximately 9.3% of the Cut-off
      Date Pool Balance.

      The DDR Southeast Pool Loan, which is evidenced by a pari passu note, is a portion of a whole loan with an original principal balance of $885,000,000
      (the "DDR Southeast Pool Loan Combination"). The other loans are evidenced by two other pari passu notes each in the amount of $221,250,000 (the "DDR
      Southeast Pool Pari Passu Non-Trust Loans"). The DDR Southeast Pool Pari
      Passu Non-Trust Loans will not be assets of the trust fund. The DDR
      Southeast Pool Loan and the DDR Southeast Pool Pari Passu Non-Trust Loans
      are governed by a co-lender and servicing agreement described under
      "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The DDR
      Southeast Pool Loan Combination" in the offering prospectus dated July 9,
      2007 relating to the offered certificates, and will be serviced pursuant to the terms of the Pooling and Servicing Agreement as described under
      "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The DDR
      Southeast Pool Loan Combination" and "THE SERIES 2007-C6 POOLING AND
      SERVICING AGREEMENT" in the offering prospectus dated July 9, 2007 relating to the offered certificates.

      The DDR Southeast Pool Loan has a remaining term of 120 months and matures on July 5, 2017. The DDR Southeast Pool Loan may be prepaid on or after
      July 5, 2009 with the payment of the greater of a yield maintenance charge or 1.0% of the prepaid amount and may be prepaid without penalty on or after January 5, 2017. In addition, the DDR Southeast Pool Loan may be prepaid at any time in an amount up to 10% of the original principal balance of the DDR Southeast Pool Loan in the aggregate, without any prepayment premium or yield maintenance charge.

o     THE BORROWER. The borrowers are each special purpose entities. A non-consolidation opinion was delivered in connection with the origination of the DDR Southeast Pool Loan. Developers Diversified Realty Corporation
      ("DDR"), which controls the managing member of the borrowers, is a publicly traded REIT engaged in acquiring, developing, owning, leasing and managing shopping centers. As of June, 2007, DDR owned and managed approximately 800 retail centers across the United States, Puerto Rico, and Brazil totaling approximately 162 million square feet. As of June 9,
      2007, DDR was rated "BBB" (Fitch), "Baa3" (Moody's) and "BBB" (S&P). As of
      June, 2007 DDR had a market capitalization of approximately $6.6 billion.

o     THE PROPERTY. The DDR Southeast Pool Properties consist of 52 retail properties located throughout the southeastern portion of the United
      States. As of May 31, 2006 or June 4, 2006, as applicable, the occupancy rate for the DDR Southeast Pool securing the DDR Southeast Pool Loan was approximately 95.9%. The DDR Southeast Pool Properties contain, in the aggregate, approximately 7,297,943 square feet of retail space.

o     MEZZANINE DEBT. The owners of the borrower are permitted to incur future mezzanine indebtedness subject to the satisfaction of certain terms and conditions, including but not limited to: (i) the total loan-to-value ratio does not exceed 75%, (ii) the debt service coverage ratio does not fall below 1.10x, (iii) the mezzanine lender meets a pre-determined definition of "qualified lender", (iv) the borrowers must deliver a no-downgrade confirmation and (v) the mezzanine lender shall enter into an intercreditor agreement, acceptable to the lender.

o     RELEASE. The release of an individual DDR Southeast Pool Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related DDR Southeast Pool Loan documents including, but not limited to: (i) no event of default shall have occurred and be continuing, (ii) a release price of (a) for releases of up to and including 35% of the initial principal loan balance, 100% of the allocated loan amount of the DDR Southeast Pool Properties, (b) for releases between
      36% and 50% of the initial principal loan balance, 105% of the allocated loan amount of the DDR Southeast Pool Properties and (c) for releases greater than 50% of the initial principal loan balance, 110% of the allocated loan amount of the DDR Southeast Pool Properties, (iii) a minimum debt service coverage ratio of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 1.20x and
      (b) for releases greater than 50% of the aggregate initial principal loan balance, the greater of (x) the debt service coverage ratio of the DDR
      Southeast Pool Properties immediately prior to the release, (but not in excess of 1.35x) and

                                       B-8

--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

      (y) 1.20x, and (iv) a maximum loan-to-value ratio of (a) for releases of up to and including 50% of the aggregate initial principal loan balance,
      64% and (b) for releases greater than 50% of the aggregate initial principal loan balance, the lesser of (x) the loan-to-value ratio of the
      DDR Southeast Pool Properties immediately prior to the release (but not less than 60%) and (y) 64%.

o     SUBSTITUTION. The borrowers may substitute DDR Southeast Pool Properties of like kind and quality subject to the satisfaction of certain tests and conditions as set forth in the loan documents including, but not limited to: (i) no event of default exists under the loan documents, (ii) the aggregate value of all mortgaged DDR Southeast Pool Properties released
      (through one or more substitutions) during the term of the loan does not exceed 50% of the value of the entire pool of DDR Southeast Pool
      Properties, (iii) the borrowers deliver legal opinions concluding that the substitutions will not adversely affect or impair the ability of the lender to enforce its remedies under all loan documents, (iv) the lender receives and approves all necessary property level due diligence with respect to the new DDR Southeast Pool Property(s) (including, but not limited to, appraisals, building conditions reports, environmental site assessments, seismic reports and title insurance policies), (v) a minimum debt service coverage ratio of 1.20x for the remaining DDR Southeast Pool
      Properties, (vi) a loan-to-value ratio of the substitute property of less or equal to the loan-to-value ratio of the substituted property and (vii)
      no more than 35 DDR Southeast Pool Properties are substituted during the term of the DDR Southeast Pool Loan.

o     LOCKBOX ACCOUNT. The loan documents do not require a lockbox account.

o     MANAGEMENT. DDR is the property manager for the DDR Southeast Pool
      Properties.

                                       B-9

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                             CGM AMERICOLD PORTFOLIO
-------------------------------------------------------------------------------

                      [7 PHOTOS OF CGM AMERICOLD PORTFOLIO]

                                      B-10

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                             CGM AMERICOLD PORTFOLIO
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                        [MAP OF CGM AMERICOLD PORTFOLIO]

                                      B-11

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                             CGM AMERICOLD PORTFOLIO
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                  $145,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                3.0%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                  AmeriCold Realty Trust
OWNERSHIP INTEREST                                                   Fee Simple
MORTGAGE RATE                                                           5.4640%
MATURITY DATE                                                   January 1, 2014
AMORTIZATION TYPE                                                 Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            84 / Interest Only
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                          78 / Interest Only
LOCKBOX                                                In-Place Soft, Springing
                                                                Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                       No / No
  REQUIRED REPAIRS                                                     $985,033

ONGOING MONTHLY RESERVES(2)
  TAX/INSURANCE                                                       Springing
  REPLACEMENT                                                         Springing

ADDITIONAL FINANCING(1)                                                     Yes

                                                                  CGM AMERICOLD
                                                                 PORTFOLIO LOAN
                                                                 COMBINATION(1)
                                                                  -------------
CUT-OFF DATE PRINCIPAL BALANCE                                     $325,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $77
CUT-OFF DATE LTV RATIO                                                   77.92%
MATURITY DATE LTV RATIO                                                  77.92%
UW NCF DSCR                                                               1.83x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               15
LOCATION                                                       Various, Various
PROPERTY TYPE                                Industrial, Warehouse/Distribution
SIZE (SF)                                                             4,193,824
OCCUPANCY % AS OF SEPTEMBER 1, 2006                                       84.2%
YEAR BUILT  / YEAR RENOVATED                                  Various / Various
APPRAISED VALUE                                                    $417,100,000
PROPERTY MANAGEMENT                                             ART Manager LLC
UW ECONOMIC OCCUPANCY %                                                     NAP
UW REVENUES                                                         $90,679,246
UW EXPENSES                                                         $57,513,412
UW NET OPERATING INCOME (NOI)                                       $33,165,834
UW NET CASH FLOW (NCF)                                              $32,973,236
2005 NOI                                                            $33,949,096
2006 NOI(3)                                                         $33,208,972

(1)   The total original financing amount of the CGM AmeriCold Portfolio
      Properties is $325,000,000 (the "CGM AmeriCold Portfolio Loan
      Combination") evidenced by multiple pari passu notes. Three pari passu notes aggregating $145,000,000 (the "CGM AmeriCold Portfolio Loan") are
      included in the trust fund. The remaining $180,000,000 pari passu note
      (the "CGM AmeriCold Portfolio Pari Passu Non-Trust Loan") is not included in the trust fund. The CGM AmeriCold Portfolio Pari Passu Non-Trust Loan was included in the securitization of the Citigroup Commercial Mortgage
      Securities Inc., CD 2007-CD4 Commercial Mortgage Pass Through Certificates
      (the "CD 2007-CD4 Transaction").

(2)   Upon the occurrence and during the continuation of an event of default or
      "trigger event" with respect to the CGM AmeriCold Portfolio Loan
      Combination ("CGM AmeriCold Portfolio Trigger Event"), on each payment date the CGM AmeriCold Borrowers are required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums and capital expenditures. Borrowers may provide a guaranty or letter of credit in lieu of cash for all reserves. A "CGM AmeriCold Portfolio Trigger Event" will be in effect, on the relevant date, that the DSCR for a 12 consecutive month period falls below 1.30x and shall continue until the DSCR is equal to or greater than 1.30x for 2 consecutive fiscal quarters.

(3)   2006 NOI represents the trailing-12 months ending 09/30/06.

                                      B-12

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                            CGM AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                         PORTFOLIO SUMMARY
---------------------------------------------------------------------------------------------------
                                                                                         PROPERTY
                                        CUT-OFF DATE                                       SIZE
                                          PRINCIPAL             YEAR BUILT /              (CUBIC
PROPERTY NAME            CITY, STATE       BALANCE               RENOVATED                FEET)
---------------------------------------------------------------------------------------------------

Plover                   Plover, WI     $ 19,327,385            1978 / NAP              12,596,000
Salem                     Salem, OR       18,841,077     1963 / 1967, 1969, 1981        15,292,000
Moses Lake             Moses Lake, WA     13,420,308            1967 / NAP               9,938,000
Hermiston               Hermiston, OR     11,890,000           1975 / 1996               5,353,000
Tarboro                  Tarboro, NC      11,854,308           1988 / 2000               5,315,000
Leesport                Leesport, PA      11,506,308         1993-1994 / NAP             6,027,000
Atlanta Gateway          Atlanta, GA      11,153,846         1972-1985 / NAP            12,333,000
Tomah                     Tomah, WI       10,047,385           1989 / 1994               5,921,000
Texarkana               Texarkana, AR      8,588,462         1993-1995 / NAP             5,093,000
Fremont                  Fremont, NE       7,821,077  1967 / 1978, 1990, 1992, 1998      2,196,000
Burlington             Burlington, WA      6,571,846            1965 / NAP               4,645,000
Springdale Freezer     Springdale, AR      6,085,538      1982, 1991, 1993 / NAP         5,965,000
Marshall                Marshall, MO       3,859,231           1985 / 1992               5,086,000
Charlotte North         Charlotte, NC      2,779,538         1968-1994 / NAP             4,737,000
Birmingham             Birmingham, AL      1,253,692         1963, 1986 / NAP            2,257,000
                                        ------------                                   -----------
 TOTAL/WTD. AVG.                        $145,000,000                                   102,754,000
                                        ============                                   ===========

                        PROPERTY                    OCCUPANCY
                          SIZE          LOAN         (AS OF %
                        (SQUARE     COMBINATION    SEPTEMBER 1,    CEILING      UNDERWRITTEN     APPRAISED     APPRAISED
PROPERTY NAME            FEET)       BALANCE/SF       2006)        HEIGHT       NET CASH FLOW      VALUE       VALUE/SF
------------------------------------------------------------------------------------------------------------------------

Plover                   478,467        $ 91          95.4%             34'     $ 4,556,842    $ 55,600,000       $116
Salem                    669,650          63          81.8%             28'       4,188,737      54,200,000         81
Moses Lake               370,783          81          82.4%             28'       3,089,646      38,600,000        104
Hermiston                221,330         120          80.9%             28'       2,711,900      34,200,000        155
Tarboro                  181,106         147          94.0%         33'-35'       3,094,382      34,100,000        188
Leesport                 218,540         118          85.9%             32'       2,542,951      33,100,000        151
Atlanta Gateway          601,617          42          94.2%         22'-26'       1,454,455      32,100,000         53
Tomah                    186,100         121          66.7%             49'       2,432,320      28,900,000        155
Texarkana                177,622         108          85.7%             34'       1,840,339      24,700,000        139
Fremont                  110,405         159          74.9%             25'       1,899,491      22,500,000        204
Burlington               225,843          65          59.8%             28'       1,468,527      18,900,000         84
Springdale Freezer       232,956          59          99.3%         13'-35'       1,401,261      17,500,000         75
Marshall                 191,220          45          69.3%         28'-34'       1,411,393      11,100,000         58
Charlotte North          211,784          29          88.9%         16'-37'         481,878       8,000,000         38
Birmingham               116,401          24          61.6%       23.5'-32'         399,114       3,600,000         31
                       ---------        ----          ----        ---------     -----------    ------------       ----
 TOTAL/WTD. AVG.       4,193,824        $ 77          84.2%                     $32,973,236    $417,100,000       $ 99
                       =========        ====          ====                      ===========    ============       ====

-----------------------------------------------------------------------------------------------------------
                                          SIGNIFICANT TENANTS(1)
-----------------------------------------------------------------------------------------------------------
                                                                                                   NO. OF
                                         RATING (FITCH,     TOTAL REVENUE FOR     % OF TOTAL     PROPERTIES
             TENANT NAME                MOODYS, S&P)(2)         PORTFOLIO           REVENUE       OCCUPIED
-----------------------------------------------------------------------------------------------------------

Tyson Foods                              BBB-/Ba2/BBB-         $11,744,839           13.2%           7
McCain Foods                                NR/NR/NR            10,581,856           11.9%           3
Sara Lee Corporation                     BBB+/Baa1/BBB+          6,950,898            7.8%           3
ConAgra Foods Inc.                        BBB/Baa2/BBB           6,896,372            7.8%           2
Norpac Foods Inc.                           NR/NR/NR             5,677,425            6.4%           3
HJ Heinz Co.                              BBB/Baa2/BBB           5,366,311            6.0%           3
Ocean Spray Cranberries Inc.               NR/Ba1/BBB            4,831,068            5.4%           3
J.R. Simplot Co.                            NR/NR/NR             4,382,145            4.9%           3
Sweet Street Desert                         NR/NR/NR             3,178,691            3.6%           1
National Frozen Foods Corporation           NR/NR/NR             3,019,609            3.4%           1

(1)   Revenue as of the trailing-12 months ended September 30, 2006 for all of the CGM AmeriCold Portfolio Properties.

(2)   Based on the rating of the parent company regardless of whether the parent company guarantees the tenant's lease.

                                      B-13

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                             CGM AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

o     THE LOAN. The subject mortgage loan (the "CGM AmeriCold Portfolio Loan")
      is secured by a first mortgage encumbering fifteen (15) industrial properties located throughout the United States (the "CGM AmeriCold
      Portfolio Properties"). The CGM AmeriCold Portfolio Loan has a cut-off
      date principal balance of $145,000,000 representing approximately 3.0% of the initial mortgage pool balance. The CGM AmeriCold Portfolio Loan is evidenced by three pari passu notes. The CGM AmeriCold Portfolio Loan constitutes part of an aggregate debt of $325,000,000, evidenced by four mortgage notes dated February 27, 2007, together referred to as the "CGM
      AmeriCold Portfolio Loan Combination", that are all obligations of the borrowers described below and entitled to payments of interest and principal on a pro rata and pari passu basis. The additional mortgage note in the amount of $180,000,000 will not be included in the trust fund, and the debt evidenced by such note is referred to as a "CGM AmeriCold
      Portfolio Pari Passu Non-Trust Loan". The CGM AmeriCold Portfolio Pari
      Passu Non-Trust Loan was included in the securitization of the Citigroup
      Commercial Mortgage Securities Inc., CD 2007-CD4 Commercial Pass Through
      Certificates (the "CD 2007-CD4 Transaction"). The CGM AmeriCold Portfolio
      Pari Passu Non-Trust Loan will be serviced, along with the CGM AmeriCold
      Portfolio Loan, under the series CD 2007-CD4 pooling and servicing agreement by the series CD 2007-CD4 master servicer and special servicer.
      However, the special servicer for the CGM AmeriCold Portfolio Loan
      Combination can be replaced (without cause) by the holder of CGM AmeriCold
      Portfolio Pari Passu Non-Trust Loan or its designee. The respective rights of the holders of the CGM AmeriCold Portfolio Pari Passu Non-Trust Loan
      and the issuing entity, as holder of the promissory notes for the CGM
      AmeriCold Portfolio Loan, will be governed by a co-lender agreement as described under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations
      -- The CGM AmeriCold Portfolio Loan Combination", in the offering prospectus dated July 9, 2007 relating to the offered certificates.

      The CGM AmeriCold Portfolio Loan provides for interest-only payments for the entire 84 months of its term. The CGM AmeriCold Portfolio Loan has a remaining term of 78 months and matures on January 1, 2014. The CGM
      AmeriCold Portfolio Loan may be prepaid on or after September 1, 2013, and permits defeasance with United States government obligations beginning on the earlier of the third anniversary of the closing date and 2 years after the last issue date for any securities backed by any portion of the CGM
      AmeriCold Portfolio Loan and the CGM AmeriCold Portfolio Pari Passu
      Non-Trust Loan.

o     THE BORROWERS. The borrowers are ART Mortgage Borrower Propco 2006-3 L.P.
      and ART Mortgage Borrower Opco 2006-3 L.P., each special purpose entities structured to be bankruptcy remote (collectively, the "CGM AmeriCold
      Portfolio Borrower"). The sponsor of the borrower is AmeriCold Realty
      Trust ("ART"). AmeriCold is the holding company for American Logistics,
      LLC, a provider of warehousing, distribution, supply-chain management, and other logistics services to the US food industry. AmeriCold's transportation and management services, which include freight routing, network flow management, order consolidation, and distribution channel assessment, also enable them to better serve its customer base. The company offers 545 million cubic feet of storage space in over 100 temperature-controlled facilities nationwide. Ownership of the company is divided among three real estate/private equity firms: Vornado Realty Trust
      (47.6%), Crescent Real Estate Equities (31.7%), and The Yucaipa Companies
      (20.7%). Vornado Realty Trust and Crescent Real Estate Equities, both public REITs, have a combined market capitalization of over $22 billion.
      The Yucaipa Companies, owned by Ronald W. Burkle, are investors in real estate and the food and grocery industries. Since its formation in 1986,
      Yucaipa has completed mergers and acquisitions valued at more than $30 billion, including the acquisition of its 20.7% interest in ART in
      November 2004.

o     THE PROPERTIES. The CGM AmeriCold Portfolio Properties consist of approximately 4,193,824 square feet (102,754,000 cubic feet). The CGM
      AmeriCold Portfolio Properties were constructed between 1963 and 1995 and renovated between 1967 and 2000. The CGM AmeriCold Portfolio Properties
      are located in Alabama, Arkansas, Georgia, Missouri, North Carolina,
      Nebraska, Oregon, Pennsylvania, Washington and Wisconsin. As of September
      1, 2006, the weighted average occupancy rate for the CGM AmeriCold
      Portfolio Properties was approximately 84.2%. All revenue percentages provided below are as of the trailing-12 month period ended September 30,
      2006.

      The Plover property consists of a single story refrigerated cold storage facility. The Plover property is located in Plover, Wisconsin, approximately 100 miles north of Madison, Wisconsin. The property was built in 1978 and consists of approximately 478,467 square feet of warehouse space and approximately 12,596,000 cubic feet of refrigerated space. The Plover property's largest tenant, McCain Foods, generates 91%
      of the Plover property revenue. The eastern side of the Plover property has a receiving dock, which is directly connected to the adjoining McCain
      Foods property.

                                      B-14

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                             CGM AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

      The Salem property consists of five single story buildings which function as a refrigerated warehouse/distribution facility. The Salem property is located in Salem, Oregon, approximately 45 miles southwest of Portland,
      Oregon. The property was built in 1963 and was expanded in 1967, 1969, and
      1981. The Salem property consists of approximately 669,650 square feet of warehouse space and approximately 15,292,000 cubic feet of cold storage space. The Salem property's largest tenant, Norpac Foods, accounts for 56%
      of the Salem property's revenue.

      The Moses Lake property consists of two single story buildings which function as a refrigerated warehouse facility. It is located outside the city limits of Moses Lake, which is approximately 185 miles southeast of
      Seattle, Washington. The property was built in 1967 and consists of approximately 370,783 square feet of warehouse space and approximately
      9,938,000 cubic feet of cold storage space. The two tenants, J.R. Simplot
      Company and National Frozen Foods Corporation, account for 57% and 43%, respectively of the Moses Lake property's revenue.

      The Hermiston property consists of a single story refrigerated warehouse facility located in Umatilla County, approximately 180 miles east of
      Portland, Oregon. The property was built in 1975 and was renovated in
      1996. The Hermiston property consists of approximately 221,330 square feet of warehouse space and 5,353,000 cubic feet of cold storage space. The
      Hermiston property's largest tenant is ConAgra, which generates 89% of the
      Hermiston property's revenue. There is an adjoining building to the west of the Hermiston property which is occupied by ConAgra via a breezeway.

      The Tarboro property consists of a single story cold storage warehouse distribution facility located south of the Town of Tarboro, approximately
      75 miles northeast of Raleigh, North Carolina. The property was built in
      1988 and underwent a 53,000 square foot renovation in 2000. The property consists of approximately 181,106 square feet of warehouse space and approximately 5,315,000 cubic feet of total refrigerated space. The only tenant is Sara Lee, which has a production facility located on the same road as the Tarboro property and accounts for 100% of the Tarboro property's revenue.

      The Leesport property consists of a single story and part two story refrigerated warehouse facility located in Ontelaunee Township and
      Leesport Borough of Berks County, Pennsylvania, approximately 65 miles northeast of Harrisburg, Pennsylvania. The subject was built from 1993 to
      1994 and includes approximately 218,540 square feet of warehouse space and approximately 6,027,000 cubic feet of refrigerated space. The two largest tenants, Tyson Foods and Sweet Street Dessert, account for 90% of the
      Leesport property's revenue.

      The Atlanta Gateway property consists of two single story buildings which function as a refrigerated warehouse distribution facility. The Atlanta
      Gateway property is located in the Atlanta area of Fulton County, Georgia.
      The buildings were constructed from 1972 to 1985 and consist of approximately 601,617 square feet of warehouse space and approximately
      12,333,000 cubic feet of refrigerated space. The subject property's three largest tenants are H.J. Heinz Co., Pinnacle Foods, and Nestle SA, which account for 64% of the Atlanta Gateway property's revenue.

      The Tomah property consists of a single story cold storage warehouse distribution facility that is located in Monroe County, approximately 105 miles northwest of Madison, Wisconsin. The Tomah property was built in
      1989 and underwent an addition in 1994. The Tomah property consists of approximately 186,100 square feet of warehouse space and approximately
      5,921,000 cubic feet of refrigerated space. The largest tenant is Ocean
      Spray, which comprises 96% of the Tomah property's revenue. The sole remaining tenant, McCain Foods accounts for 4% of the Tomah property's revenue.

      The Texarkana property consists of a single story cold storage warehouse facility located in the southwestern portion of Arkansas, approximately 70 miles northeast of Shreveport, Louisiana. Built in 1993-1995, the
      Texarkana property contains approximately 177,622 square feet of warehouse space and approximately 5,093,000 cubic feet of refrigerated space. The
      Texarkana property serves a variety of customers including Tyson Foods,
      Pilgrims Pride, Kellers Creamery, Sara Lee, and Meyer's Bakery of Hope,
      with Tyson Foods making up 47% of the Texarkana property's revenue.

      The Fremont property consists of a single story refrigerated warehouse facility located in Fremont, Nebraska, approximately 40 miles northwest of
      Omaha, Nebraska and has access to railroads and several highways. The
      Fremont property contains

                                      B-15

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                             CGM AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

      approximately 110,405 square feet of warehouse space with approximately
      2,196,000 cubic feet of refrigerated space. Originally built in 1967, the
      Fremont property was renovated and expanded in 1978, 1990, 1992 and 1998.
      The Fremont property's largest tenants, Hormel Foods Corp and Smithfield
      Companies, generate 79% of the Fremont property's revenue.

      The Burlington property consists of three single story buildings which function as a cold-storage distribution facility located two blocks south of the Burlington CBD, approximately 65 miles north of Seattle,
      Washington. The Burlington property was built in 1965 and has had multiple additions and upgrades subsequent to that date. The Burlington property consists of approximately 225,843 square feet of warehouse space and approximately 4,645,000 cubic feet of cold storage space. The property's largest tenants are Ocean Spray Inc. and Commercial Cold Storage, which comprise 56% of the Burlington property's revenue.

      The Springdale Freezer property consists of a single story public refrigerated warehouse facility located in northwest Arkansas, approximately 115 miles east of Tulsa, Oklahoma. The Springdale Freezer property was originally built in 1982 and was expanded in 1991 and 1993.
      The Springdale Freezer property contains approximately 232,956 square feet of warehouse space and approximately 5,965,000 cubic feet of refrigerated space. The two tenants are Tyson Foods and Cargill Meat Solutions. Tyson
      Foods comprises 85% of the Springdale Freezer property's revenue.

      The Marshall property consists of a single story refrigerated warehouse facility located in Saline County, approximately 90 miles east of Kansas
      City, Missouri. The Marshall property was built in 1985 and underwent an expansion in 1992. The Marshall property includes approximately 191,220 square feet of warehouse space with approximately 5,086,000 cubic feet of refrigerated space. The two largest tenants are ConAgra and Tyson Foods.
      ConAgra generates 70% of the Marshall property's revenues and Tyson Foods generates the remaining portion.

      The Charlotte North property consists of a single story cold storage warehouse facility located in Mecklenburg County, approximately 6 miles northwest of the Charlotte, North Carolina CBD. The Charlotte North
      property was built from 1968 to 1994 and includes approximately 211,784 square feet of warehouse space and approximately 4,737,000 cubic feet of refrigerated space. The Charlotte North property's largest tenant is Gold
      Kist, which generates 43% of the Charlotte North's revenue.

      The Birmingham property consists of a single story cold-storage warehouse facility, located within the Birmingham, Alabama CBD. The Birmingham property was originally built in 1963 with additional improvements made in
      1986. The Birmingham property consists of approximately 116,401 square feet of warehouse space and approximately 2,257,000 cubic feet of refrigerated space. The subject's largest tenants are Gold Kist Inc.,
      Wayne Farms and the United States Government, together making up 66% of the Birmingham property's total revenue.

o     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a collection account under the borrower's control, and transferred to a lender-controlled cash management account.
      The rents and other revenues will then be transferred daily into the CGM
      AmeriCold Portfolio Borrower's account provided no trigger event or cash trap event exists. In the event of a "trigger event", cash flow to fund monthly tax reserves, insurance reserves, debt service, capital expenditures reserves and operating expenses in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be transferred daily from the lockbox to the CGM AmeriCold Portfolio Borrower's account. A "trigger event" means the occurrence of (i) event of a default under the CGM
      AmeriCold Portfolio Loan or (ii) the date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less than 1.30x, as determined at the end of each fiscal quarter. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.30x for the two (2) consecutive fiscal quarters then ending.
      In the event of a "cash trap event", all excess cash flow in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement.
      Upon the cure of the cash trap event, funds will again be transferred daily from the lockbox to the CGM AmeriCold Portfolio Borrower's account.
      A "cash trap event" will occur on any date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less than 1.20x, as determined at the end of each fiscal quarter. A cash trap event will continue until the date on which the debt service coverage ratio equals or exceeds 1.20x for the two (2) consecutive fiscal quarters then ending.

                                      B-16

--------------------------------------------------------------------------------
                             CGM AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

o     PARTIAL RELEASES. Provided there is no event of default and after the release date and prior to the permitted prepayment date (9/1/2013), the related loan documents permit the borrowers to obtain the release of any of the CGM AmeriCold Portfolio Properties upon satisfaction of certain conditions. The CGM AmeriCold Portfolio Loan Combination may be partially defeased in the amount of 105% of the allocated loan amount for the released parcels until the aggregate amount of such release payments equal
      12.5% of the original principal amount of the loan as a condition to a release. The CGM AmeriCold Portfolio Loan Combination may be partially defeased in the amount of 110% of the allocated loan amount for the released parcels until aggregate amount of such release payments equal 25%
      of the original principal amount of the loan as a condition to a release.
      The CGM AmeriCold Portfolio Loan Combination may be partially defeased in the amount of 115% of the allocated loan amount for the released parcels thereafter as a condition to a release. Each of such defeasances is subject to satisfaction of certain conditions, including debt service coverage tests and loan to value tests; provided that in order to satisfy such debt service coverage ratio test, the borrower may defease a portion of the loan in excess of the release amount of the affected individual property.

      If the borrowers are in default under the CGM AmeriCold Portfolio Loan and could cure such default by obtaining the release of an individual property, borrowers may do so prior to the release date subject to the fulfillment of certain conditions including payment of the release amount and yield maintenance premium.

      Provided there is no event of default and subject to the fulfillment of certain conditions, the borrowers may at any time obtain the release of an expansion parcel without payment of a release amount. Such conditions include evidence that gross revenue over expenses and appraised value are not impacted by the release.

o     COLLATERAL SUBSTITUTION. The related loan documents permit the borrowers to obtain a release of one or more of any of the CGM AmeriCold Portfolio
      Properties prior to the permitted prepayment date; provided that certain conditions in the related loan documents are satisfied, including but not limited to, the aggregate allocated loan amounts of the substituted properties not exceeding 30% of the original principal amount of the CGM
      AmeriCold Portfolio Loan and debt service coverage tests and loan to value tests. In order to satisfy such debt service coverage ratio the borrower may defease a portion of the loan in excess of the release amount of the affected individual property.

o     MANAGEMENT. ART Manager LLC is the property manager for the CGM AmeriCold
      Portfolio Properties. The property manager is affiliated with the borrowers.

                                      B-17

--------------------------------------------------------------------------------
                          GREENSBORO CORPORATE CENTER
-------------------------------------------------------------------------------

                    [4 PHOTOS OF GREENSBORO CORPORATE CENTER]

                                      B-18

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                          GREENSBORO CORPORATE CENTER
-------------------------------------------------------------------------------

                      [MAP OF GREENSBORO CORPORATE CENTER]

                                      B-19

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                           GREENSBORO CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        CGM
CUT-OFF DATE PRINCIPAL BALANCE                                     $130,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                2.7%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                             Theodore J.Georgelas and Richard M. Patrick
OWNERSHIP INTEREST                                                   Fee Simple
MORTGAGE RATE                                                           6.0000%
MATURITY DATE                                                      June 6, 2017
AMORTIZATION TYPE                                            Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                       120/360
REMAINING TERM / REMAINING AMORTIZATION TERM                            119/360
LOCKBOX(1)                                              In-Place Soft,Springing

UP-FRONT RESERVES
  TAX / INSURANCE                                                     Yes / Yes
  TI/LC(2)                                                           $1,317,633

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                     Yes / Yes
  REPLACEMENT                                                            $7,320
  TI/LC(2)                                                              $23,791

ADDITIONAL FINANCING(3)                                                     Yes

                                                                  GREENSBORO
                                               GREENSBORO      CORPORATE CENTER
                                            CORPORATE CENTER         LOAN
                                                  LOAN           COMBINATION
                                            ----------------   ----------------
CUT-OFF DATE PRINCIPAL BALANCE                  $130,000,000       $140,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                       $296               $319
CUT-OFF DATE LTV RATIO                                67.71%             72.92%
MATURITY DATE LTV RATIO                               63.34%             68.41%
UW NCF DSCR                                            1.10x              1.00x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                             McLean, VA
PROPERTY TYPE                                                  Office, Suburban
SIZE (SF)                                                               439,211
OCCUPANCY % AS OF MAY 14, 2007                                           100.0%
YEAR BUILT / YEAR RENOVATED                                          2000 / NAP
APPRAISED VALUE                                                    $192,000,000
PROPERTY MANAGEMENT                           Jones Lang LaSalle Americas, Inc.
UW ECONOMIC OCCUPANCY %                                                   95.0%
UW REVENUES                                                         $14,990,328
UW EXPENSES                                                          $4,288,675
UW NET OPERATING INCOME (NOI)                                       $10,701,653
UW NET CASH FLOW (NCF)                                              $10,328,323
2006 NOI                                                            $10,848,093
2007 NOI(4)                                                         $11,200,384

(1)   See "Lockbox Account" below for further discussion.

(2)   At closing the borrower deposited an upfront TI/LC reserve of $1,317,633 and will deposit monthly TI/LC Reserves of $23,791 capped at five years collections or $1,427,435.

(3)   See "The Loan" below for further discussion.

(4)   2007 NOI represents the trailing-12 months ending 03/31/07.

                                      B-20

--------------------------------------------------------------------------------
                           GREENSBORO CORPORATE CENTER
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                          RATINGS          NET      % OF NET                                          DATE OF
                                           FITCH/        RENTABLE   RENTABLE                            % OF ACTUAL    LEASE
            TENANT NAME                MOODY'S/S&P(1)   AREA (SF)     AREA     RENT PSF   ACTUAL RENT      RENT      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

The Mitre Corporation                    NR/NR/NR         86,166      19.6%     $27.45    $ 2,365,257       16.6%     09/30/11
Watt, Tieder, Hoffar & Fitzgerald(2)     NR/NR/NR         71,367      16.2%     $28.23    $ 2,014,690       14.1%     06/30/16
BMC Software(3)                          NR/NR/NR         49,518      11.3%     $31.20    $ 1,544,829       10.8%     11/30/08
Argy, Wiltse, & Robinson(4)              NR/NR/NR         43,194       9.8%     $28.35    $ 1,224,550        8.6%     05/31/18
IBM Software                             A+/A1/A+         27,975       6.4%     $42.99    $ 1,202,530        8.4%     02/28/10
                                                         -------     -----      ------    -----------       ----      --------
Top 5 Tenants                                            278,220      63.3%     $30.02    $ 8,351,856       58.6%      Various
Non-major Tenants                                        160,991      36.7%     $36.71    $ 5,909,638       41.4%      Various
                                                         -------     -----      ------    -----------
OCCUPIED TOTAL                                           439,211     100.0%     $32.47    $14,261,495
Vacant                                                         0       0.0%
                                                         -------     -----
COLLATERAL TOTAL                                         439,211     100.0%
                                                         =======     =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Watt, Tieder, Hoffar & Fitzgerald subleases 3,340 SF to Enterprise
      Business Law Group LLC for a two year term commencing 06/1/06, with automatic renewals thereafter every six months. Either party may terminate on or after 12/31/07. Enterprise Business Law Group LLC pays $32.44 per SF to Watt, Tieder, Hoffar & Fitzgerald, with 3% increases on each anniversary.

(3)   BMC leases two spaces at the subject property. BMC leases 28,084 SF in
      Building 8401, Suite 100 through 11/30/08 and 21,434 SF in Building 8405,
      Suite 500 through 02/28/11. BMC subleases the 21,434 SF to Crestline
      Capital Corporation through 02/28/11. Crestline Capital Corporation pays
      $32.50 per SF to BMC Software with no additonal rent. BMC Software remains liable under the lease. BMC Software is entitled to receive 50% of subleased rent in excess of Crestline Capital Corporation's base rent.

(4)   Argy, Wiltse & Robinson may terminate their lease on 365 days notice as of
      05/31/13 if the landlord has not offered 9,000 SF for lease by 12/31/11.

-------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                  # OF       WTD. AVG. IN PLACE                                                                    CUMULATIVE %
                 LEASES        BASE RENT PSF       TOTAL SF     % OF TOTAL      CUMULATIVE %    % OF IN PLACE     OF IN PLACE
     YEAR        ROLLING           ROLLING          ROLLING     SF ROLLING     OF SF ROLLING     RENT ROLLING     RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------------

 2007               2             $10.39              8,259         1.9%            1.9%              0.6%             0.6%
 2008               2             $33.03             36,147         8.2%           10.1%              8.4%             9.0%
 2009               0             $ 0.00                  0         0.0%           10.1%              0.0%             9.0%
 2010               2             $40.24             48,360        11.0%           21.1%             13.6%            22.6%
 2011              13             $34.19            212,230        48.3%           69.4%             50.9%            73.5%
 2012               2             $32.47             11,924         2.7%           72.2%              2.7%            76.2%
 2013               0             $ 0.00                  0         0.0%           72.2%              0.0%            76.2%
 2014               0             $ 0.00                  0         0.0%           72.2%              0.0%            76.2%
 2015               0             $ 0.00                  0         0.0%           72.2%              0.0%            76.2%
 2016               1             $28.23             71,367        16.2%           88.4%             14.1%            90.3%
 2017               0             $ 0.00                  0         0.0%           88.4%              0.0%            90.3%
 Thereafter         3             $27.04             50,924        11.6%          100.0%              9.7%           100.0%
 Vacant                                                   0         0.0%          100.0%
                  ---                               -------       -----                             -----
 TOTALS            25                               439,211       100.0%                            100.0%
                  ===                               =======       =====                             =====

                                      B-21

--------------------------------------------------------------------------------
                           GREENSBORO CORPORATE CENTER
--------------------------------------------------------------------------------

o     THE LOAN. The subject mortgage loan (the "Greensboro Corporate Center
      Loan") is secured by a first mortgage encumbering an office building located in McLean, VA (the "Greensboro Corporate Center Property"). The
      Greensboro Corporate Center Loan has a cut-off date principal balance of
      $130,000,000, which represents approximately 2.7% of the initial mortgage pool balance. The Greensboro Corporate Center Loan was originated on June
      4, 2007 and is part of a loan combination consisting of two (2) mortgage loans in the aggregate principal amount of $140,000,000, one of which, in the principal amount of $10,000,000, is subordinate and will not be included in the trust (the "Greensboro Corporate Center Subordinate
      Non-Trust Loan"). The respective rights of the holders of the Greensboro
      Corporate Center Subordinate Non-Trust Loan and the issuing entity, as holder of the promissory note for the Greensboro Corporate Center Loan, will be governed by a co-lender agreement as described under "DESCRIPTION
      OF THE MORTGAGE POOL--The Loan Combinations--The Greensboro Corporate
      Center Loan Combination", in the offering prospectus dated July 9, 2007 relating to the offered certificates.

      The Greensboro Corporate Center Subordinate Non-Trust Loan has an interest rate of 9.129% per annum and is generally subordinate in right of payment to the Greensboro Corporate Center Loan. The Greensboro Corporate Center
      Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.
      The Greensboro Corporate Center Loan has a remaining term of 119 months and matures on June 6, 2017. The Greensboro Corporate Center Loan may be
      prepaid on or after April 6, 2017, and permits defeasance with United
      States government obligations beginning 2 years after the issue date for the CGCMT 2007-C6 certificates.

o     THE BORROWER. The borrower is Greensboro Center Limited Partnership, a special purpose entity structured to be bankruptcy remote. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Greensboro Corporate Center Loan. The sponsors of the borrower are Theodore J. Georgelas and Richard M. Patrick. Mr.
      Georgelas has been responsible for the overall growth of the Georgelas
      Companies since 1972. Since then, the organizations have expanded from a spot builder to a multi-faceted developer of commercial, industrial, retail, and residential properties with primary geographic emphasis in the mid-Atlantic states of Virginia, Maryland, Delaware and the District of
      Columbia. The companies have developed more than 2,000,000 square feet of commercial properties and over $100,000,000 in residential projects. Mr.
      Patrick has acquired and sold commercial real estate since 1976. This included eight office buildings in Tysons Corner, VA totaling over
      1,500,000 square feet and his current ownership in the subject property.
      Mr. Patrick has a 4% ownership interest in the Washington Capitals hockey team and the Washington Wizards basketball team.

o     THE PROPERTY. The Greensboro Corporate Center Property consists of two
      10-story class A office buildings containing approximately 439,211 square feet situated on approximately 7.4 acres. The Greensboro Corporate Center
      Property was constructed in 2000. The Greensboro Corporate Center Property
      is located in McLean, VA, within the Washington-Arlington-Alexandria metropolitan statistical area. The two buildings are connected by an underground three-level parking garage at each level and share a common courtyard at the entrance to each building. The parking garage contains
      1,369 parking spaces and there are 32 visitor parking spaces located at the entrances to the buildings providing for a parking ratio of 3.2 per
      1,000 square feet. As of May 14, 2007, the occupancy rate for the
      Greensboro Corporate Center Property was approximately 100%.

      The largest tenant is The MITRE Corporation ("MITRE") occupying 86,166 square feet, or approximately 19.6% of the net rentable area. MITRE was founded in 1958 by a group of former MIT researchers and is headquartered in Bedford, MA. The MITRE Corporation is a not-for profit organization chartered to work in the public interest. Their expertise lies in systems engineering, information technology, operational concepts, and enterprise modernization. MITRE manages three Federally Funded Research and
      Development Centers (FFRDCs): one for the Department of Defense (known as the DOD Command, Control, Communications and Intelligence FFRDC), one for
      the Federal Aviation Administration (the Center for Advanced Aviation
      System Development), and one for the Internal Revenue Service (the Center
      for Enterprise Modernization). The MITRE Corporation has approximately
      6,500 scientists, engineers and support specialists. The MITRE lease expires in September 2011.

      The second largest tenant is Watt, Tieder, Hoffar & Fitzgerald ("WTHF"), occupying 71,367 square feet, or approximately 16.2% of the net rentable area. WTHF is one of the largest construction and surety law firms in the world, with a practice that encompasses all aspects of construction contracting and public procurement. Since its inception almost 30 years ago, WTHF has been involved in major development and construction projects, including highways, airports and seaports, rail and subway

                                      B-22

--------------------------------------------------------------------------------
                           GREENSBORO CORPORATE CENTER
--------------------------------------------------------------------------------

      systems, military bases, industrial plants, petro-chemical facilities, electric-generating plants, communication systems, and commercial and public facilities of all types in the United States and around the globe.
      The subject property serves as the WTHF's headquarters. The WTHF lease expires in June 2016.

      The third largest tenant is BMC Software ("BMC"), occupying 49,518 square feet, or approximately 11.3% of the net rentable area. BMC was founded in
      1980 and is headquartered in Houston, Texas. The company and its subsidiaries develop software that provides systems and service management solutions for large enterprises. Its customers include manufacturers, telecommunications companies, financial service providers, educational institutions, retailers, distributors, hospitals, service providers, government agencies, and value-added resellers. The company markets its products directly through its sales force, as well as resellers, distributors, and systems integrators. As of June 26, 2007, BMC's market capitalization was $6.0 billion. The BMC leases a total of 49,518 square feet, which is allocated across two spaces. Approximately 28,084 square feet expires in November 2008 and 21,434 square feet expires in February
      2011.

o     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited by the borrower into a clearing account and transferred daily to the borrower provided no cash management period exists. In the event of and during a "cash management period", funds shall be swept on daily basis to a deposit account controlled by the lender and applied pursuant to the loan agreement (unless and until such cash management period is terminated or avoided) to debt service, required reserve deposits and operating expenses, with excess cash flow held as a supplemental reserve for leasing costs for the MITRE or WTHF space, as applicable, as indicated below, subject to certain permitted disbursements to the borrower for income taxes pursuant to the loan documents. A "cash management period" means the occurrence of (i) event of a default under the Greensboro Corporate Center Loan, (ii) the date that is two years prior to the MITRE lease expiration of September 30, 2011, unless the
      MITRE lease is renewed prior to such date, with the cash management period ending, and any supplemental reserve balance disbursed to the borrower, upon a renewal of the MITRE lease or execution of replacement leases satisfying the requirements of the loan agreement, or (iii) the date that is two years prior to the WTHF lease expiration of June 30, 2016, unless the WTHF lease is renewed prior to such date, with the cash management period ending, and any supplemental reserve balance disbursed to the borrower, upon a renewal of the WTHF lease or execution of replacement leases satisfying the requirements of the loan agreement. A cash management period (i) with respect to the MITRE space may be terminated or avoided if the borrower posts a letter of credit in the amount of
      $2,950,000, and (ii) with respect to the WTHF space if the borrower posts a $3,500,000 letter of credit, with the applicable letter(s) of credit released on the same basis as a cash management period would otherwise end.

o     PARTIAL RELEASE. The Borrower may obtain a release of a specified non-income producing portion of the Greensboro Corporate Center Property and/or the release of transferable development rights not required for the existing improvements on the Greensboro Corporate Center Property, in either case without required prepayment or partial defeasance of the
      Greensboro Corporate Center Loan, subject to satisfaction of conditions set forth in the loan documents, including (i) the borrower establishes to the lender's reasonable satisfaction that the partial release will not adversely affect net operating income and that the debt service coverage ratio for the remaining property is at least equal to the greater of the debt service coverage ratio for the Greensboro Corporate Center Property calculated immediately prior to the partial release and the debt service coverage ratio calculated at the time of origination of the Greensboro
      Corporate Center Loan, and (ii) the borrower established to the lender's reasonable satisfaction that the appraised value of the remaining property is sufficient to satisfy a loan-to-value ratio not in excess of the lesser of 80% or the loan-to-value ratio for the Greensboro Corporate Center
      Property calculated immediately prior to the partial release.

o     MANAGEMENT. Jones Lang LaSalle Americas, Inc. is the property manager for the Greensboro Corporate Center Property.

                                      B-23

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                          HYDE PARK APARTMENT PORTFOLIO
-------------------------------------------------------------------------------

                   [4 PHOTOS OF HYDE PARK APARTMENT PORTFOLIO]

                                      B-24

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                         HYDE PARK APARTMENT PORTFOLIO
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                     [MAP OF HYDE PARK APARTMENT PORTFOLIO]

                                      B-25

--------------------------------------------------------------------------------
                          HYDE PARK APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                     $123,150,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                               2.6%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                Lyrical-Antheus Realty Partners II, L.P.
OWNERSHIP INTEREST                                                   Fee Simple
MORTGAGE RATE                                                           5.9100%
MATURITY DATE                                                     April 1, 2017
AMORTIZATION TYPE                                                 Interest Only
ORIGINAL TERM / AMORTIZATION TERM                           120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION
TERM                                                        117 / Interest Only
LOCKBOX                                                                    None

UP-FRONT RESERVES
  TAX / INSURANCE                                                     Yes / Yes
  CAPITAL IMPROVEMENTS                                              $26,560,000
  DEBT SERVICE(1)                                                    $4,000,000

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                                        Yes / No
  REPLACEMENT(2)                                                      Springing

ADDITIONAL FINANCING(3)                                                     Yes

CUT-OFF DATE PRINCIPAL BALANCE                                     $123,150,000
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                    $129,495
CUT-OFF DATE LTV RATIO(4)                                                78.43%
MATURITY DATE LTV RATIO(4)                                               78.43%
UW NCF DSCR(5)                                                            1.61x

--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               43
LOCATION                                                            Chicago, IL
PROPERTY TYPE                                         Multifamily, Conventional
SIZE (UNITS)                                                                951
OCCUPANCY % AS OF JUNE 4, 2007                                            81.8%
YEAR BUILT / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE(4)                                                 $157,016,726
PROPERTY MANAGEMENT                             MAC Property Management, L.L.C.
UW ECONOMIC OCCUPANCY %                                                   94.0%
UW REVENUES(5)                                                      $16,027,803
UW EXPENSES(5)                                                       $3,936,446
UW NET OPERATING INCOME (NOI)(5)                                    $12,091,357
UW NET CASH FLOW (NCF)(5)                                           $11,853,607

(1)   $4,000,000 was deposited into a debt service reserve account at closing to fund debt service shortfalls for the Hyde Park Apartment Portfolio Loan.
      Funds held in the debt service reserve account will be disbursed on each monthly payment date in an amount equal to the debt service shortfall, should a debt service shortfall exist. All funds held in the debt service reserve account will be released to the Hyde Park Apartment Portfolio
      Borrower upon the satisfaction of certain terms and conditions, including:
      (i) no event of default has occurred and is continuing, (ii) the DSCR is greater than or equal to 1.10x for two consecutive quarters and (iii) the
      Hyde Park Apartment Portfolio Borrower has completed all required capital improvements. In the event that the Hyde Park Apartment Portfolio Borrower has not completed all required capital improvements, but clauses (i) and
      (ii) above are satisfied, funds in the debt service reserve account may be used to pay for required capital improvements.

(2)   Commencing on April 1, 2011, the Hyde Park Apartment Portfolio Borrower is
      required to deposit an amount equal to 1/12 of the product of $250 and the number of residential units at the Hyde Park Apartment Portfolio
      Properties.

(3)   See, "Mezzanine Debt" below for further discussion.

(4)   Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are
      based on the "As-Stabilized" appraised value as of September 1, 2010. The
      "As-Is" appraised value is $114,128,128 as of February 21, 2007. Assuming a Cut-Off Date Principal Balance of $92,590,000, which is net of capital improvement reserve funds and debt service reserve funds, the resulting
      "As-Is" Cut-off Date LTV Ratio and resulting "As-Is" Maturity Date LTV
      Ratio is 81.13%.

(5)   UW NCF DSCR, UW Revenues, UW Expenses, UW NOI, and UW NCF are based on underwritten cash flows for 2011. For purposes of calculating the UW NCF as of 2011, the ongoing renovations are assumed to result in approximately one-third of all units being renovated in each of the next 3 years with all units completed in 2011. Each unit is assumed to be rented at market rent in 2011. The assumed 2011 market rents were calculated assuming the
      2007 market rents and a 3% annual increase thereto. The NCF DSCR, based on the annualized rent roll as of June 4, 2007, is 0.85x.

                                      B-26

--------------------------------------------------------------------------------
                          HYDE PARK APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                         CUT-OFF                                   OCCUPANCY %
                                                      ALLOCATED LOAN   YEAR BUILT /     NUMBER    (AS OF JUNE 4,      APPRAISED
PROPERTY NAME                                            BALANCE        RENOVATED      OF UNITS       2007)             VALUE
----------------------------------------------------  --------------   ------------    --------   --------------    -------------

5034-56 S. Woodlawn Avenue                            $  4,459,200     1920 / 2000        45           93.33%          5,497,606
5118-5120 South Greenwood                                1,934,400     1912 / 2000         6           50.00           2,700,951
5218-5220 South Kimbark                                  1,864,200     1903 / 2000         6          100.00           2,605,248
5237-5245 South Kenwood, 1368-1370 E. 53rd               2,624,200     1907 / 2000        19           52.63           3,222,001
5128-5132 South Cornell Avenue                             841,900     1905 / 2000         9          100.00           1,074,000
5120 South Hyde Park                                     3,110,200     1921 / 2000        40           90.00           3,806,853
5202-5210 South Cornell                                  1,983,500     1907 / 2000        27           85.19           2,445,743
5234-5244 South Ingleside, 912-914 E. 53rd               3,499,400     1912 / 2000        22           86.36           4,285,368
5320-5326 South Drexel                                   3,153,800     1923 / 2000        31           67.74           3,860,021
5301-5307 South Maryland, 839-843 E. 53rd St.            3,314,600     1897 / 2000        21           23.81           4,062,061
5355-5361 South Cottage Grove, 804-808 E. 54th St.       3,094,000     1907 / 2007        21           85.71           3,785,585
5350-5358 South Maryland Ave., 812-816 E. 54th St.       2,490,800     1912 / 2000        21           66.67           3,073,130
5401-5409 South Cottage Grove, 807-811 E. 54th St.       2,932,300     1914 / 2000        21           61.90           3,615,447
5400-5406 South Maryland Ave., 825-827 E. 54th St.       3,256,900     1897 / 2000        18           44.44           4,253,467
5401-5405 South Drexel Ave., 909-911 E. 54th St.         1,904,900     1912 / 2000        13           38.46           2,456,377
5400-5408 South Ingleside Ave., 913-915 E. 54th St.      3,072,200     1913 / 2000        19           47.37           3,934,457
5452-5466 South Ellis Ave., 949-957 E. 54th Pl.          5,188,100     1913 / 2000        31           93.55           6,348,299
5411-5421 South Ellis Avenue                             4,534,500     1914 / 2000        31           83.87           5,561,408
5326-5336 South Greenwood Avenue                         5,524,100     1923 / 2000        43           74.42           6,805,547
5300-5308 South Greenwood Ave., 1021-1029 E. 53rd        3,711,100     1914 / 2000        25           80.00           4,604,378
5335-5337 South Woodlawn Avenue                          1,826,500     1909 / 2000         6          100.00           2,552,080
5339-5345 South Woodlawn Ave., 1204-1224 E. 54th St.     4,989,200     1909 / 2000        25           88.00           6,178,161
5405-5407 South Woodlawn Avenue                          1,392,900     1897 / 2000        18           94.44           1,775,822
5335-5345 South Kimbark Ave., 1304-1308 E. 54th St.      4,883,000     1910 / 2000        25           92.00           6,039,923
5457-5459 South Blackstone Avenue                        1,376,900     1908 / 2000        18           94.44           1,754,555
1515-1521 East 54th St.                                  3,405,100     1897 / 2000        16           68.75           4,444,873
5300-5308 South Hyde Park Avenue                         3,768,100     1909 / 2000        38          100.00           4,668,180
5336 South Hyde Park Avenue                              1,400,800     1909 / 2000        19           68.42           1,786,456
5468-5470 South Hyde Park Boulevard                      1,724,800     1908 / 2000         6          100.00           2,403,209
5474-5480 South Hyde Park Boulevard                      2,365,800     1907 / 2000        29           85.71           2,945,526
5487-5491 South Hyde Park Boulevard                      1,839,100     1903 / 2000         6           83.33           2,562,714
5507-5509 South Hyde Park Boulevard                      1,810,900     1906 / 2000         6           83.33           2,520,179
5524-5526 South Everett Avenue                           1,734,400     1903 / 2000         6           83.33           2,413,842
5528-5532 South Everett Avenue                           2,794,700     1912 / 2000        35           76.47           3,466,575
5715-5725 South Kimbark Avenue                           2,512,800     1911 / 2000        19           89.47           3,211,367
1509-1517 E. 57th St., 5707-5709 South Harper Ave.       4,623,100     1887 / 2000        22           86.36           5,720,913
5201 South Greenwood Avenue                              4,567,500     1911 / 2000        24          100.00           5,657,111
4850 South Drexel Boulevard                              2,401,400     1913 / 1992        41           73.17           2,988,060
5111 South Kimbark Avenue                                1,675,800     1910 / 2006        12           91.67           2,148,001
5415-5425 South Woodlawn Avenue                          3,188,100     1924 / NAP         38           97.37           3,955,724
5416-5430 South Woodlawn Avenue                          3,343,800     1924 / NAP         38           97.37           4,147,130
5401-5403 South Woodlawn Ave., 1211-1213 E. 54th St.     1,692,500     1895 / 2000        12          100.00           3,275,169
5337 South Hyde Park Avenue                              1,338,500     1897 / 2000        23          100.00           2,403,209
                                                      ------------                       ---          ------        ------------
                                                      $123,150,000                       951           81.77%       $157,016,726
                                                      ============                       ===          ======        ============

                                      B-27

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                          HYDE PARK APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "Hyde Park Apartment Portfolio Loan") is secured by a first mortgage encumbering 43 multifamily properties, comprised of 951 units, located in Chicago, Illinois (the "Hyde Park
      Apartment Portfolio Properties"). The Hyde Park Apartment Portfolio Loan
      has a cut-off date balance of $123,150,000 and represents approximately
      2.6% of the initial mortgage pool balance. The Hyde Park Apartment
      Portfolio Loan was originated on March 29, 2007 and provides for interest only payments for the entire loan term.

      The Hyde Park Apartment Portfolio Loan has a remaining term of 117 months and matures on April 1, 2017. The Hyde Park Apartment Portfolio Loan may
      be prepaid on or after October 1, 2016 and permits defeasance with United
      States government obligations beginning 2 years after the issue date for the series CGCMT 2007-C6 certificates.

o     THE BORROWER. The borrower is 5401 - 5409 S. Cottage Grove, LLC, a
      Delaware limited liability company, and 42 affiliated Delaware limited liability companies, each of which is a special purpose entity
      (collectively, the "Hyde Park Apartment Portfolio Borrower").
      Non-consolidation opinions were delivered in connection with the origination of the Hyde Park Apartment Portfolio Loan. The sponsor of the
      Hyde Park Apartment Portfolio Borrower is Lyrical-Antheus Realty Partners
      II, L.P., a private investment fund.

o     THE PROPERTIES. The Hyde Park Apartment Portfolio Properties are comprised of 43 multifamily properties, which include 948 residential units and 3 commercial units, located in Chicago, Illinois. The Hyde Park Apartment
      Portfolio Properties are currently undergoing renovations. All units are expected to be renovated by 2011. The Borrower has escrowed $26,560,000 for capital improvements. It cannot be assured that the renovations will be completed as expected or that the apartments will be rented at the assumed rents in 2011. See "Hyde Park Apartment Portfolio Summary" for
      additional information about the Hyde Park Apartment Portfolio Properties.

o     MEZZANINE DEBT. The Hyde Park Apartment Portfolio Borrower is permitted to incur future mezzanine financing subject to certain terms and conditions, including: (i) an aggregate loan-to-value ratio no greater than 90%, (ii)
      an aggregate debt service coverage ratio no less than 1.10x, (iii) the mezzanine debt lender enters into an intercreditor agreement in form and substance acceptable to lender and (iv) confirmation is received from the respective rating agencies that the incurrence of such mezzanine debt will not cause the rating of any class of certificates to be qualified, withdrawn, or downgraded.

o     MANAGEMENT. MAC Property Management, L.L.C. ("MAC") is the property manager for the Hyde Park Apartment Portfolio Properties. MAC is
      affiliated with the sponsor of the Hyde Park Portfolio Loan. MAC currently manages approximately 2,600 multifamily units located in 29 multifamily buildings located in Chicago, Kansas City, Dallas and Houston.

o     PARTIAL RELEASES. On any date after March 29, 2007, the Hyde Park
      Apartment Portfolio Borrower may obtain a release of one or more Hyde Park
      Apartment Portfolio Properties subject to the satisfaction of certain terms and conditions, including: (i) a release fee of 0.75% of the aggregate allocated loan amount(s) of the property(s) to be released is paid, (ii) the allocated loan amount(s) of the property(s) to be released is prepaid, and (iii) the aggregate allocated loan amount(s) of the property(s) to be released may not exceed $11,500,000 and no release may cause the aggregate allocated loan amount(s) of the released property(s)
      to exceed $11,500,000. Additionally, on any date on or after August 1,
      2009, the Hyde Park Apartment Portfolio Borrower may obtain a release of one or more Hyde Park Apartment Portfolio Properties by partial defeasance of the Hyde Park Apartment Portfolio Loan subject to the satisfaction of certain terms and conditions, including but not limited to: (i) the Hyde
      Park Apartment Portfolio Borrower must defease an amount equal to 110% of the Hyde Park Apartment Portfolio Loan amount allocated for the released property(s), (ii) after giving effect to such release(s), the debt service coverage ratio is greater than or equal to 1.10x, and (iii) after giving effect to such release(s), the loan-to-value ratio is not greater than the loan-to-value ratio on March 29, 2007. Lastly, on any date after September
      25, 2007, the Hyde Park Apartment Portfolio Borrower may obtain a release of one or more Hyde Park Apartment Portfolio Properties having an aggregate allocated loan amount of the property(s) to be released greater than $15,000,000 by transfer to a third party (a "Partial Transferee")
      subject to the satisfaction of certain terms and conditions, including:
      (i) the Partial Transferee must assume a portion of the Hyde Park
      Apartment Portfolio Loan in an amount equal to the aggregate Hyde Park
      Apartment Portfolio Loan amount(s) allocated for the released property(s),
      (ii) after giving effect to such release(s), the debt service coverage ratio is greater than or equal to 1.10x and (iii) after giving effect to such release(s), the loan-to-value ratio is not greater than the loan-to-value ratio on March 29, 2007.

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                             WACHOVIA CAPITOL CENTER
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                             WACHOVIA CAPITOL CENTER
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                        [MAP OF WACHOVIA CAPITOL CENTER]

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                             WACHOVIA CAPITOL CENTER
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                     $120,300,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                2.5%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                       Maxwell B. Drever
OWNERSHIP INTEREST                                         Fee Simple/Leasehold
MORTGAGE RATE                                                           5.5700%
MATURITY DATE                                                  February 1, 2017
AMORTIZATION TYPE                                                 Interest Only
ORIGINAL TERM / AMORTIZATION TERM                           120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                115 / Interest Only
LOCKBOX                                                          In-Place Soft,
                                                      Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                     Yes / Yes
  TI/LC                                                              $2,000,000
  WOMBLE CARLYLE FREE RENT                                              $44,751
  TENANT SPECIFIC TI/LC(1)                                             $159,271

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                                       Yes / Yes
  REPLACEMENT(2)                                                         $9,390
  TI/LC(3)                                                            Springing

ADDITIONAL FINANCING(4)                                                     Yes

CUT-OFF DATE PRINCIPAL BALANCE                                     $120,300,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                          $215
CUT-OFF DATE LTV RATIO                                                   77.61%
MATURITY DATE LTV RATIO                                                  77.61%
UW NCF DSCR                                                               1.35x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                            Raleigh, NC
PROPERTY TYPE                                                       Office, CBD
SIZE (SF)                                                               559,983
OCCUPANCY % AS OF JANUARY 25, 2007                                        90.8%
YEAR BUILT / YEAR RENOVATED                                         1991 / 2001
APPRAISED VALUE                                                    $155,000,000
PROPERTY MANAGEMENT                      Spectrum Properties Management Company
UW ECONOMIC OCCUPANCY %                                                   90.0%
UW REVENUES                                                         $14,291,368
UW EXPENSES                                                          $4,660,778
UW NET OPERATING INCOME (NOI)                                        $9,630,590
UW NET CASH FLOW (NCF)                                               $9,179,861
2005 NOI                                                             $8,651,384
2006 NOI(5)                                                          $9,047,679

(1)   At closing, $159,271 was escrowed for TI/LC costs associated with the lease agreements for Parker Poe Adams & Bernstein, L.L.P.($7,500),
      ColeJenest & Stone, P.A. ($104,608), Lawrence Bewley & Associates
      ($1,604), Spectrum LLC ($10,732) and Deloitte & Touche USA LP ($34,827).

(2)   The replacement reserve account is capped at $563,412, so as long as no event of default has occurred and is continuing. Lender may re-assess its estimate of the amount necessary for the replacement reserve account from time to time, and may increase the monthly amount required to be deposited into the replacement reserve account if lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Wachovia Capitol Center Property.

(3)   Beginning on March 1, 2008, the Wachovia Capitol Center Property Borrower
      shall make monthly deposits of $46,951.

(4)   See "Additional Financing" below for further discussion.

(5)   2006 NOI represents the trailing-12 months ending 11/30/06.

                                      B-32

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                             WACHOVIA CAPITOL CENTER
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--------------------------------------------------------------------------------------
                                    TENANT SUMMARY
--------------------------------------------------------------------------------------
                                                    RATINGS         NET      % OF NET
                                                    FITCH/       RENTABLE    RENTABLE
                  TENANT NAME                   MOODY'S/S&P(1)   AREA (SF)     AREA
--------------------------------------------------------------------------------------

Wachovia Bank, National Association               AA-/Aa3/AA-     105,788       18.9%
Smith, Anderson, Blount, Dorsett, Mitchell &
 Jernigan, L.L.P.                                  NR/NR/NR        91,998       16.4
Womble Carlyle Sandridge & Rice, P.L.L.C.          NR/NR/NR        67,512       12.1
Parker Poe Adams & Bernstein LLP                   NR/NR/NR        46,069        8.2
Deloitte & Touche USA LLP                          NR/NR/NR        27,731        5.0
                                                                  -------      -----
Top 5 Tenants                                                     339,098       60.6%

Non-major Tenants                                                 169,215       30.2%
                                                                  -------      -----
OCCUPIED TOTAL                                                    508,313       90.8%

Vacant Space                                                       51,670        9.2%
                                                                  -------      -----

COLLATERAL TOTAL                                                  559,983      100.0%
                                                                  =======      =====

                                                                           % OF      DATE OF
                                                                          ACTUAL      LEASE
                  TENANT NAME                  RENT PSF   ACTUAL RENT      RENT    EXPIRATION
----------------------------------------------------------------------------------------------

Wachovia Bank, National Association            $ 22.32    $ 2,361,438      21.1%   10/31/24(2)
Smith, Anderson, Blount, Dorsett, Mitchell &
 Jernigan, L.L.P.                              $ 24.00    $ 2,207,952      19.8    09/30/11(3)
Womble Carlyle Sandridge & Rice, P.L.L.C.      $ 22.14    $ 1,494,606      13.4     12/31/15
Parker Poe Adams & Bernstein LLP               $ 27.67    $ 1,274,507      11.4    11/30/14(4)
Deloitte & Touche USA LLP                      $ 22.00    $   610,082       5.5     06/30/16
                                               -------    -----------     -----    -----------
Top 5 Tenants                                  $ 23.44    $ 7,948,586      71.2%

Non-major Tenants                              $ 19.02    $ 3,218,087      28.8%
                                               -------    -----------     -----
OCCUPIED TOTAL                                 $ 21.97    $11,166,673     100.0%

Vacant Space

COLLATERAL TOTAL

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   27,623 square feet expires on 10/31/2009

(3)   Tenant may terminate the lease on 180 days notice if Tenant dissolves or ceases to operate as a law firm. Tenant termination fee is the portion of the upfitting allowance provided to Tenant in excess of $15.00/SF amortized over 15 years at 9% interest plus 12 months rent. Tenant shall not be deemed to have dissolved if more than 50% of the partners in interest of the Tenant associate themselves with the same law firm within the period running from six months prior to the dissolution and six months thereafter.

(4)   1,422 square feet expires on 3/31/2010

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                   # OF      WTD. AVG. IN PLACE                                                                     CUMULATIVE %
                  LEASES        BASE RENT PSF       TOTAL SF     % OF TOTAL      CUMULATIVE %     % OF IN PLACE     OF IN PLACE
   YEAR          ROLLING           ROLLING           ROLLING     SF ROLLING     OF SF ROLLING      RENT ROLLING     RENT ROLLING
--------------------------------------------------------------------------------------------------------------------------------

MTM                5               $  0.00            21,702           3.9%            3.9%              3.7%             3.7%
2007               1               $ 19.25             3,937           0.7%            4.6%              0.7%             4.3%
2008               5               $ 20.11            45,614           8.1%           12.7%              8.2%            12.6%
2009               7               $ 18.07            42,923           7.7%           20.4%              6.9%            19.5%
2010               6               $ 18.98            18,532           3.3%           23.7%              3.1%            22.6%
2011               8               $ 23.42           102,706          18.3%           42.0%             21.5%            44.2%
2012               0               $  0.00                 0           0.0%           42.0%              0.0%            44.2%
2013               0               $  0.00                 0           0.0%           42.0%              0.0%            44.2%
2014               5               $ 23.43            67,881          12.1%           54.2%             14.2%            58.4%
2015               7               $ 22.14            99,122          17.7%           71.9%             19.7%            78.1%
2016               1               $ 22.00            27,731           5.0%           76.8%              5.5%            83.6%
2017               0               $  0.00                 0           0.0%           76.8%              0.0%            83.6%
Thereafter         1               $ 23.50            78,165          14.0%           90.8%             16.4%           100.0%
Vacant                                                51,670           9.2%          100.0%
                  --                                 -------         -----                             -----
TOTALS            46                                 559,983         100.0%                            100.0%
                  ==                                 =======         =====                             =====

                                      B-33

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                             WACHOVIA CAPITOL CENTER
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o     THE LOAN. The mortgage loan (the "Wachovia Capitol Center Loan") is secured by a fee and leasehold deed of trust and security agreement on an office building and adjacent multi-story parking garage located in
      Raleigh, North Carolina (the "Wachovia Capitol Center Property"). The
      Wachovia Capitol Center Loan has a cut-off date principal balance of
      $120,300,000 and represents approximately 2.5% of the initial mortgage pool balance. The Wachovia Capitol Center Loan was originated on January
      31, 2007 and provides for interest only payments for the entire loan term.

      The Wachovia Capitol Center Loan has a remaining term of 115 months and matures on February 1, 2017. The Wachovia Capitol Center Loan may be
      prepaid on or after November 1, 2016 and permits defeasance with United
      States government obligations beginning 2 years after the issue date for the series CGCMT 2007-C6 certificates. Beginning March 1, 2012 and continuing each loan year thereafter, the Wachovia Capitol Center Borrower
      (as defined below) may prepay, without any prepayment premium or yield maintenance charge, an amount equal to 1% or less of the original principal balance of the Wachovia Capitol Center Loan.

o     THE BORROWER. The borrower is 35 special purpose entities (collectively,
      "Wachovia Capitol Center Borrower") each structured to be special purpose entities and all jointly and severally liable for the repayment of the
      Wachovia Capitol Center Loan. The Wachovia Capitol Center Borrower holds title to the Wachovia Capitol Center Property in fee and leasehold as tenants-in-common. Non-consolidation opinions were delivered in connection with the origination of the Wachovia Capitol Center Loan. The sponsor for the Wachovia Capitol Center Loan is Maxwell B. Drever. Maxwell B. Drever
      has more than 35 years of experience in commercial real estate and is a principal of Argus Realty Investors, L.P. Argus Realty Investors, L.P. is
      involved in tax-deferred property exchanges and currently has approximately eight million square feet of commercial real estate under management.

o     THE PROPERTY. The Wachovia Capitol Center Property is comprised of a 30 story office building totaling approximately 550,979 square feet, an adjacent multi-story parking garage with approximately 9,004 square feet of ground floor retail space and a pedestrian access area for access to the parking garage, all situated on approximately 2.5 acres. The office portion of the Wachovia Capitol Center Property was constructed in 1991 while the parking garage was constructed in 2001. The Wachovia Capitol
      Center Property is located in Raleigh, North Carolina, within the Raleigh,
      North Carolina metropolitan statistical area. As of January 25, 2007, the occupancy rate for the Wachovia Capitol Center Property was approximately
      90.8%.

      The largest tenant located at the Wachovia Capitol Center Property is
      Wachovia Bank, National Association ("Wachovia") (NYSE:WB) occupying approximately 105,788 square feet, or approximately 18.9% of the net rentable area. Wachovia was founded in 1879 and is headquartered in
      Charlotte, North Carolina. As of May, 2007, Wachovia was rated, "Aa3" by
      Moody's, "AA--" by S&P and "AA--" by Fitch. Approximately 27,623 square feet of the Wachovia lease expires in October, 2009 and approximately
      78,165 square feet expires in October, 2024.

      The second largest tenant located at the Wachovia Capitol Center Property is Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
      ("SABDM&J"), occupying approximately 91,998 square feet, or approximately
      16.4% of the net rentable area. SABDM&J is a full service law firm, founded in 1912. The SABDM&J lease expires in September, 2011.

      The third largest tenant located at the Wachovia Capitol Center Property is Womble Carlyle Sandridge & Rice, P.L.L.C. ("WCS&R"), occupying approximately 67,512 square feet, or approximately 12.1% of the net rentable area. WCS&R was established in 1876 and currently is comprised of approximately 530 lawyers in eleven offices throughout the Southeast. The
      WCS&R lease expires in December, 2015.

o     LOCK BOX ACCOUNT. The Wachovia Capitol Center Borrower or the property manager is required to cause all rent and other revenue from the Wachovia
      Capitol Center Property to be deposited directly into a clearing account under the control of the lender. The rents and other revenue will then be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the Wachovia Capitol
      Center Loan will be made. The Wachovia Capitol Center Borrower will have access to the remaining funds after all such required payments are made provided no Wachovia Capitol Center Cash Management Period exists. A
      "Wachovia Capitol Center Cash Management Period" will be in effect upon

                                      B-34

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                             WACHOVIA CAPITOL CENTER
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      the occurrence of (i) an event of default under the Wachovia Capitol
      Center Loan until the cure of such default, (ii) the bankruptcy or insolvency of the Wachovia Capitol Center Borrower or the property manager until (i) in case of bankruptcy or insolvency of the Wachovia Capitol
      Center Borrower, the emergence of the Wachovia Capitol Center Borrower from bankruptcy with no adverse consequences to the Wachovia Capitol
      Center Property or the Wachovia Capitol Center Loan or (ii) in case of bankruptcy or insolvency of the property manager, the replacement of such property manager with a qualified property manager under the loan documents, or (iii) at any time the debt service coverage ratio for a preceding 6 month period, annualized, is less than 1.15x until the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

o     ADDITIONAL FINANCING. If the Wachovia Capitol Center Property is sold and the Wachovia Capitol Center Loan is assumed by the transferee, the transferee is permitted to incur additional subordinate indebtedness secured by the Wachovia Capitol Center Property, upon the satisfaction of certain terms and conditions, including: (i) the sum of the outstanding balance of the Wachovia Capitol Center Loan plus the amount of subordinate financing shall not exceed 80% of the then fair market value of the
      Wachovia Capitol Center Property; (ii) the then debt service coverage ratio of the Wachovia Capitol Center Property will be equal to or greater than 1.10x and (iii) the lender has received written confirmation from the applicable rating agencies stating, among other things, that the transaction will not result in a downgrade of the then current ratings of the certificates.

      Any of the potential 35 tenants-in-common are permitted to convey 100%
      (but not less) of its ownership interests in the Wachovia Capitol Center
      Borrower to a new special purpose entity (collectively, the "TIC Mezzanine
      Borrowers") which may in turn pledge all or any portion of the TIC
      Mezzanine Borrowers' limited liability company interests in the tenant-in-common to secure a loan (all such loans together, the "TIC
      Mezzanine Loan") to the TIC Mezzanine Borrowers, upon satisfaction of certain terms and conditions, including but not limited to: (i) the combined amount of the then outstanding principal balance amounts of the
      TIC Mezzanine loan and the Wachovia Capitol Center Loan shall not exceed
      80% of the fair market value of the Wachovia Capitol Center Property; (ii)
      the then debt service coverage ratio on the combined amount of the
      Wachovia Capitol Center Loan and the TIC Mezzanine Loan will be equal to or greater than 1.10x; and (iii) the TIC Mezzanine Loan lender and the lender will enter into a subordination and intercreditor agreement.

o     GROUND LEASE. A portion of the Wachovia Capitol Center Property is on two separate ground leases. The first ground lease is on land under the parking garage. The ground lease expires in 2029, with no renewal options.
      The Wachovia Capitol Center Borrower has the option to purchase the fee for $5,000,000 at any time during the lease term upon 60 days prior notice. The second ground lease is on land which provides pedestrian access to the parking garage. The ground lease expires in 2030 and has two twenty-five year renewal options. The lender has certain rights to cure any default of the Wachovia Capitol Center Borrower under the ground leases and is entitled to a new lease upon the termination of either of the ground leases for any reason.

o     MANAGEMENT. Spectrum Properties Management Company ("Spectrum") is the
      property manager for the Wachovia Capitol Center Property. Spectrum currently manages approximately 4.2 million square feet of commercial real estate in North Carolina and South Carolina.

                                      B-35

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                               ALA MOANA PORTFOLIO
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                               ALA MOANA PORTFOLIO
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    LaSalle
CUT-OFF DATE PRINCIPAL BALANCE(1)                                  $100,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                2.1%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                 GGP Limited Partnership
OWNERSHIP INTEREST                                     Fee Simple and Leasehold
MORTGAGE RATE                                                          5.60275%
MATURITY DATE                                                 September 1, 2011
AMORTIZATION TYPE                                                 Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            60 / Interest Only
REMAINING TERM / REMAINING
 AMORTIZATION TERM                                           50 / Interest Only
LOCKBOX                                In-Place Hard, Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                       No / No

ONGOING MONTHLY RESERVES
  TAX / INSURANCE / GROUND RENT(2)                                    Springing
  REPLACEMENT(2)                                                      Springing
  ROLLOVER RESERVE(2)                                                 Springing

ADDITIONAL FINANCING                                                        Yes

                                                   ALA MOANA          ALA MOANA
                                            PORTFOLIO NOTE A     PORTFOLIO LOAN
                                                    LOANS(1)     COMBINATION(1)
                                            ----------------     --------------
CUT-OFF DATE PRINCIPAL BALANCE                $1,200,000,000     $1,500,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                       $603               $754
CUT-OFF DATE LTV RATIO                                51.51%             64.39%
MATURITY DATE LTV RATIO                               51.51%             64.39%
UW NCF DSCR(3)                                         1.81x              1.45x

LOAN SHADOW RATING
FITCH/MOODY'S/S&P                                 A-/A3/BBB-

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                4
LOCATION                                                       Honolulu, Hawaii
PROPERTY TYPE                                                 Retail and Office
SIZE (SF)                                                             1,989,759
OCCUPANCY % AS OF JUNE 27, 2006                                           95.8%
YEAR BUILT / YEAR RENOVATED(4)                                          Various
APPRAISED VALUE                                                  $2,329,500,000
PROPERTY MANAGEMENT                                                Self Managed
UW ECONOMIC OCCUPANCY %                                                   98.2%
UW REVENUES                                                        $161,818,908
UW EXPENSES                                                         $38,279,942
UW NET OPERATING INCOME (NOI)                                      $123,538,966
UW NET CASH FLOW (NCF)(3)                                          $123,538,966
2005 NOI                                                           $102,850,117
2006 NOI(5)                                                        $107,239,288

(1)   The total loan amount of the Ala Moana Portfolio Properties was
      $1,500,000,000 (collectively, the "Ala Moana Portfolio Loan Combination")
      evidenced by multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000 (the "Ala Moana
      Portfolio Subordinate Non-Trust Loans"). Two senior pari passu note totaling $100,000,000 (the "Ala Moana Portfolio Mortgage Loan") are
      included in the trust fund. The remaining pari passu notes totaling
      $1,100,000,000 (the "Ala Moana Portfolio Pari Passu Non-Trust Loans") and
      the Ala Moana Portfolio Subordinate Non-Trust Loans totaling $300,000,000 are not included in the trust fund. One $300,000,000 Ala Moana Portfolio
      Pari Passu Non-Trust Loan was included in the securitization of the
      Deutsche Mortgage and Asset Receiving Corporation, CD 2006-CD3 Commercial
      Mortgage Pass-Through Certificates (the "CD 2006-CD3 Transaction"). One
      $96,000,000 Ala Moana Portfolio Pari Passu Non-Trust Loan and multiple Ala
      Moana Portfolio Subordinate Non-Trust Loans totaling $115,000,000 were included in the securitization of the Citigroup Commercial Mortgage
      Securities Inc., CGCMT 2006-C5 Commercial Mortgage Pass-Through
      Certificates (the "CGCMT 2006-C5 Transaction"). One $200,000,000 Ala Moana
      Portfolio Pari Passu Non-Trust Loan and one Ala Moana Portfolio
      Subordinate Non-Trust Loan totaling $25,000,000 were included in the securitization of the CWCapital Commercial Funding Corp., COBALT 2006-C1
      Commercial Mortgage Pass-Through Certificates (the "COBALT 2006-C1
      Transaction"). Two Ala Moana Portfolio Pari Passu Non-Trust Loans totaling
      $404,000,000 were included in the securitization of the Citigroup
      Commercial Mortgage Securities Inc., CD 2007-CD4 Commercial Mortgage
      Pass-Through Certificates (the "CD 2007-CD4 Transaction"). One
      $100,000,000 Ala Moana Portfolio Pari Passu Non-Trust Loan was included in the securitization of the CWCapital Commercial Funding Corp., COBALT
      2007-C2 Commercial Mortgage Pass-Through Certificates (the "COBALT 2007-C2
      Transaction").

(2)   Upon the occurrence and during the continuation of an Ala Moana Portfolio
      Trigger Event (as defined below), the Ala Moana Portfolio Borrower is required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums, and ground rent monthly, (b) $41,664.67 monthly, subject to a cap of $499,976, into a Replacement Reserve, and (c)
      $110,987.08 monthly, subject to a cap of $1,331,845, into a rollover reserve.

(3)   UW NCF DSCR and UW NCF does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by
      GGP Kapiolani Development L.L.C. was underwritten and included in the calculation of UW NCF DSCR.

(4)   See, "Ala Moana Portfolio Mortgage Loan Summary" below for further discussion.

(5)   2006 NOI represents the trailing-12 months ending 05/31/06.

                                      B-38

--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------
                            TENANT SUMMARY
-----------------------------------------------------------------------

                                           RATINGS         NET RENTABLE
            TENANT NAME              FITCH/MOODY'S/S&P(1)    AREA (SF)
-----------------------------------------------------------------------

Anchor Owned
Neiman Marcus, Inc.                        NR/NR/NR

Anchor Tenants
Sears, Roebuck & Co.                       BB/NR/BB+            341,199
Macy's Department Stores, Inc.           BBB+/Baa1/BBB          326,860
                                                           ------------
Total Anchor Tenants                                            668,059
Shirokiya Incorporated                     NR/NR/NR              53,515
Old Navy, Inc.                          BBB-/Baa3/BBB-           33,221
Longs Drugs                                NR/NR/NR              31,049
Barnes & Noble Booksellers, Inc.           NR/NR/NR              30,758
Banana Republic, Inc.                    BBB-/Ba3/BBB-           22,639
                                                           ------------
Top 5 In-Line Tenants                                           171,182
Non-major Tenants(3)                                          1,066,636
                                                           ------------
Occupied Total                                                1,905,877
Vacant                                                           83,882
                                                           ------------
COLLATERAL TOTAL                                              1,989,759
                                                           ============

                                       % OF NET                                                            DATE OF
                                       RENTABLE                                            % OF ACTUAL      LEASE
            TENANT NAME                  AREA                RENT PSF      ACTUAL RENT         RENT      EXPIRATION
-------------------------------------------------------------------------------------------------------------------

Anchor Owned                                             SHADOW ANCHOR -- NOT PART OF COLLATERAL
Neiman Marcus, Inc.
Anchor Tenants
Sears, Roebuck & Co.                                       $    0.00(2)   $      0.00(2)       0.0%(2)    08/31/09
Macy's Department Stores, Inc.            17.1%            $    6.65      $ 2,173,380          2.4%       12/31/15
                                          16.4%            ---------      -----------        -----
Total Anchor Tenants                     -----             $    3.25      $ 2,173,380          2.4%
Shirokiya Incorporated                    33.6%            $   29.71      $ 1,589,748          1.8%       01/31/20
Old Navy, Inc.                             2.7%            $   25.16      $   835,908          0.9%       01/31/11
Longs Drugs                                1.7%            $   38.47      $ 1,194,456          1.3%       01/31/11
Barnes & Noble Booksellers, Inc.           1.6%            $   12.89      $   396,564          0.4%       01/31/16
Banana Republic, Inc.                      1.5%            $   80.22      $ 1,816,176          2.0%       01/31/09
                                           1.1%            ---------      -----------        -----
Top 5 In-Line Tenants                    -----             $   34.07      $ 5,832,852          6.5%
Non-major Tenants(3)                       8.6%            $   76.36      $81,452,741         91.1%
                                          53.6%            ---------      -----------        -----
Occupied Total                           -----             $   46.94      $89,458,973        100.0%
Vacant                                    95.8%
COLLATERAL TOTAL                           4.2%
                                         -----
                                         100.0%
                                         =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Sears, Roebuck & Co. ("Sears") does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 psf for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

(3)   "Non-major Tenants" refer to tenants not listed as "Anchor Owned", "Anchor
      Tenants", or "Top 5 In-Line Tenants."

-------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL    CUMULATIVE %
                             AVERAGE BASE                % OF TOTAL                   BASE RENTAL    OF TOTAL BASE
               # OF LEASES    RENT PER SF                    SF        CUMULATIVE %     REVENUES    RENTAL REVENUES
     YEAR        ROLLING        ROLLING     SF ROLLING    ROLLING     OF SF ROLLING     ROLLING         ROLLING
-------------------------------------------------------------------------------------------------------------------

     MTM            37          $ 40.38        39,682         2.0%          2.0%           1.8%            1.8%
     2007           42          $ 43.88        65,161         3.3%          5.3%           3.2%            5.0%
     2008           60          $ 54.99       112,171         5.6%         10.9%           6.9%           11.9%
     2009           60          $ 26.01       532,640        26.8%         37.7%          15.5%           27.4%
     2010           49          $ 89.74       130,917         6.6%         44.3%          13.1%           40.5%
     2011           38          $ 57.66       140,371         7.1%         51.3%           9.1%           49.5%
     2012           39          $ 83.71        70,319         3.5%         54.8%           6.6%           56.1%
     2013           33          $ 85.28        63,280         3.2%         58.0%           6.0%           62.2%
     2014           32          $ 98.63        72,901         3.7%         61.7%           8.0%           70.2%
     2015           42          $ 33.81       476,178        23.9%         85.6%          18.0%           88.2%
     2016           15          $ 82.20        74,027         3.7%         89.3%           6.8%           95.0%
     2017            5          $ 45.88        33,616         1.7%         91.0%           1.7%           96.7%
 Thereafter          5          $ 31.04        94,614         4.8%         95.8%           3.3%          100.0%
    Vacant                                     83,882         4.2%        100.0%
                                            ---------       -----
    TOTALS         457                      1,989,759       100.0%                       100.0%
                   ===                      =========       =====                        =====

-----------------------------------------------------------------------------------
                                 PORTFOLIO SUMMARY
-----------------------------------------------------------------------------------
                               CUT-OFF
                            ALLOCATED LOAN   PROPERTY     YEAR BUILT /    PROPERTY
PROPERTY NAME                 BALANCE(1)       TYPE      YEAR RENOVATED     SIZE
-----------------------------------------------------------------------------------

Ala Moana Center             $ 94,440,867     Retail     1959 / 2004     1,606,435
Ala Moana Building              3,090,792     Office     1961 / 2004       199,362
Ala Moana Pacific Center        2,060,528     Office     1983 / NAP        169,918
Ala Moana Plaza                   407,813     Retail     1989 / NAP         14,044
                             ------------                                ---------
TOTAL / WTD. AVG.            $100,000,000                                1,989,759
                             ============                                =========

                                 OCCUPANCY %           APPRAISED        UNDERWRITTEN
PROPERTY NAME               (AS OF JUNE 27, 2006)        VALUE        NET CASH FLOW(2)
--------------------------------------------------------------------------------------

Ala Moana Center                      97.3%          $2,200,000,000     $116,671,271
Ala Moana Building                    89.2               72,000,000        3,818,332
Ala Moana Pacific Center              88.8               48,000,000        2,545,555
Ala Moana Plaza                      100.0                9,500,000          503,808
                                                     --------------     ------------
TOTAL / WTD. AVG.                     95.8%          $2,329,500,000     $123,538,966
                                                     ==============     ============

(1)   The Cut-Off Allocated Loan Balance does not include the Ala Moana
      Portfolio Pari Passu Non-Trust Loans or the Ala Moana Portfolio
      Subordinate Non-Trust Loans. See, "Ala Moana Portfolio Mortgage Loan
      Summary" below.

(2)   UW NCF DSCR does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
      Kapiolani Development L.L.C was underwritten and included in the calculation of UW NCF DSCR.

                                      B-39

--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "Ala Moana Portfolio Mortgage Loan") is secured by fee simple and leasehold interests on four (4) mortgaged properties totaling approximately 1,989,759 square feet of office and retail space located in Honolulu, Hawaii (collectively, "Ala Moana
      Portfolio Properties"). The Ala Moana Portfolio Mortgage Loan has a
      cut-off date principal balance of $100,000,000 and represents approximately 2.1% of the initial mortgage pool balance. The Ala Moana
      Portfolio Mortgage Loan was originated on August 14, 2006 and provides for interest-only payments for the entire 60 months of its term.

      The $100,000,000 Ala Moana Portfolio Mortgage Loan is part of a split loan structure (collectively, the "Ala Moana Portfolio Loan Combination")
      comprised of multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000 (the "Ala Moana
      Portfolio Subordinate Non-Trust Loans"). The Ala Moana Portfolio Mortgage
      Loan, comprised of two senior pari passu notes, totaling $100,000,000 is included in the trust fund. One of the non-trust pari passu notes in the original principal amount of $300,000,000 was included in the Deutsche
      Mortgage & Asset Receiving Corporation, CD 2006-CD3 Commercial Mortgage
      Pass-Through Certificates (the "CD 2006-CD3 Transaction"). One of the
      non-trust pari passu notes in the original principal amount of $96,000,000 and multiple Ala Moana Portfolio Subordinate Non-Trust Loans totaling
      $115,000,000 were included in the securitization of the Citigroup
      Commercial Mortgage Securities Inc., CGCMT 2006-C5 Commercial Mortgage
      Pass-Through Certificates (the "CGCMT 2006-C5 Transaction"). One of the
      non-trust pari passu notes in the original principal amount of
      $200,000,000 and one Ala Moana Portfolio Subordinate Non-Trust Loan
      totaling $25,000,000 were included in the securitization of the CWCapital
      Commercial Funding Corp., COBALT 2006-C1 Commercial Mortgage Pass-Through
      Certificates (the "COBALT 2006-C1 Transaction"). Two of the non-trust pari passu notes in the original principal amount of $404,000,000 were included in the securitization of the Citigroup Commercial Mortgage Securities
      Inc., CD 2007-CD4 Commercial Mortgage Pass-Through Certificates (the "CD
      2007-CD4 Transaction"). One of the non-trust pari passu notes in the original principal amount of $100,000,000 was included in the securitization of the CWCapital Commercial Funding Corp., COBALT 2007-C2
      Commercial Mortgage Pass-Through Certificates (the "COBALT 2007-C2
      Transaction"). The respective rights of the various holders of the Ala
      Moana Portfolio Loan Combination will be governed by a co-lender agreement described under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations
      -- The Ala Moana Portfolio Loan Combination" in the offering prospectus dated July 9, 2007 relating to the offered certificates. The Ala Moana
      Portfolio Loan Combination will be serviced under the CD 2006-CD3
      Transaction pooling and servicing agreement by Wachovia Bank, National
      Association, as a master servicer, and J.E. Robert Company, Inc., as a special servicer.

      The Ala Moana Portfolio Mortgage Loan has a remaining term of 50 months and matures on September 1, 2011. The Ala Moana Portfolio Mortgage Loan
      may be freely prepaid in whole on or after January 1, 2011, and permits defeasance with United States government obligations beginning two (2)
      years after the closing date of the last securitization transaction involving any portion of the Ala Moana Portfolio Loan Combination.

o     THE BORROWERS. The borrowers are GGP Ala Moana, L.L.C. and GGP Kapiolani
      Development, L.L.C., both special purpose entities (collectively, the "Ala
      Moana Portfolio Borrower"). Legal counsel to the Ala Moana Portfolio
      Borrower delivered a non-consolidation opinion in connection with the origination of the Ala Moana Portfolio Loan Combination. The sponsor of the Ala Moana Portfolio Loan Combination is GGP Limited Partnership
      ("GGPLP"), a subsidiary of General Growth Properties, Inc. ("GGP"), a publicly traded real estate investment trust (NYSE: GGP). GGP owns, develops, operates, and/or manages shopping malls in over 40 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of June 25, 2007, GGP was rated "BBB-" by S&P,
      "Ba2" by Moody's, and "BB" by Fitch, and had a market capitalization of approximately $12.84 billion.

o     THE PROPERTIES. The Ala Moana Portfolio Properties consist of four (4)
      mortgaged properties including an approximately 1,606,435 square foot three and four story open-air regional mall (the "Ala Moana Center"), an approximately 199,362 square foot 22-story office building (the "Ala Moana
      Building"), an approximately 169,918 square foot 18-story office building
      (the "Ala Moana Pacific Center"), and an approximately 14,044 square foot single-story retail property (the "Ala Moana Plaza") all located in
      Honolulu, Hawaii. As of June 27, 2006, the weighted average occupancy rate for the Ala Moana Portfolio Properties was approximately 95.8%.

      The largest tenant is Sears, Roebuck & Co., occupying approximately
      341,199 square feet, or approximately 17.1% of the net rentable area.
      Sears, Roebuck & Co. is a subsidiary of Sears Holdings Corporation
      ("Sears") (NYSE: SHLD), a retailer in the

                                      B-40

--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

      United States and Canada. Sears operates full-line stores that offer an array of products, including home appliances, consumer electronics, tools, garden equipment, automotive services and products, apparel, footwear, health, beauty, pantry, household products, and toys. As of May 18, 2006,
      Sears operated approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears was founded in 1899 is headquartered in Hoffman Estates, Illinois. As of September 21, 2006,
      Sears had a market capitalization of approximately $24.8 billion. As of
      October 6, 2006 Sears was rated "NR" by Moody's and "BB" by Fitch. The
      Sears, Roebuck & Co. lease expires in August 2009.

      The second largest tenant is Macy's Department Stores, Inc., occupying approximately 326,860 square feet, or approximately 16.4% of the net rentable area. Macy's Department Stores, Inc. is a subsidiary of Federated
      Department Stores, Inc. ("Federated") (NYSE: FD), a retail organization that operates department and retail stores. Federated offers various merchandise, including men's, women's, and children's apparel and accessories; cosmetics; home furnishings; and other consumer goods. As of
      June 6, 2006, Federated operated approximately 850 retail stores in 45 states, the District of Columbia, Guam, and Puerto Rico under the names of
      Macy's, Bloomingdale's, Famous-Barr, Filene's, Foley's, Hecht's,
      Kaufmann's, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May,
      Strawbridge's, and The Jones Store. Federated was founded in 1820 and is based in Cincinnati, Ohio. As of September 21, 2006, Federated had a
      market capitalization of approximately $22.3 billion. As of October 6,
      2006, Federated was rated "Baa1" by Moody's and "BBB+" by Fitch. The
      Macy's Department Stores, Inc. lease expires in December 2015.

      The third largest tenant is Shirokiya Incorporated ("Shirokiya"), occupying approximately 53,515 square feet, or approximately 2.7% of the net rentable area. Shirokiya is a locally owned department store. Its products include electronic home entertainment, digital cameras, home furnishings and decor, jewelry, fashion accessories, appliances, kitchenware, cooking ingredients and foods from Japan, bento lunches and cultural demonstrations. The Shirokiya lease expires in January 2020.

      The Ala Moana Center is currently undergoing an expansion that will add approximately 202,000 square feet with Nordstrom department store, as tenant, and over 100,000 square feet of additional retail in-line mall space.(the "Expansion Space"). The Expansion Space will be connected to the current improvements and upon completion will be collateral for the
      Ala Moana Portfolio Loan Combination.

o     LOCK BOX ACCOUNT. The Ala Moana Portfolio Borrower or the property manager is required to cause all rents and other revenue from the Ala Moana
      Portfolio Properties to be deposited into a lockbox account under the control of lender within two (2) business days of receipt. The rents and other revenue will then be transferred daily into the Ala Moana Portfolio
      Borrower's account provided no Ala Moana Portfolio Trigger Event (as defined below) exists. In the event of an Ala Moana Portfolio Trigger
      Event, funds in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the Ala Moana Portfolio
      Trigger Event, funds will again be transferred daily from the lockbox account to the Ala Moana Portfolio Borrower's account. An Ala Moana
      Portfolio Trigger Event means the occurrence of (i) an event of default under the Ala Moana Portfolio Mortgage Loan or (ii) the date on which the debt-service-coverage ratio (based on the Ala Moana Portfolio Loan
      Combination and any permitted mezzanine debt) for the preceding twelve
      (12) consecutive months is less than 1.25x. An Ala Moana Portfolio Trigger
      Event will continue until the applicable event of default is cured or waived or until the date on which the debt-service-coverage ratio equals or exceeds 1.25x for the twelve (12) consecutive months period then ending.

o     CURRENT SUBORDINATE INDEBTEDNESS. The Ala Moana Portfolio Subordinate
      Non-Trust Loans, which are subordinate to the Ala Moana Portfolio Pari
      Passu Non-Trust Loans, and the Ala Moana Portfolio Mortgage Loan, are also secured by the first mortgage encumbering the Ala Moana Portfolio
      Properties. The maturity date for all loans in the Ala Moana Portfolio
      Loan Combination are the same. Currently, there is no mezzanine indebtedness.

      In addition, the Ala Moana Portfolio Borrower is permitted to incur trade and operational debt which is unsecured in an aggregate amount not to exceed $112,500,000.

                                      B-41

--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

o     FUTURE MEZZANINE. The Ala Moana Portfolio Borrower is permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied:
      (i) a maximum loan-to-value ratio (based on the aggregate balances of the
      Ala Moana Portfolio Loan Combination and the mezzanine debt) of 64.5%;
      (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt-service-coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Ala Moana Portfolio Loan
      Combination and the mezzanine debt) of no less than 1.45x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio (calculated on the aggregate balances of the Ala Moana Portfolio Loan Combination and the permitted mezzanine debt) will be no less than 1.45x (assuming for such calculation the debt-service-coverage ratio will include an assumed amortization payment by borrower based on a 30-year amortization schedule); (iv) the debt-service-coverage ratio (based on the aggregate debt service payments under the Ala Moana Portfolio Loan Combination and the mezzanine debt)
      immediately following the closing of the mezzanine debt will not be less than 1.45x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation; and
      (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o     FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership interests in the Ala Moana Portfolio Borrower are permitted to pledge their ownership interests to secure additional indebtedness, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Ala Moana Portfolio Loan Combination has occurred and is continuing, (ii) the pledge is made to a "qualified pledgee", (iii) the Ala Moana Portfolio Borrower delivers a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iv) in the event the property manager of the Ala
      Moana Portfolio Properties will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Ala Moana Portfolio Borrower are also permitted.

      A "qualified pledgee" generally means one or more institutional entities that (A) has total assets (in name or under management) in excess of
      $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
      $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity for which the Ala Moana
      Portfolio Borrower have obtained lender approval or after a securitization, rating agency confirmation.

o     GUARANTY/INDEMNITY. GGPLP executed a guaranty of payment as additional security for the Ala Moana Portfolio Loan Combination in the amount of
      $400,000,000. Also, GGPLP entered into an indemnity agreement whereby
      GGPLP agreed to indemnify the lender against the failure by the Ala Moana
      Portfolio Borrower to pay for unfunded tenant allowances, which equaled
      $2,803,215.45 as of loan origination. Lastly, GGPLP executed a
      $140,000,000 guaranty of payment with regard to the Expansion Space improvements (collectively, the "Guaranteed Obligations"). GGPLP's obligations under the $400,000,000 guaranty of payment will terminate upon the earlier of (i) repayment of the Ala Moana Portfolio Loan Combination in full or (ii) defeasance of the Ala Moana Portfolio Loan Combination.
      GGPLP's obligations under the indemnity will terminate upon the earlier of
      (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii)
      defeasance of the Ala Moana Portfolio Loan Combination, or (iii) the
      unfunded tenant allowances are equal to or less than $1,000,000. GGPLP's obligations under the guaranty with regard to the Expansion Space will terminate upon the earlier of (i) payment in full of the Ala Moana
      Portfolio Loan Combination, (ii) defeasance of the Ala Moana Portfolio
      Loan Combination, or (iii) upon the date the Qualifying Base Rent (as defined herein) from tenants equals or exceeds $10,000,000. GGPLP's obligations under the guaranty with respect to the Expansion Space will be reduced by an amount equal to $14.00 for each $1 of Qualifying Base Rent from tenants. An event of default under the $400,000,000 guaranty of payment and the guaranty regarding the Expansion Space will occur if at any time, the net worth of GGPLP falls below $5,000,000,000 and GGPLP does not post a letter of credit in an amount equal to the then outstanding
      Guaranteed Obligations.

                                      B-42

--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

o     MASTER LEASE. GGP Kapiolani Development L.L.C., as landlord, and GGPLP, as tenant, executed a master lease with regard to the Expansion Space. The master lease will continue until the earlier of (i) the date on which the entire Expansion Space has been relet, (ii) the date that the Ala Moana
      Portfolio Loan Combination has been paid in full, (iii) August 1, 2011 or
      (iv) the date on which annual percentage rent paid pursuant to the
      Nordstrom lease and annual rent paid pursuant to the in-line retail leases applicable to the Expansion Space (the "Qualifying Base Rent") equals or exceeds $10,000,000 per annum. If the master lease is terminated by reference to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing
      August 1, 2011. GGP Kapiolani Development L.L.C. will be required to pay a base rent of $10,000,000 per annum upon the occurrence of a trigger event.
      If the master lease is terminated by reference to the above clause (iv), base rent of $10,000,000 will not be required. The base rent payable by
      GGP Kapiolani Development L.L.C. will be reduced by $1 for each $1 of
      Qualifying Base Rent.

o     RELEASE PROVISIONS. The Ala Moana Portfolio Borrower has the right to release one or more parcels or outlots and a multi-level parking garage
      (the "Parking Garage") which may be constructed in the future by the Ala
      Moana Portfolio Borrower, (each, a "Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include:
      (i) no event of default has occurred and is continuing (ii) in the event of securitization, the rating agencies have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies;
      (iii) the Release Parcel is vacant, non-income producing and unimproved
      (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas provided that this condition shall not apply to the
      Parking Garage); (iv) Ala Moana Portfolio Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the Release Parcel(s) is not necessary for Ala Moana Portfolio
      Borrower's operation or use of the Ala Moana Portfolio Properties for its
      then current use and may be readily separated from the Ala Moana Portfolio
      Properties without a material diminution in the value of the Ala Moana
      Portfolio Properties provided that this condition will not apply to the
      Parking Garage if the Ala Moana Portfolio Borrower retains an easement for parking in the Parking Garage sufficient to comply with the terms of the loan agreement.

      The Ala Moana Portfolio Borrower also has the right to obtain a release of one or more anchor parcels that the Ala Moana Portfolio Borrower acquires after the origination of the Ala Moana Portfolio Loan Combination (each, an "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii) the Ala Moana Portfolio Borrower delivers to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

o     SUBSTITUTION PROVISIONS. The Ala Moana Portfolio Borrower, at its option, sole cost and expense, may obtain a release of one or more portions of the
      Ala Moana Portfolio Properties (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing; (ii) the Exchange Parcel must either be vacant, non-income producing and unimproved land or improved only by surface parking areas, landscaping or utility facilities that are readily relocatable; (iii) the
      Ala Moana Portfolio Borrower substitutes the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel");
      (iv) the Ala Moana Portfolio Borrower provides an environmental report and an engineering report (if applicable) with respect to the Acquired Parcel;
      and (v) the Ala Moana Portfolio Borrower properly releases the Exchange
      Parcel and obtains title insurance or a title endorsement for the Acquired
      Parcel.

o     GROUND LEASE. A portion of the Ala Moana Pacific Center is on a ground lease. The ground lease expires in 2046 and there are no rights of renewal. The lender has certain rights to cure any default of the Ala
      Moana Portfolio Borrower under the ground lease and is entitled to a new lease upon the termination of the ground lease for any reason.

o     MANAGEMENT. The Ala Moana Portfolio Borrower is the property manager for the Ala Moana Portfolio Loan Combination.

                                      B-43

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                               MORENO VALLEY MALL
--------------------------------------------------------------------------------

                        [6 PHOTOS OF MORENO VALLEY MALL]

                                      B-44

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                               MORENO VALLEY MALL
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                           [MAP OF MORENO VALLEY MALL]

                                      B-45

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                               MORENO VALLEY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $88,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                1.9%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                 GGP Limited Partnership
OWNERSHIP INTEREST                                                   Fee Simple
MORTGAGE RATE                                                           5.9570%
MATURITY DATE                                                 September 6, 2013
AMORTIZATION TYPE                                            Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      84 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                           74 / 360
LOCKBOX                                                           In-Place Hard

UP-FRONT RESERVES
  TAX / INSURANCE                                                       No / No

ONGOING MONTHLY RESERVES(1)
  TAX / INSURANCE                                                     Springing
  REPLACEMENT                                                         Springing
  TI/LC                                                               Springing

ADDITIONAL FINANCING(2)                                                     Yes

CUT-OFF DATE PRINCIPAL BALANCE                                      $88,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                          $186
CUT-OFF DATE LTV RATIO                                                   74.58%
MATURITY DATE LTV RATIO                                                  69.72%
UW NCF DSCR                                                               1.31x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                       Moreno Valley, CA
PROPERTY TYPE                                              Retail, Regional Mall
SIZE (SF)                                                                472,844
OCCUPANCY % AS OF MARCH 1, 2007                                            91.4%
YEAR BUILT / YEAR RENOVATED                                          1992 / 2006
APPRAISED VALUE                                                     $118,000,000
PROPERTY MANAGEMENT                                    General Growth Properties
UW ECONOMIC OCCUPANCY %                                                    89.9%
UW REVENUES                                                          $14,476,157
UW EXPENSES                                                           $5,615,406
UW NET OPERATING INCOME (NOI)                                         $8,860,752
UW NET CASH FLOW (NCF)                                                $8,249,775
2006 NOI                                                              $6,663,086
2007 NOI(3)                                                           $8,215,957

(1)   Upon the occurrence and during the continuation of a Moreno Valley Trigger
      Event, the Borrower is required to escrow (a) 1/12 of estimated annual real estate taxes and insurance premiums, (b) $10,085.56 monthly, subject to a cap of $121,027, into a Replacement Reserve, and (c) $33,925.58 monthly, subject to a cap of $407,107, into a Rollover Reserve. A "Moreno
      Valley Trigger Event" will be in effect upon (i) an event of default under the loan documents and until the cure of the event of default or (ii) the
      DSCR for a 12 consecutive month period falls below 1.20x (before 10/11/08)
      or 1.15x (on or after 10/11/08) and until the DSCR is equal to or greater than 1.20x (before 10/11/08) or 1.15x (on or after 10/11/08) for a 12 consecutive month period.

(2)   See "Mezzanine Debt Below".

(3)   2007 NOI represents the trailing-12 months ending 05/01/07.

                                      B-46

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                               MORENO VALLEY MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                     TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------
                                RATINGS          NET      % OF NET                                   % OF      DATE OF
                                 FITCH/       RENTABLE    RENTABLE                     ACTUAL       ACTUAL      LEASE
TENANT NAME                  MOODY'S/S&P(1)   AREA (SF)     AREA        RENT PSF        RENT         RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Anchor Owned
Gottschalks                     NR/NR/NR                       SHADOW ANCHOR -- NOT PART OF COLLATERAL
JCPenney                      BBB/Baa3/BBB-                    SHADOW ANCHOR -- NOT PART OF COLLATERAL
Robinsons-May (Macy's)        BBB/Baa2/BBB                     SHADOW ANCHOR -- NOT PART OF COLLATERAL
Sears                           BB/NR/BB+                      SHADOW ANCHOR -- NOT PART OF COLLATERAL

Anchor Tenants
The Limited                   NR/Baa2/BBB-       86,657      18.3%     $  12.25      $1,061,544       15.1%    01/31/08
Harkins Theatre                 NR/NR/NR         77,000      16.3%     $  16.50      $1,270,500       18.0%    01/31/21
                                              ---------     -----      --------      ----------      -----

Total Anchor Tenants                            163,657      34.6%     $  14.25      $2,332,044       33.1%

HomeTown Buffet                 NR/NR/NR         10,236       2.2%     $  15.00      $  153,540        2.2%    06/30/09
Brassco International(2)        NR/NR/NR          9,340       2.0%     $   0.00      $        0        0.0%    01/31/08
Charlotte Russe(3)              NR/NR/NR          7,879       1.7%     $  11.63      $   91,639        1.3%         MTM
Deb(3)                          NR/NR/NR          7,553       1.6%     $  10.96      $   82,781        1.2%    01/31/10
Anchor Blue                     NR/NR/NR          7,386       1.6%     $  15.00      $  110,796        1.6%    01/31/11
                                              ---------     -----      --------      ----------      -----
Top 5 In-Line Tenants                            42,394       9.0%     $  13.27(4)   $  438,756        6.2%

Non-major Tenants(5)(6)                         226,217      47.8%     $  18.92      $4,280,364       60.7%
                                              ---------     -----      --------      ----------      -----
OCCUPIED TOTAL(6)                               432,268      91.4%     $  16.67(4)   $7,051,164      100.0%

Vacant Space                                     40,576       8.6%
                                              ---------     -----
COLLATERAL TOTAL                                472,844     100.0%
                                              =========     =====
PROPERTY TOTAL                                1,078,378
                                              =========

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Tenant pays percentage rent in lieu of base rent. Tenant's lease commenced
      02/28/07. The percentage rent due will be calculated off the tenant's twelve months of sales following lease commencement.

(3)   Tenants are paying percentage rent in lieu of base rent. The Rent PSF,
      Actual Rent and % of Actual Rent are calculated based off the underwritten percentage rent for each tenant.

(4)   The Rent PSF for the Top 5 In-Line Tenants and the Occupied Total was
      calculated excluding the SF of Brassco International.

(5)   "Non-major Tenants" refers to tenants not listed as "Anchored Owned",
      "Anchor Tenants", or "Top 5 In-Line Tenants."

(6)   Any rent received or underwritten from Non-major Tenants who pay percentage rent in lieu of base rent was excluded in the calculation of
      Rent PSF, Actual Rent and % of Actual Rent for the Non-major Tenants and the Occupied Total.

-------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE(1)(2)
-------------------------------------------------------------------------------------------------------------------------------
                 # OF    WTD. AVG. IN PLACE
                LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %    % OF IN PLACE        CUMULATIVE % OF
   YEAR        ROLLING       ROLLING(3)       ROLLING   SF ROLLING   OF SF ROLLING   RENT ROLLING(3)   IN PLACE RENT ROLLING(3)
-------------------------------------------------------------------------------------------------------------------------------

2007              30          $ 7.37          74,221        15.7%        15.7%             8.0%                  8.0%
2008              21          $11.55         126,683        26.8%        42.5%            21.3%                 29.2%
2009              13          $13.12          35,429         7.5%        50.0%             6.8%                 36.0%
2010               9          $19.83          31,637         6.7%        56.7%             9.1%                 45.1%
2011               6          $29.56          17,458         3.7%        60.4%             7.5%                 52.6%
2012               6          $52.79           7,320         1.5%        61.9%             5.6%                 58.2%
2013              14          $25.73          28,948         6.1%        68.0%            10.8%                 69.1%
2014               7          $28.52          10,067         2.1%        70.2%             4.2%                 73.2%
2015               3          $16.67           8,970         1.9%        72.1%             2.2%                 75.4%
2016               5          $39.83           4,211         0.9%        73.0%             2.4%                 77.9%
2017               3          $63.37           3,984         0.8%        73.8%             3.7%                 81.5%
Thereafter         2          $15.24          83,340        17.6%        91.4%            18.5%                100.0%
Vacant                                        40,576         8.6%       100.0%
                 ---                         -------       -----                         -----
TOTALS           119                         472,844       100.0%                        100.0%
                 ===                         =======       =====                         =====

(1)   As of loan closing on 08/14/06, tenants representing 8.5% of the NRA have termination options mostly related to sales based thresholds.

(2)   As of loan closing on 08/14/06, tenants representing 49.0% of the NRA have co-tenancy clauses in their leases.

(3)   Any rent received from tenants who pay percentage rent in lieu of base rent was excluded in the calculation.

                                      B-47

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                               MORENO VALLEY MALL
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "Moreno Valley Mall Loan") is secured by a first mortgage encumbering a regional mall located in Moreno Valley,
      California (the "Moreno Valley Mall Property"). The Moreno Valley Mall
      Loan has a cut-off date principal balance of $88,000,000, which represents approximately 1.9% of the initial mortgage pool balance. The Moreno Valley
      Mall Loan was originated on August 14, 2006. The Moreno Valley Mall Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

      The Moreno Valley Mall Loan has a remaining term of 74 months and matures on September 11, 2013. The Moreno Valley Mall Loan may be prepaid on or after March 11, 2013, and permits defeasance with United States government obligations beginning two years after the issue date for the CGCMT 2007-C6 certificates.

o     THE BORROWER. The borrower is GGP-Moreno Valley, Inc., a special purpose entity ("Moreno Valley Mall Borrower"). Legal counsel to the Moreno Valley
      Mall Borrower delivered a non-consolidation opinion in connection with the origination of the Moreno Valley Mall Loan. The sponsor of the borrower is
      GGP Limited Partnership ("GGPLP"), a subsidiary of General Growth
      Properties, Inc. ("GGP"), a publicly traded real estate investment trust
      (NYSE: GGP). GGP owns, develops, operates, and/or manages shopping malls in over 44 states, as well as master planned communities in three states.
      GGP is headquartered in Chicago, Illinois. As of June 25, 2007, GGP was
      rated "BBB-" by S&P, "Ba2" by Moody's, and "BB" by Fitch, and had a market capitalization of approximately $12.84 billion.

o     THE PROPERTY. The Moreno Valley Mall Property is an approximately
      1,078,378 square foot regional mall of which 472,844 square feet is owned by the Moreno Valley Mall Borrower, and is situated on approximately 87 acres. The Moreno Valley Mall Property was constructed in 1992 and renovated in 2006. The Moreno Valley Mall Property is located in Moreno
      Valley, California, within the Riverside-San Bernardino, California primary metropolitan statistical area. As of March 1, 2007, the occupancy rate for the Moreno Valley Mall Property was approximately 91.4%.

      The largest tenant is The Limited, occupying 86,657 square feet, or approximately 18.3% of the net rentable area. The Limited is a subsidiary of Limited Brands ("Limited Brands") (NYSE: LTD), a retailer in the United
      States. Limited Brands offers a variety of categories, including apparel, lingerie, and beauty and personal care. As of December 31, 2006, Limited
      Brands operated approximately 3,700 stores and employs more than 100,000 people. Limited Brands reported year-end 2006, 12-month sales of $9.7 billion and net income of $986.0 million. As of June 25, 2007, Limited
      Brands was rated "NR" by Fitch, "Baa2" by Moody's, and "BBB-" by S&P.
      Limited Brands leases a total of 86,657 SF, which is allocated across several store brands: Limited/Limited Too (21,847 SF); Express (21,026
      SF); Lane Bryant (11,705); Victoria's Secret (8,097 SF); New York &
      Co./Bath & Body (13,319 SF); and one space which is currently dark (10,663
      SF). The lease expires in January 2008. The Limited Brands lease provides for a reduction in rent and/or a termination of the lease if (i) less than
      60% of total non-anchor store net rentable area of all buildings in the
      Moreno Valley Mall Property are open or (ii) if less than 50% of the total non-anchor store net rentable area on any one level of all buildings in the Moreno Valley Mall Property are open, or (iii) if less than three of the anchor stores (which shall include Robinson's May or a department store of a business character and reputation substantially comparable to that of Robinson's May) are open and operating, and such conditions described in (i), (ii) and/or (iii) continue beyond designated periods of time.

      The second largest tenant is the 16-screen Harkins Theatre ("Harkins
      Theatre"), occupying 77,000 square feet, or approximately 16.3% of the net rentable area. Harkins Theatre is operated by Harkins Theatres, a privately-held company based in Scottsdale, Arizona which operates approximately 300 screens across 26 theatre locations, mostly in Arizona.
      The company offers a high-end movie going experience, with stadium seating, restaurant style food, a babysitting service and tickets available for purchase one week in advance of show times. The Harkins
      Theatre lease expires in January 2021. The Harkins Theatre lease provides that if two tenants that lease greater than 50,000 square feet go dark for one full year, or if less than 60% of the Moreno Valley Mall (excluding any tenants leasing greater than 50,000 square feet and the Harkin Theatre space) is open for business for one full year. Harkins Theatre may pay reduced rent so long as such conditions continue.

      The third largest tenant is HomeTown Buffet ("HomeTown Buffet"), occupying
      10,236 square feet, or approximately 2.2% of the net rentable area.
      Hometown Buffet is a subsidiary of Buffet Holdings, Inc., the largest operator of buffet-style restaurants in the United States, with over 670 locations in approximately 40 states. The HomeTown Buffet lease expires in
      June 2009.

                                      B-48

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                               MORENO VALLEY MALL
--------------------------------------------------------------------------------

o     LOCK BOX ACCOUNT. The Moreno Valley Mall Borrower or the property manager is required to cause all rents and other revenue from the Moreno Valley
      Mall to be deposited into a lockbox account under the control of lender within two (2) business days of receipt. The rents and other revenue will then be transferred daily into the Moreno Valley Mall Borrower's account provided no Moreno Valley Mall Trigger Event (as defined below) exists. In the event of a Moreno Valley Mall Trigger Event, funds in the lockbox account will be transferred daily to the cash collateral account under the control of the lender and applied pursuant to the cash management agreement. Upon the cure of the Moreno Valley Mall Trigger Event, funds will again be transferred daily from the lockbox account to the Moreno
      Valley Mall Borrower's account. A Moreno Valley Mall Trigger Event means the occurrence of (i) an event of default under the Moreno Valley Mall
      Loan or (ii) the debt-service-coverage ratio (based on the Moreno Valley
      Mall Loan and any permitted mezzanine debt) for the preceding twelve (12)
      consecutive months is less than 1.20x (before 10/11/08) or 1.15x (on or after 10/11/08). A Moreno Valley Mall Trigger Event will continue until the applicable event of default is cured or waived or until the date on which the debt-service-coverage ratio equals or exceeds 1.20x (before
      10/11/08) or 1.15x (on or after 10/11/08) for the twelve (12) consecutive month period then ending.

o     MEZZANINE DEBT. Holders of direct or indirect ownership interests in the
      Moreno Valley Borrower are permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied: (i) a maximum loan-to-value ratio (based on the aggregate balances of the Moreno Valley
      Mall Loan and the mezzanine debt) of 70.0%; (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt-service-coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Moreno
      Valley Mall Loan and the mezzanine debt) of no less than 1.30x (before
      10/11/08) or 1.15x (on or after 10/11/08); (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Moreno Valley Mall Loan and the mezzanine debt) of no less than 1.30x (before 10/11/08) or 1.15x (on or after
      10/11/08); (iv) the debt-service-coverage ratio (based on the aggregate debt service payments under the Moreno Valley Mall Loan and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.30x (before 10/11/08) or 1.15x (on or after 10/11/08) (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) the applicable rating agencies have confirmed that the mezzanine loan will not in and of itself result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with the securitization; and (vi) an intercreditor agreement with the mezzanine lender in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o     RELEASE PROVISIONS. The Moreno Valley Mall Borrower has the right to obtain a release of one or more parcels or outlots ("Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing (ii) the applicable rating agencies have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (iii) the Release Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas); (iv) the Moreno Valley Mall
      Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the Release Parcel(s) is not necessary for the Moreno Valley Mall Borrower's operation or use of the remaining Moreno Valley Mall Property for its then current use and may be readily separated from the remaining Moreno Valley Mall Property without a material diminution in the value of the Moreno Valley Mall Property.

      The Moreno Valley Mall Borrower may acquire and add to the mortgaged collateral one or more parcels of land and improvements thereon constituting an integral part of the shopping center at the Moreno Valley
      Mall Property, and if it does so the Moreno Valley Mall Borrower also has the right to obtain a release of one or more such acquired parcels (each, an "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii) the Moreno Valley Mall Borrower delivers to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

                                      B-49

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                               MORENO VALLEY MALL
--------------------------------------------------------------------------------

o     SUBSTITUTION PROVISIONS. The Moreno Valley Mall Borrower, at its option, sole cost and expense, may obtain a release of one or more portions of the
      Moreno Valley Mall Property (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing; (ii) the Exchange Parcel must either be vacant, non-income producing and unimproved land or improved only by surface parking areas, landscaping or utility facilities that are readily relocatable; (iii) the
      Moreno Valley Mall Borrower substitutes the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel");
      (iv) the Moreno Valley Mall Borrower provides an environmental report and an engineering report (if applicable) with respect to the Acquired Parcel;
      and (v) the Moreno Valley Mall Borrower properly releases the Exchange
      Parcel and obtains title insurance or a title endorsement for the Acquired
      Parcel.

o     MANAGEMENT. The Moreno Valley Mall Borrower is the property manager for the Moreno Valley Mall Loan.

                                      B-50

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                                      B-51

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                               3535 MARKET STREET
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                        [5 PHOTOS OF 3535 MARKET STREET]

                                      B-52

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                               3535 MARKET STREET
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                           [MAP OF 3535 MARKET STREET]

                                      B-53

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                               3535 MARKET STREET
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $85,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                  ProMed Properties, Inc.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.4350%
MATURITY DATE                                                       June 6, 2014
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                       84 / 360
REMAINING TERM / REMAINING
 AMORTIZATION TERM                                                      83 / 360
LOCKBOX                                 In-Place Hard, Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                       Yes / No
  DEFERRED MAINTENANCE                                                   $58,750

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                       Yes / No
  REPLACEMENT                                                             $7,256
  TI/LC(1)                                                               $36,280

ADDITIONAL FINANCING                                                          No

CUT-OFF DATE PRINCIPAL BALANCE                                       $85,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $195
CUT-OFF DATE LTV RATIO                                                    73.91%
MATURITY DATE LTV RATIO                                                   70.91%
UW NCF DSCR                                                                1.24x

(1)   Commencing on the first day a regular monthly installment of principal and/or interest is due and payable under the note and continuing on the sixth calendar day of each month thereafter, Borrower shall deliver to
      Lender an amount equal to $36,279.83. The monthly $36,279.83 deposit is not required when the undisbursed TI/LC Reserve balance is $1,000,000 or more.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                       Philadelphia, PA
PROPERTY TYPE                                            Office, Medical Office
SIZE (SF)                                                               435,358
OCCUPANCY % AS OF APRIL 1, 2007                                           98.2%
YEAR BUILT / YEAR RENOVATED                                         1972 / 2000
APPRAISED VALUE                                                    $115,000,000
PROPERTY MANAGEMENT                             ProMed Property Management Inc.
UW ECONOMIC OCCUPANCY %                                                   95.0%
UW REVENUES                                                         $13,014,892
UW EXPENSES                                                          $5,376,516
UW NET OPERATING INCOME (NOI)                                        $7,638,376
UW NET CASH FLOW (NCF)                                               $7,115,947
2005 NOI                                                             $7,544,625
2006 NOI                                                             $7,681,103

                                      B-54

--------------------------------------------------------------------------------
                              3535 MARKET STREET
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                         TENANT SUMMARY
-------------------------------------------------------------------------------------------------
                                                RATINGS                      % OF NET
                                                 FITCH/       NET RENTABLE   RENTABLE
                TENANT NAME                  MOODY'S/S&P(1)     AREA (SF)      AREA      RENT PSF
-------------------------------------------------------------------------------------------------

Children's Hospital of Philadelphia(2)          NR/NR/NR         226,089        51.9%    $ 24.25
University of Pennsylvania Health System        NR/A1/A+         190,131        43.7%    $ 21.00
PNC, Bank, N.A.                                 A/Aa3/A+           3,444         0.8%    $ 40.00
GMAC Mortgage Corp.                            BB+/Ba1/BB+         2,665         0.6%    $ 18.76
FedEx Kinko                                   BBB/Baa2/BBB         1,675         0.4%    $ 32.00
                                                                 -------       -----     -------
Top 5 Tenants                                                    424,004        97.4%    $ 22.91

Non-major Tenants                                                  3,523         0.8%    $  8.92
                                                                 -------       -----     -------
OCCUPIED TOTAL                                                   427,527        98.2%    $ 22.80

Vacant                                                             7,831         1.8%
                                                                 -------       -----

COLLATERAL TOTAL                                                 435,358       100.0%
                                                                 =======       =====

                                                              % OF        DATE OF
                                                             ACTUAL        LEASE
                TENANT NAME                  ACTUAL RENT      RENT      EXPIRATION
---------------------------------------------------------------------------------------

Children's Hospital of Philadelphia(2)       $5,482,658       56.2%       05/31/12
University of Pennsylvania Health System     $3,992,019       41.0%  Multiple Spaces(3)
PNC, Bank, N.A.                              $  137,760        1.4%       07/31/14
GMAC Mortgage Corp.                          $   49,995        0.5%       01/15/12

FedEx Kinko                                  $   53,600        0.5%       10/31/13
                                             ----------       ----        --------

Top 5 Tenants                                $9,716,033       99.7%       Various

Non-major Tenants                            $   31,425        0.3%       Various
                                             ----------
OCCUPIED TOTAL                               $9,747,458

Vacant

COLLATERAL TOTAL

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Children's Hospital of Philadelphia has termination options effective
      5/31/09, 5/31/10 and 5/31/11 for contiguous whole floors (approximately
      25,000 SF each floor and nine floors in total) up to all their space with
      12 month prior notice. If the surrender date is 5/31/09, 5/31/10 or
      5/31/11 and four or more floors are surrendered, then the termination penalty is 12 months base rent ($24.25/SF) attributable to the surrendered space, however, if three or less floors are surrendered, there is no penalty. All termination penalties will be assigned to
      Lender. Prior to closing, Lender received an estoppel letter from CHOP indicating that they will not exercise their 5/31/08 termination option.
      In addition, there will be a cash flow sweep 12 months prior to
      Children's Hospital's termination or in nonrenewal prior to 2012 of any space constituting three floors or more. Further, 12 months prior to
      CHOP's lease termination or nonrenewal of more than two floors in 2012, there will be a proportional cash flow sweep based on the number of un-leased and non-renewal CHOP floors as a portion of the original 9 floors.

(3)   University of Pennsylvania Health System occupies seven spaces. 8,762 sf expires on 6/30/07; 130 sf expires on 11/30/07; 600 sf expires on
      3/31/08; two leases aggregating 69,485 sf expire on 12/31/09; 76,501 sf expires on 1/31/10; and, 34,653 sf expires on 1/4/17.

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                 # OF      WTD. AVG. IN PLACE                                                                     CUMULATIVE %
                LEASES       BASE RENT PSF        TOTAL SF     % OF TOTAL       CUMULATIVE %    % OF IN PLACE     OF IN PLACE
   YEAR        ROLLING           ROLLING          ROLLING      SF ROLLING      OF SF ROLLING     RENT ROLLING     RENT ROLLING
------------------------------------------------------------------------------------------------------------------------------

2007               4            $18.08             10,117          2.3%             2.3%              1.9%             1.9%
2008               1            $14.40                600          0.1%             2.5%              0.1%             2.0%
2009               2            $19.86             69,485         16.0%            18.4%             14.2%            16.1%
2010               1            $24.07             76,501         17.6%            36.0%             18.9%            35.0%
2011               2            $18.83              3,790          0.9%            36.9%              0.7%            35.7%
2012               1            $24.25            226,089         51.9%            88.8%             56.2%            92.0%
2013               1            $32.00              1,675          0.4%            89.2%              0.5%            92.5%
2014               1            $40.00              3,444          0.8%            90.0%              1.4%            94.0%
2015               0            $ 0.00                  0          0.0%            90.0%              0.0%            94.0%
2016               0            $ 0.00                  0          0.0%            90.0%              0.0%            94.0%
2017               1            $17.00             34,653          8.0%            97.9%              6.0%           100.0%
Thereafter         1            $ 0.00              1,173          0.3%            98.2%              0.0%           100.0%
Vacant                                              7,831          1.8%           100.0%
                  --                              -------        -----                              -----
TOTALS            15                              435,358        100.0%                             100.0%
                  ==                              =======        =====                              =====

                                      B-55

--------------------------------------------------------------------------------
                               3535 MARKET STREET
--------------------------------------------------------------------------------

o     THE LOAN. The subject mortgage loan (the "3535 Market Street Loan") is secured by a first mortgage encumbering a medical office building located in Philadelphia, Pennsylvania (the "3535 Market Street Property"). The
      3535 Market Street Loan has a cut-off date principal balance of
      $85,000,000, represents approximately 1.8% of the initial mortgage pool balance. The 3535 Market Street Loan was originated on May 8, 2007 and has a principal balance as of the cut-off date of $85,000,000. The 3535 Market
      Street Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

      The 3535 Market Street Loan has a remaining term of 83 months and matures on June 6, 2014. The 3535 Market Street Loan may be prepaid on or after
      April 6, 2014, and permits defeasance with United States government obligations beginning two years after the issue date for the CGCMT 2007-C6 certificates.

o     THE BORROWER. The borrower is ProMed Market, LLC, a bankruptcy remote, special purpose entity which is 100% owned by ProMed Properties, Inc
      ("ProMed"). The sponsor of the borrower is Gazit Group USA ("Gazit USA")
      which is controlled by Gazit-Globe Ltd. ("Gazit-Globe"), a real estate investment company traded on the Tel Aviv Stock Exchange (TASE: GLOB) and is part of the T.A. 25 Index. Gazit-Globe acquires, develops, and operates shopping centers, retirement homes, and medical office buildings in growing urban areas of North America, Europe, and Israel. Gazit-Globe has interests in a geographically diversified portfolio of approximately 462 properties. ProMed is one of the few subsidiaries of Gazit USA, which focuses on acquiring medical office and office buildings near major hospitals, universities and research hubs in the United States.

o     THE PROPERTY. The 3535 Market Street Property consists of approximately
      435,358 square foot in an 18-story office building situated on approximately 0.86 acres. The 3535 Market Street Property was constructed in 1972 and extensively renovated in 2000 which included upgrades to the lobby as well as the building's mechanical system. The 3535 Market Street
      Property is located in Philadelphia, Pennsylvania, within the University
      City neighborhood. This area derives its name from the presence of the campuses of the University of Pennsylvania and Drexel University. The
      University City area makes up a research cluster populated by The
      University of Pennsylvania, University of Pennsylvania Health System,
      Drexel University, Children's Hospital of Philadelphia, The University
      Science Center, and Presbyterian Hospital. The 3535 Market Street Property
      is located about 4 blocks away from the Children's Hospital of
      Philadelphia and the Hospital of the University of Pennsylvania. The
      property features 24-hour security at the main entrance and optional card-key access to the secondary entrances during non-peak hours. As of
      April 1, 2007, the occupancy rate for the 3535 Market Street Property was approximately 98.2%.

      The largest tenant is Children's Hospital of Philadelphia ("CHOP")
      occupying 226,089 square feet, or approximately 51.9% of the net rentable area. CHOP was founded in 1855 as the first operating hospital in the nation devoted exclusively to children. It is currently one of the leading pediatric hospitals and research facilities in the world. CHOP uses the space at the property as administrative headquarters and for research. The divisions of Children's Hospital that utilize the space include Behavioral
      Oncology, After Hours Program, Ambulatory Administration, Asthma
      Prevention, Bioinfo Center, Biostatistics, Cardiac Schedule Center, Child
      Development, Clinical Trials, Common Registration, Gastro, Facilities
      Management, Human Resources, Health Services, Infant Health, MAO Staff,
      Neonatology, Healthy Weight, Family TASA, Nutrition Services, Payroll,
      Poison Control, Stroke Research, Vaccine Education, IMPACT, and Mental
      Health & Policy Research. The CHOP lease expires in May 2012. CHOP has the right to terminate contiguous whole floors of the premises with not less than 12 months prior to 5/31/09, 5/31/10, and 5/31/11, with the payment of a termination fee for a termination of four or more floors in such years.

      The second largest tenant is University of Pennsylvania Health System
      ("UPHS"), occupying 190,109 square feet, or approximately 43.7% of the net rentable area. UPHS was created in 1993 with a separate governing board apart from the University of Pennsylvania trustees. The university remains the sole corporate member of the health system, and UPHS is an operating division of the university. Component units of UPHS include the approximately 672-licensed bed hospital of the University of Pennsylvania, the clinical practices of the physician faculty, two other acute-care hospitals, and various ancillary services. The divisions of University of
      Pennsylvania Hospital that utilize the space at this property include
      Addiction Study, Anxiety Treatment, Behavioral Health, CAPT Study,
      Cognitive Therapy, Depression, Development & Alumni Relations, EAP,
      Education off Campus, Geriatric Psychology, Information Services,
      Neurology, Out Patient Research, Suicide Prevention, Weight & Eating
      Disorders, Tobacco Research, Scheie Eye Institute, Outpatient Services,
      and Anxiety Disorders. As of June 27, 2007, UPHS was rated "A+" by S&P and
      "A1" by Moody's.

                                      B-56

--------------------------------------------------------------------------------
                              3535 MARKET STREET
--------------------------------------------------------------------------------

      The third largest tenant is PNC Bank, N.A. ("PNC"), occupying 3,444 square feet, or approximately 0.8% of the net rentable area. PNC is one of the largest diversified financial services companies in the United States with businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. They operate a retail banking branch at the property. As of June 27, 2007, PNC was rated
      "A" by S&P and "Aa3" by Moody's. The PNC lease expires in July 2014.

o     LOCK BOX ACCOUNT. The 3535 Market Street Borrower or the property manager is required to cause all rents and other revenue from the 3535 Market
      Street Property to be deposited into a lockbox account under the control of the lender. The rents and other revenue will then be disbursed to the
      3535 Market Street Borrower on a daily basis, provided no trigger event exists. In the event of a "trigger event," and until the cure thereof, funds in the lockbox account will be transferred to the cash management account under the control of lender and applied to debt service and required reserve deposits and other expenses pursuant to the loan agreement, with excess cash flow held in a supplemental reserve and disbursed to the Borrower when the trigger event is cured. A "trigger event" means the occurrence of (i) an event of default under the 3535
      Market Street Loan, and is cured upon the cure of the event of default,
      (ii) CHOP fails to exercise any renewal option and/or has delivered notice that it intends not to renew for more than two floors of space at the 3535
      Market Street property at least 12 months prior to expiration of the CHOP lease with respect to such space (provided that if such failure to renew occurs in 2012 or later, there shall be a partial cash flow sweep in the percentage indicated below), and is cured when the CHOP non-rewewal space has been re-let to a tenant and at a rental acceptable to lender that has taken possession of the CHOP space and began paying rent. The percentage of excess cash flow sweep for a CHOP non-renewal occurring in 2012 or later shall be calculated based on the quotient of (i) the number of floors for which CHOP has failed to exercise any renewal option or has terminated such excess space and (ii) 9. For example, if at the time of
      2012 lease expiration, CHOP fails to renew 3 of the floors, then 3/9th of the cash flow from the property shall be swept. If CHOP does not renew 2 floors or less, there is no cash flow sweep. The "trigger event" can only be cured twice during the life of the loan.

o     MANAGEMENT. ProMed Property Management Inc. is the property manager for the 3535 Market Street Property. The property manager is affiliated with the borrower.

                                      B-57

--------------------------------------------------------------------------------
                       COURTYARD BY MARRIOTT -- PASADENA
-------------------------------------------------------------------------------

                 [5 PHOTOS OF COURTYARD BY MARRIOTT -- PASADENA]

                                      B-58

--------------------------------------------------------------------------------
                       COURTYARD BY MARRIOTT -- PASADENA
-------------------------------------------------------------------------------

                   [MAP OF COURTYARD BY MARRIOTT -- PASADENA]

                                      B-59

--------------------------------------------------------------------------------
                        COURTYARD BY MARRIOTT -- PASADENA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Capmark
CUT-OFF DATE PRINCIPAL BALANCE                                      $75,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                1.6%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                           Allan V. Rose
OWNERSHIP INTEREST                                                   Fee Simple
MORTGAGE RATE                                                           5.4000%
MATURITY DATE                                                     April 1, 2017
AMORTIZATION TYPE                                            Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                     120 / 360
REMAINING TERM / REMAINING                                            117 / 360
  AMORTIZATION TERM
LOCKBOX                                                In-Place Soft, Springing
                                                                Cash Management
UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / No
  FF&E                                                                   $1,000

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                                        Yes / No
  FF&E(1)                                                               $54,565

ADDITIONAL FINANCING                                                         No

CUT-OFF DATE PRINCIPAL BALANCE                                      $75,000,000
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                                    $238,854
CUT-OFF DATE LTV RATIO                                                   80.04%
MATURITY DATE LTV RATIO                                                  74.26%
UW NCF DSCR                                                               1.45x

(1)   A replacement reserve escrow will be required, whereby the Borrower will fund 4.0% of gross revenues from the previous calendar year into an escrow to be used for capital expenditures.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           Pasadena, CA
PROPERTY TYPE                                      Hospitality, Limited Service
SIZE (ROOMS)                                                                314
OCCUPANCY % AS OF DECEMBER 31, 2006                                       83.0%
YEAR BUILT / YEAR RENOVATED                                          2000 / NAP
APPRAISED VALUE                                                     $93,700,000
PROPERTY MANAGEMENT                          Dimension Development Company Inc.
UW ECONOMIC OCCUPANCY %                                                   83.0%
UW REVENUES                                                         $16,717,000
UW EXPENSES                                                          $8,717,000
UW NET OPERATING INCOME (NOI)                                        $8,000,000
UW NET CASH FLOW (NCF)                                               $7,331,000
2005 NOI                                                             $7,267,758
2006 NOI                                                             $7,882,050

--------------------------------------------------------------------------------------------------------------------
                                         COURTYARD BY MARRIOTT -- PASADENA
--------------------------------------------------------------------------------------------------------------------
                                                                                  CUT-OFF DATE       OCCUPANCY %
                                           CUT-OFF DATE   YEAR BUILT /   TOTAL      PRINCIPAL    (AS OF DECEMBER 31,
PROPERTY NAME                CITY, STATE      BALANCE      RENOVATED     ROOMS    BALANCE/ROOM          2006)
--------------------------------------------------------------------------------------------------------------------

 Courtyard by Marriott --
  Pasadena                  Pasadena, CA   $75,000,000    2000 / NAP     314         $238,854           83.0%

                            UNDERWRITTEN                       UW
PROPERTY NAME               NET CASH FLOW       UW ADR       REVPAR
--------------------------------------------------------------------

 Courtyard by Marriott --
  Pasadena                   $7,331,000        $ 154.00     $ 127.86

                                      B-60

--------------------------------------------------------------------------------
                        COURTYARD BY MARRIOTT -- PASADENA
--------------------------------------------------------------------------------

o     THE LOAN. The subject mortgage loan (the "Courtyard Pasadena Loan") is secured by a first mortgage encumbering one hotel located in Pasadena,
      California (the "Courtyard Pasadena Property"). The Courtyard Pasadena
      Loan represents approximately 1.6% of the cut-off date principal balance.
      The Courtyard Pasadena Loan was originated on March 7, 2007 and has a principal balance as of the cut-off date of $75,000,000. The Courtyard
      Pasadena Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest based on a 360-month amortization schedule, with a balloon payment at maturity.

      The Courtyard Pasadena Loan has a remaining term of 117 months (as of July
      1, 2007) and matures on April 1, 2017. The Courtyard Pasadena Loan may be prepaid on or after January 1, 2017, and permits defeasance beginning 2 years after the issue date for the CGCMT 2007-C6 certificates.

o     THE BORROWER. The borrower is RT-Pasad Hotel Partners, L.P., a Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the
      Courtyard Pasadena Loan. The sponsor is Allan V. Rose. Mr. Rose has significant hotel development and asset management experience. He is also the founder and sole shareholder of AVR Realty Company.

o     THE PROPERTY. The Courtyard Pasadena Property is a 6-story, 314-room, limited service hotel located at 180 North Fair Oaks Avenue in Pasadena,
      CA. The Courtyard Pasadena Property is located in the midst of Old Town
      Pasadena's retail and entertainment district in the Los Angeles-Long Beach
      Metropolitan Statistical Area (MSA). The Courtyard Pasadena Property was
      built in 2000 and is the newest property of the three most competitive properties identified in the appraisal. The property has a 124-seat dining room, approximately 5,750 square feet of meeting space, a parking structure, an outdoor pool and whirlpool and an exercise room. The hotel tower has a central courtyard where the pool and spa are located. As of year end 2006, the Courtyard Pasadena Property exhibited 83% occupancy,
      $148.76 ADR and $123.51 RevPAR.

o     LOCKBOX ACCOUNT. The borrower is required to cause all income, rents and other revenues from the Courtyard Pasadena Property to be deposited into a lockbox account under the control of the lender. Prior to the occurrence of a cash trap period, the borrower has a revocable license to withdraw funds from the lockbox account from time to time at the borrower's discretion. Upon the occurrence of a cash trap period, the borrower's license to withdraw from the lockbox account will automatically terminate and all instructions directing disposition of funds in the lockbox account shall be originated by the lender without the consent of the borrower or any other person. A "cash trap period" shall occur on and after (i) the borrower fails to perform any monetary obligations under the lockbox agreement within five days of when due or fails to perform any non-monetary obligations under the lockbox agreement within 30 days after written notice thereof, and (ii) the lockbox bank has received, and had a reasonable opportunity to act upon, written instructions from the lender directing that the borrower no longer have access to the funds in the lockbox account.

o     LETTER OF CREDIT. The borrower has delivered to lender a letter of credit in the amount of $2,400,000 to partially offset borrower's obligation to pay certain amounts due under the borrower's franchise agreement with
      Marriott International Inc. Each year the aggregate amount of the letter of credit will automatically decrease by $400,000.

o     RESERVES. Mr. Rose has delivered a performance guaranty with respect to
      $2,496,526 in budgeted repairs required to be completed with respect to the Courtyard Pasadena Property by December 31, 2007. No reserve was or is required to be deposited by the borrower with respect to such repairs.

o     MANAGEMENT. The Courtyard Pasadena Property is managed by Dimension
      Development Company, Inc, which is affiliated with the borrower. Dimension was formed in 1988 by Sam J. Friedman and John S. Turner for the purpose of developing and operating franchised hotels. The company's portfolio consists of hotels in the Hilton, Holiday, Marriott and Starwood brands.
      The company operates approximately 30 hotels located in nine states.

                                      B-61

--------------------------------------------------------------------------------
                                  COLUMBIA PARK
--------------------------------------------------------------------------------

                           [4 PHOTOS OF COLUMBIA PARK]

                                      B-62

--------------------------------------------------------------------------------
                                  COLUMBIA PARK
-------------------------------------------------------------------------------

                             [MAP OF COLUMBIA PARK]

                                      B-63

--------------------------------------------------------------------------------
                                  COLUMBIA PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Capmark
CUT-OFF DATE PRINCIPAL BALANCE                                      $71,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                1.5%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                    FCRC, FCE and Treeco
OWNERSHIP INTEREST                                                   Fee Simple
MORTGAGE RATE                                                           5.6000%
MATURITY DATE                                                       May 1, 2017
AMORTIZATION TYPE                                                 Interest Only
ORIGINAL TERM / AMORTIZATION TERM                           120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                118 / Interest Only
LOCKBOX                                                                    None

UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / No
  THEATER PARCEL RESERVE                                               $202,162

ONGOING MONTHLY RESERVES
  TAX / INSURANCE(1)                                                   Yes / No
  REPLACEMENT(2)                                                      Springing
  TI/LC(3)                                                              $13,743

ADDITIONAL FINANCING                                                        Yes

CUT-OFF DATE PRINCIPAL BALANCE                                      $71,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                          $256
CUT-OFF DATE LTV RATIO                                                   76.34%
MATURITY DATE LTV RATIO                                                  76.34%
UW NCF DSCR                                                               1.55x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                       North Bergen, NJ
PROPERTY TYPE                                                  Retail, Anchored
SIZE (SF)(4)                                                            277,362
OCCUPANCY % AS OF APRIL 30, 2007                                          95.6%
YEAR BUILT / YEAR RENOVATED                                    1999, 2000 / NAP
APPRAISED VALUE                                                     $93,000,000
PROPERTY MANAGEMENT                                     First New York Partners
UW ECONOMIC OCCUPANCY %                                                   96.0%
UW REVENUES(4)                                                       $8,614,282
UW EXPENSES(4)                                                       $2,183,824
UW NET OPERATING INCOME (NOI)                                        $6,430,458
UW NET CASH FLOW (NCF)                                               $6,237,937
2005 NOI                                                             $5,934,473
2006 NOI(5)                                                          $5,352,073

(1)   Monthly insurance escrows will be waived for the term of the Columbia
      Park Loan; provided that Borrower provides evidence that insurance is being maintained.

(2)   Monthly deposits into the replacement reserve will be waived provided that (i) annual inspections of the Columbia Park Property are reasonably satisfactory to the lender, (ii) there is no event of default and (iii)
      the DSCR for the three full calendar months immediately preceding the calculation is equal to or greater than 1.15 to 1.00.

(3)   During any period in which the balance of the TI/LC reserve account equals or exceeds $150,000 and provided there is no event of default, the
      Borrower is not required to make TI/LC deposits.

(4)   Excludes a 70,000 square foot movie theater that may be released from the collateral. No value, expenses or income were attributed to the theater in underwriting.

(5)   2006 NOI represents the annualized 10 months ending 10/01/06.

                                      B-64

--------------------------------------------------------------------------------
                                 COLUMBIA PARK
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       % OF NET                                           DATE OF
                                       RATINGS          NET RENTABLE   RENTABLE                            % OF ACTUAL     LEASE
          TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA    RENT PSF    ACTUAL RENT       RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Anchor Tenants
Shop Rite                              NR/NR/NR             66,000       23.8%   $ 18.97     $1,252,020        19.8%      09/30/24
Circuit City Stores, Inc.              NR/NR/NR             33,074       11.9%   $ 23.23     $  768,309        12.2%      01/31/20
Shopper's World                        NR/NR/NR             26,260        9.5%   $ 22.00     $  577,720         9.1%      11/30/09
Old Navy(2)                          BB+/Ba1/BB+            25,301        9.1%   $ 26.57     $  672,248        10.6%      01/31/10
Bally Total Fitness Corp.(3)           NR/Ca/D              25,000        9.0%   $ 17.35     $  433,822         6.9%      05/31/16
Staples                             BBB+/Baa1/BBB+          24,500        8.8%   $ 26.13     $  640,185        10.1%      08/31/14
                                                           -------      -----    -------     ----------       -----
Top 5 In-Line Tenants                                      134,135       48.4%   $ 23.05     $3,092,283        48.9%
Non-major Tenants                                           64,889       23.4%   $ 30.43     $1,974,510        31.2%
                                                           -------      -----    -------     ----------       -----
OCCUPIED TOTAL                                             265,024       95.6%   $ 23.84     $6,318,823       100.0%
Vacant Space                                                12,338        4.4%
                                                           -------      -----
COLLATERAL TOTAL(4)                                        277,362      100.0%
                                                           =======      =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   The Old Navy lease provides for a reduction in rent and/or a termination of the lease under certain circumstances set forth within the lease.

(3)   The tenant has publicly announced that, absent a financial restructuring, it does not expect to attain operating cash flow sufficient for its anticipated business needs, and as of July 6th, was in the process of soliciting consents to its prepackaged plan of reorganization.

(4)   Excludes a 70,000 square foot movie theater that may be released from the collateral. No value, expenses or income were attributed to the theater in underwriting.

-------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SUMMARY
-------------------------------------------------------------------------------------------------------------------
                            WTD. AVG.
                            IN PLACE
              # OF LEASES   BASE RENT    TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
   YEAR         ROLLING    PSF ROLLING   ROLLING    SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------

   2007            1         $119.66       1,053        0.4%          0.4%             2.0%             2.0%
   2008            0         $  0.00           0        0.0%          0.4%             0.0%             2.0%
   2009            4         $ 25.66      40,924       14.8%         15.1%            16.6%            18.6%
   2010            4         $ 26.55      47,888       17.3%         32.4%            20.1%            38.7%
   2011            2         $ 26.09       7,515        2.7%         35.1%             3.1%            41.8%
   2012            2         $ 32.51      10,000        3.6%         38.7%             5.1%            47.0%
   2013            0         $  0.00           0        0.0%         38.7%             0.0%            47.0%
   2014            2         $ 26.44      28,200       10.2%         48.9%            11.8%            58.8%
   2015            1         $ 28.00       5,370        1.9%         50.8%             2.4%            61.2%
   2016            1         $ 17.35      25,000        9.0%         59.8%             6.9%            68.0%
   2017            0         $  0.00           0        0.0%         59.8%             0.0%            68.0%
Thereafter         2         $ 20.39      99,074       35.7%         95.6%            32.0%           100.0%
  Vacant                                  12,338        4.4%        100.0%
  ------                                 -------      -----                          -----
  TOTALS          19                     277,362      100.0%                         100.0%
                                         =======      =====                          =====

                                      B-65

--------------------------------------------------------------------------------
                                 COLUMBIA PARK
--------------------------------------------------------------------------------

o     THE LOAN. The subject mortgage loan (the "Columbia Park Loan") is secured by a first mortgage encumbering an anchored retail center located in North
      Bergen, New Jersey (the "Columbia Park Property"). The Columbia Park Loan
      has a principal balance as of the cut-off date of $71,000,000 and represents approximately 1.5% of the initial mortgage pool balance. The
      Columbia Park Loan was originated on April 2, 2007. The Columbia Park Loan provides for interest-only payments throughout its term, with a balloon payment at maturity.

      The Columbia Park Loan has a remaining term of 118 months (as of July 1,
      2007) and matures on May 1, 2017. The Columbia Park Loan may be prepaid on or after February 1, 2017, and permits defeasance beginning 2 years after the issue date for the CGCMT 2007-C6 certificates.

o     THE BORROWER. The borrower is FC/Treeco Columbia Park, LLC, a New Jersey limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the
      Columbia Park Loan. The sponsors of the borrower are affiliates of Forest
      City Ratner Companies ("FCRC"), Forest City Enterprises, Inc. ("FCE") and
      Treeco. FCRC is an affiliate of FCE, one of the nation's largest publicly-traded commercial real estate development companies. Treeco is a local developer. The borrower is a joint venture among affiliates of FCRC,
      FCE and Treeco.

o     THE PROPERTY. The Columbia Park Property is a 277,362(1) square foot community shopping center situated on approximately 15 acres. The Columbia
      Park Property was built in 1999-2000 and consists of three buildings. Most of the center is one story except the Bally's Fitness Center is located adjacent to the parking structure below the primary retail center. As of
      April 30, 2007, the occupancy rate for the Columbia Park Property was approximately 95.6%.(1)

      The Columbia Park Property is located in North Bergen, New Jersey. Due to its proximity to New York City, North Bergen is a highly built up community that is primarily improved with a combination of residential and commercial properties. The Columbia Park Property is well situated at the intersection of Kennedy Boulevard, Route 495 and Route 3 and just west of the entry to the Lincoln Tunnel leading to New York City. The Columbia
      Park Property is located within the Hudson submarket of Northern New
      Jersey. According to the appraisal by Cushman & Wakefield dated September
      13, 2006, as of second quarter 2006, the overall vacancy rate for community shopping centers in the submarket was reported to be 4.5% and the average asking rental rate was reported to be $25.42 per square foot.
      As of April 30 2007, the weighted average in place rent at the Columbia
      Park Property is $23.84 per square foot.

      The largest tenant is ShopRite, which occupies 66,000 square feet, or approximately 23.8% of the net rentable area. ShopRite is the largest retailer-owned cooperative in the United States and one of the largest employers in New Jersey. The cooperative is comprised of 43 members who individually own and operate supermarkets under the ShopRite banner. All
      ShopRite owners are members of Wakefern Food Corporation, the merchandising and distribution arm of the company. The operator of the subject ShopRite is Inserra Supermarkets, Inc. ("Inserra"). Inserra owns and operates more than 20 ShopRite supermarkets in northern New Jersey and southeastern New York State. The ShopRite lease expires in September 2024 and includes two 10-year renewal options.

      The second largest tenant is Circuit City Stores, Inc., which occupies
      33,074 square feet, or approximately 11.9% of the net rentable area.
      Circuit City Stores is a retailer of consumer electronics, home office products, entertainment software, and related services. It sells brand-name consumer electronics, personal computers, entertainment software, and related services. As of February 28, 2007, it operated 642 superstores and 12 other stores in 158 U.S. media markets. The Circuit
      City lease expires in January 2020 and includes four 5-year renewal options.

      The third largest tenant is Shopper's World, which occupies 26,260 square feet, or approximately 9.5% of the net rentable area. Shopper's World has ten stores located in New York and New Jersey and offers men's, women's and children's clothing, house wares, giftware and bed and bath. The
      Shopper's World lease expires in November 2009.

______________

(1)   Excludes a 70,000 square foot movie theater that may be released from the collateral. No value, expenses or income were attributed to the theater in underwriting.

                                      B-66

--------------------------------------------------------------------------------
                                 COLUMBIA PARK
--------------------------------------------------------------------------------

o     LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o     MEZZANINE DEBT. Future mezzanine debt is permitted subject to certain criteria, which include a minimum debt service coverage ratio on the combined Columbia Park Loan and the mezzanine debt of 1.05:1.00 (based on the then-current interest rate and an assumed amortization period of 30 years with respect to the Columbia Park Loan and assuming the mezzanine debt had been fully advanced), a maximum loan-to-value ratio on the combined Columbia Park Loan and the mezzanine debt of 90%, and borrower's delivery of an intercreditor agreement and certain legal opinions.

o     RELEASES. The borrower may obtain the release of a portion of the Columbia
      Park Property consisting of a 70,000 square foot movie theater (the
      "Theater Parcel"), subject to the satisfaction of certain conditions as more specifically set forth in the loan agreement, including but not limited to no event of default, compliance with requirements of law, independent tax lot determination, and no impairment of access to the remaining Columbia Park Property. No payment of a release price is required. The Theater Parcel was not included in the underwriting of the
      Columbia Park Loan.

o     RESERVES. Monthly insurance escrows will be waived for the term of the
      Columbia Park Loan; provided that Borrower provides evidence that insurance is being maintained. Monthly deposits into the replacement reserve will be waived provided that (i) annual inspections of the
      Columbia Park Property are reasonably satisfactory to the lender, (ii)
      there is no event of default and (iii) the DSCR for the three full calendar months immediately preceding the calculation is equal to or greater than 1.15 to 1.00. During any period in which the balance of the
      TI/LC reserve account equals or exceeds $150,000 and provided there is no event of default, the Borrower is not required to make TI/LC deposits.

      On the closing date, the borrower deposited $202,162 into a Theater Parcel reserve account, which funds are to be used to pay Theater Parcel operating expenses (other than taxes) until a Theater Parcel release occurs. In the event that a Theater Parcel release does not occur within nine months of the closing date (or each subsequent anniversary of the ninth month following the closing date), the borrower must deposit into the Theater Parcel reserve account an amount sufficient to cover Theater
      Parcel operating expenses (other than taxes) for the subsequent year.
      Taxes related to the theater parcel are reserved in the tax escrow until such time that the theater is released. Any expenses attributed to the theater parcel in excess of reserve amounts shall be the obligation of the
      Borrower.

o     MANAGEMENT. The Columbia Park Property is managed by First New York
      Partners ("FYNP"), Forest City Ratner Companies' management subsidiary.
      FYNP is a full-service property management firm that is responsible for providing property management services to all Forest City buildings and their tenants.

                                      B-67

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX C-1

                      YIELD TABLE FOR CLASS X CERTIFICATES

                            PRE-TAX YIELD TO MATURITY

                                       CLASS X

PRICE                                0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

0.07898%..........................   12.428%   12.449%   12.431%   12.379%   12.139%
0.09148%..........................    8.541     8.567     8.555     8.511     8.287
0.10398%..........................    5.453     5.482     5.475     5.437     5.225

                                      C-1-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX C-2

 DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-3B, CLASS A-SB,
CLASS A-4, CLASS A-1A, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E
                            AND CLASS F CERTIFICATES

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
  (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND YIELD
                   MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                      CLASS A-1

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................    95.9      95.9      95.9      95.9       95.9
July 2009.........................    90.5      90.5      90.5      90.5       90.5
July 2010.........................    83.3      83.3      83.3      83.3       83.3
July 2011.........................    73.9      63.9      52.4      38.1        9.4
July 2012 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     3.68      3.63      3.58      3.51       3.24

                                      CLASS A-2

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     4.90      4.89      4.88      4.87       4.71

                                      C-2-1

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
  (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND YIELD
                   MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                      CLASS A-3

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0      99.9      99.9      99.7       97.5
July 2013.........................   100.0      97.3      94.1      89.8       77.5
July 2014 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     6.51      6.48      6.45      6.41       6.18

                                     CLASS A-3B

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0     100.0     100.0     100.0      100.0
July 2013.........................   100.0     100.0     100.0     100.0      100.0
July 2014.........................   100.0      96.7      92.5      86.1       25.0
July 2015.........................   100.0      78.8      58.7      40.3       25.0
July 2016.........................    77.3      42.6      19.0       5.8        0.0
July 2017 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     9.33      8.68      8.19      7.83       7.30

                                     CLASS A-SB

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0     100.0     100.0     100.0      100.0
July 2013.........................    75.3      75.3      75.3      75.3       75.6
July 2014.........................    54.1      54.1      54.1      54.1       54.1
July 2015.........................    33.1      33.1      33.1      33.1       33.1
July 2016.........................    11.2      11.2      11.2      11.2       10.8
July 2017 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     7.19      7.19      7.19      7.19       7.20

                                      C-2-2

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
  (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND YIELD
                   MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                      CLASS A-4

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0     100.0     100.0     100.0      100.0
July 2013.........................   100.0     100.0     100.0     100.0      100.0
July 2014.........................   100.0     100.0     100.0     100.0      100.0
July 2015.........................   100.0     100.0     100.0     100.0      100.0
July 2016.........................   100.0     100.0     100.0     100.0      100.0
July 2017 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     9.73      9.70      9.68      9.65       9.46

                                     CLASS A-1A

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................    99.8      99.8      99.8      99.8       99.8
July 2009.........................    99.6      99.6      99.6      99.6       99.6
July 2010.........................    99.2      99.2      99.2      99.2       99.2
July 2011.........................    98.8      98.8      98.8      98.7       98.2
July 2012.........................    95.3      95.2      95.2      95.1       94.5
July 2013.........................    94.5      94.2      94.0      93.8       93.7
July 2014.........................    91.8      91.4      91.2      91.0       91.0
July 2015.........................    86.8      86.3      86.1      86.0       86.0
July 2016.........................    85.9      85.3      85.1      85.1       85.1
July 2017 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (in Years)..     9.23      9.20      9.16      9.13       8.93

                                      C-2-3

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
  (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND YIELD
                   MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                      CLASS A-M

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0     100.0     100.0     100.0      100.0
July 2013.........................   100.0     100.0     100.0     100.0      100.0
July 2014.........................   100.0     100.0     100.0     100.0      100.0
July 2015.........................   100.0     100.0     100.0     100.0      100.0
July 2016.........................   100.0     100.0     100.0     100.0      100.0
July 2017 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     9.86      9.86      9.86      9.82       9.62

                                      CLASS A-J

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0     100.0     100.0     100.0      100.0
July 2013.........................   100.0     100.0     100.0     100.0      100.0
July 2014.........................   100.0     100.0     100.0     100.0      100.0
July 2015.........................   100.0     100.0     100.0     100.0      100.0
July 2016.........................   100.0     100.0     100.0     100.0      100.0
July 2017 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     9.87      9.86      9.86      9.86       9.69

                                      C-2-4

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
  (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND YIELD
                   MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                       CLASS B

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0     100.0     100.0     100.0      100.0
July 2013.........................   100.0     100.0     100.0     100.0      100.0
July 2014.........................   100.0     100.0     100.0     100.0      100.0
July 2015.........................   100.0     100.0     100.0     100.0      100.0
July 2016.........................   100.0     100.0     100.0     100.0      100.0
July 2017 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     9.94      9.93      9.86      9.86       9.69

                                       CLASS C

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0     100.0     100.0     100.0      100.0
July 2013.........................   100.0     100.0     100.0     100.0      100.0
July 2014.........................   100.0     100.0     100.0     100.0      100.0
July 2015.........................   100.0     100.0     100.0     100.0      100.0
July 2016.........................   100.0     100.0     100.0     100.0      100.0
July 2017 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     9.94      9.94      9.87      9.86       9.69

                                      C-2-5

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
  (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND YIELD
                   MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                       CLASS D

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0     100.0     100.0     100.0      100.0
July 2013.........................   100.0     100.0     100.0     100.0      100.0
July 2014.........................   100.0     100.0     100.0     100.0      100.0
July 2015.........................   100.0     100.0     100.0     100.0      100.0
July 2016.........................   100.0     100.0     100.0     100.0      100.0
July 2017 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     9.94      9.94      9.94      9.86       9.69

                                       CLASS E

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0     100.0     100.0     100.0      100.0
July 2013.........................   100.0     100.0     100.0     100.0      100.0
July 2014.........................   100.0     100.0     100.0     100.0      100.0
July 2015.........................   100.0     100.0     100.0     100.0      100.0
July 2016.........................   100.0     100.0     100.0     100.0      100.0
July 2017 and thereafter..........     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     9.94      9.94      9.94      9.86       9.69

                                      C-2-6

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
  (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND YIELD
                   MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                       CLASS F

       DISTRIBUTION DATE IN          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------   -------   -------   -------   -------   --------

Initial Percentage................   100.0%    100.0%    100.0%    100.0%     100.0%
July 2008.........................   100.0     100.0     100.0     100.0      100.0
July 2009.........................   100.0     100.0     100.0     100.0      100.0
July 2010.........................   100.0     100.0     100.0     100.0      100.0
July 2011.........................   100.0     100.0     100.0     100.0      100.0
July 2012.........................   100.0     100.0     100.0     100.0      100.0
July 2013.........................   100.0     100.0     100.0     100.0      100.0
July 2014.........................   100.0     100.0     100.0     100.0      100.0
July 2015.........................   100.0     100.0     100.0     100.0      100.0
July 2016.........................   100.0     100.0     100.0     100.0      100.0
July 2017.........................     0.0       0.0       0.0       0.0        0.0

Weighted Average Life (Years).....     9.94      9.94      9.94      9.87       9.69

                                      C-2-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX D

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       D-1

                      [THIS PAGE ITENTIONALLY LEFT BLANK.]

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
135 S. LaSalle Street, Suite 1625                                     Next Payment:   30-Jul-07
Chicago, IL 60603                                                     Record Date:
USA

                                 ABN AMRO ACCT:

Administrator:             REPORTING PACKAGE TABLE OF CONTENTS          Analyst:

Laura Kocha-Chaddha 312.904.0648
laura.kocha.chaddha@abnamro.com

Issue Id:                      CCMT07C6

Monthly Data File
Name:             CCMT07C6_200706_3.ZIP

                                                                      Page(s)
                                                                      -------
Statements to Certificateholders                                      Page 2
Cash Reconciliation Summary                                           Page 3
Shortfall Summary Report                                              Page 4
Bond Interest Reconciliation                                          Page 5
Bond Interest Reconciliation                                          Page 6
Bond Principal Reconciliation                                         Page 7
Rating Information                                                    Page 8
SWAP Summary                                                          Page 9
Asset-Backed Facts ~ 15 Month Loan Status Summary                     Page 10
Delinquent Loan Detail                                                Page 11
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                Page 12
Historical Collateral Prepayment                                      Page 13
Mortgage Loan Characteristics                                         Page 14-16
Loan Level Detail                                                     Page 17
Appraisal Reduction Detail                                            Page 18
Specially Serviced (Part I) - Loan Detail                             Page 19
Specially Serviced (Part II) - Servicer Comments                      Page 20
Modified Loan Detail                                                  Page 21
Summary of Loan Maturity Extensions                                   Page 22
Realized Loss Detail                                                  Page 23
Collateral Realized Loss                                              Page 24
Defeased Loans                                                        Page 25
Historical REO Report                                                 Page 26

Closing Date:

First Payment Date:

Rated Final Payment Date:

Determination Date:

          Trust Collection Period

                           PARTIES TO THE TRANSACTION

INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site                       www.etrustee.net
Servicer Web Site     www.capmark.com,www.midlandls.com
LaSalle Factor Line                        800.246.5761

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                   PAGE 1 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                                                                                                             PASS-THROUGH
  CLASS       ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST       RATE
  CUSIP    FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT  Next Rate(3)
-------------------------------------------------------------------------------------------------------------------------

Total
-------------------------------------------------------------------------------------------------------------------------
                                                             Total P&I Payment

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                   PAGE 2 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                          CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                                                 0.00
Certificate Administrator Fee                                               0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Total Interest Due Certs                                                    0.00
--------------------------------------------------------------------------------

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:

Current Scheduled                                                           0.00
Principal
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

                              POOL BALANCE SUMMARY

                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.00      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

                       NON-P&I SERVICING ADVANCE SUMMARY

                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding                                                          0.00
Plus Current Period                                                        0.00
Less Recovered                                                             0.00
Less Non Recovered                                                         0.00
Ending Outstanding                                                         0.00

                              SERVICING FEE SUMMARY

Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED

Prepayment Premiums                                                         0.00
Yield Maintenance                                                           0.00
Other Interest                                                              0.00

                                  PPIS SUMMARY

Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                   PAGE 3 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                   PAGE 4 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

          Accrual                             Accrued      Total       Total
       ------------  Opening  Pass-Through  Certificate   Interest   Interest
Class  Method  Days  Balance      Rate        Interest   Additions  Deductions
------------------------------------------------------------------------------

                                 Current    Remaining         Credit
       Distributable  Interest   Period    Outstanding       Support
        Certificate    Payment  Shortfall    Interest   --------------------
Class     Interest     Amount    Recovery   Shorfalls   Original  Current(1)
----------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                   PAGE 5 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                      BOND INTEREST RECONCILIATION DETAIL

                                             Additions
                           ----------------------------------------------
         Prior    Current
       Interest  Interest  Prior Interest   Interest Accrual   Prepayment
Class  Due Date  Due Date   Shortfall Due  on Prior Shortfall   Premiums
-------------------------------------------------------------------------

              Additions                       Deductions
       -------------------------  -----------------------------------
                       Other                 Deferred &                Distributable  Interest
          Yield       Interest    Allocable   Accretion    Interest     Certificate    Payment
Class  Maintenance  Proceeds (1)     PPIS     Interest   Loss Expense     Interest     Amount
----------------------------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                   PAGE 6 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                         BOND PRINCIPAL RECONCILIATION

                                                        Additions                                 Losses
                                     ----------------------------------------------  --------------------------------
                                     Scheduled  Unscheduled     Extra       Prior
          Original       Beginning   Principal   Principal    Principal     Loss     Current  Cumulative  Interest on  Ending Class
Class  Class Balance  Class Balance   Payment     Payment    Payment Amt  Reimburs.   Losses    Losses       Losses      Balance
-----------------------------------------------------------------------------------------------------------------------------------

         Rated     Credit Support
         Final   ------------------
Class  Maturity  Original  Currentt
-----------------------------------

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                   PAGE 7 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
CLASS   CUSIP   FITCH   MOODY'S   S&P     FITCH    MOODY'S     S&P
-------------   ---------------------   ----------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                   PAGE 8 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                            OTHER RELATED INFORMATION

                                SWAP CALCULATIONS

                                                        Notional   Rate   Amount
--------------------------------------------------------------------------------
Fixed Payer:
Float Payer:

SWAP CONTRACT

                                                  Yield Maintenance
                              Amount    Amount   Prepayment Premiums   Shortfall
                             Received    Paid           Paid            Amount
--------------------------------------------------------------------------------

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                   PAGE 9 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                     Delinquency Aging Categories                              Special Event Categories (1)
------------  --------------------------------------------------------------------------  -------------------------------------
                                                                                                          Specially
Distribution  Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure      REO     Modifications   Serviced   Bankruptcy
    Date         #  Balance      #  Balance       #  Balance      #  Balance  #  Balance    #  Balance   #  Balance  #  Balance
------------  -----------------------------------------------------------------------------------------------------------------

6/29/2007       0    0.00        0    0.00        0     0         0    0.00   0    0.00     0    0.00    0    0.00   0    0.00

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 10 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

            Paid               Outstanding  Out. Property                  Special
Disclosure  Thru  Current P&I      P&I        Protection   Loan Status     Servicer    Foreclosure  Bankruptcy   REO
 Control #  Date    Advance     Advances**     Advances      Code (1)   Transfer Date      Date        Date     Date
--------------------------------------------------------------------------------------------------------------------

TOTAL

(1) :LEGEND :

A. IN GRACE PERIOD

B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH

2. DELINQ. 2 MONTHS

3. DELINQUENT 3 + MONTHS

4. PERFORMING MATURED BALLOON

5. NON PERFORMING MATURED BALLOON

7. FORECLOSURE

9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 11 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                        Appraisal                      Realized    Remaining
Distribution  Ending Pool (1)  Payoffs (2)  Penalties  Reduct. (2)  Liquidations (2)  Losses (2)     Term      Curr Weighted Avg.
    Date         #  Balance     #  Balance  #  Amount   #  Balance     #  Balance      #  Amount  Life  Amort    Coupon  Remit
------------  ----------------------------------------------------------------------------------  -------------------------------

29-Jun-07        0     0        0     0     0    0      0     0        0     0         0     0      0

(1)  Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 12 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure  Payoff  Initial                Payoff  Penalty  Prepayment  Maturity  Property  Geographic
 Control #  Period  Balance  Type          Amount   Amount     Date       Date      Type     Location
------------------------------------------------------------------------------------------------------

                             CURRENT

                             CUMULATIVE

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 13 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                             Weighted Average
Current Scheduled          # of     Scheduled      % of   ----------------------
     Balance              Loans      Balance     Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              0               0     0.00%
================================================================================
Average Schedule Balance                      0
Maximum Schedule Balance         (9,999,999,999)
Minimum Schedule Balance          9,999,999,999

               DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                             Weighted Average
Fully Amortizing           # of     Scheduled      % of   ----------------------
 Mortgage Loans           Loans      Balance     Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              0               0     0.00%
================================================================================

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                             Weighted Average
Current Mortgage           # of     Scheduled      % of   ----------------------
  Interest Rate           Loans      Balance     Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              0               0     0.00%
================================================================================
Minimum Mortgage Interest Rate         ,900.000%

Maximum Mortgage Interest Rate         ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                             Weighted Average
    Balloon                # of     Scheduled      % of   ----------------------
Mortgage Loans            Loans      Balance     Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              0               0     0.00%
================================================================================

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 14 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service    # of  Scheduled   % of
Coverage Ratio  Loans   Balance   Balance  WAMM  WAC  PFY DSCR
--------------------------------------------------------------

--------------------------------------------------------------
                    0          0     0.00%
==============================================================

Maximum DSCR   0.000

Minimum DSCR   0.000

                         DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service    # of  Scheduled    % of
Coverage Ratio  Loans   Balance   Balance  WAMM  WAC  PFY DSCR
--------------------------------------------------------------

--------------------------------------------------------------
                    0          0     0.00%
==============================================================

Maximum DSCR   0.000

Minimum DSCR   0.000

                            GEOGRAPHIC DISTRIBUTION

Geographic       # of  Scheduled   % of
 Location       Loans   Balance   Balance  WAMM  WAC  PFY DSCR
--------------------------------------------------------------

--------------------------------------------------------------
                    0          0     0.00%
==============================================================

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 15 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                     # of   Scheduled     % of
  Property Types    Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
=========================================================================

                       DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
=========================================================================

                         DISTRIBUTION OF LOAN SEASONING

                     # of   Scheduled     % of
 Number of Months   Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
=========================================================================

                      DISTRIBUTION OF YEAR LOANS MATURING

                     # of   Scheduled     % of
      Year          Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------
      2007            0         0        0.00%      0    0.00%     0.00
      2008            0         0        0.00%      0    0.00%     0.00
      2009            0         0        0.00%      0    0.00%     0.00
      2010            0         0        0.00%      0    0.00%     0.00
      2011            0         0        0.00%      0    0.00%     0.00
      2012            0         0        0.00%      0    0.00%     0.00
      2013            0         0        0.00%      0    0.00%     0.00
      2014            0         0        0.00%      0    0.00%     0.00
      2015            0         0        0.00%      0    0.00%     0.00
      2016            0         0        0.00%      0    0.00%     0.00
      2017            0         0        0.00%      0    0.00%     0.00
2018 & Greater        0         0        0.00%      0    0.00%     0.00
-------------------------------------------------------------------------
                      0         0        0.00%
=========================================================================

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 16 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A. In Grace Period

B. Late Payment but < 1 month delinq

1. Delinquent 1 month

2. Delinquent 2 months

3. Delinquent 3+ months

4. Performing Matured Balloon

5. Non Performing Matured Ballon

7. Foreclosure

9. REO

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 17 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date      Life            Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 18 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

           SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                         Loan        Balance                           Remaining
Disclosure  Servicing   Status  ----------------             Maturity  ---------  Property    Geo.                            NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual  Note Rate    Date    Life         Type    Location     NOI        DSCR      Date
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                      Not Avail  Not Avail Not Avail

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Non Performing Mat. Balloon

7. Foreclosure

9. REO

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 19 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                   ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure  Resolution
 Control #   Strategy   Comments
--------------------------------

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 20 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                              MODIFIED LOAN DETAIL

               Ending                    Cutoff    Modified
Disclosure   Principal   Modification   Maturity   Maturity   Modification
 Control #    Balance        Date         Date       Date      Description
--------------------------------------------------------------------------

Modified Loan Detail includes loans whose terms, fees, penalties or payments have been waived or extended.

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 21 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 22 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

                                                                        Gross
                                                                       Proceeds
                                                 Beginning            as a % of   Aggregate       Net       Net Proceeds
               Disclosure  Appraisal  Appraisal  Scheduled    Gross     Sched.   Liquidation  Liquidation     as a % of    Realized
   Period       Control #     Date      Value     Balance   Proceeds   Balance    Expenses *    Proceeds   Sched. Balance    Loss
-----------------------------------------------------------------------------------------------------------------------------------

CURRENT TOTAL
CUMULATIVE

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 23 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                            Interest
                                                                                          (Shortages)/
                     Beginning                   Prior Realized    Amounts Covered by   Excesses applied       Modification
                     Balance of    Aggregate    Loss Applied to  Overcollateralization     to Realized    Adjustments/Appraisal
Prospectus          the Loan at  Realized Loss    Certificates      and other Credit         Losses        Reduction Adjustment
    ID      Period  Liquidation     on Loans           A                   B                    C                    D
-------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                 Additional
               (Recoveries)/                                                 (Recoveries)/
            Expenses applied to  Current Realized Loss   Recoveries of      Realized Loss
Prospectus   Realized Losses          Applied to        Realized Losses       Applied to
    ID               E               Certificates*        paid as Cash   Certificate Interest
---------------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of
     A - C - D + E

Description of Fields

          A            Prior Realized Loss Applied to Certificates

          B            Reduction to Realized Loss applied to bonds (could
                       represent OC, insurance policies, reserve accounts, etc)

          C            Amounts classified by the Master as interest adjustments
                       from general collections on a loan with a Realized Loss

          D            Adjustments that are based on principal haircut or future
                       interest foregone due to modification

          E            Realized Loss Adjustments, Supplemental Recoveries or
                       Expenses on a previously liquidated loan

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 24 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                                 DEFEASED LOANS

Disclosure
Control #
--------------------------------------------------------------------------------

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 25 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

                     HISTORICAL COLLATERAL LEVEL REO REPORT

                                                                      Recent
Disclosure    REO                  Property    Actual   Scheduled   Appraisal   Appraisal
 Control #   Date   City   State     Type     Balance    Balance      Value        Date
-----------------------------------------------------------------------------------------

             Appraisal                                              Other
Disclosure   Reduction      Date      Liquidation   Liquidation    Revenue    Realized   Type
 Control #     Amount    Liquidated     Proceeds      Expenses    Recovered     Loss      (*)
---------------------------------------------------------------------------------------------

(*)  Legend:

(1)  Paid in Full,

(2)  Final Recovery Made,

(3)  Permitted Purchase

(4)  Final Recovery of REO,

(5)  Permitted purchase of REO

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 26 OF 27

[LaSalle Bank LOGO]   CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.   Statement Date: 29-Jun-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   29-Jun-07
                                     SERIES 2007-C6                   Prior Payment:        N/A
                                                                      Next Payment:   30-Jul-07
                                                                      Record Date:

                                 ABN AMRO ACCT:

             MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

              Ending   Material
Disclosure  Principal   Breach   Material Breach and Material Document Defect
 Control #   Balance     Date                    Description
-----------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

29-Jun-2007 - 14:31 () (C) 2007 LaSalle Bank N.A.                  PAGE 27 OF 27

                      [THIS PAGE ITENTIONALLY LEFT BLANK.]

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                        CLASS A-SB                               CLASS A-SB                               CLASS A-SB
                     PLANNED PRINCIPAL                        PLANNED PRINCIPAL                        PLANNED PRINCIPAL
DISTRIBUTION DATE*        BALANCE        DISTRIBUTION DATE*        BALANCE        DISTRIBUTION DATE*        BALANCE
-----------------    -----------------   -----------------    -----------------   -----------------    -----------------

      31-Jul-2007       140,000,000.00         10-Oct-2010       140,000,000.00         10-Jan-2014        90,722,962.96
      10-Aug-2007       140,000,000.00         10-Nov-2010       140,000,000.00         10-Feb-2014        88,467,633.40
      10-Sep-2007       140,000,000.00         10-Dec-2010       140,000,000.00         10-Mar-2014        85,299,304.14
      10-Oct-2007       140,000,000.00         10-Jan-2011       140,000,000.00         10-Apr-2014        83,029,598.69
      10-Nov-2007       140,000,000.00         10-Feb-2011       140,000,000.00         10-May-2014        80,450,784.35
      10-Dec-2007       140,000,000.00         10-Mar-2011       140,000,000.00         10-Jun-2014        78,163,194.71
      10-Jan-2008       140,000,000.00         10-Apr-2011       140,000,000.00         10-Jul-2014        75,678,094.92
      10-Feb-2008       140,000,000.00         10-May-2011       140,000,000.00         10-Aug-2014        73,464,167.97
      10-Mar-2008       140,000,000.00         10-Jun-2011       140,000,000.00         10-Sep-2014        71,239,164.37
      10-Apr-2008       140,000,000.00         10-Jul-2011       140,000,000.00         10-Oct-2014        68,720,537.72
      10-May-2008       140,000,000.00         10-Aug-2011       140,000,000.00         10-Nov-2014        66,471,798.29
      10-Jun-2008       140,000,000.00         10-Sep-2011       140,000,000.00         10-Dec-2014        63,930,086.34
      10-Jul-2008       140,000,000.00         10-Oct-2011       140,000,000.00         10-Jan-2015        61,657,376.38
      10-Aug-2008       140,000,000.00         10-Nov-2011       140,000,000.00         10-Feb-2015        59,373,295.12
      10-Sep-2008       140,000,000.00         10-Dec-2011       140,000,000.00         10-Mar-2015        56,236,058.73
      10-Oct-2008       140,000,000.00         10-Jan-2012       140,000,000.00         10-Apr-2015        53,924,845.26
      10-Nov-2008       140,000,000.00         10-Feb-2012       140,000,000.00         10-May-2015        51,322,371.47
      10-Dec-2008       140,000,000.00         10-Mar-2012       140,000,000.00         10-Jun-2015        48,986,569.67
      10-Jan-2009       140,000,000.00         10-Apr-2012       140,000,000.00         10-Jul-2015        46,360,181.44
      10-Feb-2009       140,000,000.00         10-May-2012       140,000,000.00         10-Aug-2015        43,999,548.17
      10-Mar-2009       140,000,000.00         10-Jun-2012       140,000,000.00         10-Sep-2015        41,627,102.82
      10-Apr-2009       140,000,000.00         10-Jul-2012       140,000,000.00         10-Oct-2015        38,965,075.32
      10-May-2009       140,000,000.00         10-Aug-2012       137,862,972.39         10-Nov-2015        36,567,436.14
      10-Jun-2009       140,000,000.00         10-Sep-2012       135,689,088.04         10-Dec-2015        33,880,905.29
      10-Jul-2009       140,000,000.00         10-Oct-2012       127,551,388.20         10-Jan-2016        31,457,823.14
      10-Aug-2009       140,000,000.00         10-Nov-2012       125,363,407.23         10-Feb-2016        29,022,615.84
      10-Sep-2009       140,000,000.00         10-Dec-2012       122,843,569.49         10-Mar-2016        26,023,870.34
      10-Oct-2009       140,000,000.00         10-Jan-2013       120,632,065.02         10-Apr-2016        23,561,467.01
      10-Nov-2009       140,000,000.00         10-Feb-2013       118,409,511.56         10-May-2016        20,853,618.27
      10-Dec-2009       140,000,000.00         10-Mar-2013       115,216,439.68         10-Jun-2016        18,402,378.74
      10-Jan-2010       140,000,000.00         10-Apr-2013       112,966,819.96         10-Jul-2016        15,669,543.56
      10-Feb-2010       140,000,000.00         10-May-2013       110,368,919.70         10-Aug-2016        13,192,359.44
      10-Mar-2010       140,000,000.00         10-Jun-2013       108,079,571.27         10-Sep-2016        10,702,778.57
      10-Apr-2010       140,000,000.00         10-Jul-2013       105,458,043.63         10-Oct-2016         7,939,381.07
      10-May-2010       140,000,000.00         10-Aug-2013       103,144,161.98         10-Nov-2016         5,429,674.27
      10-Jun-2010       140,000,000.00         10-Sep-2013       100,342,877.75         10-Dec-2016         2,640,740.42
      10-Jul-2010       140,000,000.00         10-Oct-2013        97,803,033.50         10-Jan-2017           104,518.04
      10-Aug-2010       140,000,000.00         10-Nov-2013        95,556,475.62         10-Feb-2017                    0
      10-Sep-2010       140,000,000.00         10-Dec-2013        92,993,519.08

-------------------
*     Assumes each distribution date occurs on the 10th of the month.

                                       E-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered Citigroup Commercial
Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series
2007-C6, Class X, Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class
A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and
Class F will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       F-1

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution

                                       F-2

date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New
York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of
Clearstream or Euroclear would be valued instead as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate

                                       F-3

            exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form):

                  (i)   stating the name, permanent residence address and
                        qualified intermediary employer identification number of
                        the qualified intermediary and the country under the
                        laws of which the qualified intermediary is created,
                        incorporated or governed;

                  (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required
                        under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                        Regulations;

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary
                        is not acting for its own account but is acting as a
                        qualified intermediary; and

                  (iv)  providing any other information, certifications, or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information and certifications described in
                        section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "nonqualified intermediary"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form):

                  (i)   stating the name and permanent residence address of the
                        nonqualified intermediary and the country under the laws
                        of which the nonqualified intermediary is created,
                        incorporated or governed;

                  (ii)  certifying that the nonqualified intermediary is not acting for its own account;

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that
                        is associated with the appropriate IRS Forms W-8 and W-9
                        required to substantiate exemptions from withholding on
                        behalf of such nonqualified intermediary's beneficial
                        owners; and

                  (iv)  providing any other information, certifications or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information, certifications, and statements
                        described in section 1.1441-1(e)(3)(iii) or (iv) of the
                        U.S. Treasury Regulations; or

      5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or

                                       F-4

            W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

          CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.
These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

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                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

     o    have its own series designation, and

     o    consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.
--------------------------------------------------------------------------------

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                                THE TRUST ASSETS:

The assets of each issuing entity will include--

     o    mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

     o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

     o    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.
--------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi monthly, quarterly, semi annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 19 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 9, 2007.

                                TABLE OF CONTENTS
                                -----------------

   The Investment Performance of Your Offered Certificates Will
      Depend Upon Payments, Defaults and Losses on the Underlying
      Mortgage Loans; and Those Payments, Defaults and Losses May Be
      Highly Unpredictable ....................................................    19
   Repayment of a Commercial or Multifamily Mortgage Loan Depends
      Upon the Performance and Value of the Underlying Real Property,
      Which May Decline Over Time, and the Related Borrower's Ability
      to Refinance the Property, of Which There Is No Assurance ...............    22
   The Various Types of Multifamily and Commercial Properties that
      May Secure Mortgage Loans Underlying a Series of Offered
      Certificates May Present Special Risks ..................................    29
   Any Analysis of the Value or Income Producing Ability of a
      Commercial or Multifamily Property Is Highly Subjective and
      Subject to Error ........................................................    51
   Borrower Concentration Within a Trust Exposes Investors to
      Greater Risk of Default and Loss ........................................    54
   Loan Concentration Within a Trust Exposes Investors to Greater
      Risk of Default and Loss ................................................    55
   Geographic Concentration Within a Trust Exposes Investors to
      Greater Risk of Default and Loss ........................................    55
   Changes in Pool Composition Will Change the Nature of Your
      Investment ..............................................................    55
   The Borrower's Form of Entity May Cause Special Risks and/or
      Hinder Recovery .........................................................    55
   Borrower Bankruptcy Proceedings Can Delay and Impair Recovery
      on a Mortgage Loan Underlying Your Offered Certificates .................    57
   Environmental Liabilities Will Adversely Affect the Value and
      Operation of the Contaminated Property and May Deter a Lender
      from Foreclosing ........................................................    58
   Lending on Condominium Units Creates Risks for Lenders That Are
      Not Present When Lending on Non-Condominiums ............................    59
   Lending on Ground Leases Creates Risks for Lenders That Are Not
      Present When Lending on an Actual Ownership Interest in a Real
      Property ................................................................    60
   Some Provisions in the Mortgage Loans Underlying Your Offered
      Certificates May Be Challenged as Being Unenforceable ...................    61
   Jurisdictions With One Action or Security First Rules and/or
      Anti-Deficiency Legislation May Limit the Ability of the
      Special Servicer to Foreclose on a Real Property or to Realize
      on Obligations Secured by a Real Property ...............................    62
   Additional Secured Debt Increases the Likelihood that a
      Borrower Will Default on a Mortgage Loan Underlying Your
      Offered Certificates; Co-Lender, Intercreditor and Similar
      Agreements May Limit a Mortgage Lender's Rights .........................    63
   With Respect to Certain Mortgage Loans Included in Our Trusts,
      the Mortgaged Property or Properties that Secure the Subject
      Mortgage Loan in the Trust Also Secure One or More Related
      Mortgage Loans That Are Not in the Trust; The Interests of the Holders of
      Those Non-Trust Mortgage Loans May Conflict with Your Interests .........    64
   Certain Aspects of Co-Lender, Intercreditor and Similar
      Agreements Executed in Connection with Mortgage Loans
      Underlying Your Offered Certificates May be Unenforceable ...............    64
   Mezzanine Debt May Reduce the Cash Flow Available to Reinvest
      in a Mortgaged Real Property and may Increase the Likelihood
      that a Borrower Will Default on a Mortgage Loan Underlying Your
      Offered Certificates ....................................................    65
   World Events and Natural Disasters Could Have an Adverse Impact
      on the Real Properties Securing the Mortgage Loans Underlying
      Your Offered Certificates and Consequently Could Reduce the
      Cash Flow Available to Make Payments on the Offered Certificates ........    65

                                       -2-

   Lack of Insurance Coverage Exposes a Trust to Risk for
      Particular Special Hazard Losses ........................................    66
   Changes in Zoning Laws May Adversely Affect the Use or Value of
      a Real Property .........................................................    67
   Redevelopment and Renovation at the Mortgaged Properties May
      Have Uncertain and Adverse Results ......................................    67
   Compliance with the Americans with Disabilities Act of 1990 May
      Be Expensive ............................................................    67
   Litigation and Other Legal Proceedings May Adversely Affect a
      Borrower's Ability to Repay Its Mortgage Loan ...........................    68
   Potential Conflicts of Interest Can Affect a Person's
      Performance .............................................................    68
   Property Managers and Borrowers May Each Experience Conflicts
      of Interest in Managing Multiple Properties .............................    69
   Adjustable Rate Mortgage Loans May Entail Greater Risks of
      Default to Lenders Than Fixed Rate Mortgage Loans .......................    69
   Limited Information Causes Uncertainty .....................................    69
   The Risk of Terrorism in the United States and Military Action
      May Adversely Affect the Value of the Offered Certificates and
      Payments on the Mortgage Assets .........................................    69
   Lack of Liquidity Will Impair Your Ability to Sell Your Offered
      Certificates and May Have an Adverse Effect on the Market Value
      of Your Offered Certificates ............................................    70
   The Market Value of Your Offered Certificates May Be Adversely
      Affected by Factors Unrelated to the Performance of Your
      Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand
      of CMBS Generally .......................................................    70
   Certain Classes of the Offered Certificates are Subordinate to,
      and are Therefore Riskier than, One or More Other Classes of
      Certificates of the Same Series .........................................    71
   Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May
      Be Insufficient to Make All Required Payments on Those
      Certificates ............................................................    71
   Any Credit Support for Your Offered Certificates May Be
      Insufficient to Protect You Against All Potential Losses ................    72
   The Interests of Certain Certificateholders With Rights and
      Powers Over Certain Servicing Actions and to Cure and Purchase
      Certain Mortgage Loans May Be in Conflict with the Interests of
      the Offered Certificateholders of the Same Series .......................    72
   Additional Compensation to the Master Servicer and the Special
      Servicer and Interest on Advances Will Affect Your Right to
      Receive Distributions on Your Offered Certificates ......................    73
   Inability to Replace the Master Servicer Could Affect
      Collections and Recoveries on the Mortgage Assets .......................    73
   Problems with Book-Entry Registration ......................................    73
   Taxes on Foreclosure Property Will Reduce Amounts Available to
      Make Payments on the Offered Certificates ...............................    74
   Residual Interests in a Real Estate Mortgage Investment Conduit

   Arrangements Providing Reinvestment, Interest Rate and Currency

                                       -3-

   Collection and Other Servicing Procedures with Respect to

   Matters Regarding the Master Servicer, the Special Servicer,

   Incorporation of Certain Documents by Reference; Reports Filed

   Other Factors Affecting Yield, Weighted Average Life and

                                       -4-

                                       -5-

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-141648. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -6-

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                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Citigroup Commercial Mortgage Securities
                                 Inc., the depositor with respect to each series
                                 of offered certificates. We are a special
                                 purpose Delaware corporation. Our principal
                                 offices are located at 388 Greenwich Street,
                                 New York, New York 10013. Our main telephone
                                 number is 212-816-6000. We are an indirect,
                                 wholly-owned subsidiary of Citigroup Global
                                 Markets Holdings Inc. and an affiliate of
                                 Citigroup Global Markets Inc. We will acquire
                                 the mortgage assets that are to back each
                                 series of offered certificates and transfer
                                 them to the issuing entity. See "Transaction
                                 Participants--The Depositor."

THE SPONSOR...................   Citigroup Global Markets Realty Corp., which is
                                 our affiliate, will be a sponsor with respect
                                 to each securitization transaction involving
                                 the issuance of a series of offered
                                 certificates, unless otherwise specified in the
                                 prospectus supplement. If and to the extent
                                 there are other sponsors with respect to any
                                 securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "Transaction
                                 Participants--The Sponsor."

THE ISSUING ENTITY............   The issuing entity with respect to each series
                                 of offered certificates will be a statutory
                                 trust or common law trust created at our
                                 direction. Each such trust will own and hold
                                 the related mortgage assets and be the entity
                                 in whose name the subject offered certificates
                                 are issued. See "Transaction Participants--The
                                 Issuing Entity."

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Citigroup Global Markets Realty
                                 Corp. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See
                                 "Transaction Participants--The Originators" and
                                 "Transaction Participants--The Sponsor." We
                                 will identify in the prospectus supplement for
                                 each series of offered certificates any
                                 originator or group of affiliated originators
                                 -- apart from a sponsor and/or its affiliates

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                                       -7-

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                                 -- that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. We will
                                 identify in the related prospectus supplement,
                                 with respect to each class of offered
                                 certificates, each applicable rating agency and
                                 the minimum rating to be assigned. Typically,
                                 the four highest rating categories, within
                                 which there may be sub-categories or gradations
                                 to indicate relative standing, signify
                                 investment grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors, to
                                 place some with investors outside the United
                                 States or to deliver some to the applicable
                                 seller as partial consideration for the related
                                 mortgage assets. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In

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                                       -8-

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                                 general, the trustee for a series of offered
                                 certificates will be responsible for, among
                                 other things, making payments and preparing and
                                 disseminating various reports to the holders of
                                 those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the applicable governing document(s)
                                 will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not
                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including the performance of
                                      work-outs and foreclosures with respect to
                                      those mortgage loans, and (b) real estate
                                      assets acquired as part of the related
                                      trust with respect to defaulted mortgage
                                      loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the applicable
                                 governing document(s) may also include a
                                 manager that will be responsible for performing
                                 various administrative duties with respect to
                                 those mortgage-backed securities. If the
                                 related trustee assumes those duties, however,
                                 there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for one
                                 of our trusts may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "Description of the Governing
                                 Documents."

                                 Any servicer, master servicer or special
                                 servicer for one of our trusts may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more sub-servicers. In the related prospectus
                                 supplement, we will identify any such
                                 sub-servicer that, at the time of initial
                                 issuance of the subject offered certificates,
                                 is (a) affiliated with us or with the

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                                       -9-

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                                 issuing entity or any sponsor for the subject
                                 securitization transaction or (b) services 10%
                                 or more of the related mortgage assets, by
                                 balance.

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The trust assets with respect to any series of
                                 offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 fee, leasehold or other interest(s) of the
                                 related borrower or another person in or with
                                 respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

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                                      -10-

--------------------------------------------------------------------------------

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

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                                      -11-

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                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage participation,
                                 mortgage pass-through certificate,
                                 collateralized mortgage obligation or other
                                 mortgage-backed security among the trust assets
                                 with respect to any series of offered
                                 certificates unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may include in
                                 the trust with respect to any series of offered
                                 certificates other asset classes, provided that
                                 such other asset classes in the aggregate will
                                 not exceed 10% by principal balance of the
                                 related asset pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 The trust assets with respect to a series of
                                 offered certificates will also include cash,
                                 including in the form of initial deposits and
                                 collections on the related mortgage assets and
                                 other related trust assets, bank accounts,
                                 permitted investments and, following
                                 foreclosure, acceptance of a deed in lieu of
                                 foreclosure or any

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                                      -12-

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                                 other enforcement action, real property and
                                 other collateral for defaulted mortgage loans.

                                 See "The Trust Fund."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be included in our trusts from Citigroup
                                 Global Markets Realty Corp. or another of our
                                 affiliates or from another seller of commercial
                                 and multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or exceed
                                 the initial total outstanding principal balance
                                 of the related series of certificates. If the
                                 total outstanding principal balance of the
                                 related mortgage assets initially delivered by
                                 us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, and if the subject
                                 securitization transaction contemplates a
                                 prefunding period, then we will deposit or
                                 arrange for the deposit of cash or liquid
                                 investments on an interim basis with the
                                 related trustee to cover the shortfall. For 90
                                 days -- or such other period as may be
                                 specified in the related prospectus supplement
                                 -- following the date of initial issuance of
                                 that series of certificates, which 90-day or
                                 other period will be the prefunding period, we
                                 or our designee will be entitled to obtain a
                                 release of the deposited cash or investments if
                                 we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall, any
                                 of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal balance
                                 of the related series of certificates, as
                                 described in the related prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

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                                      -13-

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                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 In addition, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our trusts may
                                 be obligated, under the circumstances described
                                 in that prospectus supplement, to sell on
                                 behalf of the trust a delinquent or defaulted
                                 mortgage asset.

                                 Further, if so specified under circumstances
                                 described in the related prospectus supplement,
                                 all of the remaining certificateholders of a
                                 given series of certificates, acting together,
                                 may exchange those certificates for all of the
                                 mortgage loans, REO properties and
                                 mortgage-backed securities remaining in the
                                 mortgage pool underlying those certificates.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller and/or another specified person or
                                 entity may make or assign to or for the benefit
                                 of one of our trusts various representations
                                 and warranties, or may be obligated to deliver
                                 to one of our trusts various documents, in
                                 either case relating to some or all of the
                                 mortgage assets transferred to that trust. Upon
                                 the discovery of a material breach of any such
                                 representation or warranty or a material defect
                                 with respect to those documents, in each case
                                 that is material and adverse in accordance with
                                 a standard set forth in the related prospectus
                                 supplement, we or such other party may be
                                 required, at our or its option, to either
                                 repurchase the affected mortgage asset(s) out
                                 of the related trust or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria set forth in the
                                 related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current rating assigned by any rating
                                 agency to any class of affected offered
                                 certificates.

CHARACTERISTICS OF
THE OFFERED CERTIFICATES......   As more particularly described under
                                 "Description of the Certificates--General" and
                                 "--Payments on the Certificates," an offered
                                 certificate may entitle the holder to receive:

                                 o    payments of interest;

                                 o    payments of principal;

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                                      -14-

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                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participation payments or any other
                                      specific items or amounts received on the
                                      related mortgage assets; and/or

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the same
                                 series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds.

                                 See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets by
                                 overcollateralization and/or excess cash flow
                                 or through the subordination of one or more
                                 other classes of certificates of the same
                                 series or by other types of credit support. The
                                 other types of credit support may include a
                                 letter of credit, a surety bond, an insurance
                                 policy, a guarantee or a reserve fund. We will
                                 describe the credit support,

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                                      -15-

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                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that credit support, in the related
                                 prospectus supplement. In addition, we will
                                 summarize in the related prospectus supplement
                                 how losses not covered by credit enhancement or
                                 support will be allocated to the subject series
                                 of offered certificates.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements,
                                      interest rate cap agreements and interest
                                      rate floor agreements; and

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "Risk Factors," "The Trust Fund" and
                                 "Description of Credit Support."

ADVANCES WITH RESPECT
TO THE MORTGAGE ASSETS........   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person may
                                 be obligated to make, or may have the option of
                                 making, advances with respect to those mortgage
                                 loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus

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                                      -16-

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                                 supplement. That party may also be entitled to
                                 receive interest on its advances for a
                                 specified period. See "Description of the
                                 Governing Documents--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets in any particular
                                      trust, thereby resulting in a termination
                                      of the trust, or

                                 o    that portion of the mortgage assets in any
                                      particular trust as is necessary or
                                      sufficient to retire one or more classes
                                      of offered certificates of the related
                                      series.

                                 See "Description of the
                                 Certificates--Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary or any other person
                                 investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you are
                                 encouraged to review with your legal advisor
                                 whether the purchase or holding of offered
                                 certificates could give rise to a transaction
                                 that is prohibited under the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended, or the Internal Revenue Code of 1986.
                                 See "ERISA Considerations."

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                                      -17-

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LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "Legal
                                 Investment."

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                                      -18-

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

                                       19

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you

                                       20

to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

                                       21

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

                                       22

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

     o    the successful operation and value of the related mortgaged property,
          and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

     See "--The Various Types of Multifamily and Commercial Properties that May
Secure Mortgage Loans Underlying a Series of Offered Certificates May Present
Special Risks" below.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

                                       23

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to

                                       24

have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements;

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the

                                       25

transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord

                                       26

may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

                                       27

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" below. Each income producing property represents a separate and distinct business venture; and, as
a

                                       28

result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE
MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES MAY PRESENT SPECIAL
RISKS

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties.

     Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

                                       29

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    local factory or other large employer closings;

     o    state and local regulations, which may affect the property owner's ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

                                       30

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.

                                       31

As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or

                                       32

sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

                                       33

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

                                       34

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

                                       35

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

                                       36

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building's compatibility with current business wiring requirements;

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner of the property.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.
In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                       37

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

                                       38

     o    quality and perception of the franchise affiliation;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

                                       39

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

     In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses.
There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with

                                       40

respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

     In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and
Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

     All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care

                                       41

providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    disruptions in payments;

     o    reimbursement policies;

     o    audits, which may result in recoupment of payments made or withholding of payments due;

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

     o    patient care liability claims, including those generated by the recent advent of the use of video surveillance, or "granny cams", by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

     o    shortages in staffing, increases in labor costs and labor disputes.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the

                                       42

false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

     The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.
For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

     The Deficit Reduction Act of 2006 ("DRA") is expected to increase government anti-fraud efforts. Among other things, the DRA requires organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1,
2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower's arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

     Each state also has a Medicaid Fraud Control Unit ("MFCU"), which typically operates as a division of the state Attorney General's Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state Attorney
General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

     Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility's age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

                                       43

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

                                       44

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

                                       45

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

                                       46

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied

                                       47

predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

                                       48

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether or not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

                                       49

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations

                                       50

may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

                                       51

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

     o    the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or

                                       52

a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

                                       53

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" above.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

                                       54

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.
Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not

                                       55

have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower's financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "Legal Aspects of Mortgage Loans--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common

                                       56

borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

                                       57

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for

                                       58

personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium

                                       59

association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the

                                       60

bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S.
Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1. was insolvent at the time of granting the lien,

          2. was rendered insolvent by the granting of the lien,

          3. was left with inadequate capital, or

          4. was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

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     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws

                                       62

may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure.
Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or "anti-deficiency" rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional
- and perhaps significant additional - delay and expense in foreclosing on the underlying real properties located in states affected by "one action", "security first" or "anti-deficiency" rules. See "Legal Aspects of Mortgage
Loans--Foreclosure--One Action and Security First Rules" and
"--Foreclosure--Anti-Deficiency Legislation".

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES; CO-LENDER, INTERCREDITOR
AND SIMILAR AGREEMENTS MAY LIMIT A MORTGAGE LENDER'S RIGHTS

     With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations."

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

     The existence of any additional secured indebtedness may adversely affect the related borrower's financial viability and/or the subject trust's security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

     In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

     o    grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

     o    limits modifications of the payment terms of the subject underlying mortgage loan; and or

     o    limits or delays enforcement actions with respect to the subject underlying mortgage loan.

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     See also "--With Respect to Certain Mortgage Loans Included in Our Trusts,
the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the
Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May
Conflict with Your Interests" below.

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS.

     One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations." Pursuant to one
or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer -- without cause -- with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination -- or, if applicable, any representative, designee or assignee thereof with respect to the particular right -- that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See "Description of the Governing
Documents--Servicing Mortgage Loans That Are Part of a Loan Combination."

CERTAIN ASPECTS OF CO-LENDER, INTERCREDITOR AND SIMILAR AGREEMENTS EXECUTED IN
CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE
UNENFORCEABLE

     One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with

                                       64

respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust -- directly or through an applicable servicer
-- will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle
Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United
States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

MEZZANINE DEBT MAY REDUCE THE CASH FLOW AVAILABLE TO REINVEST IN A MORTGAGED
REAL PROPERTY AND MAY INCREASE THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

     In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

     o    grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

     o    limits modifications of payment terms of the subject underlying mortgage loan; and/or

     o    limits or delays enforcement actions with respect to the subject underlying mortgage loan.

     Furthermore, mezzanine debt reduces the mezzanine borrower's indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the

                                       65

effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

                                       66

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES MAY HAVE UNCERTAIN AND
ADVERSE RESULTS

     Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

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LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that those legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately

                                       68

result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN
MANAGING MULTIPLE PROPERTIES.

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     o    the real properties may be managed by property managers that are affiliated with the related borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business

                                       69

segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

                                       70

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME
SERIES

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates of the same series,

     o    the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the related trust.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments

                                       71

on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INTERESTS OF CERTAIN CERTIFICATEHOLDERS WITH RIGHTS AND POWERS OVER CERTAIN
SERVICING ACTIONS AND TO CURE AND PURCHASE CERTAIN MORTGAGE LOANS MAY BE IN
CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS OF THE SAME SERIES

     The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

     The certificateholders and/or certificate owners possessing -- directly or through representatives -- the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-

                                       72

offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners -- directly or through representatives -- will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

                                       73

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

                                       74

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

                                       75

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the
"Glossary" attached to this prospectus.

                                 THE TRUST FUND

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

                                       76

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under "Risk Factors--The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

                                       77

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests."

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

                                       78

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.
Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

                                       79

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

                                       80

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act, or

     o    will be exempt from the registration requirements of that Act, or

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

                                       81

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days -- or such other period as may be specified in the related prospectus supplement --
following the date of initial issuance of that series of certificates, which
90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

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     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

     o    the term or duration of the prefunding period;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

     o    any limitation on the ability to add pool assets.

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

     In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in ether case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s)
with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

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     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     See also "Description of the Certificates--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    overcollateralization and/or excess cash flow;

     o    the subordination of one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

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ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

     Trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                            TRANSACTION PARTICIPANTS

THE SPONSOR

     Unless otherwise specified in the related prospectus supplement, Citigroup
Global Markets Realty Corp. ("CGMRC"), a New York corporation, will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with CGMRC will be described in the prospectus supplement.

     CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup
Financial Products Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York
10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604.
CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

     CGMRC's Commercial Real Estate Securitization Program.

     CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately

                                       85

$822 million, $1.23 billion, $1.91 billion, $3.24 billion and $5.76 billion of commercial mortgage loans in public offerings during the fiscal years 2002,
2003, 2004, 2005 and 2006, respectively.

     When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and
CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

     In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CGMRC. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

     In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions it participates
in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

     Underwriting Standards

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     General. Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC's underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer.
The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more--depending on loan size--specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real

                                       87

          property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

     However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     In addition, CGMRC may "normalize" operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a

                                       88

multifamily or commercial mortgage loan with a debt service coverage ratio below
1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process,
CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

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     Appraisals. CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase
II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

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     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CGMRC to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Standards" section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC's underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

THE DEPOSITOR

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.
Our telephone number is 212-816-6000.

     We do not have, and do not expect in the future to have, any significant assets.

     We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section
13(a) or 15(d) of the Exchange Act.

     We were organized, among other things, for the purposes of:

     o    acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

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     o    acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

     o    authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

     o    acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

     o    to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, however, it is expected that the functions and/or duties set out under this "--The Depositor" section will be performed by our agents or affiliates.

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THE ISSUING ENTITY

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of
New York or other jurisdiction specified in the related prospectus supplement.
As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

THE ORIGINATORS

     Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See "Transaction Participants--The Sponsor." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from a sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

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     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Transaction Participants--The Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

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     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the

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related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

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     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under "The Trust Fund--Mortgage
Loans--Loan Combinations." With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests."

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.
However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

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     We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

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     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

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     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that
Governing Document or series of offered certificates or the related trust.
However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document;
          or

     o    incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of , or reckless disregard of, obligations or duties on the part of the relevant party under that
          Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the
Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

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     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing
Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct any error or to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if

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          the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     6.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     7.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     8.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 4. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than
51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

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     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent or not to object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement.

     The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S.
or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $50,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

     The trustee for a series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

                                      104

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

     In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

RIGHTS, PROTECTIONS, INDEMNITIES AND IMMUNITIES OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

     The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document, or to make any investigation of matters arising under that
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that
Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

                                      105

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if, among other things--

     o    the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

     o    the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

     o    the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the related Governing Document certain reports or statements required under the related Governing Document and such failure continues unremedied for a period set forth in the related
          Governing Document after receipt of written notice by the trustee of such failure, or

     o    if the trustee fails to make certain distributions to the
          certificateholders required pursuant to the related Governing
          Document,

then we may remove the trustee and appoint a successor trustee acceptable to the master servicer and the rating agencies by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related
Governing Document and in and to the related trust assets will be terminated,

                                      106

other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

     The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

                                      107

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

                                      108

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC..

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

                                      109

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions on, and the periodic distribution date for, that series,

     o    the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days--generally not more than five--prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     o    any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

                                      110

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

                                      111

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

                                      112

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.
If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater

                                      113

than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

                                      114

     Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

     See "Description of Credit Support."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "Available
Information."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished

                                      115

pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal
Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

                                      116

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

                                      117

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool - or, in the case of a master trust, of the particular series in which the class was issued - is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg, for
so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars.

                                      118

Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in
Luxembourg. It is subject to regulation by the Commission de Surveillance du
Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's
U.S. customers are limited to securities brokers and dealers, and banks.
Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of
Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC

                                      119

has no knowledge of the actual beneficial owners of the book-entry certificates.
DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

                                      120

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

                                      121

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

                                      122

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

     o    payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

                                      123

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

                                      124

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for

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single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all,

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at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    overcollateralization and/or excess cash flow;

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related

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mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

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LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

INSURANCE POLICIES, SURETY BONDS AND GUARANTEES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

     Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "The Trust Fund--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

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     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for

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payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

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     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

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     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

                                      135

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

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     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

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     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property.
Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance

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charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

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     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

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ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of

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RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

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     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that
Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

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SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping

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centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable."
In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

     In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The

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government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors.

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal
Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

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     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and
Other Tax Consequences."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "The Trust Fund--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

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REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the
REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

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     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC

                                      149

election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things,
REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

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     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is

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unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

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     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be

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accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC
IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing

                                      154

instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of
Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report

                                      156

states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to
REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

                                      157

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

                                      158

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate

                                      159

received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

                                      160

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

                                      161

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

                                      162

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such

                                      163

          transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

                                      164

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

                                      165

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income over such specified amount, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

     The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii)
reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

                                      166

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of

                                      167

          the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other permitted investments,

                                      168

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

                                      169

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

                                      170

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

                                      171

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

                                      172

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

                                      173

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

                                      174

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

                                      175

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The Economic Growth and Tax Relief
Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in
2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

                                      176

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage

                                      177

loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

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     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

                                      179

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal

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Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

                                      181

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under

                                      182

circumstances that are not default related. See "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by

                                      183

individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

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     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State

                                      185

tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts,
Keogh plans and other I.R.C. Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

                                      186

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by
Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not
significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o    provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then

                                      187

the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series

                                      188

may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.
It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the
Underwriter Exemption to a predecessor in interest to Citigroup Global Markets
Inc. Subject to the satisfaction of the conditions specified in the Underwriter
Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global
          Markets Inc. or any person affiliated with Citigroup Global Markets
          Inc., such as particular classes of the offered certificates.

     Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

                                      189

INELIGIBLE PURCHASERS

     Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such
Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue Code.

CONSULTATION WITH COUNSEL

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that
Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                      190

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                      191

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as
"commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities, unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates are encouraged review the "Supervisory Policy Statement on
Investment Securities and End-User Derivatives Activities" of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

                                      192

     Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an

                                      193

offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of

                                      194

offered certificates. Holders of offered certificates are encouraged consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Citigroup Global Markets Inc.
is our affiliate and an affiliate of CGMRC.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

                                      195

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      196

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "DRA" means the Deficit Reduction Act of 2006.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "EPA" means the Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                      197

     "ERISA Plan" means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ECSPLC" means Euroclear Clearance System Public Limited Company.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

                                      198

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                      199

     "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction
Exemption 2000-58 and Prohibited Transaction Exemption 2002-41.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

                                      200

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                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

      The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CGCMT
2007-C6 Annex A.xls," a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-5 to,
this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

____________________
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

Important Notice About the Information Contained in this Offering

ANNEX A-1 -- Characteristics of the Underlying Mortgage Loans and
  the Mortgaged Real Properties ...........................................A-1-1
ANNEX A-2 -- Summary Characteristics of the Underlying Mortgage Loans
  and the Mortgaged Real Properties .......................................A-2-1
ANNEX A-3 -- Summary Characteristics of the Underlying Mortgage Loans in
  Loan Group No. 1 and the Related Mortgaged Real Properties ..............A-3-1
ANNEX A-4 -- Summary Characteristics of the Underlying Mortgage Loans in
  Loan Group No. 2 and the Related Mortgaged Real Properties ..............A-4-1
ANNEX A-5 -- Characteristics of the Multifamily, Manufactured Housing
  Community and Mixed Use Mortgaged Real Properties .......................A-5-1
ANNEX B -- Description of Ten Largest Mortgage Loans and/or Groups of
  Cross-Collateralized Mortgage Loans .......................................B-1
ANNEX C-1 -- Yield Tables .................................................C-1-1
ANNEX C-2 -- Decrement Tables .............................................C-2-1

      Until October 25, 2007, all dealers that effect transactions in the
Offered Certificates, whether or not participating in this offering, may be required to deliver this Prospectus Supplement and the accompanying Base
Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this Prospectus Supplement and the accompanying Base
Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

================================================================================

================================================================================

                                 $3,999,345,000
                                  (APPROXIMATE)

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2007-C6

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C6

CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-3B, CLASS A-SB, CLASS A-4, CLASS A-1A,
 CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS X

                              PROSPECTUS SUPPLEMENT

CITI CAPMARK SECURITIES INC. PNC CAPITAL MARKETS LLC BANC OF AMERICA SECURITIES
                            LLC LEHMAN BROTHERS INC.

                                 JULY 25, 2007

================================================================================